UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Jazz Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PROXY STATEMENT/PROSPECTUS

To the stockholders of Jazz Pharmaceuticals, Inc.:

You are cordially invited to attend a special meeting of the stockholders of Jazz Pharmaceuticals, Inc. to be held on Monday, December 12, 2011 at 10:00 a.m. local time, at the principal executive offices of Jazz Pharmaceuticals, located at 3180 Porter Drive, Palo Alto, California 94304. Only stockholders who held shares of Jazz Pharmaceuticals common stock at the close of business on November 4, 2011 will be entitled to vote at the special meeting and at any adjournments and postponements thereof.

As previously announced, on September 19, 2011, Jazz Pharmaceuticals entered into an Agreement and Plan of Merger and Reorganization, which is referred to as the merger agreement, with Azur Pharma Limited (subsequently re-registered as Azur Pharma Public Limited Company), which is referred to as Azur Pharma, Jaguar Merger Sub Inc., which is referred to as merger sub, and Seamus Mulligan as the indemnitors’ representative, under which merger sub will merge with and into Jazz Pharmaceuticals, with Jazz Pharmaceuticals surviving as a wholly-owned subsidiary of Azur Pharma (referred to as the merger). Prior to the completion of the merger, Azur Pharma will carry out a reorganization that changes the capital structure of Azur Pharma for the purposes of the merger and Azur Pharma will be renamed Jazz Pharmaceuticals plc (Azur Pharma, following the completion of the reorganization, is referred to as New Jazz). A complete copy of the merger agreement is attached as Annex A to this proxy statement/prospectus.

At the effective time of the merger, among other things, each share of Jazz Pharmaceuticals’ common stock then issued and outstanding will be canceled and automatically converted into and become the right to receive one New Jazz ordinary share. Immediately following the merger, the former securityholders of Jazz Pharmaceuticals will own slightly under 80% of the fully-diluted capitalization of New Jazz, with the historic Azur Pharma shareholders owning slightly over 20%, as calculated and adjusted in accordance with schedule 1 of the merger agreement. For U.S. federal income tax purposes, Jazz Pharmaceuticals expects that generally, a U.S. stockholder of Jazz Pharmaceuticals should recognize (and be taxable on) gain, if any, but not loss, on the receipt of New Jazz ordinary shares in exchange for Jazz Pharmaceuticals common stock in the merger. The New Jazz ordinary shares are expected to be listed on The NASDAQ Global Market under the symbol “JAZZ” following the merger.

Jazz Pharmaceuticals is soliciting proxies for use at a special meeting of its stockholders to consider and vote upon (i) a proposal to adopt the merger agreement and approve the merger, which is referred to as Proposal 1; (ii) a proposal to approve, on an advisory basis, certain compensatory arrangements between Jazz Pharmaceuticals and its named executive officers relating to the merger contemplated by the merger agreement, which is referred to as Proposal 2; (iii) a proposal to approve the Jazz Pharmaceuticals, Inc. 2011 Equity Incentive Plan, which is referred to as Proposal 3; (iv) a proposal to approve the amendment and restatement of the Jazz Pharmaceuticals, Inc. 2007 Employee Stock Purchase Plan, which is referred to as Proposal 4; (v) a proposal to approve the creation or increase of “distributable reserves” of New Jazz, which are required under Irish law in order for New Jazz to make distributions and pay dividends and to repurchase or redeem shares in the future, which is referred to as Proposal 5; and (vi) a proposal for an adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the merger agreement and approve the merger, which is referred to as Proposal 6. More information about Jazz Pharmaceuticals, Azur Pharma and the proposed reorganization and merger is contained in this proxy statement/prospectus. The Jazz Pharmaceuticals board of directors urges all Jazz Pharmaceuticals stockholders to read this proxy statement/prospectus and the documents included with this proxy statement/prospectus, including the Annexes, or incorporated by reference in this proxy statement/prospectus carefully and in their entirety. In particular, the Jazz Pharmaceuticals board of directors urges you to read carefully “Risk Factors” beginning on page 19 of this proxy statement/prospectus.

After careful consideration, the Jazz Pharmaceuticals board of directors has approved and declared advisable the merger agreement and the merger, and has determined that the merger agreement and the merger are fair to and in the best interests of Jazz Pharmaceuticals and its stockholders. The board of directors of Jazz Pharmaceuticals recommends that you vote “FOR” the adoption of the merger agreement and approval of the merger, and “FOR” the other proposals described in this proxy statement/prospectus. Stockholder approval of the adoption of the merger agreement is necessary to complete the merger.

Your vote is very important. Whether or not you expect to attend the special meeting, please vote as soon as possible by following the instructions in this proxy statement/prospectus to make sure that your shares are represented at the special meeting. In this regard, your failure to vote your shares at the special meeting (or to instruct your broker on how to vote your shares at the special meeting) will have the same effect as a vote against the proposal to adopt the merger agreement and approve the merger.

We strongly support the merger and enthusiastically recommend that you vote in favor of the proposals presented to you for approval at the special meeting. Thank you for your continued support of Jazz Pharmaceuticals.

Very truly yours,

Bruce C. Cozadd

Chairman and Chief Executive Officer

Jazz Pharmaceuticals, Inc.

This proxy statement/prospectus refers to important business and financial information about Jazz Pharmaceuticals that is not included in or delivered with this proxy statement/prospectus. Such information is available without charge to Jazz Pharmaceuticals stockholders upon written or oral request at the following address: Jazz Pharmaceuticals, Inc., Attn: Investor Relations, 3180 Porter Drive, Palo Alto, CA 94304, or by telephone at (650) 496-3777. To obtain timely delivery, Jazz Pharmaceuticals stockholders must request the information no later than five business days before the date of the Jazz Pharmaceuticals special meeting, or no later than December 5, 2011.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For the avoidance of doubt, this proxy statement/prospectus is not intended to be and is not a prospectus for the purposes of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland (the “2005 Act”), the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland or the Prospectus Rules issued under the 2005 Act, and the Central Bank of Ireland has not approved this document.

This proxy statement/prospectus is dated November 10, 2011, and is first being mailed to the Jazz Pharmaceuticals stockholders on or about November 10, 2011.

JAZZ PHARMACEUTICALS, INC.

3180 Porter Drive

Palo Alto, California 94304

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 12, 2011

To the Stockholders of Jazz Pharmaceuticals, Inc.:

A special meeting of stockholders of Jazz Pharmaceuticals, Inc., a Delaware corporation, will be held on Monday, December 12, 2011, at 10:00 a.m. local time at the offices of Jazz Pharmaceuticals located at 3180 Porter Drive, Palo Alto, California 94304 for the following purposes:

1.	To consider and vote upon a proposal to adopt the Agreement and Plan of Merger and Reorganization, dated as of September 19, 2011, by and among Jazz Pharmaceuticals, Azur Pharma, Jaguar Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Azur Pharma, and Seamus Mulligan, solely in his capacity as the representative for the Azur Pharma securityholders, and to approve the merger contemplated thereby.

2.	To consider and vote upon a proposal to approve, on an advisory basis, certain compensatory arrangements between Jazz Pharmaceuticals and its named executive officers relating to the merger contemplated by the merger agreement, as described in this proxy statement/prospectus.

3.	To consider and vote upon a proposal to approve the Jazz Pharmaceuticals, Inc. 2011 Equity Incentive Plan.

4.	To consider and vote upon a proposal to approve the amendment and restatement of the Jazz Pharmaceuticals, Inc. 2007 Employee Stock Purchase Plan.

5.	To consider and vote upon a proposal to approve the creation or increase of “distributable reserves” of New Jazz, which are required under Irish law in order to allow New Jazz to make distributions and to pay dividends and repurchase or redeem shares following completion of the merger.

6.	To consider and vote upon an adjournment of the Jazz Pharmaceuticals special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes at the time of the Jazz Pharmaceuticals special meeting to adopt the merger agreement and approve the merger.

7.	To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The above matters are more fully described in this proxy statement/prospectus, which also includes, as Annex A, the complete text of the merger agreement. The record date for the special meeting is November 4, 2011. Only stockholders of record at the close of business on that date may vote at the special meeting or any adjournment thereof. We urge you to read carefully this proxy statement/prospectus in its entirety, including the Annexes, and the documents incorporated by reference in this proxy statement/prospectus. In particular, we urge you to read carefully “Risk Factors” beginning on page 19 of this proxy statement/prospectus.

The affirmative vote of the holders of at least a majority of the shares of Jazz Pharmaceuticals common stock outstanding on the record date for the special meeting is required for approval of Proposal 1. Approval of Proposals 3, 4, 5 and 6 requires an affirmative vote from the holders of at least a majority of the shares of Jazz Pharmaceuticals common stock represented either in person or by proxy at the special meeting and entitled to vote. Approval of Proposal 2 requires an affirmative vote from the holders of at least a majority of the shares of Jazz Pharmaceuticals common stock represented either in person or by proxy at the special meeting and entitled to vote, although such vote will not be binding on Jazz Pharmaceuticals.

Your proxy is being solicited by the board of directors of Jazz Pharmaceuticals. After careful consideration, the Jazz Pharmaceuticals board of directors has approved and declared advisable the merger agreement and the merger, and has determined that the merger agreement and the merger are fair to and in the best interests of Jazz Pharmaceuticals and its stockholders. The board of directors of Jazz Pharmaceuticals recommends that you vote “FOR” the adoption of the merger agreement and approval of the merger, and “FOR” each of the other proposals set forth above.

By Order of the Board of Directors,

Senior Vice President, General Counsel

and Corporate Secretary

Palo Alto, California

November 10, 2011

You are cordially invited to attend the special meeting in person. Whether or not you expect to attend the special meeting, please vote as soon as possible. You may vote your shares over the telephone or the internet. You may also submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from that record holder.

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QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTIONS

The following are answers to some of the questions you may have as a stockholder of Jazz Pharmaceuticals. These questions and answers only highlight some of the information contained in this proxy statement/prospectus. They may not contain all the information that is important to you. You should read carefully this entire proxy statement/prospectus, including the Annexes and the documents incorporated by reference into this proxy statement/prospectus, to understand fully the proposed transactions and the voting procedures for the Jazz Pharmaceuticals special meeting of stockholders. All references in this proxy statement/prospectus to “Jazz Pharmaceuticals” refer to Jazz Pharmaceuticals, Inc., a Delaware corporation; all references in this proxy statement/prospectus to “Azur Pharma” refer to Azur Pharma Public Limited Company, a public limited company formed under the laws of Ireland that was re-registered as a public limited company from a private limited liability company formerly known as Azur Pharma Limited; all references in this proxy statement/prospectus to “New Jazz” refer to Azur Pharma following the completion of the reorganization described in this proxy statement/prospectus; all references in this proxy statement/prospectus to “New Jazz ordinary shares” refer to the ordinary shares of Azur Pharma following the completion of the reorganization described in this proxy statement/prospectus; all references in this proxy statement/prospectus to “merger sub” refer to Jaguar Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Azur Pharma; all references to the “merger agreement” refer to the Agreement and Plan of Merger and Reorganization, dated as of September 19, 2011, by and among Jazz Pharmaceuticals, Azur Pharma, merger sub and Seamus Mulligan, solely in his capacity as the representative for the Azur Pharma securityholders, a copy of which is included as Annex A to this proxy statement/prospectus; all references in this proxy statement/prospectus to the “closing” refer to the closing of the merger, and the date on which the closing occurs is referred to as the “closing date”; and all references in this proxy statement/prospectus to the “effective time” refer to effective time of the consummation of the merger, which will occur when the certificate of merger is filed with the Secretary of State of the State of Delaware (or at such later time as may be agreed by the parties and specified in the certificate of merger) immediately following the closing. Unless otherwise indicated, all references to “dollars” or “$” in this proxy statement/prospectus are references to U.S. dollars, and all references to “Euros” or “€” in this proxy statement/prospectus are references to the legal currency of those members of the European Union that have adopted the Euro as their national currency.

Q:	Why am I receiving this proxy statement/prospectus?

A:	This proxy statement/prospectus is being provided to Jazz Pharmaceuticals stockholders as part of a solicitation of proxies by the Jazz Pharmaceuticals board of directors for use at the special meeting of Jazz Pharmaceuticals stockholders, which is referred to in this proxy statement/prospectus as the “special meeting,” and at any adjournments or postponements of such meeting. In addition, this proxy statement/prospectus constitutes a prospectus for New Jazz in connection with the issuance by New Jazz of ordinary shares and the assumption and conversion of Jazz Pharmaceuticals warrants in connection with the merger. This proxy statement/prospectus also provides Jazz Pharmaceuticals stockholders with information they need to be able to vote or instruct their vote to be cast at the special meeting.

Q:	What are the proposals on which I am being asked to vote?

A:	There are six matters scheduled for a vote at the Jazz Pharmaceuticals special meeting:

•	Proposal to adopt the merger agreement and approve the merger (Proposal 1);

•

Proposal to approve, on an advisory basis, certain compensatory arrangements between Jazz Pharmaceuticals and its named executive officers relating to the merger contemplated by the merger agreement (Proposal 2);

•	Proposal to approve the Jazz Pharmaceuticals, Inc. 2011 Equity Incentive Plan (Proposal 3);

•	Proposal to approve the amendment and restatement of the Jazz Pharmaceuticals, Inc. 2007 Employee Stock Purchase Plan (Proposal 4);

•	Proposal to approve the creation or increase of “distributable reserves” of New Jazz (Proposal 5); and

•

Proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger (Proposal 6).

Q:	What are the reorganization and merger?

A:	Prior to the effective time, Azur Pharma will carry out a reorganization of its capital structure, which is referred to in this proxy statement/prospectus as the “reorganization.” The reorganization consists of a series of corporate actions as a result of which: (i) Azur Pharma has become a public limited company and will be renamed Jazz Pharmaceuticals plc, with an authorized share capital denominated in dollars (in addition to Euro-denominated share capital required for the re-registration of Azur Pharma as a public limited company under the Irish Companies Acts of 1963 to 2009, which are referred to in this proxy statement/prospectus as the Companies Acts, which are held by a nominee and which have no voting or dividend rights and a limited right to a return of capital on a winding-up of Azur Pharma); and (ii) the number of Azur Pharma ordinary shares held by the Azur Pharma shareholders will be reduced such that, after giving effect to the issuance of the merger consideration to the Jazz Pharmaceuticals stockholders, Azur Pharma’s shareholders would own slightly over 20% of the fully-diluted capitalization of New Jazz, as calculated and adjusted in accordance with schedule 1 of the merger agreement.

Following the completion of the reorganization and assuming the satisfaction (or waiver, to the extent permissible) of the closing conditions, merger sub will merge with and into Jazz Pharmaceuticals, with Jazz Pharmaceuticals as the surviving corporation becoming a wholly-owned subsidiary of Azur Pharma. At the effective time, among other things, (i) each share of Jazz Pharmaceuticals common stock then issued and outstanding will be canceled and automatically converted into and become the right to receive one ordinary share of New Jazz and (ii) each outstanding warrant to acquire Jazz Pharmaceuticals’ common stock will be converted into a warrant to acquire, on substantially the same terms and conditions as were applicable under such warrant before the effective time, the number of New Jazz ordinary shares equal to the number of shares of Jazz Pharmaceuticals common stock otherwise purchasable pursuant to such warrant. Upon consummation of the merger, the securityholders of Jazz Pharmaceuticals immediately prior to the effective time would own slightly under 80% of the fully-diluted capitalization of New Jazz, as calculated and adjusted in accordance with schedule 1 of the merger agreement.

Q:	What are Jazz Pharmaceuticals’ reasons for the merger?

A:	Jazz Pharmaceuticals believes that the merger is likely to result in significant strategic and financial benefits to New Jazz, which would accrue to the Jazz Pharmaceuticals stockholders as stockholders of New Jazz, including that New Jazz would have a diversified portfolio of 12 marketed central nervous system and women’s health products, with a combined field sales force of over 200 sales representatives. Jazz Pharmaceuticals also believes New Jazz will have a strong overall financial position, with expected revenues of over $475 million and cash generation of over $200 million in the first 12 months after closing of the transaction, no debt and an efficient corporate structure based in Ireland. See “The Reorganization and the Merger—Jazz Pharmaceuticals’ Reasons for the Merger and Recommendations of Jazz Pharmaceuticals’ Board of Directors.”

Q:	Why am I being asked to approve, on an advisory basis, certain merger-related compensatory arrangements between Jazz Pharmaceuticals and its named executive officers?

A:

The Jazz Pharmaceuticals board of directors has amended certain options held by non-employee directors and executive officers to fully accelerate the vesting of such options so that such individuals will have the opportunity to exercise such options before the closing and avoid application of certain excise taxes that would otherwise be applied to such options on the closing date. See “The Reorganization and the Merger—Interests of Certain Persons in the Merger—Management—Jazz Pharmaceuticals—Merger-Related

Compensation.” Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, which is referred to in this proxy statement/prospectus as the “Dodd-Frank Act,” and section 14A of the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement/prospectus as the “Exchange Act,” Jazz Pharmaceuticals stockholders are entitled to vote to approve, on an advisory basis, the compensation of the named executive officers of Jazz Pharmaceuticals that is based on or otherwise relates to the merger as disclosed in this proxy statement/prospectus, which consists of the compensation resulting from the acceleration of such options. See “Stockholder Advisory Vote on Certain Compensatory Arrangements.”

Approval by the Jazz Pharmaceuticals stockholders of the compensation resulting from the acceleration of options held by Jazz Pharmaceuticals executive officers is not a condition to completion of the merger. In addition, because the vote is advisory in nature, it will not be binding on Jazz Pharmaceuticals. The merger-related compensation is a contractual obligation of Jazz Pharmaceuticals to each of the named executive officers of Jazz Pharmaceuticals. Thus, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the conditions applicable thereto, if the merger is approved. For a more complete discussion of the compensation that Jazz Pharmaceuticals’ named executive officers may receive in connection with the merger, see “The Reorganization and the Merger—Interests of Certain Persons in the Merger—Management—Jazz Pharmaceuticals—Merger-Related Compensation” and “Stockholder Advisory Vote on Certain Compensatory Arrangements.”

Q:	Why am I being asked to approve the Jazz Pharmaceuticals, Inc. 2011 Equity Incentive Plan?

A:	If the Jazz Pharmaceuticals, Inc. 2011 Equity Incentive Plan, which is referred to in this proxy statement/prospectus as the “2011 Equity Plan,” is approved by the Jazz Pharmaceuticals stockholders and the merger is consummated, the 2011 Equity Plan will become effective immediately prior to the effective time and will be assumed by New Jazz at the effective time, and will be used to grant awards to employees of New Jazz and subsidiaries of New Jazz after completion of the merger. The Jazz Pharmaceuticals board of directors believes that the approval of the 2011 Equity Plan is necessary to enable New Jazz to continue to grant stock options and other awards to its employees and the employees of the subsidiaries of New Jazz at levels reasonably necessary to attract, retain and motivate talent after completion of the merger. The 2011 Equity Plan will also allow New Jazz to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of employees of New Jazz and its subsidiaries, and to provide long term incentives that align the interests of employees with the interests of New Jazz shareholders. See “Approval of the Jazz Pharmaceuticals, Inc. 2011 Equity Incentive Plan—Reasons to Approve the 2011 Equity Plan.”

Q:	Why am I being asked to approve the amendment and restatement of the Jazz Pharmaceuticals, Inc. 2007 Employee Stock Purchase Plan?

A:	If the Amended and Restated Jazz Pharmaceuticals, Inc. 2007 Employee Stock Purchase Plan is approved by the Jazz Pharmaceuticals stockholders and the merger is consummated, it will become effective immediately prior to the effective time and will be assumed by New Jazz at the effective time, and may be used to grant purchase rights to employees of New Jazz and its designated subsidiaries after completion of the merger. The Jazz Pharmaceuticals board of directors believes that the approval of the Amended and Restated Jazz Pharmaceuticals, Inc. 2007 Employee Stock Purchase Plan is necessary to enable New Jazz to continue to grant purchase rights to its employees and the employees of its designated subsidiaries, and that the availability of an adequate reserve of shares under the Amended and Restated Jazz Pharmaceuticals, Inc. 2007 Employee Stock Purchase Plan is an important factor in attracting, retaining and motivating qualified employees after completion of the merger and in aligning their long-term interests with those of New Jazz shareholders. See “Approval of the Amendment and Restatement of the Jazz Pharmaceuticals, Inc. 2007 Employee Stock Purchase Plan—Reasons to Approve the Amended ESPP.”

Q:	Why am I being asked to approve the distributable reserves proposal?

A:	Under Irish law, dividends may only be paid (and share repurchases must generally be funded) out of “distributable reserves.” New Jazz may not have distributable reserves immediately following the completion of the merger. Please see “Creation or Increase of Distributable Reserves of New Jazz” on page 160 of this proxy statement/prospectus. Although there are no current plans to cause New Jazz to pay any dividends or to repurchase New Jazz ordinary shares for cash following the merger, Jazz Pharmaceuticals stockholders are being asked to approve the creation or increase of distributable reserves of New Jazz (through the reduction of the share premium account of New Jazz) in order to permit New Jazz to complete one of the steps necessary to enable it to pay dividends and repurchase or redeem shares after the merger. The shareholders of Azur Pharma will have approved the creation or increase of distributable reserves of New Jazz prior to the closing of the merger.

The approval of the distributable reserves proposal is not a condition to the consummation of the merger. Accordingly, if the Jazz Pharmaceutical stockholders approve the merger but do not approve the distributable reserves proposal, and the merger is consummated, New Jazz may not have sufficient distributable reserves to pay dividends or purchase or redeem shares following the merger if it would otherwise wish to do so. In addition, the creation or increase of distributable reserves requires the approval of the Irish High Court. Although New Jazz is not aware of any reason why the Irish High Court would not approve the creation or increase of distributable reserves, the issuance of the required order is a matter for the discretion of the Irish High Court and there is no guarantee that such approval will be obtained. Please see “Risk Factors” and “Creation or Increase of Distributable Reserves of New Jazz.”

Q:	What are the voting recommendations of the Jazz Pharmaceuticals board of directors?

A:	After careful consideration, the Jazz Pharmaceuticals board of directors has approved and declared advisable the merger agreement and merger, and has determined that the merger agreement and the merger are fair to and in the best interests of Jazz Pharmaceuticals and its stockholders. The Jazz Pharmaceuticals board of directors recommends that you vote your shares:

•	“For” approval of the adoption of the merger agreement and approval of the merger (Proposal 1);

•

“For” approval, on an advisory basis, of certain compensatory arrangements between Jazz Pharmaceuticals and its named executive officers relating to the merger contemplated by the merger agreement (Proposal 2);

•	“For” approval of the Jazz Pharmaceuticals, Inc. 2011 Equity Incentive Plan (Proposal 3);

•	“For” approval of the amendment and restatement of the Jazz Pharmaceuticals, Inc. 2007 Employee Stock Purchase Plan (Proposal 4);

•	“For” approval of the creation or increase of “distributable reserves” of New Jazz (Proposal 5); and

•

“For” adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger (Proposal 6).

Q:	How many shares will Jazz Pharmaceuticals’ executive officers and directors be entitled to vote at the special meeting? Do you expect them to vote in favor of the proposals?

A:	As of the record date, Jazz Pharmaceuticals’ executive officers and directors, together with the stockholders with which certain of Jazz Pharmaceuticals’ directors are affiliated or associated, had the right to vote approximately 18,559,865 shares of Jazz Pharmaceuticals common stock, representing approximately 44% of the Jazz Pharmaceuticals common stock then outstanding and entitled to vote at the special meeting. Jazz Pharmaceuticals expects that its executive officers and directors, and the stockholders with which certain of Jazz Pharmaceuticals’ directors are affiliated or associated, will vote “For” each of the proposals described in the question above.

In addition, certain of the stockholders with which certain of Jazz Pharmaceuticals’ directors are affiliated or associated entered into voting agreements with Jazz Pharmaceuticals and Azur Pharma pursuant to which these stockholders agreed, among other things, to vote their shares of Jazz Pharmaceuticals common stock in favor of the adoption of the merger agreement and approval of the merger, and in favor of any proposal to adjourn or postpone the special meeting to a later date if there are not sufficient votes in favor of the adoption of the merger agreement. These stockholders also granted Azur Pharma irrevocable proxies to vote their shares of Jazz Pharmaceuticals common stock in favor of, among other things, the adoption of the merger agreement and approval of the merger, and any proposal to adjourn or postpone the special meeting to a later date if there are not sufficient votes in favor of the adoption of the merger agreement and approval of the merger. Approximately 18,181,395 shares of Jazz Pharmaceuticals common stock, which represent approximately 43% of the outstanding shares of Jazz Pharmaceuticals common stock as of the record date, are subject to these voting agreements and irrevocable proxies. For more information regarding the voting agreements, see the section entitled “Other Related Agreements—The Voting Agreements” on page 136 of this proxy statement/prospectus.

Q:	What will the Jazz Pharmaceuticals stockholders receive as consideration in the merger?

A:	If the merger is consummated, each share of Jazz Pharmaceuticals common stock issued and outstanding immediately prior to the effective time will be canceled and automatically converted into and become the right to receive one ordinary share of New Jazz. The one-for-one conversion ratio, which is referred to in this proxy statement/prospectus as the “exchange ratio,” is fixed. The change in Azur Pharma’s capitalization in the reorganization will result in the Jazz Pharmaceuticals securityholders owning slightly under 80% of the fully-diluted capitalization of New Jazz immediately following the consummation of the merger, as calculated and adjusted in accordance with schedule 1 of the merger agreement. The exchange ratio will not fluctuate up or down based on the market price of a share of Jazz Pharmaceuticals common stock prior to the merger. Following the merger, Jazz Pharmaceuticals common stock will be delisted from The NASDAQ Global Market, which is referred to in this proxy statement/prospectus as “NASDAQ.” There are no plans to publicly list the warrants to purchase New Jazz ordinary shares into which outstanding warrants to purchase Jazz Pharmaceuticals common stock will be converted in the merger. The New Jazz ordinary shares to be issued to the Jazz Pharmaceuticals stockholders will be registered with the U.S. Securities and Exchange Commission, which is referred to in this proxy statement/prospectus as the “SEC,” and are expected to be listed and traded on NASDAQ under the symbol “JAZZ,” the same NASDAQ trading symbol currently used for Jazz Pharmaceuticals common stock.

Q:	What percentage of New Jazz ordinary shares will the Jazz Pharmaceuticals securityholders and Azur Pharma shareholders own following the proposed transactions?

A:	Immediately following the merger, the former securityholders of Jazz Pharmaceuticals will own slightly under 80% of the fully-diluted capitalization of New Jazz, with the historic Azur Pharma shareholders owning slightly over 20%, as calculated and adjusted in accordance with schedule 1 of the merger agreement. See the description of the reorganization formula under the section entitled “The Reorganization and the Merger—The Reorganization of Azur Pharma.”

Q:	Are the Azur Pharma shareholders receiving any other consideration in connection with the proposed transactions?

A:	No.

Q:	How are Jazz Pharmaceuticals stock options treated in the merger?

A:

At the effective time, each outstanding option under the Jazz Pharmaceuticals equity incentive plans will be converted into an option to acquire, on substantially the same terms and conditions as were applicable under such option immediately prior to the merger, the number of New Jazz ordinary shares equal to the number of shares of Jazz Pharmaceuticals common stock subject to such option immediately prior to the effective time, at an exercise price per New Jazz ordinary share equal to the exercise price per share of Jazz Pharmaceuticals common stock otherwise purchasable pursuant to such option.

Q:	How are Jazz Pharmaceuticals equity awards treated in the merger?

A:	At the effective time, each other equity award that is outstanding under the Jazz Pharmaceuticals equity incentive plans will be converted into a right to receive, on substantially the same terms and conditions as were applicable under such equity award immediately prior to the effective time, the number of New Jazz ordinary shares equal to the number of shares of Jazz Pharmaceuticals common stock subject to such equity award immediately prior to the effective time. The other equity awards expected to be outstanding as of the effective time are purchase rights under ongoing offerings under the Jazz Pharmaceuticals 2007 Employee Stock Purchase Plan and shares credited to non-employee directors’ stock accounts under the Jazz Pharmaceuticals Directors Deferred Compensation Plan.

Q:	How are Jazz Pharmaceuticals warrants treated in the merger?

A:	At the effective time, each outstanding warrant to acquire Jazz Pharmaceuticals common stock will be converted into a warrant to acquire, on substantially the same terms and conditions as were applicable under such warrant immediately prior the effective time, the number of New Jazz ordinary shares equal to the number of shares of Jazz Pharmaceuticals common stock subject to such warrant immediately prior to the effective time, at an exercise price per New Jazz ordinary share equal to the exercise price per share of Jazz Pharmaceuticals common stock otherwise purchasable pursuant to such warrant.

Q:	What is required to complete the proposed transactions?

A:	The obligation of Jazz Pharmaceuticals and Azur Pharma to consummate the merger and the transactions contemplated by the merger agreement is subject to certain conditions, including conditions with respect to the receipt of approval of the merger agreement by Jazz Pharmaceuticals stockholders; accuracy of representations and warranties of the other party to the applicable standard provided by the merger agreement; compliance by the other party with its covenants in the merger agreement in all material respects; absence of a material adverse effect on the other party’s business, financial condition, operations or results of operations (subject to certain exceptions) since the date of the merger agreement; satisfaction or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which is referred to in this proxy statement/prospectus as the “HSR Act”; approval for listing of the New Jazz ordinary shares to be issued in the merger and the New Jazz ordinary shares held by the historic Azur Pharma shareholders as of the effective time; and the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, as well as other customary closing conditions. In addition, Jazz Pharmaceuticals’ obligation to consummate the merger is subject to completion of the reorganization and specified employees of Azur Pharma remaining employed by Azur Pharma and not expressing an intention to terminate their employment or withdraw or rescind their employment agreements or noncompetition agreements. Please see “Agreement and Plan of Merger and Reorganization—Conditions to Completion of the Merger.”

Q:	Will appraisal rights be available for dissenting Jazz Pharmaceuticals stockholders?

A:	Appraisal rights are not available to Jazz Pharmaceuticals stockholders in connection with the merger.

Q:	When are the merger and reorganization expected to be completed?

A:

As of the date of this proxy statement/prospectus, the merger and reorganization are expected to be completed in the first quarter of 2012. However, no assurance can be provided as to when or if the merger and reorganization will occur. The required vote of Jazz Pharmaceuticals stockholders to adopt the merger agreement at the special meeting, as well as the necessary regulatory consents and approvals, must first be obtained and certain other conditions specified in the merger agreement must be satisfied or, to the extent permissible, waived.

Q:	What will be the relationship between Jazz Pharmaceuticals and New Jazz after the proposed transactions?

A:	Following completion of the proposed transactions, Jazz Pharmaceuticals will be a wholly-owned subsidiary of New Jazz. Jazz Pharmaceuticals will be treated as the accounting acquirer following completion of the merger and its financial statements issued after the completion of the merger will include the operations of New Jazz beginning on the effective date of the merger. Please see “The Reorganization and the Merger—Accounting Treatment of the Merger.”

Q:	What are the material U.S. federal income tax consequences of the merger to U.S. stockholders of Jazz Pharmaceuticals?

A:	Jazz Pharmaceuticals expects that generally, a U.S. stockholder of Jazz Pharmaceuticals should recognize (and be taxable on) gain, if any, but not loss, on the receipt of New Jazz ordinary shares in exchange for Jazz Pharmaceuticals common stock pursuant to the merger. The amount of gain recognized should equal the excess, if any, of the fair market value of the New Jazz ordinary shares received in the merger over the U.S. stockholder’s adjusted tax basis in the shares of Jazz Pharmaceuticals common stock. Jazz Pharmaceuticals recommends that U.S. holders consult their own tax advisers as to the particular tax consequences of the merger, including the effect of U.S. federal, state and local tax laws or foreign tax laws. Please see “Certain Tax Consequences of the Merger” for a more detailed description of the U.S. federal income tax consequences of the merger.

Q:	Will transfers of New Jazz ordinary shares be subject to the Irish stamp duty?

A:

In certain circumstances, the transfer of shares in an Irish incorporated company is subject to Irish stamp duty, which is generally a legal obligation of the buyer. This duty is currently charged at the rate of 1.0% of the price paid or the market value of the shares acquired, if higher. However, transfers of book-entry interests in the Depositary Trust Company, which is referred to in this proxy statement/prospectus as “DTC,” representing New Jazz ordinary shares should not be subject to Irish stamp duty. Accordingly, transfers by shareholders who hold their New Jazz ordinary shares beneficially through brokers which in turn hold those shares through DTC, should not be subject to Irish stamp duty on transfers of such book-entry interests to holders who also hold through DTC. This Irish stamp duty treatment should be available for as long as New Jazz ordinary shares are traded on NASDAQ. However, a transfer of New Jazz ordinary shares by a seller who holds shares outside of DTC to any buyer, or by a seller who holds the shares through DTC to a buyer who holds the acquired shares outside of DTC, may be subject to Irish stamp duty. A New Jazz shareholder who holds New Jazz ordinary shares outside of DTC may transfer those shares into DTC without giving rise to Irish stamp duty provided that the New Jazz shareholder would be the beneficial owner of the related book-entry interest in those shares recorded in the systems of DTC (and in exactly the same proportions) as a result of the transfer, and at the time of the transfer into DTC there is no sale of those book-entry interests to a third party being contemplated by the New Jazz shareholder. Similarly, a New Jazz shareholder who holds New Jazz ordinary shares through DTC may transfer those shares out of DTC without giving rise to Irish stamp duty provided that the New Jazz shareholder would be the beneficial owner of the shares (and in exactly the same proportions) as a result of the transfer, and at the time of the transfer out of DTC there is no sale of those shares to a third party being contemplated by the New Jazz shareholder. In order for the share registrar to be satisfied as to the application of this Irish stamp duty treatment where relevant, the New Jazz shareholder must confirm to New Jazz that the New Jazz shareholder would be the beneficial owner of the related book-entry interest in those shares recorded in the systems of DTC (and in exactly the same proportions) (or vice-versa) as a result of the transfer and there is no agreement for the sale of the related book-entry interests or the shares or an interest in the shares, as the case may be, by the New Jazz shareholder to a third party being contemplated. Because of the potential Irish stamp duty on transfers of New Jazz ordinary shares, Jazz Pharmaceuticals strongly recommends that all directly registered Jazz Pharmaceuticals stockholders open broker accounts so they can transfer their shares of Jazz Pharmaceuticals common stock into DTC as soon as possible. Jazz Pharmaceuticals also strongly recommends that any person who wishes to acquire New Jazz ordinary shares after completion of the merger acquire such shares through DTC. For more information, please see “Irish Tax Considerations—Stamp Duty.”

Q:	Where and when will the special meeting be held?

A:	The special meeting will be held on Monday, December 12, 2011, at 10:00 a.m. local time at the offices of Jazz Pharmaceuticals located at 3180 Porter Drive, Palo Alto, California 94304.

Q:	How many votes are needed to approve each proposal?

A:	The affirmative vote of the holders of at least a majority of the shares of Jazz Pharmaceuticals common stock outstanding on the record date for the special meeting is required for approval of Proposal 1. Approval of Proposals 3, 4, 5 and 6 requires an affirmative vote from the holders of at least a majority of the shares of Jazz Pharmaceuticals common stock represented either in person or by proxy at the special meeting and entitled to vote. Approval of Proposal 2 requires an affirmative vote from the holders of at least a majority of the shares of Jazz Pharmaceuticals common stock represented either in person or by proxy at the special meeting and entitled to vote, although such vote will not be binding on Jazz Pharmaceuticals.

Q:	Who can vote at the Jazz Pharmaceuticals special meeting?

A:	Only stockholders of record of Jazz Pharmaceuticals at the close of business on November 4, 2011 will be entitled to vote at the special meeting. If on November 4, 2011 your shares were registered directly in your name with the Jazz Pharmaceuticals’ transfer agent, Computershare Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the special meeting or vote by proxy. Whether or not you plan to attend the special meeting, Jazz Pharmaceuticals urges you to vote by proxy over the telephone or on the internet as instructed below, or fill out and return a proxy card.

If on November 4, 2011 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and this proxy statement/prospectus is being sent to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement/prospectus. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote in person at the special meeting, you may vote by proxy using the enclosed proxy card, or you may vote by proxy over the telephone or on the internet as instructed below. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy statement/prospectus along with voting instructions from that organization rather than from Jazz Pharmaceuticals. Simply follow the voting instructions provided by your broker, bank, or other agent to ensure that your vote is counted. Please see “Questions and Answers About the Jazz Pharmaceuticals Special Meeting of Stockholders and Voting—How do I vote?”

Q:	If my shares are held in “street name” by my bank, broker or other agent will my bank, broker or other agent vote my shares for me?

A:	Only if you provide your bank, broker or other agent with instructions on how to vote your shares. If you do not provide the organization that holds your shares with specific instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of elections for the special meeting that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When Jazz Pharmaceuticals’ inspector of elections tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted toward the vote total for any proposal. Jazz Pharmaceuticals expects that each of the proposals presented at the special meeting will be considered non-routine matters, so Jazz Pharmaceuticals encourages you to provide voting instructions to the organization that holds your shares to ensure that your vote is counted on all six proposals. “Questions and Answers About the Jazz Pharmaceuticals Special Meeting of Stockholders and Voting—How are votes counted?”

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each share of Jazz Pharmaceuticals common stock you own as of November 4, 2011.

Q:	What is the quorum requirement?

A:	A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the special meeting in person or represented by proxy. On the record date, there were 42,157,349 shares outstanding and entitled to vote. Please see “Questions and Answers About the Jazz Pharmaceuticals Special Meeting of Stockholders and Voting—What is the quorum requirement?”

Q:	Should I send in my stock certificates now?

A:	No. Jazz Pharmaceuticals stockholders should keep their existing stock certificates at this time. After the proposed merger and reorganization are completed, you will receive written instructions for exchanging your Jazz Pharmaceutical stock certificates for New Jazz ordinary shares. Because of the potential Irish stamp duty on transfer of New Jazz ordinary shares, Jazz Pharmaceuticals strongly recommends that all directly registered Jazz Pharmaceuticals stockholders open broker accounts so they can transfer their shares of Jazz Pharmaceuticals common stock into DTC prior to their exchange for New Jazz ordinary shares.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement/prospectus, including the Annexes and the documents incorporated by reference, please vote your shares of Jazz Pharmaceuticals common stock as described in “Questions and Answers About the Jazz Pharmaceuticals Special Meeting of Stockholders and Voting—How do I vote?” Whether or not you plan to attend the special meeting, Jazz Pharmaceuticals urges you to vote by proxy to ensure your vote is counted.

Q:	Can I change my vote after submitting my proxy?

A:	Yes. You can revoke your proxy at any time before the final vote at the special meeting. Please see “Questions and Answers About the Jazz Pharmaceuticals Special Meeting of Stockholders and Voting—Can I change my vote after submitting my proxy?”

Q:	What happens if I sell my shares of Jazz Pharmaceuticals common stock after the record date but before the special meeting?

A:	If you transfer your Jazz Pharmaceuticals common stock after the record date but before the date of the special meeting, you will retain your right to vote at the special meeting. However, you will not have the right to receive any New Jazz ordinary shares in exchange for your former shares of Jazz Pharmaceuticals common stock if and when the merger is completed. In order to receive New Jazz ordinary shares in exchange for your shares of Jazz Pharmaceuticals common stock, you must hold your Jazz Pharmaceuticals common stock through the completion of the merger.

Q:	Who can help answer my questions?

A:	If you have any questions about the proposed transactions, need assistance in voting your shares, or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact:

Jazz Pharmaceuticals, Inc.

Attn: Investor Relations

3180 Porter Drive

Palo Alto, CA 94304

(650) 496-3777

Q:	Where can I find more information about Jazz Pharmaceuticals?

A:	You can find more information about Jazz Pharmaceuticals from the various sources described under “Where You Can Find More Information.”

SUMMARY

This summary highlights selected information contained in this proxy statement/prospectus and may not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus, including the Annexes and the documents incorporated by reference, to fully understand the proposed transactions and the voting procedures for the special meeting. See also the section entitled “Where You Can Find More Information” beginning on page 296 of this proxy statement/prospectus. The page references have been included in this summary to direct you to a more complete description of the topics presented below.

The Companies (Page 116)

Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, California 94304

(650) 496-3777

Jazz Pharmaceuticals, a Delaware corporation, was incorporated in California in March 2003 and reincorporated in Delaware in January 2004. Jazz Pharmaceuticals is a specialty pharmaceutical company focused on the identification, development and commercialization of pharmaceutical products to meet important unmet medical needs. Jazz Pharmaceuticals common stock is currently listed on NASDAQ under the ticker symbol “JAZZ.” As a result of the merger, Jazz Pharmaceuticals will become a wholly-owned subsidiary of New Jazz (all references in this proxy statement/prospectus to “New Jazz” refer to Azur Pharma following the completion of the reorganization and all references to “New Jazz ordinary shares” refer to the ordinary shares of Azur Pharma following the completion of the reorganization) and will be delisted from NASDAQ.

Azur Pharma Public Limited Company

45 Fitzwilliam Square

Dublin 2, Ireland

011-353-1-634-4183

Azur Pharma is a public limited company formed under the laws of Ireland (registered number 399192) in March 2005. Azur Pharma was originally formed as a private limited liability company under the name Azur Pharma Limited. Effective October 20, 2011, Azur Pharma Limited was re-registered as a public limited company under the name Azur Pharma Public Limited Company. Azur Pharma is a privately-held specialty pharmaceutical company engaged in the acquisition, development and commercialization of therapeutic products for the central nervous system (including pain and psychiatry) and women’s health areas.

Prior to the completion of the merger, Azur Pharma will be renamed “Jazz Pharmaceuticals plc.” Immediately following the merger, the former securityholders of Jazz Pharmaceuticals will own slightly under 80% of the fully-diluted capitalization of New Jazz, with the historic Azur Pharma shareholders owning slightly over 20%, as calculated and adjusted in accordance with schedule 1 of the merger agreement. At and as of the effective time, New Jazz will be a publicly traded company and its ordinary shares are expected be listed on NASDAQ under the symbol “JAZZ.”

Jaguar Merger Sub Inc.

c/o The Corporation Trust Company

1209 Orange Street

Wilmington, Delaware 19801

Merger sub, a wholly-owned subsidiary of Azur Pharma, is a Delaware corporation formed solely for the purpose of effecting the merger with Jazz Pharmaceuticals. Upon the terms and conditions set forth in the merger agreement, merger sub will be merged with and into Jazz Pharmaceuticals and the separate existence of merger sub will cease. Jazz Pharmaceuticals will be the surviving corporation in the merger as a wholly-owned subsidiary of New Jazz. Merger sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement.

The Reorganization and the Merger (Page 57)

Prior to the effective time, and in accordance with schedule 1 to the merger agreement, Azur Pharma will carry out a reorganization of its capital structure. The reorganization consists of a series of corporate actions as a result of which: (i) Azur Pharma has become a public limited company, and will be renamed Jazz Pharmaceuticals plc, with an authorized share capital denominated in dollars (in addition to Euro-denominated share capital required for the re-registration of Azur Pharma as a public limited company under the Companies Acts, which are held by a nominee and which have no voting or dividend rights and a limited right to a return of capital on a winding-up of Azur Pharma); and (ii) the number of Azur Pharma ordinary shares held by the Azur Pharma shareholders will be reduced such that, after giving effect to the issuance of the merger consideration to the Jazz Pharmaceuticals stockholders, Azur Pharma’s shareholders would own slightly over 20% of the fully-diluted capitalization of New Jazz, as calculated and adjusted in accordance with schedule 1 of the merger agreement. Following the completion of the reorganization, merger sub, which is a wholly-owned subsidiary of Azur Pharma, will merge with and into Jazz Pharmaceuticals, with Jazz Pharmaceuticals as the surviving corporation becoming a wholly-owned subsidiary of Azur Pharma.

Post-Merger Management of New Jazz (Page 212)

Pursuant to the merger agreement, effective as of the effective time, the directors of New Jazz will be the directors of Jazz Pharmaceuticals as of immediately prior to the effective time (unless otherwise directed by Jazz Pharmaceuticals), plus one additional director to be designated by Azur Pharma, which individual will be Seamus Mulligan, Azur Pharma’s Chairman and Chief Executive Officer, or another individual designated by Azur Pharma and reasonably acceptable to Jazz Pharmaceuticals. Jazz Pharmaceuticals expects that each of its current directors, other than Samuel D. Colella and Michael W. Michelson, will become directors of New Jazz pursuant to the merger agreement. However, as of the date of this proxy statement/prospectus, a final determination as to who will be appointed to the New Jazz board of directors has not been made and the requisite corporate action to appoint the persons who will serve as directors of New Jazz following the completion of the merger has not been effected; accordingly, the persons who will serve as directors of New Jazz following the completion of the merger may differ from the persons currently expected to serve in such capacity.

Pursuant to the merger agreement, the officers of New Jazz will be designated by Jazz Pharmaceuticals. As of the date of the proxy statement/prospectus, it is expected that the executive officers of New Jazz following the completion of the merger will initially be the same persons currently serving as executive officers of Jazz Pharmaceuticals, with Bruce C. Cozadd, the current Chairman and Chief Executive Officer of Jazz Pharmaceuticals, serving as New Jazz’s Chairman and Chief Executive Officer.

Jazz Pharmaceuticals’ Reasons for the Merger (Page 65)

In reaching its conclusion to approve the merger agreement, the Jazz Pharmaceuticals board of directors reviewed a significant amount of information and considered a number of factors in its deliberations and concluded that the merger is likely to result in significant strategic and financial benefits to New Jazz, which would accrue to the Jazz Pharmaceuticals stockholders, as shareholders of New Jazz, including that:

•	New Jazz would have a diversified portfolio of 12 marketed central nervous system and women’s health products, with a combined field sales force of over 200 sales representatives;

•	New Jazz would be able to leverage the commercial and specialty product marketing experience of Jazz Pharmaceuticals in maximizing the potential of the Azur Pharma products;

•

New Jazz would have a strong overall financial position, with expected revenues of over $475 million and cash generation of over $200 million in the first 12 months after closing of the transaction, and an efficient corporate structure based in Ireland;

•	New Jazz would have a strong balance sheet with no debt;

•	New Jazz would have enhanced financial and other resources to invest in a targeted research and development pipeline and pursue additional product growth opportunities;

•

New Jazz would have a stronger, enhanced organization and management team to achieve its objectives, including personnel in key areas such as business development and clinical and medical science liaisons and additional locations in Dublin, Ireland and Philadelphia, Pennsylvania; and

•	New Jazz would have greater access to European markets, including for clinical trials, business development relationships and transactions, and manufacturing.

See also the factors listed in “The Reorganization and the Merger—Jazz Pharmaceuticals’ Reasons for the Merger and Recommendation of Jazz Pharmaceuticals’ Board of Directors,” beginning on page 65 of this proxy statement/prospectus.

Recommendations of Jazz Pharmaceuticals’ Board of Directors (Page 65)

After careful consideration, the Jazz Pharmaceuticals board of directors has approved and declared advisable the merger agreement and the merger, and has determined that the merger agreement and the merger are fair to and in the best interests of Jazz Pharmaceuticals and its stockholders. The Jazz Pharmaceuticals board of directors has adopted resolutions approving the merger agreement, recommending that the holders of Jazz Pharmaceuticals common stock vote to adopt the merger agreement and approve the merger and directing that the merger agreement and merger be submitted to a vote of the Jazz Pharmaceuticals stockholders. The Jazz Pharmaceuticals board of directors recommends that you vote “FOR” the adoption of the merger agreement and approval of the merger, and “FOR” the other proposals described in this proxy statement/prospectus.

Opinion of Jazz Pharmaceuticals’ Financial Advisor (Page 68)

At the meeting of the Jazz Pharmaceuticals board of directors on September 19, 2011, J.P. Morgan Securities LLC, which is referred to in this proxy statement/prospectus as “J.P. Morgan,” rendered its oral opinion to the Jazz Pharmaceuticals board of directors, subsequently confirmed in writing, that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio of one New Jazz ordinary share for each whole share of Jazz Pharmaceuticals common stock in the merger, which is referred to in this proxy statement/prospectus as the “exchange ratio,” was fair, from a financial point of view, to the holders of Jazz Pharmaceuticals common stock.

The full text of the written opinion of J.P. Morgan dated September 19, 2011, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement/prospectus. Jazz Pharmaceuticals stockholders are urged to read the opinion in its entirety.

J.P. Morgan’s written opinion is addressed to the Jazz Pharmaceuticals board of directors, is directed only to the exchange ratio in the merger and does not constitute a recommendation to any Jazz Pharmaceuticals stockholder as to how such stockholder should vote at the special meeting. The summary of the opinion of J.P. Morgan set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. For a more complete description of J.P. Morgan’s opinion, see “The Reorganization and the Merger—Opinion of Jazz Pharmaceuticals’ Financial Advisor and Certain Unaudited Financial Projections” beginning on page 68 of this proxy statement/prospectus. See also Annex B to this proxy statement/prospectus.

The Special Meeting of Jazz Pharmaceuticals Stockholders (Page 51)

Date, Time & Place of the Jazz Pharmaceuticals Special Meeting

Jazz Pharmaceuticals will hold a special meeting on Monday, December 12, 2011, at 10:00 a.m. local time at the offices of Jazz Pharmaceuticals located at 3180 Porter Drive, Palo Alto, California 94304.

Proposals

At the special meeting, Jazz Pharmaceuticals stockholders will vote upon proposals to:

•	adopt the merger agreement and approve the merger (Proposal 1);

•	approve, on an advisory basis, certain compensatory arrangements between Jazz Pharmaceuticals and its named executive officers relating to the merger contemplated by the merger agreement (Proposal 2);

•	approve the Jazz Pharmaceuticals, Inc. 2011 Equity Incentive Plan (Proposal 3);

•	approve the amendment and restatement of the Jazz Pharmaceuticals, Inc. 2007 Employee Stock Purchase Plan (Proposal 4);

•	approve the creation or increase of “distributable reserves” of New Jazz (Proposal 5); and

•

approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger (Proposal 6).

Record Date; Outstanding Shares; Shares Entitled to Vote

Only stockholders of record of Jazz Pharmaceuticals at the close of business on November 4, 2011 will be entitled to vote at the special meeting. On this record date, there were 42,157,349 shares of common stock outstanding and entitled to vote. Each share of Jazz Pharmaceuticals common stock outstanding as of November 4, 2011 is entitled to one vote on each proposal and any other matter properly coming before the special meeting.

Stock Ownership and Voting by Jazz Pharmaceuticals’ Directors and Officers

As of the record date, Jazz Pharmaceuticals’ executive officers and directors, together with the stockholders with which certain of Jazz Pharmaceuticals’ directors are affiliated or associated, had the right to vote approximately 18,559,865 shares of Jazz Pharmaceuticals common stock, representing approximately 44% of the Jazz Pharmaceuticals common stock then outstanding and entitled to vote at the special meeting. Jazz Pharmaceuticals expects that its executive officers and directors, and the stockholders with which certain of Jazz Pharmaceuticals’ directors are affiliated or associated, will vote “For” each of the proposals described above.

In addition, certain of the stockholders with which certain of Jazz Pharmaceuticals’ directors are affiliated or associated entered into voting agreements with Jazz Pharmaceuticals and Azur Pharma pursuant to which these stockholders agreed, among other things, to vote their shares of Jazz Pharmaceuticals common stock in favor of the adoption of the merger agreement and approval of the merger, and in favor of any proposal to adjourn or postpone the special meeting to a later date if there are not sufficient votes in favor of the adoption of the merger agreement. These stockholders also granted Azur Pharma irrevocable proxies to vote their shares of Jazz Pharmaceuticals common stock in favor of, among other things, the adoption of the merger agreement and approval of the merger, and any proposal to adjourn or postpone the special meeting to a later date if there are not sufficient votes in favor of the adoption of the merger agreement and approval of the merger. Approximately 18,181,395 shares of Jazz Pharmaceuticals common stock, which represent approximately 43% of the outstanding shares of Jazz Pharmaceuticals common stock as of the record date, are subject to these voting agreements and irrevocable proxies. For more information regarding the voting agreements, see the section entitled “Other Related Agreements—The Voting Agreements” on page 136 of this proxy statement/prospectus.

Vote Required

The affirmative vote of the holders of at least a majority of the shares of Jazz Pharmaceuticals common stock outstanding on the record date for the special meeting is required for approval of Proposal 1. Approval of Proposals 3, 4, 5 and 6 requires an affirmative vote from the holders of at least a majority of the shares of Jazz Pharmaceuticals common stock represented and voting either in person or by proxy at the special meeting and entitled to vote. Approval of Proposal 2 requires an affirmative vote from the holders of at least a majority of the shares of Jazz Pharmaceuticals common stock represented and voting either in person or by proxy at the special meeting and entitled to vote, although such vote will not be binding on Jazz Pharmaceuticals.

The Jazz Pharmaceuticals board of directors recommends that Jazz Pharmaceuticals stockholders vote “For” each of the proposals set forth above.

Interests of Certain Persons in the Merger (Page 82)

In considering the recommendation of the Jazz Pharmaceuticals board of directors, you should be aware that certain directors and officers of Jazz Pharmaceuticals and Azur Pharma may have interests in the proposed transactions that are different from, or in addition to, your interests as a Jazz Pharmaceuticals stockholder generally and which may create potential conflicts of interest. The Jazz Pharmaceuticals board of directors was aware of these interests and considered them when they adopted the merger agreement and approved the transactions contemplated thereby.

Management

Jazz Pharmaceuticals

As of the date of the proxy statement/prospectus, it is expected that the current executive officers of Jazz Pharmaceuticals will be appointed as the executive officers of New Jazz following the merger. Except as described below, no member of Jazz Pharmaceuticals’ management will receive additional compensation or acceleration of payment of existing compensation on the basis of the transactions contemplated by the merger agreement.

In connection with the merger, certain Jazz Pharmaceuticals officers will receive vesting acceleration of nonstatutory stock options, which are referred to in this proxy statement/prospectus as “NSOs,” held by them. Section 4985 of the Internal Revenue Code of 1986, which is referred to in this proxy statement/prospectus as the “code,” imposes an excise tax, which is referred to in this proxy statement/prospectus as the “excise tax,” on these NSOs, even if such NSOs are unvested and even if such NSOs are “underwater” (that is, if the exercise price is greater than the fair market value of Jazz Pharmaceuticals common stock on the date of closing). However, if such NSOs are exercised before the closing, then the excise tax will not apply.

The Jazz Pharmaceuticals board of directors has amended all unvested NSOs held by officers and non-employee directors who are subject to the excise tax to fully accelerate the vesting of such NSOs so that such individuals will have the opportunity to exercise such options before the closing such that they will be subject to immediate individual income tax, rather than the excise tax that would otherwise be applied to such NSOs on the closing date. Such vesting acceleration is effective on the first trading day following the effectiveness of the filing of Jazz Pharmaceuticals’ Form 8-K with the SEC announcing the results of the special meeting, provided that the merger agreement is adopted and the merger is approved by the Jazz Pharmaceuticals stockholders. These NSOs were also amended to permit “net exercise” as a method of payment of the exercise prices of such NSOs. It is currently expected that such NSOs will be “net exercised” and it is currently contemplated that the withholding tax obligations triggered by the exercise of NSOs by the executive officers of Jazz Pharmaceuticals before closing may be satisfied by withholding, from the shares otherwise issuable to each executive officer, shares with a fair market value equal to the amount of the withholding tax obligation.

Azur Pharma

Certain current key employees of Azur Pharma and Azur Pharma Inc., a New York corporation and wholly-owned subsidiary of Azur Pharma, will continue their employment following the merger with New Jazz or Azur Pharma Inc., as applicable, pursuant to the terms and conditions set forth in employment agreements entered into in connection with the merger. These key employees’ positions with New Jazz or Azur Pharma Inc. will entitle them to compensation and, in some cases, equity awards from New Jazz.

Additionally, as described below under the heading “Agreement and Plan of Merger and Reorganization—Treatment of Azur Pharma Option Plan and Azur Pharma Stock Options,” the vesting and exercisability of all Azur Pharma stock options will be accelerated effective as of immediately prior to completion of the merger, and certain of the key employees of Azur Pharma and of Azur Pharma Inc. will be entitled to payments under a key staff supplemental bonus plan within 180 days of consummation of the merger.

Directors

It is expected that the current directors of Jazz Pharmaceuticals, other than Messrs. Colella and Michelson, will become, and Mr. Mulligan will remain, directors of New Jazz following the completion of the merger, and the non-employee directors of New Jazz may be entitled to compensation from New Jazz for such services. However, as of the date of this proxy statement/prospectus, a final determination as to who will be appointed to the New Jazz board of directors has not been made and the requisite corporate action to appoint the persons who will serve as directors of New Jazz following the completion of the merger has not been effected; accordingly, the persons who will serve as directors of New Jazz following the completion of the merger may differ from the persons currently expected to serve in such capacity.

As described above, the Jazz Pharmaceuticals board of directors has amended all unvested NSOs held by non-employee directors of Jazz Pharmaceuticals to fully accelerate the vesting of such NSOs, effective on the first trading day following the effectiveness of the filing of Jazz Pharmaceuticals’ Form 8-K with the SEC announcing the results of the special meeting, provided that the merger agreement is adopted and the merger is approved by the Jazz Pharmaceuticals stockholders, and to permit “net exercise” as a method of payment of the exercise prices of such NSOs.

Indemnification

Jazz Pharmaceuticals and Azur Pharma have agreed that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the closing, now existing in favor of the current or former directors, officers or employees of any of Jazz Pharmaceuticals or its subsidiaries or any of Azur Pharma or its subsidiaries, will survive the closing and remain in full force and effect, whether such rights are provided for in their respective governing documents, in existing agreements or agreements to be entered into in accordance with the merger agreement.

Jazz Pharmaceuticals and Azur Pharma have further agreed to use their respective reasonable best efforts to cause New Jazz or one of its subsidiaries to enter into agreements effective as from the closing with the directors and officers of New Jazz providing such individuals with such exculpation, indemnification and advancement of expenses in respect of claims against such individual in such capacity as may be permitted under applicable law. In addition, New Jazz will, and will cause each of Jazz Pharmaceuticals and Azur Pharma to, maintain in effect for six years from the closing date directors’ and officers’ liability insurance covering those persons who are currently covered by the directors’ and officers’ liability insurance policies of Jazz Pharmaceuticals and Azur Pharma, as applicable, on terms not less favorable than such existing insurance coverage. However, in the event that any claim is brought under such directors’ and officers’ liability insurance policy, such policy will be maintained until its final disposition.

Investor Rights Agreements

The merger agreement contemplates that New Jazz will assume the rights and obligations of Jazz Pharmaceuticals under certain existing investor rights agreements to which Jazz Pharmaceuticals is party. These investor rights agreements provide for registration rights for certain outstanding shares of Jazz Pharmaceuticals common stock and shares of Jazz Pharmaceuticals common stock issuable upon the exercise of outstanding options and warrants held by, among others, entities affiliated or associated with certain members of the Jazz Pharmaceuticals board of directors.

Certain U.S. Federal Tax Consequences of the Merger to U.S. Stockholders (Page 103)

Jazz Pharmaceuticals expects that generally, a U.S. stockholder of Jazz Pharmaceuticals should recognize (and be taxable on) gain, if any, but not loss, on the receipt of New Jazz ordinary shares in exchange for Jazz Pharmaceuticals common stock pursuant to the merger. The amount of gain recognized should equal the excess, if any, of the fair market value of the New Jazz ordinary shares received in the merger over the U.S. stockholder’s adjusted tax basis in the shares of Jazz Pharmaceuticals common stock. Jazz Pharmaceuticals recommends that U.S. holders consult their own tax advisers as to the particular tax consequences of the merger, including the effect of U.S. federal, state and local tax laws or foreign tax laws. Please see “Certain Tax Consequences of the Merger” for a more detailed description of the U.S. federal income tax consequences of the merger.

No Appraisal Rights (Page 116)

Appraisal rights are statutory rights under Delaware law that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal rights are not available in all circumstances. Appraisal rights are not available to Jazz Pharmaceuticals stockholders in connection with the merger.

Regulatory Approvals Required (Page 101)

Under the HSR Act, and the rules and regulations promulgated thereunder by the Federal Trade Commission, which is referred to in this proxy statement/prospectus as the “FTC,” the merger cannot be consummated until notifications have been submitted and certain information has been furnished to the Antitrust Division and the FTC, and specified waiting period requirements have been satisfied.

Jazz Pharmaceuticals and Azur Pharma have each filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the Antitrust Division and the FTC. The waiting period under the HSR Act is scheduled to expire at 11:59 p.m. Eastern Time on December 7, 2011. However, before that time the Antitrust Division or the FTC can choose to shorten the waiting period by granting early termination or may extend the waiting period by requesting additional information or documentary material relevant to the merger from the parties. If such a request were made, the waiting period would be extended until 11:59 p.m. Eastern Time on the 30th day after substantial compliance by the parties with such request. Thereafter, the waiting period can be extended only by court order. As a practical matter, however, if such a request were made, achieving substantial compliance with the request could take a significant period of time.

Listing of New Jazz Ordinary Shares on NASDAQ (Page 116)

Azur Pharma ordinary shares are not currently traded or quoted on a stock exchange or quotation system. The New Jazz ordinary shares are expected to be listed on The NASDAQ Global Market under the symbol

“JAZZ” following the merger. There are no plans to publicly list the warrants to purchase New Jazz ordinary shares into which outstanding warrants to purchase Jazz Pharmaceuticals common stock will be converted in the merger.

Conditions to Completion of the Merger (Page 130)

The completion of the merger depends upon the satisfaction or waiver of a number of conditions, all of which, to the extent permitted by applicable law, may be waived by Azur Pharma and/or Jazz Pharmaceuticals, as applicable.

Termination of the Merger Agreement (Page 134)

Either Jazz Pharmaceuticals or Azur Pharma can terminate the merger agreement under certain circumstances, which would prevent the merger from being consummated.

Accounting Treatment of the Merger (Page 102)

The merger will be accounted for using the acquisition method of accounting, with Jazz Pharmaceuticals being treated as the accounting acquirer under accounting principles generally accepted in the United States, which are referred to in this proxy statement/prospectus as “U.S. GAAP.” Accordingly, the assets and liabilities of Azur Pharma will be, as of the effective time, recorded at their respective fair values and added to those of Jazz Pharmaceuticals, including an amount for goodwill representing the difference between the acquisition consideration and the fair value of the identifiable net assets.

Restrictions on Resales (Page 102)

All New Jazz ordinary shares received by Jazz Pharmaceuticals stockholders in the merger will be freely tradable, except that New Jazz ordinary shares received in the merger by persons who become affiliates of New Jazz for purposes of Rule 144 under the Securities Act of 1933, as amended, which is referred to in this proxy statement/prospectus as the “Securities Act,” may be resold by them only in transactions permitted by Rule  144, or as otherwise permitted under the Securities Act.

Comparison of the Rights of Holders of Jazz Pharmaceuticals Common Stock and New Jazz Ordinary Shares (Page 268

As a result of the merger, the holders of Jazz Pharmaceuticals common stock will become holders of New Jazz ordinary shares and their rights will be governed by Irish law and the memorandum and articles of association of New Jazz instead of the Delaware General Corporation Law, which is referred to in this proxy statement/prospectus as the “DGCL,” and Jazz Pharmaceuticals’ amended and restated certificate of incorporation and amended and restated bylaws, which are collectively referred to in this proxy statement/prospectus as the “Jazz Pharmaceuticals charter documents.” The form of the New Jazz memorandum and articles of association substantially as it will be in effect from and after the closing are attached as Annex C to this proxy statement/prospectus. Following the merger, former Jazz Pharmaceuticals stockholders will have different rights as New Jazz stockholders than they did as Jazz Pharmaceuticals stockholders. For a summary of the material differences between the rights of Jazz Pharmaceuticals stockholders and New Jazz shareholders, please see “Description of New Jazz Ordinary Shares” and “Comparison of the Rights of Holders of Jazz Pharmaceuticals Common Stock and New Jazz Ordinary Shares.”

RISK FACTORS

Jazz Pharmaceuticals stockholders should carefully consider the following factors in evaluating whether to vote to adopt the merger agreement and approve the merger. These factors should be considered in conjunction with the other information included in or incorporated by reference into this proxy statement/prospectus, including the risks discussed in Jazz Pharmaceuticals Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 under the heading “Risk Factors.” See “Where You Can Find More Information.” Additional risks and uncertainties not presently known to Jazz Pharmaceuticals or Azur Pharma, or that are not currently believed to be important to you, also may adversely affect the merger and New Jazz following the merger. Unless expressly stated otherwise, all references in this section to “we,” “us,” “our” or similar references refer to New Jazz.

Risks Related to the Proposed Transactions

Failure to consummate the merger could negatively impact the stock price and the future business and financial results of Jazz Pharmaceuticals.

If the merger is not consummated, the ongoing business of Jazz Pharmaceuticals may be adversely affected and, without realizing any of the benefits of having consummated the merger, Jazz Pharmaceuticals will be subject to a number of risks, including the following:

•

Jazz Pharmaceuticals may be required to reimburse Azur Pharma for certain expenses incurred by Azur Pharma in connection with certain governmental filings or certain lawsuits, as described in the merger agreement and summarized under the caption “The Agreement and Plan of Merger and Reorganization—Termination of the Merger Agreement”;

•

Jazz Pharmaceuticals will be required to pay significant costs relating to the proposed reorganization and merger, including legal, accounting, filing and possible other fees and mailing, financial printing and other expenses in connection with the transaction whether or not the merger is consummated;

•

the current prices of Jazz Pharmaceuticals common stock may reflect a market assumption that the merger will occur, meaning that a failure to complete the merger could result in a decline in the price of Jazz Pharmaceuticals common stock; and

•

matters relating to the reorganization and merger (including integration planning) have required and will continue to require substantial commitments of time and resources by Jazz Pharmaceuticals management, which could otherwise have been devoted to other opportunities that may have been beneficial to Jazz Pharmaceuticals.

Jazz Pharmaceuticals also could be subject to litigation related to any failure to consummate the merger or to perform its obligations under the merger agreement, or related to any enforcement proceeding commenced against Jazz Pharmaceuticals. If the merger is not consummated, these risks may materialize and may adversely affect Jazz Pharmaceuticals business, financial results and stock price.

The combination of the businesses currently conducted by Jazz Pharmaceuticals and Azur Pharma will create numerous risks and uncertainties, which could adversely affect New Jazz’s operating results or prevent New Jazz from realizing the expected benefits of the merger.

Strategic transactions like the merger create numerous uncertainties and risks and require significant efforts and expenditures. Jazz Pharmaceuticals will transition from a standalone public Delaware corporation to being part of a combined company organized in Ireland. This combination will entail many changes, including the integration of Azur Pharma and its personnel with those of Jazz Pharmaceuticals, and changes in systems. These transition activities are complex, and New Jazz may encounter unexpected difficulties or incur unexpected costs, including:

•	the diversion of the New Jazz management’s attention to integration of operations and corporate and administrative infrastructures;

•	difficulties in achieving anticipated business opportunities and growth prospects from combining the business of Azur Pharma with that of Jazz Pharmaceuticals;

•	difficulties in the integration of operations and systems;

•	difficulties in the assimilation of employees and corporate cultures;

•	challenges in keeping existing customers and obtaining new customers; and

•	challenges in attracting and retaining key personnel.

If any of these factors impairs New Jazz’s ability to integrate the operations of Jazz Pharmaceuticals with those of Azur Pharma successfully or on a timely basis, New Jazz may not be able to realize the anticipated synergies, business opportunities and growth prospects from combining the businesses. In addition, New Jazz may be required to spend additional time or money on integration that otherwise would be spent on the development and expansion of its business.

In addition, the market price of New Jazz ordinary shares may decline following the business combination if the integration of Jazz Pharmaceuticals and Azur Pharma is unsuccessful, takes longer than expected or fails to achieve financial benefits to the extent anticipated by financial analysts or investors, or the effect of the business combination on the financial results of the combined company is otherwise not consistent with the expectations of financial analysts or investors.

Jazz Pharmaceuticals’ and Azur Pharma’s respective business relationships, including customer relationships, may be subject to disruption due to uncertainty associated with the merger.

Parties with which Jazz Pharmaceuticals and Azur Pharma currently do business or may do business in the future, including customers and suppliers, may experience uncertainty associated with the merger, including with respect to current or future business relationships with Jazz Pharmaceuticals, Azur Pharma or New Jazz. As a result, Jazz Pharmaceuticals’ and Azur Pharma’s business relationships may be subject to disruptions if customers, suppliers and others attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than Jazz Pharmaceuticals or Azur Pharma. These disruptions could have an adverse effect on the business, financial condition, results of operations or prospects of New Jazz following the closing. The adverse effect of such disruptions could be exacerbated by a delay in the consummation of the merger or termination of the merger agreement.

Loss of key personnel could impair the integration of the two businesses, lead to loss of customers and a decline in revenues, adversely affect the progress of pipeline products or otherwise adversely affect the operations of Jazz Pharmaceuticals, Azur Pharma and New Jazz.

The success of New Jazz after the completion of the merger will depend, in part, upon its ability to retain key employees, especially during the integration phase of the two businesses. Current and prospective employees of Jazz Pharmaceuticals and Azur Pharma might experience uncertainty about their future roles with New Jazz following completion of the merger, which might adversely affect Jazz Pharmaceuticals’ and New Jazz’s ability to retain key managers and other employees. In addition, competition for qualified personnel in the biotechnology industry is very intense. If Jazz Pharmaceuticals or Azur Pharma lose key personnel or New Jazz is unable to attract, retain and motivate qualified individuals or the associated costs to New Jazz increase significantly, Jazz Pharmaceuticals’ business and New Jazz’s business could be adversely affected.

Obtaining required approvals necessary to satisfy the conditions to the completion of the merger may delay or prevent completion of the merger, result in additional expenditures of money and resources and/or reduce the anticipated benefits of the merger.

The merger is subject to customary closing conditions. These closing conditions include, among others, the receipt of required approvals of Jazz Pharmaceuticals stockholders, the effectiveness of the registration statement of which this proxy statement/prospectus is a part, the consummation of the reorganization and the expiration or termination of the waiting period under the HSR Act. No assurance can be given that the required stockholder approval will be obtained or that the required closing conditions will be satisfied, and, if all required consents and approvals are obtained and the closing conditions are satisfied, no assurance can be given as to the terms, conditions and timing of the approvals. If in connection with the filings under the HSR Act, Jazz Pharmaceuticals and Azur Pharma agree to any material requirements, limitations, costs or restrictions in order to obtain any approvals required to consummate the reorganization and the merger, these requirements, limitations, costs or restrictions could adversely affect the anticipated benefits of the merger. This could result in a failure to consummate these transactions or have a material adverse effect on New Jazz’s business and results of operations. Please see “The Agreement and Plan of Merger and Reorganization—Conditions to the Completion of the Merger” beginning on page 130, for a discussion of the conditions to the completion of the merger, and “The Reorganization and the Merger—Regulatory Approvals Required” beginning on page 101.

Jazz Pharmaceuticals may waive one or more of the conditions to the merger without resoliciting stockholder approval.

Jazz Pharmaceuticals may determine to waive, in whole or in part, one or more of the conditions to its obligations to complete the merger, to the extent permitted by applicable laws. Jazz Pharmaceuticals will evaluate the materiality of any such waiver and its effect on Jazz Pharmaceuticals stockholders in light of the facts and circumstances at the time to determine whether any amendment of this proxy statement/prospectus and resolicitation of proxies is required or warranted. In some cases, if the Jazz Pharmaceuticals board of directors determines that such a waiver is warranted but that such waiver or its effect on Jazz Pharmaceuticals stockholders is not sufficiently material to warrant resolicitation of proxies, Jazz Pharmaceuticals has the discretion to complete the merger without seeking further stockholder approval. Any determination whether to waive any condition to the merger or as to resoliciting stockholder approval or amending this proxy statement/prospectus as a result of a waiver will be made by Jazz Pharmaceuticals at the time of such waiver based on the facts and circumstances as they exist at that time.

Jazz Pharmaceuticals’ directors and executive officers have interests in the merger in addition to those of stockholders.

In considering the recommendations of the Jazz Pharmaceuticals board of directors with respect to the merger agreement, you should be aware that some Jazz Pharmaceuticals’ directors and executive officers have financial and other interests in the proposed transactions in addition to interests they might have as stockholders. Please see “The Reorganization and the Merger—Interests of Certain Persons in the Transactions.” In particular, members of the Jazz Pharmaceuticals board of directors and executive officers will become directors and executive officers of New Jazz and are party to certain compensatory arrangements in connection with the merger. You should consider these interests in connection with your vote on the related proposal. See “Stockholder Advisory Vote on Certain Compensatory Arrangements.”

As a result of the merger, New Jazz will incur additional direct and indirect costs.

New Jazz will incur additional costs and expenses in connection with and as a result of the merger. These costs and expenses include professional fees to comply with Irish corporate and tax laws and financial reporting requirements, costs and expenses incurred in connection with holding a majority of the meetings of the New Jazz board of directors and certain executive management meetings in Ireland, as well as any additional costs New Jazz may incur going forward as a result of its new corporate structure. There can be no assurance that these costs will not exceed the costs historically borne by Jazz Pharmaceuticals and Azur Pharma.

If goodwill or other intangible assets that New Jazz records in connection with the merger become impaired, New Jazz could have to take significant charges against earnings.

In connection with the accounting for the merger, it is expected that New Jazz will record a significant amount of goodwill and other intangible assets. Under U.S. GAAP, New Jazz must assess, at least annually and potentially more frequently, whether the value of goodwill and other indefinite-lived intangible assets has been impaired. Amortizing intangible assets will be assessed for impairment in the event of an impairment indicator. Any reduction or impairment of the value of goodwill or other intangible assets will result in a charge against earnings, which could materially adversely affect New Jazz’s results of operations and shareholders’ equity in future periods.

Existing Jazz Pharmaceuticals stockholders will own a smaller share of New Jazz following completion of the merger.

Following completion of the merger, Jazz Pharmaceuticals stockholders will own the same number of shares of New Jazz that they owned in Jazz Pharmaceuticals immediately before the closing. Each New Jazz ordinary share, however, will represent a smaller ownership percentage of a significantly larger company. Jazz Pharmaceuticals securityholders, who currently own 100% of the Jazz Pharmaceuticals capital stock, will, immediately following the merger, own slightly under 80% of New Jazz, with the Azur Pharma securityholders owning the remaining slightly over 20%. See “The Reorganization and the Merger—The Reorganization of Azur Pharma.”

Until the completion of the merger or the termination of the merger agreement in accordance with its terms, Jazz Pharmaceuticals and/or Azur Pharma are prohibited from entering into certain transactions that might otherwise be beneficial to Jazz Pharmaceuticals and/or Azur Pharma or their respective shareholders.

During the period that the merger agreement is in effect, other than with the other party’s written consent, each of Azur Pharma and Jazz Pharmaceuticals are subject to certain restrictions. See section entitled “The Agreement and Plan of Merger and Reorganization—Covenants.” For example, without Azur Pharma’s written consent, Jazz Pharmaceuticals is prohibited from making any acquisition that would be reasonably likely to prevent the merger from occurring prior to March 17, 2012. The foregoing prohibition could have the effect of delaying other strategic transactions and may, in some cases, make it impossible to pursue other strategic transactions that are available only for a limited time.

Risks Related to the Business of New Jazz

We will be dependent on sales of Xyrem® to generate the cash necessary to operate our business, and, failure to maintain or increase sales of Xyrem would have a material adverse effect on our business, financial condition, results of operations and growth prospects.

We will be substantially dependent on sales of Xyrem to generate the cash necessary to operate our business, and our future plans assume that sales of Xyrem will increase. In this regard, on a pro forma combined basis giving effect to the merger and as calculated as described in the section entitled “Unaudited Pro Forma

Combined Financial Data,” Xyrem net product sales would have accounted for approximately 63% of total net product sales for the nine months ended September 30, 2011 had the merger been consummated on January 1, 2010. While Xyrem product sales increased in the nine month period ended September 30, 2011 compared to the same period in 2010, and we expect Xyrem sales volume growth for 2011 compared to 2010, we cannot assure you that Xyrem sales volume will continue to grow. In addition to other risks described herein, our ability to maintain or increase Xyrem product sales will be subject to a number of risks and uncertainties, the most important of which are discussed below, including those related to:

•	the potential introduction of a generic version of Xyrem;

•

our manufacturing partners’ ability to obtain sufficient quota from the U.S. Drug Enforcement Administration, referred to in this proxy statement/prospectus as the “DEA,” to satisfy our needs for Xyrem;

•	any supply or distribution problems arising with any of our manufacturing and distribution partners, all of whom will be sole source providers for us;

•	changed or increased regulatory restrictions, including changes to the risk management program for Xyrem;

•	the potential negative impact of periodic increases to the price of Xyrem that Jazz Pharmaceuticals previously made or that we may make from time to time in the future;

•	changes in healthcare laws and policy, including changes in requirements for rebates, reimbursement and coverage by federal healthcare programs;

•	changes to Xyrem’s label, including its boxed warning, that further restrict how we market and sell Xyrem; and

•	continued acceptance of Xyrem as safe and effective by physicians and patients.

These and the other risks described in these risk factors related to Xyrem product sales could have a material adverse effect on our ability to maintain or increase sales of Xyrem.

If prescriptions and revenue from sales of Xyrem do not continue or increase as expected, we may be required to reduce our operating expenses, decrease our efforts in support of other products or seek to raise additional funds, all of which could have a material adverse effect on our business, financial condition, results of operations and growth prospects, or we may not be able to acquire, in-license or develop new products to grow our business.

If generic products that compete with Xyrem or any of our other products are approved, sales of that product would be adversely affected.

Although Xyrem is covered by patents covering its formulation, distribution system and method, and certain of our other products are covered by patents covering their respective formulations, distributions systems or methods of use, we cannot assure you that third parties will not attempt to invalidate or design around the patents, or assert that they are invalid or otherwise unenforceable, and introduce generic equivalents of Xyrem or any other products. Once orphan drug exclusivity for Xyrem in the United States for the treatment of excessive daytime sleepiness in patients with narcolepsy expires in November 2012 and exclusivity has expired for the other products, other companies could possibly introduce generic equivalents of these products if they do not infringe our patents or can demonstrate that our patents are invalid or unenforceable.

On October 18, 2010, Jazz Pharmaceuticals received notice from Roxane Laboratories, Inc., which is referred to in this proxy statement/prospectus as “Roxane,” that it filed an abbreviated new drug application, which is referred to in this proxy statement/prospectus as an “ANDA,” with the U.S. Food and Drug Administration, which is referred to in this proxy statement/prospectus as the “FDA,” requesting approval to market a generic version of Xyrem. If the application is approved, and a generic version of Xyrem is introduced, our sales of Xyrem would be adversely affected. Additional ANDAs could also be filed requesting approval to market generic forms of Xyrem; if those applications for generics were approved and the generics were launched, sales of Xyrem would further decrease. Roxane sent Jazz Pharmaceuticals Paragraph IV certifications with respect to the patents listed in the FDA’s approved drug products with therapeutic equivalence evaluation documents, which are referred to in this proxy statement/prospectus as the “Orange Book,” covering Xyrem for the treatment of excessive daytime sleepiness and cataplexy in patients with narcolepsy. A Paragraph IV certification is a certification by a generic applicant that patents covering the branded product are invalid, unenforceable, and/ or will not be infringed by the manufacture, use or sale of the generic product. The FDA will not approve an ANDA for a generic form of a product unless the submitting manufacturer either files a Paragraph IV certification with respect to the patents listed in the FDA’s Orange Book for that product or all of those patents expire. Jazz Pharmaceuticals filed a lawsuit against Roxane, but we cannot assure you that the lawsuit will prevent the introduction of a generic version of Xyrem for any particular length of time, or at all.

In August 2009, Jazz Pharmaceuticals received a Paragraph IV certification notice from Actavis Elizabeth, LLC, which is referred to in this proxy statement/prospectus as “Actavis,” advising that Actavis has filed an ANDA with the FDA seeking approval to market a generic version of Luvox CR®. In September 2009, Jazz Pharmaceuticals received a Paragraph IV certification notice from Anchen Pharmaceuticals, Inc., which is referred to in this proxy statement/prospectus as “Anchen,” advising that Anchen had filed an ANDA with the FDA for a generic version of Luvox CR. Jazz Pharmaceuticals filed lawsuits against both companies after receipt of their certifications. Jazz Pharmaceuticals and Elan Pharma International Limited, which has subsequently transferred its rights to Alkermes Pharma Ireland Limited, which is referred to in this proxy statement/prospectus as “Alkermes,” entered into settlement agreements with Anchen granting Anchen a sublicense of its rights to have manufactured, market and sell a generic version of Luvox CR commencing on February 15, 2013, or earlier upon the occurrence of certain events. In September 2011, Jazz Pharmaceuticals received a Paragraph IV certification notice from Torrent Pharmaceuticals, Ltd., which is referred to in this proxy statement/prospectus as “Torrent,” advising that Torrent has filed an ANDA with the FDA seeking approval to market a generic version of Luvox CR. On October 21, 2011, Jazz Pharmaceuticals and Alkermes filed a lawsuit against Torrent. The lawsuits against Actavis and Torrent are pending in the U.S. District Court for the District of Delaware, but we cannot assure you that these lawsuits will prevent the introduction of additional generic forms of Luvox CR for any particular length of time, or at all.

Azur Pharma received Paragraph IV certifications from three generic manufacturers indicating that ANDAs had been filed with the FDA requesting approval to market generic versions of FazaClo® LD: Barr Laboratories, Inc.’s notice, dated July 11, 2008; Novel Laboratories, Inc.’s notice, dated October 16, 2008; and Mylan Pharmaceuticals, Inc.’s notice, dated June 17, 2010. Each certification alleged that all of Azur Pharma’s licensed patents listed for FazaClo LD in the Orange Book on the date of the Paragraph IV certification are invalid, unenforceable or not infringed by the proposed generic product. Azur Pharma and CIMA Labs Inc., which is referred to in this proxy statement/prospectus as “CIMA,” Azur Pharma’s licensor and whose drug-delivery technology is incorporated into FazaClo LD, filed lawsuits in response to each certification: against Barr Laboratories on August 21, 2008; against Novel Laboratories on November 25, 2008, and against Mylan Pharmaceuticals on July 23, 2010. Each case was filed in the U.S. District Court for the District of Delaware. On July 6, 2011, Azur Pharma, CIMA, Barr Laboratories and Teva Pharmaceutical Industries Limited, which had acquired Barr Laboratories, entered into an agreement settling the patent litigation and granting a license of our rights to have manufactured, market and sell a generic version of FazaClo LD and FazaClo HD. The sublicenses will commence in July 2012 and May 2015 for FazaClo LD and FazaClo HD, respectively, or earlier upon the occurrence of certain events. We cannot assure you that the lawsuits against Novel and Mylan or any other lawsuit we may bring will prevent the introduction of generic versions of these products for any particular length of time, or at all. In August 2011, Azur Pharma received a Paragraph IV certification notice from Teva Pharmaceuticals advising that Teva Pharmaceuticals had filed an ANDA with the FDA seeking approval to market a generic version of FazaClo HD. As noted above, FazaClo HD was covered under the July 2011 Settlement Agreement with Teva Pharmaceuticals.

The two formulation patents covering FazaClo LD and FazaClo HD which Azur Pharma licenses from CIMA are under re-examination by the U.S Patent and Trademark Office and both of the re-examination proceedings have proceeded to appeal at the U.S. Patent and Trademark Office. It is currently not possible to predict whether these re-examination proceedings will result in one or both of the patents being fully or partly invalidated. Any decision on the part of the U.S. Patent and Trademark Office that results in one or both of the patents being fully or partly invalidated could accelerate the entry of generic competitors for FazaClo LD and FazaClo HD.

After the introduction of a generic competitor, a significant percentage of the prescriptions written for a product generally may be filled with the generic version, resulting in a loss in sales of the branded product, including for indications for which the generic version has not been approved for marketing by the FDA. Generic competition often results in decreases in the prices at which branded products can be sold, particularly when there is more than one generic available in the marketplace. In addition, legislation enacted in the United States allows for, and in a few instances, in the absence of specific instructions from the prescribing physician, mandates, the dispensing of generic products rather than branded products where a generic equivalent is available. Generic competition for Xyrem or our other products could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

The manufacture, distribution and sale of Xyrem are subject to significant restrictions and the requirements of a risk management program, and these restrictions and requirements will subject us to increased risks and uncertainties, any of which could negatively impact sales of Xyrem.

The DEA limits the quantity of certain Schedule I controlled substances that may be produced in the United States in any given calendar year through a quota system. Because the active pharmaceutical ingredient of Xyrem, sodium oxybate, is a Schedule I controlled substance, the current and any potential new suppliers of sodium oxybate, as well as the product manufacturer, must each obtain separate DEA quotas in order to supply us with sodium oxybate and Xyrem. Since the DEA typically grants quotas on an annual basis and requires a detailed submission and justification for each request, obtaining a DEA quota is a difficult and time consuming process. If our commercial or clinical requirements for sodium oxybate or Xyrem exceed our suppliers’ and product manufacturer’s DEA quotas, our suppliers and product manufacturer would need quota increases from the DEA, which could be difficult and time consuming to obtain and might not ultimately be obtained on a timely basis, or at all. We cannot assure you that our suppliers will receive sufficient quota from the DEA to meet our needs, and if we and our suppliers cannot obtain as much quota as is needed, on a timely basis, or at all, our business, financial condition, results of operations and growth prospects could be materially and adversely affected.

As a condition of approval of Xyrem, the FDA mandated that Jazz Pharmaceuticals maintain a risk management program for Xyrem. The risk management plan includes unique features that provide information about adverse events, including deaths, that is generally not available for other products that are not subject to a similar risk management plan. Information concerning adverse events that may not be related to the use of Xyrem is likely to be collected under the risk management plan. This information, which Jazz Pharmaceuticals is, and we will be, required to report regularly to the FDA, could result in the FDA requiring changes to the Xyrem label or taking or requiring us to take other actions that could have an adverse effect on Xyrem’s commercial success.

Under the risk management plan, all of the Xyrem sold in the United States must be shipped directly to patients through a single central pharmacy. The process under which patients receive Xyrem under the Xyrem risk management program is cumbersome. While Jazz Pharmaceuticals has an agreement with the central pharmacy for Xyrem, Express Scripts Specialty Distribution Services, Inc. and its affiliate CuraScript, Inc., which is referred to in this proxy statement/prospectus as “ESSDS,” through June 2015, if the central pharmacy does not fulfill its contractual obligations, or refuses or fails to adequately serve patients, shipments of Xyrem and our sales would be adversely affected. If we change our central pharmacy, new contracts might be required with government and other insurers who pay for Xyrem, and the terms of any new contracts could be less favorable to us than current agreements. In addition, any new central pharmacy would need to be registered with the DEA and would also need to implement the particular processes, procedures and activities necessary to distribute Xyrem under the risk management plan approved by the FDA. Transitioning to a new central pharmacy could result in product shortages, which would adversely affect sales of Xyrem in the United States, result in additional costs and expenses for us and/or take a significant amount of time, any of which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

In late April 2011, Jazz Pharmaceuticals learned that deaths of patients who had been prescribed Xyrem between 2003 and 2010 had not always been reported to it by ESSDS and therefore to the FDA as required. Promptly after learning of them, Jazz Pharmaceuticals reported to the FDA all of the previously unreported cases that it and ESSDS had identified. Jazz Pharmaceuticals also began immediately taking specific steps to strengthen its own procedures, and those between it and ESSDS, to ensure that all adverse events are reported to it, and to the FDA, in an appropriate and timely manner.

In early May 2011, Jazz Pharmaceuticals received a Form 483 as a result of an FDA inspection, which included the inspector’s observations concerning its adverse event reporting system. That document discussed the failure to report serious adverse events, including certain cases of deaths as described above, and also noted deficiencies in certain of Jazz Pharmaceuticals’ drug safety procedures. After receipt of the Form 483, Jazz Pharmaceuticals continued its efforts to improve its systems, and those used by it and ESSDS, to ensure that it corrects the deficiencies noted in the Form 483, and those efforts are continuing. In October 2011, Jazz Pharmaceuticals received a warning letter from the FDA relating to the matters covered by the Form 483. Jazz Pharmaceuticals has responded to the warning letter, advising the FDA of the efforts it has taken to date and are continuing to take, and Jazz Pharmaceuticals is continuing to strengthen its procedures and take appropriate corrective actions to address all of the matters covered in the warning letter. While Jazz Pharmaceuticals has responded to the warning letter in a timely manner and intends to demonstrate its compliance to the FDA’s satisfaction, we cannot assure you that Jazz Pharmaceuticals will be able to adequately address the FDA’s requirements pursuant to the warning letter, and the failure to do so could have a material and adverse effect on New Jazz’s business, financial condition and results of operations.

The information Jazz Pharmaceuticals has received concerning the cases discussed above does not specify the cause of death in most cases, and as a result Jazz Pharmaceuticals cannot be certain whether any, or how many, of the cases are related to Xyrem, and it may not be able to obtain such information. Jazz Pharmaceuticals is continuing to attempt to gather additional information about the deaths of patients who have been prescribed Xyrem, which it has discussed with the FDA, and plans to provide the FDA with additional information it gathers. As a result of Jazz Pharmaceuticals’ review to date, Jazz Pharmaceuticals believes that the adjusted annual all-cause mortality rate has been consistent since the product’s launch and that it does not constitute a new safety signal for Xyrem. We cannot assure you that additional information Jazz Pharmaceuticals may learn will not modify its current assessment, that the FDA will agree with this assessment or that the FDA will not open an evaluation based on the FDA’s Adverse Event Reporting System database, require changes to Xyrem’s label or take or require Jazz Pharmaceuticals or us to take other actions that could be costly or time-consuming and/or negatively affect the commercial success of Xyrem. We cannot assure you that regulatory authorities in other countries where Xyrem is sold will not take similar actions.

The Xyrem risk management plan adopted with the approval of the product in 2002 is not in the same form as required under the current Risk Evaluation and Mitigation Strategy, which is referred to in this proxy statement/prospectus as “REMS,” as it is structured today by the FDA. The FDA has required that pre-existing risk management programs be converted to the newer REMS structure under the Food and Drug Administration Amendments Act of 2007. While Jazz Pharmaceuticals has been in discussions with the FDA about converting its current risk management plan for Xyrem to a REMS under the new structure, those discussions have not been completed. We cannot assure you that the FDA will not impose new and onerous requirements under the new REMS structure that could make it more difficult or expensive for us to distribute Xyrem or could adversely affect our sales or make competition easier.

The FDA has required that Xyrem’s label include a boxed warning regarding the risk of abuse. A boxed warning is the strongest type of warning that the FDA can require for a drug product and warns prescribers that the drug carries a significant risk of serious or even life-threatening adverse effects. A boxed warning also means, among other things, that the product cannot be advertised through reminder ads, which mention the pharmaceutical brand name but not the indication or medical condition it treats. In addition, Xyrem’s FDA approval under the FDA’s Subpart H regulations requires that all of the promotional materials for Xyrem be provided to the FDA for review at least 30 days prior to the intended time of first use.

The manufacture, distribution and sale of FazaClo LD and FazaClo HD are subject to the requirements of a patient registry program and other restrictions under the requirements of its risk management plan, and these requirements will subject us to increased risks and uncertainties, any of which could negatively impact sales of those products.

The FDA requires a risk management plan in the form of a patient registry for all clozapine-containing products, including FazaClo LD and FazaClo HD. The FazaClo risk management plan provides a database for monitoring patients (white blood cell and absolute neutrophil counts) treated with FazaClo LD and FazaClo HD to permit early detection of clozapine-induced leucopenia or agranulocytosis, provides a confidential registration and reporting process for patients treated with the products, and provides ongoing updating of the Clozapine National Non-Rechallenge Masterfile with patients previously treated with FazaClo products who can no longer be prescribed clozapine products. White blood cell counts of patients taking FazaClo products must be monitored weekly for the first six months of treatment, bi-weekly for the next six months and monthly thereafter (for patients having 12 months of acceptable blood test results).

The risk management plan for FazaClo, which was adopted in 2004, is not in the same form as required under the newer REMS structure under the Food and Drug Administration Amendments Act of 2007. The FDA has required that the existing risk management program for FazaClo LD and FazaClo HD be converted to its current REMS structure. Azur Pharma has submitted a supplement for a new REMS plan, which, once approved, will replace the current risk management plan for FazaClo LD and FazaClo HD. We cannot assure you that the FDA will not impose new and onerous requirements under the new REMS structure that could make it more difficult or expensive for us to distribute FazaClo or could adversely affect our sales or make competition easier.

In June 2009, the FDA posted an announcement regarding a potential safety signal associated with FazaClo. The posting stated that FazaClo had been found to exhibit a higher proportion of adverse events with a fatal outcome versus total adverse events compared to other clozapine products. The posting also stated that the reported events in the cases with fatal outcome are similar for FazaClo and other clozapine products. Although Azur Pharma investigated and believes that the difference in the cited ratio between FazaClo and other marketed Clozapine products is not a valid determinate of a safety signal, we cannot assure you that additional information Azur Pharma may learn will not modify its current assessment, that the FDA will agree with this assessment or that the FDA will not take further actions related to the potential safety signal, any of which could have a material adverse effect on the results of operations of New Jazz.

The FDA has also required that the label for FazaClo LD and FazaClo HD include a boxed warning concerning agranulocytosis, seizures, myocarditis, orthostatic hypotension and other cardiovascular and respiratory effects, and increased mortality in elderly patients with dementia-related psychosis.

We will depend on single source suppliers and manufacturers for each of our products and product candidates. The loss of any of these suppliers or manufacturers, or delays or problems in the supply or manufacture of our products for commercial sale or our product candidates for use in our clinical trials, could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Jazz Pharmaceuticals and Azur Pharma do not have, and do not intend to establish in the near term, their own manufacturing or packaging capability for their respective products or product candidates, or their active pharmaceutical ingredients. In part due to the limited market size for their approved products, Jazz Pharmaceuticals and Azur Pharma have entered into manufacturing and supply agreements with single source suppliers and manufacturers for our commercialized products and product candidates. If these suppliers and contract manufacturers do not manufacture our products, active pharmaceutical ingredients or product candidates without interruption or do not comply with their obligations under the supply and manufacturing arrangements, we may not have adequate remedies for any breach, and their failure to supply us could result in a shortage of our products or product candidates.

The availability of our products for commercial sale will depend upon our ability to procure the ingredients, packaging materials and finished products we need. If one of our suppliers or product manufacturers fails or refuses to supply us for any reason, it would take a significant amount of time and expense to qualify a new supplier or manufacturer. The loss of one of our suppliers or product manufacturers could require us to obtain regulatory clearance in the form of a “prior approval supplement” and to incur validation and other costs associated with the transfer of the active pharmaceutical ingredient or product manufacturing process. We believe that it could take up to two years, or longer in certain cases, to qualify a new supplier or manufacturer, and we may not be able to obtain active pharmaceutical ingredients, packaging materials or finished products from new suppliers or manufacturers on acceptable terms and at reasonable prices, or at all. Should we lose either an active pharmaceutical ingredient supplier or a product manufacturer, we could run out of salable product to meet market demands or investigational product for use in clinical trials while we wait for FDA approval of a new active pharmaceutical ingredient supplier or product manufacturer. For Xyrem or sodium oxybate, any new supplier or manufacturer would also need to be registered with the DEA and obtain a DEA quota. In addition, the FDA must approve suppliers of the active and inactive pharmaceutical ingredients and certain packaging materials used in our products, as well as suppliers of finished products. The qualification of new suppliers and manufacturers could potentially delay the manufacture of our products and product candidates and result in shortages in the marketplace or for our clinical trials, or both, particularly since we will not have secondary sources of supply of the active pharmaceutical ingredient or backup manufacturers for our products and product candidates. For example, in 2010 Jazz Pharmaceuticals entered into an agreement with a new supplier for sodium oxybate, Siegfried (USA) Inc. While Jazz Pharmaceuticals expects Siegfried to be approved by the FDA as a supplier by the end of 2011, we cannot be certain this will occur.

Azur Pharma’s FazaClo supplier, CIMA, is in the process of transferring manufacturing of FazaClo LD and FazaClo HD from its Eden Prairie site to the Salt Lake City site of its parent company, Cephalon Inc. While Azur Pharma expects this transition to be completed in 2012, we cannot be certain this will occur. FDA approval is required for this change and we cannot be certain this will be obtained.

Azur Pharma is in the process of changing suppliers for Prialt® finished product and for ziconotide, the active ingredient in Prialt, following the receipt of termination notices from existing suppliers indicating their intention to terminate the supply agreements with them. Azur Pharma has identified and commenced the transfer of the manufacturing of Prialt finished product and ziconotide to new manufacturers. Azur Pharma believes that it will have a sufficient supply of ziconotide to meet its commercial requirements for at least five years and a sufficient supply of Prialt finished product to meet commercial requirements through the end of 2013. However, there can be no assurance that such new manufacturers or any other manufacturers will be approved by the FDA by such time, or that Azur Pharma’s supply of Prialt finished product or ziconotide will be sufficient until such new manufacturers or other manufacturers have been approved, and any failure to obtain sufficient commercial supplies of Prialt would have a material adverse effect on our business, financial condition and results of operations.

If there are delays in qualifying new manufacturers or facilities or, in the case of Xyrem, the new manufacturers are unable to obtain a sufficient quota from the DEA or otherwise meet FDA requirements for approval, there could be a shortage of the affected products for the marketplace or for use in our clinical studies, or both.

Failure by our third-party manufacturers to comply with regulatory requirements could adversely affect their ability to supply products or ingredients to us. All facilities and manufacturing techniques used for the manufacture of pharmaceutical products must be operated in conformity with the FDA’s current Good Manufacturing Practices, which are referred to in this proxy statement/prospectus as “cGMP,” requirements. In complying with cGMP requirements, our suppliers must continually expend time, money and effort in production, record-keeping and quality assurance and control to ensure that our products and product candidates meet applicable specifications and other requirements for product safety, efficacy and quality. DEA regulations also govern facilities where controlled substances such as sodium oxybate are manufactured. Manufacturing facilities are subject to periodic unannounced inspection by the FDA, the DEA and other regulatory authorities, including state authorities. Failure to comply with applicable legal requirements subjects the suppliers to possible legal or regulatory action, including shutdown, which may adversely affect their ability to supply us with the ingredients or finished products we will need.

Any delay in supplying, or failure to supply, products by any of our suppliers could result in our inability to meet the commercial demand for our products in the United States and our partners’ needs outside the United States, or our needs for use in clinical trials, and could adversely affect our business, financial condition, results of operations and growth prospects.

We may not be able to successfully identify and acquire, in-license or develop additional products or product candidates to grow our business, and, even if we are able to do so, we may not be able to successfully identify and manage the risks associated with integrating acquisitions, including acquisitions of a company or business unit, or other new products or product candidates.

We intend to grow our business over the long-term by acquiring or in-licensing and developing additional products and product candidates that we believe have significant commercial potential. Any growth through acquisition or in-licensing will depend upon the availability of suitable acquisition or in-license products and product candidates on acceptable prices, terms and conditions, and any growth through development will depend upon our identifying and obtaining product candidates, our ability to develop those product candidates and the availability of funding to complete the development of, obtain regulatory approval for and commercialize these product candidates. Even if appropriate opportunities are available, we may not be able to successfully identify them, or we may not have the financial resources necessary to pursue them. Other companies, many of which may have substantially greater financial, marketing and sales resources, compete with us for these opportunities.

In addition, integrating an acquisition, including the acquisition of a company or business unit, or an in-licensed product or product candidate, may create unforeseen operating difficulties and expenses for us, including:

•	the diversion of management time and focus from operating our current business;

•	unanticipated liabilities for activities of or related to an acquired company or product before the acquisition;

•	failure to retain employees or to smoothly integrate related departments; and

•	failure to successfully develop and commercialize acquired products and product candidates.

We cannot assure you that we will be able to successfully manage these risks or other anticipated and unanticipated problems in connection with integrating an acquisition, including the acquisition of a company or business unit, or in-licensed product or product candidate, and, if we are not successful in identifying and managing these risks and uncertainties effectively, it could have a material adverse effect on our business.

The commercial success of our products depends upon their market acceptance by physicians, patients, third-party payors and the medical community.

Physicians may not prescribe our products, in which case we would not generate the revenues we anticipate. Market acceptance of any of our products by physicians, patients, third-party payors and the medical community depends on:

•	the clinical indications for which a product is approved, including any restrictions placed upon the product in connection with its approval, such as a REMS, patient registry or labeling restrictions;

•	prevalence of the disease or condition for which the product is approved and the severity of side effects;

•	acceptance by physicians and patients of each product as a safe and effective treatment;

•	perceived advantages over alternative treatments;

•	relative convenience and ease of administration;

•	the cost of treatment in relation to alternative treatments, including generic products;

•	the extent to which the product is approved for inclusion on formularies of hospitals and managed care organizations; and

•	the availability of adequate reimbursement by third parties.

From time to time, there is negative publicity about illicit gamma-hydroxybutyrate, which is referred to in this proxy statement/prospectus as “GHB,” and its effects, including with respect to illegal use, overdoses, serious injury and death. Because sodium oxybate, the active pharmaceutical ingredient in Xyrem, is a derivative of GHB, Xyrem sometimes also receives negative mention in publicity relating to GHB. Patients, physicians and regulators may therefore view Xyrem as the same as or similar to illicit GHB. In addition, there are regulators and some law enforcement agencies that oppose the prescription and use of Xyrem generally because of its connection to GHB. Xyrem’s label includes information about adverse events from GHB. We could also be adversely affected if any of our products or any similar products distributed by other companies prove to be, or are asserted to be, harmful to patients.

Because of our dependence upon patient and physician perceptions, any adverse publicity associated with illness or other adverse effects resulting from the use or misuse of our products or any similar products distributed by other companies could materially and adversely affect our business, financial condition, results of operations and growth prospects. Negative publicity resulting from our recent receipt of a Form 483 observation in May 2011 or the related warning letter from the FDA described above or other related regulatory actions could adversely affect sales of Xyrem.

Sales of our products may be adversely affected by the consolidation among wholesale drug distributors.

The network through which we sell our products has undergone significant consolidation through mergers and acquisitions among wholesale distributors. As a result, a small number of large wholesale distributors control a significant share of the market, and the number of independent drug stores and small drugstore chains has decreased. Three large wholesale distributors accounted for an aggregate of 89% of Azur Pharma’s total sales and 16% of Jazz Pharmaceuticals’ total sales during the year ended December 31, 2010. If any of our major distributors reduces its inventory levels or otherwise reduces purchases of our products, it could lead to periodic and unanticipated future reductions in revenues and cash flows. Consolidation of drug wholesalers and retailers, as well as any increased pricing pressure that those entities face from their customers, including the U.S.

government, may increase pricing pressure and place other competitive pressures on drug companies, including us.

We will face substantial competition from other companies, including companies with greater resources than we have.

With respect to all of our existing and future products, we may compete with companies selling or working to develop products that may be more effective, safer or less costly than our products. The markets for which we are developing products are competitive and include generic and branded products, some of which are marketed by major pharmaceutical companies that have significantly greater financial resources and expertise in research and development, preclinical testing, conducting clinical trials, obtaining regulatory approvals, manufacturing and marketing and selling approved products than we do.

Smaller or earlier stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Our commercial opportunities may be reduced or eliminated if our competitors develop and commercialize generic or branded products that are safer or more effective, have fewer side effects or are less expensive than our products.

Many of our competitors have far greater financial resources and a larger number of personnel to market and sell their products than we will. Our competitors may obtain FDA or other regulatory approvals for their product candidates more rapidly than we may and may market their products more effectively than we do. If we are unable to demonstrate to physicians that, based on experience, clinical data, side-effect profiles and other factors, our products are preferable to other therapies, we may not generate meaningful revenues from the sales of our products.

Jazz Pharmaceuticals and Azur Pharma currently have relatively small sales organizations compared with most other pharmaceutical companies with marketed products. If our specialty sales forces and sales organizations are not appropriately sized to adequately promote any potential future products, the commercial opportunity for our potential future products may be diminished.

Each of the Jazz Pharmaceuticals and Azur Pharma sales forces has a relatively small number of sales representatives compared with the number of sales representatives of most other pharmaceutical companies with marketed products. Each of our sales representatives will be responsible for a territory of significant size. Future commercial products may require expansion of our sales force and sales support organization, and we may need to commit significant additional funds, management and other resources to the growth of our sales organization before the commercial launch of those product candidates. We may not be able to achieve any necessary growth in a timely or cost-effective manner or realize a positive return on our investment, and we may not have the financial resources to achieve the necessary growth in a timely manner or at all. We will also have to compete with other pharmaceutical and life sciences companies to recruit, hire, train and retain sales and marketing personnel, and turnover in our sales force and marketing personnel could negatively affect sales of our products.

A failure to prove that our product candidates are safe and effective in clinical trials would require us to discontinue their development, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

Significant additional research and development, financial resources and additional personnel will be required to obtain necessary regulatory approvals for our current and any future product candidates and to develop them into commercially viable products. As a condition to regulatory approval, each product candidate must undergo extensive and expensive clinical trials to demonstrate to a statistically significant degree that the product candidate is safe and effective. If a product candidate fails at any stage of development, we will not be able to commercialize it and we will not receive any return on our investment from that product candidate.

Jazz Pharmaceuticals, Azur Pharma and their respective partners have conducted, and we may in the future conduct, additional clinical trials for their product candidates including: an oral suspension formulation of clozapine, Clozapine OS, and a once-daily formulation of clozapine, Clozapine QD. Clinical testing can take many years to complete, especially for product candidates that are in Phase II, or earlier, clinical trials, and failure can occur any time during the clinical trial process. In addition, the results from early clinical trials may not be predictive of results obtained in later and larger clinical trials and product candidates in later clinical trials may fail to show the desired safety and efficacy despite having progressed successfully through initial clinical testing. A number of companies in the pharmaceutical industry including us, have suffered significant setbacks in clinical trials, even in advanced clinical trials after showing positive results in earlier clinical trials.

Our product candidates will be subject to competition for clinical study sites and patients from other therapies under development that may delay the enrollment in or initiation of our clinical trials. Many of these companies have far greater financial and human resources than we do. To grow our sodium oxybate business, Jazz Pharmaceuticals has conducted, and we may in the future conduct, additional studies in different diseases or conditions or with additional or different doses or dosage forms. We cannot assure you that adverse events or other information obtained during the course of any of these studies will not result in action by the FDA or otherwise that could have a material adverse effect on the Xyrem commercial product as well as the candidate we are studying.

We will rely on third parties to conduct clinical trials for our product candidates, and if they do not properly and successfully perform their legal and regulatory obligations, as well as their contractual obligations to us, we may not be able to obtain regulatory approvals for our product candidates.

We will rely on our licensors, contract research organizations and other third parties to assist us in designing, managing, monitoring and otherwise carrying out clinical trials for our product candidates with respect to site selection, contract negotiation and data management. We will not control these third parties and, as a result, they may not treat our clinical studies as their highest priority, or in the manner in which we would prefer, which could result in delays. We will be responsible for confirming that each of our clinical trials is conducted in accordance with its general investigational plan and protocol, as well as FDA’s and foreign regulatory agencies’ requirements, commonly referred to as good clinical practices, for conducting, recording and reporting the results of clinical trials to ensure that the data and results are credible and accurate and that the trial participants are adequately protected. The FDA enforces good clinical practices through periodic inspections of trial sponsors, principal investigators and trial sites. If we, our licensors, contract research organizations or our study sites fail to comply with applicable good clinical practices, the clinical data generated in our clinical trials may be deemed unreliable and the FDA may require us to perform additional clinical trials before approving our marketing applications. We cannot assure you that, upon inspection, the FDA will determine that any of our clinical trials comply with good clinical practices. In addition, our clinical trials must be conducted with product produced under the FDA’s cGMP regulations. Our failure, or the failure of our contract manufacturers, to comply with these regulations may require us to repeat or redesign clinical trials, which would delay the regulatory approval process.

If third parties do not successfully carry out their duties under their agreements with us, if the quality or accuracy of the data they obtain is compromised due to failure to adhere to our clinical protocols or regulatory requirements, or if they otherwise fail to comply with clinical trial protocols or meet expected deadlines, our clinical trials may not meet regulatory requirements. If our clinical trials do not meet regulatory requirements or if these third parties need to be replaced, our clinical trials may be extended, delayed, suspended or terminated. If any of these events occur, we may not be able to obtain regulatory approval of our product candidates.

If we fail to attract, retain and motivate key personnel, or to retain our executive management team, or if we cannot provide additional resources to perform important tasks, we may be unable to successfully sustain or grow our business.

Our success and our ability to grow will depend in part on our continued ability to attract, retain and motivate highly qualified personnel and on our ability to develop and maintain important relationships with leading academic institutions, clinicians and scientists. We will be highly dependent upon our executive management team and other key personnel, all of whom will work on many complex matters that are critical to our success. The loss of services of any one or more members of our executive management team or other key personnel could delay or prevent the successful completion of some of our key activities. We do not intend to continue to carry “key person” insurance on any employee. Any employee may terminate his or her employment at any time without notice (or, in the case of Azur Pharma, with up to three months notice for certain employees) and without cause or good reason.

To grow our company we will need additional personnel. Competition for qualified personnel in the life sciences industry has historically been intense. If we cannot timely attract and retain quality personnel on acceptable terms, our failure to do so could adversely affect our business, financial condition, results of operations and growth prospects.

Risks Related to Our Intellectual Property

It is difficult and costly to protect our proprietary rights, and we may not be able to ensure their protection.

Our commercial success will depend in part on obtaining and maintaining patent protection and trade secret protection of our products and product candidates, their use and the methods used to manufacture and, in some cases, distribute them, as well as successfully defending these patents against third-party challenges. Our ability to protect our products and product candidates from unauthorized making, using, selling, offering to sell or importation by third parties depends on the extent to which we have rights under valid and enforceable patents, or have trade secrets that cover these activities.

The patent position of pharmaceutical companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. Changes in either the patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property. Even if we are able to obtain patents covering our products and product candidates, any patent may be challenged, invalidated, held unenforceable or circumvented. For example, even though Jazz Pharmaceuticals has nine patents covering Xyrem, with expiration dates between 2019 and 2024, and seven of the patents are listed in the FDA’s Orange Book, an ANDA was filed requesting permission from the FDA to market a generic form of Xyrem. Luvox CR is covered by a patent owned by Alkermes. The patent has an expiration date of May 10, 2020, and is listed in the FDA’s Orange Book. Three ANDAs were filed requesting permission from the FDA to market a generic form of Luvox CR. Similarly, Azur Pharma has three patents covering FazaClo LD and three patents covering FazaClo HD, all of which are listed in FDA’s Orange Book, which have expiration dates in 2017 and 2018. Three ANDAs were filed requesting approval from the FDA to market a generic form of FazaClo LD and one ANDA has been filed requesting approval from the FDA to market a generic form of FazaClo HD. Jazz Pharmaceuticals and Azur Pharma have received notices from the companies that filed the ANDAs stating that such ANDAs included Paragraph IV certifications with respect to the patents listed in the FDA’s Orange Book.

The two formulation patents covering FazaClo LD and FazaClo HD which Azur Pharma licenses from CIMA are under re-examination by the U.S. Patent and Trademark Office and both of the re-examination proceedings have proceeded to appeal at the U.S. Patent and Trademark Office. It is currently not possible to predict whether these re-examination proceedings will result in one or both of the patents being fully or partly invalidated. Any decision on the part of the U.S. Patent and Trademark Office that results in one or both of the patents being fully or partly invalidated could accelerate the entry of generic competitors for FazaClo LD and FazaClo HD.

The existence of a patent will not necessarily prevent other companies from developing similar or therapeutically equivalent products or protect us from claims of third parties that our products infringe their issued patents, which may require licensing and the payment of significant fees or royalties. Competitors may successfully challenge our patents, produce similar products that do not infringe our patents, or manufacture products in countries where we have not applied for patent protection or that do not respect our patents. Accordingly, we cannot predict the breadth of claims that may be allowed or enforced in our patents, our licensed patents or in third-party patents.

On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These changes include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. The U.S. Patent Office is currently developing regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act will not become effective until one year or 18 months after its enactment. Accordingly, it is too early to tell what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

The degree of future protection to be afforded by our proprietary rights is uncertain because legal means afford only limited protection and may not adequately protect our rights or permit us to gain or keep our competitive advantage. For example:

•	others may be able to make products that are similar to our product candidates but that are not covered by the claims of our patents, or for which we are not licensed under our license agreements;

•

we or our licensors or partners might not have been the first to make the inventions covered by our issued patents or pending patent applications or the pending patent applications or issued patents of our licensors or partners;

•	we or our licensors or partners might not have been the first to file patent applications for these inventions;

•	others may independently develop similar or alternative products without infringing our intellectual property rights;

•	our pending patent applications may not result in issued patents;

•

our issued patents and the issued patents of our licensors or partners may not provide us with any competitive advantages, or may be held invalid or unenforceable as a result of legal challenges by third parties;

•	we may not develop additional proprietary products that are patentable; or

•	the patents of others may have an adverse effect on our business.

We also may rely on trade secrets and other unpatented proprietary information to protect our technology, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. Although we use reasonable efforts to protect our trade secrets and other unpatented proprietary information, our employees, consultants, advisors and partners may unintentionally or willfully disclose our proprietary information to competitors, and we may not have adequate remedies for such disclosures. If our employees, consultants, advisors and partners develop inventions or processes independently, or jointly with us, that may be applicable to our products under development, disputes may arise about ownership or proprietary rights to those inventions and processes. Enforcing a claim that a third party illegally obtained and is using any of our inventions or trade secrets is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside of the United States are sometimes less willing to protect trade secrets. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how.

Certain of the products we will sell, including Gastrocrom® and Urelle®, have no patent protection and, as a result, potential competitors face fewer barriers in introducing competing products. The introduction of competing products could materially adversely affect our sales of these products. On October 27, 2011 an ANDA from Pack Pharmaceuticals LLC, seeking to manufacture and sell a generic version of Gastrocrom, was approved by the FDA.

Our research and development collaborators may have rights to publish data and other information to which we have rights. In addition, we may engage individuals or entities to conduct research that may be relevant to our business. While the ability of these individuals or entities to publish or otherwise publicly disclose data and other information generated during the course of their research is subject to contractual limitations, these contractual provisions may be insufficient or inadequate to protect our trade secrets and may impair our patent rights. If we do not apply for patent protection prior to such publication, or if we cannot otherwise maintain the confidentiality of our innovations and other confidential information, then our ability to obtain patent protection or protect our proprietary information may be jeopardized. Moreover, a dispute may arise with our research and development collaborators over the ownership of rights to jointly developed intellectual property. Such disputes, if not successfully resolved, could lead to a loss of rights and possibly prevent us from pursuing certain new products or product candidates.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights and we may be unable to protect our rights to, or commercialize, our products.

Our ability, and that of our partners, to commercialize any approved products will depend, in part, on our ability to obtain patents, enforce those patents and operate without infringing the proprietary rights of third parties. The patent positions of pharmaceutical companies can be highly uncertain and involve complex legal and factual questions. Jazz Pharmaceuticals and Azur Pharma have filed multiple U.S. patent applications and foreign counterparts, and may file additional U.S. and foreign patent applications related thereto. There can be no assurance that any issued patents we own or control will provide sufficient protection to conduct our business as proposed. Moreover, in part because of prior research performed and patent applications submitted in the same manner or similar fields, there can be no assurance that any patents will issue from the patent applications owned by us, or that we will remain free from infringement claims by third parties.

If we choose to go to court to stop someone else from pursuing the inventions claimed in our patents, our licensed patents or our partners’ patents, that individual or company has the right to ask the court to rule that these patents are invalid and/or should not be enforced against that third party. These lawsuits are expensive and consume time and other resources, even if we were successful in stopping the infringement of these patents. In addition, there is a risk that the court will decide that these patents are not valid and that we do not have the right to stop the other party from using the inventions. There is also the risk that, even if the validity of these patents is upheld, the court will refuse to stop the other party on the ground that the other party’s activities do not infringe our rights to these patents or that it is in the public interest to permit the infringing activity. Jazz Pharmaceuticals has filed and is prosecuting a lawsuit against Roxane and related to the Paragraph IV certifications delivered to Jazz Pharmaceuticals with respect to Xyrem. Azur Pharma and CIMA have filed and are prosecuting lawsuits against Novel and Mylan related to the Paragraph IV certifications delivered to Azur Pharma and CIMA with respect to FazaClo LD. Jazz Pharmaceuticals and Alkermes are prosecuting separate lawsuits against Actavis and Torrent related to their Paragraph IV certifications delivered to us with respect to Luvox CR. We cannot assure you that these, or other lawsuits we may file in the future, will be successful in stopping the infringement of our patents, that any such litigation will be cost-effective, or that the litigation will have a satisfactory result for us.

A third party may claim that we or our manufacturing or commercialization partners are using inventions covered by the third party’s patent rights and may go to court to stop us from engaging in our normal operations and activities, including making or selling our products. Patent infringement lawsuits are costly and could affect our results of operations and divert the attention of management and development personnel. There is a risk that a court could decide that we or our partners are infringing third-party patent rights which could be very costly to us and have a material adverse effect on our business.

The pharmaceutical and life sciences industry has produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our products or methods do not infringe the patent claims of the relevant patent and/or that the patent claims are invalid or unenforceable, and we may not be able to do this.

Because some patent applications in the United States may be maintained in secrecy until the patents are issued, because patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after filing, and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for inventions covered by our licensors’ or our issued patents or pending applications, or that we or our licensors were the first inventors. Our competitors may have filed, and may in the future file, patent applications covering subject matter similar to ours. Any such patent application may have priority over our or our licensors’ patents or applications and could further require us to obtain rights to issued patents covering such subject matter. If another party has filed a U.S. patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the U.S. Patent and Trademark Office to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our U.S. patent position with respect to such inventions.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

Risks Related to Our Industry

The regulatory approval process is expensive, time consuming and uncertain and may prevent us or our partners from obtaining approvals for the commercialization of some or all of our product candidates.

The research, testing, manufacturing, labeling, advertising and promotion, distributing and exporting of pharmaceutical products are subject to extensive regulation by FDA and other regulatory authorities in the United States and other countries, and regulations differ from country to country. Approval in the United States, or in any jurisdiction, does not ensure approval in other jurisdictions. The regulatory approval process is lengthy, expensive and uncertain, and we may be unable to obtain approval for our product candidates. We are not permitted to market our product candidates in the United States until we receive approval from the FDA, generally of a new drug application, which is referred to in this proxy statement/prospectus as an “NDA.” Obtaining approval of an NDA can be a lengthy, expensive and uncertain process, and the FDA has substantial discretion in the approval process. If we are unable to obtain regulatory approval of our product candidates, we will not be able to commercialize them and recoup our research and development costs.

Healthcare law and policy changes, including those based on recently enacted legislation, may impact our business in ways that we cannot currently predict and these changes could have a material adverse effect on our business and financial condition.

In March 2010, the President signed the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, which is referred to in this proxy statement/prospectus as the “Healthcare Reform Act.” This law substantially changes the way healthcare is financed by both governmental and private insurers, and significantly impacts the pharmaceutical industry. The Healthcare Reform Act contains a number of provisions that are expected to impact our business and operations, in some cases in ways we cannot currently predict. Changes that may affect our business include those governing enrollment in federal healthcare programs, reimbursement changes, fraud and abuse and enforcement. These changes will impact existing government healthcare programs and will result in the development of new programs, including Medicare payment for performance initiatives and improvements to the physician quality reporting system and feedback program.

Additional provisions of the Healthcare Reform Act, some of which became effective in 2011, may negatively affect our revenues in the future. For example, as part of the Healthcare Reform Act’s provisions closing a funding gap that currently exists in the Medicare Part D prescription drug program (commonly known as the “donut hole”), we are required to provide a 50% discount on branded prescription drugs dispensed to beneficiaries within this donut hole. In addition, under the Healthcare Reform Act, the minimum Medicaid rebate has been increased from 15.1% to 23.1% of the average manufacturer price for our products. We expect that the Healthcare Reform Act and other healthcare reform measures that may be adopted in the future could have a material adverse effect on our industry generally and on our ability to maintain or increase our product sales or successfully commercialize our product candidates or could limit or eliminate our future spending on development projects.

In addition to the Healthcare Reform Act, there will continue to be proposals by legislators at both the federal and state levels, regulators and third-party payors to keep healthcare costs down while expanding individual healthcare benefits. Certain of these changes could impose limitations on the prices we will be able to charge for our products and any approved product candidates or the amounts of reimbursement available for these products from governmental agencies or third-party payors, or may increase the tax obligations on pharmaceutical companies such as ours.

To help patients afford our products, Jazz Pharmaceuticals and Azur Pharma have, and we will continue, various programs to assist them, including patient assistance programs, a Xyrem voucher program and coupon programs for certain products. Coupon programs, including our program for Xyrem, have recently received some negative publicity, and it is possible that new legislation could be enacted to restrict or otherwise negatively affect these programs. The enactment and implementation of any future healthcare reform legislation or policies could have a material adverse effect on our sales, business and financial condition.

We will be subject to significant ongoing regulatory obligations and oversight, which may result in significant additional expense and limit our ability to commercialize our products.

We will be subject to significant ongoing regulatory obligations, such as safety reporting requirements and additional post-marketing obligations, including regulatory oversight of the promotion and marketing of our products. In addition, the labeling, packaging, adverse event reporting, storage, advertising, promotion and recordkeeping for our products are, and any of our product candidates that may be approved by the FDA will be, subject to extensive and ongoing regulatory requirements. If we receive regulatory approvals to sell our products, the FDA and foreign regulatory authorities may impose significant restrictions on the indicated uses or marketing of our products, or impose requirements for burdensome post-approval study commitments. The terms of any product approval, including labeling, may be more restrictive than we desire and could affect the commercial potential of the product. If we become aware of previously unknown problems with any of our products in the United States or overseas or at our contract manufacturers’ facilities, a regulatory agency may impose restrictions on our products, our contract manufacturers or on us. In such an instance, we could experience a significant drop in the sales of the affected products, our product revenues and reputation in the marketplace may suffer, and we could become the target of lawsuits.

For a patient to be prescribed Prialt, the patient must have a surgically implanted infusion pump and the FDA has approved Prialt for use only with Medtronic’s SynchroMed® EL and SynchroMed® II programmable implantable pumps. Any regulatory action involving the pumps or Prialt’s delivery via the pumps could materially adversely impact sales of Prialt.

Some of Azur Pharma’s products, such as Urelle and prenatal vitamin products Natelle® and Gesticare®, have not been approved by the FDA, and the FDA may view them as unapproved new drugs. These products have historically been the subject of FDA enforcement discretion under which the FDA has generally prioritized action against marketed unapproved drugs that the FDA considers to present a potential safety risk, lack evidence of effectiveness, or be deceptively promoted, among other enforcement priority reasons. However, in a September 19, 2011 Compliance Policy Guide, the FDA announced a change to its enforcement policy for marketed unapproved drugs. In this guidance, the FDA informed marketers of unapproved drugs that all unapproved drugs introduced into the market after September 19, 2011 are subject to immediate enforcement action at any time, without prior notice. In addition, any formulation or labeling changes to a pre-September 19, 2011 product could potentially subject the manufacturer to immediate FDA enforcement action to remove such product from the market. We cannot assure you that the FDA will continue to permit marketing of any of the Azur Pharma products that have not been approved by the FDA in their existing formulations, or at all, without submission and approval of an NDA. Moreover, under the recent FDA guidance, any formulation or labeling changes to these products may also subject them to FDA enforcement action to remove them from the market.

The FDA and other governmental authorities also actively enforce regulations prohibiting off-label promotion, and the government has levied large civil and criminal fines against companies for alleged improper promotion. The government has also required companies to enter into complex corporate integrity agreements and/or non-prosecution agreements that impose significant reporting and other burdens on the affected companies. For example, a predecessor company to Jazz Pharmaceuticals was investigated for off-label promotion of Xyrem, and, while Jazz Pharmaceuticals was not prosecuted, as part of the settlement Jazz Pharmaceuticals entered into a corporate integrity agreement with the Office of Inspector General, U.S. Department of Health and Human Services with a term extending through mid-2012. The investigation resulted in significant fines and penalties, which Jazz Pharmaceuticals guaranteed and has been paying; the final payment is due in 2012. The corporate integrity agreement requires us to maintain a comprehensive compliance program. In the event of an uncured material breach or deliberate violation, as the case may be, of the corporate integrity agreement or the other definitive settlement agreements we entered into, we could be excluded from participation in Federal healthcare programs and/or subject to prosecution. In addition, in January 2010, Azur Pharma was served with a subpoena by the U.S. Attorney for the Northern District of Illinois seeking documents relating to its interactions with a Chicago area psychiatrist. Azur Pharma responded to the subpoena in March and October 2010 and there has been no interaction from the U.S. Attorney for the Northern District of Illinois since early 2011. However, there can be no assurance that the U.S. Attorney for the Northern District of Illinois will not make further requests for additional information from or take any further action against Azur Pharma.

In addition, failure to comply with FDA and other applicable U.S. and foreign regulatory requirements may subject our company to other administrative or judicially imposed sanctions, including warning letters, untitled letters, other civil and criminal penalties, injunctions, product seizure or detention, product recalls, total or partial suspension of production, withdrawal of the products from the market and refusal to approve pending NDAs or supplements to approved NDAs. We will also be subject to regulation by regional, national, state and local agencies, including the DEA, the Department of Justice, the U.S. Department of Commerce, the FTC, the Office of Inspector General of the U.S. Department of Health and Human Services and other regulatory bodies, as well as governmental authorities in those foreign countries in which we commercialize our products. The Federal Food, Drug, and Cosmetic Act, the Public Health Service Act and other federal and state statutes and regulations govern to varying degrees the research, development, manufacturing and commercial activities relating to prescription pharmaceutical products, including preclinical testing, approval, production, labeling, sale, distribution, import, export, post-market surveillance, advertising, dissemination of information, promotion, marketing, and pricing to government purchasers and government healthcare programs. Our manufacturing partners are subject to many of the same requirements, which include obtaining sufficient quota from the DEA each year to manufacture sodium oxybate and Xyrem. Pursuant to the Export Administration Regulations, Azur Pharma is required to obtain a license from the U.S. Department of Commerce prior to the exportation of certain materials and technical information related to Prialt.

The federal healthcare program anti-kickback statute prohibits, among other things, knowingly and willfully offering, paying, soliciting, or receiving remuneration to induce or in return for purchasing, leasing, ordering or arranging for the purchase, lease or order of any healthcare item or service reimbursable under Medicare, Medicaid or other federally financed healthcare programs. This statute has been interpreted to apply to arrangements between pharmaceutical companies on one hand and prescribers, purchasers and formulary managers on the other. Although there are a number of statutory exemptions and regulatory safe harbors protecting certain common manufacturer business arrangements and activities from prosecution, the exemptions and safe harbors are drawn narrowly, and practices that involve remuneration intended to induce prescribing, purchases or recommendations of our products may be subject to scrutiny if they do not qualify for an exemption or safe harbor. We will seek to comply with the exemptions and safe harbors whenever possible, but our practices may not in all cases meet all of the criteria for safe harbor protection from anti-kickback liability.

The Federal False Claims Act prohibits any person from knowingly presenting, or causing to be presented, a false claim for payment to the federal government, or knowingly making, or causing to be made, a false statement to get a false claim paid. Many pharmaceutical and other healthcare companies have been investigated and have reached substantial financial settlements with the federal government under these laws for a variety of alleged marketing activities, including providing free product to customers with the expectation that the customers would bill federal programs for the product; providing consulting fees, grants, free travel, and other benefits to physicians to induce them to prescribe the company’s products; and inflating prices reported to private price publication services, which are used to set drug payment rates under government healthcare programs. Companies have been prosecuted for causing false claims to be submitted because of the marketing of their products for unapproved, and thus non-reimbursable, uses. Pharmaceutical and other healthcare companies have also been prosecuted on other legal theories of Medicare and Medicaid fraud.

The majority of states also have statutes or regulations similar to the federal anti-kickback law and false claims laws, which apply to items and services reimbursed under Medicaid and other state programs, or, in several states, apply regardless of the payor. Several states now require pharmaceutical companies to report expenses relating to the marketing and promotion of pharmaceutical products and to report gifts and payments to individual physicians in the states. Other states prohibit providing meals to prescribers or other marketing related activities. In addition, California, Nevada, and Massachusetts require pharmaceutical companies to implement compliance programs or marketing codes. Currently, several additional states are considering similar proposals.

Compliance with various federal and state laws is difficult and time consuming, and companies that violate them may face substantial penalties. The potential sanctions include civil monetary penalties, exclusion of a company’s products from reimbursement under government programs, criminal fines and imprisonment. Because of the breadth of these laws and the lack of extensive legal guidance in the form of regulations or court decisions, it is possible that some of our business activities could be subject to challenge under one or more of these laws. Such a challenge could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

The number and complexity of both federal and state laws continues to increase, and additional governmental resources are being added to enforce these laws and to prosecute companies and individuals who are believed to be violating them. In particular, the Healthcare Reform Act includes a number of provisions aimed at strengthening the government’s ability to pursue anti-kickback and false claims cases against pharmaceutical manufacturers and other healthcare entities, including substantially increased funding for healthcare fraud enforcement activities, enhanced investigative powers, amendments to the False Claims Act that make it easier for the government and whistleblowers to pursue cases for alleged kickback and false claim violations and, beginning in March 2013 for payments made in 2012, public reporting of payments by pharmaceutical manufacturers to physicians and teaching hospitals nationwide. While it is too early to predict what effect these changes will have on our business, we anticipate that government scrutiny of pharmaceutical sales and marketing practices will continue for the foreseeable future and subject us to the risk of government investigations and enforcement actions. Responding to a government investigation or enforcement action would be expensive and time-consuming, and could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

If we or the other parties with whom we work fail to comply with applicable regulatory requirements, we or they could be subject to a range of regulatory actions that could affect our or their ability to commercialize our products and could harm or prevent sales of the affected products, or could substantially increase the costs and expenses of commercializing and marketing our products. Any threatened or actual government enforcement action could also generate adverse publicity and require that we devote substantial resources that could otherwise be used in other aspects of our business.

If we fail to comply with our reporting and payment obligations under the Medicaid rebate program or other governmental pricing programs, we could be subject to additional reimbursement requirements, penalties, sanctions and fines which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

We participate in the federal Medicaid rebate program established by the Omnibus Budget Reconciliation Act of 1990 and amended by the Veterans Health Care Act of 1992 as well as subsequent legislation. We also participate in and have certain price reporting obligations to several state Medicaid supplemental rebate programs. Under the Medicaid rebate program, we pay a rebate to each state Medicaid program for our covered outpatient drugs that are dispensed to Medicaid beneficiaries and paid for by a state Medicaid program under a fee-for-service arrangement, as a condition of having federal funds being made available to the states for our drugs under Medicaid and Medicare Part B. Those rebates are based on pricing data reported by us on a monthly and quarterly basis to the Centers for Medicare and Medicare Services, which is referred to in this proxy statement/prospectus as the “CMS,” the federal agency that administers the Medicaid rebate program. These data include the average manufacturer price and, in the case of innovator products, the best price for each drug.

The Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010 and subsequent legislation, which is referred to in this proxy statement/prospectus as the “PPACA,” made significant changes to the Medicaid rebate program. Effective March 23, 2010, rebates are also due on the utilization of Medicaid managed care organizations. With regard to the amount of the rebates owed, the PPACA increased the minimum Medicaid rebate for innovator drugs; changed the calculation of the rebate for certain innovator products that qualify as line extensions of existing drugs; and caps the total rebate amount for innovator drugs at 100% of the average manufacturer price. In addition, the PPACA and subsequent legislation changed the definition of average manufacturer price. Finally, the PPACA requires pharmaceutical manufacturers of branded prescription drugs to pay a new branded prescription drug fee to the federal government beginning in 2011. Each individual pharmaceutical manufacturer will pay a prorated share of the branded prescription drug fee of $2.5 billion in 2011 (and set to increase in ensuing years) based on the dollar value of its branded prescription drug sales to certain federal programs identified in the law.

The CMS has yet to issue regulations to implement any of the PPACA’s changes to the Medicaid rebate program. We cannot assure that there will not be additional increases in rebates or other costs and charges associated with participating in the Medicaid rebate program. Regulations continue to be issued and coverage expanded by various governmental agencies relating to these rebate programs, increasing the cost and complexity of compliance.

Federal law requires that any company that participates in the Medicaid rebate program also participate in the Public Health Service’s 340B drug pricing discount program in order for federal funds to be available for the manufacturer’s drugs under Medicaid and Medicare Part B. The 340B pricing program requires participating manufacturers to agree to charge statutorily-defined covered entities no more than the 340B “ceiling price” for the manufacturer’s covered outpatient drugs. The 340B ceiling price is calculated using a statutory formula which is based on the average manufacturer price and rebate amount for the covered outpatient drug as calculated under the Medicaid rebate program. To the extent the PPACA, as discussed above, changes the statutory and regulatory definitions of average manufacturer price and the Medicaid rebate amount, these changes also will affect our 340B ceiling price calculations.

These 340B covered entities include a variety of community health clinics and other entities that receive health services grants from the Public Health Service, as well as hospitals that serve a disproportionate share of low-income patients. The PPACA expanded the 340B program to include additional entity types: certain free-standing cancer hospitals, critical access hospitals, rural referral centers and sole community hospitals, each as defined by the PPACA. Except for children’s hospitals, the PPACA exempts “orphan drugs”—those designated under section 526 of the Federal Food Drug and Cosmetic Act—from the ceiling price requirements for these newly-eligible entities.

Pricing and rebate calculations vary among products and programs. The calculations are complex and are often subject to interpretation by us, governmental or regulatory agencies and the courts. The Medicaid rebate amount is computed each quarter based on our submission to the CMS of our current average manufacturer prices and best prices for the quarter. If we become aware that our reporting for prior quarters was incorrect, or has changed as a result of recalculation of the pricing data, we are obligated to resubmit the corrected data for a period not to exceed 12 quarters from the quarter in which the data originally were due. Such restatements and recalculations serve to increase our costs for complying with the laws and regulations governing the Medicaid rebate program. Any corrections to our rebate calculations could result in an overage or underage in our rebate liability for past quarters, depending on the nature of the correction. Price recalculations also may affect the price that we are required to charge certain safety-net providers under the Public Health Service 340B drug discount program.

In addition to retroactive rebates and the potential for 340B Program refunds, if we are found to have knowingly submitted false average manufacturer price or best price information to the government, we may be liable for civil monetary penalties in the amount of $100,000 per item of false information. Our failure to submit monthly/quarterly average manufacturer price and best price data on a timely basis could result in a civil monetary penalty of $10,000 per day for each day the submission is late beyond the due date. In the event that CMS terminates our rebate agreement, no Federal payments would be available under Medicaid or Medicare Part B for our covered outpatient drugs.

In September 2010, the CMS and the Office of the Inspector General indicated that they intend more aggressively to pursue companies who fail to report this data to the government in a timely manner. Governmental agencies may also make changes in program interpretations, requirements or conditions of participation, some of which may have implications for amounts previously estimated or paid. The CMS recently published information stating that many companies’ monthly and quarterly submissions are incomplete or incorrect. We cannot assure you that our submissions will not be found by the CMS to be incomplete or incorrect.

The PPACA also obligates the Secretary of the Department of Health and Human Services to create regulations and processes to improve the integrity of the program and to update the agreement that manufacturers must sign to participate in the program to obligate manufacturers to sell to covered entities if they sell to any other purchaser and to report to the government the ceiling prices for its drugs. In addition, Congress is currently considering legislation that, if passed, would further expand the 340B program to require participating manufacturers to agree to provide 340B discounted pricing on drugs used in the inpatient setting by certain covered entity hospitals, where those drugs are used for the covered entity’s uninsured inpatients.

Reimbursement may not be available for our products, which could diminish our sales or affect our ability to sell our products profitably.

In both U.S. and foreign markets, our ability to commercialize our products successfully and to attract strategic partners for our products depends in significant part on the availability of adequate financial coverage and reimbursement from third-party payors, including, in the United States, governmental payors such as the Medicare and Medicaid programs, managed care organizations and private health insurers. Third-party payors decide which drugs they will pay for and establish reimbursement and co-pay levels. Third-party payors are increasingly challenging the prices charged for medical products and services and examining their cost effectiveness, in addition to their safety and efficacy. In some cases, for example, third-party payors try to encourage the use of less expensive generic products through their prescription benefits coverage and reimbursement and co-pay policies. We may need to conduct expensive pharmacoeconomic studies in order to demonstrate the cost-effectiveness of our products. Even with studies, our products may be considered less safe, less effective or less cost-effective than existing products, and third-party payors may not provide coverage and reimbursement for our products, in whole or in part. We cannot predict actions third-party payors may take, or whether they will limit the coverage and level of reimbursement for our products or refuse to provide any coverage at all. For example, because Luvox CR, FazaClo LD and FazaClo HD each compete in a market with both branded and generic products, reimbursement by government and private payors may be more challenging than for new chemical entities. We cannot be sure that reimbursement amounts, or the lack of reimbursement, will not reduce the demand for, or the price of, our products. If reimbursement is not available or is available only to limited levels, we may not be able to effectively commercialize our products.

In recent years, there have been a number of legislative and regulatory changes in and proposals to change the healthcare system in ways that could impact our ability to sell our products profitably. These changes and proposals include measures that would limit or prohibit payments for some medical treatments or subject the pricing of drugs to government control and regulations changing the rebates we are required to provide. For example, a final rule published by the U.S. Department of Defense in March 2009 (and reissued in October 2010), implementing the terms of Section 703 of the National Defense Authorization Act for Fiscal Year 2008, established a program under which the Department of Defense expects rebates from pharmaceutical manufacturers on all prescriptions of “covered” drugs (including innovator drugs and biologics) filled under the TRICARE retail pharmacy program from January 28, 2008 forward, unless the Department of Defense agrees to a waiver or compromise of amounts due. Additionally, under the final rule, to remain eligible for inclusion on the Department of Defense Uniform Formulary, a pharmaceutical manufacturer must enter into a pricing agreement under which it agrees to pay rebates to the Department of Defense on TRICARE retail pharmacy utilization on a prospective basis. These rebates are meant to enable the Department of Defense to access pricing that is either close to or equal to “Federal Ceiling Prices,” as defined under the Veterans Health Care Act of 1992. Pursuant to the final rule, Jazz Pharmaceuticals and Azur Pharma entered into separate pricing agreements with the Department of Defense in July 2009 and June 2009, respectively. These legislative and regulatory changes, including our execution of a Department of Defense pricing agreement, could impact our ability to maximize revenues in the Federal marketplace. As discussed above, recent legislative changes to the 340B drug pricing program, the Medicaid rebate program, and the Medicare Part D prescription drug benefit also could impact our revenues.

We expect to experience pricing pressures in connection with the sale of our products due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative proposals. If we fail to successfully secure and maintain reimbursement coverage for our products or are significantly delayed in doing so, we will have difficulty achieving market acceptance of our products and our business will be harmed.

Product liability and product recalls could harm our business.

The development, manufacture, testing, marketing and sale of pharmaceutical products entail significant risk of product liability claims or recalls. Side effects of, or manufacturing defects in, the products sold by us could result in exacerbation of a patient’s condition, serious injury or impairments or even death. This could result in product liability claims and/or recalls of one or more of our products. Xyrem, Luvox CR, Prialt, Elestrin® and FazaClo all have boxed warnings in their labels.

Product liability claims may be brought by individuals seeking relief for themselves, or by groups seeking to represent a class. While Jazz Pharmaceuticals and Azur Pharma have not had to defend against any product liability claims to date, as sales of our products increase, we believe it is likely product liability claims will be made against us. The risk of product liability claims may also increase when a company receives a warning letter. We cannot predict the frequency, outcome or cost to defend any such claims.

Product liability insurance coverage is expensive, can be difficult to obtain and may not be available in the future on acceptable terms, if at all. Partly as a result of product liability lawsuits related to pharmaceutical products, product liability and other types of insurance have become more difficult and costly for pharmaceutical companies to obtain. Our product liability insurance may not cover all of the future liabilities we might incur in connection with the development, manufacture or sale of our products. In addition, we may not continue to be able to obtain insurance on satisfactory terms or in adequate amounts.

A successful claim or claims brought against us in excess of available insurance coverage could subject us to significant liabilities and could have a material adverse effect on our business, financial condition, results of operations and growth prospects. Such claims could also harm our reputation and the reputation of our products, adversely affecting our ability to market our products successfully. In addition, defending a product liability lawsuit is expensive and can divert the attention of key employees from operating our business.

Product recalls may be issued at our discretion or at the discretion of our suppliers, government agencies and other entities that have regulatory authority for pharmaceutical sales. Any recall of our products could materially adversely affect our business by rendering us unable to sell that product for some time and by adversely affecting our reputation. A recall could also result in product liability claims.

Risks Related to the Financial Condition of New Jazz

Growing the business of New Jazz will require the commitment of substantial resources, which could result in future losses or otherwise limit the opportunities of New Jazz.

Growing the New Jazz business over the longer-term will require us to commit substantial resources towards in-licensing and/or acquiring new products and product candidates, or to costly and time-consuming product development and clinical trials of New Jazz product candidates. It will also require continued investment in the commercial operations of New Jazz. New Jazz’s future capital requirements will depend on many factors, including many of those discussed above, such as:

•	the revenues from New Jazz commercial products and the costs of New Jazz’s commercial operations;

•	the extent of generic competition for New Jazz products;

•	the cost of acquiring and/or licensing new products and product candidates;

•	the scope, rate of progress, results and costs of New Jazz’s development and clinical activities;

•	the cost and timing of obtaining regulatory approvals and of compliance with laws and regulations;

•	the cost of preparing, filing, prosecuting, defending and enforcing patent claims and other intellectual property rights;

•	the cost of investigations, litigation and/or settlements related to regulatory activities and third-party claims; and

•	changes in laws and regulations, including, for example, healthcare reform legislation.

One of New Jazz’s goals will be to expand the business through the licensing, acquisition and/or development of additional products and product candidates. There can be no assurance that New Jazz’s funds will be sufficient to fund these activities if opportunities arise, and New Jazz may be unable to expand the business if it does not have sufficient capital or cannot borrow or raise additional capital on attractive terms.

New Jazz may not be able to successfully maintain its low tax rates, which could adversely affect its business and financial condition, results of operations and growth prospects.

New Jazz will be incorporated in Ireland and will maintain subsidiaries in the United States and Bermuda. Azur Pharma was able to achieve a low blended tax rate through the performance of certain functions and ownership of certain assets in tax-efficient jurisdictions, including Ireland and Bermuda, together with intra-group service and transfer pricing agreements, each on an arm’s length basis. New Jazz intends to continue a substantially similar structure and arrangements following the completion of the transaction. Taxing authorities, such as the U.S. Internal Revenue Service, which is referred to in this proxy statement/prospectus as the “IRS,” actively audit and otherwise challenge these types of arrangements, and have done so in the pharmaceutical industry. The IRS may challenge the New Jazz structure and transfer pricing arrangements through an audit or lawsuit. Responding to or defending such a challenge could be expensive and consume time and other resources, and divert management’s time and focus from operating the New Jazz business. New Jazz cannot predict whether taxing authorities will conduct an audit or file a lawsuit challenging this structure, the cost involved in responding to any such audit or lawsuit, or the outcome. If New Jazz is unsuccessful, it may be required to pay taxes for prior periods, interest, fines or penalties, and may be obligated to pay increased taxes in the future, any of which could require New Jazz to reduce its operating expenses, decrease efforts in support of its products or seek to raise additional funds, all of which could have a material adverse effect on the New Jazz business, financial condition, results of operations and growth prospects.

New Jazz’s actual financial position and results of operations may differ materially from the unaudited pro forma combined financial data included in this proxy statement/prospectus.

The pro forma financial data contained in this proxy statement/prospectus are presented for illustrative purposes only and may not be an indication of what New Jazz’s financial condition or results of operations would have been had the merger been completed on the dates indicated. The pro forma financial data have been derived from the audited historical financial statements of Jazz Pharmaceuticals and Azur Pharma, and certain adjustments and assumptions have been made regarding the combined company after giving effect to the merger. Azur Pharma prepared historical financial statements in accordance with the International Financial Reporting Standards promulgated by the International Accounting Standards Board, which are referred to in this proxy statement/prospectus as “IFRS,” and the pro forma financial data include adjustments required to restate the historical financial information of Azur Pharma to U.S. GAAP. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Furthermore, the parties expect to have additional, currently unforseen expenses relating to effecting the merger and combining the companies’ operations. The pro forma financial data do not reflect these potential expenses and efficiencies. Accordingly, the actual financial condition and results of operations of the combined company following the merger may not be consistent with, or evident from, the pro forma financial data.

In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect New Jazz’s financial condition or results of operations following the merger. Any potential decline in New Jazz’s financial condition or results of operations may cause significant variations in the share price of New Jazz. See “Unaudited Pro Forma Combined Financial Data.”

Risks Related to the New Jazz Ordinary Shares

The market price of New Jazz ordinary shares may be volatile, and the value of your investment could decline significantly.

Investors who hold New Jazz ordinary shares may not be able to sell their shares at or above the price at which they purchased the shares of Jazz Pharmaceuticals common stock. The price of Jazz Pharmaceuticals common stock has fluctuated significantly from time to time and has increased substantially in the past year, and New Jazz cannot predict the price of its ordinary shares. The risk factors described above relating to the New

Jazz business and products could cause the price of New Jazz ordinary shares to fluctuate significantly. In addition, the stock market in general, including the market for life sciences companies, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. These broad market and industry factors may seriously harm the market price of New Jazz ordinary shares, regardless of New Jazz’s operating performance. In addition, the New Jazz stock price may be dependent upon the valuations and recommendations of the analysts who cover the New Jazz business, and if its results do not meet the analysts’ forecasts and expectations, New Jazz’s stock price could decline as a result of analysts lowering their valuations and recommendations or otherwise. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against New Jazz, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect New Jazz’s business, financial condition, results of operations and growth prospects.

Future sales of New Jazz ordinary shares in the public market could cause volatility in the price of New Jazz shares or cause the share price to fall.

Sales of a substantial number of New Jazz ordinary shares in the public market, or the perception that these sales might occur, could depress the market price of New Jazz ordinary shares, and could impair New Jazz’s ability to raise capital through the sale of additional equity securities.

As of October 17, 2011, the holders of up to 13,509,306 shares of Jazz Pharmaceuticals common stock, which include individuals expected to become New Jazz executive officers following the merger as well as stockholders with which individuals expected to become directors of New Jazz are affiliated or associated, were entitled to certain rights with respect to the registration of such shares under the Securities Act under an amended and restated investor rights agreement that Jazz Pharmaceuticals entered into with these holders in June 2007. In addition, upon exercise of outstanding options by Jazz Pharmaceuticals’ executive officers, such executive officers will be entitled to rights under the amended and restated investor rights agreement with respect to registration of the shares of common stock acquired on exercise. The merger agreement contemplates that New Jazz will assume the rights and obligations of Jazz Pharmaceuticals under the amended and restated investor rights agreement with respect to the New Jazz ordinary shares received by such holders in the merger. If such holders, by exercising their registration rights or otherwise, sell a large number of shares, the sale could adversely affect the market price for New Jazz ordinary shares. If in the future New Jazz files a registration statement and includes shares held by these holders pursuant to the exercise of their registration rights or otherwise, these sales may impair New Jazz’s ability to raise capital. In addition, it is expected that New Jazz will file registration statements on Form S-8 under the Securities Act to register the ordinary shares reserved for issuance under its equity incentive and employee stock purchase plans, and intends to file additional registration statements on Form S-8 to register the ordinary shares automatically added each year to the share reserves under these plans.

Pursuant to the terms of an investor rights agreement, dated July 7, 2009, which Jazz Pharmaceuticals entered into in connection with a private placement completed on July 7, 2009, Jazz Pharmaceuticals filed a registration statement under the Securities Act registering the resale of the 1,895,734 shares of common stock issued to the investors pursuant to a securities purchase agreement that Jazz Pharmaceuticals entered into with the investors on July 6, 2009, as well as the 947,867 shares of common stock underlying the warrants that Jazz Pharmaceuticals issued to the investors pursuant to the securities purchase agreement. The merger agreement contemplates that New Jazz will assume the rights and obligations of Jazz Pharmaceuticals under this investor rights agreement with respect to the New Jazz ordinary shares received by such holders in the merger. In addition, if New Jazz proposes to register any of its securities under the Securities Act, either for its own account or for the account of others, the investors are entitled to notice of the registration and are entitled to include, at New Jazz’s expense, their New Jazz ordinary shares in the registration and any related underwriting, provided, among other conditions, that the underwriters may limit the number of shares to be included in the registration.

The merger agreement contemplates that Azur Pharma and the holders of record of Azur Pharma ordinary shares as of the date of the merger agreement, which are collectively referred to in this proxy statement/prospectus as the “Azur Pharma rights parties,” will enter into a registration rights agreement, which is referred to in this proxy statement/prospectus as the “registration rights agreement,” providing for the registration for resale under the Securities Act of the New Jazz ordinary shares held by the Azur Pharma rights parties immediately following the closing, which are referred to in this proxy statement/prospectus as the “registrable securities.” Pursuant to the registration rights agreement, Azur Pharma agreed to file a registration statement with the SEC covering the resale of all of the registrable securities as soon as reasonably practicable following the date the registration statement of which this proxy statement/prospectus is a part is declared effective by the SEC, and to use its reasonable best efforts to cause such resale registration statement, which is referred to in this proxy statement/prospectus as the “Azur Pharma resale registration statement,” to become effective under the Securities Act by the closing date or as soon as reasonably practicable thereafter, which could increase the number of New Jazz ordinary shares being sold in the public market and the volatility of the price of New Jazz ordinary shares. See “Other Related Agreements—Registration Rights Agreement.”

We expect that generally, U.S. stockholders of Jazz Pharmaceuticals should be taxable on gain recognized, if any, on the receipt of New Jazz ordinary shares in exchange for Jazz Pharmaceuticals common stock pursuant to the merger. Since the stockholders are not receiving cash in the merger, Jazz Pharmaceuticals stockholders may choose to sell New Jazz ordinary shares to generate cash to satisfy their tax obligations, which could increase the number of New Jazz ordinary shares being sold in the public market and the volatility of the price of New Jazz ordinary shares.

New Jazz’s executive officers and directors, together with their respective affiliates, will own a significant percentage of the New Jazz ordinary shares and will be able to exercise significant influence over matters subject to stockholder approval.

The individuals expected to become New Jazz executive officers and directors following the merger, together with the shareholders with which such directors are affiliated or associated, will beneficially own approximately 48.1% of the New Jazz ordinary shares outstanding immediately following the merger, based on the assumptions described in and as calculated in the section entitled “Principal Shareholders Following the Merger.” Accordingly, such executive officers and directors, together with their respective affiliates or associates, will be able to exercise significant influence over matters subject to stockholder approval. This concentration of ownership could also have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquirer from attempting to obtain control of New Jazz, which in turn could have a material adverse effect on the market value of New Jazz ordinary shares, and may prevent attempts by New Jazz shareholders to replace or remove the New Jazz board of directors or management.

The New Jazz ordinary shares to be received by Jazz Pharmaceuticals stockholders in connection with the merger will have different rights from the shares of Jazz Pharmaceuticals common stock.

Upon consummation of the merger, Jazz Pharmaceuticals stockholders will become New Jazz shareholders and their rights as shareholders will be governed by New Jazz’s memorandum and articles of association and Irish law. The rights associated with Jazz Pharmaceuticals common stock are different from the rights associated with New Jazz ordinary shares. See “Comparison of the Rights of Holders of Jazz Pharmaceuticals Common Stock and New Jazz Ordinary Shares.”

New Jazz may not have sufficient distributable reserves to pay dividends or repurchase or redeem shares following the merger even if considered appropriate by the New Jazz board of directors. New Jazz can provide no assurance that Irish High Court approval of the creation of distributable reserves will be forthcoming.

If New Jazz proposes to pay dividends in the future, it may be unable to do so under Irish law. Under Irish law, dividends may only be paid, and share repurchases and redemptions must generally be funded only out of,

“distributable reserves.” New Jazz may not have distributable reserves immediately following the closing even if Proposal 5, to approve the creation or increase of distributable reserves of New Jazz, is approved by the Jazz Pharmaceuticals stockholders. The creation or increase of distributable reserves requires the approval of the Irish High Court. New Jazz is not aware of any reason why the Irish High Court would not approve the creation or increase of distributable reserves; however, the issuance of the required order is a matter for the discretion of the Irish High Court and there is no guarantee that such approval will be forthcoming. Even if the Irish High Court does approve the creation or increase of distributable reserves, it may take substantially longer than the parties anticipate.

New Jazz does not expect to pay dividends for the foreseeable future, and you must rely on increases in the trading prices of the New Jazz ordinary shares for returns on your investment.

Jazz Pharmaceuticals has never paid cash dividends on its common stock. New Jazz does not expect to pay dividends in the immediate future. New Jazz anticipates that it will retain all earnings, if any, to support its operations and its proprietary drug development programs. Any future determination as to the payment of dividends will, subject to Irish legal requirements, be at the sole discretion of the New Jazz board of directors and will depend on New Jazz’s financial condition, results of operations, capital requirements and other factors the New Jazz board of directors deems relevant. Holders of New Jazz ordinary shares must rely on increases in the trading price of their shares for returns on their investment in the foreseeable future.

After the completion of the merger, attempted takeovers of New Jazz will be subject to Irish Takeover Rules and subject to review by the Irish Takeover Panel.

Delaware’s anti-takeover statutes and laws regarding directors’ fiduciary duties give the boards of directors broad latitude to defend against unwanted takeover proposals. Following the closing, New Jazz will become subject to Irish Takeover Rules, as discussed in greater detail under “Description of New Jazz Ordinary Shares—Antitakeover Provisions,” under which the New Jazz board of directors will not be permitted to take any action which might frustrate an offer for New Jazz ordinary shares once it has received an approach which may lead to an offer or has reason to believe an offer is imminent. Further, it could be more difficult for New Jazz to obtain shareholder approval for a merger or negotiated transaction after the closing of the business combination because the shareholder approval requirements for certain types of transactions differ, and in some cases are greater, under Irish law than under Delaware law. Please see “Description of New Jazz Ordinary Shares.”

Following the completion of the merger, a future transfer of New Jazz ordinary shares may be subject to Irish stamp duty.

In certain circumstances, the transfer of shares in an Irish incorporated company will be subject to Irish stamp duty, which is a legal obligation of the buyer. This duty is currently charged at the rate of 1.0% of the price paid or the market value of the shares acquired, if higher. However, transfers of book-entry interests in the Depositary Trust Company, which is referred to in this proxy statement/prospectus as “DTC,” representing New Jazz ordinary shares should not be subject to Irish stamp duty. Accordingly, transfers by shareholders who hold their New Jazz ordinary shares beneficially through brokers which in turn hold those shares through DTC, should not be subject to Irish stamp duty on transfers to holders who also hold through DTC. This exemption is available because New Jazz ordinary shares will be traded on a recognized stock exchange in the United States.

New Jazz, in its absolute discretion and insofar as the Companies Acts or any other applicable law permit, may, or may provide that a subsidiary of New Jazz will, pay Irish stamp duty arising on a transfer of New Jazz ordinary shares on behalf of the transferee of such New Jazz ordinary shares. If stamp duty resulting from the transfer of New Jazz ordinary shares which would otherwise be payable by the transferee is paid by New Jazz or any subsidiary of New Jazz on behalf of the transferee, then in those circumstances, New Jazz will, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those New Jazz ordinary shares and (iii) claim a first and permanent lien on the New Jazz ordinary shares on which stamp duty has been paid by New Jazz or its subsidiary for the amount of stamp duty paid. New Jazz’s lien shall extend to all dividends paid on those New Jazz ordinary shares.

Dividends paid by New Jazz may be subject to Irish dividend withholding tax.

In certain circumstances, as an Irish tax resident company, New Jazz will be required to deduct Irish dividend withholding tax (currently at the rate of 20%) from dividends paid to its shareholders. Shareholders that are resident in the United States, European Union member states (other than Ireland) or other countries with which Ireland has signed a tax treaty (whether the treaty has been ratified or not) generally should not be subject to Irish withholding tax so long as the shareholder has provided its broker, for onward transmission to New Jazz’s qualifying intermediary or other designated agent (in the case of shares held beneficially), or New Jazz or its transfer agent (in the case of shares held directly), with all the necessary documentation by the appropriate due date prior to payment of the dividend. However, some shareholders may be subject to withholding tax, which could adversely affect the price of New Jazz ordinary shares. See “Certain Tax Consequences of the Merger—Irish Tax Considerations.”

Risks Related to the Tax Consequences of the Merger

The IRS may not agree with the conclusion that New Jazz should be treated as a foreign corporation for U.S. federal tax purposes following the merger.

Although New Jazz will be incorporated in Ireland, the IRS may assert that it should be treated as a U.S. corporation (and, therefore, a U.S. tax resident) for U.S. federal tax purposes pursuant to section 7874 of the code. For U.S. federal tax purposes, a corporation generally is considered a tax resident in the jurisdiction of its organization or incorporation. Because Azur Pharma is, and New Jazz will continue to be after the merger, an Irish incorporated entity, it would be classified as a foreign corporation (and, therefore, a non-U.S. tax resident) under these rules. Section 7874 of the code provides an exception under which a foreign incorporated entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal tax purposes.

For New Jazz to be treated as a foreign corporation for U.S. federal tax purposes under section 7874 of the code, either (1) the former stockholders of Jazz Pharmaceuticals must own (within the meaning of section 7874 of the code) less than 80% (by both vote and value) of New Jazz ordinary shares by reason of holding shares in Jazz Pharmaceuticals, or (2) New Jazz must have substantial business activities in Ireland after the merger (taking into account the activities of New Jazz’s expanded affiliated group). The Jazz Pharmaceuticals stockholders are expected to own less than 80% of the New Jazz share capital after the merger by reason of their ownership of shares of Jazz Pharmaceuticals common stock. As a result, New Jazz should be treated as a foreign corporation for U.S. federal tax purposes.

It is possible that the IRS could disagree with the position that the ownership test is satisfied and assert that section 7874 of the code applies to treat New Jazz as a U.S. corporation following the merger. There is limited guidance regarding the code section 7874 provisions, including the application of the ownership test described above. Moreover, new statutory and/or regulatory provisions under section 7874 of the code or otherwise could be enacted that adversely affect New Jazz’s status as a foreign corporation for U.S. federal tax purposes, and any such provisions could have retroactive application to New Jazz, Jazz Pharmaceuticals, their respective shareholders, and/or the merger.

Please see “Certain Tax Consequences of the Merger—U.S. Federal Income Tax Considerations—U.S. Federal Tax Classification of New Jazz as a Result of the Merger” for a full discussion of the application of section 7874 of the code to the merger.

Section 7874 of the code likely will limit Jazz Pharmaceuticals and its U.S. affiliates’ ability to utilize their U.S. tax attributes to offset certain U.S. taxable income, if any, generated by the merger and ancillary transactions for a period of time following the merger.

Following certain acquisitions of a U.S. corporation by a foreign corporation, section 7874 of the code limits the ability of the acquired U.S. corporation and its U.S. affiliates to utilize U.S. tax attributes such as net operating losses to offset U.S. taxable income resulting from certain transactions as more fully described in “Certain Tax Consequences of the Merger—U.S. Federal Income Tax Considerations—Potential Limitation on the Utilization of Jazz Pharmaceuticals’ (and Its U.S. Affiliates’) Tax Attributes.” Based on the limited guidance available, it is currently expected that this limitation should apply following the merger. As a result, it is not currently expected that Jazz Pharmaceuticals or its U.S. affiliates will be able to utilize their U.S. tax attributes to offset their U.S. taxable income, if any, resulting from certain taxable transactions following the merger. Please see “Certain Tax Consequences of the Merger—U.S. Federal Income Tax Considerations—Potential Limitation on the Utilization of Jazz Pharmaceuticals, Inc.’s (and Its U.S. Affiliates’) Tax Attributes.” Notwithstanding this limitation, it is expected that Jazz Pharmaceuticals will be able to fully utilize its U.S. net operating losses prior to their expiration. As a result of this limitation, however, it may take Jazz Pharmaceuticals longer to use its net operating losses. Moreover, contrary to these expectations, it is possible that the limitation under section 7874 of the code on the utilization of U.S. tax attributes could prevent Jazz Pharmaceuticals from fully utilizing its U.S. tax attributes prior to their expiration if Jazz Pharmaceuticals does not generate taxable income consistent with its expectations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents that Jazz Pharmaceuticals has filed with the SEC that are incorporated in this proxy statement/prospectus by reference contain certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 with respect to the respective financial conditions, results of operations, financial projections and businesses of Jazz Pharmaceuticals, Azur Pharma and New Jazz, and the expected impact of the proposed merger on New Jazz and its business. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should,” and the negative of these terms or other comparable terminology often identify forward-looking statements. Statements included or incorporated in this proxy statement/prospectus that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by section 27A of the Securities Act and section 21E of the Exchange Act. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Many of these risks, uncertainties and other factors are discussed under the sections captioned “Risk Factors” contained in this proxy statement/prospectus and in Jazz Pharmaceuticals Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed by Jazz Pharmaceuticals after the date hereof and incorporated by reference into this proxy statement/prospectus. These forward-looking statements include, but are not limited to, statements about:

•	the completion of the proposed merger and the timing thereof;

•	the expected synergies and other benefits, including tax, financial and strategic benefits, to New Jazz and the respective stockholders of Jazz Pharmaceuticals and Azur Pharma of the proposed merger;

•	the expected tax consequences to holders of Jazz Pharmaceuticals common stock and New Jazz ordinary shares;

•	the expected accounting treatment for the proposed merger;

•	future sales of Xyrem and the other products of Jazz Pharmaceuticals, Azur Pharma and New Jazz;

•	the expected financial performance and results of New Jazz following completion of the proposed merger;

•

the ability to obtain adequate clinical and commercial supplies of product candidates and products of Jazz Pharmaceuticals, Azur Pharma and New Jazz from current and new single source suppliers and manufacturers;

•	the ability of each of Jazz Pharmaceuticals, Azur Pharma and New Jazz to protect its intellectual property and defend its patents;

•

the sufficiency of each of Jazz Pharmaceuticals’, Azur Pharma’s and New Jazz’s cash resources, and expectations regarding their respective future cash flow, expenses, revenues, financial results and capital requirements; and

•	financial projections of New Jazz, Jazz Pharmaceuticals and Azur Pharma and assumptions related thereto.

Many of the important factors that will determine these results are beyond the ability of Jazz Pharmaceuticals and Azur Pharma to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference. You should carefully read this proxy statement/prospectus together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that actual future results may be materially different from those that are expected by Jazz Pharmaceuticals and Azur Pharma. Except as otherwise required by law, none of Jazz Pharmaceuticals, Azur Pharma or New Jazz undertakes any obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

QUESTIONS AND ANSWERS ABOUT THE JAZZ PHARMACEUTICALS SPECIAL MEETING OF STOCKHOLDERS AND VOTING

How do I attend the Jazz Pharmaceuticals special meeting?

You are invited to attend the special meeting to vote on the proposals described in this proxy statement/prospectus. The special meeting will be held on Monday, December 12, 2011, at 10:00 a.m. local time at the offices of Jazz Pharmaceuticals located at 3180 Porter Drive, Palo Alto, California 94304. Directions to the special meeting may be found on Jazz Pharmaceuticals’ website, www.jazzpharmaceuticals.com, in the section titled “Company” under the subsection titled “Driving Directions.” Information on how to vote in person at the special meeting is discussed below. However, you do not need to attend the special meeting to vote your shares.

Who can vote at the Jazz Pharmaceuticals special meeting?

Only Jazz Pharmaceuticals stockholders of record at the close of business on November 4, 2011 will be entitled to vote at the special meeting. On this record date, there were 42,157,349 shares of Jazz Pharmaceuticals common stock outstanding and entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If on November 4, 2011 your shares were registered directly in your name with the Jazz Pharmaceuticals’ transfer agent, Computershare Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the special meeting or vote by proxy. Whether or not you plan to attend the special meeting, Jazz Pharmaceuticals urges you to vote by proxy over the telephone or on the internet as instructed below, or fill out and return a proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on November 4, 2011 your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and this proxy statement/prospectus is being sent to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account by following the instructions that the broker, bank or other nominee provides you along with this proxy statement/prospectus. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are six matters scheduled for a vote at the special meeting:

•	Proposal to adopt the merger agreement and approve the merger (Proposal 1);

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Proposal to approve, on an advisory basis, certain compensatory arrangements between Jazz Pharmaceuticals and its named executive officers relating to the merger contemplated by the merger agreement (Proposal 2);

•	Proposal to approve the Jazz Pharmaceuticals, Inc. 2011 Equity Incentive Plan (Proposal 3);

•	Proposal to approve the amendment and restatement of the Jazz Pharmaceuticals, Inc. 2007 Employee Stock Purchase Plan (Proposal 4);

•	Proposal to approve the creation or increase of “distributable reserves” of New Jazz (Proposal 5); and

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Proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Jazz Pharmaceuticals special meeting to adopt the merger agreement and approve the merger (Proposal 6).

What are the voting recommendations of the Jazz Pharmaceuticals board of directors?

The Jazz Pharmaceuticals board of directors recommends that you vote your shares:

•	“For” the adoption of the merger agreement and approval of the merger (Proposal 1);

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“For” approval, on an advisory basis, of certain compensatory arrangements between Jazz Pharmaceuticals and its named executive officers relating to the merger contemplated by the merger agreement (Proposal 2);

•	“For” approval of the Jazz Pharmaceuticals, Inc. 2011 Equity Incentive Plan (Proposal 3);

•	“For” approval of the amendment and restatement of the Jazz Pharmaceuticals, Inc. 2007 Employee Stock Purchase Plan (Proposal 4);

•	“For” approval of the creation or increase of “distributable reserves” of New Jazz (Proposal 5); and

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“For” adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger (Proposal 6).

What if another matter is properly brought before the special meeting?

The Jazz Pharmaceuticals board of directors knows of no other matters that will be presented for consideration at the special meeting. If any other matters are properly brought before the special meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For each of the proposals, you may vote “For” or “Against”, or you may abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the special meeting, you may vote by proxy using the enclosed proxy card, or you may vote by proxy over the telephone or on the internet as instructed below. Whether or not you plan to attend the special meeting, Jazz Pharmaceuticals urges you to vote by proxy to ensure your vote is counted. You may still attend the special meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the special meeting and we will give you a ballot when you arrive.

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To vote using a proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to Jazz Pharmaceuticals before the special meeting, the proxy holders will vote your shares as you direct.

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To vote by telephone, dial toll-free 1-800-652-VOTE (8683) within the U.S., U.S. territories and Canada using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Central Time, on December 12, 2011 to be counted.

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To vote through the internet, go to www.investorvote.com/JAZZ to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 1:00 a.m., Central Time, on December 12, 2011 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy statement/prospectus along with voting instructions from that organization rather than from Jazz Pharmaceuticals. Simply follow the voting instructions provided by your broker, bank, or other agent to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the special meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the voting instructions provided by your broker, bank, or other agent and included with this proxy statement/prospectus, or contact your broker or bank to request a proxy form.

Jazz Pharmaceuticals provides internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Jazz Pharmaceuticals common stock you own as of November 4, 2011.

What if I return a proxy card or otherwise vote but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and you indicate when voting on the internet or by telephone that you wish to vote as recommended by the Jazz Pharmaceuticals board of directors, which recommendations are summarized under “What are the voting recommendations of the Jazz Pharmaceuticals board of directors?” above, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Jazz Pharmaceuticals board of directors on all matters presented in this proxy statement/prospectus and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the special meeting.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares held in “street name” and you do not provide the organization that holds your shares with specific instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of elections for the special meeting that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” When Jazz Pharmaceuticals’ inspector of elections tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted toward the vote total for any proposal. Jazz Pharmaceuticals expects that each of the proposals presented at the special meeting will be considered non-routine matters, so Jazz Pharmaceuticals encourages you to provide voting instructions to the organization that holds your shares to ensure that your vote is counted on all six proposals.

Who is paying for this proxy solicitation?

Jazz Pharmaceuticals will pay for the entire cost of soliciting proxies. In addition to this proxy statement/prospectus, Jazz Pharmaceuticals’ directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Jazz Pharmaceuticals may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy statement/prospectus?

If you receive more than one proxy statement/prospectus, your shares may be registered in more than one name or are registered in different accounts. Please follow the voting instructions included with each proxy statement/prospectus to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the special meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to the Jazz Pharmaceuticals’ Secretary at 3180 Porter Drive, Palo Alto, California 94304.

•	You may attend the special meeting and vote in person. Simply attending the special meeting will not, by itself, revoke your proxy.

Your most recent proxy card or telephone or internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “For”, “Against,” “Abstain” and broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Abstentions will be counted towards the tabulation of shares present in person or represented by proxy and will have the same effect as votes “Against” each of the proposals. Although broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on Proposals 2 through 6. A broker non-vote will, however, have the same effect as an “Against” vote on Proposal 1.

How many votes are needed to approve each proposal?

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Proposal 1: The proposal to adopt the merger agreement and approve the merger must receive a “For” vote from the holders of at least a majority of the shares of Jazz Pharmaceuticals common stock outstanding on the record date for the special meeting.

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Proposal 2: The proposal to approve, on an advisory basis, certain compensatory arrangements between Jazz Pharmaceuticals and its named executive officers relating to the merger contemplated by the merger agreement must receive a “For” vote from at least a majority of the shares of Jazz Pharmaceuticals common stock represented either in person or by proxy at the special meeting and entitled to vote, although such vote will not be binding on Jazz Pharmaceuticals.

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Proposal 3: The proposal to approve the Jazz Pharmaceuticals, Inc. 2011 Equity Incentive Plan must receive a “For” vote from at least a majority of the shares of Jazz Pharmaceuticals common stock represented either in person or by proxy at the special meeting and entitled to vote.

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Proposal 4: The proposal to approve the amendment and restatement of the Jazz Pharmaceuticals, Inc. 2007 Employee Stock Purchase Plan must receive a “For” vote from at least a majority of the shares of Jazz Pharmaceuticals common stock represented either in person or by proxy at the special meeting and entitled to vote.

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Proposal 5: The proposal to approve the creation or increase of “distributable reserves” of New Jazz must receive a “For” vote from at least a majority of the shares of Jazz Pharmaceuticals common stock represented either in person or by proxy at the special meeting and entitled to vote.

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Proposal 6: The proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement and approve the merger must receive a “For” vote from at least a majority of the shares of Jazz Pharmaceuticals common stock represented either in person or by proxy at the special meeting and entitled to vote.

How many shares will Jazz Pharmaceuticals’ executive officers and directors be entitled to vote at the special meeting? Do you expect them to vote in favor of the proposals?

As of the record date, Jazz Pharmaceuticals’ executive officers and directors, together with the stockholders with which certain of Jazz Pharmaceuticals’ directors are affiliated or associated, had the right to vote approximately 18,559,865 shares of Jazz Pharmaceuticals common stock, representing approximately 44% of the Jazz Pharmaceuticals common stock then outstanding and entitled to vote at the special meeting. Jazz Pharmaceuticals expects that its executive officers and directors, and the stockholders with which certain of Jazz Pharmaceuticals’ directors are affiliated or associated, will vote “For” each of the proposals described above.

In addition, certain of the stockholders with which certain of Jazz Pharmaceuticals’ directors are affiliated or associated entered into voting agreements with Jazz Pharmaceuticals and Azur Pharma pursuant to which these stockholders agreed, among other things, to vote their shares of Jazz Pharmaceuticals common stock in favor of the adoption of the merger agreement and approval of the merger, and in favor of any proposal to adjourn or postpone the special meeting to a later date if there are not sufficient votes in favor of the adoption of the merger agreement. These stockholders also granted Azur Pharma irrevocable proxies to vote their shares of Jazz Pharmaceuticals common stock in favor of, among other things, the adoption of the merger agreement and approval of the merger, and any proposal to adjourn or postpone the special meeting to a later date if there are not sufficient votes in favor of the adoption of the merger agreement and approval of the merger. Approximately 18,181,395 shares of Jazz Pharmaceuticals common stock, which represent approximately 43% of the outstanding shares of Jazz Pharmaceuticals common stock as of the record date, are subject to these voting agreements and irrevocable proxies. For more information regarding the voting agreements, see the section entitled “Other Related Agreements—The Voting Agreements” on page 136 of this proxy statement/prospectus.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the special meeting in person or represented by proxy. On the record date, there were 42,157,349 shares outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the special meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. If there is no quorum, the chairperson of the special meeting or a majority of shares present at the special meeting in person or represented by proxy may adjourn the special meeting to another date.

Should I send in my stock certificate with my proxy card?

No. As described on page 120 of this proxy statement/prospectus, Jazz Pharmaceuticals stockholders will be sent materials for exchanging shares of Jazz Pharmaceuticals common stock shortly after the completion of the merger. Because of the potential Irish stamp duty on transfer of New Jazz ordinary shares, Jazz Pharmaceuticals strongly recommends that all directly registered Jazz Pharmaceuticals stockholders open broker accounts so they can transfer their shares of Jazz Pharmaceuticals common stock into DTC prior to their exchange for New Jazz ordinary shares.

How can I find out the results of the voting at the special meeting?

Jazz Pharmaceuticals expects to make a public announcement of the preliminary voting results as soon as practicable following the special meeting. Final voting results are expected to be published in a current report on

Form 8-K filed by Jazz Pharmaceuticals with the SEC on or before the fourth business day following the special meeting. If final voting results are not available to Jazz Pharmaceuticals in time to file a Form 8-K within four business days following the special meeting, Jazz Pharmaceuticals intends to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to Jazz Pharmaceuticals, file an additional Form 8-K to publish the final results.

Will Jazz Pharmaceuticals hold an annual meeting in 2012? If so, when are stockholder proposals due for that meeting?

If the merger is completed, Jazz Pharmaceuticals will become a wholly-owned subsidiary of New Jazz and will not have any public stockholders. As a result, there will be no public participation in any future meeting of Jazz Pharmaceuticals stockholders. However, if the merger is not completed or if Jazz Pharmaceuticals is otherwise required to do so under applicable law, Jazz Pharmaceuticals will hold an annual meeting of stockholders in 2012. In addition, if the merger is completed in a timely manner, it is expected that New Jazz will hold an annual general meeting of shareholders in 2012. For more information regarding New Jazz annual general meetings of shareholders, please see “Description of New Jazz Ordinary Shares—Annual Meetings of Shareholders.”

In the event that Jazz Pharmaceuticals holds an annual meeting of stockholders in 2012, stockholders may submit proposals on matters appropriate for stockholder action at meetings of its stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in Jazz Pharmaceuticals’ proxy materials relating to its 2012 annual meeting of stockholders, if held, all applicable requirements of Rule 14a-8 must be satisfied and, pursuant to Rule 14a-8, such proposals must be received by Jazz Pharmaceuticals no later than December 13, 2011. However, if the Jazz Pharmaceuticals 2012 annual meeting of stockholders is not held between April 24, 2012 and June 23, 2012, then the deadline will be a reasonable time prior to the time Jazz Pharmaceuticals begins to print and mail its proxy materials. Such proposals should be delivered to Jazz Pharmaceuticals, Inc., Attn: Secretary, 3180 Porter Drive, Palo Alto, California 94304.

Pursuant to Jazz Pharmaceuticals’ bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the Jazz Pharmaceuticals 2012 annual meeting of stockholders, if held, but you are not requesting that your proposal or nomination be included in the proxy materials for the meeting, you must notify Jazz Pharmaceuticals’ Secretary, in writing, not later than the close of business on February 24, 2012 nor earlier than the close of business on January 25, 2012. However, if the Jazz Pharmaceuticals 2012 annual meeting of stockholders is not held between April 24, 2012 and June 23, 2012, to be timely, notice by the stockholder must be so received not earlier than the close of business on the 120th day prior to the Jazz Pharmaceuticals 2012 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the Jazz Pharmaceuticals 2012 annual meeting of stockholders or the tenth day following the day on which public announcement of the date of the Jazz Pharmaceuticals 2012 annual meeting of stockholders is first made.

Jazz Pharmaceuticals also advises you to review its bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Among other things, a stockholder’s notice to Jazz Pharmaceuticals’ Secretary must set forth the information required by Jazz Pharmaceuticals’ bylaws with respect to each matter the stockholder proposes to bring before the Jazz Pharmaceuticals 2012 annual meeting of stockholders, if held. The chairperson of the 2012 annual meeting of stockholders may determine, if the facts warrant, that a matter has not been properly brought before the meeting and, therefore, may not be considered at the meeting. In addition, the proxy solicited by the Jazz Pharmaceuticals board of directors for the Jazz Pharmaceuticals 2012 annual meeting of stockholders, if held, will confer discretionary voting authority with respect to (i) any proposal presented by a stockholder at that meeting for which Jazz Pharmaceuticals has not been provided with timely notice and (ii) any proposal made in accordance with Jazz Pharmaceuticals’ bylaws, if the 2012 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act.

THE REORGANIZATION AND THE MERGER

The Reorganization of Azur Pharma

Prior to the effective time, and in accordance with schedule 1 to the merger agreement, Azur Pharma will carry out a reorganization of its capital structure. The reorganization consists of a series of corporate actions as a result of which: (i) Azur Pharma has become a public limited company, and will be renamed Jazz Pharmaceuticals plc, with an authorized share capital denominated in dollars (in addition to Euro-denominated share capital required for the re-registration of Azur Pharma as a public limited company under the Companies Acts, which are held by a nominee and which have no voting or dividend rights and a limited right to a return of capital on a winding-up of Azur Pharma); and (ii) the number of Azur Pharma ordinary shares held by the Azur Pharma shareholders will be reduced such that, after giving effect to the issuance of the merger consideration to the Jazz Pharmaceuticals stockholders, Azur Pharma’s shareholders would own slightly over 20% of the fully-diluted capitalization of New Jazz, as calculated and adjusted in accordance with schedule 1 of the merger agreement.

The Merger

Following the completion of the reorganization, merger sub, which is a wholly-owned subsidiary of Azur Pharma, will merge with and into Jazz Pharmaceuticals, with Jazz Pharmaceuticals as the surviving corporation becoming a wholly-owned subsidiary of Azur Pharma. At the effective time, (i) each share of Jazz Pharmaceuticals common stock then issued and outstanding will be canceled and automatically converted into and become the right to receive one ordinary share of New Jazz; (ii) each outstanding option under Jazz Pharmaceuticals’ equity incentive plans will be converted into an option to acquire, on substantially the same terms and conditions as were applicable under such option before the effective time, the number of New Jazz ordinary shares equal to the number of shares of Jazz Pharmaceuticals’ common stock subject to such option immediately prior to the effective time, at an exercise price per New Jazz ordinary share equal to the exercise price per share of Jazz Pharmaceuticals’ common stock otherwise purchasable pursuant to such option; (iii) each other equity award that is then outstanding under Jazz Pharmaceuticals’ equity incentive plans will be converted into a right to receive, on substantially the same terms and conditions as were applicable under such equity award before the effective time, the number of New Jazz ordinary shares equal to the number of shares of Jazz Pharmaceuticals’ common stock subject to such equity award immediately prior to the effective time; and (iv) each outstanding warrant to acquire Jazz Pharmaceuticals’ common stock will be converted into a warrant to acquire, on substantially the same terms and conditions as were applicable under such warrant before the effective time, the number of New Jazz ordinary shares equal to the number of shares of Jazz Pharmaceuticals’ common stock subject to such warrant immediately prior to the effective time, at an exercise price per New Jazz ordinary share equal to the exercise price per share of Jazz Pharmaceuticals’ common stock otherwise purchasable pursuant to such warrant. Upon consummation of the merger, the securityholders of Jazz Pharmaceuticals immediately prior to the effective time would own slightly under 80% of the fully-diluted capitalization of New Jazz, as calculated and adjusted in accordance with schedule 1 of the merger agreement.

Since the number of New Jazz ordinary shares to be outstanding immediately following the merger depends in part on the outstanding equity capitalization of Azur Pharma and Jazz Pharmaceuticals immediately prior to the reorganization and the merger, as adjusted in accordance with schedule 1 of the merger agreement, the number of New Jazz ordinary shares to be outstanding immediately following the merger cannot be determined prior to the completion of the merger. However, based on the number of shares of Jazz Pharmaceuticals common stock outstanding on October 17, 2011, as converted on a one-for-one basis into New Jazz ordinary shares pursuant to the merger agreement, and assuming that the ordinary shares of Azur Pharma held by the Azur Pharma shareholders on that date will be reduced in the reorganization based on an assumed ratio of approximately 0.2866 of a New Jazz ordinary share for each whole ordinary share of Azur Pharma outstanding immediately prior to the reorganization, then a total of 54,425,183 New Jazz ordinary shares would be outstanding immediately following the merger, and the Jazz Pharmaceuticals stockholders on October 17, 2011 would hold approximately 77.46% of the outstanding New Jazz ordinary shares immediately after the merger.

The assumed ratio referred to in the previous sentence is calculated pursuant to schedule 1 of the merger agreement and is based on the closing price of Jazz Pharmaceuticals common stock on October 17, 2011 and the respective outstanding equity capitalization of Jazz Pharmaceuticals and Azur Pharma on October 17, 2011, as adjusted pursuant to schedule 1 of the merger agreement.

Background of the Transaction

In March 2011, the board of directors of Azur Pharma considered the company’s need for additional capital in order to continue Azur Pharma’s growth strategy and also the desire to evaluate potential strategic or sale transactions. Based on these considerations, the board of directors of Azur Pharma decided to commence an assessment of potential transactions.

On April 12, 2011, Azur Pharma signed an engagement letter with Lazard Middle Market LLC, which is referred to in this proxy statement/prospectus as Lazard, as financial advisor to Azur Pharma. Azur Pharma commenced preparatory activities including the preparation of a confidential information memorandum and establishment of an electronic data room.

On May 9, 2011, Lazard commenced contacting various parties about their potential interest in a transaction with Azur Pharma.

In May 2011, various members of management at Jazz Pharmaceuticals became aware that Lazard had been engaged by Azur Pharma was preparing to commence a process with respect to a potential transaction involving Azur Pharma. Jazz Pharmaceuticals subsequently notified Lazard that Jazz Pharmaceuticals would like to participate in the process when it commenced.

On May 17, 2011, a representative of Lazard contacted Kathryn E. Falberg, Senior Vice President and Chief Financial Officer of Jazz Pharmaceuticals, to provide a proposed confidentiality agreement in connection with the transaction.

From May 20, 2011, Lazard furnished copies of a confidential information memorandum regarding Azur Pharma to interested parties who had signed confidentiality agreements with Azur Pharma.

On May 20, 2011, representatives of Lazard and Ms. Falberg held a conference call to discuss the potential opportunity to enter into a transaction with Azur Pharma. Jazz Pharmaceuticals provided Lazard with an executed confidentiality agreement, and Lazard provided Ms. Falberg with a confidential information memorandum containing information related to Azur Pharma’s business, products and operations.

On May 20, 2011, Ms. Falberg contacted a representative of J.P. Morgan as a potential financial adviser to Jazz Pharmaceuticals in connection with the possible transaction with Azur Pharma. On May 23, 2011, J.P. Morgan executed a joinder to the confidentiality agreement previously executed by Jazz Pharmaceuticals to permit J.P. Morgan to review Azur Pharma diligence information. Philip J. Honerkamp, Vice President of Corporate Development of Jazz Pharmaceuticals, and J.P. Morgan then discussed the process and next steps.

From May 23, 2011, through the execution of the merger agreement, Jazz Pharmaceuticals worked with its advisors and counsel at J.P. Morgan and Baker & McKenzie LLP and their consultants, and met with Azur Pharma, Lazard and Azur Pharma’s advisers, to conduct various financial and tax analyses related to a possible business combination, including financial modeling activities, tax planning and valuation work.

On May 26, 2011, Ms. Falberg and a representative of Lazard discussed next steps with respect to the potential transaction, including a planned meeting in Boston, Massachusetts between representatives of Azur Pharma and Jazz Pharmaceuticals.

On June 1, 2011, Lazard provided Ms. Falberg and Mr. Honerkamp with Azur Pharma confidential financial information.

On June 16, 2011, Bruce Cozadd, Chairman and Chief Executive Officer of Jazz Pharmaceuticals, and Seamus Mulligan, Chairman and Chief Executive Officer of Azur Pharma, met in Boston, Massachusetts to discuss the potential combination of Jazz Pharmaceuticals and Azur Pharma. Later on June 16, 2011, Mr. Cozadd, Ms. Falberg, Russell Cox, Senior Vice President, Sales and Marketing of Jazz Pharmaceuticals, Mr. Honerkamp and representatives of J.P. Morgan attended a meeting in Boston, Massachusetts with Mr. Mulligan, David Brabazon, Chief Financial Officer and Senior Vice President, Finance, Michael Kelly, Senior Vice President, General Manager North America, Fintan Keegan, Senior Vice President, Technical Operations, and Aoife Fitzgerald, Senior Director Corporate Development, of Azur Pharma and representatives of Lazard, during which the representatives of Azur Pharma delivered a presentation detailing Azur Pharma’s business, including a discussion of its commercial products, clinical programs and matters related to such products and programs.

On June 17, 2011, Lazard provided Jazz Pharmaceuticals and its advisers with access to an electronic data room produced by Azur Pharma containing Azur Pharma diligence materials.

From June 17, 2011 through the execution of the merger agreement, Jazz Pharmaceuticals, Azur Pharma and their respective representatives and advisers, including their financial, tax and legal advisers, conducted due diligence investigations of each other’s businesses. Such due diligence activities included in-person meetings, telephone calls and review of materials made available in hard copy or electronic copy, and focused on various aspects of the businesses, including commercial products, product pipelines, manufacturing, intellectual property, finance and tax.

On June 23, 2011, representatives of Lazard sent a letter to Ms. Falberg and Mr. Honerkamp inviting Jazz Pharmaceuticals to submit an indication of interest for a transaction with Azur Pharma and setting forth the process for any such submission.

On June 27, 2011, Jazz Pharmaceuticals and J.P. Morgan entered into an engagement letter under which J.P. Morgan was exclusively engaged as financial adviser to Jazz Pharmaceuticals in connection with a possible transaction with Azur Pharma.

From June 28, 2011 through July 5, 2011, Azur Pharma received written preliminary indications of interest from private equity firms interested in pursuing a transaction with Azur Pharma.

In a telephone call on June 29, 2011, Mr. Cozadd and Mr. Mulligan discussed the possibility of a combination of Jazz Pharmaceuticals and Azur Pharma and the potential terms of such a transaction.

On June 30, 2011, the strategy committee of the board of directors of Jazz Pharmaceuticals met to review corporate development activities and priorities, discuss tax matters with Baker & McKenzie, and review a presentation by J.P. Morgan related to the Azur Pharma opportunity. The committee indicated its support for continuing diligence and other work to evaluate the potential transaction.

On July 1, 2011, Mr. Mulligan emailed Mr. Cozadd to confirm his understanding of their June 29, 2011 conversation. In addition, Mr. Mulligan indicated that he had discussed the Jazz Pharmaceuticals opportunity with the Azur Pharma management team, and that Azur Pharma was interested in further exploring the possible combination.

On July 6, 2011, representatives of J.P. Morgan discussed the proposed transaction with representatives of Lazard, soliciting feedback from Azur Pharma.

On July 7, 2011, Mr. Cozadd and Ms. Falberg reviewed with representatives of J.P. Morgan a draft non-binding indication of interest to potentially be submitted by Jazz Pharmaceuticals. Mr. Cozadd also emailed Mr. Mulligan, indicating that the Jazz Pharmaceuticals management team would be asking the Jazz Pharmaceuticals board of directors to approve the submission of a non-binding indication of interest, and offering to meet with Mr. Mulligan in New York, New York following the submission.

On July 12, 2011, the board of directors of Jazz Pharmaceuticals considered the potential terms of a transaction between Jazz Pharmaceuticals and Azur Pharma during a telephonic meeting. Present at the meeting were representatives of Jazz Pharmaceuticals’ management, representatives of J.P. Morgan and a representative of Cooley LLP, U.S. external legal counsel to Jazz Pharmaceuticals. A representative of J.P. Morgan described the Azur Pharma products and the expected benefits of the transaction to Jazz Pharmaceuticals and reviewed certain projections for the two companies prepared by management of Jazz Pharmaceuticals based on Jazz Pharmaceuticals’ then current estimates. Following discussion, the board of directors of Jazz Pharmaceuticals approved the submission of a non-binding indication of interest by Jazz Pharmaceuticals on substantially the terms discussed at the meeting.

On July 13, 2011, members of the Azur Pharma management team and Lazard held a conference call with members of the Jazz Pharmaceuticals management team to provide a business update. Mr. Cozadd and Mr. Mulligan also spoke by phone to discuss the status of the process.

On July 14, 2011, Jazz Pharmaceuticals submitted a preliminary, non-binding indication of interest setting forth the basis upon which Jazz Pharmaceuticals was prepared to negotiate a definitive agreement providing for the business combination of Jazz Pharmaceuticals and Azur Pharma. The indication of interest contemplated that the stockholders of Jazz Pharmaceuticals would own slightly less than 80%, and that shareholders of Azur Pharma would own slightly more than 20%, of the fully-diluted equity interests in the new combined company at the closing of the transaction, with the shares held by the Azur Pharma shareholders to be subject to a lock-up period following the closing of the transaction.

From July 14, 2011 through July 18, 2011, Azur Pharma received written preliminary indications of interest from parties interested in pursuing a strategic transaction with Azur Pharma.

On July 15, 2011, representatives of Lazard spoke with Ms. Falberg, Mr. Honerkamp and representatives of J.P. Morgan to discuss Jazz Pharmaceuticals’ indication of interest. Jazz Pharmaceuticals also provided Lazard with a draft confidentiality agreement that would allow Jazz Pharmaceuticals to share confidential information with Azur Pharma as part of the process.

On July 18, 2011, Mr. Cozadd and Mr. Mulligan met in New York, New York to discuss aspects of a possible combination. On July 18, 2011 and July 19, 2011, Mr. Cozadd, Ms. Falberg, Mr. Mulligan and Mr. Brabazon met in New York, New York to discuss aspects of a possible combination, including the anticipated structure and Jazz Pharmaceuticals’ strategic rationale for the transaction. Azur Pharma provided Jazz Pharmaceuticals with an executed confidentiality agreement at the meeting. Mr. Mulligan and Mr. Brabazon indicated that Azur Pharma was interested in the Jazz Pharmaceuticals proposal, but that the stock consideration would require Azur Pharma to conduct a diligence review of Jazz Pharmaceuticals and evaluate the value of a strategic combination involving stock consideration in comparison to other offers for Azur Pharma that they were considering.

On July 22, 2011, Ms. Falberg, Carol Gamble, Senior Vice President and General Counsel of Jazz Pharmaceuticals, representatives of Baker & McKenzie, Mr. Brabazon and representatives of KPMG, Azur Pharma’s tax adviser, held a teleconference to discuss financial, transaction structure and tax matters. Following the call, Ms. Falberg undertook to evaluate Azur Pharma’s views related to the risks associated with the New Jazz shares that would be received by the Azur Pharma shareholders in the potential transaction, particularly in light of the then-anticipated lock-up period and in relation to other offers that Azur Pharma was considering, and requested information regarding Azur Pharma’s shareholders and external investors. Between July 22, 2011 and July 25, 2011, the parties had further discussions and conducted diligence related to Ms. Falberg’s request.

On July 25 and 26, 2011, Ms. Falberg and Mr. Brabazon exchanged emails and held a teleconference to discuss matters related to the New Jazz shares that would be received by the Azur Pharma shareholders in the potential transaction.

On July 26, 2011, Mr. Cozadd and Mr. Mulligan discussed by telephone how the combined companies might be integrated and managed, including potential roles for Mr. Mulligan and other executives at Azur Pharma.

On July 28, 2011, Mr. Brabazon and Ms. Falberg exchanged emails and held a teleconference to discuss matters related to the New Jazz shares that would be received by the Azur Pharma shareholders in the potential transaction, including in relation to the expected transaction timing and transaction structure.

On July 28, 2011, the Azur Pharma board of directors met to discuss the status of Azur Pharma’s ongoing solicitation and assessment of a possible strategic transaction. Representatives of Lazard participated in the meeting. The Azur Pharma directors and other participants discussed the status of diligence and negotiations with various parties, including Jazz Pharmaceuticals.

In a telephone call on July 29, 2011, Mr. Cozadd and Mr. Mulligan discussed the potential transaction, including a request by Mr. Mulligan for additional consideration to the Azur Pharma shareholders, and the terms under which the parties would continue with negotiations with respect to the potential transaction. Mr. Cozadd and Mr. Mulligan agreed that it would be appropriate for representatives of Jazz Pharmaceuticals and Azur Pharma to meet in New York, New York the following week to discuss the preparation of draft transaction documents, the process for further diligence activities and other transaction matters.

From July 30, 2011 through August 1, 2011, Ms. Falberg and Mr. Brabazon had several phone calls and exchanged emails related to various aspects of the potential transaction.

On August 2, 2011, Mr. Mulligan and Mr. Cozadd exchanged emails in which Mr. Mulligan highlighted several outstanding issues, including Azur Pharma’s request for additional consideration as part of the transaction.

On August 2, 2011, the board of directors of Jazz Pharmaceuticals held a telephonic meeting to discuss the status and the potential terms of a transaction between Jazz Pharmaceuticals and Azur Pharma. Present at the meeting were representatives of Jazz Pharmaceuticals’ management, representatives of J.P. Morgan and representatives of Cooley. Mr. Cozadd and other members of Jazz Pharmaceuticals’ management reviewed the expected benefits of the potential transaction with Azur Pharma, the implications of the tax treatment of the potential transaction for Jazz Pharmaceuticals’ stockholders and the anticipated next steps and timing for the potential transaction. The Jazz Pharmaceuticals board of directors, along with members of Jazz Pharmaceuticals management, discussed the possible business combination. The Jazz Pharmaceuticals board of directors then indicated its support for continued evaluation and negotiation of the transaction.

On August 3, 2011, Mr. Mulligan and Mr. Cozadd, Ms. Falberg, Ms. Gamble, Mr. Honerkamp, Mr. Brabazon, and Eunan Maguire, President, North America of Azur Pharma, met in New York, New York (with Mr. Mulligan and Mr. Cozadd participating by telephone) to discuss the process for the potential transaction. Ms. Falberg, Ms. Gamble, Mr. Honerkamp, Mr. Brabazon, Mr. Maguire, representatives of Cooley, a representative of A&L Goodbody, Irish external legal counsel to Jazz Pharmaceuticals, and representatives of Mayer Brown LLP, U.S. external legal counsel to Azur Pharma, then met in New York, New York to discuss the potential structure for the transaction, terms and issues.

From August 3, 2011 through the execution of the definitive merger agreement on September 19, 2011, there were regular interactions and negotiations among internal and external legal counsel to Jazz Pharmaceuticals and external legal counsel to Azur Pharma, and the parties’ respective financial and tax advisers, relating to the terms and conditions of a possible business combination, including the percentage of the equity in the combined company to be owned by the Azur Pharma shareholders.

On August 7, 2011, Ms. Falberg conveyed to Mr. Brabazon and Mr. Maguire several diligence requests pertaining to human resources and employment matters. Over the next several days and on August 11, 2011, Mr. Maguire and Ms. Falberg discussed these matters by telephone. On August 12, 2011, Mr. Maguire sent Ms. Falberg an email summary of proposals for discussion related to human resources and employment matters.

On August 8, 2011, Ms. Falberg, Mr. Honerkamp, Mr. Cox, Mr. Brabazon, Mr. Maguire, Ms. Gamble and other employees of Jazz Pharmaceuticals and Azur Pharma held a teleconference to discuss Azur Pharma’s product portfolio and financial projections.

On August 8, 2011, Ms. Falberg sent Mr. Brabazon a preliminary valuation analysis in support of the estimated valuation of the shares of New Jazz that would be held by the Azur Pharma shareholders following the potential transaction.

On August 9, 2011, Mr. Brabazon sent an email to Ms. Falberg and Ms Gamble summarizing key issues to be addressed in the transaction documents.

Between August 10, 2011 and August 17, 2011 Azur Pharma received final non-binding offers for an acquisition of Azur Pharma from private equity firms.

On August 11, 2011, Ms. Falberg, Mr. Brabazon and Ms. Gamble discussed via email and telephone matters to be reflected in the draft merger agreement.

On August 13, 2011, Cooley sent initial drafts of the merger agreement and share transfer restriction agreement reflecting the proposed lock-up to Azur Pharma and its legal advisors.

On August 15 and 16, 2011, Mr. Brabazon discussed with Ms. Falberg the importance of the Azur Pharma shareholders’ ability to protect the value of their equity ownership in the combined company during the then-anticipated lock-up period following the closing of a possible transaction.

On August 16, 2011, Ms. Falberg, a representative of Baker & McKenzie and the members of the audit committee of the Jazz Pharmaceuticals board of directors met to discuss transaction structure and tax matters.

Between August 16 and 21, 2011, Ms. Falberg and Mr. Brabazon had discussions, by email and telephone, of the general terms of protection that could be provided to the Azur Pharma shareholders in the event of a significant reduction in the value of the combined company’s ordinary shares during the then-anticipated lock-up period.

Between August 15 and 17, 2011, representatives of Ernst & Young LLP, the independent registered public accounting firm for Jazz Pharmaceuticals, reviewed Azur Pharma’s financial information at Azur Pharma’s Dublin facility as well as at the Dublin office of Azur Pharma’s auditor, KPMG.

From August 17 through August 25, 2011, Ms. Falberg and Mr. Brabazon spoke and exchanged several emails in connection with potential mechanisms to provide the Azur Pharma shareholders with protection for the value of their equity ownership in the combined company during the then anticipated lock-up period following the closing of a possible transaction.

On August 22, 2011, Mayer Brown sent initial comments to the draft merger agreement to Jazz Pharmaceuticals and its external legal counsel.

On August 24 and 25, 2011, Ms. Falberg, Ms. Gamble, Mr. Honerkamp, Peter Soparkar, Senior Corporate Counsel of Jazz Pharmaceuticals, Mr. Brabazon, Mr. Maguire, Ms. Fitzgerald, representatives of Cooley, a representative of A&L Goodbody and representatives of Mayer Brown met in New York, New York to negotiate the terms of the merger agreement and related agreements and discuss transaction matters. Representatives of McCann FitzGerald, Solicitors, Irish external legal counsel to Azur Pharma, which is referred to in this proxy statement/prospectus as “McCann,” ByrneWallace, Irish external counsel to Azur Pharma, and Azur Pharma participated by telephone.

Between August 26 and September 18, 2011, Azur Pharma and Jazz Pharmaceuticals completed diligence and the drafting and negotiation of transaction documents through multiple exchanges of documents and conference calls.

On August 29, 2011, Ms. Falberg communicated to Mr. Brabazon that, after further consideration by Jazz Pharmaceuticals and its advisers, Jazz Pharmaceuticals was withdrawing its prior requirement that the shares in the combined company that would be held by the Azur Pharma shareholders would be subject to a lock-up period following the closing of the transaction.

On August 30, 2011, Mr. Mulligan communicated to Mr. Cozadd several topics for discussion in an upcoming meeting.

Between August 31 and September 2, 2011, Mr. Cozadd met individually with each of the members of Azur Pharma’s management team, other than Mr. Brabazon (who was in Dublin, Ireland), in Palo Alto, CA to discuss the organizational structure of, and potential role of Azur Pharma management in, the combined company following a possible transaction, as well as other matters related to the combined company. Members of Azur Pharma’s management team also met with their counterparts at Jazz Pharmaceuticals. On August 31, 2011, Mr. Cozadd met with Mr. Maguire, Mr. Kelly and Mr. Keegan to discuss these matters in more detail. On September 1 and 2, 2011, Mr. Cozadd and Mr. Mulligan met to discuss the status of the transaction and next steps.

On September 3, 2011, Mr. Cozadd and Mr. Mulligan exchanged emails regarding a number of outstanding issues and matters. In these emails, Mr. Cozadd confirmed the anticipated total merger consideration to the Azur Pharma shareholders.

On September 7, 2011, Mr. Brabazon and Ms. Falberg exchanged emails to confirm the anticipated total merger consideration to the Azur Pharma shareholders and other financial matters.

On September 7, 2011, the Jazz Pharmaceuticals board of directors held a telephonic meeting to discuss a possible business combination with Azur Pharma. Present at the meeting were representatives of Jazz Pharmaceuticals’ management, representatives of J.P. Morgan and representatives of Cooley. Mr. Cozadd provided an update on the activities relating to the proposed transaction with Azur Pharma. Members of Jazz Pharmaceuticals’ management discussed Jazz Pharmaceuticals’ rationale for the proposed transaction, provided a summary of the key terms of the proposed transaction, provided a summary of diligence conducted by Jazz Pharmaceuticals’ employees and third parties with respect to Azur Pharma, updated the Jazz Pharmaceuticals board of directors as to Jazz Pharmaceuticals’ forecast with respect to the Azur Pharma business and valuation metrics, provided an overview of the structure for the proposed transaction and provided an overview of the anticipated timeline and next steps related to the proposed transaction. Substantial discussion regarding the possible business combination followed. The Jazz Pharmaceuticals board of directors indicated support for the continued evaluation and negotiation of the transaction. In the executive session that followed, members of the Jazz Pharmaceuticals board of directors further discussed certain aspects of a possible business combination, including employment and organizational matters, the tax implications of the proposed transaction with Azur Pharma for Jazz Pharmaceuticals equity holders, including Section 16 officers and directors, and the governance implications of becoming an Irish company.

Between September 8, 2011 and September 12, 2011, Mr. Mulligan and Mr. Cozadd exchanged a number of emails and held numerous phone conversations in which they discussed employment issues.

On September 11, 2011, Ms. Gamble provided Mr. Brabazon with initial drafts of employment and noncompetition agreements for the members of the Azur Pharma management team. On September 12, 2011 and September 13, 2011, Ms. Falberg and Mr. Brabazon discussed various issues regarding the employment agreements.

On September 13, 2011, Mr. Honerkamp met with members of Azur Pharma management in Dublin, Ireland to discuss open issues and visited the Azur Pharma Dublin facility.

On September 13, 2011, Ms. Gamble and Mr. Brabazon exchanged a series of emails in which they outlined, and partially resolved, open business issues related to the draft merger agreement and related agreements.

On September 14, 2011, Ms. Falberg and Mr. Brabazon spoke by telephone to resolve open business issues relating to the draft merger agreement and related agreements.

Following that call, also on September 14, 2011, representatives of Jazz Pharmaceuticals, Cooley and A&L Goodbody conducted a conference call with representatives of Azur Pharma, Mayer Brown and McCann to confirm the matters resolved by Ms. Falberg and Mr. Brabazon and to address and resolve other open issues related to the draft merger agreement and related agreements.

On September 15, 17 and 18, 2011, representatives of Jazz Pharmaceuticals, Cooley and A&L Goodbody conducted conference calls with representatives of Azur Pharma, Mayer Brown and McCann to resolve the remaining open issues related to the drafts of merger agreement and related agreements.

On September 15, 2011, Mr. Maguire provided Ms. Gamble with revised employment and noncompetition agreements for the members of the Azur Pharma management team, which led to additional discussion throughout the day. Ms. Gamble then sent revised drafts of the agreements to Mr. Maguire.

On September 16, 2011, the Jazz Pharmaceuticals board of directors convened a special telephonic meeting to consider the proposed transaction with Azur Pharma. Present at the meeting were representatives of Jazz Pharmaceuticals’ management, representatives of J.P. Morgan and representatives of Cooley. Prior to the meeting, the members of the Jazz Pharmaceuticals board of directors had been provided with a summary of the merger agreement and related agreements, a copy of the most recent draft of the merger agreement, a draft of the form of the resolutions that the board of directors of Jazz Pharmaceuticals would be required to adopt to approve the proposed business combination and materials from J.P. Morgan. Mr. Cozadd provided an overview of the status of the proposed business combination. Ms. Falberg updated the Jazz Pharmaceuticals board of directors as to Jazz Pharmaceuticals’ forecast with respect to the Azur Pharma business and valuation metrics. A representative of Cooley provided a summary of the key terms of Jazz Pharmaceuticals’ proposed transaction with Azur Pharma and generally discussed the directors’ fiduciary duties in considering the proposed business combination under applicable law. The Jazz Pharmaceuticals board of directors then discussed the current draft of Jazz Pharmaceuticals’ press release with respect to Jazz Pharmaceuticals’ proposed transaction with Azur Pharma and related planned investor communications. Following substantial discussion of these and related matters, the representatives of J.P. Morgan provided a summary of J.P. Morgan’s analysis of the fairness from a financial point of view to holders of Jazz Pharmaceuticals’ common stock of the proposed exchange ratio in the merger. Substantial discussion followed. Mr. Cozadd and the members of Jazz Pharmaceuticals board of directors then discussed the potential timing for the execution of the merger agreement and the announcement of the proposed business combination.

On September 16, 2011, the Azur Pharma board of directors convened a special meeting and determined that the business combination and the transactions contemplated by the merger agreement are in the best interests of Azur Pharma and approved the merger agreement and its execution for and on behalf of Azur Pharma. Representatives of McCann were present at the meeting, and a representative of Mayer Brown joined the meeting by telephone.

Between September 16, 2011 and September 18, 2011, Mr. Mulligan and Mr. Cozadd discussed by telephone and email outstanding matters relating to the employment agreements. Mr. Maguire, Ms. Gamble and representatives of Cooley and ByrneWallace participated in related calls, following which the employment and noncompetition agreements were finalized on September 18, 2011.

Just prior to the close of the The NASDAQ Stock Market on September 19, 2011, the Jazz Pharmaceuticals board of directors convened a special telephonic meeting to review and consider the proposed business combination. Present at the meeting were representatives of Jazz Pharmaceuticals’ management, representatives of J.P. Morgan and a representative of Cooley. Prior to the meeting, the members of the Jazz Pharmaceuticals board of directors had been provided with a summary of the merger agreement and related agreements, copies of the final drafts of the merger agreement and voting agreement, a draft of the form of the resolutions that the board of directors of Jazz Pharmaceuticals would be required to adopt to approve the proposed business combination, materials from J.P. Morgan and a draft of the joint press release announcing the execution of a definitive agreement providing for the business combination. At the meeting, Mr. Cozadd indicated that the proposed business combination was ready to be brought before the Jazz Pharmaceuticals board of directors for approval. Ms. Gamble informed the Jazz Pharmaceuticals board of directors that there had not been any material changes to the terms of the merger agreement since the Jazz Pharmaceuticals board of directors meeting on September 16, 2011, and Mr. Cozadd updated the Jazz Pharmaceuticals board of directors as to completed employment agreements with the Azur Pharma management team. Ms. Gamble solicited any questions from the members of the Jazz Pharmaceuticals board of directors with respect to the terms of the merger agreement or other transaction matters. A representative of J.P. Morgan informed the Jazz Pharmaceuticals board of directors that there had not been any material changes to J.P. Morgan’s analysis of the fairness from a financial point of view of the proposed exchange ratio in the merger since the summary of such analysis was presented to the Jazz Pharmaceuticals board of directors on September 16, 2011 and orally delivered the opinion of J.P. Morgan, which opinion was subsequently confirmed in writing, to the effect that as of September 19, 2011 and based upon and subject to the factors and assumptions set forth in the written opinion (see “The Reorganization and the Merger—Opinion of Jazz Pharmaceuticals’ Financial Adviser and Certain Unaudited Financial Projections”), the exchange ratio in the merger was fair, from a financial point of view, to the holders of the common stock of Jazz Pharmaceuticals. (J.P. Morgan’s opinion is attached as Annex B to this proxy statement/prospectus.) Ms. Gamble then referred the Jazz Pharmaceuticals board of directors to the proposed resolutions that had been provided in advance of the meeting. The members of the Jazz Pharmaceuticals board of directors present at the meeting determined that it was advisable and in the best interests of Jazz Pharmaceuticals and Jazz Pharmaceuticals’ stockholders for Jazz Pharmaceuticals to enter into the merger agreement, in the form presented to the Jazz Pharmaceuticals board of directors, and to consummate the transactions contemplated by the merger agreement. The members of the Jazz Pharmaceuticals board of directors present at the meeting then approved the merger agreement and declared its advisability and authorized the appropriate officers of Jazz Pharmaceuticals to execute and deliver the merger agreement and the related agreements.

On September 19, 2011, all agreements were finalized, the merger agreement was executed by and among the parties thereto and other relevant documents (including the employment and noncompetition agreements referenced above) were executed between Jazz Pharmaceuticals, Azur Pharma and the other parties thereto. Jazz Pharmaceuticals and Azur Pharma then issued a joint press release announcing the execution of a definitive agreement providing for the business combination.

Jazz Pharmaceuticals’ Reasons for the Merger and Recommendation of Jazz Pharmaceuticals’ Board of Directors

The Jazz Pharmaceuticals board of directors has determined that consummating the merger on the terms of the merger agreement is in the best interests of Jazz Pharmaceuticals and its stockholders. The Jazz

Pharmaceuticals board of directors consulted with its management as well as its external legal counsel and financial adviser in reaching its decision to approve, adopt and declare advisable the merger agreement and recommends to the Jazz Pharmaceuticals stockholders that they vote “FOR” adoption of the merger agreement and approval of the merger.

In reaching its conclusion to approve the merger agreement, the Jazz Pharmaceuticals board of directors reviewed a significant amount of information and considered a number of factors in its deliberations and concluded that the merger is likely to result in significant strategic and financial benefits to New Jazz, which would accrue to the Jazz Pharmaceuticals stockholders, as shareholders of New Jazz, including that:

•	New Jazz would have a diversified portfolio of 12 marketed central nervous system and women’s health products, with a combined field sales force of over 200 sales representatives;

•	New Jazz would be able to leverage the commercial and specialty product marketing experience of Jazz Pharmaceuticals in maximizing the potential of the Azur Pharma products;

•

New Jazz would have a strong overall financial position, with expected revenues of over $475 million and cash generation of over $200 million in the first 12 months after closing of the transaction, and an efficient corporate structure based in Ireland;

•	New Jazz would have a strong balance sheet with no debt;

•	New Jazz would have enhanced financial and other resources to invest in a targeted research and development pipeline and pursue additional product growth opportunities;

•

New Jazz would have a stronger, enhanced organization and management team to achieve its objectives, including personnel in key areas such as business development and clinical and medical science liaisons and additional locations in Dublin, Ireland and Philadelphia, Pennsylvania; and

•	New Jazz would have greater access to European markets, including for clinical trials, business development relationships and transactions, and manufacturing.

These expected benefits caused the Jazz Pharmaceuticals board of directors to believe that the combination of the businesses of Azur Pharma and Jazz Pharmaceuticals would create more value for the Jazz Pharmaceuticals stockholders in the long term than Jazz Pharmaceuticals could create as a standalone business. This belief is based in part on the following factors that the Jazz Pharmaceuticals board of directors considered:

•	the anticipated market capitalization, strong balance sheet and capital structure of New Jazz;

•	the significant value represented by the expected increased cash flow and opportunities for earnings improvement of New Jazz;

•	that the Azur Pharma products fit well with the Jazz Pharmaceuticals core specialty pharmaceuticals business focused on Xyrem, while diversifying the revenue stream;

•

that Azur Pharma has a track record of acquiring and commercializing multiple products and has a built a team with experience in completing these transactions and increasing the value of acquired products;

•	the tax efficient corporate structure of New Jazz as an Irish tax resident and incorporated corporation;

•	its knowledge of the Jazz Pharmaceuticals business, operations, financial condition, earnings, strategy and future prospects;

•	its understanding of the Azur Pharma business, operations, financial condition, earnings, strategy and future prospects based on results of Jazz Pharmaceuticals’ due diligence review of Azur Pharma;

•	the current and prospective competitive and economic climate in the industry in which Jazz Pharmaceuticals and Azur Pharma operate;

•

its consideration of potential alternatives to the merger, the availability of alternatives, the extent to which any alternatives might increase the value of Jazz Pharmaceuticals and the timing and likelihood of effecting any alternative;

•

the fact that the ownership percentages of New Jazz by the Azur Pharma shareholders and the Jazz Pharmaceuticals stockholders are fixed and will not fluctuate based upon changes in the stock price of Jazz Pharmaceuticals prior to the completion of the merger;

•

the presentation and the financial analyses of J.P. Morgan and its opinion that, as of September 19, 2011, based upon and subject to the factors and assumptions set forth in the written opinion, the exchange ratio for the common stock of Jazz Pharmaceuticals provided by the merger agreement was fair, from a financial point of view, to the holders of the common stock of Jazz Pharmaceuticals, in each case as more fully described in the section entitled “The Reorganization and the Merger—Opinion of Jazz Pharmaceuticals’ Financial Adviser and Certain Unaudited Financial Projections”;

•

the fact that the combined company would initially retain the services of Azur Pharma’s Chairman and Chief Executive Officer and senior management team, who possess the extensive pharmaceutical industry knowledge and experience necessary to help manage and operate the combined company and provide continuity and increased stability for New Jazz;

•

the fact that the New Jazz board of directors is expected to be composed initially of current directors of Jazz Pharmaceuticals, including its Chairman of the Board and Chief Executive Officer, and one of the current directors of Azur Pharma, the current Chairman and Chief Executive Officer of Azur Pharma;

•

its belief that the terms and conditions of the merger agreement, including the parties’ representations and warranties, covenants, deal protection provisions and closing conditions, are reasonable for a transaction of this nature;

•

that, subject to certain limited exceptions, Azur Pharma is prohibited from soliciting, participating in any discussion or negotiations, providing information to any third party or entering into any agreement providing for the acquisition of Azur Pharma;

•	the limited number and nature of the conditions to Azur Pharma’s obligation to complete the transactions contemplated by the merger agreement;

•

the fact that any New Jazz ordinary shares issued to the Jazz Pharmaceuticals stockholders as a result of the merger will be registered on Form S-4 and will generally be unrestricted for the Jazz Pharmaceuticals stockholders;

•	the fact that the merger is subject to the adoption of the merger agreement by the Jazz Pharmaceuticals stockholders; and

•	the likelihood that the merger will be completed on a timely basis.

The Jazz Pharmaceuticals board of directors weighed these factors against a number of uncertainties, risks and potentially negative factors relevant to the merger, including:

•

that the combination and integration of the businesses currently conducted by Jazz Pharmaceuticals and Azur Pharma will create numerous risks and uncertainties that could adversely affect New Jazz’s operating results;

•

that managing a multi-national company will be significantly more complex and require greater resources than managing Jazz Pharmaceuticals alone, including in light of the costs, complexities and inefficiencies of having personnel located across a large geography;

•	that integrating Azur Pharma will require the allocation of resources away from the core business of New Jazz;

•	that New Jazz will bear any risks related to potential regulatory compliance or product liability matters with respect to Azur Pharma’s business before the closing;

•	the risk that the Azur Pharma revenue forecasts are not attained;

•	the potential disruption of both sales forces and other employees and the ability to train and integrate the sales forces and other employees;

•	that New Jazz will be subject to substantially more tax complexity and audit risk than Jazz Pharmaceuticals;

•

the risk that New Jazz may lose key personnel due to uncertainty related to the new combined organization, which could lead to a decline in revenues, or otherwise adversely affect the operations of the combined business;

•

that generally, a U.S. stockholder of Jazz Pharmaceuticals should recognize (and be taxable on) gain, if any, but not loss, on the receipt of New Jazz ordinary shares in exchange for Jazz Pharmaceuticals common stock pursuant to the merger;

•	the risk that other anticipated benefits to New Jazz might not be realized;

•	the limited number and nature of the conditions to Jazz Pharmaceuticals’ obligation to complete the transactions contemplated by the merger agreement;

•	the risk that the merger might not be consummated in a timely manner, or at all;

•	the risk that Jazz Pharmaceuticals may become subject to litigation in connection with the transactions contemplated by the merger agreement;

•

that failure to complete the merger would cause Jazz Pharmaceuticals to incur significant fees and expenses related to the transaction and could lead to negative perceptions among investors, potential investors and customers; and

•	the risks of the type and nature described under the sections entitled “Risk Factors.”

The Jazz Pharmaceuticals board of directors concluded that the uncertainties, risks and potentially negative factors relevant to the transactions contemplated by the merger agreement were outweighed by the potential benefits that it expected Jazz Pharmaceuticals and the Jazz Pharmaceuticals stockholders would achieve as a result of the merger.

This discussion of the information and factors considered by the Jazz Pharmaceuticals board of directors includes the principal positive and negative factors considered by the Jazz Pharmaceuticals board of directors, but is not intended to be exhaustive and may not include all of the factors considered by the Jazz Pharmaceuticals board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the transactions contemplated by the merger agreement, and the complexity of these matters, the Jazz Pharmaceuticals board of directors did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the merger and to make its recommendations to the Jazz Pharmaceuticals stockholders. Rather, the Jazz Pharmaceuticals board of directors viewed its decisions as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the Jazz Pharmaceuticals board of directors may have given differing weights to different factors.

Opinion of Jazz Pharmaceuticals’ Financial Adviser and Certain Unaudited Financial Projections

Pursuant to an engagement letter dated June 27, 2011, Jazz Pharmaceuticals retained J.P. Morgan as its financial advisor in connection with the merger.

At the meeting of the Jazz Pharmaceuticals board of directors on September 19, 2011, J.P. Morgan rendered its oral opinion to the Jazz Pharmaceuticals board of directors, subsequently confirmed in writing, that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the exchange ratio in the merger was fair, from a financial point of view, to the holders of Jazz Pharmaceuticals common stock. No limitations were imposed by the Jazz Pharmaceuticals board of directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinion.

The full text of the written opinion of J.P. Morgan dated September 19, 2011, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement/prospectus. Jazz Pharmaceuticals stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion is addressed to the Jazz Pharmaceuticals board of directors, is directed only to the exchange ratio in the merger and does not constitute a recommendation to any Jazz Pharmaceuticals stockholder as to how such stockholder should vote at the special meeting. The summary of the opinion of J.P. Morgan set forth in this proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed the unsigned merger agreement and the exhibits and schedules thereto, including schedule 1 and exhibit A to schedule 1;

•	reviewed certain publicly available business and financial information concerning Jazz Pharmaceuticals and the industries in which Jazz Pharmaceuticals and Azur Pharma operate;

•

compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•

compared the financial and operating performance of Jazz Pharmaceuticals and Azur Pharma with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Jazz Pharmaceuticals common stock and certain publicly traded securities of such other companies;

•

reviewed certain internal financial analyses and forecasts prepared by or at the direction of Jazz Pharmaceuticals and Azur Pharma relating to their respective businesses and prepared by or at the direction of Jazz Pharmaceuticals relating to Azur Pharma’s business;

•	reviewed with Jazz Pharmaceuticals’ management certain publicly available financial forecasts related to Jazz Pharmaceuticals; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

J.P. Morgan also held discussions with certain members of the management of Jazz Pharmaceuticals and Azur Pharma with respect to certain aspects of the merger, and the past and current business operations of Jazz Pharmaceuticals and Azur Pharma, the financial condition and future prospects and operations of Jazz Pharmaceuticals and Azur Pharma, the effects of the merger on the financial condition and future prospects of Jazz Pharmaceuticals and Azur Pharma, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Jazz Pharmaceuticals and Azur Pharma or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Jazz Pharmaceuticals or Azur Pharma under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of Jazz Pharmaceuticals and Azur Pharma to which such analyses or forecasts relate. J.P. Morgan was not provided with, and did not have access to, long-range financial forecasts relating to Jazz Pharmaceuticals prepared by management of Jazz Pharmaceuticals. Accordingly, J.P. Morgan was advised by Jazz Pharmaceuticals, and assumed, that the publicly available financial forecasts related to Jazz Pharmaceuticals reviewed by J.P. Morgan are a reasonable basis upon which to evaluate the future financial performance of Jazz Pharmaceuticals, and J.P. Morgan used such public forecasts in preparing its analyses. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement and this proxy statement/prospectus, and that the signed merger agreement would not differ in any material respect from the unsigned agreement provided to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by Jazz Pharmaceuticals and Azur Pharma in the merger agreement and the related agreements are and will be true and correct in all respects material to J.P. Morgan’s analysis. J.P. Morgan relied as to all legal, regulatory and tax matters relevant to the rendering of its opinion upon the information provided by Jazz Pharmaceuticals and Azur Pharma, and the input of advisors to Jazz Pharmaceuticals. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Jazz Pharmaceuticals or Azur Pharma or on the contemplated benefits of the merger.

The projections furnished to J.P. Morgan for Jazz Pharmaceuticals and Azur Pharma were prepared by the management of Jazz Pharmaceuticals. In addition, Jazz Pharmaceuticals reviewed the Public Forecasts (as defined below) prepared by J.P. Morgan and advised J.P. Morgan that such forecasts were a reasonable basis on which to evaluate the future financial performance of Jazz Pharmaceuticals for purposes of J.P. Morgan’s analysis of the merger. J.P. Morgan expressed no view as to the Public Forecasts. Neither Jazz Pharmaceuticals nor Azur Pharma publicly discloses internal projections or forecasts of the type provided to, or prepared by, J.P. Morgan in connection with J.P. Morgan’s analysis of the merger, and such projections and forecasts were not prepared with a view toward public disclosure. These projections and forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections and forecasts. Additional information and qualifications regarding such projections and forecasts is provided and discussed below.

J.P. Morgan’s opinion is based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. Subsequent developments may affect J.P. Morgan’s written opinion dated September 19, 2011, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the exchange ratio in the proposed merger to the holders of Jazz Pharmaceuticals common stock, and J.P. Morgan has expressed no opinion as to the fairness of the merger to, or any consideration of, the holders of any other class of securities, creditors or other constituencies of Jazz Pharmaceuticals or the underlying decision by Jazz Pharmaceuticals to engage in the merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the consideration to be paid to the holders of Jazz Pharmaceuticals common stock in the merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which Jazz Pharmaceuticals common stock, Azur Pharma ordinary shares or New Jazz ordinary shares will trade at any future time, whether before or after the closing of the merger.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with providing its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand J.P. Morgan’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s financial analyses. All market data used by J.P. Morgan in its analyses was as of September 15, 2011.

Public Trading Multiples: Azur Pharma

Using publicly available information and estimates provided by Jazz Pharmaceuticals, J.P. Morgan compared selected financial data of Azur Pharma with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be analogous to Azur Pharma. These companies were selected, among other reasons, because they share similar business characteristics to Azur Pharma based on operational characteristics and financial metrics. The companies selected by J.P. Morgan were the following:

•	Medicis Pharmaceutical Corporation

•	Cubist Pharmaceuticals, Inc.

•	Salix Pharmaceuticals, Ltd.

•	Alkermes, Inc.

•	ViroPharma Incorporated

•	The Medicines Company

•	Auxilium Pharmaceuticals, Inc.

•	ISTA Pharmaceuticals, Inc.

•	Santarus, Inc.

None of the companies utilized in the analysis were identical to Azur Pharma. Accordingly, a complete analysis of the results of the following calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial and operating characteristics of the companies compared to Azur Pharma and other factors that could affect the public trading value of the companies and Azur Pharma.

For each comparable company, J.P. Morgan calculated the ratios of (1) Firm Value (which is the value of common equity, plus book value of debt, minus cash and cash equivalents) as of September 15, 2011 to estimated revenue for calendar years 2011 and 2012; (2) Firm Value as of September 15, 2011 to estimated EBITDA (which is earnings before interest, taxes, depreciation and amortization) for calendar years 2011 and 2012, and (3) closing price as of September 15, 2011 to estimated cash earnings (or net income plus amortization) per share for calendar years 2011 and 2012 based on such company’s public filings with the SEC, publicly available equity research and FactSet data. Based on this analysis, J.P. Morgan selected representative ranges of financial multiples and applied these ranges to the relevant estimated financial metrics for Azur Pharma to calculate its equity value implied by these ranges of multiples. For the estimated financial metrics for Azur Pharma, J.P. Morgan used three sets of financial forecasts provided by Jazz Pharmaceuticals, which are referred to in this proxy statement/prospectus as the “Azur Pharma cases.” This analysis yielded the implied equity values for Azur Pharma set forth below (dollars in millions):

	Revenue		EBITDA		Net Income (1)
	Range	Equity Value	Range	Equity Value	Range	Equity Value
2011	2.5x—3.5x	$310—$410	8.0x—17.0x	$275—$520	15.0x—25.0x	$340—$585
2012	2.0x—3.0x	$280—$400	6.0x—10.0x	$230—$435	12.5x—20.0x	$295—$640

(1)	Net Income as used in this table is net income plus amortization.

All ranges presented were rounded to the nearest $5 million.

Public Trading Multiples: Jazz Pharmaceuticals

Using publicly available data and projections, J.P. Morgan compared selected financial data of Jazz Pharmaceuticals with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to Jazz Pharmaceuticals. These companies were selected, among other reasons, because they share similar business characteristics to Jazz Pharmaceuticals based on operational characteristics and financial metrics. The companies selected by J.P. Morgan were the following:

•	Shire plc

•	Valeant Pharmaceuticals International, Inc.

•	Medicis Pharmaceutical Corporation

•	Cubist Pharmaceuticals, Inc.

•	Questcor Pharmaceuticals, Inc.

•	Salix Pharmaceuticals, Ltd.

•	Alkermes, Inc.

None of the companies utilized in the analysis were identical to Jazz Pharmaceuticals. Accordingly, a complete analysis of the results of the following calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning the differences in the financial and operating characteristics of the companies compared to those of Jazz Pharmaceuticals and other factors that could affect the public trading value of the companies and Jazz Pharmaceuticals.

For each comparable company, J.P. Morgan calculated the ratios of (1) Firm Value as of September 15, 2011 to estimated revenue for calendar years 2011 and 2012; (2) Firm Value as of September 15, 2011 to estimated EBITDA for calendar years 2011 and 2012, and (3) closing price as of September 15, 2011 to estimated cash earnings per share for calendar years 2011 and 2012 based on Jazz Pharmaceuticals’ public filings with the SEC, publicly available equity research and FactSet data as of September 15, 2011. Based on this analysis, J.P. Morgan selected representative ranges of financial multiples and applied these ranges to the relevant estimated financial metrics for Jazz Pharmaceuticals to calculate its equity value implied by these ranges of multiples. For the estimated financial metrics for Jazz Pharmaceuticals, J.P. Morgan used two sets of financial forecasts: (1) street consensus estimates based on estimates of Wall Street analysts; and (2) estimates prepared by the management of Jazz Pharmaceuticals, which are referred to in this proxy statement/prospectus as the “Jazz Pharmaceuticals case.” See “—Certain Unaudited Financial Projections.” This analysis yielded the implied equity values for Jazz Pharmaceuticals set forth below (dollars in millions):

	Revenue			EBITDA			Net Income (1)
	Range	Equity Value		Range	Equity Value		Range	Equity Value
		Street Estimates	Jazz Pharmaceuticals Case		Street Estimates	Jazz Pharmaceuticals Case		Street Estimates	Jazz Pharmaceuticals Case
2011	5.5x— 9.0x	$1,490— $2,405	$1,540—$2,485	11.0x— 20.0x	$1,555— $2,775	$1,720—$3,075	15.0x— 25.0x	$1,545— $2,640	$1,515—$2,590
2012	4.0x— 6.0x	$1,450— $2,145	$1,570—$2,320	8.0x— 15.0x	$1,725— $3,185	$2,040—$3,765	12.5x— 20.0x	$1,725— $2,825	$1,935—$3,155

(1)	Net Income as used in this table is non-U.S. GAAP Adjusted Net Income based on fully-taxed earnings at 40.7% statutory tax rate and excludes from the comparable U.S. GAAP measures: revenue related to up front and milestone payments, amortization of intangible assets, stock-based compensation, non-cash interest expense associated with a debt discount and debt issuance costs and a loss on extinguishment of debt.

All ranges presented were rounded to the nearest $5 million.

Public Trading Multiples: Contribution Analysis

Using the ranges of equity values for Jazz Pharmaceuticals and Azur Pharma yielded by the trading multiples analyses described above, J.P. Morgan then calculated a range of implied exchange ratios and implied pro forma ownership percentages of New Jazz following the merger, arriving at the ranges of implied exchange ratios and implied pro forma ownership percentages set forth in the tables below:

Exchange Ratio Analysis

	Revenue	EBITDA	Net Income
2011	0.916x—2.025x	0.756x—2.827x	0.657x—1.953x
2012	0.913x—2.095x	1.008x—4.153x	0.680x—2.688x

Implied Pro Forma Ownership Percentage Analysis

	Revenue	EBITDA	Net Income
2011	78.4%—88.9%	74.9%—91.8%	72.2%—88.3%
2012	78.3%—89.2%	79.9%—94.3%	72.9%—91.4%

In each case, J.P. Morgan compared the implied exchange ratios to the exchange ratio in the proposed merger to the holders of Jazz Pharmaceuticals common stock of 1.000x and compared the implied pro forma ownership percentage of New Jazz following the merger to the pro forma ownership percentage of New Jazz following the merger attributable to the holders of Jazz Pharmaceuticals Common Stock of 79.8%.

Selected Transaction Analysis: Azur Pharma

Using publicly available information, J.P. Morgan examined selected transactions with respect to businesses which J.P. Morgan judged to be analogous to Azur Pharma. These transactions were selected, among other reasons, because the businesses involved in these transactions share similar business characteristics to Azur Pharma based on operational characteristics and financial metrics. Specifically, J.P. Morgan reviewed the following transactions:

Acquiror	Target	Month and Year Announced
Par Pharmaceuticals	Anchen Pharmaceuticals	August 2011
Valeant Pharmaceuticals	Sanitas AB	May 2011
Merck	Inspire Pharmaceuticals	April 2011
Axcan Pharma	Eurand Pharmaceuticals	December 2010
BMS	ZymoGenetics	September 2010
Meda	Alaven	August 2010
Endo Pharmaceuticals	Penwest Pharmaceuticals	August 2010
Hisamitsu Pharmaceuticals	Noven Pharmaceuticals	July 2009
Gilead Sciences	CV Therapeutics	March 2009
Shionogi & Co.	Sciele Pharma	September 2008
King Pharmaceuticals	Alpharma	August 2008
Galderma	CollaGenex Pharmaceuticals	February 2008
Nycomed	Bradley Pharmaceuticals	October 2007
Allergan	Esprit Pharma	September 2007
Indevus Pharmaceuticals	Valera Pharmaceuticals	December 2006
Stiefel Laboratories	Connetics Corporation	October 2006

Using publicly available estimates, J.P. Morgan reviewed the Firm Values implied by the transaction as a multiple of (1) the target company’s revenue for the 12-month period immediately preceding announcement of the transaction, which is referred to below as “firm value/LTM Revenue,” (2) the target company’s EBITDA for the 12-month period immediately preceding announcement of the transaction, which is referred to below as “firm value/LTM EBITDA,” and also reviewed the Equity Values implied by the transaction as a multiple of the target company’s cash earnings per share for the 12-month period immediately following the announcement of the transaction, which is referred to below as “NTM P/E” for the precedent transactions, J.P. Morgan noted that this analysis showed:

•	a range of firm value/LTM Revenue multiples of 2.0x to 9.1x, with a median of 3.9x;

•	a range of firm value/LTM EBITDA multiples of 7.7x to 22.0x, with a median of 12.1x; and

•	a range of NTM P/E multiples of 12.5x to 40.8x, with a median of 16.9x.

Based on the results of this analysis and other factors that J.P. Morgan considered appropriate, J.P. Morgan applied a firm value/LTM Revenue multiple range of 2.0x to 5.0x to Azur Pharma’s LTM Revenue, a firm value/LTM EBITDA multiple range of 10.0x to 20.0x to Azur Pharma’s LTM EBITDA, and a NTM P/E multiple range of 12.5x to 19.5x to Azur Pharma’s NTM net income from the Azur Pharma cases described below. J.P. Morgan applied the ranges of multiples derived from such analysis to Azur Pharma and arrived at the estimated ranges of equity values for Azur Pharma set forth in the table below (dollars in millions):

	LTM Revenue	LTM EBITDA	NTM Net Income
Equity Value	$260—$560	$325—$600	$295—$625

All ranges presented were rounded to the nearest $5 million.

Discounted Cash Flow Analysis: Azur Pharma

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value for Azur Pharma. J.P. Morgan calculated the unlevered free cash flows that Azur Pharma is expected to generate during fiscal years 2012 through 2031 based upon financial projections for three scenarios included in the Azur Pharma cases through the years ended December 31, 2031. J.P. Morgan then calculated a range of terminal values of Azur Pharma at the end of the 20-year period ending December 31, 2031 by applying, based upon J.P. Morgan’s judgment and experience, a range of perpetual growth rates from -1.0% to 2.0% of the unlevered free cash flow of Azur Pharma during the final year of the 20-year period. The unlevered free cash flows and the range of terminal values were then discounted to present values using a range of discount rates from 10.0% to 12.0% and added together in order to derive the implied Firm Value of Azur Pharma. The discount rate range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Azur Pharma conducted by J.P. Morgan and applied using the mid-year convention for discounting. The present value of the unlevered free cash flows and the range of terminal asset values were then adjusted for Azur Pharma’s estimated 2011 fiscal year-end excess cash and total debt to calculate Azur Pharma’s implied equity value. Based on the Azur Pharma cases and a discount rate of 10.0% to 12.0%, the discounted cash flow analysis indicated ranges of equity values set forth in the table below (dollars in millions) for Azur Pharma on a stand-alone basis:

Equity Value
Scenario A	$395—$455
Scenario B	$485—$565
Scenario C	$565—$660

All ranges presented were rounded to the nearest $5 million.

Discounted Cash Flow Analysis: Jazz Pharmaceuticals

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value for Jazz Pharmaceuticals. J.P. Morgan was not provided with long-range projections prepared by management of Jazz Pharmaceuticals. Using the Jazz Pharmaceuticals case through 2013 and certain publicly available financial forecasts for Jazz Pharmaceuticals (that Jazz Pharmaceuticals advised J.P. Morgan were a reasonable basis upon which to evaluate the future financial performance of Jazz Pharmaceuticals), J.P. Morgan prepared public forecast cases for three cases, a summary of which is set forth in the table below (dollars in millions): case one through the years ended December 31, 2016 and cases two and three through the years ended December 31, 2023 (referred to in this proxy statement/prospectus as the “Public Forecasts”). Case one assumed that Jazz Pharmaceuticals would face a generic competitor for Xyrem beginning in 2014 and Jazz Pharmaceuticals’ post-erosion terminal growth rate would be reached in 2016. Cases two and three were based on the assumption that Jazz Pharmaceuticals’ terminal growth rate (post-erosion for case two) would be reached in 2023 and either (i) Jazz Pharmaceuticals would face a generic competitor beginning in 2021 or (ii) no generic competitor would face Jazz Pharmaceuticals, respectively. Case three assumes higher sales of Xyrem than cases one and two. All cases assume no new products are acquired or developed.

Case 1			Case 2			Case 3
Year	Total Revenues	EBITDA	Year	Total Revenues	EBITDA	Year	Total Revenues	EBITDA
2012E	$377	$247	2012E	$377	$247	2012E	$377	$247
2013E	$492	$356	2013E	$492	$356	2013E	$492	$356
2014E	$246	$176	2014E	$526	$369	2014E	$572	$433
2015E	$123	$89	2015E	$606	$437	2015E	$659	$515
2016E	$124	$89	2016E	$635	$458	2016E	$704	$550
			2017E	$666	$480	2017E	$753	$588
			2018E	$697	$502	2018E	$805	$629
			2019E	$730	$526	2019E	$860	$672
			2020E	$765	$551	2020E	$919	$718
			2021E	$383	$276	2021E	$924	$722
			2022E	$191	$138	2022E	$928	$726
			2023E	$192	$139	2023E	$933	$729

All values in the table have been rounded to the nearest $1 million.

Jazz Pharmaceuticals reviewed the Public Forecasts and advised J.P. Morgan that the Public Forecasts were a reasonable basis on which to evaluate the future financial performance of Jazz Pharmaceuticals for purposes of J.P. Morgan’s analysis of the merger and that no specific weighting should be put on any particular case. J.P. Morgan expressed no view as to the Public Forecasts. Jazz Pharmaceuticals does not publicly disclose forecasts of the type prepared by J.P. Morgan in connection with J.P. Morgan’s analysis of the merger and such forecasts were not prepared with a view toward public disclosure. Jazz Pharmaceuticals’ belief that the Public Forecasts were a reasonable basis on which to evaluate the future financial performance of Jazz Pharmaceuticals for purposes of J.P. Morgan’s analysis of the merger was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in the Public Forecasts. You should read the section entitled “—Certain Unaudited Financial Projections” for additional qualifications applicable to the Public Forecasts.

At the direction of Jazz Pharmaceuticals, J.P. Morgan used the Jazz Pharmaceuticals case through 2013 and calculated the unlevered free cash flows that Jazz Pharmaceuticals is expected to generate during fiscal years 2014 through 2023 based upon the Public Forecasts. J.P. Morgan then calculated a range of terminal values of Jazz Pharmaceuticals at the end of the five-year period ending December 31, 2016 for case one and at the end of the 12-year period ending December 31, 2023 for cases two and three by applying, based upon J.P. Morgan’s judgment and experience, a range of perpetual growth rates from -1.0% to 2.0% of the unlevered free cash flow of Jazz Pharmaceuticals during the final year of the five- and 12-year periods, respectively. The unlevered free cash flows and the range of terminal values were then discounted to present values using a range of discount rates from 10.0% to 12.0% and added together in order to derive the implied Firm Value of Jazz Pharmaceuticals. The discount rate range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Jazz Pharmaceuticals conducted by J.P. Morgan and applied using the mid-year convention for discounting. The present value of the unlevered free cash flows and the range of terminal asset values were then adjusted for Jazz Pharmaceuticals’ June 30, 2011 cash and total debt to calculate Jazz Pharmaceuticals’ implied equity value. Based on the management Jazz Pharmaceuticals case through 2013 and the Public Forecasts and a discount rate of 10.0% to 12.0%, the discounted cash flow analysis indicated ranges of equity values set forth in the table below (dollars in millions) for Jazz Pharmaceuticals on a stand-alone basis.

Equity Value
Case 1	$820—$1,040
Case 2	$1,755—$2,075
Case 3	$2,960—$4,245

All ranges presented were rounded to the nearest $5 million.

Discounted Cash Flow: Contribution analysis

Using the ranges of equity values for Jazz Pharmaceuticals and Azur Pharma yielded by the discounted cash flow analyses described above, J.P. Morgan then calculated a range of implied exchange ratios and implied pro forma ownership percentages of New Jazz following the merger, arriving at the ranges of implied exchange ratios and implied pro forma ownership percentages set forth in the tables below:

Exchange Ratio Analysis

	Azur Pharma Scenario A	Azur Pharma Scenario B	Azur Pharma Scenario C
Jazz Pharmaceuticals Case 1	0.455x—0.663x	0.367x—0.545x	0.315x—0.467x
Jazz Pharmaceuticals Case 2	0.971x—1.321x	0.785x—1.086x	0.674x—0.932x
Jazz Pharmaceuticals Case 3	1.638x—2.700x	1.324x—2.220x	1.136x—1.905x

Implied Pro Forma Ownership Percentage Analysis

	Azur Pharma Scenario A	Azur Pharma Scenario B	Azur Pharma Scenario C
Jazz Pharmaceuticals Case 1	64.3%—72.3%	59.2%—68.2%	55.5%—64.8%
Jazz Pharmaceuticals Case 2	79.3%—83.9%	75.6%—81.1%	72.7%—78.7%
Jazz Pharmaceuticals Case 3	86.6%—91.4%	84.0%—89.8%	81.8%—88.3%

In each case, J.P. Morgan compared the implied exchange ratios to the exchange ratio in the merger to the holders of Jazz Pharmaceuticals common stock of 1.000x and compared the implied pro forma ownership percentage of New Jazz following the merger to the pro forma ownership percentage of New Jazz following the merger attributable to the holders of Jazz Pharmaceuticals common stock of 79.8%.

Value Creation Analysis Based on Discounted Cash Flow

J.P. Morgan performed a value creation analysis by comparing the implied equity value of Jazz Pharmaceuticals with the implied pro forma equity value of New Jazz after the merger attributable to the equity ownership interest of Jazz Pharmaceuticals stockholders. J.P. Morgan determined the ranges of the implied equity value of New Jazz after the merger by adding: (i) the range of the implied equity value of Jazz Pharmaceuticals derived from the discounted cash flow analysis described above using each of the three cases from the Public Forecasts and (ii) the ranges of implied pro forma equity values of Azur Pharma on a stand-alone basis derived from the discounted cash flow analysis of Azur Pharma described above using each of the three scenarios included in the Azur Pharma cases. J.P. Morgan then determined the implied pro forma equity value of

New Jazz following the merger attributable to Jazz Pharmaceuticals stockholders based on the equity ownership percentage of New Jazz to be owned by the Jazz Pharmaceuticals stockholders implied by the exchange ratio provided for in the merger agreement. J.P. Morgan compared the result to the implied equity value of Jazz Pharmaceuticals on a stand-alone basis derived from the discounted cash flow analysis described above, yielding the implied range of gain/loss in equity value to Jazz Pharmaceuticals stockholders set forth in the table below:

Implied Gain (Loss) in Equity Value to Jazz Pharmaceuticals Stockholders
Scenario A	(4.7%)—0.6%
Scenario B	(2.0%)—5.6%
Scenario C	1.0%—9.7%

Value Creation Analysis Based on Trading Multiples

J.P. Morgan also reviewed the potential market value creation of the merger for Jazz Pharmaceuticals stockholders at the exchange ratio by comparing the closing price for a share of Jazz Pharmaceuticals common stock on September 15, 2011 with the potential pro forma market value of one New Jazz ordinary share after the merger, taking into account the Jazz Pharmaceuticals stockholders’ proportionate interest in New Jazz based on the equity ownership percentage implied by the exchange ratio provided for in the merger agreement. J.P. Morgan calculated a reference range of potential pro forma market values of New Jazz following the merger using estimated EBITDA and cash earnings per share for calendar year 2012 from the three scenarios included in the Azur Pharma cases and applying the trading multiples derived from publicly available equity research. J.P. Morgan based the low end of the multiple range on the ratio of current Jazz Pharmaceuticals Firm Value to 2012 EBITDA and closing price as of September 15, 2011 to estimated cash earnings per share for calendar year 2012 multiples based on estimates provided by management. The mid-point of the multiple range was based on the ratio of current Jazz Pharmaceuticals Firm Value to 2012 EBITDA and closing price as of September 15, 2011 to estimated cash earnings per share for calendar year 2012 multiples based on publicly available analyst estimates. The high-end of the multiple range was selected based upon the ratio of Firm Value to 2012 EBITDA and closing price as of September 15, 2011 to estimated cash earnings per share for calendar year 2012 multiples of a set of companies which included Questcor Pharmaceuticals, Inc., Salix Pharmaceuticals, Ltd., Shire plc. and Valeant Pharmaceuticals International, Inc. This analysis yielded the implied pro forma accretion/dilution per share of Jazz Pharmaceuticals common stock set forth in the table below:

EBITDA		Net Income (1)
Range	Implied Pro Forma Accretion/(Dilution) per Share	Range	Implied Pro Forma Accretion/(Dilution) per Share
8.3x—12.0x	(5.6%)—37.5%	13.5x—16.0x	3.0%—26.8%

(1)	Net Income as used in this table is based on fully-taxed earnings at a blended tax rate and excludes from the comparable U.S. GAAP measures: revenue related to up front and milestone payments; amortization of intangible assets; stock-based compensation; non-cash interest expense associated with a debt discount; debt issuance costs and a loss on extinguishment of debt; and transaction expenses.

This analysis is merely illustrative and should not be interpreted as a prediction as to the price at which the Jazz Pharmaceuticals common stock or New Jazz ordinary shares or Azur Pharma ordinary shares will trade at any future time.

Analysis of Merger Impact on Cash EPS

J.P. Morgan reviewed for informational purposes the potential pro forma financial effects of the merger based on Jazz Pharmaceuticals’ estimates of its and Azur Pharma’s financial performance in 2012 and 2013, assuming a fully-taxed basis, full preservation and use of net operating losses and including incremental stock compensation. Based on this analysis, the pro forma cash earnings per share would be accretive by between 0.2% and 5.3% per share.

The actual results achieved by New Jazz following the merger may vary from the projected results and the variations may be material.

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to Jazz Pharmaceuticals, and none of the target companies in the selected transactions reviewed was identical to Azur Pharma. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Jazz Pharmaceuticals and Azur Pharma. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Jazz Pharmaceuticals and the transactions compared to the merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise Jazz Pharmaceuticals with respect to the merger on the basis of such experience and its familiarity with Jazz Pharmaceuticals.

For services rendered in connection with the merger, Jazz Pharmaceuticals has agreed to pay J.P. Morgan $3 million, of which $1.5 million will become payable only if the merger is consummated. In addition, Jazz Pharmaceuticals has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the federal securities laws.

Please be advised that during the two years preceding J.P. Morgan’s opinion, neither J.P. Morgan nor any of its affiliates had any other material financial advisory or other material commercial or investment banking relationship with Jazz Pharmaceuticals or Azur Pharma. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of Jazz Pharmaceuticals or Azur Pharma for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Certain Unaudited Financial Projections

Jazz Pharmaceuticals and Azur Pharma do not, as a matter of course, publicly disclose projections of future revenues, earnings or other financial performance of the type provided by Jazz Pharmaceuticals to, or prepared by, J.P. Morgan for purposes of J.P. Morgan’s analysis of the merger. Jazz Pharmaceuticals has included in this proxy statement/prospectus the Jazz Pharmaceuticals case, the Azur Pharma cases and the Public Forecasts only because such projections and forecasts were provided by Jazz Pharmaceuticals to, or prepared by, J.P. Morgan, the financial adviser to Jazz Pharmaceuticals, in connection with J.P. Morgan’s analysis of the merger and to the Jazz Pharmaceuticals board of directors for the purposes of facilitating an evaluation of the merger.

These financial projections and forecasts were not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, the IFRS or U.S. GAAP. Neither Ernst & Young, Jazz Pharmaceuticals’ independent registered public accounting firm, nor KPMG, Azur Pharma’s independent registered public accounting firm, has examined or compiled nor performed any procedures on any of the financial projections, expressed any conclusion or provided any form of assurance with respect to the financial projections and, accordingly, assume no responsibility for them. The reports of Ernst & Young and KPMG, included elsewhere or incorporated by reference in this proxy statement/prospectus, relate to the historical financial information of Jazz Pharmaceuticals and Azur Pharma, respectively. They do not extend to the financial projections and should not be read to do so. The inclusion of this information in this proxy statement/prospectus should not be regarded as an indication that any of New Jazz, Jazz Pharmaceuticals, Azur Pharma or any other recipient of this information considered, now considers or will consider this information to be necessarily predictive of future results. New Jazz, Jazz Pharmaceuticals and Azur Pharma do not intend to update or otherwise revise the financial projections to correct any errors existing in such projections when made, to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the financial projections are shown to be in error.

Although presented with numerical specificity, the financial projections and forecasts included in this proxy statement/prospectus are based on numerous estimates and assumptions that are subject to factors, such as future performance of currently marketed products, generic competition for marketed products, regulatory actions related to marketed products, clinical, technical, regulatory, and commercial success of development programs, efforts required to commercialize currently marketed and pipeline products, future business development activities, industry performance, general business, economic, regulatory, market and financial conditions, and the other factors listed in this proxy statement/prospectus under the section entitled “Risk Factors,” which are difficult to predict and most of which are beyond the control of New Jazz, Jazz Pharmaceuticals and Azur Pharma. These or other factors may cause the financial projections or the underlying assumptions and estimates to be inaccurate. Since the financial projections cover multiple years, such information by its nature becomes less reliable with each successive year. The financial projections also do not take into account any circumstances or events occurring after the date they were prepared, and do not give effect to the merger and reorganization. The inclusion of the financial projections and forecasts in this proxy statement/prospectus shall not be deemed an admission or representation by New Jazz, Jazz Pharmaceuticals or Azur Pharma that such information is material. The inclusion of the projections should not be regarded as an indication that New Jazz, Jazz Pharmaceuticals or Azur Pharma considered or now consider them to be a reliable prediction of future results and you should not rely on them as such. Accordingly, there can be no assurance that the financial projections will be realized, and actual results may vary materially from those reflected in the projections. You should read the section entitled “Cautionary Note Regarding Forward-Looking Statements” for additional information regarding the risks inherent in forward-looking information such as the financial projections.

Certain of the financial projections set forth herein, including EBITDA and Non-U.S. GAAP Adjusted Net Income, may be considered non-U.S. GAAP financial measures. Jazz Pharmaceuticals believes this information could be useful in evaluating, on a prospective basis, New Jazz’s potential operating performance and cash flow. Non-U.S. GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with U.S. GAAP, and non-U.S. GAAP financial measures as used by Jazz Pharmaceuticals and Azur Pharma may not be comparable to similarly titled amounts used by other companies.

The following summarizes the Jazz Pharmaceuticals case that was prepared on the basis and for the limited and specific context described above.

	Projected Year End December 31,
	2011E	2012E	2013E
Revenue	$269	$377	$492
EBITDA	$151	$247	$356
Non-U.S. GAAP Adjusted Net Income(1)	$100	$156	$219

(1)	Non-U.S. GAAP Adjusted Net Income as used in this table is based on fully-taxed earnings at 40.7% statutory tax rate and excludes from the comparable U.S. GAAP measures: revenue related to upfront and milestone payments, amortization of intangible assets, stock-based compensation, non-cash interest expense associated with a debt discount and debt issuance costs and a loss on extinguishment of debt.

The following summarizes (dollars in millions) the Azur Pharma cases that were prepared on the basis and for the limited and specific context described above. In developing the Azur Pharma cases, Jazz Pharmaceuticals’ management used a combination of Azur Pharma management estimates and its good faith judgment to estimate, on a product-by-product basis, future revenues for the Azur Pharma products, which were then totaled to derive projected aggregate revenue for Azur Pharma. Key assumptions of each case are as follows: case A assumes that the Azur Pharma business remains consistent with current trends, case B assumes a higher market penetration of Prialt and launch of Clozapine QD in 2015, and case C assumes a higher market penetration of Prialt (relative to case A) and higher sales of Clozapine QD in 2015 than contemplated by case B.

Case A
Years	Annual Revenue	Annual EBITDA	Annual Net Income
2011E—2014E	$98—$115	$26—$36	$23—$32
2015E—2018E	$110—$117	$35—$52	$30—$45
2019E—2022E	$89—$95	$61—$70	$53—$62
2023E—2026E	$100—$114	$45—$88	$40—$77
2027E—2030E	$34—$44	$16—$25	$14—$22

Case B
Years	Annual Revenue	Annual EBITDA	Annual Net Income
2011E—2014E	$98—$126	$16—$32	$14—$28
2015E—2018E	$134—$175	$37—$75	$32—$66
2019E—2022E	$129—$160	$93—$109	$81—$95
2023E—2026E	$127—$144	$93—$107	$81—$94
2027E—2030E	$41—$55	$21—$33	$19—$29

Case C
Years	Annual Revenue	Annual EBITDA	Annual Net Income
2011E—2014E	$99—$131	$19—$34	$17—$30
2015E—2018E	$143—$213	$43—$99	$37—$87
2019E—2022E	$138—$198	$101—$141	$89—$123
2023E—2026E	$132—$149	$97—$111	$85—$97
2027E—2030E	$45—$59	$24—$37	$21—$32

The amounts set forth above have been rounded to the nearest $1 million.

Azur Pharma’s Reasons for the Merger

The Azur Pharma board of directors carefully evaluated the merger agreement and the transactions contemplated thereby. The Azur Pharma board of directors determined that the merger agreement and the transactions contemplated thereby, including the proposed merger, are in the best interests of Azur Pharma and its shareholders.

In reaching these determinations, the Azur Pharma board of directors consulted with Azur Pharma’s management and its legal, financial and other advisors, and also considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the merger to Azur Pharma and its shareholders. The Azur Pharma board of directors believed that, taken as a whole, the following factors supported its decision to approve the proposed merger:

The Azur Pharma board of directors believes that the combination of Jazz Pharmaceuticals and Azur Pharma will result in significant strategic benefits to the combined company, which benefits will accrue to Azur Pharma’s shareholders, as shareholders of the combined company. These strategic benefits include the following:

•

New Jazz would have a strong overall financial position, with expected revenues of over $475 million and cash generation of over $200 million in the first 12 months after closing of the transaction, and an efficient corporate structure based in Ireland;

•

combining Jazz Pharmaceuticals and Azur Pharma will create a stronger, more diversified company than Azur Pharma currently has, with a broader array of products and an expanded commercial presence in the United States; and

•

the combined entity will have enhanced financial resources to invest in opportunities to acquire marketed products or product candidates that are close to approval in comparison to Azur Pharma on a stand-alone basis.

The Azur Pharma board of directors believes that the combination of Jazz Pharmaceuticals and Azur Pharma should result in significant financial benefits to Azur Pharma shareholders and the combined company. These financial benefits include the following:

•

Azur Pharma shareholders will have the opportunity to participate in any future growth of the combined company and any future appreciation in the value of the combined company stock following the merger;

•	Azur Pharma’s shareholders will have liquidity as they will now hold shares in a NASDAQ quoted company;

•	the anticipated market capitalization, balance sheet, free cash flow, liquidity and capital structure of the combined company; and

•

the belief that the combined company will be better positioned to pursue a growth strategy, as a result of the combined company’s larger market capitalization, balance sheet and the likelihood of increased access to business development opportunities.

During the course of its evaluation of the merger agreement and the transactions contemplated thereby, the Azur Pharma board of directors considered the following factors in addition to the benefits described above:

•	the terms and conditions of the merger agreement, including the commitments by both Jazz Pharmaceuticals and Azur Pharma to complete the merger, and the likelihood of completing the merger;

•	the impact of the merger on all stakeholders in Azur Pharma; and

•	the results of due diligence investigations of Jazz Pharmaceuticals by Azur Pharma’s management and financial, legal and other advisors.

The Azur Pharma board of directors weighed these factors against a number of uncertainties, risks and potentially negative factors relevant to the merger, including:

•

the challenges inherent in the combination of two businesses of the size, geographic diversity and complexity of Jazz Pharmaceuticals and Azur Pharma, including the possible diversion of management attention for an extended period of time;

•	the fact that Azur Pharma shareholders could be adversely affected by a decrease in the trading price of Jazz Pharmaceuticals common stock during the pendency of the merger;

•	the restrictions on the conduct of Azur Pharma’s business during the period between execution of the merger agreement and the consummation of the merger; and

•	the costs associated with completion of the merger and the realization of the benefits expected to be obtained in connection with the merger, including transaction expenses arising from the merger.

The Azur Pharma board of directors concluded that the uncertainties, risks and potentially negative factors relevant to the merger were outweighed by the potential benefits that it expected Azur Pharma and Azur Pharma shareholders would achieve as a result of the merger. Accordingly, the Azur Pharma board of directors determined that the merger agreement and the transactions contemplated thereby, including the proposed merger, are advisable and fair to, and in the best interests of Azur Pharma and its shareholders.

The foregoing discussion of the information and factors considered by the Azur Pharma board of directors is not exhaustive, but Azur Pharma believes it includes all the material factors considered by the Azur Pharma board of directors. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Azur Pharma board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative or specific weight or values to any of these factors. Rather, the Azur Pharma board of directors viewed its position and recommendation as being based on an overall analysis and on the totality of the information presented to and factors considered by it. In addition, in considering the factors described above, individual directors may have given different weights to different factors. After considering this information, the Azur Pharma board of directors approved the merger agreement transactions contemplated thereby.

This explanation of Azur Pharma’s reasons for the merger and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the risks and uncertainties that could cause actual results to differ materially from the results contemplated by these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements” beginning on page 50.

Interests of Certain Persons in the Merger

Management

Jazz Pharmaceuticals—Employment Following the Merger

Pursuant to the merger agreement, the officers of New Jazz following the merger will be designated by Jazz Pharmaceuticals. As of the date of the proxy statement/prospectus, it is expected that the following current executive officers of Jazz Pharmaceuticals will be the executive officers of New Jazz: Bruce C. Cozadd, Chairman and Chief Executive Officer; Russell J. Cox, Senior Vice President, Sales and Marketing; Kathryn E. Falberg, Senior Vice President and Chief Financial Officer; Carol A. Gamble, Senior Vice President and General Counsel; Jeffrey K. Tobias, M.D., Senior Vice President, Research and Development and Chief Medical Officer; and Karen J. Wilson, Vice President, Finance and Principal Accounting Officer. Other current Jazz Pharmaceuticals officers may either continue to be employed by Jazz Pharmaceuticals and be compensated by Jazz Pharmaceuticals or may be employed by New Jazz and compensated by New Jazz. Their positions at Jazz Pharmaceuticals or New Jazz may entitle these individuals to equity awards from New Jazz.

In addition, the compensation committee of the New Jazz board of directors may consider the role of Jazz Pharmaceuticals’ executive officers played in securing and executing the merger in connection with its determinations of payments under the Jazz Pharmaceuticals annual bonus award program. In determining annual bonus awards for the above-named Jazz Pharmaceuticals executive officers for the year ending December 31, 2011 and December 31, 2012, the compensation committee of the New Jazz board of directors will consider individual and company performance against company objectives, one of which includes completing the transactions contemplated by the merger agreement and developing and beginning to implement an integration plan.

Jazz Pharmaceuticals—Merger-Related Compensation

Under the Jazz Pharmaceuticals Executive Change in Control and Severance Benefit Plan, which is referred to in this proxy statement/prospectus as the “severance benefit plan,” as described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” the merger does not constitute a “change in control,” and therefore an involuntary termination of a Jazz Pharmaceuticals executive officer’s service following the merger will not trigger any benefits under the severance benefit plan. However, in connection with the merger, certain Jazz Pharmaceuticals officers will receive vesting acceleration of NSOs held by them. Section 4985 of the code imposes an excise tax on certain stock compensation held at any time during the six months before and six months after the closing by individuals who were and/or are non-employee directors and executive officers of Jazz Pharmaceuticals during the same period. The excise tax imposed by section 4985 applies to all outstanding NSOs held by such non-employee directors and executive officers of Jazz Pharmaceuticals, even if such NSOs are unvested and even if such NSOs are “underwater” (that is, if the exercise price is greater than the fair market value of Jazz Pharmaceuticals common stock on the date of closing). However, if such NSOs are exercised before the closing, then the excise tax will not apply.

The Jazz Pharmaceuticals board of directors has amended all unvested NSOs held by officers and non-employee directors who are subject to the excise tax to fully accelerate the vesting of such NSOs so that such individuals will have the opportunity to exercise such options before the closing. Jazz Pharmaceuticals’ non-employee directors and executive officers that exercise such options before the closing will be subject to immediate individual income tax, rather than the excise tax that would otherwise be applied to such NSOs on the closing date. Absent this vesting acceleration, the Jazz Pharmaceuticals non-employee directors and officers were expected to continue to provide services to Jazz Pharmaceuticals over certain periods of time for the NSOs to vest. If Jazz Pharmaceuticals non-employee directors and officers choose to exercise their NSOs before the closing, such individuals will no longer hold these equity awards with intrinsic values based in part on future stock price appreciation and the time-value associated with the NSOs’ ten-year terms.

Such vesting acceleration is effective on the first trading day following the effectiveness of the filing of Jazz Pharmaceuticals’ Form 8-K with the SEC announcing the results of the special meeting, provided that the merger agreement is adopted and the merger is approved by the Jazz Pharmaceuticals stockholders. These NSOs were also amended to permit “net exercise” as a method of payment of the exercise prices of such NSOs. Net exercise means that the number of shares of Jazz Pharmaceuticals common stock issuable pursuant to the exercise of the NSO is reduced by the largest whole number of shares with a fair market value that does not exceed the aggregate exercise price (and any balance is then paid in cash). It is currently anticipated that such NSOs will be net exercised and it is currently contemplated that the withholding tax obligations triggered by the exercise of NSOs by the executive officers of Jazz Pharmaceuticals before closing may be satisfied by withholding, from the shares otherwise issuable to each executive officer, shares with a fair market value equal to the amount of the withholding tax obligation.

The following table and the related footnotes present information about the compensation payable to the 2010 named executive officers of Jazz Pharmaceuticals in connection with the merger, assuming it had occurred on October 17, 2011, the latest practicable date prior to the filing of this proxy statement/prospectus. The compensation shown in the table below is subject to a nonbinding advisory vote of the stockholders of Jazz Pharmaceuticals at the special meeting, as described in this proxy statement/prospectus under “Stockholder Advisory Vote on Certain Compensatory Arrangements.”

Golden Parachute Compensation

Name(1)	Equity ($)(2)	Total ($)
Bruce C. Cozadd	$5,883,997	$5,883,997
Kathryn E. Falberg	$2,690,450	$2,690,450
Carol A. Gamble	$1,282,210	$1,282,210
Janne L.T. Wissel	$1,282,210	$1,282,210
Robert M. Myers(3)	$0	$0

(1)	Under applicable SEC rules, the Jazz Pharmaceuticals named executive officers for this purpose include the individuals who served as Jazz Pharmaceuticals’ principal executive officer and principal financial officer during 2010 as well as Jazz Pharmaceuticals’ three other most highly compensated executive officers during 2010. Accordingly, this table includes Robert Myers, who is no longer serving in the capacity as an executive officer of Jazz Pharmaceuticals and it does not include other current executive officers of Jazz Pharmaceuticals who either commenced employment with or became executive officers of Jazz Pharmaceuticals after the end of 2010.
(2)	As described above, the amounts set forth under the column captioned “Equity” consist of the value of the accelerated vesting of unvested NSOs held by each named executive officer. The acceleration of NSOs is deemed to be “single-trigger” because it will occur before the completion of the merger and is not conditioned upon a termination or resignation of service. The value of the NSOs is calculated in accordance with SEC rules as the difference between (a) the value of Jazz Pharmaceuticals common stock based on the $44.69 average closing price of Jazz Pharmaceuticals shares as reported on NASDAQ for the first five business days following public announcement of the merger and (b) the exercise price of each of the unvested NSOs subject to accelerated vesting. The actual value on the vesting date of the NSOs subject to accelerated vesting will depend on the value of Jazz Pharmaceuticals common stock on that date. The vesting of NSOs with exercise prices greater than $44.69 will be accelerated but there is no value associated with such vesting acceleration in this table.
(3)	Mr. Myers, the former President and member of the board of directors of Jazz Pharmaceuticals, resigned in January 2011. Because Mr. Myers was not an executive officer within the six months before closing, his NSOs are not subject to the excise tax and accordingly, he will not receive any special vesting acceleration in connection with the merger.

The table below presents information about the value of the vesting acceleration of NSOs held by other officers of Jazz Pharmaceuticals who are also subject to the excise tax. Although SEC rules do not require presentation of this information in this format, it has been included to permit a uniform presentation of the quantification of the vesting acceleration received by the other officers of Jazz Pharmaceuticals in connection with the merger. Such values are calculated in the manner set forth above in footnote (2) to the table entitled “Golden Parachute Compensation.” The information in the table below is not subject to an advisory vote of Jazz Pharmaceuticals stockholders at the special meeting.

Payments to Other Officers

Name	Equity ($)	Total ($)
Russell J. Cox	$955,577	$955,577
Michael A. DesJardin	$893,195	$893,195
Mark G. Eller	$891,933	$891,933
Jeffrey K. Tobias, M.D.(1)	$0	$0
Karen J. Wilson	$637,389	$637,389

(1)	Dr. Tobias joined Jazz Pharmaceuticals on October 17, 2011 and has not been granted any stock options.

Azur Pharma

The following current key employees of Azur Pharma and of Azur Pharma Inc. will continue their employment following the merger with New Jazz or Azur Pharma Inc., as applicable (titles in parenthesis indicate titles in effect as of the effective date of the merger): Seamus Mulligan (Chief Business Officer, International Business Development); Eunan Maguire (Senior Vice President, Azur North America); David Brabazon (Senior Vice President, Finance, Dublin); Fintan Keegan (Senior Vice President of Technical Operations); and Michael Kelly (Senior Vice President, General Manager of Azur Pharma Inc.). These key employees have entered into employment agreements with New Jazz or Azur Pharma Inc., as applicable, as described below.

These key employees’ positions with New Jazz or Azur Pharma Inc. will entitle them to compensation and, in some cases, equity awards from New Jazz. Pursuant to their employment agreements and subject to approval by the New Jazz board of directors, as soon as practicable following the merger, and contingent upon each key employee’s continued service through the grant date, each such key employee except Mr. Mulligan will receive a New Jazz equity award, with terms substantially similar to those granted to other employees of New Jazz with similar responsibilities and seniority. In addition, beginning in 2012, these key employees will be entitled to participate in a cash bonus plan expected to be adopted by New Jazz, the terms of which are expected to be similar to the existing Jazz Pharmaceuticals cash bonus plan. Whether or not the employees will earn any bonuses under the cash bonus plan will depend on actual achievement of applicable individual and corporate performance goals, as determined by the New Jazz board of directors, and will be subject to their continued employment through the date any bonus is paid. The key employees’ target bonus percentage under the New Jazz cash bonus plan will be set at the target level in the cash bonus plan for Senior Vice Presidents, which is currently 40% of annual base salary for the applicable calendar year.

The key employees also have executed noncompetition agreements, as described below.

Additionally, as described below under the heading “Agreement and Plan of Merger and Reorganization—Treatment of Azur Pharma Option Plan and Azur Pharma Stock Options,” the vesting and exercisability of the stock options held by the key employees will be accelerated effective as of immediately prior to completion of the merger provided that such key employees consent to the amendment of their stock options to, among other things, provide that net exercise shall be the method of consideration for exercising the stock options. The following table summarizes the value of such vesting acceleration:

Name	Equity ($)(1)	Total ($)
Seamus Mulligan	$311,401	$311,401
Eunan Maguire	$548,932	$548,932
David Brabazon	$548,932	$548,932
Fintan Keegan	$2,957,449	$2,957,449
Michael Kelly(2)	$0	$0

(1)	The amounts set forth under the column captioned “Equity” consist of the value of the accelerated vesting of unvested stock options held by each individual. Such value is calculated as the number of shares subject to each option, adjusted as described below, multiplied by the difference between (a) the value of Jazz Pharmaceuticals common stock based on the $44.69 average closing price of Jazz Pharmaceuticals shares as reported on NASDAQ for the first five business days following public announcement of the merger and (b) the exercise price of each of the unvested stock options subject to accelerated vesting, adjusted as described below. For purposes of this calculation, (x) the number of shares subject to each stock option was multiplied by the Assumed Split Ratio (as defined below under the heading “—Principal Shareholders Following the Merger”), (y) the exercise price of each stock option was converted from Euros to dollars using an exchange rate of 1.35534, which is the average of the exchange rates published in the Wall Street Journal for the first five business days following public announcement of the merger and (z) the exercise price of each stock option was divided by the Assumed Split Ratio. The actual value on the vesting date of the stock options subject to accelerated vesting will depend on the value of Jazz Pharmaceuticals common stock on that date, the exchange rate on such date and the actual ratio by which Azur Pharma ordinary shares will be reduced in the reorganization.

(2)	Mr. Kelly’s options vested in accordance with the terms of his agreement with Azur Pharma, and therefore will not be accelerated as part of the completion of the merger.

In addition, certain of the key employees of Azur Pharma and of Azur Pharma Inc. are participants in a key staff supplemental bonus plan designed to support retention of such key employees through special bonus payments. Pursuant to the key staff supplemental bonus plan, provided that such key employee (i) is employed on the date of payment, (ii) is in good standing and has not ever been subject to any disciplinary action and (iii) has not given notice of resignation, the participants are entitled to the following payment, which will be paid shortly following consummation of the merger:

Name	Total Payment
Eunan Maguire	€50,400
David Brabazon	€50,400
Fintan Keegan	€50,400
Michael Kelly	$70,000

Members of Azur Pharma’s management are also expected to be parties to the registration rights agreement described under the heading “Other Related Agreements—Registration Rights Agreement.”

Description of Key Agreements

Seamus Mulligan Employment Agreement. In connection with the merger, Azur Pharma and Mr. Mulligan have entered into an employment agreement that will become effective on the closing date and that supersedes all prior employment-related agreements between Mr. Mulligan and Azur Pharma. Following the closing date, Mr. Mulligan will continue his employment with New Jazz on a part-time basis on the terms and conditions set forth in his employment agreement as Chief Business Officer, International Business Development. Mr. Mulligan’s initial base salary will be €300,000 per year based on a 75% time commitment during the 12-month period following the closing date, which will be proportionately adjusted thereafter based on Mr. Mulligan’s percentage of time commitment of services to New Jazz. Mr. Mulligan will also be eligible to receive annual cash bonuses under the New Jazz cash bonus plan, which is referred to in this proxy statement/prospectus as the New Jazz cash bonus plan, the terms of which are expected to be substantially similar to the existing Jazz Pharmaceuticals Performance Bonus Plan as described under “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Program—Performance Bonus Plan,” beginning in 2012, with a target bonus equal to 40% of base salary. In the event Mr. Mulligan is terminated without Cause or resigns for Good Reason (and other than upon his death or disability), in either case during the 12-month period following a Change in Control of New Jazz (as such terms are defined in the employment agreement), including the merger, he will be entitled to receive certain benefits under the terms of his employment agreement. Such benefits are substantially similar to the benefits provided to senior vice presidents of Jazz Pharmaceuticals under the existing Jazz Pharmaceuticals Amended and Restated Executive Change in Control and Severance Benefit Plan, which is referred to in this proxy statement/prospectus as the “severance benefit plan,” as described under “Executive Compensation—Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control,” subject to his provision of an effective release and waiver and other terms and conditions set forth in his employment agreement. If Mr. Mulligan is entitled to severance benefits during the 12-month period following the closing date, his cash severance will be based on an annual bonus equal to 40% of his base salary.

Eunan Maguire Employment Agreement. In connection with the merger, Azur Pharma and Mr. Maguire have entered into an employment agreement that will become effective on the closing date and that supersedes all prior employment-related agreements between Mr. Maguire and Azur Pharma. Following the closing date, Mr. Maguire will continue his employment with New Jazz on the terms and conditions set forth in his employment agreement as Senior Vice President, Azur North America. Mr. Maguire’s initial base salary will be $311,904 per year and Mr. Maguire will be eligible to receive annual cash bonuses under the New Jazz cash bonus plan beginning in 2012, with a target bonus equal to 40% of base salary. In the event Mr. Maguire is terminated without Cause or resigns for Good Reason (and other than upon his death or disability), in either case during the 12-month period following a Change in Control of New Jazz (as such terms are defined in the employment agreement), including the merger, he will be entitled to receive certain benefits under the terms of his employment agreement. Such benefits are substantially similar to the benefits provided to senior vice presidents of Jazz Pharmaceuticals under the severance benefit plan, subject to his provision of an effective release and waiver and other terms and conditions set forth in his employment agreement. If Mr. Maguire is entitled to severance benefits during the 12-month period following the closing date, his cash severance will be based on an annual bonus equal to 40% of his base salary.

David Brabazon Employment Agreement. In connection with the merger, Azur Pharma and Mr. Brabazon have entered into an employment agreement that will become effective on the closing date and that supersedes all prior employment-related agreements between Mr. Brabazon and Azur Pharma. Following the closing date, Mr. Brabazon will continue his employment with New Jazz on the terms and conditions set forth in his employment agreement as Senior Vice President, Finance, Dublin. Mr. Brabazon’s initial base salary will be €200,000 per year and Mr. Brabazon will be eligible to receive annual cash bonuses under the New Jazz cash bonus plan beginning in 2012, with a target bonus equal to 40% of base salary. In the event Mr. Brabazon is terminated without Cause or resigns for Good Reason (and other than upon his death or disability), in either case during the 12-month period following a Change in Control of New Jazz (as such terms are defined in the employment agreement), including the merger, he will be entitled to receive certain benefits under the terms of his employment agreement. Such benefits are substantially similar to the benefits provided to senior vice presidents of Jazz Pharmaceuticals under the severance benefit plan, subject to his provision of an effective release and waiver and other terms and conditions set forth in his employment agreement. If Mr. Brabazon is entitled to severance benefits during the 12-month period following the closing date, his cash severance will be based on an annual bonus equal to 40% of his base salary.

Fintan Keegan Employment Agreement. In connection with the merger, Azur Pharma and Mr. Keegan have entered into an employment agreement that becomes effective on the closing date and that supersedes all prior employment-related agreements between Mr. Keegan and Azur Pharma. Following the closing date, Mr. Keegan will continue his employment with New Jazz on the terms and conditions set forth in his employment agreement as Senior Vice President of Technical Operations. Mr. Keegan’s initial base salary will be €200,000 per year and Mr. Keegan will be eligible to receive annual cash bonuses under the New Jazz cash bonus plan beginning in 2012, with a target bonus equal to 40% of base salary. In the event Mr. Keegan is terminated without Cause or resigns for Good Reason (and other than upon his death or disability), in either case during the 12-month period following a Change in Control of New Jazz (as such terms are defined in the employment agreement), including the merger, he will be entitled to receive certain benefits under the terms of his employment agreement. Such benefits are substantially similar to the benefits provided to senior vice presidents of Jazz Pharmaceuticals under the severance benefit plan, subject to his provision of an effective release and waiver and other terms and conditions set forth in his employment agreement. If Mr. Keegan is entitled to severance benefits during the 12-month period following the closing date, his cash severance will be based on an annual bonus equal to 40% of his base salary.

Michael Kelly Employment Agreement. In connection with the merger, Azur Pharma Inc. and Mr. Kelly have entered into an employment agreement that becomes effective on the closing date and that supersedes all prior employment-related agreements between Mr. Kelly and Azur Pharma Inc. Following the closing date, Mr. Kelly will continue his employment with Azur Pharma Inc. on the terms and conditions set forth in his employment agreement as Senior Vice President, General Manager. Mr. Kelly’s initial base salary will be $270,000 per year and Mr. Kelly will be eligible to receive annual cash bonuses under the New Jazz cash bonus plan beginning in 2012, with a target bonus equal to 40% of base salary. Mr. Kelly will also be eligible to participate in an executive change in control and severance benefit plan expected to be adopted by New Jazz at or prior to the closing (and to be in substantially the same form as the existing Jazz Pharmaceuticals Amended and Restated Executive Change in Control and Severance Benefit Plan as described under “Executive Compensation—Compensation Discussion and Analysis—Potential Payments Upon Termination or Change in Control”), subject to the modifications and the specific terms and conditions described in his employment agreement.

Noncompetition Agreements. In connection with the merger, Messrs. Mulligan, Maguire, Brabazon, Keegan and Kelly have entered into noncompetition agreements with Azur Pharma or Azur Pharma Inc. providing that, during a specified period following the effective date of the noncompetition agreement and/or following the termination of such employee’s employment, as applicable, such employee will not (i) engage directly or indirectly in the development, manufacture, promotion, sale, distribution, licensing or sublicensing of certain specified products and product candidates that compete with products and product candidates of New Jazz and/affiliated entities anywhere in the United States (or, for certain categories of products, worldwide); or (ii) become affiliated with or hold any interest in any individual or entity that engages directly or indirectly in such activities. In addition, during a separate specified period following the effective date of the noncompetition agreement and/or following the termination of the employee’s employment, as applicable, such employee will not (x) hire, accept into employment, or otherwise engage or use the services of, certain employees of New Jazz and/or its affiliated entities; or (y) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on such employee’s own behalf or on behalf of any other person) certain employees of New Jazz and/or of its affiliated entities to leave their employment with New Jazz and/or such affiliated entities.

Directors

It is expected that the current directors of Jazz Pharmaceuticals, other than Messrs. Colella and Michelson, will become, and Mr. Mulligan will remain, directors of New Jazz following the completion of the merger, and the non-employee directors of New Jazz may be entitled to compensation from New Jazz for such services. However, as of the date of this proxy statement/prospectus, a final determination as to who will be appointed to the New Jazz board of directors has not been made and the requisite corporate action to appoint the persons who will serve as directors of New Jazz following the completion of the merger has not been effected; accordingly, the persons who will serve as directors of New Jazz following the completion of the merger may differ from the persons currently expected to serve in such capacity. See “Management and Other Information of New Jazz—Directors of New Jazz.”

As described above under the heading “—Management—Jazz Pharmaceuticals—Merger-Related Compensation,” the Jazz Pharmaceuticals board of directors has amended all unvested NSOs held by non-employee directors of Jazz Pharmaceuticals to fully accelerate the vesting of such NSOs, effective on the first trading day following the effectiveness of the filing of Jazz Pharmaceuticals’ Form 8-K with the SEC announcing the results of the special meeting, provided that the merger agreement is adopted and the merger is approved by the Jazz Pharmaceuticals stockholders, and to permit “net exercise” as a method of payment of the exercise prices of such NSOs. The table below presents information about the value of the vesting acceleration of NSOs held by the non-employee directors Jazz Pharmaceuticals who are also subject to the excise tax described above, assuming the merger had occurred on October 17, 2011. Although SEC rules do not require presentation of this information in this format, it has been included to permit a uniform presentation of the quantification of the vesting acceleration received by the non-employee directors of Jazz Pharmaceuticals in connection with the merger. Such values are calculated in the manner set forth above in footnote (2) to the table entitled “Golden Parachute Compensation” and reflect the value of the vesting acceleration of the unvested portions of the initial grants held by Messrs. Berns, Enright and Winningham.

Name	Equity ($)(1)	Total ($)(1)
Paul L. Berns	$719,391	$719,391
Samuel D. Colella	$101,045	$101,045
Bryan C. Cressey	$101,045	$101,045
Patrick G. Enright	$404,645	$404,645
Michael W. Michelson	$101,045	$101,045
James C. Momtazee	$101,045	$101,045
Kenneth W. O’Keefe	$101,045	$101,045
Alan M. Sebulsky	$101,045	$101,045
Rick E Winningham	$648,901	$648,901

(1)	This table includes the value of the vesting acceleration of outstanding unvested NSOs, including the value of the vesting acceleration of the 2011 annual grants in the form of an NSO to purchase 12,500 shares of Jazz Pharmaceuticals common stock that was automatically granted to each non-employee director on November 4, 2011 and that vests over 12 months beginning on the vesting commencement date of August 15, 2011.

Indemnification

The Jazz Pharmaceuticals bylaws require it to indemnify its directors and officers to the fullest extent not prohibited by Delaware law or any other applicable law and provide that the extent of such indemnification may be modified by individual contracts with the directors and officers. Accordingly, Jazz Pharmaceuticals has entered into indemnity agreements with each of its directors, executive officers and vice presidents that require it to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry hearing or investigation, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of Jazz Pharmaceuticals or any of its affiliated enterprises, provided that such person’s conduct did not constitute a breach of his or her duty of loyalty to the registrant or its stockholders, and was not an act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws. Azur Pharma’s memorandum and articles of association also require that Azur Pharma indemnify its directors and officers, subject to the requirements of the Irish Companies Act. Azur Pharma has entered into indemnification agreements with each of its current directors and the key employees described above. The terms of such indemnification agreements are comparable to the terms of the indemnity agreements that Jazz Pharmaceuticals has entered into with its directors, executive officers and vice presidents, as described above.

Jazz Pharmaceuticals and Azur Pharma have agreed that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the closing, now existing in favor of the current or former directors, officers or employees of any of Jazz Pharmaceuticals or its subsidiaries or any of Azur Pharma or its subsidiaries, will survive the closing and remain in full force and effect, whether such rights are provided for in their respective governing documents, in existing agreements or agreements to be entered into in accordance with the merger agreement.

Jazz Pharmaceuticals and Azur Pharma have further agreed to use their respective reasonable best efforts to cause New Jazz or one of its subsidiaries to enter into agreements effective as from the closing with the directors and officers of New Jazz providing such individuals with such exculpation, indemnification and advancement of expenses in respect of claims against such individual in such capacity as may under applicable law. In addition, New Jazz will, and will cause each of Jazz Pharmaceuticals and Azur Pharma to, maintain in effect for six years from the closing date directors’ and officers’ liability insurance covering those persons who are currently covered by the directors’ and officers’ liability insurance policies of Jazz Pharmaceuticals and Azur Pharma, as applicable, on terms not less favorable than such existing insurance coverage. However, in the event that any claim is brought under such director’s and officer’s liability insurance policy, such policy will be maintained until its final disposition.

Investor Rights Agreements

The merger agreement contemplates that New Jazz will assume the rights and obligations of Jazz Pharmaceuticals under that certain Third Amended and Restated Investor Rights Agreement, made effective as of June 6, 2007 and as amended, by and between Jazz Pharmaceuticals and the other parties named therein, which is referred to in this proxy statement/prospectus as the “2007 Investor Rights Agreement,” and that certain Investor Rights Agreement, dated as of July 7, 2009, by and between Jazz Pharmaceuticals and the parties identified therein, which is referred to in this proxy statement/prospectus as the “2009 Investor Rights Agreement.” Under these agreements, as assumed by New Jazz, certain of the executive officers of New Jazz, as well as entities affiliated or associated with certain persons who are currently expected to become directors of New Jazz, will have rights with respect to the registration of certain of the New Jazz ordinary shares issued or issuable to such persons and entities. The following is a brief description of the terms of the 2007 Investor Rights Agreement and the 2009 Investor Rights Agreement:

2007 Investor Rights Agreement

The 2007 Investor Rights Agreement provides certain entities that are affiliated or associated with certain current directors of Jazz Pharmaceuticals with rights with respect to the registration of Jazz Pharmaceuticals common stock (including Jazz Pharmaceuticals common stock issuable upon the exercise of warrants) under the Securities Act. In addition, upon exercise of outstanding options held by Bruce C. Cozadd, Janne L.T. Wissel and Carol A. Gamble, each a current officer of Jazz Pharmaceuticals, Mr. Cozadd, Ms. Wissel and Ms. Gamble are entitled to rights with respect to the registration of Jazz Pharmaceuticals common stock acquired upon exercise of their options. If Jazz Pharmaceuticals proposes to register any of its securities under the Securities Act, either for its own account or for the account of others, the holders of the shares of Jazz Pharmaceuticals common stock subject to the 2007 Investor Rights Agreement are entitled to notice of the registration and are entitled to include, at Jazz Pharmaceuticals’ expense, such shares of Jazz Pharmaceuticals common stock in the registration and any related underwriting, provided, among other conditions, that the underwriters may limit the number of shares to be included in the registration. In addition, the holders of the shares of Jazz Pharmaceuticals common stock subject to the 2007 Investor Rights Agreement may require Jazz Pharmaceuticals, at its expense and subject to certain limitations, to file a registration statement under the Securities Act with respect to these shares. As of October 17, 2011, the holders of up to approximately 13,509,306 shares of Jazz Pharmaceuticals common stock, based on shares outstanding as of that date, were entitled to the registration rights under the 2007 Investor Rights Agreement, which holders include entities affiliated or associated with Samuel D. Colella, Michael W. Michelson, James C. Momtazee, Bryan C. Cressey and Kenneth W. O’Keefe, each a current director of Jazz Pharmaceuticals.

2009 Investor Rights Agreement

Under the 2009 Investor Rights Agreement, Jazz Pharmaceuticals agreed to file a registration statement under the Securities Act registering the resale of the 1,895,734 shares of Jazz Pharmaceuticals common stock issued to the investors in a 2009 private placement, as well as the 947,867 shares of Jazz Pharmaceuticals common stock underlying the warrants issued to such investors, and to keep such registration statement effective until the earlier of (i) the date on which such shares may be resold by such investors without registration and without regard to any volume restrictions under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares registered on behalf of such investors have been sold pursuant to such registration statement or Rule 144 under the Securities Act or any other rule of similar effect. In addition, if Jazz Pharmaceuticals proposes to register any of its securities under the Securities Act, either for its own account or for the account of others, these investors are entitled to notice of the registration and are entitled to include, at Jazz Pharmaceuticals’ expense, their shares of common stock in the registration and any related underwriting, provided, among other conditions, that the underwriters may limit the number of shares to be included in the registration. The investors party to the 2009 Investor Rights Agreement are affiliated with Patrick G. Enright, a current director of Jazz Pharmaceuticals.

Security Ownership of Certain Beneficial Owners and Management

Jazz Pharmaceuticals

The following table sets forth certain information regarding the beneficial ownership of Jazz Pharmaceuticals common stock as of October 17, 2011 (except as noted) by: (i) each of Jazz Pharmaceuticals’ current directors; (ii) each of the persons named in the Summary Compensation Table included in this proxy statement/prospectus under the section entitled “Executive Compensation” (such persons are referred to in this proxy statement/prospectus as Jazz Pharmaceuticals’ “named executive officers”); (iii) all current executive officers and directors of Jazz Pharmaceuticals as a group; and (iv) all those known by Jazz Pharmaceuticals to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(2)
Name and Address of Beneficial Owner(1)	Number of Shares		Percent of Total
5% Stockholders:
Entities affiliated with Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street, Suite 4200
New York, NY 10019
KKR JP LLC	10,504,338	(3)	24.57%
KKR JP III LLC	36,445	(3)	*

Entities affiliated with Longitude Capital Partners, LLC	3,831,924	(4)	8.89%
800 El Camino Real, Suite 220
Menlo Park, CA 94025

Entities affiliated with Thoma Cressey Bravo, Inc.	2,432,487	(5)	5.75%
300 N. LaSalle Street, Suite 4350
Chicago, IL 60654

Named Executive Officers and Directors:
Bruce C. Cozadd	1,161,786	(6)	2.70%
Kathryn E. Falberg	220,105	(7)	*
Carol A. Gamble	249,919	(8)	*
Janne L.T. Wissel	306,270	(9)	*
Paul L. Berns	46,583	(10)	*
Samuel D. Colella	1,714,784	(11)	4.05%
Bryan C. Cressey	2,474,987	(12)	5.85%
Patrick G. Enright	3,893,638	(13)	9.02%
Michael W. Michelson	31,667	(14)	*
James C. Momtazee	29,292	(15)	*
Kenneth W. O’Keefe	1,685,622	(16)	3.98%
Alan M. Sebulsky	122,652	(17)	*
Rick E Winningham	42,500	(18)	*
Robert M. Myers	407,991	(19)	*
All current directors and executive officers as a group (15 persons)	11,776,971	(20)	25.99%

*	Represents beneficial ownership of less than 1%.
(1)	Unless otherwise provided in the table above or in the notes below, the address for each of the beneficial owners listed is c/o Jazz Pharmaceuticals, Inc., 3180 Porter Drive, Palo Alto, California 94304.
(2)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to (i) community property laws where applicable and (ii) the voting agreements entered into with Jazz Pharmaceuticals and Azur Pharma by certain of the stockholders with which certain of Jazz Pharmaceuticals’ directors are affiliated or associated as described under the section entitled “Other Related Agreements—The Voting Agreements,” Jazz Pharmaceuticals believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 42,157,307 shares of Jazz Pharmaceuticals common stock outstanding on October 17, 2011, adjusted as required by rules promulgated by the SEC.

The number of shares beneficially owned includes shares of Jazz Pharmaceuticals common stock issuable pursuant to the exercise of stock options and warrants that are exercisable within 60 days of October 17, 2011 (after giving effect, for purposes of this table, to the full vesting acceleration of nonstatutory stock options held as of October 17, 2011 by current Jazz Pharmaceuticals directors and executive officers as described under “Interests of Certain Persons in the Merger—Management—Jazz Pharmaceuticals—Merger-Related Compensation” beginning on page 83), as well as shares credited to individual non-employee director phantom stock accounts under Jazz Pharmaceuticals’ Directors Deferred Compensation Plan as of October 17, 2011. Amounts credited to individual non-employee director phantom stock accounts under Jazz Pharmaceuticals’ Directors Deferred Compensation Plan are payable solely in shares of Jazz Pharmaceuticals common stock, but such shares do not have current voting or investment power.

The number of shares beneficially owned by Jazz Pharmaceuticals’ nine non-employee directors do not include (i) nonstatutory stock options to purchase 112,500 shares in the aggregate (or a nonstatutory stock options for 12,500 shares granted to each such director) granted automatically on November 4, 2011 or (ii) shares credited to individual non-employee director phantom stock accounts under Jazz Pharmaceuticals’ Directors Deferred Compensation Plan on November 4, 2011 based on an aggregate of $175,000 in annual retainer fees earned by Jazz Pharmaceuticals non-employee directors on August 15, 2011.

Shares issuable pursuant to Jazz Pharmaceuticals’ Directors Deferred Compensation Plan and shares issuable pursuant to the exercise of stock options and warrants that are exercisable within 60 days of October 17, 2011 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	KKR JP LLC (“KKR JP”) directly holds 9,906,501 shares and warrants to purchase 597,837 shares. KKR Millennium Fund L.P. (“KKR Millennium Fund”) is the sole member of KKR JP. KKR Associates Millennium L.P. (“KKR Associates Millennium”) is the sole general partner of KKR Millennium Fund. KKR Millennium GP LLC (“KKR Millennium GP”) is the sole general partner of KKR Associates Millennium. KKR Fund Holdings L.P. (“KKR Fund Holdings”) is the designated member of KKR Millennium GP. KKR Fund Holdings GP Limited (“KKR Fund Holdings GP”) is a general partner of KKR Fund Holdings. KKR Millennium Fund, KKR Associates Millennium, KKR Millennium GP, KKR Fund Holdings and KKR Fund Holdings GP disclaim beneficial ownership of the securities held by KKR JP.

KKR JP III LLC (“KKR JP III”) directly holds 36,445 shares. KKR Partners III, L.P. (“KKR Partners III”) is the sole member of KKR JP III. KKR III GP LLC (“KKR III GP”) is the sole general partner of KKR Partners III. KKR Partners III and KKR III GP disclaim beneficial ownership of the securities held by KKR JP III.

Each of KKR Group Holdings L.P. (“KKR Group Holdings”) (as the sole shareholder of KKR Fund Holdings GP and a general partner of KKR Fund Holdings L.P.); KKR Group Limited (“KKR Group”) (as the general partner of KKR Group Holdings); KKR & Co. L.P. (“KKR & Co.”) (as the sole shareholder of KKR Group); and KKR Management LLC (as the general partner of KKR & Co.) disclaim beneficial ownership of the securities held by KKR JP.

As the designated members of KKR Management LLC and the managing members of KKR III GP LLC, Messrs. Henry R. Kravis and George R. Roberts may be deemed to be the beneficial owner of the securities held by KKR JP and KKR JP III but disclaim beneficial ownership of such securities. Messrs. Kravis and Roberts have also been designated as managers of KKR Millennium GP by KKR Fund Holdings.

The entities named in this footnote (3) are sometimes referred to as the KKR Entities. Michael W. Michelson and James C. Momtazee are members of Jazz Pharmaceuticals’ board of directors and are executives of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Each of Messrs. Michelson and Momtazee disclaim beneficial ownership of any securities beneficially owned by the KKR Entities. The address of the KKR Entities and Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, NY 10019. The address of Messrs. Roberts, Michelson and Momtazee is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(4)	Consists of 2,827,390 shares and a warrant to acquire 929,243 shares held by Longitude Venture Partners, L.P., and 56,667 shares and a warrant to acquire 18,624 shares held by Longitude Capital Associates, L.P. Patrick G. Enright is a managing member of Longitude Capital Partners, LLC, which is the general partner of each of these two entities. As such he may be deemed to have shared voting and dispositive power with respect to shares and warrants held by those entities. Mr. Enright disclaims beneficial ownership of all such shares and warrants, except to the extent of his proportionate pecuniary interest therein.
(5)	Consists of 2,259,250 shares and a warrant to acquire 135,841 shares held by Thoma Cressey Fund VII, LP and 35,275 shares and a warrant to acquire 2,121 shares held by Thoma Cressey Friends Fund VII, LP. Bryan C. Cressey is a partner of Thoma Cressey Equity Partners, the sponsor of these entities, the Thoma Cressey Funds, and is deemed to have shared voting and investment power over the shares held by Thoma Cressey Equity Partners and its affiliated entities. Mr. Cressey disclaims beneficial ownership of the shares held by the Thoma Cressey Funds, except to the extent of his pecuniary interest therein.
(6)	Includes 873,371 shares Mr. Cozadd has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 (after giving effect to the full vesting acceleration of nonstatutory stock options held by Mr. Cozadd as of October 17, 2011).
(7)	Includes 50,000 shares held by Ms. Falberg as trustee for a trust and 169,040 shares Ms. Falberg has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 (after giving effect to the full vesting acceleration of nonstatutory stock options held by Ms. Falberg as of October 17, 2011).
(8)	Includes 239,389 shares Ms. Gamble has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 (after giving effect to the full vesting acceleration of nonstatutory stock options held by Ms. Gamble as of October 17, 2011).
(9)	Includes 257,726 shares Ms. Wissel has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 (after giving effect to the full vesting acceleration of nonstatutory stock options held by Ms. Wissel as of October 17, 2011).
(10)	Includes 42,500 shares Mr. Berns has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 (after giving effect to the full vesting acceleration of nonstatutory stock options held by Mr. Berns as of October 17, 2011). Also includes 4,083 shares issuable to Mr. Berns pursuant to Jazz Pharmaceuticals’ Directors Deferred Compensation Plan as of October 17, 2011.
(11)	Includes 42,500 shares Mr. Colella has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 and 8,892 shares issuable to Mr. Colella pursuant to Jazz Pharmaceuticals’ Directors Deferred Compensation Plan as of October 17, 2011. Also includes 1,488,676 shares and a warrant to acquire 129,613 shares held by Versant Venture Capital II, L.P., 28,260 shares and a warrant to acquire 2,464 shares held by Versant Affiliates Fund II-A, L.P. and 13,247 shares and a warrant to acquire 1,132 shares held by Versant Side Fund II, L.P. Mr. Colella is a managing member of Versant Ventures II, LLC, which is the general partner of each of Versant Venture Capital II, L.P., Versant Affiliates Fund II-A, L.P. and Versant Side Fund II, L.P., or the Versant Funds, and is deemed to have shared voting and investment power over the shares held by the Versant Funds. Mr. Colella disclaims beneficial ownership of the shares held by the Versant Funds, except to the extent of his pecuniary interest therein.
(12)	Includes 42,500 shares Mr. Cressey has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 and the shares described in Note (5) above. Mr. Cressey disclaims beneficial ownership of the shares described in Note (5) above, except to the extent of his pecuniary interest therein.
(13)	Includes 52,500 shares Mr. Enright has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 (after giving effect to the full vesting acceleration of nonstatutory stock options held by Mr. Enright as of October 17, 2011). Also includes 9,214 shares issuable to Mr. Enright pursuant to Jazz Pharmaceuticals’ Directors Deferred Compensation Plan as of October 17, 2011, and the shares described in Note (4) above. Mr. Enright disclaims beneficial ownership of the shares described in Note (4) above, except to the extent of his pecuniary interest therein.
(14)	Includes 12,500 shares Mr. Michelson has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 and 19,167 shares issuable to Mr. Michelson pursuant to Jazz Pharmaceuticals’ Directors Deferred Compensation Plan as of October 17, 2011. Mr. Michelson disclaims beneficial ownership of the shares described in Note (3) above.

(15)	Includes 12,500 shares Mr. Momtazee has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 and 16,792 shares issuable to Mr. Momtazee pursuant to Jazz Pharmaceuticals’ Directors Deferred Compensation Plan as of October 17, 2011. Mr. Momtazee disclaims beneficial ownership of the shares described in Note (3) above.
(16)	Includes 42,500 shares Mr. O’Keefe has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 and 21,463 shares issuable to Mr. O’Keefe pursuant to Jazz Pharmaceuticals’ Directors Deferred Compensation Plan as of October 17, 2011. Also includes 1,529,684 shares and a warrant to acquire 91,975 shares held by Jazz Investors LLC. Beecken Petty O’Keefe & Company, LLC is the sole manager of Jazz Investors, LLC. Mr. O’Keefe is one of the member managers of Beecken Petty O’Keefe & Company, LLC, and as such may be deemed to have shared voting and dispositive power with respect to the shares beneficially owned by Jazz Investors, LLC. Mr. O’Keefe disclaims beneficial ownership of the shares held by Jazz Investors LLC, except to the extent of his pecuniary interest therein.
(17)	Includes 79,036 shares Mr. Sebulsky has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 and 15,364 shares issuable to Mr. Sebulsky pursuant to Jazz Pharmaceuticals’ Directors Deferred Compensation Plan as of October 17, 2011.
(18)	Consists solely of 42,500 shares Mr. Winningham has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 (after giving effect to the full vesting acceleration of nonstatutory stock options held by Mr. Winningham as of October 17, 2011).
(19)	Includes 156,898 shares held by Mr. Myers as of February 1, 2011 and 251,093 shares Mr. Myers has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011. Mr. Myers resigned as Jazz Pharmaceuticals’ President and as a member of Jazz Pharmaceuticals’ board of directors effective January 14, 2011 and is serving as a consultant to Jazz Pharmaceuticals through February 1, 2012.
(20)	Includes 8,238,449 shares and warrants to purchase 1,311,013 shares held by entities affiliated with certain of Jazz Pharmaceuticals’ non-employee directors, 1,754,064 shares that current executive officers and directors have the right to acquire within 60 days of October 17, 2011 through the exercise of options (after giving effect to the full vesting acceleration of nonstatutory stock options held by these executive officers and directors as of October 17, 2011), and 94,975 shares issuable to Jazz Pharmaceuticals’ non-employee directors under Jazz Pharmaceuticals’ Directors Deferred Compensation Plan as of October 17, 2011.

Azur Pharma

The following table sets forth certain information regarding the beneficial ownership of Azur Pharma’s ordinary shares as of October 17, 2011 (except as noted) by: (i) each of Azur Pharma’s current directors; (ii) each of Azur Pharma’s current executive officers; (iii) all current executive officers and directors of Azur Pharma as a group; and (iv) all those known by Azur Pharma to be beneficial owners of more than five percent of its ordinary shares.

	Beneficial Ownership(2)
Name and Address of Beneficial Owner(1)	Number of Ordinary Shares		Percent of Total
5% Shareholders:
Seamus Mulligan	19,750,193	(3)	47.36%

Davycrest Nominees Limited	18,584,807	(4)	44.60%
49 Dawson Street
Dublin 2, Ireland

Executive Officers and Directors:
Seamus Mulligan	19,750,193	(3)	47.36%
David Brabazon	1,786,667	(5)	4.28%
Eunan Maguire	1,266,667	(6)	3.04%
Michael Kelly	474,000	(7)	1.13%
Fintan Keegan	333,333	(8)	*
Brian McKiernan	18,584,807	(9)	44.60%
Anthony Tebbutt	—		—
All directors and executive officers as a group (7 persons)	42,138,334	(10)	98.98%

*	Represents beneficial ownership of less than 1%.
(1)	Unless otherwise provided in the table above or in the notes below, the address for each of the beneficial owners listed is c/o Azur Pharma Public Limited Company, 45 Fitzwilliam Square, Dublin 2, Ireland.
(2)	This table is based upon information supplied by officers, directors and principal shareholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Azur Pharma believes that each of the shareholders named in this table has sole voting and investment power with respect to the ordinary shares indicated as beneficially owned. Applicable percentages are based on 41,666,667 ordinary shares outstanding on October 17, 2011, adjusted as required by rules promulgated by the SEC. The number of ordinary shares beneficially owned includes ordinary shares issuable pursuant to the exercise of options that are exercisable within 60 days of October 17, 2011 (after giving effect, for purposes of this table, to the full vesting acceleration of stock options held as of October 17, 2011 by Azur Pharma directors and executive officers as described under “Interests of Certain Persons in the Merger—Management—Azur Pharma” on page 84). Ordinary shares issuable pursuant to the exercise of options that are exercisable within 60 days of October 17, 2011 are deemed to be outstanding and beneficially owned by the person to whom such ordinary shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3)	Includes 35,000 ordinary shares subject to options exercisable by Mr. Mulligan assuming the full acceleration of vesting of such options, and 962,163 ordinary shares held in trust by Mr. Mulligan for other individuals. Mr. Mulligan has the ability to vote the 962,163 ordinary shares he holds in trust for other individuals, but he otherwise disclaims beneficial ownership and pecuniary interest of all the ordinary shares he holds in trust.
(4)

Includes 50,000 ordinary shares beneficially owned by Brian McKiernan through Davycrest Nominees Limited (“Davy”). Mr. McKiernan is a Director of Davy. As such he may be deemed to have shared voting and dispositive power with respect to ordinary shares held by Davy. Mr. McKiernan disclaims beneficial ownership of all such ordinary shares, except to the extent of his proportionate pecuniary interest therein. Also includes 24,000 ordinary shares Davy holds in trust for the benefit of Mr. Kelly and the 33,333 ordinary shares beneficially owned by Mr. Keegan through Davy. Davy holds the 18,584,807 ordinary shares on behalf of institutions and individuals, none of whom beneficially own more than 5% of the outstanding ordinary shares of Azur Pharma, except for Acomita Limited, which through Davy beneficially owns 4,166,667 ordinary shares (representing ten percent) of Azur Pharma and whose address is Morgan and Morgan Trust Corporation Limited, P.O. Box 958, Pasea Estate, Road Town, Tortola, British Virgin Islands. Acomita Limited is an unrelated party to Davy. Davy has shared voting and dispositive power with respect to the 18,584,807 ordinary shares. Excludes 100,000 ordinary shares held by Morstan Nominees

Limited. Morstan Nominees Limited is the custodian nominee for Focus Investments Limited. Focus Investments Limited and Davy are subsidiaries of J&E Davy.
(5)	Includes 60,000 ordinary shares subject to options exercisable by Mr. Brabazon assuming the full acceleration of vesting of such options.
(6)	Includes 60,000 ordinary shares subject to options exercisable by Mr. Maguire assuming the full acceleration of vesting of such options.
(7)	Includes 24,000 ordinary shares Davy holds in trust for the benefit of Mr. Kelly and 450,000 ordinary shares subject to options exercisable by Mr. Kelly assuming the full acceleration of vesting of such options.
(8)	Includes 33,333 ordinary shares Mr. Keegan beneficially owns through Davy and 300,000 ordinary shares subject to options exercisable by Mr. Keegan assuming the full acceleration of vesting of such options.
(9)	Consists of 18,584,807 ordinary shares held by Davy, of which 50,000 ordinary shares are beneficially owned by Mr. McKiernan through Davy. Mr. McKiernan is a Director of Davy. Mr. McKiernan disclaims beneficial ownership of the ordinary shares held by Davy, except to the extent of his proportionate pecuniary interest therein.
(10)	Includes 18,584,807 ordinary shares held by Davy with which Mr. McKiernan is affiliated, and 905,000 ordinary shares subject to options exercisable by certain of Azur Pharma’s executive officers and directors, assuming the full acceleration of vesting of such options.

Principal Shareholders Following the Merger

The following table sets forth certain information, as of October 17, 2011 (except as noted), regarding the expected beneficial ownership of New Jazz ordinary shares, after giving effect to the proposed merger by: (i) each of the individuals who is expected to be a director of New Jazz following the completion of the merger; (ii) each of the individuals who is expected to be an executive officer of New Jazz following the completion of the merger (which is currently expected to be the current executive officers of Jazz Pharmaceuticals); (iii) all individuals expected to be directors and executive officers of New Jazz as a group following the completion of the merger; and (iv) each person that, based on current ownership of Jazz Pharmaceuticals common stock or ordinary shares of Azur Pharma or otherwise, is expected to be a beneficial owner of more than five percent of New Jazz ordinary shares.

The percentage of shares beneficially owned in the following table is based on 54,425,183 New Jazz ordinary shares estimated to be outstanding immediately following the merger. The number of New Jazz ordinary shares estimated to be outstanding immediately following the merger is calculated based on the number of shares of Jazz Pharmaceuticals common stock outstanding on October 17, 2011, as converted on a one-for-one basis into New Jazz ordinary shares pursuant to the merger agreement, and assumes that the ordinary shares of Azur Pharma outstanding on October 17, 2011 will be reduced in the reorganization based on an assumed ratio of approximately 0.2866 of a New Jazz ordinary share for each whole ordinary share of Azur Pharma outstanding immediately prior to the reorganization (the “Assumed Split Ratio”). The Assumed Split Ratio is calculated pursuant to schedule 1 of the merger agreement and is based on the closing price of Jazz Pharmaceuticals common stock on October 17, 2011 and the respective outstanding equity capitalization of Jazz Pharmaceuticals and Azur Pharma as of October 17, 2011, as adjusted pursuant to schedule 1 of the merger agreement.

	Beneficial Ownership(2)
Name and Address of Beneficial Owner(1)	Number of Shares of Jazz Pharmaceuticals Common Stock(3) (a)		Number of Azur Pharma Ordinary Shares(4) (b)		Number of New Jazz Ordinary Shares After the Merger(5)		Percent of Total After the Merger(6)
5% Stockholders:
Entities affiliated with Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street, Suite 4200
New York, NY 10019
KKR JP LLC	10,504,338	(7)	—		10,504,338		19.09%
KKR JP III LLC	36,445	(7)	—		36,445		*

Seamus Mulligan	—		19,750,193	(8)	5,657,207	(9)	10.39%
c/o Azur Pharma Public Limited Company
45 Fitzwilliam Square
Dublin 2, Ireland

Davycrest Nominees Limited	—		18,584,807	(10)	5,326,462		9.79%
49 Dawson Street
Dublin 2, Ireland

Entities affiliated with Longitude Capital Partners, LLC	3,831,924	(11)	—		3,831,924		6.92%
800 El Camino Real, Suite 220
Menlo Park, CA 94025

Executive Officers and Directors:
Bruce C. Cozadd	1,161,786	(12)	—		1,161,786		2.10%
Russell J. Cox	66,443	(13)	—		66,443		*
Kathryn E. Falberg	220,105	(14)	—		220,105		*
Carol A. Gamble	249,919	(15)	—		249,919		*
Jeffrey K. Tobias, M.D.	—	(16)	—		—		—
Karen J. Wilson	36,993	(17)	—		36,993		*
Paul L. Berns	46,583	(18)	—		46,583		*
Samuel D. Colella	1,714,784	(19)	—		1,714,784		3.14%
Bryan C. Cressey	2,474,987	(20)	—		2,474,987		4.53%
Patrick G. Enright	3,893,638	(21)	—		3,893,638		7.02%
Michael W. Michelson	31,667	(22)	—		31,667		*
James C. Momtazee	29,292	(23)	—		29,292		*
Seamus Mulligan	—		19,750,193	(8)	5,657,207	(9)	10.39%
Kenneth W. O’Keefe	1,685,622	(24)	—		1,685,622		3.09%
Alan M. Sebulsky	122,652	(25)	—		122,652		*
Rick E Winningham	42,500	(26)	—		42,500		*
All expected directors and executive officers of New Jazz as a group (16 persons)	11,776,971	(27)	19,750,193	(8)	17,434,178	(9)	30.28%

*	Represents beneficial ownership of less than 1%.
(1)	Unless otherwise provided in the table above or in the notes below, the address for each of the beneficial owners listed is c/o Jazz Pharmaceuticals, Inc., 3180 Porter Drive, Palo Alto, California 94304.
(2)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to (i) community property laws where applicable and (ii) the voting agreements entered into with Jazz Pharmaceuticals and Azur Pharma by certain of the stockholders with which certain of Jazz Pharmaceuticals’ directors are affiliated or associated as described under the section entitled “Other Related Agreements—The Voting Agreements,” Jazz Pharmaceuticals and Azur Pharma believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Columns (a) and (b) are included in this table for comparative purposes.

(3)	The number of shares of Jazz Pharmaceuticals common stock beneficially owned includes shares of Jazz Pharmaceuticals common stock issuable pursuant to the exercise of stock options and warrants that are exercisable within 60 days of October 17, 2011 (after giving effect, for purposes of this table, to the full vesting acceleration of nonstatutory stock options held as of October 17, 2011 by current Jazz Pharmaceuticals directors and executive officers as described under “Interests of Certain Persons in the Merger—Management—Jazz Pharmaceuticals—Merger-Related Compensation” beginning on page 83), as well as shares of Jazz Pharmaceuticals common stock credited to individual non-employee director phantom stock accounts under Jazz Pharmaceuticals’ Directors Deferred Compensation Plan as of October 17, 2011. Amounts credited to individual non-employee director phantom stock accounts under Jazz Pharmaceuticals’ Directors Deferred Compensation Plan are payable solely in shares of Jazz Pharmaceuticals common stock, but such shares do not have current voting or investment power.

The number of shares of Jazz Pharmaceuticals common stock beneficially owned by Jazz Pharmaceuticals’ nine non-employee directors (each of whom is expected to be a director of New Jazz following the completion of the merger) do not include (i) nonstatutory stock options to purchase 112,500 shares of Jazz Pharmaceuticals common stock in the aggregate (or a nonstatutory stock options for 12,500 shares granted to each such director) granted automatically on November 4, 2011 or (ii) shares of Jazz Pharmaceuticals common stock credited to individual non-employee director phantom stock accounts under Jazz Pharmaceuticals’ Directors Deferred Compensation Plan on November 4, 2011 based on an aggregate of $175,000 in annual retainer fees earned by Jazz Pharmaceuticals non-employee directors on August 15, 2011.

(4)	The number of ordinary shares of Azur Pharma beneficially owned includes ordinary shares of Azur Pharma issuable pursuant to the exercise of options that are exercisable within 60 days of October 17, 2011 (after giving effect, for purposes of this table, to the full vesting acceleration of stock options held as of October 17, 2011 as described under “Interests of Certain Persons in the Merger—Management—Azur Pharma” beginning on page 84).
(5)	Computed on an as-converted basis in the reorganization and the merger, as applicable, based on the Assumed Split Ratio in the reorganization and the one-for-one exchange ratio in the merger.
(6)	The percentage of shares beneficially owned is based on 54,425,183 New Jazz ordinary shares estimated to be outstanding immediately following the merger, calculated as described above, and is determined in accordance with SEC rules.
(7)	KKR JP LLC (“KKR JP”) directly holds 9,906,501 shares of Jazz Pharmaceuticals common stock and warrants to purchase 597,837 shares of Jazz Pharmaceuticals common stock. KKR Millennium Fund L.P. (“KKR Millennium Fund”) is the sole member of KKR JP. KKR Associates Millennium L.P. (“KKR Associates Millennium”) is the sole general partner of KKR Millennium Fund. KKR Millennium GP LLC (“KKR Millennium GP”) is the sole general partner of KKR Associates Millennium. KKR Fund Holdings L.P. (“KKR Fund Holdings”) is the designated member of KKR Millennium GP. KKR Fund Holdings GP Limited (“KKR Fund Holdings GP”) is a general partner of KKR Fund Holdings. KKR Millennium Fund, KKR Associates Millennium, KKR Millennium GP, KKR Fund Holdings and KKR Fund Holdings GP disclaim beneficial ownership of the securities held by KKR JP.

KKR JP III LLC (“KKR JP III”) directly holds 36,445 shares of Jazz Pharmaceuticals common stock. KKR Partners III, L.P. (“KKR Partners III”) is the sole member of KKR JP III. KKR III GP LLC (“KKR III GP”) is the sole general partner of KKR Partners III. KKR Partners III and KKR III GP disclaim beneficial ownership of the securities held by KKR JP III.

Each of KKR Group Holdings L.P. (“KKR Group Holdings”) (as the sole shareholder of KKR Fund Holdings GP and a general partner of KKR Fund Holdings L.P.); KKR Group Limited (“KKR Group”) (as the general partner of KKR Group Holdings); KKR & Co. L.P. (“KKR & Co.”) (as the sole shareholder of KKR Group); and KKR Management LLC (as the general partner of KKR & Co.) disclaim beneficial ownership of the securities held by KKR JP.

As the designated members of KKR Management LLC and the managing members of KKR III GP LLC, Messrs. Henry R. Kravis and George R. Roberts may be deemed to be the beneficial owner of the securities held by KKR JP and KKR JP III but disclaim beneficial ownership of such securities. Messrs. Kravis and Roberts have also been designated as managers of KKR Millennium GP by KKR Fund Holdings.

The entities named in this footnote (7) are sometimes referred to as the KKR Entities. Michael W. Michelson and James C. Momtazee are members of Jazz Pharmaceuticals’ board of directors and are executives of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Each of Messrs. Michelson and Momtazee disclaim beneficial ownership of any securities beneficially owned by the KKR Entities. The address of the KKR Entities and Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, NY 10019. The address of Messrs. Roberts, Michelson and Momtazee is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(8)	Includes 35,000 ordinary shares of Azur Pharma subject to options exercisable by Mr. Mulligan assuming the full acceleration of vesting of such options, and 962,163 ordinary shares of Azur Pharma held in trust by Mr. Mulligan for other individuals. Mr. Mulligan has the ability to vote the 962,163 ordinary shares he holds in trust for other individuals, but he otherwise disclaims beneficial ownership and pecuniary interest of all the ordinary shares he holds in trust.
(9)	Assumes the net exercise of the options referred to in Note (9) immediately prior to the merger, based on the Assumed Split Ratio and the closing price of Jazz Pharmaceuticals common stock on October 17, 2011. See “Interests of Certain Persons in the Merger—Management—Azur Pharma” beginning on page 84.
(10)	Consists of ordinary shares of Azur Pharma held by Davy on behalf of other institutions and individuals, none of whom will beneficially own more than 5% of the outstanding New Jazz ordinary shares following the closing. Davy has shared voting and dispositive power with respect to the 18,584,807 ordinary shares of Azur Pharma. Excludes 100,000 ordinary shares of Azur Pharma held by Morstan Nominees Limited. Morstan Nominees Limited is the custodian nominee for Focus Investments Limited. Focus Investments Limited and Davy are subsidiaries of J&E Davy.
(11)	Consists of 2,827,390 shares of Jazz Pharmaceuticals common stock and a warrant to acquire 929,243 shares of Jazz Pharmaceuticals common stock held by Longitude Venture Partners, L.P., and 56,667 shares of Jazz Pharmaceuticals common stock and a warrant to acquire 18,624 shares of Jazz Pharmaceuticals common stock held by Longitude Capital Associates, L.P. Patrick G. Enright is a managing member of Longitude Capital Partners, LLC, which is the general partner of each of these two entities. As such he may be deemed to have shared voting and dispositive power with respect to shares and warrants held by those entities. Mr. Enright disclaims beneficial ownership of all such shares and warrants, except to the extent of his proportionate pecuniary interest therein.
(12)	Includes 873,371 shares of Jazz Pharmaceuticals common stock Mr. Cozadd has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 (after giving effect to the full vesting acceleration of nonstatutory stock options held by Mr. Cozadd as of October 17, 2011).
(13)	Includes 66,235 shares of Jazz Pharmaceuticals common stock of Jazz Pharmaceuticals common stock Mr. Cox has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011(after giving effect to the full vesting acceleration of nonstatutory stock options held by Mr. Cox as of October 17, 2011).
(14)	Includes 50,000 shares of Jazz Pharmaceuticals common stock held by Ms. Falberg as trustee for a trust and 169,040 shares of Jazz Pharmaceuticals common stock Ms. Falberg has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 (after giving effect to the full vesting acceleration of nonstatutory stock options held by Ms. Falberg as of October 17, 2011).
(15)	Includes 239,389 shares of Jazz Pharmaceuticals common stock Ms. Gamble has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 (after giving effect to the full vesting acceleration of nonstatutory stock options held by Ms. Gamble as of October 17, 2011).
(16)	Dr. Tobias joined Jazz Pharmaceuticals as Senior Vice President of Research and Development and Chief Medical Officer on October 17, 2011.

(17)	Includes 36,993 shares of Jazz Pharmaceuticals common stock Ms. Wilson has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011(after giving effect to the full vesting acceleration of nonstatutory stock options held by Ms. Wilson as of October 17, 2011).
(18)	Includes 42,500 shares of Jazz Pharmaceuticals common stock Mr. Berns has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 (after giving effect to the full vesting acceleration of nonstatutory stock options held by Mr. Berns as of October 17, 2011). Also includes 4,083 shares of Jazz Pharmaceuticals common stock issuable to Mr. Berns pursuant to Jazz Pharmaceuticals’ Directors Deferred Compensation Plan as of October 17, 2011.
(19)	Includes 42,500 shares of Jazz Pharmaceuticals common stock Mr. Colella has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 and 8,892 shares of Jazz Pharmaceuticals common stock issuable to Mr. Colella pursuant to Jazz Pharmaceuticals’ Directors Deferred Compensation Plan as of October 17, 2011. Also includes 1,488,676 shares of Jazz Pharmaceuticals common stock and a warrant to acquire 129,613 shares of Jazz Pharmaceuticals common stock held by Versant Venture Capital II, L.P., 28,260 shares of Jazz Pharmaceuticals common stock and a warrant to acquire 2,464 shares of Jazz Pharmaceuticals common stock held by Versant Affiliates Fund II-A, L.P. and 13,247 shares of Jazz Pharmaceuticals common stock and a warrant to acquire 1,132 shares of Jazz Pharmaceuticals common stock held by Versant Side Fund II, L.P. Mr. Colella is a managing member of Versant Ventures II, LLC, which is the general partner of each of Versant Venture Capital II, L.P., Versant Affiliates Fund II-A, L.P. and Versant Side Fund II, L.P., or the Versant Funds, and is deemed to have shared voting and investment power over the shares held by the Versant Funds. Mr. Colella disclaims beneficial ownership of the shares held by the Versant Funds, except to the extent of his pecuniary interest therein.
(20)	Includes 42,500 shares of Jazz Pharmaceuticals common stock Mr. Cressey has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011. Also includes 2,259,250 shares of Jazz Pharmaceuticals common stock and a warrant to acquire 135,841 shares of Jazz Pharmaceuticals common stock held by Thoma Cressey Fund VII, LP and 35,275 shares of Jazz Pharmaceuticals common stock and a warrant to acquire 2,121 shares of Jazz Pharmaceuticals common stock held by Thoma Cressey Friends Fund VII, LP. Mr. Cressey is a partner of Thoma Cressey Equity Partners, the sponsor of these entities, the Thoma Cressey Funds, and is deemed to have shared voting and investment power over the shares held by Thoma Cressey Equity Partners and its affiliated entities. Mr. Cressey disclaims beneficial ownership of the shares held by the Thoma Cressey Funds, except to the extent of his pecuniary interest therein.
(21)	Includes 52,500 shares of Jazz Pharmaceuticals common stock Mr. Enright has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 (after giving effect to the full vesting acceleration of nonstatutory stock options held by Mr. Enright as of October 17, 2011). Also includes 9,214 shares of Jazz Pharmaceuticals common stock issuable to Mr. Enright pursuant to Jazz Pharmaceuticals’ Directors Deferred Compensation Plan as of October 17, 2011, and the shares described in Note (11) above. Mr. Enright disclaims beneficial ownership of the shares described in Note (11) above, except to the extent of his pecuniary interest therein.
(22)	Includes 12,500 shares of Jazz Pharmaceuticals common stock Mr. Michelson has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 and 19,167 shares of Jazz Pharmaceuticals common stock issuable to Mr. Michelson pursuant to Jazz Pharmaceuticals’ Directors Deferred Compensation Plan as of October 17, 2011. Mr. Michelson disclaims beneficial ownership of the shares described in Note (7) above.
(23)	Includes 12,500 shares of Jazz Pharmaceuticals common stock Mr. Momtazee has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 and 16,792 shares of Jazz Pharmaceuticals common stock issuable to Mr. Momtazee pursuant to Jazz Pharmaceuticals’ Directors Deferred Compensation Plan as of October 17, 2011. Mr. Momtazee disclaims beneficial ownership of the shares described in Note (7) above.
(24)

Includes 42,500 shares of Jazz Pharmaceuticals common stock Mr. O’Keefe has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 and 21,463 shares of Jazz Pharmaceuticals common stock issuable to Mr. O’Keefe pursuant to Jazz Pharmaceuticals’ Directors Deferred Compensation Plan as of October 17, 2011. Also includes 1,529,684 shares of Jazz Pharmaceuticals common stock and a warrant to acquire 91,975 shares of Jazz Pharmaceuticals common stock held by Jazz Investors LLC. Beecken Petty O’Keefe & Company, LLC is the sole manager of Jazz Investors, LLC. Mr. O’Keefe is one of the member managers of Beecken Petty O’Keefe & Company, LLC, and as such may be deemed to have shared voting and dispositive power with respect to the shares beneficially owned by Jazz Investors, LLC. Mr. O’Keefe disclaims beneficial ownership of the shares held by Jazz Investors LLC, except to the extent of his pecuniary interest therein.
(25)	Includes 79,036 shares of Jazz Pharmaceuticals common stock Mr. Sebulsky has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 and 15,364 shares of Jazz Pharmaceuticals common stock issuable to Mr. Sebulsky pursuant to Jazz Pharmaceuticals’ Directors Deferred Compensation Plan as of October 17, 2011.
(26)	Consists solely of 42,500 shares of Jazz Pharmaceuticals common stock Mr. Winningham has the right to acquire pursuant to options exercisable within 60 days of October 17, 2011 (after giving effect to the full vesting acceleration of nonstatutory stock options held by Mr. Winningham as of October 17, 2011).
(27)	Includes 8,238,449 shares of Jazz Pharmaceuticals common stock and warrants to purchase 1,311,013 shares of Jazz Pharmaceuticals common stock held by entities affiliated with certain of Jazz Pharmaceuticals’ directors, 1,754,064 shares of Jazz Pharmaceuticals common stock that certain of Jazz Pharmaceuticals’ executive officers and directors have the right to acquire within 60 days of October 17, 2011 through the exercise of options (after giving effect to the full vesting acceleration of nonstatutory stock options held by these executive officers and directors as of October 17, 2011), and 94,975 shares of Jazz Pharmaceuticals common stock issuable to Jazz Pharmaceuticals’ directors under Jazz Pharmaceuticals’ Directors Deferred Compensation Plan as of October 17, 2011.

Regulatory Approvals Required

Under the HSR Act, and the rules and regulations promulgated thereunder by the FTC, the merger cannot be consummated until notifications have been submitted and certain information has been furnished to the Antitrust Division and the FTC, and specified waiting period requirements have been satisfied. The merger described in this proxy statement/prospectus is subject to the filing and waiting period requirements of the HSR Act.

Jazz Pharmaceuticals and Azur Pharma have each filed a Pre-Merger Notification and Report Form pursuant to the HSR Act with the Antitrust Division and the FTC. The waiting period under the HSR Act is scheduled to expire at 11:59 p.m. Eastern Time on December 7, 2011. However, before that time the Antitrust Division or the FTC can choose to shorten the waiting period by granting early termination or may extend the waiting period by requesting additional information or documentary material relevant to the merger from the parties. If such a request were made, the waiting period would be extended until 11:59 p.m. Eastern Time on the 30th day after substantial compliance by the parties with such request. Thereafter, the waiting period can be extended only by court order. As a practical matter, however, if such a request were made, achieving substantial compliance with the request could take a significant period of time.

The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions such as the merger. At any time before the merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin New Jazz’s acquisition of shares of Jazz Pharmaceuticals common stock, or seeking the divestiture of shares of Jazz Pharmaceuticals common stock acquired by New Jazz, or the divestiture of substantial assets of Jazz Pharmaceuticals, Azur Pharma or their respective subsidiaries.

Private parties, as well as state and foreign governments, may also bring legal action under the antitrust laws under certain circumstances. Jazz Pharmaceuticals and Azur Pharma believe that the completion of the merger will not violate any antitrust laws. However, there can be no assurance that a challenge to the merger or other related transactions on antitrust grounds will not be made or, if such a challenge is made, of the result, including any delay or bar to the completion of the merger.

The antitrust and competition laws of certain foreign countries often apply to transactions such as the merger and notifications may be required when such laws are applicable. Jazz Pharmaceuticals and Azur Pharma do not believe that any such foreign filings are required in connection with the merger.

Accounting Treatment of the Merger

The merger will be accounted for using the acquisition method of accounting, with Jazz Pharmaceuticals being treated as the accounting acquirer under U.S. GAAP. Under the acquisition method of accounting, assets and liabilities of Azur Pharma will be, as of completion of the merger, recorded at their respective fair values and added to those of Jazz Pharmaceuticals, including an amount for goodwill representing the difference between the acquisition consideration and the fair value of the identifiable net assets. Financial statements of New Jazz issued after the completion of the merger will include the operations of Azur Pharma beginning with the closing date, but will not be restated retroactively to include the historical financial position or results of operations of Azur Pharma for the periods prior to the closing.

Following the completion of the merger, the earnings of New Jazz will reflect acquisition accounting adjustments, for example, amortization of identified intangible assets. Goodwill and acquired in-process research and development assets resulting from the merger will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). The final determination of acquisition consideration will be determined after the closing and after completion of an analysis to determine the fair values of Azur Pharma assets and liabilities. Accordingly, the final merger consideration may be materially different from the amounts reflected in the unaudited pro forma condensed combined financial statements contained in this proxy statement/prospectus.

Restrictions on Resales

All New Jazz ordinary shares received by Jazz Pharmaceuticals stockholders in the merger will be freely tradable, except that New Jazz ordinary shares received in the merger by persons who become affiliates of New Jazz for purposes of Rule 144 under the Securities Act may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of New Jazz generally include individuals or entities that control, are controlled by or are under common control with, New Jazz and may include the executive officers and directors of New Jazz as well as its principal stockholders.

CERTAIN TAX CONSEQUENCES OF THE MERGER

This section contains a general discussion of the material tax consequences of (i) the merger, (ii) post-merger ownership and disposition of New Jazz ordinary shares and (iii) post-merger operations of New Jazz.

The discussion under the caption “—U.S. Federal Income Tax Considerations” addresses (i) application of section 7874 of the code, which is referred to in this proxy statement/prospectus as “section 7874,” to New Jazz, (ii) the material U.S. federal income tax consequences of the merger to Jazz Pharmaceuticals and New Jazz, and (iii) the material U.S. federal income tax consequences to U.S. holders (as defined below) of (a) exchanging Jazz Pharmaceuticals common stock for New Jazz ordinary shares in the merger and (b) owning and disposing of New Jazz ordinary shares received in the merger.

The discussion of the merger and of ownership and disposition of shares received in the merger under “—Irish Tax Considerations” addresses certain Irish tax considerations of the merger and subsequent operations for Jazz Pharmaceuticals and New Jazz.

The discussion below is not a substitute for an individual analysis of the tax consequences of the merger, post-merger ownership and disposition of shares or post-merger operations of New Jazz. You should consult your own tax adviser regarding the particular U.S. (federal, state and local), Irish and other non-U.S. tax consequences of these matters in light of your particular situation.

U.S. Federal Income Tax Considerations

Scope of Discussion

The following is a summary of the material U.S. federal income tax consequences of the merger generally expected to be applicable to the U.S. holders (as defined below) of Jazz Pharmaceuticals common stock, including with respect to the receipt and ownership of New Jazz ordinary shares. The summary is based upon the existing provisions of the code, applicable U.S. Treasury Regulations, which are referred to in this proxy statement/prospectus as the “treasury regulations,” judicial authority, administrative rulings effective as of the date hereof, and the income tax treaty between Ireland and the United States, which is referred to in this proxy statement/prospectus as the “tax treaty.” These laws and authorities are subject to change, possibly with retroactive effect. Any such change, which may or may not be retroactive, could alter the tax consequences to the holders of Jazz Pharmaceuticals common stock and New Jazz ordinary shares as described herein. The discussion below does not address any state, local or foreign or any U.S. federal tax consequences other than U.S. federal income tax consequences (such as estate and gift tax or U.S. Medicare contribution tax consequences) that are applicable to the U.S. holders. The tax treatment of the merger to the holders will vary depending upon their particular situations.

The summary below is limited to U.S. holders who hold shares of Jazz Pharmaceuticals common stock or New Jazz ordinary shares as capital assets within the meaning of section 1221 of the code (generally, property held for investment). The following discussion is intended only as a summary of the material U.S. federal income tax consequences of the merger and does not purport to be a complete analysis or listing of all of the potential tax effects relevant to a decision on whether to approve the merger. In particular, this discussion does not deal with all U.S. federal income tax considerations that may be relevant to particular holders in light of their particular circumstances, such as holders who are dealers in securities, who are subject to the alternative minimum tax provisions of the code, who are non-U.S. persons or entities, who are grantor trusts, banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, or tax-exempt entities, holders who hold their Jazz Pharmaceuticals common stock through a partnership or other fiscally transparent person, holders who do not hold their Jazz Pharmaceuticals common stock as a capital asset at the time of the merger, or their New Jazz ordinary shares as a capital asset after the merger, holders who acquired their Jazz Pharmaceuticals common stock in connection with stock option or stock purchase plans or in other compensatory transactions, holders who hold Jazz Pharmaceuticals common stock or New Jazz ordinary shares as part of an integrated investment (including a “straddle”) comprised of Jazz Pharmaceuticals common stock or New Jazz ordinary shares, as the case may be, and one or more other positions, holders who hold Jazz Pharmaceuticals common stock or New Jazz ordinary shares subject to the constructive sale provisions of section 1259 of the code, holders who are certain former citizens or residents of the United States, holders who have a “functional currency” other than the dollar, holders that own (or are deemed to own, indirectly or by attribution) 10% or more of the New Jazz ordinary shares, or holders who generally mark their securities to market for U.S. federal income tax purposes.

If a partnership holds Jazz Pharmaceuticals common stock or New Jazz ordinary shares, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners or partnerships holding Jazz Pharmaceuticals common stock or New Jazz ordinary shares should consult their tax advisers.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Jazz Pharmaceuticals common stock or New Jazz ordinary shares that is, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a U.S. domestic corporation or an entity taxable as a U.S. domestic corporation, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or the trust has made a valid election to be treated as a U.S. person under applicable treasury regulations.

Jazz Pharmaceuticals has not requested, and does not intend to request, a ruling from the U.S. Internal Revenue Service, which is referred to in this proxy statement/prospectus as the “IRS,” and it is possible that the IRS may take different positions concerning the tax consequences of the merger than those stated below and such positions could be sustained.

Tax Consequences of the Merger to Jazz Pharmaceuticals and New Jazz

U.S. Federal Tax Classification of New Jazz as a Result of the Merger

For U.S. federal tax purposes, a corporation generally is considered a tax resident in the place of its organization or incorporation. Because Azur Pharma is, and New Jazz will continue to be after the merger, an Irish incorporated entity, it would be classified as a foreign corporation (and, therefore, a non-U.S. tax resident) under these general rules. Section 7874, however, contains rules (more fully discussed below) that can result in a foreign corporation being treated as a U.S. corporation for U.S. federal tax purposes. The application of these rules is complex, and there is little or no guidance on many important aspects of section 7874.

Under section 7874, a corporation created or organized outside the United States (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal tax purposes (and, therefore, a U.S. tax resident) when (1) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets by acquiring all the outstanding shares of the U.S. corporation), (2) the shareholders of the acquired U.S. corporation hold at least 80% (by either vote or value) of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (including the receipt of the foreign corporation’s shares in exchange for the U.S. corporation’s shares), and (3) the foreign corporation’s expanded affiliated group does not have substantial business activities in the foreign corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities. Solely for purposes of section 7874, “expanded affiliated group” means the foreign corporation and all subsidiaries in which the foreign corporation, directly or indirectly, owns more than 50% of the shares by vote and value.

Pursuant to the merger agreement, New Jazz will indirectly acquire all of Jazz Pharmaceuticals’ assets through the acquisition of the shares of Jazz Pharmaceuticals common stock in the merger at the closing. As a result, for New Jazz to avoid being treated as a U.S. corporation for U.S. federal tax purposes under section 7874, either (1) the former stockholders of Jazz Pharmaceuticals must own (within the meaning of section 7874) less than 80% (by both vote and value) of New Jazz’s ordinary shares by reason of holding shares in Jazz Pharmaceuticals, which is referred to in this proxy statement/prospectus as the “ownership test,” or (2) New Jazz must have substantial business activities in Ireland after the merger (taking into account the activities of New Jazz’s expanded affiliated group), which is referred to in this proxy statement/prospectus as the “substantial business activities test.”

Based on the rules for determining share ownership under section 7874, the Jazz Pharmaceuticals stockholders are expected to receive less than 80% (by both vote and value) of the shares in New Jazz by reason of their ownership of shares of Jazz Pharmaceuticals common stock. As a result, New Jazz should be treated as a foreign corporation for U.S. federal tax purposes under section 7874. We cannot assure you that the IRS will agree with the position that the ownership test is satisfied, however.

Potential Limitation on the Utilization of Jazz Pharmaceuticals’ (and Its U.S. Affiliates’) Tax Attributes

Following the acquisition of a U.S. corporation by a foreign corporation, section 7874 can also limit the ability of the acquired U.S. corporation to utilize U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions. Specifically, if (1) substantially all the assets of a U.S. corporation are directly or indirectly acquired by a foreign corporation, (2) the shareholders of the acquired U.S. corporation hold at least 60%, by either vote or value, of the shares of the foreign acquiring corporation by reason of holding shares in the U.S. corporation, and (3) the foreign corporation does not satisfy the substantial business activities test, the taxable income of the U.S. corporation (and any person related to the U.S. corporation) for any given year, within a ten-year period beginning on the last date the U.S. corporation’s properties were acquired, will be no less than that person’s “inversion gain” for that taxable year. A person’s inversion gain includes gain from the transfer of shares or any other property (other than property held for sale to customers) and income from the license of any property that is either transferred or licensed as part of the acquisition, or, if after the acquisition, is transferred or licensed to a foreign related person.

Pursuant to the merger agreement, New Jazz will indirectly acquire all of Jazz Pharmaceuticals’ assets at the effective time. The Jazz Pharmaceuticals stockholders are expected to receive slightly less than 80% (but more than 60%) of the vote and value of the New Jazz ordinary shares by reason of holding shares of Jazz Pharmaceuticals common stock. Therefore, Jazz Pharmaceuticals’ ability to utilize its tax attributes to offset its inversion gain, if any, would be limited if New Jazz does not satisfy the substantial business activities test. Based on the limited guidance available for determining whether the substantial business activities test is satisfied, Jazz Pharmaceuticals currently expects that this test should not be satisfied and thus the above limitations should apply following the merger. As a result, Jazz Pharmaceuticals currently does not expect that it or its U.S. affiliates will be able to utilize their U.S. tax attributes to offset their inversion gain, if any. Notwithstanding this limitation, Jazz Pharmaceuticals expects that it will be able to fully utilize its U.S. net operating losses prior to their expiration. As a result of this limitation, however, it may take Jazz Pharmaceuticals longer to use its net operating losses. However, if Jazz Pharmaceuticals does not generate taxable income consistent with its expectations, it is possible that the limitation under section 7874 on the utilization of U.S. tax attributes could prevent Jazz Pharmaceuticals and/or its U.S. affiliates from fully utilizing its U.S. tax attributes prior to their expiration. A failure to satisfy the substantial business activities test should not adversely impact the treatment of New Jazz as a foreign corporation for U.S. tax purposes as the ownership test described above is expected to be satisfied.

U.S. Federal Income Tax Treatment of the Merger

Neither Jazz Pharmaceuticals nor New Jazz will be subject to U.S. federal income tax as a result of the merger.

Tax Consequences of the Merger to U.S. Holders

Material Tax Consequences of the Merger to U.S. Holders if New Jazz Respected as a Foreign Corporation

The merger will qualify as a “reorganization” within the meaning of section 368(a) of the code. Notwithstanding such fact, as discussed above, it is expected that New Jazz should be respected as a foreign corporation. In such event, special rules contained in section 367(a) of the code and the treasury regulations promulgated thereunder, would require that U.S. holders of Jazz Pharmaceuticals exchanging shares of Jazz Pharmaceuticals common stock for New Jazz ordinary shares pursuant to the merger recognize gain, if any, but not loss on such exchange. The amount of gain recognized would equal the excess, if any, of the fair market value of the New Jazz ordinary shares received in the merger over the U.S. holder’s adjusted tax basis in the Jazz Pharmaceuticals common stock. Any such gain would be capital gain. Net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by non-corporate U.S. holders who held their Jazz Pharmaceuticals common stock for more than one year at the time of the merger would be taxed currently at a rate not to exceed 15% for U.S. federal income tax purposes. Net capital gain recognized by non-corporate U.S. holders who held their Jazz Pharmaceuticals common stock for one year or less at such time would be subject to tax at ordinary income tax rates. Capital gains recognized by a corporate U.S. holder would be subject to tax at the ordinary income tax rates applicable to corporations.

A U.S. holder that recognizes gain pursuant to the merger will have an adjusted tax basis in the New Jazz ordinary shares it receives equal to the adjusted tax basis of the Jazz Pharmaceuticals common stock exchanged therefor, increased by the amount of gain recognized. The holding period for any New Jazz ordinary shares received by a U.S. holder that recognizes gain pursuant to the merger should include the holding period of the shares of Jazz Pharmaceuticals common stock exchanged therefor.

A U.S. holder will not be permitted to recognize any loss realized on the exchange of its Jazz Pharmaceuticals common stock in the merger. The adjusted tax basis of the New Jazz ordinary shares received by a U.S. holder with a loss on its Jazz Pharmaceuticals common stock will be equal to such U.S. holder’s adjusted tax basis in its Jazz Pharmaceuticals common stock surrendered in exchange therefor. Thus, subject to any subsequent changes in the fair market value of the New Jazz ordinary shares, any loss will be preserved. The holding period for any New Jazz ordinary shares received by a U.S. holder with a loss on its Jazz Pharmaceuticals common stock will include the holding period of the shares of Jazz Pharmaceuticals common stock exchanged therefor.

In determining the amount of gain recognized, each share of Jazz Pharmaceuticals common stock transferred will be treated as the subject of a separate exchange. Thus, if a U.S. holder transfers some Jazz Pharmaceuticals common stock on which gains are realized and other of Jazz Pharmaceuticals common stock on which losses are realized, the U.S. holder may not net the losses against the gains to determine the amount of gain recognized.

U.S. holders are urged to consult their advisers as to the particular consequences of the exchange of Jazz Pharmaceuticals common stock for New Jazz ordinary shares pursuant to the merger.

Material Tax Consequences of the Merger to U.S. Holders if New Jazz is Ultimately Determined to Be a U.S. Corporation for U.S. Federal Tax Purposes

While New Jazz should be treated as a foreign corporation for U.S. federal tax purposes under section 7874, it is possible that the IRS may assert, and a court may ultimately determine, that New Jazz should be treated as a U.S. corporation for U.S. federal tax purposes under section 7874. If the IRS were to make this assertion and to prevail, section 1.7874-2T(m)(1) of the treasury regulations provides that New Jazz would be deemed to convert to a U.S. corporation in a “reorganization” described in section 368(a)(1)(F) of the code immediately prior to the effective time. Consequently, the merger would be treated as the acquisition of a U.S. corporation, Jazz Pharmaceuticals, by another U.S. corporation, New Jazz. In the event that New Jazz is treated as a U.S.

corporation for U.S. federal tax purposes under section 7874, the merger would continue to qualify as a reorganization within the meaning of section 368(a) of the code, but the holders of Jazz Pharmaceuticals common stock would not be subject to U.S. federal income tax on the receipt of New Jazz ordinary shares in exchange for their Jazz Pharmaceuticals common stock under section 367(a) of the code. In this case, the adjusted tax basis of the New Jazz ordinary shares received by a U.S. holder would be equal to the holder’s adjusted tax basis in its Jazz Pharmaceuticals common stock exchanged therefor. In addition, the holding period for the New Jazz ordinary shares received by holders would include the holding period of the Jazz Pharmaceuticals common stock exchanged therefor. The U.S. federal income tax consequences of owning and disposing of the New Jazz ordinary shares would be the same as those of owning and disposing of Jazz Pharmaceuticals common stock.

If the IRS challenges the position that New Jazz is a foreign corporation for U.S. federal tax purposes under section 7874, a final determination resulting from the ensuing tax controversy may not be known until several years following the merger. Consequently, a U.S. holder that reported gain on its U.S. income tax return under section 367(a) of the code as a result of the merger (as discussed above) may need to file an amended U.S. federal income tax return for the year in which the merger occurred to reflect that the U.S. holder should not have recognized gain under section 367(a) of the code. A U.S. holder may also need to file an amended U.S. federal income tax return for any taxable year in which the U.S. holder disposed of any shares received in the merger to reflect that the U.S. holder’s adjusted tax basis in the New Jazz ordinary shares should equal the holder’s adjusted tax basis in its Jazz Pharmaceuticals common stock exchanged therefor.

Importantly, it is possible that a tax controversy on the application of section 7874 to the merger may not be resolved within the period of time a holder is eligible to file an amended return. As such, it is possible that certain holders may not have the opportunity to amend their U.S. income tax returns for the year of the merger, or their subsequent tax returns, as described herein. Thus, certain holders who recognize gain under section 367(a) of the code could lose the opportunity to seek a refund of tax paid with respect to this gain if the IRS asserts and ultimately establishes that no gain should have been realized by the holder because New Jazz should have been treated as a U.S. corporation for U.S. federal tax purposes under section 7874. In addition, the holders may not be permitted to increase their adjusted basis in their New Jazz ordinary shares, notwithstanding that the holders recognized gain under section 367(a) of the code.

HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE POTENTIAL IMPACT OF SECTION 7874, INCLUDING IN REGARD TO U.S. FEDERAL TAX REPORTING OF GAIN RECOGNIZED, IF ANY, IN THE MERGER AND/OR ON THE SUBSEQUENT DISPOSITION OF NEW JAZZ ORDINARY SHARES.

Tax Consequences to U.S. Holders of Holding Ordinary Shares in New Jazz

Although there are no current plans to cause New Jazz to pay dividends to its shareholders, the below is a summary of the tax consequences to U.S. holders of holding New Jazz ordinary shares, including in connection with the distribution of dividends by New Jazz. Subject to the discussion below under “—Passive Foreign Investment Company Provisions,” the gross amount of any dividend (including any related applicable dividend withholding tax, which is referred to in this proxy statement/prospectus as “DWT”) paid by New Jazz to a U.S. holder out of its current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. Dividends paid to a non-corporate U.S. holder prior to January 1, 2013 from a “qualified foreign corporation” qualify for a 15% maximum tax rate as long as certain holding period and other requirements are met. As long as the New Jazz ordinary shares are listed on NASDAQ (or certain other stock exchanges) or New Jazz qualifies for benefits under the tax treaty, and New Jazz is not a passive foreign investment company, New Jazz will be treated as a qualified foreign corporation for this purpose. Unless the current U.S. federal income tax rates applicable to such dividend income are extended or made permanent or other changes are made by subsequent legislation, for tax years beginning on or after January 1, 2013, dividends will be taxed at regular ordinary income rates. Any dividend paid to a U.S. holder that is a corporation will not be eligible for the dividends received deduction generally allowed to corporations.

Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in its New Jazz ordinary shares, and any remaining excess will constitute gain from the sale or exchange of such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such “gain” is 15% under current law if the holder’s holding period for such New Jazz ordinary shares exceeds 12 months. This reduced rate is scheduled to expire effective for taxable years beginning on or after January 1, 2013. Special rules not described herein may apply to U.S. holders who do not have a uniform tax basis and holding period in all of their New Jazz ordinary shares, and any such U.S. holders are urged to consult their own tax advisors with regard to such rules.

Subject to certain limitations, Irish DWT withheld from distributions may be claimed as a credit against the U.S. holder’s U.S. federal income tax liability or, alternatively, may be claimed as a deduction in the U.S. holder’s federal income tax return.

Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the maximum 15% federal tax rate. To the extent a refund of the tax withheld is available to a U.S. holder under Irish law or the tax treaty, the amount of tax withheld that is refundable will not be eligible for credit against a U.S. holder’s U.S. federal income tax liability.

Dividends paid by New Jazz with respect to New Jazz ordinary shares generally will be income from sources outside the United States and will, depending on a U.S. holder’s circumstances, generally be ‘passive’ income for purposes of computing any foreign tax credit affordable to the holder. However, at least a portion of dividends paid by New Jazz generally would be U.S. source income if, and to the extent that, more than a de minimis amount of the earnings and profits of New Jazz out of which the dividends are paid is from sources within the United States. At least a portion of dividends paid by New Jazz could also be U.S. source income under certain other circumstances that Jazz Pharmaceuticals considers unlikely to arise. U.S. holders should consult their own tax advisers concerning the implications of U.S. foreign tax credit rules in light of their particular circumstances.

Gain on Disposition

Subject to the discussion below under “—Passive Foreign Investment Company Provisions,” upon the sale, exchange or other disposition of New Jazz ordinary shares, a U.S. holder will recognize capital gain or loss, if any, equal to the difference between the dollar amount realized upon the sale, exchange, or other disposition and the U.S. holder’s tax basis in the stock. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in the New Jazz ordinary shares exceeds one year. Long-term capital gain of a non-corporate U.S. holder that is recognized before January 1, 2013 is generally taxed at a maximum rate of 15%. The deductibility of capital losses is subject to limitations. The capital gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. holders should consult their own tax advisers regarding the U.S. federal income tax consequences of receiving currency other than dollars upon the disposition of New Jazz ordinary shares.

Passive Foreign Investment Company Provisions

The treatment of U.S. holders of New Jazz ordinary shares in some cases could be materially different (and potentially adverse) from the treatment described above if, at any relevant time, New Jazz were a passive foreign investment company, which is referred to in this proxy statement/prospectus as a “PFIC.”

For U.S. tax purposes, a foreign corporation is classified as a PFIC for any taxable year if either (1) 75% or more of its gross income is “passive income” (as defined for U.S. federal income tax purposes) or (2) the average percentage of assets held by such corporation which produce passive income or which are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly its proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock. Jazz Pharmaceuticals believes that New Jazz will not be a PFIC following the merger.

The tests for determining PFIC status are applied annually, and it is difficult to accurately predict future income and assets relevant to this determination. Accordingly, New Jazz cannot assure U.S. holders that it will not become a PFIC. If New Jazz should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders of New Jazz ordinary shares, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders of New Jazz ordinary shares should consult their own tax advisors about the PFIC rules, including the availability of certain elections.

Information Reporting and Backup Withholding

U.S. holders that own at least five percent (of total voting power or total value) of Jazz Pharmaceuticals immediately before, and/or at least five percent (of total voting power or total value) of New Jazz immediately after, the merger will be required to file with the IRS certain reorganization statements under section 368(a) of the code. Other information reporting, including with respect to certain U.S. holders, information reporting on IRS Form 926, could also apply to the merger. Stockholders of Jazz Pharmaceuticals should consult their own tax advisors about the information reporting requirements that could be applicable to the exchange of Jazz Pharmaceuticals common stock for New Jazz ordinary shares in the merger.

Dividends on New Jazz ordinary shares paid within the United States or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding (currently at a 28% rate) unless the holder (1) is a corporation or other exempt recipient (including generally non-U.S. holders who establish such foreign status) or (2) provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the payment of proceeds from a sale (including a redemption) of New Jazz ordinary shares within the United States. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the holder timely furnishes certain required information to the IRS. Holders should consult their tax advisers regarding the application of information reporting and backup withholding to their particular situations.

If a U.S. holder of New Jazz ordinary shares does not provide New Jazz (or its paying agent) the holder’s correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH HOLDER OF JAZZ PHARMACEUTICALS COMMON STOCK OR NEW JAZZ ORDINARY SHARES SHOULD CONSULT HIS OR HER TAX ADVISER AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH HOLDER.

Irish Tax Considerations

Scope of Discussion

The following is a general summary of the main Irish tax considerations applicable to certain beneficial owners of Jazz Pharmaceuticals common stock who receive New Jazz ordinary shares in the merger and who are the beneficial owners of such New Jazz ordinary shares. It is based on existing Irish law and practices in effect on the date of this proxy statement/prospectus and on discussions and correspondence with the Irish Revenue

Commissioners. Legislative, administrative or judicial changes may modify the tax consequences described below.

The statements do not constitute tax advice and are intended only as a general guide. Furthermore, this information applies only to New Jazz ordinary shares held as capital assets and does not apply to all categories of New Jazz shareholders, such as dealers in securities, trustees, insurance companies, collective investment schemes and shareholders who have, or who are deemed to have, acquired their New Jazz ordinary shares by virtue of an office or employment. This summary is not exhaustive and you should consult your own tax advisers as to the tax consequences in Ireland, or other relevant jurisdictions, of the merger, including the acquisition, ownership and disposition of the New Jazz ordinary shares.

Irish Tax on Chargeable Gains

The receipt by Jazz Pharmaceuticals stockholders of New Jazz ordinary shares as consideration for the cancellation of their Jazz Pharmaceuticals common stock in the merger should not give rise to a liability to pay Irish tax on chargeable gains for persons that are not resident or ordinarily resident in Ireland for Irish tax purposes and do not hold such shares in connection with a trade or business carried on by such holder in Ireland through a branch or agency.

Jazz Pharmaceuticals stockholders who are resident or ordinarily resident for tax purposes in Ireland, or who hold their shares in connection with a trade or business carried on by such holder in Ireland through a branch or agency, should consult their own tax advisers as to the Irish tax consequences of the merger.

Withholding Tax on Dividends

While there are no current plans to cause New Jazz to pay dividends, distributions made by New Jazz would generally be subject to Irish DWT at the standard rate of income tax (currently 20%), unless one of the exemptions described below applies, which should be the case for the majority of New Jazz shareholders. For DWT purposes, a dividend includes any distribution made by New Jazz to its shareholders, including cash dividends, non-cash dividends and additional stock or units taken in lieu of a cash dividend. New Jazz will be responsible for withholding DWT at source and forwarding the relevant payment to the Irish Revenue Commissioners.

Certain New Jazz shareholders (both individual and corporate) will also be entitled to an exemption from DWT. In particular, a non-Irish resident shareholder is not subject to DWT on dividends received from New Jazz if such shareholder is:

•

an individual New Jazz shareholder resident for tax purposes in a “relevant territory,” and the individual is neither resident nor ordinarily resident in Ireland. “Relevant territory” for the purposes of DWT is defined to include: Albania; Armenia; Australia; Austria; Bahrain; Belarus; Belgium; Bosnia & Herzegovina; Bulgaria; Canada; Chile; China; Croatia; Cyprus; Czech Republic; Denmark; Estonia; Finland; France; Georgia; Germany; Greece; Hong Kong; Hungary; Iceland; India; Israel; Italy; Japan; Korea; Kuwait; Latvia; Lithuania; Luxembourg; Macedonia; Malaysia; Malta; Mexico; Moldova; Montenegro; Morocco; The Netherlands; New Zealand; Norway; Pakistan; Poland; Portugal; Romania; Russia; Serbia; Singapore; Slovak Republic; Slovenia; South Africa; Spain; Sweden; Switzerland; Turkey; United Arab Emirates; United Kingdom; United States; Vietnam; and Zambia;

•	a corporate New Jazz shareholder that is not resident for tax purposes in Ireland and which is ultimately controlled, directly or indirectly, by persons resident in a “relevant territory”;

•

a corporate New Jazz shareholder resident for tax purposes in a “relevant territory” provided that such corporate shareholder is not under the control, whether directly or indirectly, of a person or persons who is or are resident in Ireland;

•

a corporate New Jazz shareholder that is not resident for tax purposes in Ireland and whose principal class of shares (or those of its 75% parent) is substantially and regularly traded on a recognized stock exchange either in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance; or

•

a corporate New Jazz shareholder that is not resident for tax purposes in Ireland and is wholly-owned, directly or indirectly, by two or more companies where the principal class of shares of each of such companies is substantially and regularly traded on a recognized stock exchange in a “relevant territory” or on such other stock exchange approved by the Irish Minister for Finance, and provided that, in all cases noted above but subject to the matters described below, the New Jazz shareholder has provided the appropriate forms to his or her broker (and the relevant information is further transmitted to New Jazz’s qualifying intermediary) before the record date for the dividend (in the case of shares held beneficially), or to New Jazz’s transfer agent before a date to be determined by New Jazz (in the case of shares held directly).

Should it decide to pay a dividend, New Jazz will enter into an agreement with an institution which will be recognized by the Irish Revenue Commissioners as a “qualifying intermediary” prior to paying any dividends or making any distributions. This will satisfy one of the Irish requirements for dividends to be paid free of DWT to certain shareholders who hold their shares through DTC, as described below. The agreement will generally provide for certain arrangements relating to cash distributions in respect of those shares of New Jazz that are held through DTC. The agreement will also provide that the qualifying intermediary shall distribute or otherwise make available to Cede & Co., as nominee for DTC, any cash dividend or other cash distribution to be made to holders of the deposited securities, after New Jazz delivers or causes to be delivered to the qualifying intermediary the cash to be distributed.

New Jazz will rely on information received directly or indirectly from brokers and its transfer agent in determining where shareholders reside, whether they have provided the required U.S. forms and whether they have provided the required Irish dividend withholding tax forms, as described below. New Jazz shareholders who are required to file Irish forms in order to receive their dividends free of DWT should note that such forms are valid for five years and new forms must be filed before the expiration of that period in order to continue to enable them to receive dividends without DWT.

Links to the various Irish Revenue forms are available at: http://www.revenue.ie/en/tax/dwt/forms/index.html.

In most cases, individual New Jazz shareholders resident in a relevant territory should complete a non-resident Form V2A and corporate (company) New Jazz shareholders resident in a relevant territory should complete a non-resident Form V2B. Where a New Jazz shareholder is neither an individual nor a company but is resident in a relevant territory, it should complete a non-resident Form V2C. Please contact your broker or your tax adviser if you have any questions regarding Irish dividend withholding tax.

Shares Held by U.S. Resident Shareholders

Dividends on New Jazz ordinary shares that are owned by residents of the United States and held beneficially through DTC will not be subject to DWT provided that the address of the beneficial owner of the New Jazz ordinary shares in the records of the broker is in the United States. Jazz Pharmaceuticals strongly recommends that such New Jazz shareholders ensure that their information has been properly recorded by their brokers (so that such brokers can further transmit the relevant information to New Jazz’s qualifying intermediary) by filing a Form W-9 with their broker.

Dividends on New Jazz ordinary shares that are owned by residents of the United States and held directly will be paid on or before one year after the “relevant date” (defined below) without any DWT if the New Jazz shareholder held shares of Jazz Pharmaceuticals common stock on the date on which it is publicly announced that the last shareholder vote approving the transactions has been passed, which is referred to in this proxy statement/prospectus as the “relevant date,” and has provided a valid Form W-9 showing a U.S. address or a valid U.S. taxpayer identification number to New Jazz’s transfer agent or if the shareholder did not hold shares of Jazz Pharmaceuticals common stock on the relevant date and has provided the appropriate Irish dividend withholding tax forms to New Jazz’s transfer agent, in either case, by the due date to be determined by New Jazz before the record date for the first dividend to which the shareholder is entitled. Jazz Pharmaceuticals strongly recommends that such New Jazz shareholders ensure that an appropriate Form W-9 or taxpayer identification number or Irish DWT form has been provided to New Jazz’s transfer agent.

In addition, all New Jazz shareholders who hold their New Jazz ordinary shares directly and who are residents of the United States (regardless of when such shareholders acquired their shares) must complete the appropriate Irish DWT forms in order to receive dividends paid later than one year after the relevant date without DWT. Such shareholders must provide the appropriate Irish forms to their brokers (so that such brokers can further transmit the relevant information to New Jazz’s qualifying intermediary) before the record date for the first dividend paid later than one year after the relevant date (in the case of shares held beneficially), or to New Jazz’s transfer agent by the due date to be determined by New Jazz before such record date (in the case of shares held directly). Jazz Pharmaceuticals strongly recommends that such New Jazz shareholders complete the appropriate Irish forms and provide them to their brokers or New Jazz’s transfer agent, as the case may be, as soon as possible.

If any New Jazz shareholder who is resident in the U.S receives a dividend subject to DWT, he or she should generally be able to make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Shares Held by Residents of “Relevant Territories” Other than the United States

Dividends paid to New Jazz shareholders who are residents of “relevant territories” other than the United States and (in the case of companies) who are not under the control, directly or indirectly, of a person or persons who are resident in Ireland, generally will not be subject to Irish DWT, but those shareholders will need to provide the appropriate tax forms in order to receive their dividends without any Irish DWT as summarized below.

New Jazz shareholders who are residents of “relevant territories” other than the United States who held shares of Jazz Pharmaceuticals common stock on or before the relevant date generally will receive dividends paid on or before one year after the relevant date without any DWT. For shares held beneficially by such shareholders through DTC, dividends will be paid on or before one year after the relevant date without any DWT if the address of the relevant New Jazz shareholder in his or her broker’s records as evidenced by a Form W-8 is in a “relevant territory” other than the United States. Jazz Pharmaceuticals strongly recommends that such New Jazz shareholders ensure that their information has been properly recorded by their brokers (so that such brokers can further transmit the relevant information to New Jazz’s qualifying intermediary). For shares held directly by such shareholders, dividends will be paid on or before one year after the relevant date without any DWT if the New Jazz shareholder has provided a valid U.S. Form W-8 showing an address in a “relevant territory” other than the United States to New Jazz’s transfer agent by the due date to be determined by New Jazz before the record date for the first dividend to which they are entitled. Jazz Pharmaceuticals strongly recommends that such New Jazz shareholders ensure that the appropriate tax form has been provided to New Jazz’s transfer agent.

New Jazz shareholders who are residents of “relevant territories” other than the United States who did not hold shares of Jazz Pharmaceuticals common stock on the relevant date must complete the appropriate Irish DWT forms in order to receive their dividends without DWT. Such New Jazz shareholders must provide the appropriate Irish dividend withholding tax forms to their brokers (so that such brokers can further transmit the relevant information to New Jazz’s qualifying intermediary) before the record date for the first dividend payment to which they are entitled (in the case of shares held beneficially), or to New Jazz’s transfer agent by the due date to be determined by New Jazz before such record date (in the case of shares held directly). Jazz Pharmaceuticals strongly recommends that such New Jazz shareholders complete the appropriate Irish forms and provide them to their brokers or New Jazz’s transfer agent, as the case may be, as soon as possible after acquiring their shares.

In addition, all New Jazz shareholders who are residents of “relevant territories” other than the United States (regardless of when such shareholders acquired their shares) must complete the appropriate Irish DWT forms in order to receive dividends paid later than one year after the relevant date without DWT. Such shareholders must provide the appropriate Irish forms to their brokers (so that such brokers can further transmit the relevant information to New Jazz’s qualifying intermediary) before the record date for the first dividend paid later than one year after the relevant date (in the case of shares held beneficially), or to New Jazz’s transfer agent by the due date to be determined by New Jazz before such record date (in the case of shares held directly). Jazz Pharmaceuticals strongly recommends that such New Jazz shareholders complete the appropriate Irish forms and provide them to their brokers or New Jazz’s transfer agent, as the case may be, as soon as possible.

Shares Held by Residents of Ireland

Most Jazz Pharmaceuticals shareholders who are resident or ordinarily resident in Ireland (other than Irish resident companies) should be subject to DWT in respect of dividend payments on their New Jazz ordinary shares.

New Jazz shareholders that are residents of Ireland but are entitled to receive dividends without DWT must complete the appropriate Irish forms and provide them to their brokers (so that such brokers can further transmit the relevant information to New Jazz’s qualifying intermediary) before the record date for the first dividend to which they are entitled (in the case of shares held beneficially), or to New Jazz’s transfer agent by the due date to be determined by New Jazz before such record date (in the case of shares held directly). New Jazz shareholders who are resident or ordinarily resident in Ireland or are otherwise subject to Irish tax should consult their own tax advisers.

Shares Held by Other Persons

New Jazz shareholders who do not reside in “relevant territories” or in Ireland should be subject to DWT, but there are a number of other exemptions that could apply on a case-by-case basis. Dividends paid to such shareholders will be paid subject to DWT unless the relevant shareholder has provided the appropriate Irish DWT form to his or her broker (so that such broker can further transmit the relevant information to New Jazz’s qualifying intermediary) prior to the record date for the first dividend to which they are entitled (in the case of shares held beneficially), or to New Jazz’s transfer agent by the due date to be determined by New Jazz before such record date (in the case of shares held directly). Jazz Pharmaceuticals strongly recommends that such New Jazz shareholders to whom an exemption applies complete the appropriate Irish forms and provide them to their brokers or New Jazz’s transfer agent, as the case may be, as soon as possible.

If any New Jazz shareholder who is not a resident of a “relevant territory” or Ireland but is exempt from withholding receives a dividend subject to DWT, he or she may make an application for a refund from the Irish Revenue Commissioners on the prescribed form.

Income Tax on Dividends Paid on New Jazz Ordinary Shares

Irish income tax (if any) arises in respect of dividends paid by New Jazz.

A New Jazz shareholder who is neither resident nor ordinarily resident in Ireland and who is entitled to an exemption from DWT, generally has no liability for Irish income tax or to the universal social charge on a dividend from New Jazz unless he or she holds his or her New Jazz ordinary shares through a branch or agency in Ireland through which a trade is carried on.

A New Jazz shareholder who is neither resident nor ordinarily resident in Ireland and who is not entitled to an exemption from DWT generally has no additional liability to income tax or to the universal social charge unless he or she holds his or her New Jazz ordinary shares through a branch or agency in Ireland through which a trade is carried on. The DWT deducted by New Jazz discharges such liability to Irish income tax provided that the New Jazz shareholder furnishes the statement of DWT imposed to the Irish Revenue.

A New Jazz shareholder who is neither resident nor ordinarily DWT resident in Ireland and is resident of a “relevant territory” or otherwise exempt from Irish DWT but who receives dividends subject to DWT should be able to make a reclaim of the DWT from the Irish Revenue Commissioners unless he or she holds his or her New Jazz ordinary shares through a branch or agency in Ireland through which a trade is carried on.

New Jazz shareholders who are resident or ordinarily resident in Ireland may be subject to Irish tax and/or levies on dividends received from New Jazz. Such New Jazz shareholders should consult their own tax advisers.

Capital Acquisitions Tax

Irish capital acquisitions tax, which is referred to in this proxy statement/prospectus as “CAT,” is comprised principally of gift tax and inheritance tax. CAT could apply to a gift or inheritance of New Jazz ordinary shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because New Jazz ordinary shares will be regarded as property situated in Ireland as the share register of New Jazz must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 25% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (i) the relationship between the donor and the donee and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same category of relationship for CAT purposes. Gifts and inheritances passing between spouses are exempt from CAT.

New Jazz shareholders should consult their own tax advisers as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

Stamp Duty

Irish stamp duty (if any) may become payable in respect of New Jazz ordinary share transfers occurring after completion of the merger, subject to the below.

Shares Held through DTC

A transfer of New Jazz ordinary shares from a seller who holds shares through DTC to a buyer who holds the acquired shares through DTC will not be subject to Irish stamp duty.

It is anticipated that the majority of New Jazz ordinary shares will be held in DTC. Accordingly, for the majority of transfers of New Jazz ordinary shares, there should not be any Irish stamp duty.

Shares Held Outside of DTC or Transferred into or out of DTC

A transfer of New Jazz ordinary shares (i) by a seller who holds shares outside of DTC to any buyer, or (ii) by a seller who holds the shares through DTC to a buyer who holds the acquired shares outside of DTC, may be subject to Irish stamp duty (currently at the rate of 1% of the price paid or the market value of the shares acquired, if greater).The person accountable for payment of stamp duty is the buyer or, in the case of a transfer by way of a gift or for less than market value, all parties to the transfer.

A New Jazz shareholder who holds New Jazz ordinary shares outside of DTC may transfer those shares into DTC without giving rise to Irish stamp duty provided that the New Jazz shareholder would be the beneficial owner of the related book-entry interest in those shares recorded in the systems of DTC (and in exactly the same proportions) as a result of the transfer and at the time of the transfer into DTC there is no sale of those book-entry interests to a third party being contemplated by the New Jazz shareholder. Similarly, a New Jazz shareholder who holds New Jazz ordinary shares through DTC may transfer those shares out of DTC without giving rise to Irish stamp duty provided that the New Jazz shareholder would be the beneficial owner of the shares (and in exactly the same proportions) as a result of the transfer, and at the time of the transfer out of DTC there is no sale of those shares to a third party being contemplated by the New Jazz shareholder. In order for the share registrar to be satisfied as to the application of this Irish stamp duty treatment where relevant, the New Jazz shareholder must confirm to New Jazz that the New Jazz shareholder would be the beneficial owner of the related book-entry interest in those shares recorded in the systems of DTC (and in exactly the same proportions) (or vice-versa) as a result of the transfer and there is no agreement for the sale of the related book-entry interest or the shares or an interest in the shares, as the case may be, by the New Jazz shareholder to a third party being contemplated.

Because of the potential Irish stamp duty on transfers of New Jazz ordinary shares, Jazz Pharmaceuticals strongly recommends that all directly registered Jazz Pharmaceuticals stockholders open broker accounts so they can transfer their shares of Jazz Pharmaceuticals common stock into DTC as soon as possible. Jazz Pharmaceuticals also strongly recommends that any person who wishes to acquire New Jazz ordinary shares after completion of the merger acquire such shares through DTC.

Payment of Stamp Duty

New Jazz’s official share register must be maintained in Ireland. Registration in this share register will be determinative of shareholding in New Jazz. Only New Jazz shareholders will be entitled to receive dividends, if any when declared. Subject to certain exceptions, only New Jazz shareholders will be entitled to vote in general meetings of New Jazz.

A written instrument of transfer is required under Irish law in order for a transfer of the legal ownership of shares to be registered on New Jazz’s official share register. Such instruments of transfer may be subject to Irish stamp duty, which must be paid prior to the official share register being updated.

A holder of ordinary shares in New Jazz who holds shares through DTC will not be the legal owner of such shares (instead, the depository (for example, Cede & Co., as nominee for DTC) will be the holder of record of such shares). Accordingly, a transfer of shares from a person who holds such shares through DTC to a person who also holds such shares through DTC will not be registered in New Jazz’s official share register, i.e., the depository will remain the record holder of such shares.

New Jazz’s memorandum and articles of association, as it will be in effect after the completion of the merger, in substantially the form set forth on Annex C to this proxy statement/prospectus, delegate to New Jazz’s secretary the authority to execute an instrument of transfer on behalf of a transferring party, which the secretary may do if for any reason such instrument is required and has not already been lodged with New Jazz.

To the extent that stamp duty is due but has not been paid, New Jazz, in its absolute discretion and insofar as the Companies Acts or any other applicable law permit, may, or may provide that a subsidiary of New Jazz will, pay Irish stamp duty arising on a transfer of New Jazz ordinary shares on behalf of the transferee of such New Jazz ordinary shares. If stamp duty resulting from the transfer of New Jazz ordinary shares which would otherwise be payable by the transferee is paid by New Jazz or any subsidiary of New Jazz on behalf of the transferee, then in those circumstances, New Jazz will, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those New Jazz ordinary shares and (iii) to claim a first and permanent lien on the New Jazz ordinary shares on which stamp duty has been paid by New Jazz or its subsidiary for the amount of stamp duty paid. New Jazz’s lien shall extend to all dividends paid on those New Jazz ordinary shares.

IN LIGHT OF THE FOREGOING, HOLDERS ARE URGED TO CONSULT AND MUST RELY ON THE ADVICE OF THEIR OWN TAX ADVISERS REGARDING THE TAX CONSEQUENCES TO THEM OF

THE MERGER, INCLUDING APPLICABLE U.S. FEDERAL, STATE, LOCAL, IRISH AND OTHER FOREIGN, AND OTHER TAX CONSEQUENCES.

NO APPRAISAL RIGHTS

Appraisal rights are statutory rights under Delaware law that enable stockholders who object to certain extraordinary transactions to demand that the corporation pay such stockholders the fair value of their shares instead of receiving the consideration offered to stockholders in connection with the extraordinary transaction. However, appraisal rights are not available in all circumstances. Appraisal rights are not available to Jazz Pharmaceuticals stockholders in connection with the merger.

LISTING OF NEW JAZZ ORDINARY SHARES ON NASDAQ

Azur Pharma ordinary shares currently are not traded or quoted on a stock exchange or quotation system. Jazz Pharmaceuticals expects that (and it is condition to the merger that), following the merger, New Jazz ordinary shares will be listed for trading on NASDAQ. It is anticipated that the New Jazz ordinary shares will be listed under the symbol “JAZZ.” As described under “Description of New Jazz Warrants,” there are no plans to publicly list the warrants to purchase New Jazz ordinary shares into which outstanding warrants to purchase Jazz Pharmaceuticals common stock will be converted in the merger.

Following the consummation of the merger, Jazz Pharmaceuticals common stock will be delisted from NASDAQ and deregistered under the Exchange Act.

VOTE REQUIRED TO ADOPT THE MERGER AGREEMENT; BOARD RECOMMENDATION

The affirmative vote of the holders of a majority of the shares of Jazz Pharmaceuticals common stock outstanding on the record date for the special meeting is required for the approval of the proposal to adopt the merger agreement.

The Jazz Pharmaceuticals board of directors recommends that the Jazz Pharmaceuticals stockholders vote “FOR” the proposal to adopt the merger agreement and approve the merger.

THE COMPANIES

Jazz Pharmaceuticals, Inc.

Jazz Pharmaceuticals, a Delaware corporation, was incorporated in California in March 2003 and reincorporated in Delaware in January 2004. Jazz Pharmaceuticals common stock is currently listed on NASDAQ under the symbol “JAZZ.” Jazz Pharmaceuticals is a specialty pharmaceutical company focused on the identification, development and commercialization of pharmaceutical products to meet important unmet medical needs. Jazz Pharmaceuticals currently markets two products: Xyrem (sodium oxybate oral solution), which is the only product approved by the FDA for the treatment of both excessive daytime sleepiness and cataplexy in patients with narcolepsy; and Luvox CR (extended release fluvoxamine maleate capsules), which is approved by the FDA and marketed for the treatment of obsessive compulsive disorder. Jazz Pharmaceuticals promotes these products in the United States through its experienced specialty sales force targeting sleep specialists, neurologists, pulmonologists and psychiatrists.

As a result of the merger, Jazz Pharmaceuticals will become a wholly-owned subsidiary of New Jazz.

Jazz Pharmaceuticals’ principal executive offices are located at 3180 Porter Drive, Palo Alto, California 94304 and its telephone number is (650) 496-3777. For additional information on Jazz Pharmaceuticals and its business, see “Where You Can Find More Information.”

Azur Pharma Public Limited Company

Azur Pharma is a public limited company formed under the laws of Ireland (registered number 399192) in March 2005. Azur Pharma was originally formed as a private limited liability company under the name Azur Pharma Limited. Effective October 20, 2011, Azur Pharma Limited was re-registered as a public limited company under the name Azur Pharma Public Limited Company. Azur Pharma is a privately-held specialty pharmaceutical company engaged in the acquisition, development and commercialization of therapeutic products for the central nervous system (including pain and psychiatry) and women’s health areas. Since it was founded in 2005, Azur Pharma has assembled a portfolio of marketed products which generated product revenue in the United States of $83.2 million in 2010, built a commercial operating platform and has begun development work on lower-risk life cycle management programs. Azur Pharma’s lead marketed products are: Prialt (ziconotide intrathecal infusion), which is indicated for the management of severe chronic pain in patients for whom intrathecal therapy is warranted, and who are intolerant of or refractory to other treatment, such as systemic analgesics, adjunctive therapies or intrathecal morphine; and FazaClo LD (clozapine, USP) and FazaClo HD (clozapine, USP), which are indicated for the management of severely ill schizophrenic patients who fail to respond adequately to standard drug treatment for schizophrenia and for reducing the risk of recurrent suicidal behavior in patients with schizophrenia or schizoaffective disorder who are judged to be at chronic risk for re-experiencing suicidal behavior, based on history and recent clinical state. Azur Pharma’s principal executive offices are located at 45 Fitzwilliam Square, Dublin 2, Ireland and its telephone number is 011-353-1-634-4183. For additional information on Azur Pharma and its business see, “The Business of Azur Pharma.”

Prior to the completion of the merger, Azur Pharma will be renamed “Jazz Pharmaceuticals plc.” Immediately following the merger, the former securityholders of Jazz Pharmaceuticals will own slightly under 80% of the fully-diluted capitalization of New Jazz, with the historic Azur Pharma shareholders owning slightly over 20%, as calculated and adjusted in accordance with schedule 1 of the merger agreement.

In connection with the reorganization and as of immediately prior to the closing, New Jazz will amend and restate its memorandum and articles of association. At the effective time, Jazz Pharmaceuticals stockholders who receive New Jazz ordinary shares in the merger will become New Jazz shareholders and their rights as shareholders will be governed by the amended and restated memorandum and articles of association of New Jazz and Irish law. The amended and restated memorandum and articles of association of New Jazz effective immediately prior to the closing will be substantially in the form set forth in Annex C of this proxy statement/prospectus. For a comparison of the rights of a holder of ordinary shares under the amended and restated memorandum and articles of association of New Jazz and Irish law with the rights of a holder of Jazz Pharmaceuticals common stock under the Jazz Pharmaceuticals charter documents and Delaware law, see “Comparison of the Rights of Holders of Jazz Pharmaceuticals Common Stock and New Jazz Ordinary Shares.”

Jaguar Merger Sub Inc.

Merger sub, a wholly-owned subsidiary of Azur Pharma, is a Delaware corporation formed solely for the purpose of effecting the merger with Jazz Pharmaceuticals. Upon the terms and conditions set forth in the merger agreement, merger sub will be merged with and into Jazz Pharmaceuticals and the separate existence of merger sub will cease. Jazz Pharmaceuticals will be the surviving corporation in the merger as a wholly-owned subsidiary of New Jazz. Merger sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement. Merger sub’s registered address is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

The following is a summary of certain material terms of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement, which is incorporated into this proxy statement/prospectus by reference in its entirety and attached as Annex A to this proxy statement/prospectus. Jazz Pharmaceuticals urges you to read carefully this entire proxy statement/prospectus, including the Annexes and the documents incorporated by reference. You should also review the section entitled “Where You Can Find More Information.”

The merger agreement has been included to provide you with information regarding its terms, and Jazz Pharmaceuticals recommends that you read the merger agreement carefully and in its entirety. Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the merger and reorganization, Jazz Pharmaceuticals does not intend for the merger agreement to be a source of factual, business or operational information about the companies. The merger agreement contains representations and warranties of the parties as of specific dates and may have been used for purposes of allocating risk between the parties rather than establishing matters as facts. Those representations and warranties are qualified in several important respects, which you should consider as you read them in the merger agreement. The representations and warranties are qualified in their entirety by certain information Jazz Pharmaceuticals filed with the SEC prior to the date of the merger agreement, as well as by confidential disclosure letters that Azur Pharma prepared and delivered to Jazz Pharmaceuticals in connection with the execution of the merger agreement, and are qualified by contractual standards of materiality that may differ from what stockholders consider to be material. Information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement and new information qualifying a representation or warranty may have been included in this proxy statement/prospectus. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information.

The Reorganization of Azur Pharma

Prior to the effective time, and in accordance with schedule 1 of the merger agreement, Azur Pharma will carry out the reorganization. Please see “The Reorganization and the Merger —The Reorganization of Azur Pharma.”

The Merger; Closing of the Merger

Unless the merger agreement is terminated prior to such time (see “—Termination of the Merger Agreement”), the closing will occur on a date to be designated jointly by Jazz Pharmaceuticals and Azur Pharma, which shall be no later than the 15th business day following the later of: (1) the date on which all of the conditions set forth in the merger agreement have been satisfied or waived (other than conditions that relate to actions to be taken, or documents to be delivered, at or after the closing); or (2) the date on which the SEC informs Azur Pharma that the SEC is prepared to declare the Azur Pharma resale registration statement, as discussed under “Other Related Agreements—Registration Rights Agreement,” effective (unless Jazz Pharmaceuticals waives this requirement after consultation with Azur Pharma).

Upon the closing of the merger, Jazz Pharmaceuticals shall file the certificate of merger with the Secretary of State of the State of Delaware and make any and all other filings required under the DGCL. On the terms and subject to the conditions of the merger agreement, at the effective time, merger sub will be merged with and into Jazz Pharmaceuticals and the separate existence of merger sub will cease. Jazz Pharmaceuticals will survive the merger as a wholly-owned subsidiary of New Jazz. For purposes of this section, Jazz Pharmaceuticals following the effective time is referred to as the “surviving corporation.” All property, rights, privileges, powers, franchises, debts, liabilities and duties of Jazz Pharmaceuticals and merger sub will become those of the surviving corporation at the effective time.

Merger Consideration to Jazz Pharmaceuticals Stockholders

At the effective time, each share of Jazz Pharmaceuticals common stock then issued and outstanding, and all rights in respect thereof, shall be canceled and automatically converted into and become the right to receive one ordinary share of New Jazz.

Treatment of Jazz Pharmaceuticals Stock Options and Other Equity-Based Awards

Each outstanding option to purchase shares of Jazz Pharmaceuticals common stock under the Jazz Pharmaceuticals equity incentive plans, whether vested or unvested, will be converted into an option to acquire the same number of New Jazz ordinary shares, on substantially the same terms and conditions (including exercise price) as were applicable under such option before the effective time.

Each other equity award that is outstanding as of immediately prior to the effective time under the Jazz Pharmaceuticals’ equity incentive plans will be converted into a right to receive, on substantially the same terms and conditions as were applicable under such equity award before the effective time, the number of New Jazz ordinary shares equal to the number of shares of Jazz Pharmaceuticals’ common stock subject to such equity award immediately prior to the effective time. The other equity awards expected to be outstanding as of immediately prior to the effective time are purchase rights under ongoing offerings under the Jazz Pharmaceuticals 2007 Employee Stock Purchase Plan and shares credited to non-employee directors’ stock accounts under the Jazz Pharmaceuticals Directors Deferred Compensation Plan.

Each of the current Jazz Pharmaceuticals equity incentive plans will be assumed by New Jazz from and after the effective time.

Treatment of Jazz Pharmaceuticals Warrants

Each warrant to acquire Jazz Pharmaceuticals’ common stock outstanding as of immediately prior to the effective time will be converted into a warrant to acquire, on substantially the same terms and conditions as were applicable under such warrant before the effective time, the number of New Jazz ordinary shares equal to the number of shares of Jazz Pharmaceuticals’ common stock subject to such warrant immediately prior to the effective time, at an exercise price per New Jazz ordinary share equal to the exercise price per share of Jazz Pharmaceuticals’ common stock otherwise purchasable pursuant to such warrant. Please also see “Description of New Jazz Warrants.”

Governing Documents Following the Merger

Surviving Corporation. The certificate of incorporation of the surviving corporation will be amended at the effective time to be in substantially the same form as Annex D to this proxy statement/prospectus. The amended and restated bylaws of Jazz Pharmaceuticals in effect immediately prior to the effective time will be the bylaws of the surviving corporation after the merger.

New Jazz. Azur Pharma has agreed to take, or cause to be taken, such actions as are necessary so that, effective as of immediately prior to the closing, the New Jazz memorandum and articles of association shall be substantially in the form as set forth in Annex C to this proxy statement/prospectus.

Exchange of Stock Certificates Following the Merger

Azur Pharma will engage an institution acceptable to Jazz Pharmaceuticals to act as exchange agent for the merger, which is referred to in this proxy statement/prospectus as the “exchange agent.”

As soon as reasonably practicable after the effective time, and in any event within ten business days after the effective time, the exchange agent will mail to each holder of record of a certificate for shares of Jazz Pharmaceuticals common stock and each holder of record of non-certificated outstanding shares of Jazz Pharmaceuticals common stock, which are referred to in this proxy statement/prospectus as “book-entry shares,”

a letter of transmittal and instructions for effecting the surrender of those certificates or book-entry shares in exchange for certificates representing the appropriate number of New Jazz ordinary shares as provided by the merger agreement.

Jazz Pharmaceuticals stockholders should not return their certificates with the enclosed proxy card. Stock certificates should be returned with a letter of transmittal that will be sent to Jazz Pharmaceuticals stockholders following the effective time as described above, validly executed in accordance with the instructions you will receive.

Upon surrender of a duly executed letter of transmittal and a certificate representing shares of Jazz Pharmaceuticals common stock or a book-entry share of Jazz Pharmaceuticals common stock, the holder of such certificate or book-entry share will be entitled to receive such number of New Jazz ordinary shares equal to the number of shares of Jazz Pharmaceuticals common stock represented by such certificate or book-entry share. No interest will be paid or accrued on any amount payable upon surrender of certificates or book-entry shares representing shares of Jazz Pharmaceuticals common stock. New Jazz and the exchange agent will be entitled to deduct and withhold from any amount payable as consideration to stockholders such amounts as required with respect to making any payment for taxes, and such amounts withheld will be treated as having been paid to such stockholder.

After the effective time, the stock transfer books of Jazz Pharmaceuticals will be closed and there will be no further registration of transfers on the stock transfer books of Jazz Pharmaceuticals. If, after the effective time, certificates representing shares of Jazz Pharmaceuticals common stock or book-entry shares of Jazz Pharmaceuticals common stock are presented to Jazz Pharmaceuticals or the exchange agent, they will be canceled and exchanged as provided above. If a certificate representing shares of Jazz Pharmaceuticals common stock has been lost, stolen or destroyed, the exchange agent shall issue to such stockholder the consideration described above in respect of the shares of Jazz Pharmaceuticals common stock represented by such certificate only upon such stockholder making an affidavit regarding the loss, theft or destruction, and, if required by New Jazz, an indemnification agreement in form reasonably satisfactory to New Jazz, or a bond in such sum as New Jazz may reasonably direct as indemnity, against any claim that may be made against New Jazz or the exchange agent in respect of the certificate alleged to have been lost, stolen or destroyed.

Any portion of the consideration deposited with the exchange agent that has not been transferred to the holders of certificates representing shares of Jazz Pharmaceuticals common stock or of book-entry shares of Jazz Pharmaceuticals common stock as of the one year anniversary of the effective time shall be delivered, upon demand, to New Jazz or its designee and the remaining New Jazz ordinary shares included in such consideration shall be sold at the best price reasonably obtainable at that time. Any former holder of Jazz Pharmaceuticals common stock who has not complied with the exchange procedures described above prior to such time shall thereafter look only to New Jazz as a general creditor (and without any interest thereon) for payment of such holder’s portion of the cash proceeds of the sale of the New Jazz ordinary shares.

Representations and Warranties

Azur Pharma and Jazz Pharmaceuticals made customary representations and warranties in the merger agreement on behalf of themselves and their respective subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement (including qualifications by concepts of knowledge, materiality and/or dollar thresholds) and are further modified and limited by confidential disclosure schedules provided by Azur Pharma to Jazz Pharmaceuticals. The representations and warranties made by Jazz Pharmaceuticals are also subject to and qualified by certain information included in Jazz Pharmaceuticals’ filings made with the SEC.

The representations and warranties made by Azur Pharma relate to the following subject matters, among other things:

•	corporate organization and similar corporate matters, including the qualification to do business under applicable law, corporate standing and corporate power;

•	the capital structure and equity securities of Azur Pharma and its subsidiaries;

•	validity and authorization to issue the ordinary shares to be issued to the Jazz Pharmaceuticals stockholders in the merger;

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the authority of Azur Pharma to enter into the merger agreement and due execution, delivery and enforceability of the merger agreement and related agreements, including the escrow agreement; the confidential disclosure information delivered by Azur Pharma to Jazz Pharmaceuticals; certain employment agreements executed by Azur Pharma or its subsidiaries with certain of their employees to be effective following the merger, the noncompetition agreements, the documents effecting the reorganization; the registration rights agreement; the powers of attorney; the deed of covenant, the voting agreements and all other schedules, documents, instruments, certificates and agreements delivered or to be delivered in connection with the transactions contemplated by the foregoing agreements, which are collectively referred to in this proxy statement as the “ancillary agreements”;

•	the absence of the violation of charter documents, material contracts or any applicable laws as a result of the merger and other transactions contemplated by the merger agreement;

•	certain financial statements and current working capital amount;

•	the absence of certain liabilities;

•	title to properties, absence of liens and leasehold interests;

•	intellectual property;

•	material contracts, including the absence of violation or breach in any material respect of each such contract;

•	insurance;

•	labor and other employment matters, including benefit plans;

•	taxes;

•	legal proceedings;

•	compliance with certain regulatory matters;

•	environmental matters;

•	leases of real property;

•	transactions with affiliates;

•	the absence of certain changes and events since June 30, 2011;

•	the absence of undisclosed brokers’ fees; and

•	the absence of misstatements or omissions of material facts in the representations and warranties of Azur Pharma contained in the merger agreement and the related disclosure schedules.

The representations and warranties made by Jazz Pharmaceuticals relate to the following subject matters, among other things:

•	corporate organization and similar corporate matters;

•	the authority of Jazz Pharmaceuticals to enter into the merger agreement and due execution, delivery and enforceability of the merger agreement and the ancillary agreements;

•	the capital structure and equity securities of Jazz Pharmaceuticals and its subsidiaries;

•	the absence of the violation of charter documents or any applicable laws as a result of the merger and other transactions contemplated by the merger agreement;

•	legal proceedings;

•	SEC filings, including certain financial statements contained in such filings;

•	disclosure controls and procedures and internal controls over financial reporting;

•	absence of certain liabilities;

•	the absence of undisclosed brokers’ fees;

•	the approval of the board of directors of Jazz Pharmaceuticals;

•	the required stockholder votes necessary to adopt the merger agreement or to complete the transactions contemplated thereby;

•	the inapplicability of anti-takeover statutes;

•	the opinion of Jazz Pharmaceuticals’ financial advisor;

•	intellectual property;

•	compliance with certain regulatory matters; and

•	Jazz Pharmaceuticals’ policies restricting the trading in Jazz Pharmaceuticals’ securities.

Under the merger agreement, the parties agreed that except for the representations and warranties expressly contained in the merger agreement and the ancillary agreements, Azur Pharma does not make any other representation or warranty. Jazz Pharmaceuticals has acknowledged that it relied on its own due diligence and analysis in entering into the merger agreement and that it understands the uncertainties associated with the projections, estimates and forecasts (if any) delivered by Azur Pharma to Jazz Pharmaceuticals. Jazz Pharmaceuticals has agreed that no shareholders of Azur Pharma will have any liability to Jazz Pharmaceuticals, Azur Pharma or their representatives resulting from the distribution of a memorandum prepared by Azur Pharma’s financial advisor and other legal opinions and summaries prepared in connection with the merger and made available to Jazz Pharmaceuticals.

Material Adverse Effect

Several of the representations, warranties, covenants, closing conditions and termination provisions contained in the merger agreement refer to the concept of a “material adverse effect.”

For purposes of the merger agreement, a “material adverse effect” with respect to each of Azur Pharma or Jazz Pharmaceuticals means any change, event, circumstance or occurrence that, individually or when taken together with all other changes, events, circumstances or occurrences, has or would reasonably be expected to have a material adverse effect on the business, financial condition, operations or results of operations of the subject company and its subsidiaries, taken as a whole, except as arising out of or resulting from any of the following:

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general economic, business, industry or credit, financial or capital market conditions (whether in the United States, Ireland or internationally), including conditions affecting generally the industries served by the subject company and its subsidiaries, except to the extent that the same has had or would reasonably be expected to have a disproportionate effect on the subject company and its subsidiaries, taken as a whole, as compared to other companies in the industry of the subject company and its subsidiaries;

•	the taking of any action required by the merger agreement or any related agreement (excluding certain actions as specified in the merger agreement);

•	the breach of the merger agreement or any related agreement by the other party;

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pandemics, earthquakes, tornados, hurricanes, floods and acts of god, except to the extent that the same has had or would reasonably be expected to have a disproportionate effect on the subject company and its subsidiaries, taken as a whole, as compared to other companies in the industry of the subject company and its subsidiaries;

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acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof, except to the extent that the same has had or would reasonably be expected to have a disproportionate effect on the subject company and its subsidiaries, taken as a whole, as compared to other companies in the industry of the subject company and its subsidiaries;

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any implementation or adoption by a governmental authority of, or changes or prospective changes in, applicable laws or accounting rules, including any of the foregoing relating to healthcare or reimbursement for healthcare costs and including with respect to Jazz Pharmaceuticals, U.S. GAAP and, with respect to Azur Pharma, International Financial Reporting Standards, which are referred to in this proxy statement/prospectus as “IFRS,” or U.S. GAAP, or interpretations thereof, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions, except to the extent that the same has had or would reasonably be expected to have a disproportionate effect on the subject company and its subsidiaries, taken as a whole, as compared to other companies in the industry of the subject company and its subsidiaries;

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with respect to Jazz Pharmaceuticals, any change in the market price or trading volume of Jazz Pharmaceuticals common stock in and of itself or any failure, in and of itself, by Jazz Pharmaceuticals to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of the merger agreement (provided, that the underlying causes of such change or failure may be considered in determining whether a material adverse effect has occurred);

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with respect to Azur Pharma, any change, event, circumstance or occurrence attributable to, arising out of or resulting solely from Urelle or Gastrocrom shall not, in and of itself, constitute a material adverse effect, but shall not be disregarded in determining whether there has been a material adverse effect in combination with other changes, events, circumstances or occurrences;

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with respect to Jazz Pharmaceuticals, the ability of Jazz Pharmaceuticals and its subsidiaries to perform their material covenants or material obligations under the merger agreement or any related agreement or to consummate the transactions contemplated thereby; or

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with respect to Azur Pharma: (i) Azur Pharma’s right to own, or to receive dividends or other distributions with respect to, the stock of Jazz Pharmaceuticals; or (ii) the ability of Azur Pharma and its subsidiaries to perform any of their material covenants or material obligations required to be performed at or prior to the effective time under the merger agreement or any related agreement or to consummate the transactions contemplated thereby to be consummated prior to closing.

Covenants

Azur Pharma Interim Operating Covenants

Azur Pharma has undertaken customary covenants in the merger agreement relating to the conduct of its business prior to the completion of the merger or the earlier termination of the merger agreement. In general, Azur Pharma has agreed with respect to itself and its subsidiaries that, subject in some cases to exceptions specified in the merger agreement or set forth in the confidential disclosure schedules provided by Azur Pharma to Jazz Pharmaceuticals or as required by the merger agreement or the ancillary agreements (unless consented to in writing by Jazz Pharmaceuticals), among other things:

•	each of Azur Pharma and its subsidiaries will conduct their businesses and operations solely in the ordinary course of business and consistent with past practices;

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each of Azur Pharma and its subsidiaries will use commercially reasonable efforts to preserve and maintain existing relations and goodwill with governmental authorities, employees, customers, brokers, suppliers and other persons with which Azur Pharma and its subsidiaries have significant business relations; and

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subject to applicable law as agreed in good faith by counsel to Jazz Pharmaceuticals, Azur Pharma will not and will cause Azur Pharma and its subsidiaries not to do, or commit to do, any of the following:

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declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or other securities, or repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, Azur Pharma or any of its subsidiaries;

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issue, deliver, pledge, encumber, sell or authorize to sell any shares of capital stock of or other equity interests in Azur Pharma or any of its subsidiaries, or any securities convertible into any such shares of capital stock or other equity interests, or any rights, warrants or options to acquire any such shares of capital stock or other equity interests, except with respect to exercise of certain options;

•	amend or otherwise alter (or propose to do so) the governing documents of Azur Pharma and its subsidiaries or amend any terms of the outstanding securities of Azur Pharma or its subsidiaries;

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effect or become a party to any contract relating to certain extraordinary transactions (including liquidation, dissolution, merger, consolidation, acquisition or purchase of 50% or more of the Azur Pharma ordinary shares or the assets of Azur Pharma or any of its subsidiaries or similar transaction) with respect to Azur Pharma or any of its subsidiaries, recapitalization, reclassification of shares, stock split, reverse split or similar transaction with respect to Azur Pharma or any of its subsidiaries, or make any investment in any equity securities of any other person, including any joint venture, or acquire the stock or all or substantially all of the assets or rights of any other person or any division of any other person;

•	sell, lease, license, assign, transfer, abandon, convey or otherwise dispose of any assets, securities, rights or property of Azur Pharma or its subsidiaries, subject to certain exceptions;

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incur any debt, enter into any new or amend existing facilities relating to debt, issue or sell any debt securities or warrants or other rights to acquire any debt securities or guarantee any debt securities;

•	create or permit the creation of certain liens on any of the assets of Azur Pharma or any of its subsidiaries (subject to certain exceptions);

•	adopt any new, or amend or terminate any existing, benefit plan (subject to certain exceptions);

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subject to certain exceptions: (i) make any new grant or award, or vest, accelerate or otherwise amend any existing grant, benefit or award, under any benefit plan, (ii) increase the compensation payable to any employee, independent contractor, consultant or director of Azur Pharma or its subsidiaries, (iii) pay any severance or bonus to any employee, current or former independent contractor, consultant or director of Azur Pharma or any of its subsidiaries;

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enter into any contract pursuant to which Azur Pharma or any of its subsidiaries may become obligated to make any severance, termination or similar payment, or any bonus or similar payment to any employee, independent contractor, consultant or director of Azur Pharma or its subsidiaries;

•	terminate any employee, or hire any employee, subject to certain exceptions and qualifications;

•	enter into or forgive any loan to employees, directors, or consultants;

•	enter into any new collective bargaining agreement or agreement with a trade union;

•	contribute any material amount to any trust or other arrangement funding any benefit plan, subject to certain exceptions;

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(i) adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (ii) enter into any agreement or exercise any discretion providing for acceleration of payment or performance as a result of a change of control of Azur Pharma or any of its subsidiaries;

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renew or enter into any contract with any non-compete or exclusivity provisions that would contractually restrict or limit the operations of Azur Pharma or any of its subsidiaries in any material respect;

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(i) enter into, or permit any of the assets owned or used by it to become bound by, any contract that is or would constitute a material contract, subject to certain exceptions, or (ii) modify in any material respect, amend in any material respect or terminate any material contract;

•	enter into certain contracts containing certain obligations of Azur Pharma or its subsidiaries;

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subject to certain exceptions, commence or settle or compromise any litigation, or waive, release, relinquish or assign any material claims or material rights, including with respect to Azur Pharma’s rights to intellectual property;

•	adopt any change, other than as required by IFRS, in its accounting policies, procedures or practices;

•	license or permit any rights to lapse in Azur Pharma’s material intellectual property rights;

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subject to certain exceptions, (i) make changes in any annual accounting period or adopt or change a method of accounting for tax purposes, (ii) make or change any tax election, (iii) file or amend any tax return or (iv) enter into any closing agreement, settle any tax claim or assessment relating to Azur Pharma or its subsidiaries, surrender any right to claim a refund of taxes, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment relating to Azur Pharma or any of its subsidiaries if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the tax liability of Azur Pharma and its subsidiaries or Jazz Pharmaceuticals and its subsidiaries for any period ending after the closing or decreasing any tax attribute of such entities existing on the closing date;

•	subject to certain exceptions, lend money to any person or guarantee the indebtedness of any person;

•	make any capital expenditures, subject to certain exceptions; or

•	agree or commit to do any of the foregoing.

Jazz Pharmaceuticals Interim Operating Covenants

Jazz Pharmaceuticals has undertaken customary covenants in the merger agreement relating to the conduct of its business prior to the completion of the merger or the earlier termination of the merger agreement. In general, except as required by the merger agreement or as required by law (unless consented to in writing by Azur Pharma), Jazz Pharmaceuticals has agreed, among other things, not to, and to cause its subsidiaries not to, do any of the following:

•	amend or otherwise change the Jazz Pharmaceuticals charter documents;

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subject to certain exceptions, in the case of Jazz Pharmaceuticals only, (i) declare, set aside, make or pay any dividend or other distribution with respect to any of its capital stock, (ii) split, combine or reclassify its outstanding shares of capital stock, or (iii) repurchase, redeem or otherwise acquire, except in connection with any employee benefit plans or arrangements or permit any of its subsidiaries to purchase or otherwise acquire, any shares of Jazz Pharmaceuticals’ capital stock or any securities convertible into or exchangeable or exercisable for any shares of Jazz Pharmaceuticals’ capital stock;

•	in the case of Jazz Pharmaceuticals only, adopt a plan of complete or partial liquidation or dissolution;

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acquire by merger, consolidation or acquisition of stock or assets any corporation, partnership or other business organization or division thereof if such acquisition would be reasonably likely to prevent the merger from occurring prior to the close of business on the 180th day following the date of the merger agreement or would be reasonably likely to impede or delay the expiration or termination of the applicable waiting period under the HSR Act in respect of the merger; or

•	agree or commit to do any of the foregoing.

Board Recommendation; Jazz Pharmaceuticals Stockholder Meeting

The Jazz Pharmaceuticals board of directors has adopted resolutions approving the merger agreement, recommending that the holders of Jazz Pharmaceuticals common stock vote to adopt the merger agreement and approve the merger and directing that the merger agreement and merger be submitted to a vote of the Jazz Pharmaceuticals stockholders. In furtherance thereof and subject to the requirements of applicable law, Jazz Pharmaceuticals has agreed to take all action necessary to convene a meeting of the Jazz Pharmaceuticals stockholders, at which the Jazz Pharmaceuticals stockholders will consider the adoption of the merger agreement and approval of the merger, as promptly as practicable after the registration statement on Form S-4 of which this proxy statement/prospectus is a part, is declared effective.

Under the merger agreement, subject to the exceptions set forth below, the Jazz Pharmaceuticals board of directors has agreed to recommend that the Jazz Pharmaceuticals stockholders vote in favor of the adoption of the merger agreement and the approval of the merger. The merger agreement further provides that the Jazz Pharmaceuticals board of directors may, after consultation with Azur Pharma, withdraw or modify its recommendation if, prior to the adoption of the merger agreement and approval of the merger by the Jazz Pharmaceuticals stockholders, the Jazz Pharmaceuticals board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action could reasonably be expected to result in a breach of its fiduciary duties to the stockholders of Jazz Pharmaceuticals under applicable law. The merger agreement will be submitted to the holders of Jazz Pharmaceuticals common stock for approval and adoption at the special meeting regardless of whether the Jazz Pharmaceuticals board of directors changes its recommendation or approval after the date of the merger agreement unless the merger agreement is terminated prior to the date of such meeting pursuant to the terms thereof.

No Solicitation of Acquisition Proposals by Azur Pharma

Azur Pharma has agreed that it will not, and none of its subsidiaries will, directly or indirectly, through any of their representatives or affiliates or otherwise:

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solicit, initiate or encourage the submission of any proposal, indication of interest, inquiry or offer, which are collectively referred to in this proxy statement/prospectus as a “proposal,” from any person (other than Jazz Pharmaceuticals) relating, with respect to Azur Pharma or any of its subsidiaries, to any direct or indirect competing transaction; or

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participate in any or continue any discussions or negotiations regarding, or furnish to any other person (other than Jazz Pharmaceuticals) any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any person (other than Jazz Pharmaceuticals) to effect a competing transaction.

Azur Pharma has further agreed that it will, and will cause all persons acting on behalf of it, to immediately cease any existing activities, discussions and negotiations with any person with respect to any of the foregoing.

Under the merger agreement, “competing transaction” means:

•	liquidation, dissolution or recapitalization,

•	merger or consolidation,

•	acquisition or purchase of 50% or more of the Azur Pharma ordinary shares or the assets of Azur Pharma or any of its subsidiaries, or

•	similar transaction or business combination.

Under the merger agreement, Azur Pharma has agreed to promptly (but in any event within one day) notify Jazz Pharmaceuticals orally and in writing of any proposal from any person (other than Jazz Pharmaceuticals) relating to a competing transaction or request for disclosure or access reasonably likely to be related to the making of such a proposal in connection with such notice, the identity of the person making such proposal and the terms and conditions of any such proposal, including all written documentation relating thereto.

Additional Agreements

The merger agreement contains certain other covenants, including covenants relating to cooperation between Azur Pharma and Jazz Pharmaceuticals in the preparation of this proxy statement/prospectus, other filings to be made with the SEC and other governmental filings, obtaining consents, access to Azur Pharma and its subsidiaries, notifications, providing information, confidentiality and performing their respective obligations regarding public announcements. Azur Pharma and Jazz Pharmaceuticals have further agreed, as applicable, to the following additional covenants and agreements in the merger agreement, among others:

•	Azur Pharma has agreed to, and to cause its subsidiaries to, use their reasonable best efforts to take the necessary steps to effect the reorganization;

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Azur Pharma has agreed to use its commercially reasonable efforts to cause each person who holds New Jazz ordinary shares as of the closing to execute a power of attorney (see “Other Related Agreements—Power of Attorney and Contribution Agreement”);

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Azur Pharma and Jazz Pharmaceuticals have agreed to use their respective reasonable best efforts to cause the New Jazz ordinary shares to be issued in the merger and the New Jazz ordinary shares held by the shareholders of New Jazz as of the closing to be approved for listing on NASDAQ subject to official notice of issuance prior to the closing date;

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Azur Pharma has agreed to cause to be delivered to Jazz Pharmaceuticals: (i) within 25 days following the end of each calendar month, the unaudited consolidated balance sheet of Azur Pharma as of the last day of such calendar month, and the related unaudited consolidated income statement, for the month then ended; and (ii) within 30 days following the last day of each fiscal quarter ending after June 30, 2011, the unaudited consolidated balance sheet as of the last day of such fiscal quarter, and the related unaudited consolidated income statement, for the three months then ended;

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Azur Pharma has agreed to use commercially reasonable efforts to obtain agreements regarding the protection of proprietary information and the assignment or license to Azur Pharma and its subsidiaries by certain persons;

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Jazz Pharmaceuticals and Azur Pharma have agreed that all rights to exculpation, indemnification and advancement of expenses for acts and omissions occurring at or prior to the closing, now existing in favor of the current or former directors, officers and employees of any of Jazz Pharmaceuticals and its subsidiaries or any of Azur Pharma and its subsidiaries, will survive the closing and remain in full force and effect;

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Jazz Pharmaceuticals and Azur Pharma have agreed to use their respective reasonable best efforts to cause New Jazz or one of its subsidiaries to enter into agreements effective as from the closing with the directors and officers of New Jazz providing such individuals with such exculpation, indemnification and advancement of expenses in respect of claims against such individual in such capacity as may be provided under applicable law; and

•	Jazz Pharmaceuticals and Azur Pharma have agreed to certain covenants regarding tax matters, including the following:

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all transfer and similar taxes arising out of the transactions contemplated by the merger agreement (but not any sales or other transactions involving New Jazz ordinary shares following the closing) will be paid by Jazz Pharmaceuticals;

•	the parties intend and agree to treat the reorganization as a reorganization for U.S. federal income tax purposes; and

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Azur Pharma and the shareholders of Azur Pharma who are bound by the indemnification obligations pursuant to the merger agreement will cooperate with each other with respect to the preparation and filing of tax returns for Azur Pharma and its subsidiaries relating to pre-closing tax periods and to certain procedures and limitations with respect to those returns, and New Jazz will provide certain information reasonably requested by Mr. Mulligan as the indemnitors’ representative relevant to the intended tax treatment of the transactions or the tax treatment of New Jazz.

With respect to other filings to be made with the SEC, Jazz Pharmaceuticals and Azur Pharma have agreed to the following covenants, among others, regarding such filings:

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as promptly as practicable following the filing of the registration statement of which this proxy statement/ prospectus is a part, Jazz Pharmaceuticals and Azur Pharma will cooperate and prepare the Azur Pharma resale registration statement contemplated by the registration rights agreement that is described under the section entitled “Other Related Agreements—Registration Rights Agreement,” and have agreed to use their respective reasonable best efforts to have the Azur Pharma resale registration statement declared effective under the Securities Act in accordance with the terms of the registration rights agreement;

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as promptly as practicable after the date that the registration statement of which this proxy statement/prospectus is a part is declared effective under the Securities Act (or such other date as required by applicable SEC rules, regulations or other guidance, or as otherwise agreed upon by Jazz Pharmaceuticals and Azur Pharma), Jazz Pharmaceuticals and Azur Pharma have agreed to cooperate and prepare, and Azur Pharma has agreed to cause to be filed with the SEC, a registration statement of Azur Pharma on Form S-8 with respect to the exercise of options to acquire Azur Pharma ordinary shares granted by Azur Pharma and outstanding as of the date of the merger agreement;

•

Jazz Pharmaceuticals and Azur Pharma have agreed to cooperate and prepare a registration statement of New Jazz on Form S-8 with respect to the New Jazz ordinary shares to be issuable under the Jazz Pharmaceuticals equity plans assumed in the merger by New Jazz as of the effective time; and

•

Jazz Pharmaceuticals and Azur Pharma have agreed to cooperate and prepare any registration statements of New Jazz as may be requested by Jazz Pharmaceuticals covering the resale of the New Jazz ordinary shares to be held by the current affiliates of Jazz Pharmaceuticals following the effective time.

Jazz Pharmaceuticals and Azur Pharma have also agreed to cooperate in effecting the assignment to New Jazz of Jazz Pharmaceuticals’ rights and obligations pursuant to certain investor rights agreements, as described under the section entitled “The Reorganization and the Merger—Interests of Certain Persons in the Merger—Investor Rights Agreements.”

Employee Benefits

The merger agreement provides that, subject to certain conditions or contractual or legal requirements:

•

employees of Azur Pharma and its subsidiaries who continue as employees of a U.S. subsidiary of New Jazz after the completion of the merger, who are referred to in this proxy statement/prospectus as the “continuing employees,” will be eligible to either (i) continue participating in the health and welfare benefit plans, programs, policies and arrangements of Azur Pharma’s U.S. subsidiary that were in effect before the merger or (ii) participate in the health and welfare benefit plans, programs, policies and arrangements of Jazz Pharmaceuticals on substantially the same terms and conditions as applicable to similarly situated employees of Jazz Pharmaceuticals, who are referred to in this proxy statement/prospectus as the “similarly situated employees”;

•

continuing employees who participate in the benefit plans of Jazz Pharmaceuticals after the effective time will receive credit under such plans for their years of service with Azur Pharma’s U.S. subsidiary before the merger for purposes of eligibility requirements and for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of preexisting condition limitations (except to the extent it would result in a duplication of benefits);

•

after completion of the merger, the salaries of continuing employees shall be reviewed over a reasonable period of time and if necessary, shall be adjusted as appropriate to correspond with the salaries of similarly situated employees;

•

unless otherwise requested by Jazz Pharmaceuticals, Azur Pharma agrees to take all actions necessary or appropriate to terminate its 401(k) Profit Sharing Plan, which is referred to in this proxy statement/prospectus as the “Azur Pharma 401(k) plan,” and will, prior to and conditioned upon such termination, fully vest any and all unvested amounts of the accounts of all individuals who are participants under such plan at the time of such termination;

•

in the event of such termination of the Azur Pharma 401(k) plan, after completion of the merger, the surviving corporation will provide to continuing employees benefits under the Jazz Pharmaceuticals 401(k) plan that are comparable to the benefits provided under such plan to the similarly situated employees and subject to certain limitations, continuing employees will be able to make eligible rollover contributions to the Jazz Pharmaceuticals 401(k) plan of their account balances from the Azur Pharma 401(k) plan as soon as practicable following completion of the merger; and

•

after completion of the merger, the continuing employees shall be eligible to participate in the equity plans of New Jazz in which similarly situated employees participate on similar terms and conditions.

Nothing contained in the merger agreement shall (i) limit the right of the surviving corporation to amend or terminate any of its benefit plans or the right of New Jazz or any of its subsidiaries to amend or terminate any of New Jazz’s or its subsidiaries’ benefit plans at any time following the effective time or (ii) be construed to create a right in any employee to employment with New Jazz or any of its subsidiaries and the employment of each continuing employee shall be “at will” employment. In addition, no current or former employee and no continuing employee, shall be deemed to be a third party beneficiary of the merger agreement, except for employees, officers and directors to the extent of their respective rights with respect to the maintenance of indemnification rights and directors’ and officers’ liability insurance coverage as described under the section entitled “The Reorganization and the Merger—Interests of Certain Persons in the Merger—Indemnification.”

Treatment of Azur Pharma Option Plan and Azur Pharma Stock Options

The terms of the merger agreement include Azur Pharma’s agreement to the following, subject to certain conditions:

•	Azur Pharma will terminate the Azur Pharma Share Option Plan before completion of the merger; and

•

subject to limited exceptions, each Azur Pharma stock option will be amended with consent from the holder of each option to (i) provide full vesting and exercisability effective as of immediately prior to completion of the merger, (ii) provide that “net exercise” shall be the method of consideration for exercising the option, (iii) include a tax withholding provision and (iv)  provide that the option will terminate if not exercised prior to completion of the merger.

Officers and Directors upon Completion of the Merger

The merger agreement includes the following arrangements, among other things, with respect to the governance matters following the completion of the merger agreement:

•

the officers and directors of Jazz Pharmaceuticals as of immediately prior to the effective time will be the officers and directors of the surviving corporation, until the earlier of their resignation, removal or otherwise ceasing to serve in such capacities or until their respective successors are duly elected and qualified;

•

Azur Pharma has agreed to take such actions as are necessary so that effective as of the closing the directors of New Jazz will be: (i) the directors of Jazz Pharmaceuticals as of immediately prior to the closing (unless otherwise directed by Jazz Pharmaceuticals), plus (ii) one additional director to be designated by Azur Pharma prior to the closing, which individual will be Mr. Mulligan or, at Azur Pharma’s sole discretion, another individual designated by Azur Pharma and reasonably acceptable to Jazz Pharmaceuticals (subject to certain requirements), which individuals will serve in such capacity until the earlier of their resignation, removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified;

•

Azur Pharma has agreed to take such actions as are necessary so that, effective as of the closing, the officers of New Jazz will be the individuals designated by Jazz Pharmaceuticals, which individuals will serve in such capacity until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly appointed and qualified; and

•

subject to the foregoing, Azur Pharma has agreed to, and to cause its subsidiaries to, take such steps as are reasonably requested by Jazz Pharmaceuticals to provide for the governance of New Jazz and its subsidiaries effective from and after the effective time, including: (i) form appropriate committees of the board of directors of New Jazz and its subsidiaries; (ii) nominate and cause to be elected, effective as of the effective time, such directors of New Jazz and its subsidiaries as Jazz Pharmaceuticals may designate; (iii) appoint, effective as of the effective time, to any committee of the board of directors of New Jazz and each of its subsidiaries such directors as Jazz Pharmaceuticals may designate; (iv) adopt and approve such committee charters, codes of conduct or other guidelines, principles or codes of conduct for New Jazz and each of its subsidiaries as Jazz Pharmaceuticals may reasonably require; (v) adopt and approve such employee benefit plans of New Jazz and its subsidiaries as Jazz Pharmaceuticals may reasonably require; and (vi) take such other corporate actions and adopt such other resolutions of the board of directors of New Jazz and its subsidiaries and the New Jazz shareholders as Jazz Pharmaceuticals may reasonably request.

Conditions to the Completion of the Merger

The completion of the merger depends upon the satisfaction or waiver of a number of conditions, all of which, to the extent permitted by applicable law, may be waived by Azur Pharma and/or Jazz Pharmaceuticals, as applicable.

The following conditions, among other conditions, must be satisfied before Jazz Pharmaceuticals is obligated to complete the merger:

•	the adoption of the merger agreement and approval of the merger by the Jazz Pharmaceuticals stockholders;

•

subject to Azur Pharma’s confidential disclosure schedule, the accuracy in all respects as of the date of the merger agreement and as of the closing date of a limited number of representations and warranties made by Azur Pharma in the merger agreement, including those relating to capitalization, authorization to enter into the merger agreement and the working capital (other than representations and warranties which by their terms are made as of a specific date, which will be accurate as of such date);

•

subject to Azur Pharma’s confidential disclosure schedule, the accuracy of the remaining representations and warranties made by Azur Pharma in the merger agreement in all respects (disregarding all materiality qualifications) as of the date of the merger agreement and as of the closing date (other than representations and warranties which by their terms are made as of a specific date, which will be accurate as of such date), provided that inaccuracies in such representations and warranties will be disregarded so long as failure of such representations and warranties to be so accurate does not and would not reasonably be expected to have a material adverse effect on Azur Pharma;

•

subject to certain exceptions in Azur Pharma’s confidential disclosure schedule, the performance in all material respects by Azur Pharma of each of its obligations and covenants set forth in the merger agreement that are required to be performed at or prior to the completion of the closing;

•	since the date of the merger agreement, there shall not have occurred any material adverse effect on Azur Pharma that has not been cured;

•

all waiting periods under the HSR Act shall have expired or been terminated and all other consents, approvals and actions of, filings with and notices to any governmental authority required of Jazz Pharmaceuticals, Azur Pharma or any of Azur Pharma’s subsidiaries to consummate the transactions contemplated by the merger agreement and the ancillary agreements have been obtained or made, other than those that the failure of which to be obtained or made would not have and would not reasonably be expected to have a material adverse effect on Azur Pharma;

•

the absence of any law or injunction adopted, promulgated or entered by any governmental authority which prohibits the consummation of any of the transactions, and the absence of any temporary restraining order, preliminary or permanent injunction or other order in effect, issued by a court or other governmental authority of competent jurisdiction and having the effect of making any of the transactions contemplated by the merger agreement illegal or otherwise prohibiting consummation of any of such transactions;

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the authorization for listing on NASDAQ (subject to official notice of issuance) of the New Jazz ordinary shares to be issued in the merger and the New Jazz ordinary shares to be held by the New Jazz shareholders as of the closing;

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the effectiveness of the registration statement of which this proxy statement/prospectus is a part, the absence of a stop order issued by the SEC suspending the effectiveness of such registration statement and the absence of any proceedings initiated for that purpose by the SEC;

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Azur Pharma shall have been re-registered as a public limited company in accordance with the provisions of the Companies Acts and a certificate of incorporation on re-registration to this effect from the Irish Companies Registration Office shall have been provided to Jazz Pharmaceuticals;

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the reorganization shall have been effected and Azur Pharma shall have provided evidence to that effect, including evidence of any necessary actions of the boards of directors, shareholders and optionholders (including the exercise of at least 98% of all options to acquire Azur Pharma ordinary shares outstanding as of the date of the merger agreement);

•	receipt by Jazz Pharmaceuticals of, among other things:

•	a certificate dated the closing date and validly executed by certain officers of Azur Pharma to the effect that certain conditions have been satisfied;

•

the ancillary agreements, duly executed by the parties thereto (other than Jazz Pharmaceuticals and the escrow agent), including the escrow agreement and the indemnitors’ representative power of attorney and contribution agreement executed by each holder of New Jazz ordinary shares as of the closing (see “Other Related Agreements”);

•	written resignations effective as of the effective time of the directors of New Jazz and its subsidiaries as requested by Jazz Pharmaceuticals, resigning from their capacity as such; and

•	agreements, in form and substance reasonably satisfactory to Jazz Pharmaceuticals, terminating or amending certain agreements;

•

with respect to certain specified employees: (i) each of them shall remain employed by Azur Pharma or its subsidiaries and none of them shall have expressed an intention to terminate his or her employment with Azur Pharma or its subsidiaries or withdraw or rescind his or her employment agreement executed in connection with the merger agreement (except in each case due to disability or death), and (ii) none of them shall have sought, or threatened, to withdraw or rescind his or her noncompetition agreement executed in connection with the merger agreement; and

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no person having or asserting a legal or beneficial ownership interest in any Azur Pharma ordinary shares outstanding on the date of the merger agreement (excluding holders of options to purchase Azur Pharma ordinary shares) shall have commenced, or threatened in writing to commence, any legal proceeding that has not been dismissed or otherwise resolved in a manner reasonably satisfactory to Jazz Pharmaceuticals: (i) seeking to restrain or prohibit the consummation of any of the transactions contemplated by the merger agreement; or (ii) relating to any of such transactions and seeking to obtain from any of the parties to the merger agreement any material damages or any non-monetary relief.

The following conditions, among other conditions, must be satisfied before Azur Pharma is obligated to complete the merger:

•	the adoption of the merger agreement and approval of the merger by the Jazz Pharmaceuticals stockholders;

•

subject to certain SEC filings made by Jazz Pharmaceuticals, the accuracy in all respects as of the date of the merger agreement and as of the closing date of a limited number of representations and warranties made by Jazz Pharmaceuticals in the merger agreement, including those relating to incorporation, capitalization and authorization to enter into the merger agreement (other than representations and warranties which by their terms are made as of a specific date, which will be accurate as of such date);

•

subject to certain SEC filings made by Jazz Pharmaceuticals, the accuracy of the remaining representations and warranties made by Jazz Pharmaceuticals in the merger agreement in all respects (disregarding all materiality qualifications) as of the date of the merger agreement and as of the closing date (other than representations and warranties which by their terms are made as of a specific date, which will be accurate as of such date), provided that inaccuracies in such representations and warranties will be disregarded so long as failure of such representations and warranties to be so accurate does not and would not reasonably be expected to have a material adverse effect on Jazz Pharmaceuticals;

•

the performance in all material respects by Jazz Pharmaceuticals of each of its obligations and covenants set forth in the merger agreement that are required to be performed at or prior to the completion of the closing;

•	since the date of the merger agreement, there shall not have occurred any material adverse effect on Jazz Pharmaceuticals that has not been cured;

•

all waiting periods under the HSR Act shall have expired or been terminated and all other consents, approvals and actions of, filings with and notices to any governmental authority required of Jazz Pharmaceuticals, Azur Pharma or any of Azur Pharma’s subsidiaries to consummate the transactions contemplated by the merger agreement and the ancillary agreements have been obtained or made, other than those that the failure of which to be obtained or made would not have and would not reasonably be expected to have a material adverse effect on Azur Pharma;

•

the absence of any law or injunction adopted, promulgated or entered by any governmental authority which prohibits the consummation of any of the transactions contemplated by the merger agreement, and the absence of any temporary restraining order, preliminary or permanent injunction or other order in effect, issued by a court or other governmental authority of competent jurisdiction and having the effect of making any of the transactions contemplated by the merger agreement illegal or otherwise prohibiting consummation of any of such transactions;

•

the authorization for listing on NASDAQ (subject to official notice of issuance) of the New Jazz ordinary shares to be issued in the merger and the New Jazz ordinary shares to be held by the New Jazz shareholders as of the closing;

•

the effectiveness of the registration statement of which this proxy statement/prospectus is a part, the absence of a stop order issued by the SEC suspending the effectiveness of such registration statement and the absence of any proceedings initiated for that purpose by the SEC; and

•	receipt by Azur Pharma of, among other things:

•	a certificate dated the closing date and validly executed by certain officers of Jazz Pharmaceuticals to the effect that certain conditions have been satisfied; and

•	the escrow agreement, duly executed by Jazz Pharmaceuticals.

Survival of Representations and Warranties; Indemnification

Survival of Representations and Warranties

The representations and warranties of Azur Pharma contained in the merger agreement will survive the effective time until the date that is 18 months after the closing date, except for certain representations and warranties relating to incorporation, due authorization and capitalization, which representations and warranties will be referred to in this proxy statement/prospectus as the “special representations,” which will survive and remain in full force and effect indefinitely.

The representations and warranties of Jazz Pharmaceuticals contained in the merger agreement will terminate and expire immediately following the closing.

The above limitations on the survival of the representations and warranties will not apply in the case of claims based on fraud.

Indemnification

From and after the closing, each securityholder of Azur Pharma who signed the indemnitors’ representative power of attorney and contribution agreement, which securityholders will be referred to in this proxy statement/prospectus as the “indemnitors,” severally, not jointly, and on a pro rata basis (based on the number of Azur Pharma ordinary shares such indemnitor holds as compared with the total number of Azur Pharma ordinary shares held by all indemnitors) will indemnify and hold harmless each of Azur Pharma, the surviving corporation and their respective officers, directors and employees, who are collectively referred to in this proxy statement/prospectus as the “indemnitees,” from and against, and will pay and reimburse each of the indemnitees for, any and all losses incurred by the indemnitees arising out of or relating to:

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any inaccuracy in or breach of any of the representations and warranties of Azur Pharma contained in the merger agreement, any related agreement or in any other certificate or instrument delivered in connection with the merger agreement, in each case when made and on and as of the closing date as if made as of the closing date, except for representations and warranties that speak of a specific date or time (which need only be accurate as of such date and time) and, in each case without giving effect to any materiality qualification limiting the scope of such representation or warranty for purposes of determining whether a breach occurred or an inaccuracy existed in any update to the confidential disclosure information delivered by Azur Pharma to Jazz Pharmaceuticals after the date of the merger agreement;

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any breach of or failure by Azur Pharma to perform any covenant, agreement or obligation of Azur Pharma in the merger agreement or any of the other ancillary agreements to be performed at or prior to the effective time; and

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any claims or actions by persons who are or were securityholders of Azur Pharma, in their capacities as securityholders, whether against Azur Pharma, other securityholders, Jazz Pharmaceuticals or otherwise, arising out of facts or circumstances existing on or prior to the closing, except for certain claims.

Indemnification by the indemnitees is subject to certain limitations on the amount of each indemnitee’s liability in respect of both individual and aggregate claims, certain processes required in order for the indemnitors to recover from the indemnitees and certain exclusions from such liabilities.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the closing, whether before or after the vote by the Jazz Pharmaceuticals stockholders, in any of the following ways:

•	by mutual written consent of Azur Pharma and Jazz Pharmaceuticals;

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by either Azur Pharma or Jazz Pharmaceuticals if the effective time shall not have occurred by the close of business on the 180th day following the date of the merger agreement, except that the right to so terminate the merger agreement will not be available to Jazz Pharmaceuticals or Azur Pharma if its failure to fulfill any obligation under the merger agreement has been the cause of, or resulted in the failure of the effective time to occur on or before such date;

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by either Azur Pharma or Jazz Pharmaceuticals if any governmental authority shall have issued an order, decree or ruling or taken any other action (which such person shall have used its reasonable best efforts to resist, resolve or lift) permanently restraining, enjoining or otherwise prohibiting the merger or the reorganization and such order, decree, ruling or other action shall have become final and nonappealable;

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by either Azur Pharma or Jazz Pharmaceuticals if the requisite vote for approval of the Jazz Pharmaceuticals stockholders shall not have been obtained upon the taking of such vote(s) at a duly held meeting of stockholders of Jazz Pharmaceuticals, or at any adjournment thereof;

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by Jazz Pharmaceuticals, if (i) Azur Pharma shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure would render the conditions related to accuracy of Azur Pharma’s representations and warranties and performance of Azur Pharma’s covenants incapable of being satisfied, or (ii) since the date of the merger agreement, there shall have been occurred a material adverse effect on Azur Pharma, in each of the foregoing clauses that is incapable of being cured or has not been cured by Azur Pharma within 20 calendar days after written notice has been given by Jazz Pharmaceuticals to Azur Pharma of such breach, failure to perform or occurrence of material adverse effect on Azur Pharma; or

•

by Azur Pharma, if (i) Jazz Pharmaceuticals shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure would render the conditions related to accuracy of Jazz Pharmaceuticals’ representations and warranties and performance of Jazz Pharmaceuticals’ covenants incapable of being satisfied, or (ii) since the date of the merger agreement, there shall have been occurred a material adverse effect on Jazz Pharmaceuticals, in each of the foregoing clauses that is incapable of being cured or has not been cured by Jazz Pharmaceuticals within 20 calendar days after written notice has been given by Azur Pharma to Jazz Pharmaceuticals of such breach, failure to perform or occurrence of material adverse effect on Jazz Pharmaceuticals.

Obligations in Event of Termination

In the event of a termination as described above, the merger agreement will become void and of no effect except for certain sections of the merger agreement. Such termination shall not relieve any party to the merger agreement of any liability for damages resulting from a breach of the merger agreement prior to the termination.

Expenses

Whether the transactions contemplated by the merger agreement are or are not consummated, all legal, investment banking and other costs and expenses incurred in connection with the merger agreement and the transactions will be paid by the party incurring such costs and expenses, subject to certain exceptions, including the following:

•	in the case of matters for which the indemnitees are entitled to indemnification, the indemnitees will generally be entitled to be indemnified for such costs and expenses;

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Jazz Pharmaceuticals will pay the following: (i) all filing fees paid to the SEC in respect of this proxy statement/prospectus and certain other filings, (ii) printing and mailing costs related to the preparation, printing and dissemination to the holders of Jazz Pharmaceuticals common stock of this proxy statement/prospectus and certain other filings, and (iii) all filing fees paid by any party in connection with the antitrust filings; and

•

in the event that the merger agreement is terminated (other than because of Azur Pharma’s breach of its representations or warranties, failure to comply with its obligations or the occurrence of material adverse effect on Azur Pharma), Jazz Pharmaceuticals shall reimburse Azur Pharma for all reasonable and documented out-of-pocket costs and expenses paid or incurred by Azur Pharma or its subsidiaries or any of their representatives in connection with the preparation of the SEC filings and any claims or actions by securityholders of Jazz Pharmaceuticals, in their capacities as securityholders of Jazz Pharmaceuticals, against Azur Pharma or any of its subsidiaries in connection with the transactions, except to the extent that any such claim or action is based upon any breach by Azur Pharma or merger sub of the merger agreement or any related agreement.

Amendment and Waiver

The merger agreement may not be modified or amended except by an instrument in writing signed by the party against whom enforcement of such modification or amendment is sought. Any provision of the merger agreement may be waived, but only by an instrument in writing and subject to applicable law.

OTHER RELATED AGREEMENTS

The Voting Agreements

The following is a summary of the material provisions of the voting agreements entered into by Azur Pharma, Jazz Pharmaceuticals and certain stockholders of Jazz Pharmaceuticals, and is qualified in its entirety by reference to the full text of the form of such voting agreements, which is attached as Annex E to this proxy statement/prospectus and are incorporated by reference into this proxy statement/prospectus.

Concurrently with the execution and delivery of the merger agreement, each of the following stockholders of Jazz Pharmaceuticals entered into a voting agreement with Azur Pharma and Jazz Pharmaceuticals, each of which is referred to in this proxy statement/prospectus as a “voting agreement”: KKR JP LLC, KKR JP III LLC, Longitude Venture Associates, L.P., Longitude Venture Partners, L.P., Thoma Cressey Fund VII, L.P., Thoma Cressey Friends Fund VII, L.P., Versant Venture Capital II, L.P., Versant Side Fund II, L.P. and Jazz Pharmaceuticals Investors, L.L.C., which persons are collectively referred to in this proxy statement/prospectus as the “key Jazz Pharmaceuticals stockholders.” The key Jazz Pharmaceuticals stockholders owned in the aggregate approximately 43% of the outstanding shares of common stock of Jazz Pharmaceuticals as of the date of the merger agreement. Approximately 18,181,395 shares of Jazz Pharmaceuticals common stock, or 43%, of Jazz Pharmaceuticals common stock outstanding on the record date for the Jazz Pharmaceuticals special meeting were held by the key Jazz Pharmaceuticals stockholders and subject to the restrictions of the voting agreements.

Agreement to Vote and Irrevocable Proxy

Each of the key Jazz Pharmaceuticals stockholders has agreed to vote all shares of Jazz Pharmaceuticals common stock owned now or in the future, whether beneficially or of record, by such stockholder, which shares are referred to in this proxy statement/prospectus as the “subject Jazz Pharmaceuticals shares,” at any meeting of the stockholders of Jazz Pharmaceuticals, or at any adjournment or postponement thereof, and on every action by written consent taken by the stockholders of Jazz Pharmaceuticals:

•

in favor of the merger, the execution and delivery by Jazz Pharmaceuticals of the merger agreement and the adoption and approval of the merger agreement and the terms thereof, in favor of each of the other actions contemplated by the merger agreement and in favor of any action in furtherance of any of the foregoing;

•

in favor of any proposal to adjourn or postpone the meeting of the stockholders of Jazz Pharmaceuticals to a later date if there are not sufficient votes for adoption of the merger agreement on the date on which such meeting is held;

•	against any action or agreement that would result in a material breach of any representation, warranty, covenant or obligation of Jazz Pharmaceuticals in the merger agreement; and

•

against any action which is (i) intended to impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the other transactions contemplated by the merger agreement or the voting agreement, or (ii) would reasonably be expected, to impede, interfere with, materially delay, materially postpone, discourage or adversely affect in any material way the merger or any of the other transactions contemplated by the merger agreement or the voting agreement.

In furtherance of the foregoing, pursuant to the voting agreements, each key Jazz Pharmaceuticals stockholder granted to Azur Pharma an irrevocable proxy and irrevocably appointed Azur Pharma, Messrs. Mulligan and Brabazon, solely in their capacities as executive officers of Azur Pharma, as their proxies to vote their respective subject Jazz Pharmaceuticals shares in accordance with the terms of the voting agreements.

The key Jazz Pharmaceuticals stockholders may vote their respective subject Jazz Pharmaceuticals shares on all other matters not referred to in the irrevocable proxy in any manner they deem appropriate, and the proxies may not exercise the proxy with respect to such other matters. The irrevocable proxy is binding upon the heirs and assigns of the key Jazz Pharmaceuticals stockholders, including any transferee of any of the subject Jazz Pharmaceuticals shares.

Transfer Restrictions on Shares Held by the Key Jazz Pharmaceuticals Stockholders

In addition to the agreement to vote and irrevocable proxy, the key Jazz Pharmaceuticals stockholders have agreed to certain transfer restrictions for the subject Jazz Pharmaceuticals shares. In particular, prior to the termination of the voting agreements, the key Jazz Pharmaceuticals stockholders may not directly or indirectly (i) sell, pledge, encumber, transfer or otherwise dispose of, or enter into any contract, option or other agreement with respect to the transfer of, the subject Jazz Pharmaceuticals shares or (ii) otherwise reduce their beneficial ownership of, interest in or risk relating to the subject Jazz Pharmaceuticals shares.

If the key Jazz Pharmaceuticals stockholder is a partnership or limited liability company, the foregoing requirements will not prohibit such key Jazz Pharmaceuticals stockholder from transferring its subject Jazz Pharmaceuticals shares to one or more partners or members of such stockholder or to an affiliated entity under common control with such stockholder. Any transferees will be required to agree in writing to the terms of the applicable voting agreement.

Termination of the Voting Agreements

The voting agreements will terminate upon the earliest to occur of (i) the termination of the merger agreement, (ii) immediately following the adjournment of the meeting of the stockholders of Jazz Pharmaceuticals at which the merger agreement is adopted and approved by the Jazz Pharmaceuticals stockholders; or (iii) the execution and delivery of any amendment to the merger agreement without the consent of such key Jazz Pharmaceuticals stockholder that materially and adversely affects such stockholder.

The Escrow Agreement

The following is a summary of the material provisions of the escrow agreement to be entered into by Jazz Pharmaceuticals, Azur Pharma, Mr. Mulligan as the indemnitors’ representative and Deutsche Bank National Trust Company as the escrow agent, and is qualified in its entirety by reference to the full text of the form of such escrow agreement which is attached as Annex F to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus.

Pursuant to the terms of the merger agreement, Jazz Pharmaceuticals, Azur Pharma and Mr. Mulligan, as the indemnitors’ representative, will enter into an escrow agreement, which is referred to in this proxy statement/prospectus as the “escrow agreement,” with Deutsche Bank National Trust Company, which is referred to in this proxy statement/prospectus as the “escrow agent,” immediately prior to the closing. Under the terms of the escrow agreement, the indemnitors will deposit an aggregate number of New Jazz ordinary shares equal to 10% of the New Jazz ordinary shares outstanding as of immediately prior to the closing (after giving effect to the reorganization) or, at the election of each historic Azur Pharma shareholder, cash with equivalent value of such shares, which shares and/or cash deposited in the escrow account is referred to in this proxy statement/prospectus as the “escrow property,” into an escrow account, which is referred to in this proxy statement/prospectus as the “escrow account,” to serve as security for the indemnification obligations of the indemnitors pursuant to the merger agreement.

The escrow property, minus any amounts released to the indemnitees in satisfaction of indemnity claims or reserved for any claims made by an indemnitees, will be released within three business days after the date that is 18 months following the closing date. An historic Azur Pharma shareholder could, at any time, replace its shares in escrow with cash having equivalent value to such shares as of the time of replacement.

Deed of Covenant

The following is a summary of the material provisions of the deed of covenant entered into by Jazz Pharmaceuticals, Azur Pharma and certain securityholders of Azur Pharma, and is qualified in its entirety by reference to the full text of the text of such deed of covenant which is attached as Annex G to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus.

Concurrently with entering into the merger agreement, certain holders of Azur Pharma ordinary shares or options to acquire Azur Pharma ordinary shares, which holders are referred to in this section of this proxy statement/prospectus as the “securityholders,” entered into a deed of covenant with Azur Pharma and Jazz Pharmaceuticals, which is referred to in this proxy statement/prospectus as the “deed of covenant,” pursuant to which each securityholder agreed, among other things:

•	to vote in favor of all Azur Pharma shareholder resolutions required to be passed in order to give effect to the terms of the merger agreement;

•

not to sell, transfer, encumber, grant any option over or otherwise dispose of or permit the sale, transfer or other disposition or encumbrance over all or any of the Azur Pharma ordinary shares or options to acquire Azur Pharma ordinary shares held or controlled by such securityholder;

•	to exercise any options to acquire Azur Pharma ordinary shares held by such securityholder prior to the closing; and

•	to deposit within five business days following the closing date either their allocated number of Azur Pharma ordinary shares or equivalent cash amount into the escrow account.

The deed of covenant will terminate upon the termination of the merger agreement in accordance with its terms. Following the effective date, the deed of covenant will terminate with respect to each securityholder upon the date on which such securityholder has performed his or its obligations under the deed of covenant.

Power of Attorney and Contribution Agreement

The following is a summary of the material provisions of the power of attorney and contribution agreement entered into by Jazz Pharmaceuticals, merger sub, Mr. Mulligan as the indemnitors’ representative, Azur Pharma and certain securityholders of Azur Pharma, and is qualified in its entirety by reference to the full text of the text of such power of attorney and contribution agreement which is attached as Annex H to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus.

Concurrently with entering into the merger agreement, certain holders of Azur Pharma ordinary shares or options to acquire Azur Pharma ordinary shares, which holders are referred to in this section of the proxy statement/prospectus as the “securityholders,” entered into a power of attorney and contribution agreement with Azur Pharma, merger sub, Jazz Pharmaceuticals and Mr. Mulligan as the indemnitors’ representative, which is referred to in this proxy statement/prospectus as the “power of attorney,” pursuant to which, among other things each securityholder agreed to be bound by the indemnification obligations set forth in the merger agreement.

In addition, under the terms of the power of attorney each securityholder agreed to the appointment of Mr. Mulligan as the representative for the indemnitors and agreed that Mr. Mulligan will have the full and irrevocable power and authority to, among other things:

•	enter into the escrow agreement and other ancillary agreements on behalf of the indemnitors;

•

take any action, give any consent and do or omit to do anything in connection with any claim for indemnification by the indemnitees or pursuant to the power and authorities vested in the indemnitors’ representative by the merger agreement, the power of attorney, the escrow agreement and the other ancillary agreements, including disputing, electing not to dispute or settling any indemnification claims made by the indemnitees; and

•	direct the escrow agent to release any amount with respect to indemnification claims against the indemnitors that have been settled or determined.

Under the terms of the power of attorney, each of the securityholders further agreed to indemnify the indemnitors’ representative (severally and on a pro rata basis based on the number of Azur Pharma ordinary shares held by such indemnitor) with respect to damages incurred by him in taking any action, giving any consent or doing or omitting to do anything in his capacity as indemnitors’ representative or in connection with any claim.

Registration Rights Agreement

The following is a summary of the material provisions of the registration rights agreement to be entered into by Azur Pharma and certain shareholders of Azur Pharma, and is qualified in its entirety by reference to the full text of the form of such registration rights agreement which is attached as Annex I to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus.

The merger agreement contemplates that Azur Pharma and the holders of record of Azur Pharma ordinary shares as of the date of the merger agreement, which are collectively referred to in this proxy statement/prospectus as the “Azur Pharma rights parties,” will enter into a registration rights agreement providing for the registration for resale under the Securities Act of the New Jazz ordinary shares held by the Azur Pharma rights parties immediately following the closing, which is referred to in this proxy statement/prospectus as the “registration rights agreement.” Based on shares outstanding on October 17, 2011 and the other assumptions described under the section entitled “The Reorganization and the Merger—The Merger” and assuming the merger had closed as of that date, the Azur Pharma rights parties would hold an aggregate of approximately 12,267,876 New Jazz ordinary shares immediately after the merger. The New Jazz ordinary shares subject to the registration rights agreement are referred to in this proxy statement/prospectus as the “registrable securities.”

Pursuant to the registration rights agreement, Azur Pharma agreed to file a registration statement with the SEC covering the resale of all of the registrable securities as soon as reasonably practicable following the date the registration statement of which this proxy statement/prospectus is a part is declared effective by the SEC, and to use its reasonable best efforts to cause such resale registration statement, which is referred to in this proxy statement/prospectus as the “Azur Pharma resale registration statement,” to become effective under the Securities Act by the closing date or as soon as reasonably practicable thereafter.

Under the registration rights agreement, holders of registrable securities will be entitled to sell registrable securities in an underwritten public offering under the resale registration statement provided that the aggregate amount of registrable securities to be offered and sold in an underwritten public offering represent not less than 5% of the total New Jazz ordinary shares outstanding at such time or are reasonably expected to result in aggregate gross proceeds of not less than $50 million, subject to New Jazz’s ability to defer effecting such an underwritten public offering under certain circumstances. New Jazz is not obligated to effect more than two underwritten public offerings under the registration rights agreement in any 12-month period and no more than three total underwritten public offerings under the registration rights agreement during the term of the registration rights agreement.

The registration rights provided to each holder of registrable securities under the registration rights agreement will terminate upon the earlier to occur of:

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such time as all registrable securities then held by such holder may be sold to the public without registration under the Securities Act, including under Rule 144 of the Securities Act, without being subject to any restrictions (including volume limitation, manner of sale and current public information requirements); or

•

the date that is two years following the first date on which the registration statement registering all of such holder’s registrable securities became or was declared effective under the Securities Act, provided that such two year period is subject to extension for the number of days that the effectiveness of the registration statement(s) registering the resale of such holder’s registrable securities have been suspended in accordance with the terms of the registration rights agreement.

New Jazz has agreed to pay all expenses relating to any registrations and permitted underwritten public offerings under the registration rights agreement, other than underwriting discounts and commissions. The registration rights agreement also provides for cross-indemnification for some liabilities, including liabilities arising under the Securities Act. If the holders of registrable securities sell a large number of New Jazz ordinary shares following the merger, these sales could adversely affect the market price for New Jazz ordinary shares.

STOCKHOLDER ADVISORY VOTE ON CERTAIN COMPENSATORY ARRANGEMENTS

Background; Stockholder Resolution

Under the Dodd-Frank Act and section 14A of the Exchange Act, Jazz Pharmaceuticals stockholders are entitled to vote to approve, on an advisory basis, the compensation of the named executive officers of Jazz Pharmaceuticals that is based on or otherwise relates to the merger as disclosed in this proxy statement/prospectus, which compensation is referred to in this proxy statement/prospectus as the “merger-related compensation.” The terms of the merger-related compensation are described in this proxy statement/prospectus under “The Reorganization and the Merger—Interests of Certain Persons in the Merger—Management—Jazz Pharmaceuticals—Merger-Related Compensation.”

In accordance with the above requirements, Jazz Pharmaceuticals is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to the named executive officers of Jazz Pharmaceuticals in connection with the merger, as disclosed in the Golden Parachute Compensation table and narrative discussion as set forth in this proxy statement/prospectus under “The Reorganization and the Merger—Interests of Certain Persons in the Merger—Management—Jazz Pharmaceuticals—Merger-Related Compensation” beginning on page 83 is hereby APPROVED.”

Required Vote; Board Recommendation

The affirmative vote of the holders of at least a majority of the shares of Jazz Pharmaceuticals common stock represented and voting either in person or by proxy at the special meeting and entitled to vote is required for approval of the proposal to approve the merger-related compensation. However, because the vote on this proposal is advisory, it will not be binding on the Jazz Pharmaceuticals board of directors. The merger-related compensation is a contractual obligation of Jazz Pharmaceuticals to each of the named executive officers of Jazz Pharmaceuticals. Thus, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the conditions applicable thereto, if the merger is approved.

The advisory vote on the merger-related compensation (which is referred to in this proxy statement/prospectus as “Proposal 2”) is a vote separate and apart from the vote to adopt the merger agreement and approve the merger and is a vote separate and apart from the votes on each of the other proposals. Accordingly, you may vote to approve this Proposal 2 and vote against any of the other proposals, or you may vote against this Proposal 2 and vote to adopt the merger agreement and approve the merger and to approve any of the other proposals. Advisory approval of this Proposal 2 to approve the merger-related compensation is not a condition to the completion of the merger and whether or not this Proposal 2 is approved will have no impact on the completion of the merger.

The Jazz Pharmaceuticals board of directors recommends that the Jazz Pharmaceuticals stockholders vote “FOR” the proposal to approve, on an advisory basis, the merger-related compensation as described in this proxy statement/prospectus.

APPROVAL OF THE JAZZ PHARMACEUTICALS, INC. 2011 EQUITY INCENTIVE PLAN

The 2011 Equity Plan was adopted by the Jazz Pharmaceuticals board of directors on October 24, 2011, subject to stockholder approval and consummation of the merger. Jazz Pharmaceuticals also maintains the Jazz Pharmaceuticals, Inc. 2007 Equity Incentive Plan, which is referred to in this proxy statement/prospectus as the “2007 Plan,” which was the successor to and continuation of the Jazz Pharmaceuticals, Inc. 2003 Equity Incentive Plan, which is referred to in this proxy statement/prospectus as the “2003 Plan,” and the Jazz Pharmaceuticals, Inc. Amended and Restated 2007 Non-Employee Directors Stock Option Plan, which is referred to in this proxy statement/prospectus as the “2007 Directors Plan” and, together with the 2007 Plan and the 2003 Plan, the “Prior Plans.”

Reasons to Approve the 2011 Equity Plan

If the 2011 Equity Plan is approved by the Jazz Pharmaceuticals stockholders and the merger is consummated, the 2011 Equity Plan will become effective immediately prior to the effective time and will be assumed by New Jazz at the effective time, and will be used to grant awards to employees of New Jazz and subsidiaries of New Jazz after completion of the merger. The Jazz Pharmaceuticals board of directors believes that the approval of the 2011 Equity Plan is necessary to enable New Jazz to continue to grant stock options and other awards to its employees and the employees of the subsidiaries of New Jazz at levels reasonably necessary to attract, retain and motivate talent after completion of the merger. The 2011 Equity Plan will also allow New Jazz to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of employees of New Jazz and its subsidiaries, and to provide long term incentives that align the interests of employees with the interests of New Jazz shareholders. Accordingly, approval of the proposal to approve the 2011 Equity Plan (which is referred to in this proxy statement/prospectus as “Proposal 3”) will also constitute approval by the Jazz Pharmaceuticals stockholders of the assumption of the 2011 Equity Plan in the merger by New Jazz.

Approval of the 2011 Equity Plan by the Jazz Pharmaceuticals stockholders is also required to ensure that stock options and performance-based awards granted under the 2011 Equity Plan will qualify as “performance-based compensation” within the meaning of Section 162(m) of the code, which is referred to in this proxy statement/prospectus as “section 162(m).” Section 162(m) denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For the grant of awards under a plan to qualify as “performance-based compensation” under section 162(m), among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance-based stock awards, and the amount of cash that may be subject to performance-based cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). These terms must be approved by the stockholders and, accordingly, the Jazz Pharmaceuticals stockholders are requested to approve the 2011 Equity Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance-based awards granted under the 2011 Equity Plan (as described in the summary below).

Description of the 2011 Equity Plan

If the 2011 Equity Plan is approved by the Jazz Pharmaceuticals stockholders and the merger is consummated, the 2011 Equity Plan will become effective immediately prior to the effective time and will be assumed by New Jazz at the effective time. In addition, at the effective time and upon assumption of the 2011 Equity Plan by New Jazz, the shares of Jazz Pharmaceuticals common stock available for grant under the 2011 Equity Plan will be converted into an equal number of New Jazz ordinary shares. Accordingly, the following summary describes the material features of the 2011 Equity Plan as it would be in effect upon consummation of the merger, assumption of the 2011 Equity Plan by New Jazz, and conversion of the shares of Jazz Pharmaceuticals common stock available for grant under the 2011 Equity Plan into New Jazz ordinary shares. This summary is qualified in its entirety by reference to the complete text of the 2011 Equity Plan, except that the attached 2011 Equity Plan does not reflect the changes described in the previous sentence. Jazz Pharmaceuticals stockholders are urged to read the actual text of the 2011 Equity Plan in its entirety, which is set forth in Annex J to this proxy statement/prospectus.

Background

All outstanding stock awards granted under the Prior Plans will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the Prior Plans.

However, if the Jazz Pharmaceuticals stockholders approve this Proposal 3 and the merger is consummated, then as of and after the effective date of the 2011 Equity Plan, any shares subject to outstanding stock awards granted under the 2003 Plan or the 2007 Plan that expire or terminate for any reason prior to exercise or settlement, are forfeited because of the failure to meet a contingency or condition required to vest such shares or, subject to applicable law, repurchased at the original issuance price, or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation in connection with an award, which are collectively referred to in this Proposal 3 as the “returning shares,” will immediately be added to the share reserve of the 2011 Equity Plan as and when such shares become returning shares and will become available for issuance pursuant to awards granted under the 2011 Equity Plan. Additionally, if the Jazz Pharmaceuticals stockholders approve this Proposal 3 and the merger is consummated, the share reserve of the 2007 Plan will be reduced to 1,000,000 shares available for grant after the effective time and there will be no further automatic increases to the share reserve of the 2007 Plan.

If the Jazz Pharmaceuticals stockholders do not approve Proposal 1 to adopt the merger agreement and approve the merger, or if the merger is otherwise not consummated, then the 2011 Equity Plan will not become effective. Likewise, if the Jazz Pharmaceuticals stockholders approve Proposal 1 and the merger is consummated, but the Jazz Pharmaceuticals stockholders have not approved this Proposal 3, then only the 2007 Plan and the 2007 Directors Plan, but not the 2011 Equity Plan, will be assumed by New Jazz in the merger pursuant to the merger agreement and may be used by New Jazz to grant awards after the merger in accordance with the respective terms of such plans.

Types of Awards

The terms of the 2011 Equity Plan provide for the grant of stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, shares, or other property.

Shares Available for Awards

If this Proposal 3 is approved and the merger is consummated, the total number of New Jazz ordinary shares that will be authorized for issuance under the 2011 Equity Plan will be 5,000,000 shares, plus the returning shares, if any, as such shares become available from time to time, which is collectively referred to in this proxy statement/prospectus as the “share reserve.” In addition, the share reserve will automatically increase on January 1 of each year for a period of ten years, starting on January 1, 2013 and continuing through January 1, 2022, by the least of (a) 4.5% of the total number of New Jazz ordinary shares outstanding on December 31 of the preceding calendar year, (b) 5,000,000 shares, or (c) such lesser number of New Jazz ordinary shares as determined by the New Jazz board of directors.

If a stock award granted under the 2011 Equity Plan expires or otherwise terminates without all of the shares covered by the stock award having been issued, or is settled in cash, such expiration, termination or settlement will not reduce the number of shares that may be available for issuance under the 2011 Equity Plan. If any shares issued pursuant to a stock award are forfeited back to or, subject to applicable law, repurchased by New Jazz or any of its affiliates, or if any shares are cancelled in accordance with the cancellation and regrant provisions of the 2011 Equity Plan, then the shares that are forfeited, repurchased or canceled will again become available for issuance under the 2011 Equity Plan. If any shares subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or a stock award is exercised through a reduction of shares subject to the stock award (i.e., “net exercised”) or an appreciation distribution in respect of a stock appreciation right is paid in shares, the number of shares that are not delivered will remain available for subsequent issuance under the 2011 Equity Plan. If the exercise price of any stock award is satisfied by tendering New Jazz ordinary shares held by a participant (either by actual delivery or attestation), then the number of tendered shares will remain available for issuance under the 2011 Equity Plan.

The shares issuable under the 2011 Equity Plan after consummation of the merger will be authorized but unissued or reacquired New Jazz ordinary shares, including shares repurchased by New Jazz or any of its affiliates on the open market or otherwise.

Eligibility

All of the approximately 265 employees (including officers) of Jazz Pharmaceuticals and approximately 170 employees (including officers) of Azur Pharma and its subsidiaries as of the record date will be eligible to participate in the 2011 Equity Plan and may receive all types of awards under the 2011 Equity Plan.

Administration

The 2011 Equity Plan will be administered by the New Jazz board of directors, which may in turn delegate authority to administer the 2011 Equity Plan to a committee. The New Jazz board of directors may delegate administration of the 2011 Equity Plan to the compensation committee of the New Jazz board of directors, which is referred to in this Proposal 3 as the “compensation committee,” but may retain authority to concurrently administer the 2011 Equity Plan with the compensation committee and may, at any time, revest in itself some or all of the power previously delegated to the compensation committee. Subject to the terms of the 2011 Equity Plan, the New Jazz board of directors or an authorized committee may determine the recipients, numbers and types of stock awards to be granted, and terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the New Jazz board of directors or an authorized committee also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2011 Equity Plan.

In the discretion of the New Jazz board of directors, the compensation committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of section 162(m). The compensation committee will have the authority to delegate its administrative powers under the 2011 Equity Plan to a subcommittee consisting of members of the compensation committee and may, at any time, revest in itself some or all of the power previously delegated to the subcommittee. As used in this Proposal 3, except as explicitly stated otherwise, with respect to the 2011 Equity Plan, the “New Jazz board of directors” refers to any committee the New Jazz board of directors appoints or, if applicable, any subcommittee, as well as to the New Jazz board of directors itself.

The New Jazz board of directors may also delegate to one or more of New Jazz’s officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that the New Jazz board of directors must specify the total number of New Jazz ordinary shares that may be subject to the stock awards granted by such officer and such officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the 2011 Equity Plan, the New Jazz board of directors will have the authority, with the consent of any adversely affected participant, to (i) reprice any outstanding stock option or stock appreciation right by reducing the exercise price of the stock option or stock appreciation right, but not below the nominal value of the shares subject to the stock option or stock appreciation right, (ii) cancel any outstanding stock option or stock appreciation right in exchange for cash or other stock awards, and (iii) take any other action that may be treated as a repricing under generally accepted accounting principles.

Stock Options

Stock options may be granted under the 2011 Equity Plan pursuant to stock option agreements. The 2011 Equity Plan permits the grant of stock options that qualify as incentive stock options, which are referred to in this proxy statement/prospectus as “ISOs,” and nonstatutory stock options, which are referred to in this proxy statement/prospectus as “NSOs.” Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the shares subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the shares subject to the stock option on the date of grant and, in some cases (see “—Description of the 2011 Equity Incentive Plan—Limitations” below), may not be less than 110% of such fair market value. On the record date, the closing price of Jazz Pharmaceuticals common stock as reported on NASDAQ was $34.99 per share.

The term of stock options granted under the 2011 Equity Plan may not exceed ten years. Unless the terms of an optionholder’s stock option agreement or other agreement with New Jazz or any of its affiliates provide for earlier or later termination, if an optionholder’s service relationship with New Jazz, or any of its affiliates, ceases due to death or disability (or the optionholder dies within a certain period, if any, following cessation of service), the optionholder, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months after the date the service relationship ends due to the optionholder’s disability or 18 months after the date the service relationship ends due to the optionholder’s death. Except as explicitly provided otherwise in an optionholder’s stock option agreement or other agreement with New Jazz or any of its affiliates, if an optionholder’s service relationship with New Jazz, or any of its affiliates, is terminated for cause, the optionholder may exercise any vested stock options for up to five days after the date the service relationship ended. If an optionholder’s service relationship with New Jazz, or any of its affiliates, ceases for any other reason, the optionholder may exercise any vested stock options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement or other agreement with New Jazz or any of its affiliates provide for a longer or shorter period to exercise the stock option. Under the 2011 Equity Plan, the stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of shares received upon exercise of a stock option would violate New Jazz’s insider trading policy. In no event may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of New Jazz ordinary shares pursuant to the exercise of a stock option under the 2011 Equity Plan will be determined by the New Jazz board of directors and may include cash, check, bank draft or money order made payable to New Jazz, payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, ordinary shares previously owned by the optionholder, a net exercise feature (for NSOs only), or other legal consideration approved by the New Jazz board of directors and permissible under applicable law, provided that the nominal value of any newly issued shares is fully paid.

Stock options granted under the 2011 Equity Plan may become exercisable in cumulative increments, or “vest,” as determined by the New Jazz board of directors at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2011 Equity Plan may be subject to different vesting schedules as the New Jazz board of directors may determine. The New Jazz board of directors also will have flexibility to provide for accelerated vesting of equity awards in certain events.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or, subject to approval by the New Jazz board of directors or a duly authorized officer, a domestic relations order or other divorce or separation instrument. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the stock option following the optionholder’s death.

Limitations

The aggregate fair market value, determined at the time of grant, of New Jazz ordinary shares with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of New Jazz’s share plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit will be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own shares possessing more than 10% of the total combined voting power of New Jazz or any of its affiliates unless the following conditions are satisfied:

•	the stock option exercise price must be at least 110% of the fair market value of the shares subject to the stock option on the date of grant; and

•	the term of any ISO award must not exceed five years from the date of grant.

The aggregate maximum number of New Jazz ordinary shares that may be issued pursuant to the exercise of ISOs is 100,000,000 shares. In addition, under the 2011 Equity Plan no employee may be granted stock options, stock appreciation rights, or other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of the shares subject to the awards on the date the stock awards are granted covering more than 2,000,000 New Jazz ordinary shares in any calendar year.

Restricted Stock Awards

Restricted stock awards may be granted under the 2011 Equity Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to New Jazz, the recipient’s services performed for New Jazz or any of its affiliates, or any other form of legal consideration acceptable to the New Jazz board of directors and permissible under applicable law, provided that the nominal value of any newly issued shares is fully paid. Ordinary shares of New Jazz acquired under a restricted stock award may be subject to forfeiture to New Jazz in accordance with a vesting schedule to be determined by the New Jazz board of directors. Rights to acquire New Jazz ordinary shares under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2011 Equity Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the New Jazz board of directors and permissible under applicable law, provided that the nominal value of any newly issued shares is fully paid. New Jazz will settle a payment due to a recipient of a restricted stock unit award by delivery of New Jazz ordinary shares, by cash, by a combination of cash and shares, or in any other form of consideration determined by the New Jazz board of directors and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of New Jazz ordinary shares covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the New Jazz board of directors. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2011 Equity Plan pursuant to stock appreciation rights agreements. Each stock appreciation right will be denominated in ordinary share equivalents. The strike price of each stock appreciation right will be determined by the New Jazz board of directors but will in no event be less than 100% of the fair market value of the shares subject to the stock appreciation right at the time of grant. The New Jazz board of directors may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in New Jazz ordinary shares, in cash, in a combination of cash and shares, or in any other form of legal consideration approved by the New Jazz board of directors and permissible under applicable law and set forth in the stock appreciation right agreement, provided that the nominal value of the shares is fully paid. Stock appreciation rights will be subject to the same conditions upon termination and restrictions on transfer as stock options under the 2011 Equity Plan.

Performance Awards

The 2011 Equity Plan provides for the grant of two types of performance awards: performance stock awards and performance cash awards. Performance awards may be granted, vest or be exercised (as applicable) based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained with respect to a performance award will be determined by the compensation committee, except that the New Jazz board of directors also may make any such determinations to the extent that the award is not intended to comply with section 162(m). The maximum amount covered by a performance award that may be granted to any individual in a calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals) may not exceed 2,000,000 New Jazz ordinary shares in the case of performance stock awards, or $15,000,000 in the case of performance cash awards.

In granting a performance award intended to qualify as “performance-based compensation” under section 162(m), the compensation committee will set a period of time, which is referred to in this proxy statement/prospectus as a “performance period,” over which the attainment of one or more goals, which are referred to in this proxy statement/prospectus as “performance goals,” will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. Within the time period prescribed by section 162(m), at a time when the achievement of the performance goals remains substantially uncertain (typically before the 90th day of a performance period or the date on which 25% percent of the performance period has elapsed), the compensation committee will establish the performance goals, based upon one or more criteria, which are referred to in this proxy statement/prospectus as “performance criteria,” enumerated in the 2011 Equity Plan and described below. As soon as administratively practicable following the end of the performance period, the compensation committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the 2011 Equity Plan will be based on one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total shareholder return; (v) return on equity or average shareholder’s equity; (vi) return on assets, investment, or capital employed; (vii) share price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets (including volume-based measures); (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) shareholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an award is not intended to comply with section 162(m), other measures of performance selected by the compensation committee or the New Jazz board of directors.

Unless specified otherwise in an award agreement at the time the award is granted or in another document setting forth the performance goals at the time they are established, adjustments will be appropriately made when calculating the attainment of performance goals for a performance period, to exclude the following: (i) restructuring and/or other nonrecurring charges; (ii) exchange rate effects, as applicable, for non-dollar denominated performance goals; (iii) the effects of changes to generally accepted accounting principles; (iv) the effects of any statutory adjustments to corporate tax rates; and (v) the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the compensation committee (and the New Jazz board of directors, to the extent that the award is not intended to comply with section 162(m)) retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

If this Proposal 3 is approved by the Jazz Pharmaceuticals stockholders and the merger is consummated, compensation attributable to performance awards under the 2011 Equity Plan will qualify as performance-based compensation under section 162(m), provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or vests or becomes exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and (iii) the compensation committee certifies in writing prior to the granting, payment or exercisability of the award that the performance goal has been satisfied.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to New Jazz ordinary shares may be granted either alone or in addition to other stock awards under the 2011 Equity Plan. The New Jazz board of directors will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of New Jazz ordinary shares to be granted and all other conditions of such other stock awards, provided that the nominal value of any newly issued shares is fully paid in a form permissible under applicable law. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the New Jazz board of directors.

Clawback Policy

Any amounts paid under the 2011 Equity Plan will be subject to recoupment in accordance with any clawback policy that New Jazz is required to adopt pursuant to the listing standards of any national securities exchange or association on which New Jazz’s securities are listed or as is otherwise required by the Dodd-Frank Act or other applicable law.

Changes to Capital Structure

In the event of certain capitalization adjustments, the New Jazz board of directors will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2011 Equity Plan, (ii) the class(es) and maximum number of securities by which the share reserve may increase automatically each year, (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs, (iv) the class(es) and maximum number of securities that may be awarded to any person pursuant to section 162(m) limits, and (v) the class(es) and number of securities and price per share of shares subject to outstanding stock awards.

Corporate Transactions

In the event of certain significant corporate transactions (as defined in the 2011 Equity Plan), the New Jazz board of directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by the New Jazz board of directors at the time of grant:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation (or its parent company);

•

arrange for the assignment of any reacquisition or repurchase rights held by New Jazz or any of its affiliates with respect to the stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting and exercisability of a stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by New Jazz or any of its affiliates with respect to the stock award;

•

cancel or arrange for the cancellation of a stock award, to the extent not vested or exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as the New Jazz board of directors may consider appropriate; or

•

make a payment equal to the excess, if any, of (a) the value of the property that the participant would have received upon the exercise of the stock award over (b) any exercise price payable in connection with such exercise.

The New Jazz board of directors need not take the same action for each stock award or with regard to all participants.

Change in Control

The New Jazz board of directors will have the discretion to provide for additional acceleration of vesting and exercisability of a stock award upon or after a change in control (as defined in the 2011 Equity Plan) in a stock award agreement or other written agreement with the participant. However, in the absence of any such provision, no such acceleration will occur with respect to stock awards held by participants under the 2011 Equity Plan.

The acceleration of vesting of an award in the event of a corporate transaction or change in control under the 2011 Equity Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of New Jazz.

Plan Amendments

The New Jazz board of directors will have the authority to amend or terminate the 2011 Equity Plan. However, no amendment or termination of the 2011 Equity Plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. New Jazz will obtain shareholder approval of any amendment to the 2011 Equity Plan as required by applicable law and listing requirements.

Plan Termination

The New Jazz board of directors may suspend or terminate the 2011 Equity Plan at any time. No ISOs will be granted after the tenth anniversary of the earlier of the date the 2011 Equity Plan was adopted by the Jazz Pharmaceuticals board of directors or approved by the Jazz Pharmaceuticals stockholders.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of shares acquired as a result of an award. The 2011 Equity Plan will not be qualified under the provisions of Section 401(a) of the code and will not be subject to any of the provisions of the Employee Retirement Income Security Act of 1974. New Jazz’s ability to realize the benefit of any tax deductions described below will depend on its generation of taxable income, as well as the requirement of reasonableness, the provisions of section 162(m) and the satisfaction of its tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying shares on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares over the exercise price. If the optionholder is employed by New Jazz or one of its affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of section 162(m) and the satisfaction of a tax reporting obligation, New Jazz will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The 2011 Equity Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the code. Under the code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

New Jazz will not be allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, New Jazz will be allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to section 162(m) and provided that amount constitutes an ordinary and necessary business expense for New Jazz and is reasonable in amount, and either the employee includes that amount in income or New Jazz timely satisfies its reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the shares are received equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. If, however, the shares are not vested when they are received (for example, if the employee is required to work for a period of time in order to have the right to sell the shares), the recipient generally will not recognize income until the shares become vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date they become vested over any amount paid by the recipient in exchange for the shares. A recipient may, however, file an election with the IRS, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the shares on the date the award is granted over any amount paid by the recipient for the shares.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the shares are received or when the shares become vested.

Subject to the requirement of reasonableness, the provisions of section 162(m) and the satisfaction of a tax reporting obligation, New Jazz will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a stock unit structured to conform to the requirements of section 409A of the code or an exception to section 409A of the code will recognize ordinary income at the time the shares are delivered equal to the excess, if any, of the fair market value of the New Jazz ordinary shares received over any amount paid by the recipient in exchange for the New Jazz ordinary shares. To conform to the requirements of section 409A of the code, the New Jazz ordinary shares subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of section 409A of the code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the shares are delivered.

Subject to the requirement of reasonableness, the provisions of section 162(m) and the satisfaction of a tax reporting obligation, New Jazz will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

New Jazz may grant under the 2011 Equity Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2011 Equity Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying shares on the grant date, the recipient will recognize ordinary income equal to the fair market value of the shares or cash received upon such exercise.

Subject to the requirement of reasonableness, the provisions of section 162(m) and the satisfaction of a tax reporting obligation, New Jazz will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Section 162(m) Limitations

Compensation of persons who are “covered employees” of New Jazz or its affiliates will be subject to the tax deduction limits of section 162(m). However, awards that qualify as “performance-based compensation” are exempt from section 162(m) and New Jazz will be able to claim the full federal tax deduction otherwise allowed for such compensation. The 2011 Equity Plan is intended to enable the compensation committee to make awards, including stock and cash performance awards, that will be exempt from the deduction limits of section 162(m). Under section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are approved by a compensation committee composed solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the shares on the date of grant. Compensation attributable to performance stock awards and performance cash awards will qualify as performance-based compensation, provided that (i) the award is approved by a compensation committee composed solely of “outside directors,” (ii) the award is granted, becomes vested or is settled, as applicable, only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) a committee of outside directors certifies in writing prior to the granting (or vesting or settlement) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the maximum amount, payable upon attainment of the performance goal).

New Plan Benefits

Awards under the 2011 Equity Plan are discretionary and are not subject to set benefits or amounts, and Jazz Pharmaceuticals has not approved any awards that are conditioned on stockholder approval of the 2011 Equity Plan. Accordingly, Jazz Pharmaceuticals cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees of New Jazz under the 2011 Equity Plan.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2010 with respect to all of Jazz Pharmaceuticals’ equity compensation plans in effect on that date.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders:
2007 Equity Incentive Plan	5,166,096		$10.53	(1)	1,914,503	(2)
2007 Employee Stock Purchase Plan	—				100,881	(3)
Amended and Restated 2007 Non-Employee Directors Stock Option Plan	387,500		$8.25		2,500	(4)
Equity compensation plans not approved by securityholders:
Amended and Restated Directors Deferred Compensation Plan	101,460	(5)			175,834	(6)

Total	5,655,056				2,193,718

(1)	The weighted average exercise price of outstanding options and rights under the 2007 Plan includes the effect of Jazz Pharmaceuticals’ grant of restricted stock units under the 2007 Plan, which restricted stock units were granted in consideration of services rendered to Jazz Pharmaceuticals and do not carry an exercise price. The weighted average exercise price of outstanding options under the 2007 Plan as of December 31, 2010 was $10.56, excluding the grant of the restricted stock units but including shares subject to options originally granted under the 2003 Plan.
(2)	As of December 31, 2010, an aggregate of 8,223,848 shares of Jazz Pharmaceuticals common stock were reserved for issuance under the 2007 Plan, of which 1,914,503 remained available for future issuance. The number of shares reserved for issuance under the 2007 Plan includes shares subject to options originally granted under the 2003 Plan that will become available for issuance under the 2007 Plan upon the expiration or termination of such options for any reason prior to exercise or settlement. The number of shares reserved for issuance under the 2007 Plan automatically increases on each January 1, from January 1, 2008 through (and including) January 1, 2017, by the lesser of (a) 4.5% of the total number of shares of Jazz Pharmaceuticals common stock outstanding on December 31 of the preceding year or (b) 3,000,000 shares (or such lesser amount as may be approved by the Jazz Pharmaceuticals board of directors). On January 1, 2011, the number of shares reserved for issuance under the 2007 Plan increased by 1,798,166 shares pursuant to this automatic share increase provision.
(3)	As of December 31, 2010, an aggregate of 1,400,000 shares of Jazz Pharmaceuticals common stock had been authorized for issuance under the Jazz Pharmaceuticals 2007 Employee Stock Purchase Plan, of which 100,881 remained available for future issuance under the Jazz Pharmaceuticals 2007 Employee Stock Purchase Plan, and with up to a maximum of 260,000 shares that could be purchased in the current purchase period (after giving effect to the automatic increase on January 1, 2011 referenced below). Subsequently, the aggregate number of shares available for issuance in any six month purchase period will be 175,000. The number of shares reserved for issuance under the Jazz Pharmaceuticals 2007 Employee Stock Purchase Plan automatically increases on each January 1, from January 1, 2008 through (and including) January 1, 2017, by the lesser of (a) 1.5% of the total number of shares of Jazz Pharmaceuticals common stock outstanding on December 31 of the preceding calendar year or (b) 350,000 shares, (or such lesser amount as may be approved by the Jazz Pharmaceuticals board of directors). On January 1, 2011, the number of shares reserved for issuance under the Jazz Pharmaceuticals 2007 Employee Stock Purchase Plan increased by 350,000 shares pursuant to this automatic share increase provision.

(4)	As of December 31, 2010, an aggregate of 473,963 shares of Jazz Pharmaceuticals common stock were reserved for issuance under the 2007 Directors Plan, of which 2,500 shares remained available for future issuance. The number of shares remaining available for issuance under the 2007 Directors Plan as shown in the table above has been reduced by the number of shares credited to non-employee directors’ stock accounts under the Jazz Pharmaceuticals Amended and Restated Directors Deferred Compensation Plan, which is referred to in this proxy statement/prospectus as the “Directors Deferred Plan,” prior to August 15, 2010. The number of shares reserved for issuance under the 2007 Directors Plan automatically increases on each January 1, from January 1, 2008 through (and including) January 1, 2017, by the sum of (a) the excess of (i) the number of shares of common stock subject to options granted during the preceding calendar year under the 2007 Directors Plan, over (ii) the number of shares added back to the share reserve under the 2007 Directors Plan during the preceding calendar year and (b) for the automatic annual increases occurring on or prior to January 1, 2010 only, the aggregate number of shares credited to non-employee directors’ stock accounts under the Directors Deferred Plan (or such lesser amount as may be approved by the Jazz Pharmaceuticals board of directors). In no event may the amount of any such annual increase exceed 200,000 shares. On January 1, 2011, the number of shares reserved for issuance under the 2007 Directors Plan increased by 197,500 shares pursuant to this automatic share increase provision.
(5)	Represents shares credited to individual non-employee director stock accounts in lieu of cash director fees as of December 31, 2010 under the Directors Deferred Plan. There is no exercise price for these shares. Distributions in shares of Jazz Pharmaceuticals common stock under the Directors Deferred Plan are funded (i) with the shares reserved under the 2007 Directors Plan for amounts credited to non-employee directors’ stock accounts under the Directors Deferred Plan prior to August 15, 2010 and (ii) with shares reserved under the Directors Deferred Plan for amounts credited to non-employee directors’ stock accounts on or after August 15, 2010. See “Director Compensation—Directors Deferred Compensation Plan” for a description of the Directors Deferred Plan.
(6)	Prior to August 15, 2010, amounts credited to non-employee directors’ stock accounts pursuant to the Directors Deferred Plan were funded with the shares reserved under the 2007 Directors Plan. In August 2010, a separate reserve for 200,000 shares was created under the Directors Deferred Plan which funds all distributions under this plan on or after August 15, 2010.

Required Vote; Board Recommendation

The affirmative vote of the holders of at least a majority of the shares of Jazz Pharmaceuticals common stock represented and voting either in person or by proxy at the special meeting and entitled to vote is required for approval of this Proposal 3 to approve the 2011 Equity Plan.

The vote on this Proposal 3 to approve the 2011 Equity Plan is a vote separate and apart from the vote on Proposal 1 to adopt the merger agreement and approve the merger and is a vote separate and apart from the votes on each of the other proposals. Accordingly, you may vote to approve this Proposal 3 and vote against any of the other proposals, or you may vote against this Proposal 3 and vote to adopt the merger agreement and approve the merger and to approve any of the other proposals. Approval of this Proposal 3 is not a condition to the completion of the merger and whether or not this Proposal 3 is approved will have no impact on the completion of the merger. However, if Proposal 1 to adopt the merger agreement and approve the merger is not approved, or if the merger is otherwise not completed, then the 2011 Equity Plan will not become effective.

The Jazz Pharmaceuticals board of directors recommends that the Jazz Pharmaceuticals stockholders vote “FOR” this Proposal 3 to approve the 2011 Equity Plan.

APPROVAL OF THE AMENDMENT AND RESTATEMENT

OF THE JAZZ PHARMACEUTICALS, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN

In May 2007, the Jazz Pharmaceuticals board of directors adopted, and the Jazz Pharmaceuticals stockholders subsequently approved, the Jazz Pharmaceuticals, Inc. 2007 Employee Stock Purchase Plan, which is referred to in this proxy statement/prospectus as the “ESPP.” The ESPP was amended and restated by the Jazz Pharmaceuticals board of directors on September 29, 2010. On October 24, 2011, the Jazz Pharmaceuticals board of directors approved a further amendment and restatement of the ESPP, subject to stockholder approval and consummation of the merger, to increase the number of shares authorized for issuance under the ESPP. The ESPP, as amended and restated by the Jazz Pharmaceuticals board of directors on October 24, 2011, is referred to as the “Amended ESPP” throughout this proxy statement/prospectus.

Reasons to Approve the Amended ESPP

If the Amended ESPP is approved by the Jazz Pharmaceuticals stockholders and the merger is consummated, the Amended ESPP will become effective immediately prior to the effective time and will be assumed by New Jazz at the effective time, and may be used to grant purchase rights to employees of New Jazz and its designated subsidiaries after completion of the merger. The Jazz Pharmaceuticals board of directors believes that the approval of the Amended ESPP is necessary to enable New Jazz to continue to grant purchase rights to its employees and the employees of its designated subsidiaries, and that the availability of an adequate reserve of shares under the Amended ESPP is an important factor in attracting, retaining and motivating qualified employees after completion of the merger and in aligning their long-term interests with those of New Jazz shareholders. Accordingly, approval of the proposal to approve the amended ESPP (which is referred to in this proxy statement/prospectus as “Proposal 4”) will also constitute approval by the Jazz Pharmaceuticals stockholders of the assumption of the Amended ESPP in the merger by New Jazz.

Description of the Amended ESPP

If the Amended ESPP is approved by the Jazz Pharmaceuticals stockholders and the merger is consummated, the Amended ESPP will become effective immediately prior to the effective time and will be assumed by New Jazz at the effective time. In addition, at the effective time and assumption of the Amended ESPP by New Jazz, the shares of Jazz Pharmaceuticals common stock available for grant under the Amended ESPP will be converted into an equal number of New Jazz ordinary shares. Accordingly, the following summary describes the material features of the Amended ESPP as it would be in effect upon consummation of the merger, assumption of the Amended ESPP by New Jazz, and conversion of the shares of Jazz Pharmaceuticals common stock available for grant under the Amended ESPP into New Jazz ordinary shares. This summary is qualified in its entirety by reference to the complete text of the Amended ESPP, except that the attached Amended ESPP does not reflect the changes described in the previous sentence. Jazz Pharmaceuticals stockholders are urged to read the actual text of the Amended ESPP in its entirety, which is set forth in Annex K to this proxy statement/prospectus.

Background

If the Jazz Pharmaceuticals stockholders approve this Proposal 4 and the merger is consummated, an additional 560,000 New Jazz ordinary shares will become available under the Amended ESPP, and the number of shares available under the Amended ESPP will automatically increase each year for a period of ten years commencing in 2013, as further described in “—Share Reserve—Proposed Amendment” below.

As of the record date, 1,559,001 shares of Jazz Pharmaceuticals common stock had been purchased under the ESPP and 190,999 shares of Jazz Pharmaceuticals common stock remained available for purchases under the ESPP (without taking into account any shares attributable to any future Automatic Increases, as described in “—Share Reserve—Proposed Amendment” below). A total of 42,157,349 shares of Jazz Pharmaceuticals common stock were outstanding as of the record date.

If the Jazz Pharmaceuticals stockholders approve this Proposal 4 and the merger is consummated, then the Amended ESPP will become effective immediately prior to the effective time and will be assumed by New Jazz at the effective time.

If the Jazz Pharmaceuticals stockholders do not approve Proposal 1 to adopt the merger agreement and approve the merger, or if the merger is otherwise not consummated, then no purchase rights will be granted under the Amended ESPP, but Jazz Pharmaceuticals may continue to issue shares purchased by Jazz Pharmaceuticals employees under the ESPP (as amended and restated on September 29, 2010) until all of the shares reserved under the ESPP are purchased (including any shares attributable to any future Automatic Increases, as described in “—Share Reserve—Proposed Amendment” below). Likewise, if the Jazz Pharmaceuticals stockholders approve Proposal 1 and the merger is consummated, but the Jazz Pharmaceuticals stockholders have not approved this Proposal 4, then the ESPP will be assumed by New Jazz in the merger pursuant to the merger agreement and New Jazz may continue to issue shares purchased by employees of New Jazz under the ESPP following the merger as described in the previous sentence.

Administration

The New Jazz board of directors will administer the Amended ESPP unless it delegates administration to a committee. The New Jazz board of directors may delegate administration of the Amended ESPP to the compensation committee of the New Jazz board of directors, which is referred to in this Proposal 4 as the “compensation committee.” Nevertheless, the New Jazz board of directors will have the final power to determine all questions of policy and expediency that may arise in the administration of the Amended ESPP. The New Jazz board of directors (or the compensation committee) will have the authority to construe, interpret and amend the Amended ESPP, to determine the terms of rights granted under the Amended ESPP, and to determine whether employees of New Jazz or any of its subsidiaries will be eligible to participate in the Amended ESPP. As used in this Proposal 4, except as explicitly stated otherwise, with respect to the Amended ESPP, the “New Jazz board of directors” refers to any committee the New Jazz board of directors appoints or, if applicable, any subcommittee, as well as to the New Jazz board of directors itself.

Share Reserve—Proposed Amendment

The ESPP initially authorized the issuance of 350,000 shares of Jazz Pharmaceuticals common stock pursuant to purchase rights granted to eligible employees. The number of shares of common stock initially reserved for issuance under the ESPP was to be automatically increased (each increase referred to in this proxy statement/prospectus as an “automatic increase”) on January 1 of each year for a period of ten years, starting on January 1, 2008 and continuing through January 1, 2017, by the least of (a) 1.5% of the total number of shares of Jazz Pharmaceuticals common stock outstanding on December 31 of the preceding calendar year, (b) 350,000 shares, or (c) such lesser number of shares of common stock as determined by the Jazz Pharmaceuticals board of directors. Pursuant to the automatic increases, an additional 1,400,000 shares of Jazz Pharmaceuticals common stock were made available for purchase under the ESPP between 2008 and 2011.

Under the Amended ESPP, the total number of New Jazz ordinary shares that will be available for future purchases at the time the Amended ESPP becomes effective is 560,000 ordinary shares, plus the number of shares remaining available for issuance in the share reserve of the ESPP as of immediately prior to the effective time. In addition, under the Amended ESPP, the automatic increase provision has been modified and extended such that an automatic increase will occur on January 1 of each year for a period of ten years, starting on January 1, 2013 and continuing through January 1, 2022, by the least of (a) 1.5% of the total number of New Jazz ordinary shares outstanding on December 31 of the preceding calendar year, (b) 1,000,000 shares, or (c) such lesser number of New Jazz ordinary shares as determined by the New Jazz board of directors.

If a purchase right granted under the Amended ESPP terminates without being exercised, the New Jazz ordinary shares not purchased under such right will again become available for issuance under the Amended ESPP.

The shares purchasable under the Amended ESPP after consummation of the merger will be authorized but unissued or reacquired New Jazz ordinary shares, including shares repurchased, subject to applicable law, by New Jazz or any of its affiliates on the open market or otherwise.

Eligibility

The Amended ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the code. The Amended ESPP provides a means by which eligible employees may purchase New Jazz ordinary shares through payroll deductions. Generally, each regular employee (including officers) employed by New Jazz (or a parent or subsidiary company if the New Jazz board of directors designates such company as eligible to participate) may participate in offerings under the Amended ESPP, provided that the employee has been continuously employed by New Jazz (or a parent or subsidiary company, if applicable) for such period as the New Jazz board of directors may require, but in no event may the required period of continuous employment be greater than two years. In addition, the New Jazz board of directors may provide that employees who are customarily employed for less than 20 hours per week or less than five months per calendar year are not eligible to participate in the Amended ESPP. The New Jazz board of directors also may provide in any offering that certain employees who are “highly compensated” as defined in the code are not eligible to participate in the Amended ESPP.

In any event, no employee may participate in the Amended ESPP if, immediately after New Jazz grants the employee a purchase right, the employee would own, directly or indirectly, shares possessing five percent or more of the total combined voting power or value of all classes of New Jazz share capital or of any parent or subsidiary companies of New Jazz (including any shares which the employee may purchase under all outstanding purchase rights and options).

All of the approximately 265 employees (including officers) of Jazz Pharmaceuticals and approximately 170 employees (including officers) of Azur Pharma and its subsidiaries as of the record date will be eligible to participate in the Amended ESPP.

Offerings and Purchase Rights

The Amended ESPP may be implemented through a series of offerings of purchase rights to eligible employees. The duration of the offering periods will be determined by the New Jazz board of directors, provided that in no event may an offering period exceed 27 months. Each offering period may have one or more purchase dates, as determined by the New Jazz board of directors prior to the commencement of the offering period. The New Jazz board of directors will have the authority to alter the duration or purchase dates of subsequent offering periods. When an eligible employee elects to participate in an offering, the employee will be granted a purchase right to acquire New Jazz ordinary shares on each purchase date within the offering period. On the purchase date, all payroll deductions collected from the participant automatically will be applied to the purchase of New Jazz ordinary shares, subject to certain limitations. An offering may be terminated under certain circumstances.

Ordinary shares of New Jazz may be purchased for accounts of participating employees at a price per share equal to the lower of the following, provided that the purchase price may not be less than the nominal value of the shares on the purchase date:

•	85% of the fair market value of a share on the first day of the offering; or

•	85% of the fair market value of a share on the purchase date.

The fair market value will be the closing sales price (rounded up where necessary to the nearest whole cent) for New Jazz ordinary shares as quoted on NASDAQ on the date of determination, as reported in such source as the New Jazz board of directors deems reliable. On the record date, the closing price of Jazz Pharmaceuticals common stock as reported on NASDAQ was $34.99 per share.

Eligible employees will be granted a purchase right to purchase up to that number of shares purchasable either with a percentage or with a maximum dollar amount, as designated by the New Jazz board of directors, but in either case not exceeding 15% of their earnings during the applicable period. During an offering, a participant may change his or her rate of payroll deductions, as determined by the New Jazz board of directors in the offering. An employee may end his or her participation in an offering at any time prior to the end of the offering, except for the ten-day period before a purchase date or as otherwise provided by the New Jazz board of directors in the offering. An employee’s participation will end automatically on termination of his or her employment.

Purchase rights granted under the Amended ESPP are not transferable except by will, the laws of descent and distribution, or by a beneficiary designation. During a participant’s lifetime, a purchase right may be exercised only by the participant.

Other Limitations

A participant’s right to purchase New Jazz ordinary shares under the Amended ESPP, plus any other purchase plans that may be established by New Jazz or its affiliates, is limited. An employee may not accrue the right to purchase shares at a rate of more than $25,000 of the fair market value of New Jazz ordinary shares for each calendar year in which the purchase right is outstanding. New Jazz will determine the fair market value of its ordinary shares, for the purpose of this limitation, as of the first day of an offering.

In connection with offerings made under the Amended ESPP, the New Jazz board of directors may specify a maximum dollar amount that a participant may contribute for the purchase of New Jazz ordinary shares, a maximum number of New Jazz ordinary shares that each participant may purchase and/or a maximum aggregate number of New Jazz ordinary shares that may be purchased by all participants in the offering. For each offering under the ESPP that began on or after December 1, 2010, the maximum amount that each participant has been able to contribute during any purchase period has been $15,000.

Changes to Capital Structure

In the event of certain capitalization adjustments, the New Jazz board of directors will appropriately adjust: (i) the class(es) and maximum number of securities subject to the Amended ESPP, (ii) the class(es) and maximum number of securities by which the share reserve may increase automatically each year, (iii) the class(es) and maximum number of securities subject to, and the purchase price applicable to outstanding offerings and purchase rights, and (iv) the class(es) and number of securities imposed by purchase limits under each ongoing offering.

Corporate Transactions

In the event of certain significant corporate transactions (as defined in the Amended ESPP), the surviving or acquiring corporation (or its parent company) may assume, continue or substitute outstanding purchase rights. If the surviving or acquiring corporation does not assume, continue or substitute such purchase rights, then the participants’ accumulated contributions will be used to purchase New Jazz ordinary shares within ten business days prior to the corporate transaction, and such purchase rights will terminate immediately after such purchase.

Duration, Amendment and Termination

The New Jazz board of directors may amend the Amended ESPP at any time. However, except as to certain capitalization adjustments, no amendment will be effective unless approved by the New Jazz shareholders to the extent such shareholder approval is necessary for the Amended ESPP to satisfy any applicable law or listing requirements.

The New Jazz board of directors may suspend or terminate the Amended ESPP at any time. Unless terminated earlier, the Amended ESPP will terminate when all the New Jazz ordinary shares reserved for issuance under the Amended ESPP, as increased and/or adjusted from time to time, have been issued.

Rights granted before amendment, suspension or termination of the Amended ESPP will not be impaired by such amendment, suspension or termination, except (i) with the consent of the participant, (ii) as necessary to comply with any laws, listing requirements or governmental regulations (including section 423 of the code) or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current U.S. federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the disposition of shares acquired as a result of a purchase right. The Amended ESPP will not be qualified under the provisions of section 401(a) of the code and will not be subject to any of the provisions of the Employee Retirement Income Security Act of 1974. New Jazz’s ability to realize the benefit of any tax deductions described below will depend on its generation of taxable income, as well as the requirement of reasonableness, the provisions of section 162(m) and the satisfaction of its tax reporting obligations.

Rights granted under the Amended ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under provisions of section 423 of the code.

A participant will be taxed on amounts withheld for the purchase of shares under the ESPP as if such amounts were actually received. Otherwise, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares. If the shares are disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (ii) 15% of the fair market value of the shares as of the beginning of the offering period will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. At present, such capital gains generally are subject to lower tax rates than ordinary income.

If the shares are sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the shares are later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the shares on such purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

There are no federal income tax consequences to New Jazz by reason of the grant or exercise of rights under the Amended ESPP. New Jazz will generally be entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

New Plan Benefits

Participation in the Amended ESPP will be voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the Amended ESPP. In addition, Jazz Pharmaceuticals has not approved any grants of purchase rights that are conditioned on stockholder approval of the Amended ESPP. Accordingly, Jazz Pharmaceuticals cannot currently determine the benefits or number of shares that will be received in the future by individual employees or groups of employees under the Amended ESPP. Non-employee directors of New Jazz will not be eligible to participate in the Amended ESPP.

Plan Benefits

The following table sets forth information about shares of Jazz Pharmaceuticals common stock that were purchased under the ESPP as of the record date by the persons and groups of persons set forth below.

Name	Number of shares
Named executive officers
Bruce C. Cozadd	26,018
Chairman and Chief Executive Officer
Kathryn E. Falberg	1,065
Senior Vice President and Chief Financial Officer
Carol A. Gamble	11,552
Senior Vice President and General Counsel
Janne L.T. Wissel	7,123
Senior Vice President and Chief Regulatory Officer
Robert M. Myers(1)	21,570
Former President
All current executive officers as a group	38,843
All current non-employee directors as a group	0
Each associate of any director or executive officer	0
Each other person who received or is to receive 5% of rights granted under the Amended ESPP	0
All employees, including all current officers who are not executive officers, as a group	1,520,158

(1)	Effective January 14, 2011, Mr. Myers resigned as Jazz Pharmaceuticals’ President and a member of the Jazz Pharmaceuticals board of directors.

Required Vote; Board Recommendation

The affirmative vote of the holders of at least a majority of the shares of Jazz Pharmaceuticals common stock represented and voting either in person or by proxy at the special meeting and entitled to vote is required for approval of this Proposal 4 to approve the Amended ESPP.

The vote on this Proposal 4 to approve the Amended ESPP is a vote separate and apart from the vote on Proposal 1 to adopt the merger agreement and approve the merger and is a vote separate and apart from the votes on each of the other proposals. Accordingly, you may vote to approve this Proposal 4 and vote against any of the other proposals, or you may vote against this Proposal 4 and vote to adopt the merger agreement and approve the merger and to approve any of the other proposals. Approval of this Proposal 4 is not a condition to the completion of the merger and whether or not this Proposal 4 is approved will have no impact on the completion of the merger. However, if Proposal 1 to adopt the merger agreement and approve the merger is not approved, or if the merger is otherwise not completed, then the Amended ESPP will not become effective.

The Jazz Pharmaceuticals board of directors recommends that the Jazz Pharmaceuticals stockholders vote “FOR” this Proposal 4 to approve the Amended ESPP.

CREATION OR INCREASE OF DISTRIBUTABLE RESERVES OF NEW JAZZ

Background

Under Irish law, dividends and distributions and, generally, share repurchases or redemptions, will only be permitted to be made following the merger from “distributable reserves” in New Jazz’s unconsolidated balance sheet prepared in accordance with the Companies Acts. Distributable reserves generally means accumulated realized profits of New Jazz less accumulated realized losses of New Jazz and includes reserves created by way of capital reduction. In addition, no distribution or dividend will be able to be made unless the net assets of New Jazz are equal to, or in excess of, the aggregate of New Jazz’s called up share capital plus undistributable reserves and the distribution does not reduce New Jazz’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which New Jazz’s accumulated unrealized profits, so far as not previously utilized by any capitalization, will exceed New Jazz’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital. Please see “Description of New Jazz’s Ordinary Shares—Dividends” and “Description of New Jazz’s Ordinary Shares—Share Repurchases, Redemptions and Conversions.”

Immediately following the merger, “shareholder equity” on the unconsolidated balance sheet of New Jazz may not contain any distributable reserves, and will include principally “share capital” (equal to the aggregate par value of the New Jazz ordinary shares issued in the merger and the par value of all ordinary shares previously issued by Azur Pharma) and “share premium” resulting from the issuance of New Jazz ordinary shares in the merger (equal to (i) the sum of the aggregate market value of the Jazz Pharmaceuticals common stock outstanding as of the close of trading on NASDAQ on the day the merger becomes effective and any pre-existing amounts standing to the credit of the share premium account of New Jazz less (ii) the share capital). The Azur Pharma shareholders are expected to pass a resolution that would create or increase distributable reserves following the merger by converting to distributable reserves an amount of the share premium of New Jazz calculated as of immediately following the effective time. Neither Jazz Pharmaceuticals nor Azur Pharma has paid any cash dividends since their respective formations, and there are no current plans to cause New Jazz to pay any dividends or to repurchase New Jazz ordinary shares for cash following the merger.

The Jazz Pharmaceuticals stockholders are being asked at the special meeting to approve the reduction of the share premium of New Jazz to allow the creation or increase of distributable reserves of New Jazz as previously approved by the Azur Pharma shareholders. If the Jazz Pharmaceuticals stockholders approve the creation or increase of distributable reserves and the merger is completed, the previous approval by the Azur Pharma shareholders and the approval of the distributable reserves proposal by the Jazz Pharmaceuticals stockholders at the special meeting will facilitate New Jazz seeking to obtain the approval of the Irish High Court, which is required for the creation of distributable reserves to be effective, as soon as practicable following the effective time. New Jazz would expect to obtain the approval of the Irish High Court within 12 weeks after the consummation of the merger.

The approval of the distributable reserves proposal is not a condition to the consummation of the merger and whether or not it is approved will have no impact on the merger. Accordingly, if the Jazz Pharmaceuticals stockholders adopt the merger agreement but do not approve the distributable reserves proposal, the merger would still be consummated. Until the Irish High Court approval is obtained, New Jazz may not have sufficient or any distributable reserves to pay dividends or to repurchase or redeem shares following the merger, if it would otherwise wish to do so, until such time as New Jazz has created or sufficiently increased distributable reserves through the generation of future profits from its operations. In addition, although neither Jazz Pharmaceuticals nor Azur Pharma is aware of any reason why the Irish High Court would not approve the creation or increase of distributable reserves of New Jazz, there is no guarantee that such approval will be forthcoming. Even if the Irish High Court does approve the creation or increase of distributable reserves, it may take substantially longer than anticipated. Please see “Risk Factors—Risks Related to the New Jazz Ordinary Shares.”

Required Vote; Board Recommendation

The affirmative vote of the holders of at least a majority of the shares of Jazz Pharmaceuticals common stock represented and voting either in person or by proxy at the special meeting and entitled to vote is required for approval of this Proposal 5 to approve the creation or increase of distributable reserves of New Jazz.

The vote on this Proposal 5 to approve the creation or increase of distributable reserves of New Jazz is a vote separate and apart from the vote on Proposal 1 to adopt the merger agreement and approve the merger and is a vote separate and apart from the votes on each of the other proposals. Accordingly, you may vote to approve this Proposal 5 and vote against any of the other proposals, or you may vote against this Proposal 5 and vote to adopt the merger agreement and approve the merger and to approve any of the other proposals. Approval of this Proposal 5 is not a condition to the completion of the merger and whether or not this Proposal 5 is approved will have no impact on the completion of the merger.

The Jazz Pharmaceuticals board of directors recommends that the Jazz Pharmaceuticals stockholders vote “FOR” the proposal to approve the creation or increase of distributable reserves of New Jazz.

POSSIBLE ADJOURNMENT OF THE JAZZ PHARMACEUTICALS SPECIAL MEETING

If Jazz Pharmaceuticals fails to receive a sufficient number of votes to approve the proposal to adopt the merger agreement and approve the merger, Jazz Pharmaceuticals may propose to adjourn the special meeting, if a quorum is present, for a period of not more than 30 days for the purpose of soliciting additional proxies to approve the proposal to adopt the merger agreement and approve the merger.

The affirmative vote of the holders of at least a majority of the shares of Jazz Pharmaceuticals common stock represented and voting either in person or by proxy at the special meeting and entitled to vote is required for approval of the proposal to adjourn the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the merger agreement and approve the merger.

The Jazz Pharmaceuticals board of directors recommends that the Jazz Pharmaceuticals stockholders vote “FOR” the proposal to adjourn the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the merger agreement and approve the merger.

SELECTED HISTORICAL FINANCIAL DATA OF JAZZ PHARMACEUTICALS

The information required by this item is incorporated by reference to the Jazz Pharmaceuticals Annual Report on Form 10-K, filed with the SEC on March 8, 2011, and the Jazz Pharmaceuticals Quarterly Report on Form 10-Q for the period ended September 30, 2011, filed with the SEC on November 8, 2011.

SELECTED HISTORICAL FINANCIAL DATA OF AZUR PHARMA

The following table sets forth Azur Pharma’s selected historical consolidated financial data as of the dates and for each of the periods indicated. The consolidated income statement data for the years ended December 31, 2010, 2009 and 2008 and consolidated balance sheet data as of December 31, 2010 and 2009 is derived from Azur Pharma’s audited consolidated financial statements, which are included elsewhere in this proxy statement/prospectus. The consolidated financial data for the years ended December 31, 2007 and 2006 and as of December 31, 2008, 2007 and 2006 is derived from Azur Pharma’s audited consolidated financial statements which are not included or incorporated by reference into this proxy statement/prospectus. The consolidated income statement data for the nine months ended September 30, 2011 and 2010 and the consolidated balance sheet data as of September 30, 2011 have been derived from Azur Pharma’s unaudited consolidated financial statements which are included elsewhere in this proxy statement/prospectus. The audited and unaudited consolidated financial statements of Azur Pharma have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board. In Azur Pharma’s opinion, such unaudited consolidated financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of its financial position and results of operations for such periods. The consolidated historical results of Azur Pharma are not necessarily indicative of the results to be expected in any future period.

You should read the selected consolidated historical financial data below together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Azur Pharma” and with Azur Pharma’s consolidated financial statements and notes thereto which are included elsewhere in this proxy statement/prospectus. The selected historical consolidated financial data in this section is not intended to replace Azur Pharma’s consolidated financial statements and is qualified in its entirety by Azur Pharma’s consolidated financial statements and related notes which are included elsewhere in this proxy statement/prospectus.

	Nine Months Ended September 30,		Year Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(in thousands, except per share data)
Consolidated Income Statement Data:
Revenue—continuing operations	$68,758	$59,557	$83,199	$66,742	$56,815	$23,911	$4,744
Cost of sales	11,569	14,656	20,109	21,046	15,321	7,763	1,281

Gross margin	57,189	44,901	63,090	45,696	41,494	16,148	3,463
Operating expenses:
General and administrative expenses(1)	20,451	20,163	26,278	23,626	20,586	10,252	4,426
Sales and marketing expenses	23,366	19,758	27,727	18,898	20,131	12,788	718
Research and development expenses	4,928	1,916	2,100	8,044	4,153	282	40

Total operating expenses	48,745	41,837	56,105	50,568	44,870	23,322	5,184

Profit/(loss) from ordinary activities—continuing activities	8,444	3,064	6,985	(4,872)	(3,376)	(7,174)	(1,721)
Finance income(2)	7,903	60	71	48	763	3,247	4,346
Finance expense	(681)	(1,899)	(2,902)	(2,055)	(418)	(301)	—

Net finance income/(expense)	7,222	(1,839)	(2,831)	(2,007)	345	2,946	4,346

Profit/(loss) before income taxes	15,666	1,225	4,154	(6,879)	(3,031)	(4,228)	2,625
Income tax (expense)/benefit	(602)	(292)	5,383	(264)	(305)	(128)	—

Net profit/(loss)—attributable to ordinary shareholders	$15,064	$933	$9,537	$(7,143)	$(3,336)	$(4,356)	$2,625

Net profit/(loss) per share—attributable to ordinary shareholders:
Basic and diluted	$0.36	$0.02	$0.23	$(0.17)	$(0.08)	$(0.13)	$0.09

Weighted-average shares used in computing net profit/(loss) per share:
Basic and diluted	41,667	41,667	41,667	41,667	41,667	34,839	30,000

(1)	Includes amortization charge of $8.9 million and $12.1 million for the nine months ended September 30, 2011 and 2010, respectively, and $16.3 million, $15.1 million, $10.1 million, $4.4 million and $1.1 million for 2010, 2009, 2008, 2007 and 2006, respectively.
(2)	Finance income in the nine month period ended September 30, 2011 includes a $7.9 million non-cash gain resulting from the reversal of the previous charges relating to ratchet shares. See note 12 to the unaudited consolidated financial statements of Azur Pharma.

	As of September 30, 2011	As of December 31,
		2010	2009	2008	2007	2006
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$82,194	$70,234	$43,314	$24,223	$30,634	$38,529
Working capital	52,140	44,412	26,674	20,913	29,536	37,784
Total assets	156,101	146,432	116,118	111,153	115,779	50,573
Non-current liabilities	4,767	21,128	8,369	8,993	18,276	—
Retained profit/(loss)	12,097	(2,967)	(12,504)	(5,361)	(2,025)	2,331
Total shareholders’ equity	99,135	83,804	73,935	80,797	83,684	47,855

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF AZUR PHARMA

The following discussion and analysis of Azur Pharma’s financial condition and results of operations should be read in conjunction with the consolidated financial statements of Azur Pharma and related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Azur Pharma’s actual results could differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section entitled “Risk Factors” included elsewhere in this proxy statement/prospectus.

Overview

Azur Pharma is a specialty pharmaceutical company engaged in the acquisition, development and commercialization of therapeutic products for the central nervous system (including pain and psychiatry), which is referred to in this section of the proxy statement/prospectus as “CNS,” and women’s health areas. Since it was founded in 2005, Azur Pharma has assembled a portfolio of marketed products, built a commercial operating platform and has begun development work on lower-risk life cycle management programs.

Products

Azur Pharma’s lead marketed products are:

•

Prialt (ziconotide intrathecal infusion), which is indicated for the management of severe chronic pain in patients for whom intrathecal therapy is warranted, and who are intolerant of or refractory to other treatment, such as systemic analgesics, adjunctive therapies or intrathecal morphine. Azur Pharma’s product revenue from Prialt was $12.9 million during the year ended December 31, 2010 following its acquisition from Elan Pharmaceuticals, Inc., or Elan, in May 2010. For the nine months ended September 30, 2011, product revenue from Prialt was $14.8 million.

•

The original 12.5mg, 25mg and 100mg dosage strength presentations of Azur Pharma’s proprietary orally disintegrating tablet formulation of clozapine, FazaClo LD, and the 150mg and 200mg higher dosage strength presentations of clozapine, FazaClo HD, which are indicated for the management of severely ill schizophrenic patients who fail to respond adequately to standard drug treatment for schizophrenia and for reducing the risk of recurrent suicidal behavior in patients with schizophrenia or schizoaffective disorder who are judged to be at chronic risk for re-experiencing suicidal behavior, based on history and recent clinical state. In 2010, Azur Pharma’s product revenue from FazaClo LD was $34.6 million and product revenue from FazaClo HD was $2.8 million. For the nine months ended September 30, 2011, product revenue from FazaClo LD and FazaClo HD was $22.0 million and $5.5 million, respectively.

Azur Pharma also markets several women’s health products, including Elestrin (estradiol gel 0.06%), an estrogen gel indicated for moderate to severe vasomotor symptoms associated with menopause, and Natelle and Gesticare, Azur Pharma’s prenatal vitamins brands. Azur Pharma also sells a portfolio of non-promoted products including Gastrocrom (cromolyn sodium oral concentrate), Urelle (urinary antiseptic), Niravam (alprazolam) and Parcopa (carbidopa/levodopa). These products collectively accounted for approximately 40% and 38% of Azur Pharma’s revenue in the year ended December 31, 2010 and in the nine months ended September 30, 2011, respectively.

Strategic Transactions and Key Milestones

Since Azur Pharma was formed in 2005, Azur Pharma has completed several strategic transactions that impacted its results of operations and will continue to have an impact on its future operations, including the following:

•	In January 2006, Azur Pharma acquired Gastrocrom from UCB Inc., or UCB.

•	In February 2007, Azur Pharma acquired the assets of Pharmelle LLC, or Pharmelle, which included the rights to Natelle and Urelle.

•	In August 2007, Azur Pharma acquired the rights to FazaClo from Avanir.

•	In September 2008, Azur Pharma licensed the rights to Parcopa and Niravam from UCB and Schwarz Pharma Limited.

•	In October 2008, Azur Pharma entered into a license and development agreement with Alkermes for Clozapine QD.

•	In December 2008, Azur Pharma licensed the rights to Elestrin from BioSante Pharmaceuticals, Inc.

•

In 2008, Azur Pharma commenced development of higher strength dosages of FazaClo. These new higher dosage strengths, or FazaClo HD, were approved by the FDA in July 2010 and launched in September 2010.

•	In February 2010, Azur Pharma entered into a license and development agreement with Douglas Pharmaceuticals America Limited, or Douglas, for the U.S. rights to Clozapine OS.

•

In May 2010, Azur Pharma acquired worldwide rights to Prialt from Elan, excluding those territories licensed by Elan to Eisai Co. Limited, or Eisai, which consist of 34 countries outside of the U.S., mainly in Europe.

•

On September 19, 2011, Jazz Pharmaceuticals and Azur Pharma announced the execution of the merger agreement under which Jazz Pharmaceuticals and Azur Pharma will combine their businesses in a stock transaction. Prior to the effective time of the merger, Azur Pharma has carried out a reorganization of its capital structure under which Azur Pharma has become a public limited company and upon merging will be renamed Jazz Pharmaceuticals plc, or New Jazz, and the number of Azur Pharma ordinary shares held by the Azur Pharma shareholders will be reduced such that, after giving effect to the issuance of the merger consideration to the Jazz Pharmaceuticals stockholders, Azur Pharma’s shareholders would own slightly over 20% of the fully-diluted capitalization of New Jazz, as calculated and adjusted in accordance with schedule 1 of the merger agreement. Following the completion of the reorganization, merger sub, which is a wholly-owned subsidiary of Azur Pharma, will merge with and into Jazz Pharmaceuticals, with Jazz Pharmaceuticals as the surviving corporation becoming a wholly-owned subsidiary of New Jazz. Upon consummation of the merger, the securityholders of Jazz Pharmaceuticals immediately prior to the effective time of the merger would own slightly under 80% of the fully-diluted capitalization of New Jazz, as calculated and adjusted in accordance with schedule 1 of the merger agreement. The transaction, which has been approved by the boards of directors of Jazz Pharmaceuticals and Azur Pharma, is subject to approval by the stockholders of Jazz Pharmaceuticals and the satisfaction of customary closing conditions and regulatory approvals, including antitrust approvals in the United States. The transaction is expected to close during the first quarter of 2012.

Azur Pharma generates revenue through product sales, primarily to wholesale distributors. Azur Pharma currently markets its products through direct sales forces. As of September 30, 2011, there were three separate sales forces in CNS-Pain, CNS-Psychiatry, and women’s health. The CNS-Pain sales force promotes Prialt to interventional pain management specialists, anesthesiologists, neurologists and physical medicine and rehabilitation specialists and, as of September 30, 2011, consisted of 25 sales professionals. The CNS-Psychiatry sales force promotes FazaClo LD and FazaClo HD to psychiatrists and, as of September 30, 2011, consisted of 24 sales professionals. The women’s health sales force promotes Elestrin and prenatal vitamin brands, Natelle and Gesticare, to obstetrician/gynecologists and, as of September 30, 2011, consisted of 56 sales professionals. Azur Pharma’s strategy is to build a broad product portfolio primarily through the acquisition or licensing of marketed products or products that are close to being approved by the FDA that are complementary to existing product offerings and to focus on franchise-extending lifecycle management initiatives. Azur Pharma focuses its development efforts on lower risk clinical programs that complement its marketed product portfolio. Azur Pharma has built its pipeline by partnering with other companies and implementing life cycle management programs around its products and franchises, rather than engaging in early-stage research and development programs. Azur Pharma’s current product candidates include an oral suspension formulation of clozapine, Clozapine OS, and a once daily formulation of clozapine, Clozapine QD.

Azur Pharma does not have its own manufacturing capability for its products or product candidates, or their active pharmaceutical ingredients, or the capability to package its products. Azur Pharma has engaged third parties to manufacture its products. For each of its marketed and approved products, Azur Pharma utilizes a single supplier for the active pharmaceutical ingredient and a separate finished product manufacturer.

Azur Pharma’s consolidated financial statements have been prepared in accordance with the International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB). The consolidated financial statements are presented in U.S. dollars, the U.S. dollar being the functional currency of Azur Pharma. For additional information regarding the basis of preparation, please refer to Note 1 to the audited consolidated financial statements of Azur Pharma, which are included elsewhere in this proxy statement/prospectus.

Results of Operations

Comparison of Nine Months Ended September 30, 2011 and 2010

	Nine Months Ended September 30,		Increase / (Decrease)	% Increase / (Decrease)
	2011	2010
	(in thousands, except for percentages)
Revenue—continuing operations	$68,758	$59,557	$9,201	15%
Cost of sales	11,569	14,656	(3,087)	(21)

Gross margin	57,189	44,901	12,288	27
General and administrative expenses(1)	20,451	20,163	288	1
Sales and marketing expenses	23,366	19,758	3,608	18
Research and development expenses	4,928	1,916	3,012	157

Profit from ordinary activities—continuing activities	8,444	3,064	5,380	176
Finance income(2)	7,903	60	7,843	N/M	(3)
Finance expense	681	1,899	(1,218)	(64)

Profit before income taxes	15,666	1,225	14,441	N/M	(3)
Income tax expense	602	292	310	N/M	(3)

Net profit—attributable to ordinary shareholders	$15,064	$933	$14,131	N/M	(3)

(1)	Includes amortization charge of $8.9 million and $12.1 million for the nine months ended September 30, 2011 and 2010, respectively.
(2)	Includes a $7.9 million non-cash gain resulting from the reversal of the previous charges relating to ratchet shares for the nine months ended September 30, 2011. See note 12 to the unaudited consolidated financial statements of Azur Pharma.
(3)	Percentages not considered meaningful.

Revenue—Continuing Operations

Revenue consists of sales of pharmaceutical products to third party customers, primarily wholesalers, as adjusted for discounts and allowances including charge-backs, Medicaid and Medicare rebates, cash discounts, wholesaler fees, sales returns, and other adjustments.

Revenue for the nine months ended September 30, 2011 increased by $9.2 million from the same period in 2010, substantially due to increased revenue from Prialt, FazaClo HD (which was launched in September 2010) and the women’s health products Elestrin and Urelle, offset in part by decreased revenue from prenatal vitamins and FazaClo LD. Prialt revenue increased by $6.8 million due to the inclusion of revenue for the product for the entire nine months of 2011 compared to five months in 2010 as the rights to Prialt were acquired by Azur Pharma in May 2010.

Elestrin revenue increased by $2.6 million primarily due to volume growth, and Urelle revenue increased by $1.3 million due to price increases. Revenue from prenatal vitamins decreased by $2.1 million due to increased market competition.

Revenue for the nine months ended September 30 can be analyzed as follows:

	Nine Months Ended September 30,		Increase / (Decrease)	% Increase / (Decrease)
	2011	2010
	(in thousands, except for percentages)
Prialt	$14,827	$8,035	$6,792	85%
FazaClo LD	22,015	25,495	(3,480)	(14)
FazaClo HD	5,538	1,214	4,324	356
Women’s Health/Other	26,378	24,813	1,565	6

Total revenue	$68,758	$59,557	$9,201	15%

Cost of Sales and Gross Margin

Cost of sales consists of materials, third party manufacturing costs for both product inventory and samples, and other direct costs of sales, such as freight, regulatory and safety costs, and product royalties, as well as expenses for inventory write-offs.

Cost of sales decreased by $3.1 million during the nine months ended September 30, 2011 compared to the same period in 2010. This decrease was largely due to a reduction in expenses for inventory write-offs of $1.3 million and a reduction in royalty costs of $1.1 million. The reduction in expenses for inventory write-offs were associated with Elestrin, Gesticare, Parcopa and Niravam. The reduction in royalty costs were associated with lower royalties paid on Urelle due to a contract renegotiation.

The gross margin increased from 75% for the nine months ended September 30, 2010 to 83% for the nine months ended September 30, 2011 due to improvements in the cost of sales as noted above, price increases on certain products, in addition to increased revenue from higher margin products, principally Prialt.

General and Administrative Expenses

General and administrative expenses consist primarily of amortization, salaries and related costs for personnel in executive, finance, business development and internal support functions, facility costs and professional fees for legal, consulting and accounting services.

General and administrative expenses increased by $0.3 million during the nine months ended September 30, 2011 compared to the same period in 2010. This increase was primarily due to increased legal and consultancy costs of $2.5 million associated with Azur Pharma’s exploration of strategic alternatives resulting in the execution of the merger agreement with Jazz Pharmaceuticals, in addition to increases in other general and administrative expenses resulting from the growth of Azur Pharma’s business. These increases were partially offset by a decrease in amortization of the intangible assets of $3.3 million. Amortization of the intangible asset relating to Parcopa and Niravam decreased by $3.7 million, which was partially offset by an increase in amortization of the intangible asset relating to Prialt of $0.5 million. The decrease in amortization related to Parcopa and Niravam was due to the intangible assets being fully amortized in 2010. The increase in amortization related to Prialt was due to a full nine months of amortization in 2011 compared to five months for the same period in 2010.

Sales and Marketing Expenses

Sales and marketing expenses consist primarily of salaries, employee benefits, product promotional and advertising costs, consulting fees, costs of market data and market research studies.

Sales and marketing expenses increased by $3.6 million during the nine months ended September 30, 2011 compared to the same period in 2010, due to higher field sales headcount and personnel costs of $2.4 million and increased sales, promotional and medical affairs expenses of $1.3 million. The increase of $2.4 million in personnel costs arises from an increase in expenses related to Prialt of $2.6 million due to the expense being recognized for the entire nine month period compared to five months of the comparable period in 2010. The increase in sales, promotional and medical affairs expenses of $1.3 million was due to such expenses related to Prialt for a full nine month period compared to five months of the comparable period in 2010.

Research and Development Expenses

Research and development expenses consist of expenses incurred in developing and testing of product candidates including:

•	payments made to technology providers that formulate products, such as Alkermes; and

•	expenses associated with regulatory submissions and clinical trials.

All research and development costs are expensed as incurred.

Research and development expenses increased by $3.0 million during the nine months ended September 30, 2011 compared to the same period in 2010, primarily due to increased development activity related to the Clozapine QD development project.

Finance Income

Finance income consists of interest earned on cash and cash equivalents and non-cash gain resulting from the reversal of previous charges on ratchet shares. Ratchet shares are ordinary shares issuable by Azur Pharma pursuant to rights granted to certain investors to receive additional ordinary shares in the event that the internal rate of return on their investment in Azur Pharma is less than a threshold level on the occurrence of an exit event, which is defined as including a sale of 75% or more of the shares in Azur Pharma, a listing of Azur Pharma’s shares on an exchange or a disposition of proceeds from a sale of all or substantially all of the assets of Azur Pharma. For additional information regarding these ratchet shares, please refer to Note 15 to the audited consolidated financial statements and Note 12 to the unaudited consolidated financial statements of Azur Pharma, which are included elsewhere in this proxy statement/prospectus.

Finance income increased by approximately $7.8 million during the nine months ended September 30, 2011 compared to the same period in 2010 due primarily to the non-cash financial gain of $7.9 million arising on the ratchet shares as the share price used in determining the fair value of the liability increased during the period to reflect the merger agreement with Jazz Pharmaceuticals.

Finance Expense

Finance expense consists of bank and loan interest and charges, non-cash charges relating to fair value adjustments relating to the liability associated with the ratchet shares, and fair value adjustments on deferred consideration.

Finance expense decreased by approximately $1.2 million during the nine months ended September 30, 2011 compared to the same period in 2010 due to an increase in the financial liability arising from the ratchet shares in 2010, while for 2011, a gain was recognized due to a reduction in the financial liability arising from the ratchet shares.

Income Tax Expense

Income tax expense of $0.6 million during the nine months ended September 30, 2011 consisted of $0.8 million of current income tax charge partially offset by an increase in deferred tax assets of $0.2 million. The deferred tax assets were $5.8 million as of September 30, 2011 arising from temporary differences primarily attributable to accruals for sales returns, rebates and charge-backs, which are not deductible for tax in the U.S. until the associated products are returned and rebates and charge-backs are claimed and paid, and are probable to be realized in future periods. No deferred tax asset or liability was recognized as of September 30, 2010. As of September 30, 2011, Azur Pharma’s internal forecasts of its earnings supported the conclusion that its deferred tax assets were more likely than not to be realized in future years.

Comparison of 2010 and 2009

	Year Ended December 31,		Increase / (Decrease)	% Increase / (Decrease)
	2010	2009
	(in thousands, except for percentages)
Revenue—continuing operations	$83,199	$66,742	$16,457	25%
Cost of sales	20,109	21,046	(937)	(4)

Gross margin	63,090	45,696	17,394	38
General and administrative expenses(1)	26,278	23,626	2,652	11
Sales and marketing expenses	27,727	18,898	8,829	47
Research and development expenses	2,100	8,044	(5,944)	(74)

Profit/(loss) from ordinary activities—continuing activities	6,985	(4,872)	11,857	N/M	(2)
Finance income	71	48	23	48
Finance expense	2,902	2,055	847	41

Profit/(loss) before income taxes	4,154	(6,879)	11,033	N/M	(2)
Income tax benefit/(expense)	5,383	(264)	5,647	N/M	(2)

Net profit/(loss)—attributable to ordinary shareholders	$9,537	$(7,143)	$16,680	N/M	(2)

(1)	Includes amortization charge of $16.3 million and $15.1 million in 2010 and 2009, respectively.
(2)	Percentages not considered meaningful.

Revenue—Continuing Operations

Revenue for 2010 increased by $16.5 million compared to 2009, primarily due to revenue from Prialt, which was acquired in May 2010, resulting in revenue of $12.9 million, FazaClo HD, which was launched in September 2010 with revenue of $2.8 million, and increases in revenue from certain women’s health products, primarily Elestrin ($2.2 million) and Urelle ($2.8 million). Revenue from Elestrin increased due to growth in volume, while Urelle revenue increased due to a price increase and volume growth. These increases were offset in part by lower revenue from other CNS products of $3.8 million, primarily due to a decrease in revenue from Parcopa and Niravam resulting from generic competition to these products.

Revenue for the years ended December 31 can be analyzed as follows:

	Year Ended December 31,		Increase / (Decrease)	% Increase / (Decrease)
	2010	2009
	(in thousands, except for percentages)
Prialt	$12,852	$—	$12,852	—
FazaClo LD	34,555	34,189	366	1%
FazaClo HD	2,780	—	2,780	—
Women’s Health/Other	33,012	32,553	459	1

Total revenue	$83,199	$66,742	$16,457	25%

Cost of Sales and Gross Margin

Cost of sales decreased by $0.9 million in 2010 compared to 2009. This decrease was largely due to a reduction in expenses for inventory write-offs of $1.6 million and a reduction in sampling costs of $1.3 million. The reduction in expenses for inventory write-offs of $1.6 million was largely due to a decrease in the costs for women’s health products ($2.2 million) offset in part by an increase in costs for FazaClo ($0.5 million). Sampling costs decreased as certain women’s health products, including Gesticare and Natelle, were more heavily sampled in 2009 compared to 2010. This decrease in costs was offset by an increase in royalty costs of $1.7 million for Urelle based on higher revenue.

The gross margin increased from 68% in 2009 to 76% in 2010 due to improvements in cost of sales as noted above, price increases on certain products and increased revenue from higher margin products, principally Prialt.

General and Administrative Expenses

General and administrative expenses increased by $2.7 million in 2010 compared to 2009. This increase was primarily due to the acquisition of Prialt in May 2010, resulting in higher amortization of intangible assets of $1.0 million, acquisition related costs of $0.5 million and other costs directly associated with Prialt of $0.5 million.

Sales and Marketing Expenses

Sales and marketing expenses increased by $8.8 million in 2010 compared to 2009. The increase was mainly due to payroll and related costs, which increased by $5.6 million, as a result of increased headcount. The acquisition of Prialt in May 2010 led to an increased sales force in addition to increased headcount for sales support functions. During 2010, there was an increase in costs for marketing and promotional materials, including $1.8 million for women’s health products, primarily Elestrin, and $1.1 million for Prialt.

Research and Development Expenses

Research and development expenses decreased by $5.9 million in 2010 compared to 2009 due to lower development expenses for FazaClo HD and Clozapine QD.

Finance Income

Finance income increased slightly in 2010 compared to 2009 due to higher levels of cash and cash equivalents on deposit.

Finance Expense

Finance expense increased by $0.8 million in 2010 compared to 2009 due to an increase in the financial liability associated with the ratchet shares and to a lesser extent, higher interest expense resulting from a higher balance under Azur Pharma’s credit facility in 2010. In 2009, Azur Pharma entered into a credit facility and borrowed $2.5 million with a further drawdown of $2.5 million (total $5.0 million) in 2010.

Income Tax Benefit/(Expense)

Azur Pharma had an income tax benefit of $5.4 million in 2010 as compared to an income tax expense of $0.3 million in 2009. The 2010 benefit was primarily due to the recognition of a deferred tax asset in the U.S. in 2010. The deferred tax asset arose due to temporary differences primarily attributable to accruals for sales returns, rebates and charge-backs, which are not deductible for tax in the U.S. until the associated products are returned and rebates and charge-backs are claimed and paid, and are probable to be realized in future periods. As of December 31, 2010, Azur Pharma’s internal forecasts of its earnings supported the conclusion that its deferred tax assets were more likely than not to be realized in future years.

Comparison of 2009 and 2008

	Year Ended December 31,		Increase / (Decrease)	% Increase / (Decrease)
	2009	2008
	(in thousands, except for percentages)
Revenue—continuing operations	$66,742	$56,815	$9,927	17%
Cost of sales	21,046	15,321	5,725	37

Gross margin	45,696	41,494	4,202	10
General and administrative expenses(1)	23,626	20,586	3,040	15
Sales and marketing expenses	18,898	20,131	(1,233)	(6)
Research and development expenses	8,044	4,153	3,891	94

Loss from ordinary activities—continuing activities	(4,872)	(3,376)	(1,496)	44
Finance income	48	763	(715)	(94)
Finance expense	2,055	418	1,637	392

Loss before income taxes	(6,879)	(3,031)	(3,848)	(127)
Income tax expense	(264)	(305)	(41)	(13)

Net loss—attributable to ordinary shareholders	$(7,143)	$(3,336)	$(3,807)	(114)%

(1)	Includes amortization of intangible assets of $15.1 million and $10.1 million in 2009 and 2008, respectively.

Revenue—Continuing Operations

Revenue increased by $9.9 million in 2009 compared to 2008, primarily due to an increase of $4.8 million in revenue from Parcopa and Niravam as Azur Pharma generated revenue from these products for the entire twelve months of 2009 compared to 3.5 months in 2008, and an increase of $4.0 million in FazaClo LD revenue. Commercialization rights for Parcopa and Niravam were licensed by Azur Pharma in September 2008. FazaClo LD revenue increased in the 2009 period due to price increases and to a lesser extent, volume growth. The year-over-year increase in revenue was also due to an increase of $3.4 million attributable to newly launched prenatal vitamins in 2009, an increase in Gastrocrom revenue of $0.9 million, and an increase in Elestrin revenue of $1.2 million due to the re-launch of Elestrin in 2009, offset by decreases in revenue from Urelle and other women’s health products totaling $4.3 million. Elestrin rights were acquired by Azur Pharma in December 2008.

Revenue for the years ended December 31 can be analyzed as follows:

	Year Ended December 31,		Increase / (Decrease)	% Increase / (Decrease)
	2009	2008
	(in thousands, except for percentages)
FazaClo LD	$34,189	$30,173	$4,016	13%
Women’s Health/Other	32,553	26,642	5,911	22

Total revenue	$66,742	$56,815	$9,927	17%

Cost of Sales and Gross Margin

Cost of sales increased by $5.7 million in 2009 compared to 2008 primarily due to increased expenses for inventory write-offs of $1.3 million mainly arising from women’s health products, an increase in sample costs of $1.1 million and increased testing and validation costs of $0.5 million. Product royalty costs increased by $2.7 million due to increases in revenue from FazaClo LD, Parcopa and Niravam. The gross margin decreased from 73% in 2008 to 68% in 2009.

General and Administrative Expenses

General and administrative expenses increased by $3.0 million in 2009 compared to 2008, primarily as a result of an increase in the amortization of intangible assets of $5.0 million due to the impact of a full year’s amortization of the intangible assets for Parcopa and Niravam compared to three and a half months of amortization in 2008. Commercialization rights for these products were licensed by Azur Pharma in September 2008. The increased amortization was partially offset by lower patent litigation costs associated with FazaClo compared to 2008.

Sales and Marketing Expenses

Sales and marketing expenses decreased by $1.2 million in 2009 compared to 2008. In late 2008, Azur Pharma reduced the size of the FazaClo sales force and associated commercial infrastructure and made other cost reductions. The reduced headcount resulted in a decrease in payroll and related costs of approximately $4.5 million. Marketing costs for FazaClo decreased by $1.4 million in 2009 compared with 2008. These cost reductions were partially offset by the increase of $3.2 million in sales force costs for women’s health products, as well as increases in marketing and promotional costs for women’s health products of $1.5 million, primarily related to Elestrin.

Research and Development Expenses

Research and development expenses increased by $3.9 million in 2009 compared to 2008 due to higher development expenses incurred with respect to FazaClo HD and Clozapine QD.

Finance Income

Finance income decreased by $0.7 million in 2009 compared to 2008 due to a decline in interest rates on deposits.

Finance Expense

Finance expense increased by $1.6 million in 2009 compared to 2008 due to an increase in the financial liability arising on the ratchet shares.

Income Tax Expense

Azur Pharma had an income tax expense of $0.3 million in 2009 and in 2008.

Liquidity and Capital Resources

Azur Pharma’s cash and cash equivalents were $82.2 million at September 30, 2011, of which $81.8 million was held in U.S. dollars, and its loans and borrowings were $5.0 million.

As of September 30, 2011, all cash and cash equivalents were in short-term bank deposits. Azur Pharma believes that its existing cash balances and cash it expects to generate from operations will be sufficient to fund its operations and to meet its existing obligations for the foreseeable future. The adequacy of Azur Pharma’s cash resources depends on many assumptions, including primarily its assumptions with respect to product revenue and expenses. Azur Pharma’s assumptions may prove to be wrong or other factors may adversely affect its business, and as a result Azur Pharma could exhaust or significantly decrease its available cash resources which could, among other things, force Azur Pharma to raise additional funds and/or force it to reduce its expenses, either of which could have a material adverse effect on Azur Pharma’s business.

As of September 30, 2011, $5.0 million was outstanding under a credit facility. This credit facility has a maximum borrowing amount of $5.0 million. The facility was repaid in October 2011.

Azur Pharma has outstanding obligations related to its past business and intangible asset acquisitions and licenses. The total amount of deferred consideration payable as of September 30, 2011 was $12.1 million, of which $7.3 million is due during the twelve months ending September 30, 2012 and $4.8 million of which is payable between October 1, 2012 and September 30, 2013.

Summary of Cash Flows for the Years Ended December 31, 2010, 2009 and 2008, and Nine Months Ended September 30, 2011 and 2010

The following table summarizes cash flows for the years ended December 31, 2010, 2009 and 2008, and the nine months ended September 30, 2011 and 2010:

	Nine Months Ended September 30,		Year Ended December 31,
	2011	2010	2010	2009	2008
	(in thousands)
Net cash provided by operating activities	$12,803	$17,749	$32,671	$19,235	$10,474
Net cash used in investing activities	(818)	(7,889)	(8,075)	(2,545)	(16,660)
Cash flows from/(used in) financing activities	—	—	2,500	2,500	(159)

Net increase/(decrease) in cash and cash equivalents	$11,985	$9,860	$27,096	$19,190	$(6,345)

Net cash provided by operating activities—Nine months ended September 30, 2011 and September 30, 2010

For the nine months ended September 30, 2011 and September 30, 2010, net cash provided by operating activities primarily reflected Azur Pharma’s net income, adjusted for non-cash items including depreciation, amortization of intangible assets, unrealized gain or loss on financial liability (ratchet shares) and share based compensation, and movements in working capital.

Net cash provided by operating activities decreased by $4.9 million during the nine months to September 2011 compared to the same period in 2010 due primarily to an increase in net working capital investment of $6.3 million, partially offset by an increase in cash flows from operating activities, excluding non-cash items, of $2.0 million.

Net cash used in investing activities—Nine months ended September 30, 2011 and September 30, 2010

For the nine months ended September 30, 2011 and September 30, 2010, net cash used in investing activities was primarily due to the acquisition costs of marketed products in addition to the acquisition costs for licensed products.

Net cash used in investing activities during the nine months ended September 30, 2011 included deferred consideration of $0.8 million paid in aggregate in respect of the FazaClo and the Pharmelle assets. Net cash used in investing activities during the nine months ended September 30, 2010 of $7.9 million included $4.7 million paid to Elan for the acquisition of the rights to Prialt, $2.1 million of deferred consideration paid relating to Elestrin, deferred consideration of $0.8 million paid in aggregate in respect of the FazaClo and the Pharmelle assets, and the purchase of property, plant and equipment of $0.2 million.

Net cash provided by operating activities—Years 2010, 2009 and 2008

In each of the years 2010, 2009 and 2008, net cash provided by operating activities primarily reflected Azur Pharma’s net income or loss, adjusted for non-cash items including depreciation, amortization of intangible assets, unrealized (loss)/gain on financial liability (ratchet shares) and share based compensation, and movements in working capital.

Net cash provided by operating activities increased by $13.4 million during the twelve months to December 2010 compared to the same period in 2009, primarily due to increased revenues and operating profits, excluding non-cash items.

Net cash provided by operating activities increased by $8.8 million in the twelve months to December 2009 compared to the same period in 2008 due to a positive movement in net working capital of $6.6 million and an increase in cash flows from revenue and operating profits, excluding non-cash items, of $3.3 million.

Net cash used in investing activities—Years 2010, 2009 and 2008

In each of the years 2010, 2009 and 2008, net cash used in investing activities was primarily due to the acquisition costs of marketed products in addition to the acquisition costs for licensed products. To a lesser extent, cash was also used for purchases of property, plant and equipment.

Net cash used in investing activities in 2010 of $8.1 million included $4.7 million paid to Elan for the acquisition of the rights to Prialt, $1.1 million of deferred consideration paid in respect of FazaClo and the Pharmelle assets, $2.1 million deferred consideration paid relating to Elestrin, and the purchase of property, plant and equipment of $0.2 million.

Net cash used in investing activities in 2009 of $2.5 million included $1.0 million relating to Elestrin, $1.3 million of deferred consideration paid in aggregate in respect of the FazaClo and the Pharmelle assets, and the purchase of property, plant and equipment of $0.2 million.

Net cash used in investing activities in 2008 of $16.7 million included $11.1 million paid for the rights to Parcopa, Niravam and certain discontinued products from UCB, $2.9 million was incurred in respect of the licensing of the rights to Elestrin, and $2.3 million deferred consideration was paid in aggregate in respect of the FazaClo and the Pharmelle assets, and the purchase of property, plant and equipment of $0.4 million.

Cash flows from/(used in) financing activities—Years 2010, 2009 and 2008

In 2010 and 2009, cash was provided by financing activities from drawing on the credit facility.

Contractual Obligations

The following table reflects a summary of Azur Pharma’s contractual obligations as of December 31, 2010:

	Payments Due by Period
Contractual Obligations(1):	Less than 1 Year	1 to 3 Years	3 to 5 Years	More than 5 Years	Total
	(in thousands)
Operating lease obligations	$814	$639	$548	$3,790	$5,791
Loan facility(2)	5,000	—	—	—	5,000
Deferred consideration payments for acquisitions	769	11,697	—	—	12,466

Total	$6,583	$12,336	$548	$3,790	$23,257

(1)	Azur Pharma has not included milestone or royalty payments in the table above where the amount and timing of such obligations are unknown or uncertain.
(2)	The credit facility was repaid in October 2011.

Critical Accounting Policies and Significant Estimates

The preparation of financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. These estimates and associated assumptions are based on historical experience and various other factors believed to be reasonable under the circumstances, and the results of such estimates form the basis of judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ materially from these estimates. These underlying assumptions are reviewed on an on-going basis. A revision to an accounting estimate is recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if these are also affected. Principal sources of estimating uncertainty have been set forth in the critical accounting policies section below. Actual results may differ from estimates.

Azur Pharma believes that its critical accounting policies, which are those that require management’s most difficult, subjective and complex judgments, are those described in this section. Estimates and judgments are used in determining key items such as estimating sales discounts and allowances, estimating the carrying values of intangible assets, and in accounting for income taxes. Because of the uncertainties inherent in such estimates, actual results may differ materially from these estimates. These critical accounting policies, the judgments and other uncertainties affecting application of these policies and the sensitivity of reported results to changes in conditions and assumptions are factors to be considered in reviewing the consolidated financial statements.

Revenue

Revenue Recognition

Revenue consists principally of the sale of pharmaceutical products to wholesalers. Azur Pharma recognizes revenue from the sale of products when there is persuasive evidence that an arrangement exists, title passes, the price is fixed or determinable, and collectability is reasonably assured.

Sales Discounts and Allowances

Azur Pharma recognizes revenue on a gross revenue basis and makes various reductions in revenue concurrent with recognizing revenue to arrive at net revenue as reported in the income statement. These adjustments are referred to as sales discounts and allowances. Sales discounts and allowances include charge-backs, Medicaid and Medicare rebates, cash discounts, wholesaler fees, sales returns and other adjustments. Estimating sales discounts and allowances is complex and involves significant estimates and judgment. Azur Pharma uses information from both internal and external sources to generate reasonable and reliable estimates. Azur Pharma management believes that it has used reasonable judgments in assessing estimates, and this has been borne out by the historical experience.

Transactions with customers are based on normal and customary terms whereby title to the product and substantially all of the risks and rewards transfer to the customer upon either shipment or delivery.

Charge-backs

Azur Pharma participates in charge-back programs with a number of entities, principally the U.S. Department of Defense, the U.S. Department of Veterans Affairs and other public parties whereby pricing on products below wholesalers’ list prices is extended to participating entities. These entities purchase products through wholesalers at the lower negotiated price, and the wholesalers charge the difference between the wholesalers’ purchase cost and the lower negotiated price back to Azur Pharma. Charge-backs are accounted for by reducing revenue at the time a sale is recognized in an amount equal to an estimate of charge-back claims attributable to the sale. Azur Pharma determines an estimate of the charge-backs primarily based on historical experience on a product and program basis, and current contract prices under the charge-back programs.

Managed Health Care Rebates and Other Contract Discounts

Azur Pharma offers rebates and discounts to managed health care organizations in the U.S. Azur Pharma accounts for managed health care rebates and other contract discounts as reduction in revenue at the time a sale is recognized by establishing an accrual equal to the estimate of the amount attributable to the sale. Azur Pharma determines its estimate of this accrual primarily based on historical experience on a product-by-product and program basis and current contract prices. Azur Pharma considers the sales performance of products subject to managed health care rebates and other contract discounts, processing claim lag times, estimated levels of inventory in the distribution channel, and adjusts the accrual and revenue periodically throughout each year to reflect actual and future estimated experience.

Medicaid Rebates

Azur Pharma is required by law to participate in state government-managed Medicaid programs as well as certain other qualifying federal and state government programs whereby discounts and rebates are provided. Discounts and rebates provided through these other qualifying federal and state government programs are included in the Medicaid rebate accrual and are considered Medicaid rebates for the purposes of this discussion. Azur Pharma accounts for Medicaid rebates by establishing an accrual as a reduction in revenue at the time a sale is recognized in an amount equal to the estimate of Medicaid rebate claims which are attributable to the sale. Azur Pharma determines an estimate of the Medicaid rebates accrual primarily based on historical experience, legal interpretations of applicable laws related to the Medicaid and qualifying federal and state government programs, and any new information regarding changes in the Medicaid programs’ regulations and guidelines that would impact the amount of the rebates on a product basis. Azur Pharma considers outstanding Medicaid claims, Medicaid payments, claim processing lag time, estimated levels of inventory in the distribution channel and adjusts the accrual and revenue periodically throughout each year to reflect actual and future estimated experience.

Cash Discounts

Azur Pharma offers cash discounts at 2.0% to 2.5% of the sales price, as an incentive for prompt payment. Cash discounts are accounted for as reduction in revenue at the time a sale is recognized, in an amount equal to the estimate of cash discounts attributable to the sale.

Sales Returns

Azur Pharma accounts for sales returns as reduction in revenue at the time a sale is recognized, by establishing an accrual in an amount equal to the estimated value of products expected to be returned. The sales return accrual is estimated principally based on historical experience, the shelf life of inventory in the distribution channel, Azur Pharma’s return policy and expected future market events including generic competition.

Other Sales Adjustments

In addition to the sales discounts and allowances described above, Azur Pharma makes other sales adjustments primarily related to estimated obligations for credits to be granted to wholesalers under wholesaler service agreements. Under these agreements, the wholesale distributors have agreed, in return for certain fees, to comply with various contractually defined inventory management practices and to perform certain activities such as providing weekly information with respect to inventory levels of product on hand and the amount of product movement. As a result, Azur Pharma, along with its wholesale distributors, is able to manage product flow and inventory levels in a way that more closely follows trends in prescriptions. Azur Pharma recognizes these other sales discounts and allowances based on historical experience and other relevant factors, including estimated levels of inventory in the distribution channel in some cases, and adjust accruals and revenue periodically throughout each year to reflect actual experience.

The following table shows activity related to government rebates and charge-backs and estimated returns for all products:

	Returns	Government Rebates Payable/ Charge-backs	Total
		(in thousands)
Balance at December 31, 2007	$2,102	$2,595	$4,697
Current year provision relating to revenue	2,533	10,203	12,736
Payments/credits	(533)	(8,230)	(8,763)

Balance at December 31, 2008	4,102	4,568	8,670
Current year provision relating to revenue	6,397	15,221	21,618
Payments/credits	(3,602)	(11,961)	(15,563)

Balance December 31, 2009	6,897	7,828	14,725
Current year provision relating to revenue	9,122	18,760	27,882
Payments/credits	(2,658)	(17,730)	(20,388)

Balance December 31, 2010	13,361	8,858	22,219
Current year provision relating to revenue	5,334	11,416	16,750
Payments/credits	(3,303)	(10,310)	(13,613)

Balance September 30, 2011	$15,392	$9,964	$25,356

Impairment of Intangible Assets

An intangible asset, which is an identifiable non-monetary asset without physical substance, is recognized to the extent that it is probable that the expected future economic benefits attributable to the asset will flow to Azur Pharma and that its cost can be measured reliably.

Intangible assets acquired as part of a business combination are capitalized separately, if the intangible asset meets the definition of an asset and its fair value can be reliably measured on initial recognition. Subsequent to initial recognition, these intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses. Intangible assets are amortized over their estimated useful lives, which are currently between 6.5 and 10 years. Azur Pharma reviews the useful lives of these assets on an annual basis.

The carrying values of intangible assets are reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, and at least at each reporting date, to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated.

An impairment loss is recognized in profit or loss if the carrying amount of an asset exceeds its estimated recoverable amount. The recoverable amount of an asset is the greater of its fair value less costs to sell and value in use. Value in use is assessed by discounting future cash flows of the asset to its present value. Estimated cash flows are discounted using a pre-tax discount rate reflecting current market assessments of the time value of money and the risks specific to the asset.

When reviewing the carrying values of intangible assets for impairment, Azur Pharma assesses research and development risk, commercial risk, revenue and cost projections, expected sales and marketing support, allocation of resources, the impact of competition, including generic competition, the impact of any reorganization or change of business focus, the level of third-party interest in Azur Pharma’s intangible assets and market conditions. Where the carrying value of an asset exceeds its recoverable amount, the carrying value of that asset is written down to its recoverable amount. As the impairment analysis is principally based on discounted estimated cash flows, actual outcomes could vary significantly from such estimates. If Azur Pharma were to use different estimates, particularly with respect to the likelihood of research and development success, the likelihood and date of commencement of generic competition or the impact of any reorganization or change of business focus, then an additional material impairment charge could arise. Azur Pharma believes that it has used reasonable estimates in assessing the carrying values of the intangible assets.

As of September 30, 2011, the gross carrying amounts and net book values of intangible assets were as follows:

	September 30, 2011
	Cost	Accumulated Amortization	Net Book Value	Remaining Useful Life
	(in thousands)
FazaClo	$45,554	$(29,093)	$16,461	2.2 years
Prialt	15,566	(2,205)	13,361	8.5 years
Elestrin	6,055	(1,583)	4,472	7.1 years
Women’s Health	11,606	(5,321)	6,285	5.3 years
Gastrocrom	11,488	(6,569)	4,919	4.2 years
Parcopa and Niravam	11,136	(11,136)	—	—

	$101,405	$(55,907)	$45,498

On October 27, 2011, Azur Pharma was advised that a generic competitor to its Gastrocrom product was approved by the FDA. The carrying value of this intangible asset at September 30, 2011 was $4.9 million. Expectations of the future cash flows generated by this product have been revised. Nevertheless, the estimated fair value of these cash flows continues to exceed the product’s carrying value.

Income Tax

Income tax is comprised of current and deferred tax. Current tax is the expected tax payable on the taxable income for the year using tax rates enacted or substantively enacted at the balance sheet date and any adjustments to tax payable in respect of previous years.

Deferred tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements, except for temporary differences arising on goodwill not deductible for tax purposes or the initial recognition of assets or liabilities that affect neither accounting or taxable profits. Deferred tax is measured at the tax rates that are expected to be applied to the temporary differences when they reverse, based on laws that have been enacted or substantively enacted by the reporting date.

Deferred tax assets, or DTAs, are recognized to the extent that it is probable that future taxable profits will be available against which the temporary differences can be utilized. DTAs are reduced to the extent that it is no longer probable that the related income tax benefit will be realized. Significant judgment is required in determining whether it is probable that sufficient future taxable profits will be available against which the asset can be utilized. Azur Pharma’s judgments take into account projections of the amount and category of future taxable income, such as income from operations or capital gains income. Actual operating results and the underlying amount and category of income in future years could render current assumptions of recoverability of net DTAs inaccurate. At December 31, 2010, Azur Pharma believes there is evidence to support the generation of sufficient future income to conclude that it is probable that the DTAs recognised will be realized in future years.

Significant estimates and judgments are also required in determining income tax expense. Some of these estimates are based on management’s interpretations of jurisdiction-specific tax laws or regulations and the likelihood of settlement related to tax audit issues. Various internal and external factors may have favorable or unfavorable effects on Azur Pharma’s future effective income tax rate. These factors include, but are not limited to, changes in tax laws, regulations and/or rates, changing interpretations of existing tax laws or regulations, changes in estimates of prior years’ items, past and future levels of research and development spending, likelihood of settlement, and changes in overall levels of income before taxes.

Azur Pharma recognized a deferred tax asset of $5.8 million and $5.6 million at September 30, 2011 and December 31, 2010, respectively. The deferred tax asset relates to tax benefits arising from temporary differences of $15.8 million and $15.1 million at September 30, 2011 and December 31, 2010, respectively, primarily attributable to accruals for sales returns, rebates and charge-backs, which are not deductible for tax in the U.S. until the associated products are returned and rebates and charge-backs are claimed and paid, and are probable to be realized in future periods. As of September 30, 2011 and December 31, 2010, Azur Pharma’s internal forecasts of its earnings supported the conclusion that its deferred tax assets were more likely than not to be realized in future years.

Research and Development Expenses

Expenditures on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, are recognized in the income statement as an expense as incurred.

An internally-generated intangible asset arising from development expenditure is recognized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and Azur Pharma intends to and has sufficient resources to complete development and to use or sell the asset. Azur Pharma has determined that, to date, the regulatory, clinical trial risks inherent in the development of its products currently preclude the capitalization of development costs. Therefore, Azur Pharma has expensed all research and development expenditures as incurred.

The majority of operating expenses to date have been for research and development activities related to Clozapine QD and FazaClo HD. Research and development expenses consisted of:

•	payments made to technology providers who formulate the products, such as Alkermes; and

•	expenses associated with regulatory submissions and clinical trials.

Azur Pharma tracks external development expenses on a program-by-program basis.

Inventory

Inventories are stated at the lower of cost and net realizable value. In the case of raw materials, work in progress and finished goods, cost is calculated on a first-in, first-out basis and includes the expenditures incurred in acquiring inventories and bringing them to their existing location and condition. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated selling expenses.

Azur Pharma’s policy is to record a provision for inventory that is obsolete or in excess of expected requirements. Similarly, provisions are established for committed purchase orders where the inventory to be received is in excess of expected requirements. The estimate of excess quantities is subjective and primarily dependent on estimates of future demand for the products. If the estimate of future demand is too high, Azur Pharma may have to record additional charges to cost of sales. An estimate of demand may increase in a subsequent period; in this instance, Azur Pharma will reverse the existing provision. Azur Pharma recorded to cost of sales provisions, net of reversals, for obsolete inventory and inventories and purchase orders in excess of expected requirements totaling $1.0 million, $2.6 million and $1.3 million, during 2010, 2009 and 2008, respectively, and in the nine months ended September 30, 2011 and 2010, of $0.5 million (reversal) and $0.8 million, respectively.

Share-based payments

Azur Pharma grants share options to employees under a share option plan. The options are granted at fixed exercise prices equal to the estimated fair value of Azur Pharma’s shares at the date of grant. The options do not vest until the completion of a liquidity event. A liquidity event as defined in the share option plan includes an initial public offering, a share sale or an asset sale of Azur Pharma. The options have a four year vesting schedule (with quarterly increments) that determine how many ordinary shares underlying the options will vest upon completion of an initial public offering. The remaining options will continue vesting thereafter. In the event of a share sale or an asset sale, all options may vest immediately at the discretion of the board of directors of Azur Pharma.

As described under the heading “Agreement and Plan of Merger and Reorganization—Treatment of Azur Pharma Option Plan and Azur Pharma Stock Options,” the vesting and exercisability of all Azur Pharma share options will be accelerated effective as of immediately prior to completion of the merger.

In connection with the grant of options to employees, Azur Pharma records share-based compensation expense using the grant date fair value determined by the Black-Scholes option pricing model. The grant-date fair value is expensed over the period the related services are received, if it is more likely than not that the options will eventually vest. Azur Pharma estimated that a liquidity event was probable to occur, and thus vesting of the options was probable, during all periods presented. Using the Black-Scholes option pricing model, Azur Pharma values options taking into account the share price at the grant date, exercise price, expected life of the option, expected dividend, and the risk free interest rate over the expected life of the option.

For share-based compensation, the estimated fair value of Azur Pharma’s ordinary shares is a significant factor in determining the amount of share-based compensation expense. Azur Pharma’s ordinary shares are not publicly traded and the fair value of its ordinary shares has been determined by its board of directors. In determining the fair value of its ordinary shares, the board of directors considered a number of factors, including:

•	external financing events;

•	key milestones achieved in its business, including forecasted revenue, expense and cash flows, product development, and market acceptance; and

•	macroeconomic trends and developments.

The board of directors and management also considered a variety of other factors including the book value per share of outstanding ordinary shares, the price at which ordinary shares had previously been issued, the lack of marketability of shares, the value of Azur Pharma’s assets, actual and potential future cash flows, risk factors impacting Azur Pharma, exit alternatives and valuations for companies in the industry, Azur Pharma’s results of operations and the potential for success of competitors in the market and the competitive landscape.

Determining the fair value of Azur Pharma’s stock requires making complex and subjective judgments and estimates. There is inherent uncertainty in making these judgments and estimates.

As of September 30, 2011, Azur Pharma had 41,666,667 ordinary shares in issue. As of September 30, 2011, Azur Pharma had granted options over 1,542,750 ordinary shares of which options over 384,250 had been granted since the beginning of 2010.

Since the beginning of 2010, Azur Pharma granted options to purchase ordinary shares as follows:

Date of Grant	Number of Shares	Exercise Price (Euro)	Estimated Fair Value (U.S. Dollar)
March 12, 2010	90,000	2.20	1.59
June 24, 2010	5,000	2.50	1.76
March 18, 2011	275,750	2.50	1.82
July 28, 2011	13,500	2.80	1.51

On March 12, 2010, Azur Pharma granted options to purchase an aggregate of 90,000 ordinary shares with an exercise price of €2.20 per share. The fair value of ordinary shares was determined by the board of directors to be €2.20 per share based on the factors set forth above. On June 24, 2010 and March 18, 2011, Azur Pharma granted options to purchase an aggregate of 280,750 ordinary shares with an exercise price of €2.50 per share. The fair value of ordinary shares was determined by the board of directors to be €2.50 per share based on certain of the factors set forth above. On July 28, 2011, Azur Pharma granted options to purchase an aggregate of 13,500 ordinary shares with an exercise price of €2.80 per share. The fair value of ordinary shares was determined by the board of directors to be €2.80 per share based on certain of the factors set forth above. The reason for the increase in the fair value between March 2010 and July 2011 was mainly due to the continuing growth of Azur Pharma’s business and the improving state of capital markets.

Option-pricing models require the input of highly subjective assumptions, including the option’s expected life and the price volatility of the underlying share. The following are key assumptions used to determine the fair value of options granted using the Black-Scholes option pricing model:

Expected stock price volatility. The computation of expected volatility is based on the volatility of comparable public pharmaceutical companies.

Expected term of option. The expected term represents the period that stock-based awards are expected to be outstanding, giving consideration to the contractual terms of the stock-based awards, vesting schedules, and expectations of future employee behavior as influenced by changes to the terms of stock-based awards.

Expected dividend yield. The dividend yield assumption is based on Azur Pharma’s history and expectation of dividend payouts. A dividend yield of zero is used, as cash dividends have never been paid and are not expected to be paid in the future.

Expected risk free interest rate. The interest rate used is observed interest rates appropriate for the option term.

Judgment is also required in estimating the number of stock-based awards that are expected to be forfeited.

Off-Balance Sheet Arrangements

Azur Pharma does not have any off-balance sheet arrangements.

Provisions

A provision is recognized in the balance sheet when Azur Pharma has a present legal or constructive obligation as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation.

New Accounting Standards

The following new or revised IFRS standards and International Financial Reporting Standards Interpretations Committee (IFRIC) interpretations will be adopted for purposes of the preparation of future financial statements, where applicable. Azur Pharma does not anticipate that the adoption of these new or revised standards and interpretations will have a material impact on its financial position or results from operations, except for IFRS 9, which may impact the classification and measurement of some of Azur Pharma’s financial instruments. Azur Pharma does not currently plan to early adopt this standard.

•	IFRS 7 (Amendment), “Disclosure—Transfers of Financial Assets” (effective for fiscal periods beginning on or after July 1, 2011).

•	IAS 12 (Amendment), “Deferred Tax: Recovery of Underlying Assets” (effective for fiscal periods beginning on or after January 1, 2012).

•	IAS 1 (Amendment), “Presentation of Items in other Comprehensive Income” (effective for fiscal periods beginning on or after July 1, 2012).

•	IFRS 9, “Financial Instruments” (effective for fiscal periods beginning on or after January 1, 2013).

•	IFRS 10, “Consolidated Financial Statements” (effective for fiscal periods beginning on or after January 1, 2013).

•	IFRS 11, “Joint Arrangements” (effective for fiscal periods beginning on or after January 1, 2013).

•	IFRS 12, “Disclosure of Interests in other Entities” (effective for fiscal periods beginning on or after January 1, 2013).

•	IFRS 13, “Fair Value Measurement” (effective for fiscal periods beginning on or after January 1, 2013).

•	IAS 19 (Revised 2011), “Employee Benefits” (effective for fiscal periods beginning on or after January 1, 2013).

•	IAS 27 (Amendment), “Separate Financial Statements” (effective for fiscal periods beginning on or after January 1, 2013).

•	IAS 28 (Amendment), “Investments in Associates and Joint Ventures” (effective for fiscal periods beginning on or after January 1, 2013).

Quantitative and Qualitative Disclosures about Market Risk

Azur Pharma’s operations expose it to various financial risks in the ordinary course of business that include foreign currency risk, interest rate risk and credit risk.

Azur Pharma manages its financial risk exposures on a group wide basis and seeks to reduce the exposure of significant risks through a process of controlling, monitoring and reporting. Planning and budgetary processes increase the opportunity for early warnings of financial risk. Monthly financial reporting aids the identification of risk areas by management. Azur Pharma’s approach to the management of these financial risks is further described for each risk area below.

Foreign Currency Risk

The majority of Azur Pharma’s assets and liabilities are denominated in U.S. dollars. The principal currency exposure is Euro denominated expenses. Azur Pharma does not hedge these Euro expenses. A 5% strengthening of the U.S. dollar exchange rate against the Euro would have the effect of decreasing reported costs by $211,000 and $195,000 in the years ended December 31, 2010 and 2009, respectively, and $147,000 in the nine month period ended September 30, 2011. A 5% weakening of the U.S. dollar would have the opposite effect.

Interest Rate Risk

Azur Pharma had $5.0 million in borrowings drawn down under a $5.0 million credit facility as of December 31, 2010. This drawn facility is not material in the context of Azur Pharma’s operations, and any realistic increase or decrease in interest rates would not have had a significant impact on the results of operations. The facility was repaid in October 2011.

Azur Pharma’s policy is to ensure that cash is secure and held in short term fixed deposit accounts or current accounts with financial institutions. As of September 30, 2011, Azur Pharma had cash in short term deposits with financial institutions, earning interest at various variable and fixed interest rates. These interest rates vary from 0.24% to 2%. A 5% decrease in the interest rate would have the effect of decreasing interest income by approximately $3,500 and $3,000 in the years ended December 31, 2010 and 2009, respectively, and $1,605 in the nine month period ended September 30, 2011. A 5% increase in the interest rate would have the equal and opposite effect.

Credit Risk

Credit risk is the risk of financial loss to Azur Pharma if a customer or counterparty to a financial instrument fails to meet contractual obligations, and arises principally from cash and cash equivalents and receivables from customers.

At September 30, 2011, Azur Pharma had a significant concentration of credit risk given that its main customers, Amerisource Bergen including its subsidiary Integrated Commercialization Solutions (ICS), Cardinal and McKesson each accounted for greater than 10% of the trade receivables balance. Azur Pharma considers the credit risk pertaining to these customers to be insignificant and continually monitors customer accounts and credit granted to its customers. All accounts receivable amounts were current as of December 31, 2010 and September 30, 2011.

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

New Jazz Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements give effect to the merger of a wholly-owned subsidiary of New Jazz with and into Jazz Pharmaceuticals in a transaction to be accounted for as a reverse acquisition, with Jazz Pharmaceuticals being deemed the acquiring company for accounting purposes. Jazz Pharmaceuticals is considered the accounting acquirer even though New Jazz will be the issuer of ordinary shares in the merger.

The unaudited pro forma condensed combined balance sheet at September 30, 2011 and the unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2011 and the year ended December 31, 2010 presented herein are based on the historical financial statements of Jazz Pharmaceuticals and Azur Pharma after giving effect to the proposed acquisition (for accounting purposes) of Azur Pharma by Jazz Pharmaceuticals and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma condensed combined financial statements.

Because the securityholders of Jazz Pharmaceuticals will own slightly under 80% of the fully-diluted capitalization of New Jazz immediately following the closing of the merger, as calculated and adjusted in accordance with schedule 1 of the merger agreement, and the directors and management of Jazz Pharmaceuticals will retain a majority of board seats and key positions in the management of New Jazz, Jazz Pharmaceuticals is considered to be the acquiring company for accounting purposes, and the transaction will be accounted for by Jazz Pharmaceuticals as a reverse acquisition under the acquisition method of accounting for business combinations. Accordingly, the acquisition consideration for accounting purposes will consist of the New Jazz ordinary shares to be held by the historic Azur Pharma shareholders immediately following the completion of the merger. Assets and liabilities of Azur Pharma will be measured at fair value and added to the assets and liabilities of Jazz Pharmaceuticals, and the historical results of operations of Jazz Pharmaceuticals will be reflected in the results of operations of New Jazz following the merger.

The unaudited pro forma condensed combined balance sheet as of September 30, 2011 gives effect to the proposed merger as if it occurred on September 30, 2011, and combines the historical balance sheets of Jazz Pharmaceuticals and Azur Pharma as of September 30, 2011. The unaudited pro forma condensed combined statements of income for the year ended December 31, 2010 and the nine months ended September 30, 2011 are presented as if the merger was consummated on January 1, 2010, and combine the historical results of Jazz Pharmaceuticals and Azur Pharma for the year ended December 31, 2010 and the nine months ended September 30, 2011.

The Jazz Pharmaceuticals balance sheet and statement of income information as of and for the nine months ended September 30, 2011 was derived from its unaudited condensed consolidated financial statements included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, incorporated by reference herein. The Jazz Pharmaceuticals statement of income information for the year ended December 31, 2010 was derived from its audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010, incorporated by reference herein. See “Where You Can Find More Information.”

The Azur Pharma balance sheet and statement of income information as of and for the nine months ended September 30, 2011 was derived from its unaudited interim condensed consolidated financial statements as of September 30, 2011, and its statement of income information for the year ended December 31, 2010 was derived from its audited financial statements as of and for the year ended December 31, 2010, in each case included elsewhere in this proxy statement/prospectus. Such financial information was converted from being prepared in accordance with IFRS to being prepared in accordance with U.S. GAAP, only for purposes of these unaudited pro forma combined condensed financial statements.

Jazz Pharmaceuticals has not completed a full, detailed valuation analysis necessary to determine the fair values of Azur Pharma’s identifiable assets to be acquired and liabilities to be assumed. However, a preliminary valuation analysis was performed as of September 30, 2011, the date on which the proposed merger occurred for purposes of the pro forma balance sheet, related to marketed products rights, in-process research and development, inventories, and purchased product rights liabilities.

The estimated number of New Jazz ordinary shares used to calculate the acquisition consideration is determined pursuant to schedule 1 of the merger agreement and is based on the respective outstanding equity capitalization of Jazz Pharmaceuticals and Azur Pharma as of a recent date available, specifically, as of October 17, 2011, as adjusted pursuant to schedule 1 of the merger agreement, and the fair value of the New Jazz ordinary shares as of that date. The fair value of the New Jazz ordinary shares used in these unaudited pro forma condensed combined financial statements equals the closing per-share market value of Jazz Pharmaceuticals common stock as of October 17, 2011. Accordingly, the unaudited pro forma condensed combined financial statements include only preliminary estimates. The amounts of acquisition consideration, assets acquired and liabilities assumed that will be used in acquisition accounting will be based on their respective fair values as determined at the time of closing, and may differ significantly from these preliminary estimates.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition. The unaudited pro forma condensed combined financial data also do not include any integration costs. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Jazz Pharmaceuticals and Azur Pharma been a combined company during the specified periods. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical unaudited condensed consolidated financial statements of Jazz Pharmaceuticals included in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 and in conjunction with the historical consolidated financial statements of Jazz Pharmaceuticals included in its Annual Report on Form 10-K for the year ended December 31, 2010, both incorporated by reference herein, and the historical financial statements of Azur Pharma as of and for the nine months ended September 30, 2011 and for the year ended December 31, 2010, included elsewhere in this proxy statement/prospectus.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2011

(in thousands)

	Jazz Pharma- ceuticals	Azur Pharma	Pro Forma Adjustments	Notes		New Jazz Unaudited Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$101,215	$82,194	$—			$183,409
Marketable securities	12,133	—	—			12,133
Accounts receivable, net	31,428	16,687	(152)	(E	)	45,460
			(2,503)	(O	)
Inventories	4,297	5,458	(34)	(E	)	18,063
			8,342	(H	)
Prepaid expenses	2,535	—	2,303	(O	)	4,838
Other current assets	532	—	5,843	(O	)	6,375

Total current assets	152,140	104,339	13,799			270,278
Property and equipment, net	930	421				1,351
Intangible assets, net	16,447	45,498	(45,498)	(N	)	341,447
			325,000	(G	)
Goodwill	38,213	—	151,590	(L	)	189,803
Other long-term assets	83	5,843	(5,843)	(O	)	83

Total assets	$207,813	$156,101	$439,048			$802,962

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and borrowings	$—	$5,000	$—			$5,000
Accounts payable	8,463	2,782	—			11,245
Accrued liabilities	35,834	44,417	(1,560)	(C	)	88,087
			(7,504)	(O	)
			16,821	(J	)
			79	(P	)
Purchased product rights liability	4,875	—	7,304	(O	)	11,797
			(481)	(F	)
			99	(I	)
Liability under government settlement	7,225	—	—			7,225
Deferred revenue	1,138	—	—			1,138

Total current liabilities	57,535	52,199	14,758			124,492
Deferred revenue, non-current	8,199	—	—			8,199
Purchased product rights liability, non-current	750	4,767	135	(I	)	5,652
Other non-current liabilities	—	—	1,343	(P	)	1,343
Stockholders’ equity:
Common stock	4	523	(523)	(A	)	5
			1	(B	)
Additional paid-in capital	528,682	86,515	(86,515)	(A	)	1,056,445
			527,763	(B	)
Accumulated other comprehensive loss	(2)	—	—			(2)
Retained earnings (accumulated deficit)	(387,355)	12,097	(12,097)	(A	)	(393,172)
			(5,817)	(J	)

Total stockholders’ equity	141,329	99,135	422,812			663,276

Total liabilities and stockholders’ equity	$207,813	$156,101	$439,048			$802,962

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income

For the nine months ended September 30, 2011

(in thousands, except per share amounts)

	Jazz Pharma- ceuticals	Azur Pharma	Pro Forma Adjustments	Notes		New Jazz Unaudited Pro Forma Combined
Revenues:
Product sales, net	$185,583	$68,758	$—			$254,341
Royalties	2,304	—	—			2,304
Contract revenues	854	—	—			854

Total revenues	188,741	68,758	—			257,499
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technology and intangible asset impairment)	10,080	11,569	160	(D	)	22,093
			819	(F	)
			(535)	(O	)
Selling, general and administrative	72,552	34,962	36	(E	)	99,289
			535	(O	)
			(59)	(R	)
			(8,737)	(M	)
Research and development	10,356	4,928	—			15,284
Intangible asset amortization	5,586	8,855	23,366	(K	)	28,952
			(8,855)	(N	)

Total operating expenses	98,574	60,314	6,730			165,618

Income from operations	90,167	8,444	(6,730)			91,881
Interest income and other, net	6	7,903	(7,871)	(C	)	38
Interest expense	(1,565)	(681)	46	(F	)	(2,200)
Loss on extinguishment of debt	(1,097)	—	—			(1,097)

Net income before income tax expense	87,511	15,666	(14,555)			88,622
Income tax expense	—	602	—			602

Net income	$87,511	$15,064	$(14,555)			$88,020

Net income per share:
Basic	$2.12	$0.36				$1.65
Diluted	$1.88	$0.36				$1.50
Weighted-average common shares used in computing net income per share:
Basic	41,206	41,667				53,474
Diluted	46,577	41,667				58,845
See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Income

For the year ended December 31, 2010

(in thousands, except per share amounts)

	Jazz Pharma- ceuticals	Azur Pharma	Pro Forma Adjustments	Notes		New Jazz Unaudited Pro Forma Combined
Revenues:
Product sales, net	$170,006	$83,199	$—			$253,205
Royalties	2,637	—	—			2,637
Contract revenues	1,138	—	—			1,138

Total revenues	173,781	83,199	—			256,980
Operating expenses:
Cost of product sales (excluding amortization of acquired developed technology and intangible asset impairment)	13,559	20,109	33	(D	)	41,582
			1,045	(F	)
			8,342	(Q	)
			(1,506)	(O	)
Selling, general and administrative	68,996	37,676	(987)	(E	)	107,112
			1,506	(O	)
			(79)	(R	)
Research and development	25,612	2,100	—			27,712
Intangible asset amortization	7,825	16,329	44,036	(K	)	51,861
			(16,329)	(N	)

Total operating expenses	115,992	76,214	36,061			228,267

Income from operations	57,789	6,985	(36,061)			28,713
Interest income and other, net	4	71	—			75
Interest expense	(12,728)	(2,902)	2,209	(C	)	(13,334)
			87	(F	)
Loss on extinguishment of debt	(12,287)	—	—			(12,287)

Net income before provision for income tax benefit	32,778	4,154	(33,765)			3,167
Provision for income tax benefit	—	(5,383)	—			(5,383)

Net income	$32,778	$9,537	$(33,765)			$8,550

Net income per share:
Basic	$0.90	$0.23				$0.18
Diluted	$0.83	$0.23				$0.17
Weighted-average common shares used in computing net income per share:
Basic	36,343	41,667				48,611
Diluted	39,411	41,667				51,679

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

1. Basis of Presentation

On September 19, 2011, Jazz Pharmaceuticals, Inc. (“Jazz Pharmaceuticals”), Azur Pharma Public Limited Company (formerly Azur Pharma Limited), a public limited company formed under the laws of Ireland (“Azur Pharma”), Jaguar Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Azur Pharma (“merger sub”), and Seamus Mulligan, solely in his capacity as the representative for the Azur Pharma securityholders, entered into an Agreement and Plan of Merger and Reorganization (the “merger agreement”). Under the terms of the merger agreement and subject to the satisfaction or waiver of the conditions therein, Jazz Pharmaceuticals and Azur Pharma will combine their businesses in a stock transaction in which (a) Azur Pharma will carry out the reorganization described below and (b) merger sub will merge with and into Jazz Pharmaceuticals, with Jazz Pharmaceuticals surviving as a wholly-owned subsidiary of Azur Pharma (the “merger”). The transaction has been approved by the boards of directors of both Jazz Pharmaceuticals and Azur Pharma.

Prior to the effective time of the merger, Azur Pharma will carry out a reorganization of its capital structure (the “reorganization”). The reorganization consists of a series of corporate actions as a result of which, among other things, Azur Pharma has become a public limited company and will be renamed Jazz Pharmaceuticals plc (Azur Pharma, following the completion of the reorganization, is referred to in these notes as “New Jazz”), and the number of Azur Pharma ordinary shares held by the Azur Pharma shareholders will be reduced such that, after giving effect to the issuance of the New Jazz ordinary shares to the Jazz Pharmaceuticals stockholders in the merger, Azur Pharma’s shareholders would own slightly over 20% of the fully-diluted capitalization of New Jazz, as calculated and adjusted in accordance with schedule 1 of the merger agreement.

At the effective time of the merger, among other things, (i) each share of Jazz Pharmaceuticals’ common stock then issued and outstanding will be canceled and automatically converted into and become the right to receive one ordinary share of New Jazz and (ii) each outstanding option, warrant or another equity award of Jazz Pharmaceuticals will be converted into an option, warrant or another equity award of New Jazz that would have substantially the same terms and conditions, including the number of shares and the exercise price, as were applicable before the effective time of the merger. Upon consummation of the merger, the securityholders of Jazz Pharmaceuticals immediately prior to the effective time of the merger would own slightly under 80% of the fully-diluted capitalization of New Jazz, as calculated and adjusted in accordance with schedule 1 of the merger agreement.

Pursuant to the merger agreement, as of the effective time of the merger, the directors of New Jazz will be the directors of Jazz Pharmaceuticals as of immediately prior to the effective time of the merger (unless otherwise directed by Jazz Pharmaceuticals), plus one additional director to be designated by Azur Pharma, expected to be Seamus Mulligan, Azur Pharma’s Chairman and Chief Executive Officer. As of the date of this proxy statement/prospectus, it is expected that each current director of Jazz Pharmaceuticals, other than Samuel D. Colella and Michael W. Michelson, will become a director of New Jazz pursuant to the merger agreement.

Because Jazz Pharmaceuticals securityholders will own slightly under 80% of the fully-diluted capitalization of New Jazz immediately following the closing of the merger, as calculated and adjusted in accordance with schedule 1 of the merger agreement, and the directors and management of Jazz Pharmaceuticals will retain a majority of board seats and key positions in the management of New Jazz, Jazz Pharmaceuticals is deemed to be the acquiring company for accounting purposes, and the transaction will be accounted for by Jazz Pharmaceuticals as a reverse acquisition under the acquisition method of accounting for business combinations. Accordingly, assets and liabilities of Azur Pharma will be measured at fair value and added to the assets and liabilities of Jazz Pharmaceuticals, and the historical results of operations of Jazz Pharmaceuticals will be reflected in the results of operations of New Jazz following the merger.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting, based on the historical financial statements of Jazz Pharmaceuticals and Azur Pharma, with Jazz Pharmaceuticals being the accounting acquirer. Certain reclassifications have been made to the historical financial statements of Azur Pharma to conform to the financial statement presentation to be adopted by the combined company. These adjustments are related to the presentation of accounts receivable, other current assets, accrued liabilities, purchased product rights liabilities (current and non-current), and other non-current liabilities. In addition, Azur Pharma financial information was converted from being prepared in accordance with IFRS to being prepared in accordance with U.S. GAAP. All such adjustments and reclassifications have been included in Pro Forma Adjustments in the Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Income.

The total estimated acquisition consideration for the acquisition (for accounting purposes) of Azur Pharma is expected to equal the market value of the New Jazz ordinary shares that will be held by current Azur Pharma shareholders immediately following the closing of the merger. For purposes of these unaudited pro forma combined condensed financial statements, the acquisition consideration was based on the number of New Jazz ordinary shares that would have been held by the current Azur Pharma shareholders, had the merger closed on a recent date, specifically, on October 17, 2011, and the market value of Jazz Pharmaceuticals common stock as of that date ($43.02). Total acquisition consideration as of this date is estimated to be $527,764,000. Total acquisition consideration net of cash of $82,194,000 and loans of $5,000,000 as of this date is estimated to be $450,570,000.

Under the acquisition method of accounting, identifiable assets and liabilities of Azur Pharma, including identifiable intangible assets, will be recorded based on their estimated fair values as of the date of the closing of the merger. Goodwill is calculated as the difference between the estimated acquisition consideration and fair values of identifiable net assets acquired.

The estimated acquisition consideration and the preliminary allocation of the estimated acquisition consideration are, in part, based upon a preliminary management valuation, as described below, and Jazz Pharmaceuticals and Azur Pharma’s estimates and assumptions which are subject to change until the closing of the merger.

Cash and cash equivalents, and other tangible assets and liabilities: Tangible assets and liabilities were valued at their respective carrying amounts, except for adjustments to inventories, accrued liabilities, and current and non-current purchased product rights liabilities. Jazz Pharmaceuticals and Azur Pharma believe that these amounts approximate their current fair values.

Inventories: Inventories acquired include raw materials and finished goods. Fair value of finished goods has been determined based on the estimated selling price, net of selling costs and a margin on the selling costs. Fair value of raw materials has been estimated to equal the replacement cost.

Identifiable intangible assets and liabilities: Identifiable intangible assets and liabilities acquired include currently marketed products, in-process research and development, and above market lease obligation. The fair value of intangible assets is based on management’s preliminary valuation. Estimated useful lives (where relevant for the purposes of these unaudited pro forma financial statements) are based on the time periods during which the intangibles are expected to result in incremental cash flows.

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Currently marketed products: Currently marketed products’ intangible assets reflect the estimated value of Azur Pharma’s rights to the currently marketed products. The fair value of currently marketed products was determined using an income approach. The income approach explicitly recognizes that the fair value of an asset is premised upon the expected receipt of future economic benefits such as earnings and cash inflows based on current sales projections and estimated direct costs for each product line. Indications of value are developed by discounting these benefits to their present worth at a discount rate that reflects the current return requirements of the market. The fair value of currently marketed products will be capitalized as of the acquisition date and subsequently amortized over the estimated remaining life of the products ranging from 1 to 15 years.

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In-process research and development: In-process research and development represents incomplete research and development projects at Azur Pharma. Jazz Pharmaceuticals’ management estimated that $2.0 million of the acquisition consideration represents the fair value of acquired in-process research and development, primarily related to Clozapine QD and Clozapine OS. The fair value of in-process research and development was determined using the income approach, including the application of probability factors related to the likelihood of success of the respective products reaching final development and commercialization. It also took into consideration information from Azur Pharma’s management and certain program-related documents and forecasts prepared by Azur Pharma’s management. The fair value of in-process research and development will be capitalized as of the acquisition date and subsequently accounted as an indefinite-lived intangible asset until completion or abandonment of the associated research and development efforts. Accordingly, during the development period after the completion of the acquisition, these assets will not be amortized into earnings; instead, these assets will be subject to periodic impairment testing. Upon successful completion of the development process for an acquired in-process research and development project, determination as to the useful life of the asset will be made. The asset would then be considered a finite-lived intangible asset and amortization of the asset into earnings would begin over the estimated useful life of the asset.

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Above market lease obligation: The contract rate of Azur Pharma’s Dublin, Ireland, office lease exceeds the current market rate. The fair value of the obligation represents the difference between the current market rate and the contract rate over the length of the lease, discounted to its present value at a rate that reflects yield rates for office properties in Dublin, Ireland. The fair value of the liability will be recorded as of the acquisition date and amortized straight-line as a reduction in rent expense over the remaining lease period.

Goodwill: Goodwill represents the excess of the preliminary acquisition consideration over the estimated fair values of net assets acquired. Goodwill will not be amortized but will be tested for impairment at least annually or whenever certain indicators of impairment are present. In the future, if it is determined that goodwill is impaired, an impairment charge would be recorded at that time.

Deferred consideration for acquisitions of product rights: Deferred consideration represents future payments to a third party from whom Azur Pharma has licensed product rights. These amounts are due in 2012. The fair value of the deferred consideration was established based on the required cash payments, discounted to their present value at a rate that reflects the cost of BBB-rated debt securities with a one year repayment period.

Deferred tax assets and liabilities: Deferred tax assets and liabilities arise from acquisition accounting adjustments where book values of certain assets and liabilities differ from their tax bases. Deferred tax assets and liabilities are recorded at the currently enacted rates which will be in effect at the time when the temporary differences are expected to reverse in the country where the underlying assets and liabilities are located (U.S. or Ireland). All Azur Pharma’s intangible assets are located in Bermuda, which does not have income taxes; accordingly, no deferred tax liabilities were recorded related to the intangible assets.

Pre-acquisition contingencies: Jazz Pharmaceuticals and Azur Pharma have not currently identified any pre-acquisition contingencies where a liability is probable and the amount of the liability can be reasonably estimated. If information becomes available to Jazz Pharmaceuticals and Azur Pharma prior to the end of the measurement period (no longer than 12 months after the closing of the merger), which would indicate that a liability is probable and the amount can be reasonably estimated, such items will be reflected in the acquisition accounting.

The preliminary determination of the fair value of the acquired net assets, assuming the merger had closed on September 30, 2011, is as follows (in thousands):

Amount
Cash and cash equivalents	$82,194
Accounts receivable	14,032
Inventories	13,766
Prepaid assets	2,303
Other current assets	5,843
Property, plant and equipment	421
Loans and borrowing	(5,000)
Accounts payable and accrued expenses	(49,139)
Purchased product rights liability	(11,824)
Total tangible assets acquired and liabilities assumed	52,596

Intangible assets and liabilities:
Currently marketed products	323,000
In-process research and development	2,000
Above market lease obligation	(1,422)
Goodwill	151,590

Total intangible assets acquired	475,168

Total pro forma net assets acquired	$527,764

The final determination of the fair value of the identifiable net assets acquired may change significantly from these preliminary estimates. The actual acquisition accounting upon the effective time of the merger will be based on the fair value of the acquisition consideration and the fair values of Azur Pharma’s assets and liabilities as determined at the effective time of the merger.

2. Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated acquisition consideration and to adjust amounts related to Azur Pharma’s tangible and intangible assets and liabilities to a preliminary estimate of their fair values.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

A.	To record the elimination of Azur Pharma’s equity accounts of ordinary shares, additional paid-in capital and retained earnings.

B.	To record the fair value of New Jazz’s ordinary shares that would have been held by the current Azur Pharma’s shareholders upon the closing of the merger on September 30, 2011.

C.	To remove from the balance sheet the fair value of ratchet shares liability that would be eliminated upon the closing of the acquisition, as the ratchet shares would not be eligible for exercise based on the estimated acquisition consideration and return to ratchet investors, and to reverse from the income statements changes in the fair value of this liability.

D.	To write down inventories in accordance with U.S. GAAP, to reinstate inventory provisions previously reversed as allowed under IFRS.

E.	To adjust sample inventories and related accounts to estimated fair values, and to conform Azur Pharma’s accounting policy for expense recognition of these items to that of Jazz Pharmaceuticals.

F.	To remove in accordance with U.S. GAAP the carrying amount of contingent purchase price payable for purchased product rights and related interest accretion, recorded under IFRS, and recognize the associated amounts as royalty expense when incurred, in accordance with U.S. GAAP.

G.	To record estimated fair value of identifiable intangible assets acquired.

H.	To reflect the estimated fair value of inventory acquired as of September 30, 2011.

I.	To reflect the estimated fair value of purchased product rights liabilities, current and non-current as of September 30, 2011.

J.	To record Jazz Pharmaceuticals’ and Azur Pharma’s estimated transaction costs payable upon the closing of the merger on September 30, 2011. Jazz Pharmaceuticals’ transaction costs are included in accumulated deficit and accrued liabilities at September 30, 2011. Azur Pharma’s transaction costs are included in assumed identifiable liabilities at September 30, 2011, as these transaction costs would have been expensed by Azur Pharma prior to closing of the merger.

K.	To record amortization expense for identifiable intangible assets.

L.	To record goodwill from Jazz Pharmaceuticals’ acquisition (for accounting purposes) of Azur Pharma.

M.	To eliminate transaction costs recorded in the statement of income for the nine months ended September 30, 2011.

N.	To eliminate existing intangible assets balance prior to acquisition and related amortization expense in 2010 and 2011.

O.	To reclassify various Azur Pharma’s balances to conform to Jazz Pharmaceuticals’ presentation.

P.	To record the fair value of the above market lease obligation, current and non-current.

Q.	To record amortization of the fair value adjustment for inventory to cost of sales.

R.	To record amortization of above market lease obligation straight-line over the remaining lease term.

3. Non-recurring Transaction Fees

Jazz Pharmaceuticals and Azur Pharma have incurred and will continue to incur certain non-recurring expenses in connection with the transaction. These expenses are currently estimated to be $25.5 million. Jazz Pharmaceuticals’ and Azur Pharma’s non-recurring expenses in connection with this transaction incurred during the nine months ended September 30, 2011 were $8.7 million and are reflected as an adjustment to reduce selling, general and administrative expenses in the pro forma condensed combined statement of income for the nine months ended September 30, 2011, as they are non-recurring and directly attributable to the acquisition. Estimated future expenses that have not been incurred as of September 30, 2011 total $16.8 million and are reflected in the pro forma condensed combined balance sheet as of September 30, 2011 as an adjustment to accrued liabilities (see Note 2, Pro Forma Adjustments above), but are not reflected in the pro forma condensed combined statements of income for the year ended December 31, 2010 and the nine months ended September 30, 2011, as they are not expected to have a continuing impact on operations.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The following table sets forth selected historical per share information of Jazz Pharmaceuticals and Azur Pharma and unaudited pro forma combined and Azur Pharma per share information as of and for the nine months ended September 30, 2011 and as of and for the year ended December 31, 2010 after giving effect to the proposed acquisition (for accounting purposes) of Azur Pharma by Jazz Pharmaceuticals under the acquisition method of accounting, based on the total acquisition consideration (which for these purposes consists of the New Jazz ordinary shares to be held by the historic Azur Pharma shareholders immediately following the completion of the merger) of ordinary shares of New Jazz with the estimated fair value of $528 million and representing slightly over 20% of the fully-diluted capitalization of New Jazz immediately following the closing of the merger, as calculated and adjusted in accordance with schedule 1 of the merger agreement.

The pro forma shares assumes that the historic Azur Pharma shareholders will hold 12,267,876 ordinary shares of New Jazz immediately following the closing of the merger, which assumes that the ordinary shares of Azur Pharma held by the Azur Pharma shareholders on October 17, 2011 will be reduced in the reorganization based on an assumed ratio of 0.2866 of a New Jazz ordinary share for each whole ordinary share of Azur Pharma outstanding immediately prior to the reorganization (the “Assumed Split Ratio”). The Assumed Split Ratio is calculated pursuant to schedule 1 of the merger agreement and is based on the closing price of Jazz Pharmaceuticals common stock on October 17, 2011 and the respective outstanding equity capitalization of Jazz Pharmaceuticals and Azur Pharma on October 17, 2011, as adjusted pursuant to schedule 1 of the merger agreement. The acquisition method of accounting is based on Accounting Standards Codification Topic 805, Business Combinations, or ASC 805, and uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. The pro forma adjustments reflect the assets and liabilities of Azur Pharma at their preliminary estimated fair values. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the unaudited pro forma combined per share information set forth in the following table.

In accordance with the requirements of the SEC, the unaudited pro forma combined and unaudited pro forma Azur Pharma equivalent information gives effect to the merger as if it had been effective on January 1, 2010 in the case of income per share data, and December 31, 2010 or September 30, 2011 in the case of book value per share data. You should read this information in conjunction with the selected historical financial information and the historical financial statements of Azur Pharma and related notes included elsewhere in this proxy statement/prospectus, and the historical financial statements of Jazz Pharmaceuticals and related notes that have been filed with the SEC, which are incorporated by reference in this proxy statement/prospectus. See “Selected Historical Financial Data of Azur Pharma”, “Index to Consolidated Financial Statements of Azur Pharma Public Limited Company” and “Where You Can Find More Information”. The unaudited pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included in this proxy statement/prospectus. See “Unaudited Pro Forma Combined Financial Data”. The historical per share information of Jazz Pharmaceuticals and Azur Pharma below is derived from audited financial statements as of and for the year ended December 31, 2010 and unaudited financial statements as of and for the nine months ended September 30, 2011. The unaudited pro forma Azur Pharma per share equivalents are calculated by multiplying the unaudited Jazz Pharmaceuticals pro forma combined per share amounts by the Assumed Split Ratio of 0.2866.

	Jazz Pharma- ceuticals Historical	Azur Pharma Historical	Unaudited Pro Forma Combined(2)	Unaudited Pro Forma Azur Pharma Equivalent
Per share information for the nine months ended September 30, 2011
Basic net income per common share	$2.12	$0.36	$1.65	$0.47
Diluted net income per common share	$1.88	$0.36	$1.50	$0.43
Book value per share(1)	$3.35	$2.38	$12.19	$3.49
Cash dividends	$—	$—	$—	$—

	Jazz Pharma- ceuticals Historical	Azur Pharma Historical	Unaudited Pro Forma Combined(2)	Unaudited Pro Forma Azur Pharma Equivalent
Per share information for the year ended December 31, 2010
Basic net income per common share	$0.90	$0.23	$0.18	$0.05
Diluted net income per common share	$0.83	$0.23	$0.17	$0.05
Book value per share(1)	$0.76	$2.01	N/A	N/A
Cash dividends	$—	$—	$—	$—

(1)	The book value per share is computed by dividing total stockholders’ equity by the number of shares of common stock and ordinary shares, as applicable, issued and outstanding.

(2)	The pro forma combined amounts assume that the historic Azur Pharma shareholders will hold 12,267,876 New Jazz ordinary shares immediately following the closing of the merger, as calculated as described above.

THE BUSINESS OF JAZZ PHARMACEUTICALS

The following discussion contains forward-looking statements. Actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in “Risk Factors” and elsewhere in this proxy statement/prospectus. A description of the business of Jazz Pharmaceuticals can be found in the Jazz Pharmaceuticals Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 8, 2011, which is incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.” See also “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Jazz Pharmaceuticals is a specialty pharmaceutical company focused on the identification, development and commercialization of pharmaceutical products to meet important unmet medical needs. Jazz Pharmaceuticals currently markets two products, which generated net product sales of $170.0 million and $185.6 million during the year ended December 31, 2010 and the nine months ended September 30, 2011, respectively: Xyrem (sodium oxybate oral solution), which is the only product approved by the FDA for the treatment of both excessive daytime sleepiness and cataplexy in patients with narcolepsy; and Luvox CR (extended release fluvoxamine maleate capsules), which is approved by the FDA and marketed for the treatment of obsessive compulsive disorder. Jazz Pharmaceuticals promotes these products in the United States through its experienced specialty sales force targeting sleep specialists, neurologists, pulmonologists and psychiatrists. Jazz Pharmaceuticals is building its portfolio of products through a combination of acquisition and in-licensing and internal development activities. In this regard, the merger would result in New Jazz having a diversified portfolio of 12 marketed CNS and women’s health products, with a combined field sales force of over 200 sales representatives.

Jazz Pharmaceuticals is building a sustainable pharmaceutical company by:

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Growing and protecting the Jazz Pharmaceuticals sodium oxybate business, including growing sales of Xyrem in its approved indications, continuing to invest in the sodium oxybate franchise, and enforcing Jazz Pharmaceuticals’ intellectual property covering sodium oxybate and its restricted distribution system;

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Developing additional products and advancing Jazz Pharmaceuticals’ pipeline though continued investment in research and development activities targeted at areas of significant unmet need where Jazz Pharmaceuticals’ product candidates may offer significant benefits to patients; and

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Leveraging Jazz Pharmaceuticals’ commercial capabilities, including its sales and marketing organization, and its regulatory, safety and clinical organizations, by in-licensing or acquiring additional products and product candidates targeted towards specialty physician audiences.

The merger would provide additional commercial products, additional pipeline opportunities and the opportunity to leverage Jazz Pharmaceuticals’ commercial capabilities as expanded through the merger.

THE BUSINESS OF AZUR PHARMA

The following discussion contains forward-looking statements. Actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in “Risk Factors” and elsewhere in this prospectus/proxy statement. See also “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Azur Pharma is a specialty pharmaceutical company engaged in the acquisition, development and commercialization of therapeutic products for central nervous system (including pain and psychiatry), which is referred to in this section as “CNS,” and women’s health areas. Since it was founded in 2005, Azur Pharma has assembled a portfolio of marketed products which generated product revenue in the United States of $83.2 million and $68.8 million during 2010 and the nine months ended September 30, 2011, respectively, built a commercial operating platform and begun development work on lower-risk life cycle management programs.

Azur Pharma’s lead marketed products are:

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Prialt (ziconotide intrathecal infusion), which is indicated for the management of severe chronic pain in patients for whom intrathecal therapy is warranted, and who are intolerant of or refractory to other treatment, such as systemic analgesics, adjunctive therapies or intrathecal morphine.

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The original 12.5mg, 25mg and 100mg dosage strength presentations of Azur Pharma’s proprietary orally disintegrating tablet formulation of clozapine, FazaClo LD, and the 150mg and 200mg higher dosage strength presentations of clozapine, FazaClo HD, which are indicated for the management of severely ill schizophrenic patients who fail to respond adequately to standard drug treatment for schizophrenia and for reducing the risk of recurrent suicidal behavior in patients with schizophrenia or schizoaffective disorder who are judged to be at chronic risk for reexperiencing suicidal behavior, based on history and recent clinical state.

Azur Pharma also markets several women’s health products, consisting of Elestrin (estradiol gel 0.06%) an estrogen gel indicated for moderate to severe vasomotor symptoms associated with menopause, and Natelle and Gesticare, Azur Pharma’s prenatal vitamins brands. In addition, Azur Pharma sells a portfolio of non-promoted products including Gastrocrom (cromolyn sodium oral concentrate), Urelle (urinary antiseptic), Niravam (alprazolam) and Parcopa (carbidopa/levodopa).

Azur Pharma’s current product candidates include an oral suspension formulation of clozapine, Clozapine OS, and a once daily formulation of clozapine, Clozapine QD.

History and Development of Azur Pharma

Azur Pharma was formed under the laws of Ireland in March 2005 as a privately held, limited liability company. Effective October 20, 2011, Azur Pharma Limited was re-registered as a public limited company under the name Azur Pharma Public Limited Company. Azur Pharma promotes and sells its portfolio of products in the United States through its U.S. operating subsidiary. Azur Pharma has made a number of acquisitions since its formation including: its acquisition of FazaClo from Avanir in August 2007; and rights to Prialt (excluding certain territories licensed to Eisai Co. Ltd, predominantly in Europe) from Elan in May 2010.

In relation to its product candidates, Azur Pharma received FDA approval for FazaClo HD in July 2010 and launched these new higher dosage strengths in September 2010. During 2011, Azur Pharma has continued development work on its product candidates with the successful completion of a pivotal bioequivalence study on Clozapine OS and further Phase II studies for Clozapine QD.

Lead Marketed Products

Prialt (ziconotide) intrathecal infusion

Prialt is an intrathecal infusion of ziconotide, approved by the FDA in December 2004, for the management of severe chronic pain in patients for whom intrathecal therapy is warranted, and who are intolerant of or refractory to other treatment, such as systemic analgesics, adjunctive therapies or intrathecal morphine. Intrathecal therapy is the delivery of the drug into the intrathecal space in the spine through an infusion system comprised of a programmable infusion pump and catheter. Ziconotide is a synthetic neuroactive peptide known as conotoxin and is the synthetic equivalent of a naturally-occurring conopeptide found in the piscivorous marine snail, Conus Magnus. Ziconotide is thought to inhibit pain signals transmitted via N-type calcium channels, most densely located in the dorsal horn of the spinal chord. Prialt is the only FDA-approved non-opioid intrathecal analgesic. Prialt is approved for use with Medtronic Inc’s SynchroMed EL and SynchroMed II programmable implantable pumps. Azur Pharma’s product revenue from Prialt was $12.9 million during the year ended December 31, 2010 following its acquisition from Elan in May 2010. For the nine months ended September 30, 2011, product revenue from Prialt was $14.8 million.

On March 4, 2010, Azur Pharma entered into a definitive agreement to acquire Prialt from Elan. This transaction subsequently closed on May 5, 2010. Under the terms of the asset purchase agreement with Elan, Azur Pharma acquired worldwide rights to Prialt excluding those territories licensed by Elan to Eisai Co. Limited, which consist of 34 countries outside of the United States, mainly in Europe. Azur Pharma paid Elan $5.0 million on the closing of the transaction with an additional $12 million in deferred payments due to Elan in 2012. Azur Pharma is also obligated to pay up to a maximum aggregate amount of $120 million in contingent payments if certain net sales milestones are achieved and a tiered royalty payment on net sales.

Commercialization, Medical Affairs, and Distribution

Azur Pharma promotes Prialt through its CNS-Pain sales force which consisted of 25 sales professionals as of September 30, 2011. Prialt is also supported by a six-person medical affairs team that provides medical information and education support. Azur Pharma provides reimbursement support through its Express Pain Information Center, a dedicated Prialt call center outsourced to a third party reimbursement specialist vendor. Azur Pharma’s internal reimbursement team also provides additional reimbursement support, dealing specifically with the more complex needs of physicians and payors.

FazaClo LD (clozapine, USP) Orally Disintegrating Tablet and FazaClo HD (clozapine, USP) Orally Disintegrating Tablet

Azur Pharma markets FazaClo LD and FazaClo HD, which are orally disintegrating tablet formulations of clozapine, indicated for the management of severely ill schizophrenic patients who fail to respond adequately to standard drug treatment for schizophrenia and for reducing the risk of recurrent suicidal behavior in patients with schizophrenia or schizoaffective disorder who are judged to be at chronic risk for re-experiencing suicidal behavior, based on history and recent clinical state. FazaClo LD, comprising the original three lower strength presentations, was approved by the FDA in February 2004 with respect to the 25mg and 100mg tablet strengths and in May 2007 for the 12.5mg tablet strength. Azur Pharma initiated development of FazaClo HD, 150 mg and 200 mg dosage strengths, in late 2008. FazaClo HD received FDA approval in July 2010 and was launched in September 2010.

According to IMS Health Inc., which is referred to in this proxy statement/prospectus as “IMS,” the U.S. clozapine market is dominated by generics which accounted for approximately 87% of clozapine prescription volumes in 2010. FazaClo products accounted for approximately 10% of clozapine prescription volumes in 2010. The generics are referenced to Clozaril, a standard immediate release tablet formulation of clozapine from Novartis.

FazaClo LD and FazaClo HD incorporate CIMA’s DuraSolv® orally disintegrating tablet technology, which enables the products to dissolve without the need to chew or to swallow with water and are currently the only orally disintegrating tablet formulations of clozapine available in the United States.

In July 2007, Azur Pharma entered into a definitive agreement to acquire the rights to FazaClo from Avanir. The transaction closed on August 3, 2007, at which time Azur Pharma paid $43.9 million in upfront consideration to Avanir. Azur Pharma pays a royalty to Avanir based on 3% of annualized net product sales in excess of $17 million up to a maximum aggregate amount of $2 million for all such royalty payments, the majority of which has been paid as of September 30, 2011.

In connection with the acquisition, Azur Pharma also assumed remaining contingent payment obligations of Avanir to Dr. Neal Cutler and the other original owners of FazaClo of $10.5 million and $25.0 million, based on the achievement of certain net sales milestones. As described below, under “Legal Proceedings,” Dr. Cutler has filed a complaint alleging, among other things, that one or both of such contingent payments are owing. Azur Pharma intends to vigorously defend itself in connection with this litigation, however there can be no assurance of the outcome.

In connection with the acquisition of FazaClo from Avanir, Azur Pharma was assigned a development, license and supply agreement with CIMA, which holds intellectual property rights related to certain aspects of the development and supply of FazaClo. The agreement grants an exclusive license to Azur Pharma to market, distribute and sell FazaClo and provides for a royalty rate of 5% based on annual net sales. In July 2011, the terms of the agreement were amended to extend the term to 2020 and it was agreed that the royalty obligations to CIMA would terminate upon the closing of the merger between Cephalon and Teva Pharmaceuticals, which occurred in October 2011. Cephalon is the parent company of CIMA.

Azur Pharma received Paragraph IV Certifications from three generics manufacturers indicating that ANDAs had been filed with the FDA requesting approval to market generic versions of FazaClo LD. Azur Pharma and CIMA filed a lawsuit in response to each certification. The lawsuit with Teva Pharmaceuticals, one of the ANDA filers, was settled in July 2011. In August 2011, Azur Pharma received notice from Teva Pharmaceuticals indicating that an ANDA had been filed with the FDA requesting approval to market a generic version of FazaClo HD. FazaClo HD was also covered in the July 2011 settlement agreement with Teva Pharmaceuticals. For a more detailed description of Azur Pharma’s disputes with these parties, please see “Legal Proceedings” below.

The two formulation patents covering FazaClo LD and FazaClo HD which Azur Pharma licenses from CIMA are under re-examination by the U.S. Patent and Trademark Office. Both of the re-examination proceedings have proceeded to appeal at the U.S. Patent and Trademark Office. It is currently not possible to predict whether these re-examination proceedings will result in one or both of the patents being fully or partly invalidated. For more information regarding these re-examination proceedings, please see “Patents and Proprietary Rights” below.

In 2010, Azur Pharma’s product revenue from FazaClo LD was $34.6 million and product revenue from FazaClo HD was $2.8 million. For the nine months ended September 30, 2011, product revenue from FazaClo LD and FazaClo HD was $22.0 million and $5.5 million, respectively.

Commercialization, Medical Affairs, and Distribution

Azur Pharma promotes FazaClo LD and FazaClo HD in the United States through its CNS-Psychiatric sales force of 24 sales professionals as of September 30, 2011.

Patients being prescribed any clozapine product must be enrolled in an FDA-approved patient registry. The FazaClo patient registry, an element of the FDA’s mandated risk management plan, is a database monitoring patients (white blood cell counts, which are referred to in this proxy statement/prospectus as “WBC,” and absolute neutrophil counts, which are referred to in this proxy statement/prospectus as “ANC”) treated with FazaClo to permit early detection of clozapine-induced leucopenia or agranulocytosis. FazaClo is supported by Azur Pharma’s own in-house registry team located in its Philadelphia office. The team maintains a continuing record of total WBC and ANC and related information in the database for all patients who receive FazaClo therapy. All clozapine patients must have frequent monitoring for acceptable WBC and ANC levels which the pharmacist must verify prior to dispensing a clozapine prescription. Weekly blood samples are monitored for the first six months of treatment, and bi-weekly testing is required for the second six months with monthly monitoring for patients who have 12 months of acceptable blood test results.

In addition to the in-house registry team, Azur Pharma has a team of nine clinical compliance liaisons in the field who provide medical safety, medical education and FazaClo patient registry support services for FazaClo.

Other Products

Azur Pharma’s other products, which together accounted for approximately 40% of Azur Pharma’s product revenue in the year ended December 31, 2010 and 38% in the nine months ended September 30, 2011, include:

•	Elestrin (estradiol gel 0.06%), indicated for the treatment of moderate-to-severe vasomotor symptoms (hot flashes and night sweats) associated with menopause;

•

Gastrocrom (cromolyn sodium) oral concentrate, indicated for the management of patients with mastocytosis, providing relief of associated symptoms such as diarrhea, flushing, headaches, vomiting, urticaria, abdominal pain, nausea and itching;

•	Natelle and Gesticare prescription prenatal vitamins franchises, used for improving the nutritional status of women through pregnancy and in the postnatal period;

•	Urelle, indicated for the treatment of symptoms of irritative voiding and for the relief of local symptoms, such as inflammation, hypermotility and pain that accompany lower urinary tract infections;

•

Niravam (orally disintegrating tablet presentation of alprazolam), indicated for the management of anxiety disorder or the short-term relief of symptoms of anxiety and also indicated for the treatment of panic disorder, with or without agoraphobia; and

•	Parcopa (orally disintegrating tablet presentation of carbidopa/levodopa), indicated for the treatment of symptoms associated with idiopathic Parkinson’s disease.

Each of the products described above accounted for less than 10% of Azur Pharma’s net sales in 2010 and the nine months ended September 30, 2011, with the exception of Gastrocrom, which accounted for approximately 10%.

Development Pipeline

Azur Pharma has a number of product candidates in various stages of clinical development. For the years ended December 31, 2008, 2009 and 2010, and for the nine months ended September 30, 2011, research and development expenses were $4.2 million, $8.0 million, $2.1 million and $4.9 million, respectively.

Azur Pharma focuses its development efforts in lower risk reformulations that complement its marketed product portfolio. Azur Pharma has built its pipeline by partnering with other companies and implementing life cycle management programs around its products and franchises, rather than engaging in early-stage research and development programs. Azur Pharma’s current product candidates include Clozapine OS and Clozapine QD:

•

Clozapine OS is an oral suspension formulation of clozapine currently approved and marketed by other companies in Europe and in other territories outside of the U.S. Azur Pharma licensed U.S. rights for the product from Douglas Pharmaceuticals America Limited in February 2010. The product successfully completed its pivotal bioequivalence study in October 2011 and an NDA is currently being prepared for filing with the FDA; and

•

Clozapine QD is expected to provide the benefits of once-daily dosing of clozapine. This formulation is designed to enable faster titration to therapeutic effect relative to existing immediate release formulations of clozapine. Azur Pharma is working with Alkermes in the development of this product, which is currently in Phase II development.

Sales and Marketing

Azur Pharma has three separate sales forces in CNS-Pain, CNS-Psychiatry, and Women’s Health. The CNS-Pain sales force promotes Prialt and as of September 30, 2011 consisted of 25 sales professionals, including 21 field sales representatives, three sales managers and a director. The CNS-Psychiatry sales force promotes FazaClo LD and FazaClo HD and as of September 30, 2011, consisted of 24 sales professionals, including 19 field sales representatives, three managers, a director, and a head of sales. The Women’s Health sales force promotes Elestrin and Azur Pharma’s prenatal vitamin brands, Natelle and Gesticare, and as of September 30, 2011 consisted of 56 sales professionals, including 49 sales representatives, five managers, a director and a trainer.

Azur Pharma has established marketing, commercial operations, and trade and distribution functions to support its sales efforts. Azur Pharma also employs third party vendors, such as advertising agencies, market research firms and suppliers of marketing and other sales support related services to assist with commercial activities.

Competition

The pharmaceutical industry is highly competitive and characterized by a number of established pharmaceutical companies, as well as specialty pharmaceutical companies that market pain, psychiatry and women’s health products. Most of these companies have financial resources and marketing capabilities substantially greater than those of Azur Pharma. Azur Pharma’s ability to continue to grow over the long-term also requires that it compete successfully with other specialty pharmaceutical companies for product and product candidate acquisition and in-licensing opportunities. Some of Azur Pharma’s competitors include Teva Pharmaceuticals, Endo Pharmaceuticals, Novartis Pharmaceuticals Corporation, Shionogi & Co Limited and Noven Pharmaceuticals Inc. These established companies have a competitive advantage over Azur Pharma due to their size and financial resources.

Azur Pharma’s products and product candidates may also compete in the future with new products currently under development by others. Any products that Azur Pharma develops are likely to be in highly competitive markets, and its competitors may succeed in developing products that may render Azur Pharma’s products obsolete or noncompetitive. In particular, Azur Pharma’s lead marketed products face competition as described below:

•

Prialt is the only FDA-approved non-opioid intrathecal analgesic. It competes with intrathecal morphine, which is the only other product approved by the FDA for the intrathecal treatment of severe chronic pain. Other drugs are also used intrathecally by physicians including: hydromorphone, clonidine, baclofen, gabapentin and sufentanil.

•

FazaClo LD and FazaClo HD are the only orally disintegrating tablet formulations of clozapine available. While FazaClo is a branded product currently with no direct generic competition, the bulk of prescriptions for clozapine are generic tablets. According to IMS, the U.S. clozapine market is dominated by generics which accounted for approximately 87% of clozapine prescription volumes in 2010. FazaClo products accounted for approximately 10% of clozapine prescription volumes in 2010. Azur Pharma expects direct generic competition to FazaClo LD and FazaClo HD in July 2012 and May 2015, respectively, or earlier upon the occurrence of certain events, since ANDAs have been filed with the FDA requesting approval to market generic versions of FazaClo LD and FazaClo HD. These products also compete with larger branded products, including Seroquel®, marketed by AstraZeneca, Risperdal®, marketed by Janssen, and Zyprexa®, marked by Eli Lilly.

Azur Pharma’s other products face competition from both generic entrants and existing branded products. Some of Azur Pharma’s other products have limited or no patent protection and potential competitors face fewer barriers in introducing competing products or generic products. On October 27, 2011, an ANDA from Pack Pharmaceuticals LLC, seeking to manufacture and sell a generic version of Gastrocrom, was approved by the FDA. There may also be other companies developing products competitive to those of Azur Pharma of which it is unaware.

With respect to Azur Pharma’s current and potential future product candidates, Azur Pharma believes that its ability to successfully compete will depend on, among other things:

•	efficacy, safety and reliability of its product candidates;

•	product acceptance by physicians, other health care providers and patients;

•	protection of Azur Pharma’s proprietary rights and the level of generic competition;

•	Azur Pharma’s ability to complete clinical development and obtain regulatory approvals for its product candidates;

•	timing and scope of regulatory approvals;

•	Azur Pharma’s ability to supply commercial quantities of a product to the market;

•	obtaining reimbursement for product use in approved indications;

•	Azur Pharma’s ability to recruit and retain skilled employees; and

•	Azur Pharma’s ability to expand and grow its specialty sales forces.

Customers and Financial Information about Geographic Areas

While the ultimate end-users of Azur Pharma’s products are the individual patients to whom its products are prescribed by physicians, Azur Pharma’s direct customers include certain large wholesale pharmaceutical distributors, such as McKesson Corporation, AmerisourceBergen Corporation, Cardinal Health, Inc. and Integrated Commercialization Solutions Inc. During the periods presented, the following customers accounted for 10% or more of Azur Pharma’s total revenue:

	Year ended December 31,
	2010	2009	2008
McKesson	31%	38%	40%
Cardinal	27%	28%	28%
AmerisourceBergen	19%	21%	20%
ICS(1)	12%	—	—

(1)	Sales relate only to Prialt. ICS is a subsidiary of AmerisourceBergen Corporation.

Azur Pharma has standard industry agreements made in the ordinary course of business with these customers which include prompt payment discount, and various standard fee or rebate arrangements. Purchases are made on a purchase order basis.

For a discussion of Azur Pharma’s revenue and non-current assets attributable to geographic areas see the notes to the audited consolidated financial statements of Azur Pharma included elsewhere in the proxy statement/prospectus.

Manufacturing

Azur Pharma does not have, and does not intend to establish in the near term, its own manufacturing capability for its products or product candidates, or their active pharmaceutical ingredients, or the capability to package its products. Azur Pharma has engaged third parties to manufacture its products. For each of its marketed and approved products, Azur Pharma utilizes a single supplier for the active pharmaceutical ingredient and a separate finished product manufacturer.

Prialt

Azur Pharma is in the process of changing suppliers for Prialt finished product and for ziconotide, the active ingredient in Prialt, following receipt of termination notices from existing suppliers indicating their intention to terminate Azur Pharma’s supply agreements with them. Azur Pharma has identified and commenced the transfer of ziconotide to a new manufacturer. Azur Pharma believes that it has sufficient supply of ziconotide to meet its commercial requirements for at least five years, by which time it expects supply to be available from such new manufacturer. Azur Pharma has also identified and begun the transfer of Prialt finished product manufacturing to a new manufacturer. Final batches are scheduled for manufacture at the current manufacturer with supply expected to be sufficient to meet commercial requirements through the end of 2013, by which time it expects such new manufacturer to be approved as a supplier by the FDA. However, there can be no assurance that such new manufacturers of ziconotide and Prialt finished product or any other manufacturer will be approved by the FDA, or that Azur Pharma’s supplies of ziconotide and Prialt will be sufficient until such manufacturers or other manufacturers have been approved, and any failure to obtain sufficient commercial supplies of Prialt would have a material adverse effect on Azur Pharma’s business, financial condition and results of operations.

FazaClo LD and FazaClo HD

Azur Pharma’s finished product supplier for its FazaClo products is CIMA. The supply agreement with CIMA was amended in July 2011 to extend the supply terms to January 2020.

Azur Pharma’s supplier of clozapine, the active pharmaceutical ingredient in FazaClo LD and FazaClo HD, is Betachem Inc., as agent for Medichem S.A. The agreement with Betachem is automatically renewable for one year periods.

Manufacturers and suppliers of Azur Pharma’s products and product candidates are subject to the FDA’s current Good Manufacturing Practices, which are referred to in this proxy statement/prospectus as “cGMP,” requirements, and other rules and regulations prescribed by foreign regulatory authorities. Azur Pharma depends on its third party suppliers and manufacturers for continued compliance with cGMP requirements and applicable foreign standards. Azur Pharma conducts quality assurance audits of its contract manufacturers’ sites and raw material suppliers’ sites and related records to confirm compliance with the relevant regulatory requirements. However, there can be no assurance that the sites of its third-party manufacturers and raw material suppliers’ will continue to remain in compliance. If Azur Pharma’s manufacturers or suppliers fail to comply with regulatory requirements or suffer any other event that results in the inability to supply its product requirements for an extended period, the resulting shortages of inventory could have a material adverse effect on Azur Pharma’s business, financial condition and results of operations. See “Risk Factors—Risks Related to the Business of New Jazz.”

Government Regulation

The testing, manufacturing, labeling, advertising, promotion, distribution, export and marketing of Azur Pharma’s products are subject to extensive regulation by governmental authorities in the United States and in other countries. In the United States, the FDA, under the Federal Food, Drug and Cosmetic Act, which is referred to in this proxy statement/prospectus as the “FDCA,” and its implementing regulations, regulates pharmaceutical products. Failure to comply with applicable U.S. requirements may subject Azur Pharma to administrative or judicial sanctions, such as FDA refusal to approve pending NDAs, withdrawal of approval of approved products, warning letters, untitled letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, suspension of licenses, civil penalties and/or criminal prosecution.

Drug Approval Process

To obtain FDA approval of a product candidate, Azur Pharma must, among other things, submit data supporting safety and efficacy as well as detailed information on the manufacture and composition of the product candidate and proposed labeling. The testing and collection of data and the preparation of necessary applications are expensive and time-consuming. The FDA may not act quickly or favorably in reviewing these applications, and Azur Pharma may encounter significant difficulties or costs in its efforts to obtain FDA approvals that could delay or preclude Azur Pharma from marketing its product candidates.

The steps required before a drug may be approved for marketing in the United States generally include: preclinical laboratory tests and animal tests; submission to the FDA of an Investigational New Drug Application, or IND, for human clinical testing, which must become effective before human clinical trials commence; adequate and well-controlled human clinical trials to establish the safety and efficacy of the drug product for each indication; the submission to the FDA of an NDA; satisfactory completion of an FDA inspection of the manufacturing facilities at which the product is made, analyzed and stored to assess compliance with cGMP; potential FDA audit of the nonclinical and clinical trial sites that generated the data in support of the NDA; and FDA review and approval of the NDA.

An applicant must submit to the FDA the results of the preclinical and clinical trials, together with, among other things, detailed information on the manufacture and composition of the product candidate and proposed labeling, in the form of an NDA, including payment of a user fee. The FDA reviews all NDAs submitted before it accepts them for filing and may request additional information rather than, or before, accepting an NDA for filing. Once the submission is accepted for filing, the FDA begins an in-depth review of the NDA. Under the goals and policies agreed to by the FDA under the Prescription Drug User Fee Act, or PDUFA, the FDA has ten months in which to complete its initial review of a standard NDA and respond to the applicant, and six months for a priority NDA. The FDA does not always meet its PDUFA goal dates for standard and priority NDAs. The review process and the PDUFA goal date may be extended by three months if the FDA requests or the NDA sponsor otherwise provides additional information or clarification regarding information already provided in the submission within the last three months before the PDUFA goal date.

After the FDA evaluates the NDA and the manufacturing facilities, it issues an approval letter or a complete response letter. A complete response letter generally outlines the deficiencies in the submission and may require substantial additional testing or information in order for the FDA to reconsider the application. If and when those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the NDA, the FDA will issue an approval letter. The FDA may also refer an application to the appropriate advisory committee, typically a panel of clinicians, for review, evaluation and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendations of the advisory committee.

After approval, certain changes to the approved product, such as adding new indications, making certain manufacturing changes, or making certain additional labeling claims, are subject to further FDA review and approval. Obtaining approval for a new indication generally requires that additional clinical studies be conducted. Azur Pharma cannot be sure that any additional approval for new indications for any product will be approved on a timely basis, or at all.

Often, even after a drug has been approved by the FDA for sale, the FDA may require that certain post-approval requirements be satisfied, including the conduct of additional clinical studies. If such post-approval conditions are not satisfied, the FDA may withdraw its approval of the drug. In addition, holders of an approved NDA are required to: report certain adverse reactions to the FDA; comply with certain requirements concerning advertising and promotional labeling for their products; drug safety or adverse event reporting and continue to have quality control and manufacturing procedures conform to cGMP after approval.

The FDA periodically inspects the sponsor’s records related to safety reporting and/or manufacturing facilities; this latter effort includes assessment of compliance with cGMP. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain cGMP compliance. Discovery of problems with a product after approval may result in restrictions on a product, manufacturer, or holder of an approved NDA, including withdrawal of the product from the market.

The approval process described above is premised on the applicant being the owner of, or having obtained a right of reference to, all of the data required to prove the safety and effectiveness of a drug product. This type of marketing application, sometimes referred to as a “full” or “stand-alone” NDA, is governed by Section 505(b)(1) of the FDCA. A Section 505(b)(1) NDA contains full reports of investigations of safety and effectiveness, which includes the results of preclinical studies and clinical trials, together with detailed information on the manufacture and composition of the product, in addition to other information. As an alternate path to FDA approval of, for example, new indications or improved formulations of previously-approved products, a company may submit a Section 505(b)(2) NDA, instead of a “stand-alone” or “full” NDA filing under Section 505(b)(1). Section 505(b)(2) of the FDCA was enacted as part of the Hatch-Waxman Act. Section 505(b)(2) permits the submission of an NDA where at least some of the information required for approval comes from studies not conducted by or for the applicant and for which the applicant has not obtained a right of reference. For example, the Hatch-Waxman Act permits the applicant to rely upon the FDA’s findings of safety and effectiveness for an approved product. The FDA may also require companies to perform additional studies or measurements to support the change from the approved product. The FDA may then approve the new drug product for all or some of the label indications for which the referenced product has been approved, or for a new indication sought by the Section 505(b)(2) applicant.

To the extent that the Section 505(b)(2) applicant is relying on the FDA’s findings for an already-approved product, the applicant is required to certify that there are no Orange Book-listed patents for that product or that for each Orange Book-listed patent the listed patent has expired, or will expire on a particular date and approval is sought after patent expiration, or the listed patent is invalid or will not be infringed by the manufacture, use or sale of the new product.

A certification that the new product will not infringe the already approved product’s Orange Book-listed patents or that such patents are invalid is called a paragraph IV certification. If the applicant does not challenge the listed patents, the Section 505(b)(2) application will not be approved until all the listed patents claiming the referenced product have expired, as well as any additional period of exclusivity that might be obtained for completing pediatric studies pursuant to the FDA’s written request. The Section 505(b)(2) application may also not be approved until any applicable non-patent exclusivity, such as exclusivity for obtaining approval of a new chemical entity, listed in the Orange Book for the referenced product has expired.

If the applicant has provided a paragraph IV certification to the FDA, the applicant must also send notice of the paragraph IV certification to the holder of the NDA and the relevant patent holders once the 505(b)(2) NDA has been accepted for filing by the FDA. The NDA and patent holders may then initiate a legal challenge to the paragraph IV certification. The filing of a patent infringement lawsuit within 45 days of their receipt of a paragraph IV certification automatically prevents the FDA from approving the Section 505(b)(2) NDA until the earliest of 30 months, expiration of the patent, settlement of the lawsuit or a decision in the infringement case that is favorable to the Section 505(b)(2) applicant. For drugs with five-year exclusivity if an action for patent infringement is initiated after year four of that exclusivity period, then the 30-month stay period is extended by such amount of time so that 7.5 years has elapsed since the approval of the NDA with the five-year exclusivity period. This period could be extended by six months if the NDA sponsor obtains pediatric exclusivity. Thus, a Section 505(b)(2) applicant may invest a significant amount of time and expense in the development of its products only to be subject to significant delay and patent litigation before its products may be commercialized. Alternatively, if the listed patent holder does not file a patent infringement lawsuit within the required 45-day period, the applicant’s 505(b)(2) NDA will not be subject to the 30-month stay.

Azur Pharma monitors adverse events resulting from the use of its products, as does the FDA, and Azur Pharma files periodic reports with the FDA concerning adverse events. The FDA reviews these events and reports, and if it determines that any events and/or reports indicate a trend or signal, the FDA can require a change in a product label, restrict sales and marketing and/or require or conduct other actions. The FDA and other governmental authorities also actively enforce regulations prohibiting off-label promotion, and the government has levied large civil and criminal fines against companies for alleged improper promotion. The government has also required companies to enter into complex corporate integrity agreements and/or non-prosecution agreements that can impose significant reporting and other burdens on the affected companies.

In June 2009, the FDA posted an announcement regarding a potential safety signal associated with FazaClo. The posting stated that FazaClo had been found to exhibit a higher proportion of adverse events with a fatal outcome versus total adverse events compared to other clozapine products. The posting also stated that the reported events in the cases with fatal outcome are similar for FazaClo and other clozapine products. Although Azur Pharma investigated and believes that the difference in the cited ratio between FazaClo and other marketed Clozapine is not a valid determinate of a safety signal, we cannot assure you that additional information Azur Pharma may learn will not modify its current assessment, that the FDA will agree with this assessment or that the FDA will not take further actions related to the potential safety signal, any of which could have a material adverse effect on the results of operations of New Jazz.

The Hatch-Waxman Act

Under the Hatch-Waxman Act, newly-approved drugs and indications may benefit from a statutory period of non-patent marketing exclusivity. The Hatch-Waxman Act provides five-year marketing exclusivity to the first applicant to gain approval of an NDA for a new chemical entity, meaning that the FDA has not previously approved any other new drug containing the same active moiety. The Hatch-Waxman Act prohibits having an effective approval date for an abbreviated new drug application, or ANDA, or a Section 505(b)(2) NDA for another version of such drug during the five-year exclusive period; however, as explained above, submission of an ANDA or Section 505(b)(2) NDA containing a paragraph IV certification is permitted after four years, which may trigger a 30-month stay of approval of the ANDA or Section 505(b)(2) NDA. Protection under the Hatch-Waxman Act will not prevent the submission or approval of another “full” NDA; however, the applicant would be required to conduct its own preclinical and adequate and well-controlled clinical trials to demonstrate safety and effectiveness. The Hatch-Waxman Act also provides three years of marketing exclusivity for the approval of new and supplemental NDAs, including Section 505(b)(2) NDAs, for, among other things, new indications, dosages, or strengths of an existing drug, if new clinical investigations that were conducted or sponsored by the applicant are determined by the FDA to be essential to the approval of the application.

In addition to non-patent marketing exclusivity, the Hatch-Waxman Act amended the FDCA to require each NDA sponsor to submit with its application information on any patent that claims the active pharmaceutical ingredient, drug product (formulation and composition), and method-of-use for which the applicant submitted the NDA and with respect to which a claim of patent infringement could reasonably be asserted if a person not licensed by the owner engaged in the manufacture, use or sale of the drug. Generic applicants that wish to rely on the approval of a drug listed in the Orange Book must certify to each listed patent, as discussed above. Azur Pharma has submitted and intends to continue submitting for Orange Book listing all relevant patents for its products and product candidates, and to vigorously defend any Orange Book-listed patents for its approved products. CIMA and Azur Pharma filed lawsuits against Barr Laboratories, Inc. (now Teva Pharmaceuticals) on August 21, 2008, against Novel Laboratories, Inc. on November 25, 2008, and against Mylan Pharmaceuticals, Inc. on July 23, 2010, each in response to that company’s Paragraph IV certification relating to FazaClo LD. CIMA and Azur Pharma settled the lawsuit against Teva Pharmaceuticals in July 2011. In August 2011, Azur Pharma received a Paragraph IV certification notice from Teva Pharmaceuticals relating to FazaClo HD. FazaClo HD was covered in the July 2011 settlement agreement with Teva Pharmaceuticals noted above. For a description of these matters, please see “Legal Proceedings.”

The Hatch-Waxman Act also permits a patent term extension of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. However, a patent term extension cannot extend the remaining term of a patent beyond a total of 14 years after the FDA approves a marketing application. The patent term extension period is generally equal to the sum of one-half the time between the effective date of an IND and the submission date of an NDA, and all of the time between the submission date of an NDA and the approval of that application, up to a total of five years. Only one patent applicable to a regulatory review period, that represents the first commercial marketing of that drug, is eligible for the extension, and it must be applied for prior to expiration of the patent. The U.S. Patent and Trademark Office, in consultation with the FDA, reviews and approves the application for patent term extension.

Food and Drug Administration Amendments Act of 2007

On September 27, 2007, the Food and Drug Administration Amendments Act, or the FDAAA, was enacted into law, amending both the FDCA and the Public Health Service Act. The FDAAA makes a number of substantive and incremental changes to the review and approval processes in ways that could make it more difficult or costly to obtain approval for new pharmaceutical products, or to produce, market and distribute existing pharmaceutical products. Most significantly, the law changes the FDA’s handling of post-marketing drug product safety issues by giving the FDA authority to require post approval studies or clinical trials, to request that safety information be provided in labeling, or to require an NDA applicant to submit and execute a REMS. The risk management plan for FazaClo, which was adopted prior to 2008, is not in the same form as required under the newer REMS structure under the FDA. Azur Pharma is working with the FDA to develop an amended REMS for FazaClo under the FDAAA and has submitted a supplement for a FazaClo REMS to the FDA. The submission is not yet approved.

Unapproved Drugs

In the United States, legally marketed prescription drugs include those drugs marketed in accordance with an approved NDA or ANDA and drugs that are otherwise exempt from the NDA or ANDA approval requirement. This latter category includes pre-1938 and pre-1962 grandfathered drugs and drugs marketed pursuant to the FDA’s Over-The-Counter monograph process. In addition, FDA policy has generally been that products subject to an ongoing Drug Efficacy Study Implementation, or DESI, proceeding may remain on the market during the pendency of that proceeding and any additional period specifically provided in the proceeding. FDA policy has been that DESI products may continue to be marketed while the DESI review is ongoing. However, once the relevant DESI proceeding is completed and any additional grace period specifically provided in the proceeding has expired, the FDA has stated that all products that are not in compliance with the conditions for marketing determined in that proceeding are subject to enforcement action at any time without further notice. The FDA has generally used enforcement discretion to prioritize action against products that the FDA considers to present a potential safety risk, lack evidence of effectiveness, or be deceptively promoted, among other enforcement priority reasons. However, in a September 19, 2011 Compliance Policy Guide, the FDA announced a change to the FDA’s enforcement policy for marketed unapproved drugs. In this guidance, the FDA informed marketers of unapproved drugs that, notwithstanding the FDA’s enforcement priorities for unapproved drugs on the market as of that date, all unapproved drugs introduced into the market after September 19, 2011 are subject to immediate enforcement action at any time, without prior notice. In addition, any formulation or labeling changes to a pre-September 19, 2011 product potentially subject the manufacturer to immediate FDA enforcement action to remove such product from the market. Some of Azur Pharma’s products, such as Urelle, Natelle and Gesticare, have not been approved by the FDA, and the FDA may view them as unapproved new drugs. These products would have historically been afforded FDA enforcement discretion, consistent with the FDA’s Compliance Policy Guidelines, however, the FDA may not continue to permit marketing of these products in their existing formulations, or at all, without submission and approval of an NDA. Moreover, under the September 19, 2011 guidance, any formulation or labeling changes to these products may also subject them to FDA enforcement action to remove them from the market.

Other Regulatory Requirements

Pursuant to the Export Administration Regulations, Azur Pharma is required to obtain a license from the Department of Commerce prior to the exportation of certain materials and technical information related to Prialt.

Pharmaceutical Pricing and Reimbursement

Azur Pharma’s ability to commercialize its products successfully in the United States, and to attract commercialization partners for its products, depends in significant part on the availability of adequate financial coverage and reimbursement from third party payors, including governmental payors such as the Medicare and Medicaid programs, managed care organizations, and private health insurers. Third party payors are increasingly challenging the prices charged for medicines and examining their cost effectiveness, in addition to their safety and efficacy. Azur Pharma may need to conduct expensive pharmacoeconomic studies in order to demonstrate the cost effectiveness of its products. Even with studies, Azur Pharma’s products may be considered less safe, less effective or less cost-effective than existing products, and third party payors may not provide coverage and reimbursement for its product candidates, in whole or in part.

Political, economic and regulatory influences are subjecting the healthcare industry in the United States to fundamental changes. There have been, and Azur Pharma expects there will continue to be, legislative and regulatory proposals to change the healthcare system in ways that could significantly affect its business. Azur Pharma anticipates that the United States Congress, state legislatures and the private sector will continue to consider and may adopt healthcare policies intended to curb rising healthcare costs. These cost containment measures include: controls on government funded reimbursement for drugs; new or increased requirements to pay prescription drug rebates to government health care programs, controls on healthcare providers; challenges to the pricing of drugs or limits or prohibitions on reimbursement for specific products through other means; requirements to try less expensive products or generics before a more expensive branded product; changes in drug importation laws; expansion of use of managed care systems in which healthcare providers contract to provide comprehensive healthcare for a fixed cost per person; and public funding for cost effectiveness research, which may be used by government and private third party payors to make coverage and payment decisions.

Azur Pharma is unable to predict what additional legislation, regulations or policies, if any, relating to the healthcare industry or third party coverage and reimbursement may be enacted in the future or what effect such legislation, regulations or policies would have on its business. Any cost containment measures, including those listed above, or other healthcare system reforms that are adopted, could have a material adverse effect on its ability to operate profitably.

Azur Pharma’s products may also face competition from lower priced products from foreign countries that have placed price controls on pharmaceutical products. Proposed federal legislative changes may expand consumers’ ability to import lower priced versions of Azur Pharma products and competing products from Canada. Further, several states and local governments have implemented importation schemes for their citizens, and, in the absence of federal action to curtail such activities, Azur Pharma expects other states and local governments to launch importation efforts. The importation of foreign products that compete with Azur Pharma’s products could negatively impact its business and prospects.

Patents and Proprietary Rights

Azur Pharma actively seeks to patent, or to obtain licenses to or to acquire third party patents, to protect its products, inventions and improvements that it considers important to the development of its business. Azur Pharma owns a portfolio of U.S. and foreign patents and patent applications and has licensed rights to a number of U.S. issued patents and patent applications. Patents extend for varying periods according to the date of the patent filing or grant and the legal term of patents in the various countries where patent protection is obtained. The actual protection afforded by a patent, which can vary from country to country, depends on the type of patent, the scope of its coverage and the availability of legal remedies in the country. The patents and patent applications that relate to Azur Pharma’s products and product candidates include the following:

•

Prialt. Prialt is covered by a portfolio of patents of 18 issued U.S. patents, three of which are listed in the FDA’s Orange Book. Of the patents listed in the Orange Book, two are method of use patents, one expiring in December 2011, and the other in December 2016; the other is a formulation patent expiring in June 2015. Two patents were recently issued by the United States Patent and Trademark Office. The first is a method of use patent for ziconotide and morphine, the second is a method of use patent for ziconotide and baclofen. Both patents expire in October 2024. There is also one method of use patent application filed in July 2011 which is pending in the U.S. In addition, Prialt is covered by eight foreign patents and three foreign patent applications with expirations ranging from December 2012 to October 2024.

•

FazaClo. FazaClo LD and FazaClo HD are covered by three formulation patents. All are licensed by Azur Pharma, one from Ethypharm, expiring in December 2017, and the other two from CIMA, expiring April 2018. The three patents are listed in the Orange Book. The two patents licensed from CIMA are subject to ongoing re-examination proceedings at the U.S. Patent and Trademark Office, as further described below.

•	Elestrin. There are two formulation patents licensed by Azur Pharma that are listed in the FDA’s Orange Book for Elestrin. One expires in August 2021 and the other in June 2022.

•

Product candidates. For Clozapine OS, Azur Pharma has licensed rights to a U.S. patent application from Douglas Pharmaceuticals under a license and supply agreement. In September 2011, a notice of allowance was issued for the Clozapine OS patent application. In relation to Clozapine QD, Azur Pharma has filed a U.S. and European patent application and also has licensed rights to patents and patent applications from Alkermes under a development and license agreement.

Azur Pharma cannot be certain that any of its patent applications, or those of its licensors, will result in issued patents. In addition, because the patent positions of pharmaceutical companies are highly uncertain and involve complex legal and factual questions, the patents it owns and licenses, or any further patents it may own or license, may not prevent other companies from developing similar or therapeutically equivalent products. In recent years, several companies have been extremely aggressive in challenging patents covering pharmaceutical products, and the challenges have often been successful. Azur Pharma cannot assure you that its patents will not be challenged by third parties or that it will be successful in any defense it undertakes. Failure to successfully defend a patent challenge could materially and adversely affect its business.

The two formulation patents covering FazaClo LD and FazaClo HD which Azur Pharma licenses from CIMA are under re-examination by the U.S. Patent and Trademark Office and both of the re-examination proceedings have proceeded to appeal at the U.S. Patent and Trademark Office. Decisions which contain “new grounds of rejection” have been issued with respect to both patents. In response to these decisions, CIMA has requested to re-open prosecution at the examiner level. Once a final decision is reached by the U.S. Patent and Trademark Office, further appeal to the U.S. Court of Appeals for the Federal Circuit is possible. It is currently not possible to predict whether these re-examination proceedings will result in one or both of the patents being fully or partly invalidated and, if so, whether any appeal will be successful. Any full or partial invalidation of one or both of these patents could accelerate the entry of generic competitors for FazaClo LD and FazaClo HD, which could have a material adverse effect on Azur Pharma’s business.

Azur Pharma received Paragraph IV Certifications from three generics manufacturers indicating that ANDAs had been filed with the FDA requesting approval to market a generic version of FazaClo LD with one ANDA filed for FazaClo HD. For a more detailed description of this matter see “Legal Proceedings” below.

Azur Pharma cannot ensure that others will not be issued patents that may prevent the sale of its products or require licensing and the payment of significant fees or royalties. Furthermore, to the extent that any of its future products or methods is not patentable or infringe the patents of third parties, or in the event that its patents or future patents fail to give us an exclusive position in the subject matter claimed by those patents, its business could be adversely affected. Azur Pharma may be unable to avoid infringement of third party patents and may have to obtain a license, defend an infringement action, or challenge the validity of third party patents in court. A license may be unavailable on terms and conditions acceptable to Azur Pharma, if at all. Patent litigation is costly and time consuming, and Azur Pharma may be unable to prevail in any such patent litigation or devote sufficient resources to even pursue such litigation. If Azur Pharma does not obtain a license under necessary patents, is found liable for infringement, or is not able to have such patents declared invalid, Azur Pharma may be liable for significant money damages, encounter significant delays in bringing products to market, or be precluded from participating in the manufacture, use or sale of products or methods of treatment requiring such licenses.

Azur Pharma has also applied for a number of trademarks and service marks to further protect the proprietary position of its products. It owns 14 registered trademarks and service marks in the United States and five registered trademarks in other jurisdictions. Azur Pharma also has three pending trademark applications in the United States. Azur Pharma relies on its trade secrets and those of its licensors, as well as other unpatented proprietary information, to protect its products. To the extent that its products have a competitive edge as a result of its reliance on trade secrets and unpatented know-how, its competitive position may be compromised if others independently develop products using the same or similar technologies or trade secrets.

Azur Pharma seeks to protect its trade secrets and proprietary knowledge in part through confidentiality agreements with employees, consultants, advisors and collaboration partners. Nevertheless, these agreements may not effectively prevent disclosure of confidential information and may not provide Azur Pharma with an adequate remedy in the event of unauthorized disclosure of its confidential information. In addition, if employees, consultants, advisors or collaboration partners develop inventions or processes independently or jointly with Azur Pharma that may be applicable to products under development, disputes may arise about ownership or proprietary rights to those inventions and processes. Such inventions and processes will not necessarily become Azur Pharma’s property, but may remain the property of those third parties or their employers. Protracted and costly litigation could be necessary to enforce and determine the scope of Azur Pharma’s proprietary rights. Failure to obtain or maintain patent and trade secret protection, for any reason, could have a material adverse effect on its business.

Some of the products Azur Pharma sells, including Gastrocrom and Urelle, have no patent protection and potential competitors face fewer barriers in introducing competing products. The introduction of competing products could materially adversely affect Azur Pharma’s sales of these products. On October 27, 2011, an ANDA from Pack Pharmaceuticals LLC, seeking to manufacture and sell a generic version of Gastrocrom, was approved by the FDA.

Employees

As of September 30, 2011, Azur Pharma had 171 full-time employees. Of the full-time employees, 108 were engaged in sales and marketing, 35 were engaged in manufacturing, product development, safety and pharmacovigilance and clinical activities, and 28 were engaged in general and administrative activities. None of Azur Pharma’s employees is represented by a labor union, and Azur Pharma considers its employee relations to be good.

Properties

The following table lists the location, interest, and use of Azur Pharma’s principal offices:

Location	Interest	Square Footage	Term	Use
Dublin, Ireland	Leased	4,128	21 years to October 2029	Finance, Technical Operations, Corporate Development

Philadelphia, PA, United States	Leased	9,646	Expires in February 2013	US Commercial Operations and Administration

Legal Proceedings

Azur Pharma received Paragraph IV Certifications from three generics manufacturers indicating that ANDAs had been filed with the FDA requesting approval to market generic versions of FazaClo LD: Barr

Laboratories, Inc.’s notice, dated July 11, 2008; Novel Laboratories, Inc.’s notice, dated October 16, 2008; and Mylan Pharmaceuticals, Inc.’s notice, dated June 17, 2010. Each alleged that all of Azur Pharma’s licensed patents listed for FazaClo LD in the Orange Book on the date of the Paragraph IV Certification are invalid, unenforceable or not infringed by the proposed generic product. Azur Pharma and CIMA filed a lawsuit in response to each certification: against Barr Laboratories, Inc. on August 21, 2008; against Novel Laboratories, Inc. on November 25, 2008, and against Mylan Pharmaceuticals, Inc. on July 23, 2010. Each case was filed in the U.S. District Court for the District of Delaware. On July 6, 2011, CIMA, Azur Pharma and Teva Pharmaceuticals, which had acquired Barr Laboratories, entered into an agreement settling the patent litigation and granted a sublicense of Azur Pharma’s rights to have manufactured, market and sell a generic version of both FazaClo LD and FazaClo HD. The sublicenses will commence in July 2012 and May 2015 for FazaClo LD and FazaClo HD, respectively, or earlier upon the occurrence of certain events. In August 2011, Azur Pharma received a Paragraph IV certification notice from Teva Pharmaceuticals advising that Teva Pharmaceuticals has filed an ANDA with the FDA seeking approval to market a generic version of FazaClo HD. As noted above, FazaClo HD was covered in the July 2011 settlement agreement with Teva Pharmaceuticals.

On October 19, 2011, Dr. Neal Cutler, one of the original owners of FazaClo, filed a complaint against Azur Pharma and one of its subsidiaries, as well as Avanir, in California state court. The complaint, among other things, alleges that Azur Pharma and its subsidiary breached certain contractual obligations relating to contingent payments in respect of FazaClo. As described above, under “Lead Marketed Products—FazaClo LD (clozapine, USP) orally Disintegrating Tablet and FazaClo HD (clozapine, USP) Orally Disintegrating Tablet,” Azur Pharma acquired rights to FazaClo from Avanir in 2007. As part of the acquisition, Azur Pharma’s subsidiary agreed to assume certain contingent payment obligations owing to Dr. Cutler and certain other persons in relation to FazaClo. The remaining contingent payments which could be payable if certain net sales thresholds are achieved are $10.5 million and $25.0 million. The complaint does not specify the damages sought, but alleges, among other things, that Dr. Cutler is entitled to one or both of such contingent payments. Azur Pharma intends to vigorously defend itself in connection with this litigation, however there can be no assurance of the outcome.

From time to time Azur Pharma is involved in legal proceedings arising in the ordinary course of business. Azur Pharma believes there is no other litigation pending that could have, individually or in the aggregate, a material adverse effect on its results of operations or financial condition.

MANAGEMENT AND OTHER INFORMATION OF NEW JAZZ

Directors of New Jazz

Pursuant to the merger agreement, effective as of the effective time, the directors of New Jazz will be the directors of Jazz Pharmaceuticals as of immediately prior to the effective time (unless otherwise directed by Jazz Pharmaceuticals), plus one additional director to be designated by Azur Pharma, which individual will be Seamus Mulligan, Azur Pharma’s Chairman and Chief Executive Officer, or another individual designated by Azur Pharma and reasonably acceptable to Jazz Pharmaceuticals. As of the date of this proxy statement/prospectus, it is expected that each current director of Jazz Pharmaceuticals, other than Samuel D. Colella and Michael W. Michelson, will become a director of New Jazz pursuant to the merger agreement. Messrs. Colella and Michelson have each informed Jazz Pharmaceuticals that they do not intend to seek an appointment to the New Jazz board of directors. Each of the other current directors of Jazz Pharmaceuticals are expected to become directors of New Jazz effective as of the effective time, with the exception of James C. Momtazee who is expected to become a director of New Jazz on the day following the effective time. As of the date of this proxy statement/prospectus, a final determination as to who will be appointed to the New Jazz board of directors has not been made and the requisite corporate action to appoint the persons who will serve as directors of New Jazz following the completion of the merger has not been effected; accordingly, the persons who will serve as directors of New Jazz following the completion of the merger may differ from the persons currently expected to serve in such capacity. For example, a person currently expected to serve as a New Jazz director following the completion of the merger may determine, prior to the closing of the merger, not to serve in such capacity (or may be unable to so serve), in which case, Jazz Pharmaceuticals or Azur Pharma, as applicable, may designate a substitute person to serve in such capacity.

Under New Jazz’s memorandum and articles of association, the directors of New Jazz will be divided into three classes, designated Class I, Class II and Class III, with each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire New Jazz board of directors. The initial division of the directors into the three classes will be made by a decision of the affirmative vote of a majority of the directors then in office. As of the date of this proxy statement/prospectus, a final determination as to the directors who will be appointed to each of the three classes has not been made and the requisite corporate action to effect that initial division has not been effected. Assuming that the merger is consummated in a timely manner, it is expected that New Jazz will hold an annual general meeting in 2012, at which meeting the term of the initial Class I directors would terminate, with the terms of the initial Class II directors and the initial Class III directors terminating on the dates of the 2013 annual general meeting and the 2014 annual general meeting, respectively. At each annual general meeting beginning in 2012, successors to the class of directors whose term expires at that annual general meeting will be elected for a three-year term. This classification of the New Jazz board of directors may have the effect of delaying or preventing changes in the control or management of New Jazz.

The following includes a brief biography of each person who is expected to be a director of New Jazz following the completion of the merger, including their respective ages as of October 17, 2011:

Paul L. Berns, age 45, has served as a member of the Jazz Pharmaceuticals board of directors since June 2010. Since March 2006, he has served as the President and Chief Executive Officer, and as a member of the board of directors, of Allos Therapeutics, Inc. From June 2002 to July 2005, Mr. Berns was President, Chief Executive Officer and a director of Bone Care International, Inc., a specialty pharmaceutical company that was acquired by Genzyme Corporation in 2005. From 2001 to 2002, Mr. Berns served as Vice President and General Manager of the Immunology, Oncology and Pain Therapeutics business unit of Abbott Laboratories, a pharmaceutical company. From 2000 to 2001, he served as Vice President, Marketing of BASF Pharmaceuticals/Knoll, a pharmaceutical company, and from 1990 to 2000, Mr. Berns held various positions, including senior management roles, at Bristol-Myers Squibb Company, a pharmaceutical company. Mr. Berns has been a director of XenoPort, Inc. since 2005. Mr. Berns received a B.S. in Economics from the University of Wisconsin.

Mr. Berns’ experience as Chief Executive Officer of Allos Therapeutics and Bone Care International will provide significant management expertise and industry knowledge to the New Jazz board of directors.

Bruce C. Cozadd, age 48, is a co-founder and has served as Jazz Pharmaceuticals’ Chairman and Chief Executive Officer since April 2009. From 2003 until 2009, he served as Jazz Pharmaceuticals’ Executive Chairman. From 1991 until 2001, he held various positions with ALZA Corporation, a pharmaceutical company now owned by Johnson & Johnson, most recently as its Executive Vice President and Chief Operating Officer, with responsibility for research and development, manufacturing and sales and marketing. Previously at ALZA Corporation he held the roles of Chief Financial Officer and Vice President, Corporate Planning and Analysis. He serves on the boards of Cerus Corporation, a biopharmaceutical company, Threshold Pharmaceuticals, a biotechnology company, and The Nueva School and Stanford Hospital and Clinics, both non-profit organizations. He received a B.S. from Yale University and an M.B.A. from the Stanford Graduate School of Business. Mr. Cozadd brings to the New Jazz board of directors significant experience and expertise in the management, operations and strategic planning of pharmaceuticals companies, in financing, fund-raising and capital markets, and as a director of public and private companies and nonprofit organizations. As Jazz Pharmaceuticals’ Chief Executive Officer, he will bring to the New Jazz board of directors a detailed knowledge of all of Jazz Pharmaceuticals’ activities.

Bryan C. Cressey, age 62, has served as a member of the Jazz Pharmaceuticals board of directors since 2006. Since 2007 he has been a Partner of Cressey and Company, LLC, and since 1998, he has been a Partner of Thoma Cressey Bravo, Inc., both private equity firms of which he is a founder. Funds affiliated with the Thoma Cressey Bravo firm are among Jazz Pharmaceuticals’ largest stockholders. Mr. Cressey serves as the Chairman of the board of directors Belden, Inc., a networking cable technology company, and on the boards of Select Medical Corporation, a healthcare services company, and several privately-held healthcare services companies. He received a B.A. from the University of Washington, a J.D. from Harvard Law School and an M.B.A. from Harvard Business School. As the founder of the health care focused private equity firm Cressey and Company, LLC and board member of several health care companies, Mr. Cressey will bring to the New Jazz board of directors many years of experience and expertise as an investor in and advisor to companies in the health care sector.

Patrick G. Enright, age 49, has served as a member of the Jazz Pharmaceuticals board of directors since July 2009. Since 2006, Mr. Enright has served as a Managing Director of Longitude Capital, a venture capital firm, of which he is a founder. From 2002 through 2006, Mr. Enright was a Managing Director of Pequot Ventures where he co-led the life sciences investment practice. Mr. Enright also has significant life sciences operations experience, beginning his career more than 25 years ago at Sandoz (now Novartis). He currently serves on the boards of directors of Corcept Therapeutics Incorporated, a pharmaceutical company, and several privately held companies. In the past five years he also served as a director of Threshold Pharmaceuticals, Sequenom Inc., and Valentis, Inc. Mr. Enright received a B.S. from Stanford University and an M.B.A. from the Wharton School at the University of Pennsylvania. As a venture capital investor focused on life science companies and someone who has worked in the pharmaceutical industry, Mr. Enright will bring to the New Jazz board of directors both operating experience and financial expertise in the life sciences industry.

James C. Momtazee, age 39, has served as a member of the Jazz Pharmaceuticals board of directors since 2004. He is a member of KKR Management LLC, the general partner of KKR & Co. L.P., and he has been employed by KKR since 1996. Funds affiliated with KKR are Jazz Pharmaceuticals’ largest stockholder. He serves on the boards of directors of HCA Inc., a healthcare services company, and Accellent Inc., a manufacturing and engineering services company. In the past five years he also served as a director of Accuride Corp. and Alliance Imaging. He received an A.B. from Stanford University and an M.B.A. from the Stanford Graduate School of Business. As a Member of KKR and a board member of other health care companies, Mr. Momtazee brings to the New Jazz board of directors significant expertise in financing and financial matters, including expertise and experience in structuring complex financial transactions and a broad understanding of the market related to those transactions, which should be of particular use to the New Jazz board of directors.

Seamus Mulligan, age 51, is a founder and principal investor of Azur Pharma and has served as its Chairman and Chief Executive Officer since 2005. From 1984 until 2004, he held various positions with Elan Corporation, a pharmaceutical company, most recently as its Executive Vice President, Corporate Development. Previously at Elan Corporation, he held the roles of President, Elan Pharmaceutical Technologies, the drug delivery division of Elan, Executive Vice President, Pharmaceutical Operations, Vice President, U.S. Operations and Vice President, Product Development. Mr. Mulligan is Chairman and owner of Circ Pharma Limited and its subsidiaries, a development stage group. He served as a member of the board of directors of the U.S. National Pharmaceutical Council until 2004. Mr. Mulligan received a B.Sc(Pharm) and M.Sc from Trinity College, Dublin, Ireland. As a founder of Azur Pharma and a senior executive of Elan Corporation for 20 years, Mr. Mulligan will bring his expertise in business development and deep knowledge of the pharmaceuticals industry to the New Jazz board of directors.

Kenneth W. O’Keefe, age 44, has served as a member of the Jazz Pharmaceuticals board of directors since 2004. Since 1997, he has been Managing Director of Beecken Petty O’Keefe & Company, a private equity firm, which he co-founded. He serves on the boards of several privately held healthcare companies. He received a B.A. from Northwestern University and an M.B.A. from the University of Chicago. As a member of the private equity firm Beecken Petty O’Keefe, Mr. O’Keefe brings to the New Jazz board of directors significant expertise in accounting and financial matters and in analyzing and evaluating financial statements, as well as substantial experience managing private equity investments. He serves or has served on the audit committee of several companies in the health care industry. As Chair of the audit committee of the Jazz Pharmaceuticals board of directors for several years, Mr. O’Keefe has detailed knowledge of Jazz Pharmaceuticals’ finances and financial statements.

Alan M. Sebulsky, age 52, has served as a member of the Jazz Pharmaceuticals board of directors since 2004. Since 2003, he has served as a Managing Partner of Apothecary Capital LLC, an investment advisory firm. From 1994 to 2002, he held various positions, most recently as a Managing Director, at Lincoln Capital Management, a private investment management firm, where he was responsible for investments in the health care industry. He received a B.B.A. and an M.S. from the University of Wisconsin, Madison. In the past five years he served as a director of Arrow International. Mr. Sebulsky will bring to the New Jazz board of directors the perspectives of a former Wall Street healthcare stock analyst and someone who actively follows the health care industry and manages a dedicated healthcare investment fund.

Rick E Winningham, age 51, has served as a member of the Jazz Pharmaceuticals board of directors since May 2010. Since 2001, he has served as the Chief Executive Officer and a member of the board of directors of Theravance, Inc., a biopharmaceutical company, and in April 2010, he was appointed Chairman of the board of directors of Theravance. From 1997 to 2001, he served as the President of Bristol-Myers Squibb Oncology/Immunology/Oncology Therapeutics Network and, from 2000 to 2001, as President of Global Marketing. He is a member of the External Advisory Board for the College of Business and Administration and Business Hall of Fame at Southern Illinois University. Mr. Winningham holds an M.B.A. from Texas Christian University and a B.S. from Southern Illinois University. Mr. Winningham’s experience in senior management positions in the pharmaceuticals industry will provide significant industry knowledge and operational and management expertise to the New Jazz board of directors.

Director Independence

As required under the NASDAQ Stock Market LLC listing standards, which are referred to in this proxy statement/prospectus as the “NASDAQ listing standards,” a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. The Jazz Pharmaceuticals board of directors consults with internal counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director of Jazz Pharmaceuticals who is expected to become a director of New Jazz, or any of his or her family members, and Jazz Pharmaceuticals, its senior management and its independent registered public accounting firm, the Jazz Pharmaceuticals board of directors has affirmatively determined that each director of Jazz Pharmaceuticals who is expected to become a director of New Jazz is an independent director within the meaning of the applicable NASDAQ listing standards, except that Mr. Cozadd, Jazz Pharmaceuticals’ Chairman and Chief Executive Officer, is not an independent director by virtue of his employment with Jazz Pharmaceuticals. Mr. Mulligan, who is currently expected to be designated as a director of New Jazz pursuant to the merger agreement, will not be an independent director within the meaning of the applicable NASDAQ listing standards given his current employment with Azur Pharma and his expected continuing employment with New Jazz.

Board Committees

The board of directors of New Jazz following the completion of the merger will have a standing audit committee, a compensation committee and a nominating and corporate governance committee, with each committee comprised solely of independent directors. At all times, New Jazz will be required to have at least three directors satisfying the independence requirements for directors serving on an audit committee, as prescribed by the NASDAQ listing standards and SEC rules and regulations.

Senior Management of New Jazz

Pursuant to the merger agreement, the officers of New Jazz following the merger will be designated by Jazz Pharmaceuticals. The following table lists the names and the expected positions of the individuals who are expected to serve as senior management of New Jazz following the merger:

Name	Expected Position
Bruce C. Cozadd	Chairman and Chief Executive Officer
Seamus Mulligan	Chief Business Officer, International Business Development
David Brabazon	Senior Vice President, Finance
Russell J. Cox	Senior Vice President, Sales and Marketing
Michael A. DesJardin	Senior Vice President, Product Development
Mark G. Eller, Ph.D.	Senior Vice President, Research and Clinical Development
Kathryn E. Falberg	Senior Vice President and Chief Financial Officer
Carol A. Gamble	Senior Vice President, General Counsel and Corporate Secretary
Fintan Keegan	Senior Vice President of Technical Operations
Michael Kelly	Senior Vice President, General Manager of Azur Pharma Inc.
Eunan Maguire	Senior Vice President, Azur North America
Jeffrey K. Tobias, M.D.	Senior Vice President, Research and Development and Chief Medical Officer
Janne L. T. Wissel	Senior Vice President, Chief Regulatory Officer
Karen J. Wilson	Vice President, Finance and Principal Accounting Officer

As the date of the proxy statement/prospectus, it is expected that the executive officers of New Jazz, as defined under relevant SEC rules, will initially be the same persons currently serving as executive officers of Jazz Pharmaceuticals. The following includes a brief biography of each person who is expected to be an executive officer of New Jazz following the completion of the merger, including their respective ages as of October 17, 2011 and their respective positions with Jazz Pharmaceuticals:

Bruce C. Cozadd. Biographical information regarding Mr. Cozadd is set forth above under “—Directors of New Jazz.”

Russell J. Cox, age 48, was appointed Jazz Pharmaceuticals’ Senior Vice President, Sales and Marketing in January 2011. Prior to that he served as Jazz Pharmaceuticals’ Vice President of Marketing from July 2010. From 2007 to 2009, he was Senior Vice President and Chief Commercial Officer at Ipsen Group and previously Vice President of Marketing at Tercica, Inc. (acquired by Ipsen Group), a biotechnology company. From 2003 to 2007, he was with Scios Inc. (acquired by Johnson and Johnson later in 2003), where he also held the role of Vice President, Marketing. Prior to 2003, Mr. Cox was with Genentech, Inc. for 12 years, where he was a Product Team Leader responsible for the Growth Hormone franchise and led numerous product launches as a Group Product Manager. Mr. Cox received a B.S. in Biomedical Science from Texas A&M University.

Kathryn E. Falberg, age 51, has served as Jazz Pharmaceuticals’ Senior Vice President and Chief Financial Officer since December 2009. From 1995 through 2001, Ms. Falberg was with Amgen, Inc., where she served as Senior Vice President Finance, Strategy and Chief Financial Officer, and before that as Vice President, Controller and Chief Accounting Officer, and Vice President, Treasurer. From 2003 to 2008, Ms. Falberg was President of Canyon Capital & Consulting, a private investment and consulting firm, where she worked with a number of smaller companies while also serving as a corporate director and audit committee chair for several companies, and from February 2009 to November 2009, she was Chief Financial Officer and Chief Operating Officer at ARCA biopharma, Inc., a biopharmaceutical company. Ms. Falberg received an M.B.A. and B.A. in Economics from the University of California, Los Angeles and is a Certified Public Accountant. Ms. Falberg currently serves on the boards, and is Chair of the audit committees, of biopharmaceutical companies Halozyme Therapeutics and QLT, Inc.

Carol A. Gamble, age 59, was appointed as Jazz Pharmaceuticals’ Senior Vice President in 2004 and has served as Jazz Pharmaceuticals’ General Counsel and Corporate Secretary since 2003. From 2000 to 2002, she served as General Counsel and Corporate Secretary of Aerogen, Inc., a biopharmaceutical company later acquired by Nektar Therapeutics. From 1988 to 2000, she held various positions with ALZA Corporation, most recently as its Senior Vice President and Chief Corporate Counsel. Ms. Gamble received a B.S. from Syracuse University and a J.D. from the University of California, Berkeley, Boalt Hall.

Jeffrey K. Tobias, M.D., age 56, joined Jazz Pharmaceuticals as Senior Vice President, Research and Development and Chief Medical Officer in October 2011. From January 2010 to October 2011 Dr. Tobias served as Executive Vice President, Research and Development at NeurogesX, Inc.; prior to that he served as NeurogesX’s Chief Medical Officer since November 2005. Dr. Tobias was founder and managing director of the Aquila Consulting Group, LLC, a biopharmaceutical consulting firm from September 1996 to November 2005. Prior to these activities, Dr. Tobias was a Director, New Product Discovery at ALZA Corporation, Director, Clinical Development at Chiron Corporation, and Director, Clinical Research at Xoma Corporation. Dr. Tobias received board-certification in both Internal Medicine and Pulmonary Medicine and completed training in Critical Care Medicine at the University of California, Los Angeles. He received his bachelor’s degree and medical degree with honors from the University of Illinois.

Karen J. Wilson, age 48, joined Jazz Pharmaceuticals as Vice President of Finance in February 2011, and was appointed Principal Accounting Officer in March 2011. From 2009 to January 2011, she served as Vice President of Finance and Principal Accounting Officer at PDL BioPharma, Inc. From 2005 to 2009, Ms. Wilson served as a principal at the consulting firm Wilson Crisler LLC. Previously, from 2001 to 2004, she was Chief Financial Officer of ViroLogic, Inc. Prior to joining ViroLogic, Ms. Wilson served as Chief Financial Officer and Vice President of Operations for Novare Surgical Systems, Inc. from 1999 to 2001. Prior to 1999, Ms. Wilson worked for Deloitte & Touche LLP for ten years, serving clients in both the medical and technology fields. Ms. Wilson is a Certified Public Accountant (inactive) in the State of California and received a B.S. in Business from the University of California, Berkeley.

The executive officers of New Jazz will be elected by, and will serve at the discretion of, the New Jazz board of directors. There are no family relationships among any of the currently expected directors and executive officers of New Jazz.

EXECUTIVE COMPENSATION

The following discussion provides information regarding the executive compensation of Jazz Pharmaceuticals as a standalone entity in relation to the individuals who served as Jazz Pharmaceuticals’ principal executive officer and principal financial officer during 2010 as well as Jazz Pharmaceuticals’ three other most highly compensated executive officers during 2010. These individuals are referred to as the “named executive officers” in this section.

As of the date of the proxy statement/prospectus, it is expected that the executive officers of New Jazz following the completion of the merger will initially be the same persons currently serving as executive officers of Jazz Pharmaceuticals. Accordingly, the Compensation Discussion and Analysis and related disclosures and tables that follow cover only the named executive officers of Jazz Pharmaceuticals, which, under applicable SEC rules, include certain persons who are longer employed by or serving in the capacity as an executive officer of Jazz Pharmaceuticals, as applicable. The other current executive officers of Jazz Pharmaceuticals whose compensation is not discussed below either commenced employment with or became executive officers of Jazz Pharmaceuticals after the end of 2010.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for Jazz Pharmaceuticals’ named executive officers as of December 31, 2010: Bruce C. Cozadd, Chairman and Chief Executive Officer, Kathryn E. Falberg, Senior Vice President and Chief Financial Officer, Carol A. Gamble, Senior Vice President and General Counsel, Janne L.T. Wissel, Senior Vice President and Chief Regulatory Officer, and Robert M. Myers, former President and a former member of the Jazz Pharmaceuticals board of directors. Mr. Myers resigned as President and as a member of the Jazz Pharmaceuticals board of directors effective on January 14, 2011. Effective October 31, 2011, Ms. Wissel’s title was changed to Senior Vice President and Chief Regulatory Officer in connection with the commencement of employment of a new Vice President of Compliance, who became Chief Compliance Officer of Jazz Pharmaceuticals. The compensation committee of the Jazz Pharmaceuticals board of directors, which is referred to in the proxy statement/prospectus as the “Jazz Pharmaceuticals compensation committee,” is primarily responsible for decisions regarding compensation of its executive officers, including the named executive officers.

Executive Summary

The Jazz Pharmaceuticals compensation committee believes that the Jazz Pharmaceuticals executive compensation program is appropriately designed and reasonable in light of the executive compensation programs of its peer group companies and responsible in that it both encourages Jazz Pharmaceuticals’ executive officers to work for meaningful stockholder returns and reflects a pay-for-performance philosophy, without encouraging employees to assume excessive risks.

The highlights of Jazz Pharmaceuticals’ performance for 2010 include:

•

During 2010, the price of Jazz Pharmaceuticals common stock increased 150% and continues this upward path in 2011. As of December 31, 2010, Jazz Pharmaceuticals’ one-year and three-year total shareholder return was approximately 150% and 10%, respectively, and significantly outperformed the industry median one-year and three-year total shareholder return of 12% and 0.4% for the same periods (as published by Institutional Shareholder Services).

•	2010 was Jazz Pharmaceuticals’ first year of profitability, driven by substantial increases in product sales, in particular an increase in sales of Xyrem.

•	In 2010, Jazz Pharmaceuticals achieved four successive quarters of increasing year-over-year volume growth for Xyrem, and income from operations of $59 million.

•	Jazz Pharmaceuticals reduced debt from $120 million at 15% to $42 million at 5.75%, and ended the year with cash exceeding debt.

•	For the full year, Jazz Pharmaceuticals achieved adjusted earnings per share of $1.56.

•	As of December 31, 2010, Jazz Pharmaceuticals had $44.8 million of cash and cash equivalents.

The highlights of Jazz Pharmaceuticals’ executive compensation program for 2010 include:

•

74% of the Chief Executive Officer’s total direct compensation (that is, his combined salary, cash bonus and long-term equity compensation) was performance-based, in that it was dependent upon either the achievement of performance goals or the long term creation of value for Jazz Pharmaceuticals stockholders through stock price appreciation over the vesting period of stock awards.

•	Base salary was the smallest component of total direct compensation of the Chief Executive Officer (26%) and represented a lower percentage of total direct compensation than in 2009 (53%).

•

Jazz Pharmaceuticals does not enter into employment agreements with its executive officers. Jazz Pharmaceuticals’ executive officers are employed at-will and are expected to demonstrate high-quality performance in order to continue serving as members of the Jazz Pharmaceuticals executive team.

•	The severance benefit plan complies with corporate governance best practices:

•

The severance benefit plan is limited to “double-trigger” payments (requiring termination other than for cause or voluntary resignation for good reason in connection with a change in control to trigger payments); and

•	The severance benefit plan does not provide for any tax gross-ups or “single-trigger” payments (requiring only a change in control to trigger payments).

•

The Jazz Pharmaceuticals compensation committee regularly assesses Jazz Pharmaceuticals’ individual and total compensation programs against comprehensive market data and utilizes an independent compensation consultant to engage in ongoing review of all aspects of its executive compensation programs. These inputs and data serve as guidelines to the Jazz Pharmaceuticals compensation committee in determining the compensation programs and levels for Jazz Pharmaceuticals’ executive officers.

•

The principal, ongoing elements of the compensation of the named executive officers (i.e., base salary, cash bonus and long-term equity awards) are generally targeted at the 50th to 60th percentile for similarly positioned executives based on the comparative market data (which is periodically reviewed and updated by the Jazz Pharmaceuticals compensation committee in consultation with Jazz Pharmaceuticals’ independent compensation consultant).

•

The annual equity awards to the named executive officers were delivered entirely in stock options granted at 100% of fair market value that vest over three or four years based on continued service; consequently, the entire “earned value” of the equity awards for the named executive officers is contingent on the price of Jazz Pharmaceuticals common stock appreciating over the longer term.

•

Jazz Pharmaceuticals has responsible internal pay equity practices. For 2010, the Chief Executive Officer’s total compensation was less than two times the Chief Financial Officer’s total compensation, which reflects internal fairness and an important benchmark to avoid excessive compensation of the Chief Executive Officer.

•	Jazz Pharmaceuticals does not provide any executive fringe benefits, such as car allowances, personal security, financial planning advice or club memberships.

Overview

Jazz Pharmaceuticals’ executive compensation program is designed to help attract, as needed, talented individuals to manage and operate all aspects of its business, to reward those individuals fairly over time, and to retain those individuals who continue to meet Jazz Pharmaceuticals’ high expectations. The goals of the Jazz

Pharmaceuticals executive compensation program are to align executive officers’ compensation with Jazz Pharmaceuticals’ business objectives and the interests of its stockholders and to incentivize and reward executive officers for Jazz Pharmaceuticals’ success. Specifically, Jazz Pharmaceuticals has an executive compensation program that combines short and long-term components, cash and equity, and fixed and contingent payments, in the proportions that Jazz Pharmaceuticals believes are the most appropriate to incentivize and reward its executive officers for achieving its objectives. Jazz Pharmaceuticals places significant emphasis on pay-for-performance-based incentive compensation programs. The Jazz Pharmaceuticals executive compensation program is also intended to keep Jazz Pharmaceuticals competitive in the core geographic markets where it competes, and in the pharmaceutical and biotechnology industries, where there is significant competition for talented employees, and to be fair relative to other professionals within its organization. Jazz Pharmaceuticals believes that it must provide competitive compensation packages to attract and retain executive officers and to help its executive management function as a stable team that will achieve success for Jazz Pharmaceuticals and its stockholders over the longer term.

As discussed in further detail below, the Jazz Pharmaceuticals executive compensation program consists of the following three principal components:

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Base Salary. Jazz Pharmaceuticals reviews and determines base salary rates for the executive officers each year, effective March 1. The base salary rates are determined, in consultation with Jazz Pharmaceuticals’ outside compensation consultant, based on each executive officer’s responsibilities, individual performance, achievement of corporate and strategic goals and a review of competitive salary and total cash compensation data.

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Performance Bonus Awards. Jazz Pharmaceuticals has an annual performance-based incentive bonus plan, which is referred to in this proxy statement/prospectus as the “performance bonus plan,” for its employees and executive officers, under which bonuses may be paid after the end of each year, at the discretion of the Jazz Pharmaceuticals compensation committee (and the Jazz Pharmaceuticals board of directors in the case of the Chairman and Chief Executive Officer), based on Jazz Pharmaceuticals’ performance in meeting designated corporate objectives for the prior year and each individual’s performance and contribution in meeting such corporate objectives.

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Stock Option Grants. The executive officers receive stock award grants which serve as long-term incentives to ensure that a portion of their total compensation is linked to Jazz Pharmaceuticals’ long-term success, thereby aligning their incentive compensation with the interests of Jazz Pharmaceuticals stockholders.

The Jazz Pharmaceuticals compensation committee does not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants. Instead, the Jazz Pharmaceuticals compensation committee uses its judgment to establish for each named executive officer a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the compensation and corporate objectives described above. However, because Jazz Pharmaceuticals believes it is important to its success to aggressively pursue long-term goals, to avoid excessive risk taking, and to preserve Jazz Pharmaceuticals’ cash resources, a significant portion of the named executive officers’ total compensation has been, and is expected to continue to be, comprised of performance-based bonus opportunities and long-term equity awards which align the executive officers’ incentives with the interests of Jazz Pharmaceuticals stockholders. In line with Jazz Pharmaceuticals’ pay-for-performance philosophy, the compensation market data provided by Radford, a nationally recognized compensation consulting firm and Jazz Pharmaceuticals’ independent compensation consultant, which is referred to in this proxy statement/prospectus as “Radford,” and its success achieving corporate goals and significantly increasing total stockholder return in 2009, the Jazz Pharmaceuticals compensation committee increased in 2010 the proportion of total compensation consisting of performance-based bonuses and long-term equity incentive compensation.

Role of the Jazz Pharmaceuticals Compensation Committee and Executive Officers in Setting Executive Compensation

The Jazz Pharmaceuticals compensation committee reviews and oversees Jazz Pharmaceuticals’ compensation policies, plans and programs and reviews and determines the compensation to be paid to the named executive officers and other members of senior management. In making its executive compensation determinations, the Jazz Pharmaceuticals compensation committee considered recommendations from the Chairman and Chief Executive Officer. While the Chairman and Chief Executive Officer discussed his recommendations with the Jazz Pharmaceuticals compensation committee, he did not participate in determining his own compensation or in any of the deliberations with respect thereto. In making his recommendation, the Chairman and Chief Executive Officer received input from the Jazz Pharmaceuticals Human Resources department and had access to various third party compensation surveys and compensation data provided by the compensation consultant to the Jazz Pharmaceuticals compensation committee, as described below. Jazz Pharmaceuticals’ General Counsel and Vice President, Human Resources, also participated in Jazz Pharmaceuticals compensation committee meetings, but did not participate in any discussions of executive officer compensation. None of the other named executive officers or other executive officers participate in the Jazz Pharmaceuticals compensation committee’s executive compensation discussions. The Jazz Pharmaceuticals compensation committee discusses and makes determinations with respect to executive compensation matters without any named executive officers present. The Jazz Pharmaceuticals compensation committee does not delegate any of its functions to others in determining executive compensation.

As described below, the Jazz Pharmaceuticals compensation committee generally engages an outside compensation consultant each year to provide a competitive compensation assessment with respect to the executive officers to assist the Jazz Pharmaceuticals compensation committee in making annual compensation decisions. In late 2009 and 2010, the Jazz Pharmaceuticals compensation committee engaged Radford to provide benchmark and industry compensation data and provide the Jazz Pharmaceuticals compensation committee with advice concerning setting the executive officers’ 2010 and 2011 base salary, performance based bonuses and long-term equity compensation. The Jazz Pharmaceuticals compensation committee additionally has consulted with Radford periodically with respect to specific questions or as new compensation programs are considered and to update the benchmarking information on an annual basis. Specific examples of services provided by Radford include salary compensation reports for the executive officers against Jazz Pharmaceuticals’ peer group in preparation for 2010 and 2011 compensation decisions, and preparation of equity guidelines for executive officers and key personnel in 2010 and 2011 for equity awards to be made in 2010 and 2011. Radford reports directly to the Jazz Pharmaceuticals compensation committee, which maintains the authority to direct their work and engagement. Radford interacts with management to gain access to company information that is required to perform services and to understand the culture and policies of the organization. The Jazz Pharmaceuticals compensation committee and Radford meet, as needed, in executive session, to address various compensation matters.

The Jazz Pharmaceuticals compensation committee is composed entirely of independent directors, as defined by Rule 5605(a)(2) of the NASDAQ listing standards. The Jazz Pharmaceuticals compensation committee meets as often as it determines necessary to carry out its duties and responsibilities through regularly scheduled meetings and, if necessary, special meetings. The Jazz Pharmaceuticals compensation committee also has the authority to take certain actions by written consent of all members. The agenda for each Jazz Pharmaceuticals compensation committee meeting is usually developed by the Vice President, Human Resources, and/or General Counsel and Chairman and Chief Executive Officer, and is reviewed with the Chairman of the Jazz Pharmaceuticals compensation committee. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Jazz Pharmaceuticals compensation committee to make presentations, provide financial or other background information or advice or otherwise participate in Jazz Pharmaceuticals compensation committee meetings.

The Jazz Pharmaceuticals compensation committee met five times and acted by unanimous written consent two times in 2010. Prior to filing this proxy statement/prospectus, the Jazz Pharmaceuticals compensation committee had met nine times and acted by unanimous written consent four times in 2011.

Benchmarking of Cash and Long-Term Compensation

Jazz Pharmaceuticals aims to attract and retain the most highly qualified executives in an extremely competitive market. Accordingly, the Jazz Pharmaceuticals compensation committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable publicly held companies with which Jazz Pharmaceuticals competes for top talent. To this end, the Jazz Pharmaceuticals compensation committee reviews market and peer company data, which include competitive information relating to the mix and levels of compensation for executives in the life sciences industry.

In late 2009, the Jazz Pharmaceuticals compensation committee engaged Radford to provide a comprehensive market review of executive compensation. In early 2010, Radford presented a recommended list of peer companies that included a broad group of life sciences companies in similar business stages to Jazz Pharmaceuticals and which were located in the west coast biotechnology centers. In order to develop the appropriate list of Jazz Pharmaceuticals’ peers, companies were selected who had revenues generally in $50 million to $200 million range, with some exceptions, with employee size between 100 and 500 to reflect job scope and complexity, and with market capitalization between $100 million and $750 million. Based on these parameters, Radford recommended and the Jazz Pharmaceuticals compensation committee approved the following companies as Jazz Pharmaceuticals’ appropriate peer group: Affymax, Inc., Arena Pharmaceuticals, Inc., Auxilium Pharmaceuticals, Inc., Cypress Bioscience, Inc., Depomed, Inc., Durect Corporation, Halozyme Therapeutics, Inc., InterMune, Inc., Isis Pharmaceuticals, Inc., ISTA Pharmaceuticals, Inc., MAP Pharmaceuticals, Inc., Nektar Therapeutics, Questcor Pharmaceuticals, Inc., Santarus, Inc., Sequenom, Inc., Vical Incorporated, XenoPort, Inc. and ZymoGenetics, Inc.

In addition, Radford provided the Jazz Pharmaceuticals compensation committee with two sets of data from the Radford Global Life Sciences Survey to provide an additional source of data to better inform the Jazz Pharmaceuticals compensation committee in making pay decisions. The first set of data included the peer companies listed above, which is referred to in this proxy statement/prospectus as the “peer survey data,” and the second set of data included the other companies in this survey, which is referred to in this proxy statement/prospectus as the “general survey data.” The Radford Global Life Sciences Survey included 88 public companies (including the peer group companies) in the biotechnology and pharmaceutical industries, with 100 to 500 employees. The publicly disclosed information from the peer companies, the peer survey data and the general survey data, referred to together as the “market data,” provided a robust set of information which, with assistance from Radford, the Jazz Pharmaceuticals compensation committee used to set compensation.

The Jazz Pharmaceuticals compensation committee generally benchmarks both cash compensation and equity compensation to the market data primarily to ensure that Jazz Pharmaceuticals’ executive compensation program as a whole is competitive. Consistent with the Jazz Pharmaceuticals compensation committee’s philosophy of maintaining compensation levels that attract and retain the highest caliber executives, the Jazz Pharmaceuticals compensation committee generally targets total cash compensation at the 50th percentile and equity compensation at the 60th percentile of market data for executive officers in similar positions with similar responsibilities. The components of the market data used for benchmarking are based on the availability of sufficient comparative data for an executive’s position. Market data most often includes the publicly disclosed peer company data and the peer survey data, however sometimes there is a lack of sufficient peer company data for an executive’s position. If there is a lack of peer company data, the market data the Jazz Pharmaceuticals compensation committee uses for benchmarking purposes will consist solely of the general survey data. If there is a lack of sufficient comparative data from the general survey data for an executive’s position, the Jazz Pharmaceuticals compensation committee engages in an internal pay equity analysis, where it reviews Jazz Pharmaceuticals’ other employees’ historical compensation levels and compares differences in compensation levels in order to set the appropriate compensation for such individual.

Based on Radford’s recommendation, the market data the Jazz Pharmaceuticals compensation committee used in 2010 for benchmarking the compensation of Mr. Cozadd, Ms. Falberg and Ms. Gamble consisted of publicly disclosed information from Jazz Pharmaceuticals’ peer group and the peer survey data. The market data the Jazz Pharmaceuticals compensation committee used for benchmarking Mr. Myers’ compensation was based on the general survey data, because Radford recommended, and the Jazz Pharmaceuticals compensation committee agreed, that the peer company data lacked sufficient comparative data for Mr. Myers’ responsibilities as President. Also based on Radford’s recommendation, the Jazz Pharmaceuticals compensation committee performed an internal pay equity analysis in setting Ms. Wissel’s compensation, because her position as Senior Vice President, Chief Regulatory Officer included responsibilities relating to compliance that are outside of the scope of comparable positions within the peer group and general survey data. Based on this internal analysis, the Jazz Pharmaceuticals compensation committee determined that Ms. Wissel’s compensation should be targeted as substantially similar to that of Ms. Gamble.

The Jazz Pharmaceuticals compensation committee benchmarked against the market data described above, or for Ms. Wissel, performed an internal pay equity analysis, as well as considered specific recommendations from Radford on where to set salary, bonus incentives and equity grants in determining the compensation for the named executive officers for 2010. The Jazz Pharmaceuticals compensation committee applies its professional experience and judgment when interpreting the market data. An individual may receive compensation above or below the targeted percentiles based on performance, job criticality, experience and skill set.

In early 2011, Radford reexamined Jazz Pharmaceuticals’ compensation philosophy and peer group and recommended updates to the list of peer companies to reflect the increase in the price of Jazz Pharmaceuticals common stock, revenues, market capitalization and expanded geographic focus. Accordingly, Radford recommended that Acorda Therapeutics, Inc., Alkermes, Inc., Enzon Pharmaceuticals, Inc., Onyx Pharmaceuticals, Inc., Theravance, Inc. and ViroPharma Incorporated be added to Jazz Pharmaceuticals’ peer company list and Affymax, Inc., Arena Pharmaceuticals, Inc., Cypress Bioscience, Inc., Durect Corporation, Halozyme Therapeutics, MAP Pharmaceuticals, Inc., Sequenom, Inc. Vical Incorporated, XenoPort, Inc. and ZymoGenetics, Inc. be removed from the peer company list. In making 2011 compensation decisions, the Jazz Pharmaceuticals compensation committee reviewed data from this updated group of peer companies.

Executive Compensation Program

The Jazz Pharmaceuticals executive compensation program currently consists of three principal components: base salary, annual performance bonuses (if approved by the Jazz Pharmaceuticals compensation committee) and long-term incentive compensation in the form of stock options. Jazz Pharmaceuticals also offers to its executive officers certain severance and change in control benefits as part of its severance benefit plan. Finally, the named executive officers have the opportunity to participate in the Jazz Pharmaceuticals 401(k) plan, employee stock purchase plan and other benefits generally available to all employees. Each component of compensation is evaluated based on the factors discussed below.

Base Salary

None of the named executive officers have guaranteed base salary; base salary is set each year by the Jazz Pharmaceuticals compensation committee. The Jazz Pharmaceuticals compensation committee reviews and determines the appropriate level of base salary for the named executive officers effective March 1 of each year. Jazz Pharmaceuticals generally aims to ensure that the base salaries and total cash compensation (including performance bonuses) of its executive officers, including the named executive officers, are maintained at competitive levels, which levels are targeted at the 50th percentile of the appropriate market data for executive officers in comparable positions with similar responsibilities. The Jazz Pharmaceuticals compensation committee believes this is appropriate for several reasons. Jazz Pharmaceuticals has a complex business model and is pursuing multiple commercial opportunities. Jazz Pharmaceuticals does not have any significant laboratories or manufacturing facilities, and therefore conducts its development, manufacturing and clinical activities through arrangements with third parties. As a result, Jazz Pharmaceuticals’ executives are required to manage both internal and significant external resources.

Additionally, competition for executive talent is intense in Jazz Pharmaceuticals’ industry and in its geographic area. Jazz Pharmaceuticals’ executives have many years of valuable experience in its industry, and their continued leadership is deemed critical to Jazz Pharmaceuticals’ short-term and long-term success. Because the Jazz Pharmaceuticals compensation committee aims to ensure that Jazz Pharmaceuticals’ executives’ base salaries and total cash compensation as a group is maintained at the competitive levels described above, the base salaries and total cash compensation of individual executive officers may fall outside of the 50th percentile range, based on a particular individual’s experience, overall qualifications and current and expected future contribution to Jazz Pharmaceuticals’ success.

Performance Bonus Plan

In accordance with the performance bonus plan, Jazz Pharmaceuticals maintains an annual bonus award program to reward the named executive officers (and other employees) for attaining Jazz Pharmaceuticals’ corporate performance objectives. Corporate objectives under the performance bonus plan generally relate to Jazz Pharmaceuticals’ commercial efforts, progress of its clinical development programs, regulatory matters, financial measures (such as sales and EBITDA and adjusted net income targets), and financing efforts, as well as regulatory and sales and marketing compliance and effective employee engagement, alignment and professional development. At the beginning of each year, the Jazz Pharmaceuticals compensation committee assigns each executive a target bonus level under the performance bonus plan, as a percentage of the base salary the executive earns for the respective plan year. The compensation committee determines the appropriate target bonus level based on such executive’s position. Generally, the target percentages are reviewed on an annual basis and are generally set at a level that would result in total annual cash compensation at the 50th percentile of the market data for total annual cash compensation of executives in comparable positions with similar responsibilities, for the reasons described above under the heading entitled “—Compensation Discussion and Analysis—Executive Compensation Program—Base Salary.” Target bonus opportunities are generally higher for those executives who have a greater opportunity to impact corporate performance.

The actual performance bonus awarded to an executive officer in any year, if any, may be more or less than the target, depending primarily on Jazz Pharmaceuticals’ achievement of corporate objectives and the executive’s individual performance with respect to such objectives. Whether or not a bonus is paid for any year is within the discretion of the Jazz Pharmaceuticals compensation committee based on such achievement. At the end of each year, the compensation committee determines the size of the total bonus pool under the performance bonus plan, which is based primarily on the Jazz Pharmaceuticals board of directors’ determination of Jazz Pharmaceuticals’ success in achieving its corporate objectives for the plan year.

The Jazz Pharmaceuticals compensation committee determines the portion of the pool, if any, that will be allocated to the executive officers, including the named executive officers, as a group and the bonuses for each individual executive officer. Actual performance bonus awards to executive officers are determined to a larger extent based on the Jazz Pharmaceuticals compensation committee’s (and the Jazz Pharmaceuticals board of directors in the case of Mr. Cozadd) subjective assessment of executive officers’ contributions as a group to the achievement of Jazz Pharmaceuticals’ corporate objectives and, to a lesser extent, on each individual executive officer’s contribution to the achievement of such corporate objectives. Mr. Cozadd provides input to the Jazz Pharmaceuticals compensation committee with respect to bonuses for the executive officers other than himself.

Jazz Pharmaceuticals has not historically paid any guaranteed bonuses to the named executive officers. From time to time Jazz Pharmaceuticals pays signing bonuses in connection with the commencement of employment of executive officers, contingent upon their continued service, such as the signing bonus paid to Ms. Falberg pursuant to her offer letter, described below under the heading “—Compensation Discussion and Analysis—Description of Compensation Arrangements—Executive Employment Agreements.”

As a public company, if Jazz Pharmaceuticals is required to restate its financial results due to its material noncompliance with any financial reporting requirements under the federal securities laws, as a result of misconduct, the Chairman and Chief Executive Officer and Chief Financial Officer may be legally required to reimburse Jazz Pharmaceuticals for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002. Additionally, New Jazz may be required to adopt a clawback policy pursuant to the Dodd-Frank Act.

Long-Term Equity Awards

The Jazz Pharmaceuticals compensation committee believes that long-term performance is achieved through an ownership culture that rewards such performance by executive officers through the use of equity incentives. Long term incentive compensation in the form of stock option grants provides Jazz Pharmaceuticals’ executive officers with meaningful compensation awards that align their incentives with stockholder value creation.

Option grants may be made at varying times and in varying amounts in the discretion of the Jazz Pharmaceuticals compensation committee, but are generally made to executive officers, including the named executive officers, once a year unless such executive officer is promoted, in which case a grant will normally be made at that time, or for recognition of outstanding performance. Additionally, the Jazz Pharmaceuticals compensation committee may grant a stock option at the time an executive officer commences employment. Jazz Pharmaceuticals does not time the granting of equity awards with any favorable or unfavorable news, and the proximity of the grant of any equity awards to an earnings announcement or other market events is coincidental. In addition, Jazz Pharmaceuticals’ option grant policy since its initial public offering is that Jazz Pharmaceuticals generally grants equity awards to executive officers only during open stock trading window periods. The exercise price of Jazz Pharmaceuticals stock options is always at least equal to the fair market value (Jazz Pharmaceuticals’ closing price on NASDAQ) of Jazz Pharmaceuticals common stock on the date of grant. Stock option grants generally vest 25% upon the one year anniversary of the grant date and the remaining shares vest each month for 36 months thereafter until such grant is fully vested on the four year anniversary of the grant date, subject to potential vesting acceleration as described under the heading “—Compensation Discussion and Analysis—Potential Payments upon Termination or Change in Control” below.

The number of shares granted is generally targeted at the 60th percentile of the appropriate market data and the number of shares and vesting schedule are established to ensure a meaningful incentive to remain employed with Jazz Pharmaceuticals and to work toward its success. Accordingly, the option will provide a return to the employee only if he or she remains in Jazz Pharmaceuticals’ service, and then only if the market price of Jazz Pharmaceuticals common stock appreciates over the option term. Jazz Pharmaceuticals’ philosophy of targeting the 60th percentile for long-term incentives is designed to deliver total compensation that is competitive, reflect the long-term nature of Jazz Pharmaceuticals’ business and product cycles, and to manage cash conservatively, when necessary, in delivering a total package that is competitive.

Jazz Pharmaceuticals currently grants stock options under the 2007 Plan, which was adopted by the Jazz Pharmaceuticals board of directors and approved by the Jazz Pharmaceuticals stockholders in connection with Jazz Pharmaceuticals’ initial public offering. Prior to the initial public offering, Jazz Pharmaceuticals granted stock awards under the 2003 Plan, which has been replaced by the 2007 Plan. The 2007 Plan affords the Jazz Pharmaceuticals compensation committee the flexibility to grant a wide variety of equity awards, including stock bonus awards and restricted stock unit awards. While the Jazz Pharmaceuticals compensation committee currently believes that the use of stock options offers the best approach to achieve Jazz Pharmaceuticals’ compensation goals with respect to long-term compensation for the named executive officers, and currently provides tax and other advantages to the named executive officers relative to other forms of equity compensation, the Jazz Pharmaceuticals compensation committee may determine to grant the named executive officers other forms of equity compensation under the 2007 Plan. If the stockholders of Jazz Pharmaceuticals approve Proposal 3 in this proxy statement/prospectus and the merger is consummated, New Jazz may grant a wide variety of equity awards, including stock options, under the 2011 Equity Plan, the terms of which are further described above under “Approval of the Jazz Pharmaceuticals, Inc. 2011 Equity Incentive Plan.”

Additional long-term equity incentives are provided through the ESPP, pursuant to which all eligible employees, including the named executive officers, may allocate up to 15% of their base salary to purchase Jazz Pharmaceuticals common stock at a 15% discount to the market price, subject to specified limits. Jazz Pharmaceuticals believes that its long-term equity compensation program is an important retention tool for employees.

Jazz Pharmaceuticals does not have ownership guidelines for the named executive officers or other executive officers because executive compensation is set within a typical market range and is already performance-based. In addition, the practice of implementing ownership guidelines for executive officers in biotechnology and life science companies is rare; therefore Jazz Pharmaceuticals has not established a policy that could be a competitive disadvantage compared to other growth companies in its industry. The Jazz Pharmaceuticals compensation committee continues to monitor this issue to determine its application at the company.

Severance and Change in Control Benefits

All of the named executive officers, as well as the other executive employees at the vice president level or above, are eligible to participate in the severance benefit plan during their employment with Jazz Pharmaceuticals. Jazz Pharmaceuticals amended and restated the severance benefit plan in February 2009 to include the named executive officers and to modify severance payments to provide consistency to participants and to clarify that no benefits would be payable if a change in control resulted from arrangements with Jazz Pharmaceuticals’ senior lenders. Jazz Pharmaceuticals further amended the severance benefit plan in October 2011 to make certain clarifications for purposes of section 409A of the code and the new health care reform laws and to clarify how cash severance related to an executive’s bonus is calculated. A description of this plan is included below under the heading “—Compensation Discussion and Analysis—Potential Payments upon Termination or Change in Control.”

The severance benefit plan provides certain severance benefits to Jazz Pharmaceuticals’ executive officers, including the named executive officers, in connection with specified involuntary termination events following a change in control. The Jazz Pharmaceuticals compensation committee believes these severance benefits are important from a retention perspective to provide some level of protection to executive officers from being involuntarily terminated and the amounts are reasonable and maintain the competitiveness of Jazz Pharmaceuticals’ executive compensation and retention program. All severance compensation is structured as a “double-trigger” benefit, meaning that an executive officer receives benefits only if the executive officer has an involuntary termination within a specified period of time following a change in control transaction. The Jazz Pharmaceuticals compensation committee believes this structure serves to remove an executive’s potential personal bias against a takeover attempt and accordingly promotes the ability of executive officers to act in the best interests of Jazz Pharmaceuticals’ stockholders even though they could be terminated as a result of the transaction. Jazz Pharmaceuticals does not provide any tax gross up payments on severance or change in control benefits.

The merger will not constitute a change in control under the severance benefit plan for the named executive officers of Jazz Pharmaceuticals.

Other Benefits

Executive officers are eligible to participate in all of Jazz Pharmaceuticals’ benefit plans such as the 401(k) plan (see the section below entitled “Compensation Discussion and Analysis—Description of Compensation Arrangements—401(k) Plan”), medical, dental, vision, short-term disability, long-term disability, group life insurance and the ESPP, in each case generally on the same basis as other employees. Jazz Pharmaceuticals also has a section 125 flexible benefits healthcare plan and a flexible benefits childcare plan under which employees can set aside pre-tax funds to pay for qualified health care expenses and qualified childcare expenses not reimbursed by insurance. Jazz Pharmaceuticals does not currently offer pension or other retirement benefits.

2010 Compensation Decisions for the Named Executive Officers

Base Salary

In early 2010, the Jazz Pharmaceuticals compensation committee reviewed the benchmark data referred to above to ensure that executive base salaries as a group were within the competitive levels described above, and then determined appropriate increases to base salaries from the prior year. As such, there was a seven percent increase in the 2010 base salary rate for Mr. Cozadd from the prior year resulting from a combination of merit and market data analysis. The Jazz Pharmaceuticals compensation committee determined that Mr. Cozadd’s previous base salary rate was at approximately the 25th percentile of the market data and considered the increase necessary to address this gap, particularly in light of Mr. Cozadd’s outstanding achievement and integral role in Jazz Pharmaceuticals’ continued success. After the seven percent increase, Mr. Cozadd’s base salary rate was closer to, but remained below the 50th percentile of the market data. Ms. Falberg’s base salary rate was not changed from her original base salary rate established based on negotiations with Ms. Falberg in connection with her commencement of employment with Jazz Pharmaceuticals in 2009 because her 2009 base salary was at the 75th percentile of the market data for individuals with comparable positions. Ms. Gamble’s and Mr. Myers’ respective 2009 base salary rates were within the 60th to 75th percentiles of the market data for their respective positions. The Jazz Pharmaceuticals compensation committee decided a one percent increase in Ms. Gamble and Mr. Myers’ base salary rates was necessary and prudent in order to ensure retention. The Jazz Pharmaceuticals compensation committee determined it was appropriate to set Ms. Wissel’s base salary rate equal to Ms. Gamble’s, based on its internal assessment of the historical compensation and responsibilities of Ms. Wissel’s and Ms. Gamble’s positions.

The 2008, 2009 and 2010 base salary rates for the named executive officers, without regard to voluntary pay reductions in 2009, are set forth in the table below.

Name	2008 Base Salary ($)(1)	2009 Base Salary ($)(2)	2010 Base Salary ($)(3)
Bruce C. Cozadd	468,000	468,000	500,000
Kathryn E. Falberg	—	—	365,000
Carol A. Gamble	357,000	357,000	361,000
Janne L.T. Wissel	—	—	361,000
Robert M. Myers	444,000	444,000	448,000

(1)	Base salary rate beginning March 1, 2008. The base salary rate for January and February 2008 was $450,000 for Mr. Cozadd, $343,000 for Ms. Gamble and $426,000 for Mr. Myers.
(2)	The named executive officers, other than Ms. Falberg, who commenced employment in December 2009, took voluntary temporary base salary rate reductions (10% for Messrs. Cozadd and Myers and 5% for Ms. Gamble) beginning January 1, 2009 through July 31, 2009. During the period of their voluntary reductions, their base salary rates were $421,200 for Mr. Cozadd, $339,150 for Ms. Gamble and $399,600 for Mr. Myers.
(3)	Base salary rate beginning March 1, 2010.

Effective March 1, 2011, the Jazz Pharmaceuticals board of directors increased Mr. Cozadd’s base salary rate 15% to $575,000 to further adjust his level of cash compensation to be closer to the 50th percentile of the market data. Ms. Falberg’s base salary rate was increased four percent to $380,000, based on her strong performance. Both Ms. Gamble’s and Ms. Wissel’s base salary rate was increased less than one percent to $362,000.

Performance Bonus Awards.

In early 2010, the annual target performance bonus levels for the named executive officers were established as: 60% of the applicable annual base salary earned for Mr. Cozadd, 40% of the applicable annual base salary earned for Ms. Falberg, Ms. Gamble and Ms. Wissel and 50% of the applicable annual base salary earned for

Mr. Myers. The key objective in setting these targets was to provide financial incentives to the named executive officers to work towards Jazz Pharmaceuticals’ goals and to remain competitive with its peers. The Jazz Pharmaceuticals compensation committee set the target percentages for individuals who have greater responsibility and control over Jazz Pharmaceuticals’ performance, such as the Chief Executive Officer, higher than the target percentages for those executives who have less direct impact on corporate performance.

Based on input from Radford, the Jazz Pharmaceuticals compensation committee determined that the increase in Mr. Cozadd’s performance bonus target from 50% to 60% was necessary because Mr. Cozadd’s previous 50% target bonus was at the 25th percentile of the market data. When increased to 60%, Mr. Cozadd’s target bonus is at the 60th percentile of the market data. The Jazz Pharmaceuticals compensation committee considered this increase prudent to provide incentive for Mr. Cozadd to work towards Jazz Pharmaceuticals’ corporate goals, over which he has direct impact, and believed the 60th percentile was appropriate because Mr. Cozadd’s total 2010 cash compensation remained below the 50th percentile of the market data. The other named executive officers’ target bonuses remained at the 2009 levels, because these targets were between the 60th and 75th percentile of the market data.

For 2010, the corporate objectives for purposes of the performance bonus plan approved by the Jazz Pharmaceuticals board of directors and communicated to the named executive officers in early 2010 were to:

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Achieve budgeted net sales of Xyrem and Luvox CR of $160 million and budgeted cash EBITDA from commercial operations of $100 million, with cash EBITDA calculated as gross sales and royalty revenues less operating expenses (excluding stock based compensation and depreciation).

•	Manage corporate operations by achieving cash EBITDA for the entire company of $18 million through the first quarter of 2010 and $49 million for 2010.

•	Strengthen the balance sheet by refinancing at least $75 million of Jazz Pharmaceuticals’ existing debt in the first half of 2010.

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Obtain a positive majority vote for approval from an FDA Advisory panel for JZP-6 (sodium oxybate) for the treatment of fibromyalgia, receive FDA approval for JZP-6 for the treatment of fibromyalgia by December 31, 2010 and conduct appropriate activities for a launch of JZP-6 in the first half of 2011.

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Complete the PLE-1 safety study by December 31, 2010, complete a PK study for PLE-2 by July 1, 2010, initiate Phase III activities for PLE-2 in 2010, and complete the JZP-8 PK (intranasal clonazepam for the treatment of recurrent acute repetitive seizures in epilepsy patients who continue to have seizures while on stable anti-epileptic regimens) trial by December 31, 2010.

•	Communicate a vision for Jazz Pharmaceuticals through a revised 5-year strategic plan by August 31, 2010.

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Ensure employee alignment with corporate and department goals through regular communication and opportunities for development and contribution on the corporate, department and individual levels and continue the Jazz Pharmaceuticals corporate culture of compliance by operating in a manner that is compliant with the laws and regulations that govern Jazz Pharmaceuticals’ industry.

In approving the corporate objectives for 2010, the expectation of the Jazz Pharmaceuticals board of directors was that it would be unlikely that all of the corporate objectives would be achieved for the year. In this regard, the Jazz Pharmaceuticals board of directors has historically approved corporate objectives that have been stretch objectives beyond those that would reasonably be expected to be attained in any given year, and Jazz Pharmaceuticals’ corporate objectives historically have not been achieved at the 100% level. For 2010, the Jazz Pharmaceuticals compensation committee did not quantify or assign specific percentage criteria to the various corporate objectives under the performance bonus plan, but rather approved a bonus payout that generally reflected the Jazz Pharmaceuticals board of directors’ determination of the level of achievement of the corporate objectives, after taking into account the corporate objectives listed above.

The Jazz Pharmaceuticals compensation committee did not set specific goals for individual executive officers. Each of the executive officers is responsible for meeting Jazz Pharmaceuticals’ corporate objectives, and each objective was deemed important in determining the level of Jazz Pharmaceuticals’ performance during the year.

With respect to the achievement of Jazz Pharmaceuticals’ 2010 corporate objectives, after considering the input of Mr. Cozadd, the Jazz Pharmaceuticals compensation committee determined that Jazz Pharmaceuticals had far exceeded the targets of certain corporate objectives, achieved most of its other corporate objectives, and missed one key corporate objective. In evaluating Jazz Pharmaceuticals’ performance against its corporate objectives for 2010, the Jazz Pharmaceuticals compensation committee believed the following were highly significant: (i) the achievement of profitability in 2010 that far exceeded the target; (ii) attaining and exceeding net sales and commercial EBITDA targets for 2010; (iii) the significant reduction of operating expenses and strengthening of the balance sheet, primarily through the successful refinancing of Jazz Pharmaceuticals’ senior secured debt in June 2010; (iv) Jazz Pharmaceuticals’ success in raising equity capital in a public offering in May 2010; and (v) receipt of a complete response letter from the FDA in October 2010 stating that the FDA cannot approve the new drug application for JZP-6 in its present form. After balancing Jazz Pharmaceuticals’ outstanding 2010 financial and operational performance against its unsuccessful effort to obtain FDA approval for JZP-6 in 2010, the Jazz Pharmaceuticals compensation committee approved a total corporate bonus payout of 90% of the total target bonus pool. In evaluating Jazz Pharmaceuticals’ performance against its corporate objectives for 2010, the Jazz Pharmaceuticals compensation committee also considered the following as significant: (i) achievement of the JZP-8 PK trial objective and (ii) completion of the PLE-1 safety study and PK study for PLE-2 on time but placing the PLE-2 program on hold pending the outcomes of further studies. The Jazz Pharmaceuticals compensation committee determined that a vision for the company was effectively communicated and that the employee communication and compliance objectives were satisfactorily achieved, however the compensation committee determined that these objectives are critical to every day performance and because they were satisfactorily achieved, should not impact bonus determinations.

The actual bonus amounts paid under the performance bonus plan for the named executive officers were based on the percentage achievement of the corporate goals, the executive officers’ contributions to those goals, the named executive officer’s target bonus percentage and the actual salary the named executive officer earned during the year. All of the named executive officers contributed significantly to Jazz Pharmaceuticals’ achievement of its corporate objectives in 2010. However, certain of the named executive officers’ responsibilities are more directly related to particular corporate objectives and therefore were given a greater weight in the Jazz Pharmaceuticals compensation committee’s determination of the bonus amount paid to each named executive officer.

The Jazz Pharmaceuticals compensation committee (with approval from the Jazz Pharmaceuticals board of directors with regard to Mr. Cozadd) determined that the achievement rate of 90% was applicable for Mr. Cozadd, because as Chief Executive Officer, Mr. Cozadd is responsible for Jazz Pharmaceuticals meeting all of its objectives. Ms. Falberg was awarded a bonus higher than her target bonus because she is particularly responsible for managing Jazz Pharmaceuticals’ financing activities and strengthening the balance sheet, which led to the successful refinancing of debt, success in raising equity capital, and improved financial analysis and planning. Ms. Gamble was awarded a bonus consistent with the overall company achievement rate, as she is responsible for the legal aspects that relate to all of the corporate objectives. Ms. Wissel is responsible for Jazz Pharmaceuticals’ regulatory activities, and accordingly the corporate objective relating to the effort to obtain FDA approval for JZP-6 was given greater importance in the determination of her bonus award below target. In connection with Mr. Myers resignation in January 2011, the Jazz Pharmaceuticals compensation committee approved a lump sum cash payment to him of his target bonus under the performance bonus plan for 2010. The Jazz Pharmaceuticals compensation committee determined that it was appropriate to award Mr. Myers his target bonus as he provided service for the full plan year and was particularly responsible for assisting Jazz Pharmaceuticals in exceeding its corporate sales targets.

The actual performance cash bonus award payments for 2008, 2009 and 2010 under the performance bonus plan for the named executive officers were as follows:

Name	Total Bonus under Performance Bonus Plan for 2008 ($)(1)	Total Bonus under Performance Bonus Plan for 2009 ($)(2)	Total Bonus under Performance Bonus Plan for 2010 ($)
Bruce C. Cozadd	—	205,300	267,300
Kathryn E. Falberg(3)	—	—	150,000
Carol A. Gamble	—	120,412	130,000
Janne L.T. Wissel	—	—	100,000
Robert M. Myers(4)	—	193,900	—

(1)	The named executive officers did not receive any bonus payments for 2008, given Jazz Pharmaceuticals’ financial situation at the time.
(2)	The bonus for 2009 was calculated by determining the amount of the temporary voluntary salary reduction ($27,300 for Mr. Cozadd, $10,412 for Ms. Gamble and $25,900 for Mr. Myers) for each executive, and adding to it to the bonus amount determined under the performance bonus plan for 2009, but subject to the total amount of the bonus pool available for executives.
(3)	Ms. Falberg joined Jazz Pharmaceuticals in December 2009 and did not receive a bonus for that year.
(4)	Mr. Myers resigned as President and as a member of the Jazz Pharmaceuticals board of directors effective January 14, 2011 and his employment with Jazz Pharmaceuticals terminated on February 1, 2011. In connection with his separation from Jazz Pharmaceuticals, the Jazz Pharmaceuticals compensation committee approved a lump sum cash payment to him of $224,000, which equaled the target bonus under the performance bonus plan for 2010.

In 2011, the Jazz Pharmaceuticals board of directors determined that Jazz Pharmaceuticals’ key high-level corporate objectives for the 2011 plan year should be based 70% on financial objectives and 30% on qualitative objectives. The Jazz Pharmaceuticals board of directors approved three key high-level financial objectives which relate to achieving sales targets for Xyrem and Luvox CR, Xyrem revenue bottle growth, and adjusted net income. The sales and volume targets are weighted at 20% each of the financial objectives and the adjusted net income target is weighted at 30% of the financial objectives. In order for an individual to receive more than 100% of his or her target bonus opportunity with respect to the Xyrem and Luvox CR sales targets and Xyrem volume growth, 100% of the adjusted net income goal would need to be met. The Jazz Pharmaceuticals board of directors approved key high-level qualitative objectives relating to defending and strengthening Jazz Pharmaceuticals’ sodium oxybate business, making the best decision regarding JZP-6, advancing JZP-8, and evaluating strategic transactions. These qualitative objectives are less quantifiable and were not assigned individual weightings.

The Jazz Pharmaceuticals compensation committee (and, for Mr. Cozadd, the Jazz Pharmaceuticals board of directors) set target bonuses for the 2011 performance bonus plan after review of the market data provided by Radford in early 2011. The Jazz Pharmaceuticals board of directors determined that the bonus target for Mr. Cozadd should be increased from 60% to 65% because Mr. Cozadd’s total cash compensation continued to be closer to the 25th percentile of the market data and because the Jazz Pharmaceuticals board of directors believes that a greater emphasis should be placed on the Chief Executive Officer’s potential performance-based compensation in order to further incentivize him to work towards Jazz Pharmaceuticals’ success. There was no change to the target bonus percentages for the named executive officers other than Mr. Cozadd.

Stock Option Awards

In March 2010, the Jazz Pharmaceuticals compensation committee used the market data provided by Radford to review the levels of stock option grants to the named executive officers and sought to ensure a level of annual grants for the named executive officers as a group at approximately the 60th percentile of the annual grants for executive officers in similar positions with similar responsibilities. In determining the size of the grants to be issued, Radford provided market benchmarks based on the Black-Scholes value of the equity grant, grant as a percent of company and overall rates of dilution, to ensure the grants were within industry standards and stockholder tolerances. As a result, the Jazz Pharmaceuticals compensation committee granted stock options under the 2007 Plan as follows: options for 140,000 shares to Mr. Cozadd, options for 60,000 shares for Ms. Falberg, options for 40,000 shares to Ms. Gamble and Ms. Wissel and options for 75,000 shares to Mr. Myers. These option grants were at approximately the 60th percentile of the market data. The options have a ten year term and vested as to 25% of the shares in March 2011, and vest as to the remainder of the shares in 36 equal monthly installments thereafter. Pursuant to Mr. Myers’ separation agreement with Jazz Pharmaceuticals, he was retained as a consultant to Jazz Pharmaceuticals for 12 months starting on February 1, 2011, his employment termination date, and the options for 75,000 shares granted to Mr. Myers in March 2010 continue to vest during his consulting period; and subject to continuous service, on the last day of his consulting period, Mr. Myers will vest in an additional number of shares subject to these options as if such options had continued to vest pursuant to their terms for an additional six months after the end of the consulting period. The exercise price of the options is $11.48 per share, the fair market value of Jazz Pharmaceuticals common stock on the date of grant, determined in accordance with the terms of the 2007 Plan.

The Jazz Pharmaceuticals compensation committee believes that option grants to the named executive officers in 2010, taken together with the named executive officers’ prior equity positions, are consistent with providing each continuing named executive officer with an ongoing equity position in Jazz Pharmaceuticals that is competitive with similarly situated executive officers at companies included in the market data and fosters an ownership culture focused on Jazz Pharmaceuticals’ long-term performance.

In March 2011, the Jazz Pharmaceuticals compensation committee again relied on Radford’s market data analysis in reviewing the levels of stock option grants to the named executive officers and sought to ensure a level of annual grants for the named executive officers as a group at approximately the 60th percentile of the annual grants for executive officers in similar positions with similar responsibilities at Jazz Pharmaceuticals’ peer companies. As a result, Jazz Pharmaceuticals granted stock options under the 2007 Plan as follows: options for 140,000 shares to Mr. Cozadd, options for 40,000 shares for Ms. Falberg and options for 35,000 shares to Ms. Gamble and Ms. Wissel. The options have a ten year term and will vest as to 25% of the shares in March 2012, and will vest as to the remainder of the shares in 36 equal monthly installments thereafter.

The merger may cause negative tax consequences for certain of Jazz Pharmaceuticals’ non-employee directors and executive officers, including certain of the named executive officers who hold outstanding stock options, as further described in the section of the proxy statement/prospectus entitled “The Reorganization and the Merger—Interests of Certain Persons in the Merger.” The Jazz Pharmaceuticals board of directors believes the merger is in the best interests of Jazz Pharmaceuticals’ stockholders, and that Jazz Pharmaceuticals’ non-employee directors and executive officers, whose hard work helped to facilitate the merger, should have the opportunity to avoid this excise tax by exercising their outstanding options. Accordingly, the Jazz Pharmaceuticals board of directors approved in October 2011 that nonstatutory stock options held by executive officers (including the named executive officers, with the exception of Mr. Myers who is no longer an executive officer) and members of the Jazz Pharmaceuticals board of directors who are subject to the excise tax, would become fully vested and exercisable, effective upon the adoption of the merger agreement and the approval of the merger by the Jazz Pharmaceuticals stockholders.

Accounting and Tax Considerations

Under Financial Accounting Standard Board ASC Topic 718, which is referred to in this proxy statement/prospectus as “ASC 718,” Jazz Pharmaceuticals is required to estimate and record an expense for each award of equity compensation (including stock options) over the vesting period of the award. As long as stock options remain as the sole components of Jazz Pharmaceuticals’ long-term compensation program, Jazz Pharmaceuticals expects to record stock-based compensation expense on an ongoing basis according to ASC 718. At present, the Jazz Pharmaceuticals compensation committee has determined to retain Jazz Pharmaceuticals’ stock option program as the sole component of its long-term executive compensation program, and, therefore, to record this expense on an ongoing basis according to ASC 718. The Jazz Pharmaceuticals compensation committee has considered, and may in the future consider, the grant of restricted stock or restricted stock units to executive officers in lieu of or in addition to stock option grants in light of the accounting impact of ASC 718 with respect to stock option grants and other considerations. Accounting rules also require Jazz Pharmaceuticals to record cash compensation as an expense at the time the obligation is incurred.

Section 162(m) limits Jazz Pharmaceuticals to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is “performance-based compensation.” The Jazz Pharmaceuticals compensation committee has not yet established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as “performance-based compensation.” To maintain flexibility in compensating executive officers in a manner designed to promote Jazz Pharmaceuticals’ objectives, the Jazz Pharmaceuticals compensation committee has not adopted a policy that requires all compensation to be deductible. However, the Jazz Pharmaceuticals compensation committee intends to evaluate the effects of the compensation limits of section 162(m) on any compensation it proposes to grant, and the Jazz Pharmaceuticals compensation committee intends to provide future compensation in a manner consistent with the best interests of Jazz Pharmaceuticals’ and its stockholders.

Conclusion

It is the opinion of the Jazz Pharmaceuticals compensation committee that the compensation policies and elements described above provide the necessary incentives to properly align Jazz Pharmaceuticals’ performance and the interests of its stockholders while maintaining equitable and competitive executive compensation practices that enable Jazz Pharmaceuticals to attract and retain the highest caliber of executives.

Risk Assessment Concerning Compensation Practices and Policies

In 2010, the Jazz Pharmaceuticals compensation committee reviewed all of Jazz Pharmaceuticals’ compensation policies and practices to assess whether they encourage employees to take inappropriate risks. After review of each of Jazz Pharmaceuticals’ compensation plans, and the provisions, checks and balances and oversight of each plan, the Jazz Pharmaceuticals compensation committee believes that any risks arising from Jazz Pharmaceuticals’ compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on Jazz Pharmaceuticals as a company. In addition, the Jazz Pharmaceuticals compensation committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks and, as described in the Compensation Discussion and Analysis above, significant compensation decisions, and decisions concerning the compensation of Jazz Pharmaceuticals’ executives, include subjective considerations by the Jazz Pharmaceuticals compensation committee or the full Jazz Pharmaceuticals board of directors, which restrain the influence of formulae or objective factors on excessive risk taking. Finally, the mix of short term compensation (in the form of salary and annual bonus, if any), and long term compensation (in the form of stock options) also prevents undue focus on short term results and helps align the interests of Jazz Pharmaceuticals’ executives with the interests of its stockholders.

Summary of Compensation

The following table sets forth certain summary information for the years indicated with respect to the compensation earned by the named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)(6)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Bruce C. Cozadd	2010	496,877	—	1,163,414	267,300	1,437	1,929,028
Chairman and Chief Executive Officer	2009	442,729	—	189,260	205,300	1,574	838,863
	2008	423,523	—	490,241	—	1,435	915,199

Kathryn E. Falberg	2010	366,404	30,000	498,606	150,000	1,100	1,046,110
Senior Vice President and Chief Financial Officer

Robert M. Myers(6)	2010	449,092	224,000	623,258	—	1,396	1,297,746
President	2009	420,024	—	141,945	193,900	1,564	757,433
	2008	444,096	—	345,240	—	1,499	790,835

Carol A. Gamble	2010	361,758	—	332,404	130,000	1,143	825,305
Senior Vice President and General Counsel	2009	348,048	—	75,704	120,412	1,296	545,460
	2008	357,267	—	207,144	—	1,239	565,650

Janne L.T. Wissel	2010	361,758	—	332,404	100,000	1,092	795,254
Senior Vice President and Chief Regulatory Officer

(1)	The dollar amounts in this column represent base salary earned during the indicated fiscal year. For more information regarding salaries in 2008, 2009 and 2010, see “Compensation Discussion and Analysis—2010 Compensation Decisions for the Named Executive Officers—Base Salary” above.
(2)	The dollar amount in this column represents cash bonus made outside of the annual performance bonus plan. Ms. Falberg commenced employment with Jazz Pharmaceuticals in December 2009. Pursuant to her offer of employment, Jazz Pharmaceuticals paid her a signing bonus on the first regular pay day 90 days after her start date. Mr. Myers resigned as Jazz Pharmaceuticals’ President and as a member of the Jazz Pharmaceuticals board of directors effective January 14, 2011 and his employment with Jazz Pharmaceuticals terminated on February 1, 2011. In connection with his resignation, Jazz Pharmaceuticals made a lump sum cash payment to Mr. Myers of $224,000, which equaled his target annual bonus under the performance bonus plan for 2010.
(3)	The dollar amounts in this column represent the aggregate grant date fair value of all option awards granted during the indicated fiscal year. These amounts have been calculated in accordance with ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in the notes to Jazz Pharmaceuticals’ audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 8, 2011 and incorporated by reference into this proxy statement/prospectus. These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officers.
(4)	The dollar amounts in this column represent the cash bonus awarded under the performance bonus plan for the indicated fiscal year. For more information, see “Compensation Discussion and Analysis—2010 Compensation Decisions for the Named Executive Officers—Performance Bonus Awards” above. No bonuses were awarded to the named executive officers under the annual performance bonus plan for 2008, due to Jazz Pharmaceuticals’ financial situation.

(5)	Represents group term life insurance premiums paid by Jazz Pharmaceuticals.
(6)	Effective January 14, 2011, Mr. Myers resigned as Jazz Pharmaceuticals’ President and a member of the Jazz Pharmaceuticals board of directors. In connection with Mr. Myers’ resignation, Jazz Pharmaceuticals entered into a separation agreement with Mr. Myers, pursuant to which Mr. Myers is retained as a consultant for 12 months starting on February 1, 2011, his employment termination date. During the 12-month period, Mr. Myers is to be compensated at a rate of $250 per hour for services performed at the request of Jazz Pharmaceuticals, and the stock options previously granted to Mr. Myers under Jazz Pharmaceuticals’ equity incentive plans will continue to vest in accordance with their existing terms. In addition, Jazz Pharmaceuticals agreed, for 12 months following February 1, 2011, (i) to pay cash severance to Mr. Myers in the form of base salary continuation payments, (ii) to make monthly cash payments for Mr. Myers’ monthly COBRA premiums, and (iii) that, assuming the consulting period continues for 12 months, the vesting of his outstanding stock options will be accelerated such that as of the last day of the consulting period, Mr. Myers will vest in a number of shares subject to such options as if such options had continued to vest pursuant to their terms for an additional six months after the end of the consulting period.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2010, certain information regarding grants of plan-based awards to the named executive officers.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2010

Name	Grant Date	Approved Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Target ($)
Bruce C. Cozadd	—	—	298,126	—	—	—
	3/8/10	3/4/10	—	140,000	11.48	1,163,414

Kathryn E. Falberg	—	—	146,562	—	—	—
	3/8/10	3/4/10	—	60,000	11.48	498,606

Robert M. Myers	—	—	224,546	—	—	—
	3/8/10	3/4/10	—	75,000	11.48	623,258

Carol A. Gamble	—	—	144,703	—	—	—
	3/8/10	3/4/10	—	40,000	11.48	332,404

Janne L.T. Wissel	—	—	144,703	—	—	—
	3/8/10	3/4/10	—	40,000	11.48	332,404

(1)	This column sets forth the target bonus amount for each named executive officer for the year ended December 31, 2010 under the performance bonus plan. There are no thresholds or maximum bonus amounts established under the performance bonus plan. Target bonuses were set as a percentage of each named executive officer’s annual base salary earned for the fiscal year ended December 31, 2010 and were 60% for Mr. Cozadd, 50% for Mr. Myers and 40% for each of Ms. Falberg, Ms. Gamble and Ms. Wissel. The dollar value of the actual bonus award earned for the year ended December 31, 2010 for each named executive officer is set forth in the Summary Compensation Table above. As such, the amounts set forth in this column do not represent actual compensation earned by the named executive officers for the year ended December 31, 2010. For a description of the performance bonus plan, please see “Compensation Discussion and Analysis—Executive Compensation Program—Performance Bonus Plan” and “2010 Compensation Decisions for the Named Executive Officers—Performance Bonus Awards” above.
(2)

Stock options were granted under the 2007 Plan. For a description of the terms of these stock options, please see “Compensation Discussion and Analysis—2010 Compensation Decisions for the Named Executive

Officers—Stock Option Awards” above and for a general description of the terms of stock option award granted under the 2007 Plan, please see “Compensation Discussion and Analysis—Equity Compensation Arrangements—2007 Equity Incentive Plan” below.
(3)	The dollar amounts in this column represent the aggregate grant date fair value of each stock option award granted to the named executive officers during the year ended December 31, 2010. These amounts have been calculated in accordance with ASC 718, using the Black-Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in the notes to Jazz Pharmaceuticals’ audited consolidated financial statements included in its Annual Report on Form 10-K filed with the SEC on March 8, 2011 and incorporated by reference into this proxy statement/prospectus.

Description of Compensation Arrangements

Executive Employment Agreements

Jazz Pharmaceuticals does not have employment agreements currently in effect with any of its named executive officers. Like other employees, executives are eligible for annual salary increases and participation in the annual performance bonus plan.

From time to time Jazz Pharmaceuticals provides an offer letter in connection with an executive officer’s commencement of employment, which describes such executive officer’s initial terms of employment. In November 2009, Jazz Pharmaceuticals provided Ms. Falberg with an offer letter that included an initial base salary and a hiring bonus of $30,000. However, Ms. Falberg’s employment is at will and not governed by the terms of her offer letter.

In connection with Mr. Myers’ resignation in early 2011, Jazz Pharmaceuticals entered into a separation agreement with Mr. Myers, pursuant to which Mr. Myers is retained as a consultant for a 12-month period starting on February 1, 2011, his employment termination date. During such 12-month period, Mr. Myers is to be compensated at a rate of $250 per hour for services performed at the request of Jazz Pharmaceuticals, and the stock options previously granted to Mr. Myers under Jazz Pharmaceuticals’ 2007 Plan will continue to vest in accordance with their existing terms. In addition, Jazz Pharmaceuticals agreed, (i) for the 12-month period, to pay cash severance to Mr. Myers in the form of base salary continuation payments and to make monthly cash payments for Mr. Myers’ monthly COBRA premiums, and (ii) that, provided that Mr. Myers continues to provide consulting services for Jazz Pharmaceuticals for the entire 12-month period, the vesting of his outstanding stock options will be accelerated such that as of the last day of the consulting period, Mr. Myers will vest in a number of shares subject to such options as if such options had continued to vest pursuant to their terms for an additional six months after the end of the consulting period.

Amended and Restated Executive Change in Control and Severance Benefit Plan

Each of the named executive officers is a participant in severance benefit plan, a description of which is included below under the heading “Compensation Discussion and Analysis—Potential Payments upon Termination or Change in Control.”

Equity Compensation Arrangements

Jazz Pharmaceuticals has granted stock options to the named executive officers under the 2007 Plan and under the 2003 Plan. A description of such awards is provided under the headings above entitled “Compensation Discussion and Analysis—Executive Compensation Program—Long-Term Equity Compensation” and “2010 Compensation Decisions for the Named Executive Officers —Stock Option Awards.” As a general matter, the vested portion of options granted to the named executive officers will expire three months after each named executive officer’s last day of service, subject to extension upon certain termination situations such as death or disability and subject to accelerated vesting in connection with certain transactions as described under the heading in this section below entitled “Compensation Discussion and Analysis—Potential Payments upon Termination or Change in Control.”

2007 Equity Incentive Plan

The 2007 Plan was adopted by the Jazz Pharmaceuticals board of directors and approved by the Jazz Pharmaceuticals stockholders in connection with its initial public offering. The following is a brief summary of the material terms of the 2007 Plan.

Administration. The Jazz Pharmaceuticals board of directors has delegated its authority to administer the 2007 Plan to the Jazz Pharmaceuticals compensation committee. Subject to the terms of the 2007 Plan, the Jazz Pharmaceuticals board of directors or an authorized committee, determines recipients, dates of grant, the numbers and types of stock awards to be granted, and the terms and conditions of the stock awards, including the period of their exercisability and vesting.

Awards. The 2007 Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, performance stock awards and other forms of equity compensation, which may be granted to employees, including officers, non-employee directors, and consultants. Incentive stock options may be granted only to employees, including executive officers.

Corporate Transaction. Pursuant to the 2007 Plan, in the event of a Corporate Transaction (as defined in the 2007 Plan and described below), the Jazz Pharmaceuticals board of directors has the discretion to take one or more of the following actions with respect to outstanding stock awards:

•	arrange for the assumption, continuation, or substitution of a stock award by the surviving or acquiring entity (or its parent company);

•

arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of Jazz Pharmaceuticals common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•

accelerate the vesting and exercisability of a stock award prior to the effective time of the Corporate Transaction followed by the termination of such stock award if it is not exercised at or prior to the Corporate Transaction;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of Jazz Pharmaceuticals common stock issued pursuant to a stock award;

•

cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for cash consideration as the Jazz Pharmaceuticals board of directors considers appropriate; and

•

arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

The Jazz Pharmaceuticals board of directors need not take the same action for each stock award. For purposes of the 2007 Plan, a “Corporate Transaction” generally means (i) a sale or disposition of all of Jazz Pharmaceuticals’ assets or a sale or disposition of at least 90% of its outstanding securities; (ii) a merger, consolidation or similar transaction after which Jazz Pharmaceuticals is not the surviving corporation; or (iii) a merger, consolidation or similar transaction after which Jazz Pharmaceuticals is the surviving corporation but its shares are converted into other property.

Change in Control. The Jazz Pharmaceuticals board of directors has the discretion to provide additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in a stock award agreement or any other written agreement between Jazz Pharmaceuticals or any of its affiliates and a participant. The form of option agreement adopted by the Jazz Pharmaceuticals board of directors under the 2007 Plan provides that in the event an optionee’s service relationship with Jazz Pharmaceuticals or a successor entity is terminated, due to an Involuntary Termination Without Cause (as defined in the option agreement and as described below) within 12 months following, or one month prior to, the effective date of a Change in Control (as defined in the 2007 Plan and described below), the vesting and exercisability of the option will accelerate in full. For purposes of the 2007 Plan and the form option agreement issued thereunder, a “Change in Control” has a similar meaning as under the severance benefit plan, as described below under the heading “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan,” except that it also means a change in which the members of the incumbent Jazz Pharmaceuticals board of directors (or persons elected by a majority of the incumbent board of directors) cease to constitute a majority of the Jazz Pharmaceuticals board of directors.

An “Involuntary Termination without Cause” generally means that a participant’s service relationship with Jazz Pharmaceuticals is terminated by any reason other than for the following reasons (and not upon a participant’s death or disability) (i) participant’s intentional act, or act with gross negligence, that materially injures the business of Jazz Pharmaceuticals; (ii) participant’s intentional refusal or failure to follow lawful and reasonable directions of the board of directors of Jazz Pharmaceuticals or the appropriate individual to whom participant reports; (iii) participant’s willful and habitual neglect of duties; or (iv) participant’s conviction of a felony involving moral turpitude that is likely to inflict or has inflicted material injury on the business of Jazz Pharmaceuticals. Notwithstanding the forgoing, the conduct described in clause (ii) and (iii) will not constitute cause for involuntary termination unless such conduct has not been cured within 15 days following participant’s written notice from Jazz Pharmaceuticals specifying the particulars of such conduct.

2003 Equity Incentive Plan

The 2003 Plan was adopted by the Jazz Pharmaceuticals board of directors and approved by the Jazz Pharmaceuticals stockholders in March 2003. The material terms of the 2003 Plan are summarized below.

Administration. The Jazz Pharmaceuticals board of directors has the authority to administer the 2003 Plan and the awards granted under it. Upon the adoption of the 2007 Plan, the 2003 Plan terminated and no additional awards may be granted under the 2003 Plan. Although the 2003 Plan terminated, all outstanding awards will continue to be governed by their existing terms.

Awards. The 2003 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, stock issuances and cash awards. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

Fundamental Transactions. Pursuant to the 2003 Plan, in the event of certain Fundamental Transactions (as described below), the Jazz Pharmaceuticals board of directors has the discretion to take one or more of the following actions:

•	arrange for the assumption or substitution of outstanding awards;

•	accelerate the vesting and termination of outstanding awards in whole or in part;

•	cancel or arrange for the cancellation of awards in exchange for cash payments; and

•	arrange for any repurchase rights applicable to award shares to apply to any substituted securities issued in the transaction or be terminated.

The Jazz Pharmaceuticals board of directors need not take the same action for each award.

Under the form of stock option agreement, as amended, the vesting and exercisability of options granted under the 2003 Plan will accelerate in full if, within 12 months following, or one month prior to, the effective date of a Change in Control (as defined in the 2007 Plan), the participant’s continuous service with Jazz Pharmaceuticals or a successor entity is terminated due to an Involuntary Termination Without Cause.

For purposes of the 2003 Plan, a “Fundamental Transaction” includes (i) a merger or transaction in which Jazz Pharmaceuticals’ common stock is exchanged for other securities; (ii) a merger transaction after which Jazz Pharmaceuticals stockholders cease to own 50% of the voting power of Jazz Pharmaceuticals; (iii) a person or group acquire 30% or more of Jazz Pharmaceuticals’ total combined voting power; or (iv) members of the Jazz Pharmaceuticals board of directors cease to constitute a majority of the Jazz Pharmaceuticals board of directors due to a contested election. The term “Involuntary Termination Without Cause” has a similar meaning as described above with respect to the 2007 Plan.

2007 Employee Stock Purchase Plan

Additional long-term equity incentives are provided through the ESPP, in which all regular employees of Jazz Pharmaceuticals (including the named executive officers) or of any of Jazz Pharmaceuticals’ affiliates may participate and may contribute, normally through payroll deductions, up to 15% of their earnings (and for purchase periods beginning on December 1, 2010, up to a total of $15,000 per purchase period) for the purchase of Jazz Pharmaceuticals common stock under the ESPP. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, Jazz Pharmaceuticals may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of Jazz Pharmaceuticals common stock will be purchased for employees participating in the offering. Unless otherwise determined by the Jazz Pharmaceuticals board of directors, common stock is purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of a share of Jazz Pharmaceuticals common stock on the first date of an offering or (b) 85% of the fair market value of a share of Jazz Pharmaceuticals common stock on the date of purchase.

Performance Bonus Plan

Jazz Pharmaceuticals maintains an annual performance bonus plan to reward executive officers and other employees for successful achievement of company-wide and individual performance objectives. For more information regarding the Performance Bonus Plan, please see “Compensation Discussion and Analysis—Executive Compensation Program—Performance Bonus Plan” and “2010 Compensation Decisions for the Named Executive Officers—Performance Bonus Awards.”

401(k) Plan

Jazz Pharmaceuticals’ employees are eligible to participate in the Jazz Pharmaceuticals 401(k) plan. The 401(k) plan is intended to qualify as a tax qualified plan under section 401 of the code. The 401(k) plan provides that each participant may contribute a portion of his or her pretax compensation, up to a statutory limit, which for most employees was $16,500 in 2010 (with a larger “catch up” limit for older employees). Employee contributions are held and invested by the plan’s trustee. The 401(k) plan also permits Jazz Pharmaceuticals to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. To date, Jazz Pharmaceuticals has not made any such discretionary or matching contributions to the plan.

Additional Benefits

Executive officers are eligible to participate in all of Jazz Pharmaceuticals’ benefit plans generally available to all employees, as described in “Compensation Discussion and Analysis—Executive Compensation Program—Other Benefits.”

Pension Benefits

The named executive officers did not participate in, or otherwise receive any benefits under, any defined benefit pension plan sponsored by Jazz Pharmaceuticals during the year ended December 31, 2010.

Nonqualified Deferred Compensation

During the year ended December 31, 2010, the named executive officers did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by Jazz Pharmaceuticals that provides for the deferral of compensation on a basis that is not tax-qualified.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for the fiscal year ended December 31, 2010, certain information regarding outstanding equity awards at fiscal year end for the named executive officers.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL-YEAR END TABLE

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price ($)	Option Expiration Date
Name	Exercisable	Unexercisable
Bruce C. Cozadd	—	140,000	(2)	11.48	03/07/20
	127,777	72,223	(3)	1.25	01/20/19
	71,000	35,500	(4)	7.96	05/15/18
	24,849	15,813	(5)	19.37	02/26/17
	164,120	—		15.09	02/17/14
	54,707	—		30.18	02/17/14
	54,707	—		45.27	02/17/14

Kathryn E. Falberg	—	60,000	(2)	11.48	03/07/20
	25,000	75,000	(7)	7.35	12/06/19

Robert M. Myers(6)	—	75,000	(2)	11.48	03/07/20
	86,176	54,167	(3)	1.25	01/20/19
	50,000	25,000	(4)	7.96	05/15/18
	19,326	12,299	(5)	19.37	02/26/17
	164,120	—		15.09	02/17/14
	54,707	—		30.18	02/17/14
	54,707	—		45.27	02/17/14

Carol A. Gamble	—	40,000	(2)	11.48	03/07/20
	2,226	28,889	(3)	1.25	01/20/19
	13,885	15,000	(4)	7.96	05/15/18
	13,805	8,785	(5)	19.37	02/26/17
	62,652	—		15.09	02/17/14
	20,884	—		30.18	02/17/14
	20,884	—		45.27	02/17/14

Janne L.T. Wissel	—	40,000	(2)	11.48	03/07/20
	4,448	28,889	(3)	1.25	01/20/19
	30,000	15,000	(4)	7.96	05/15/18
	13,805	8,785	(5)	19.37	02/26/17
	62,652	—		15.09	02/17/14
	20,884	—		30.18	02/17/14
	20,884	—		45.27	02/17/14

(1)	In addition to the specific vesting schedule for each stock option award, each unvested stock option is subject to the general terms of the 2007 Plan including the potential vesting acceleration described under “Compensation Discussion and Analysis—Equity Compensation Arrangements” above.

(2)	The shares subject to this stock option award vested as to 25% of the shares on March 8, 2011, and vest as to the remainder of the shares in 36 equal monthly installments thereafter.
(3)	The shares subject to this stock option award vested as to 331/3% of the shares on January 21, 2010, and vest as to the remainder of the shares in 24 equal monthly installments thereafter.
(4)	The shares subject to this stock option award vested as to 50% of the shares subject to the option on April 8, 2010, and vest as to the remainder of the shares in 24 equal monthly installments thereafter.
(5)	The shares subject to this stock option award vested as to 331/3% of the shares on February 27, 2010, and vest as to the remainder of the shares in 24 equal monthly installments thereafter.
(6)	Mr. Myers resigned as President and as a member of the Jazz Pharmaceuticals board of directors effective January 14, 2011. In connection with his resignation, Jazz Pharmaceuticals entered into a separation agreement with Mr. Myers pursuant to which he is retained as a consultant for a 12-month period starting on February 1, 2011, his employment termination date. The separation agreement provides for the outstanding stock options held by Mr. Myers under Jazz Pharmaceuticals’ equity incentive plans to continue to vest during his consulting period in accordance with their existing terms. Provided that Mr. Myers continues to provide consulting services for the entire 12-month period, the vesting of his outstanding stock options will be accelerated such that as of the last day of the consulting period, Mr. Myers will vest in a number of shares subject to his stock options as if such options had continued to vest pursuant to their terms for an additional six months after the end of the consulting period.
(7)	The shares subject to this stock option award vested as to 25% of the shares on December 1, 2010, and vest as to the remainder of the shares in 36 equal monthly installments thereafter.

Option Exercises and Stock Vested

The following table shows for the fiscal year ended December 31, 2010, certain information regarding stock option exercises during the last fiscal year with respect to the named executive officers. None of the named executive officers holds stock awards such as restricted stock or restricted stock unit awards which vested during the fiscal year ended December 31, 2010.

OPTION EXERCISES AND STOCK VESTED—FISCAL 2010

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Bruce C. Cozadd	—	—
Kathryn E. Falberg	—	—
Robert M. Myers	9,657	97,356
Carol A. Gamble	65,000	912,918
Janne L.T. Wissel	46,663	703,211

(1)	The value realized on exercise is the difference between the exercise price of each option exercised and the closing price of Jazz Pharmaceuticals common stock on the date of exercise multiplied by the number of shares underlying each option exercised, and does not represent actual amounts received by the named executive officers as a result of the option exercises.

Potential Payments upon Termination or Change in Control

Amended and Restated Executive Change in Control and Severance Benefit Plan

Under the severance benefit plan, in the event that an executive’s employment terminates due to an Involuntary Termination without Cause or a Constructive Termination, within 12 months following a Change in Control (as such capitalized terms are defined in the severance benefit plan and described generally below), and assuming all of the other conditions of the severance benefit plan are met, then each executive who is a participant in the severance benefit plan would be entitled to the following benefits under the severance benefit plan:

•

a single lump sum cash severance payment, payable on the 60th day following the termination, equal to the sum of: (1) the executive’s base salary in effect during the last regularly scheduled payroll period immediately preceding the termination (without, as a general matter, giving effect to any voluntary pay reduction taken by the executive during the 12 months preceding the date of termination), which is referred to as the “applicable base salary,” multiplied by the applicable percentage set forth below; plus (2) the product of (i) the applicable base salary and (ii) the greater of any annual bonus, as a percentage of annual base salary paid in the year of determination, paid to the executive in respect of either of the last two calendar years prior to the date of termination (subject to an alternative calculation as well as a reduction for executives who have not been employed for the entire calendar year prior to the date of termination), or the applicable bonus percentage, and (iii) the applicable percentage set forth below; plus (3) the product of (A) the executive’s applicable base salary and (B) the executive’s applicable bonus percentage and (C) the quotient obtained by dividing the number of full months that an executive is employed in the year of an applicable termination by 12. The applicable percentages are 150% for the Chairman and Chief Executive Officer or President (currently only Mr. Cozadd due to Mr. Myers’ resignation), 125% for Senior Vice Presidents and 100% for Vice Presidents;

•

full payment of all of the applicable COBRA premiums for any health, dental or vision plan sponsored by Jazz Pharmaceuticals for a period of up to (i) 18 months for the Chairman and Chief Executive Officer or President, (ii) 15 months for Senior Vice Presidents, and (iii) 12 months for Vice Presidents, provided that the executive timely elects continued coverage; and

•

acceleration in full of the vesting and exercisability, and termination of any of Jazz Pharmaceuticals’ repurchase rights, with respect to outstanding options and other equity awards held by the executives.

The following key terms are defined in the severance benefit plan:

•

A “Change in Control” generally means the consummation of any of the following events (i) a person or group acquires ownership of more than 50% of Jazz Pharmaceuticals’ outstanding securities (other than in connection with a private financing, recapitalization or conversion or restructuring of Jazz Pharmaceuticals’ indebtedness); (ii) a merger transaction involving Jazz Pharmaceuticals, after which Jazz Pharmaceuticals’ stockholders do not own more than 50% of the combined voting power of the surviving entity; (iii) a complete dissolution or liquidation of Jazz Pharmaceuticals; or (iv) a sale, lease, license or other disposition of substantially all of Jazz Pharmaceuticals’ assets.

•

An “Involuntary Termination without Cause” generally means an executive’s employment relationship with Jazz Pharmaceuticals is terminated by any reason other than for the following reasons (and not upon an executive’s death or disability) (i) executive’s unauthorized use or disclosure of confidential information or trade secrets which causes material harm to Jazz Pharmaceuticals; (ii) executive’s material breach of any agreement with Jazz Pharmaceuticals after opportunity to cure; (iii) executive’s material failure to comply with Jazz Pharmaceuticals’ written policies or rules after opportunity to cure; (iv) executive’s conviction or plea of guilty or no contest to any crime involving fraud, dishonesty or moral turpitude; (v) executive’s gross misconduct; (vi) executive’s continued failure to perform his or her assigned duties after notification; or (vii) executive’s failure to cooperate in good faith with any governmental or internal investigation of Jazz Pharmaceuticals, its directors, officers or employees.

•

A “Constructive Termination” generally means an executive resigns employment after any of the following actions or events (i) a reduction in executive’s base salary by more than ten percent (other than a company-wide or executive-level general reduction); (ii) a relocation of executive’s place of employment by more than 35 miles without executive’s consent; (iii) a substantial reduction in the executive’s duties or responsibilities prior to a Change in Control; (iv) a reduction in executive’s title; or (v) a substantial increase in executive’s required business travel without executive’s consent.

Jazz Pharmaceuticals carefully structured the severance benefit plan to align its executives’ interests with those of its stockholders and provide the appropriate benefits to incentivize and retain executives. The severance benefit plan provides only “double trigger” benefits, which are considered to be a good corporate governance practice and appropriately protects the named executive officers and other executives in the event of termination of their employment following a Change in Control, but does not provide benefits solely as a result of a Change in Control. Jazz Pharmaceuticals believes that an Involuntary Termination without Cause and a Constructive Termination are the appropriate events that, with a Change in Control, trigger benefits because Jazz Pharmaceuticals considers such terminations to be generally beyond the control of a terminated employee and terminations that under different circumstances would not have occurred.

Jazz Pharmaceuticals benefits by requiring its executive officers to execute an effective general waiver and release of claims in order to be eligible to receive benefits under the severance benefit plan. All other benefits (such as life insurance, disability coverage and 401(k) plan coverage) will terminate as of the executive’s termination date.

The severance benefit plan does not provide for the gross up of any excise taxes imposed by section 4999 of the code. If any of the severance benefits payable under the severance benefit plan would constitute a “parachute payment” within the meaning of section 280G of the code, subject to the excise tax imposed by section 4999 of the code, the severance benefit plan provides for a best-after tax analysis with respect to such payments, under which the executive will receive whichever of the following two alternative forms of payment would result in executive’s receipt, on an after-tax basis, of the greater amount of the transaction payment notwithstanding that all or some portion of the transaction payment may be subject to the excise tax: (i) payment in full of the entire amount of the transaction payment, or (ii) payment of only a part of the transaction payment so that the executive receives the largest payment possible without the imposition of the excise tax.

No executive would receive benefits under the severance benefit plan if (i) the executive has entered into an individually negotiated employment agreement that provides for severance or change in control benefits, (ii) the executive is entitled to receive benefits under another severance benefit plan maintained by Jazz Pharmaceuticals that provides benefits in connection with an Involuntary Termination without Cause or a Constructive Termination, in each case within 12 months following a Change in Control, (iii) the executive voluntarily terminates employment with Jazz Pharmaceuticals to accept employment with another entity that is controlled, directly or indirectly, by Jazz Pharmaceuticals or is otherwise affiliated with Jazz Pharmaceuticals or (iv) the executive does not confirm in writing that he or she is subject to agreements with Jazz Pharmaceuticals relating to proprietary and confidential information. In addition, benefits would be terminated under the severance benefit plan if the executive willfully breaches his or her agreements with Jazz Pharmaceuticals relating to proprietary and confidential information or engages in certain solicitation or business interference activities.

The structure and amount of benefits provided under the severance benefit plan are intended to balance Jazz Pharmaceuticals’ goals of attracting and retaining highly qualified individuals, providing the appropriate incentive for such individuals to perform in the best interests of Jazz Pharmaceuticals’ stockholders and maintaining responsible pay practices. In 2008 and early 2011 the Jazz Pharmaceuticals compensation committee reviewed the publicly disclosed severance and change in control benefits offered by pharmaceutical companies with whom Jazz Pharmaceuticals competes to gain a general understanding of the benefits offered by its competitors. The Jazz Pharmaceuticals compensation committee believes that the benefits Jazz Pharmaceuticals provides under the severance benefit plan are representative of market practice, both in terms of design and cost and are sufficient to retain its current executive team and to recruit talented executives in the future.

Equity Compensation Plans

The 2007 Plan and 2003 Plan and award agreements thereunder provide for potential vesting acceleration upon an executive’s termination in connection with a change in control and, at the discretion of the Jazz

Pharmaceuticals board of directors, upon certain change in control events, as further described above in the section entitled “Compensation Discussion and Analysis—Equity Compensation Arrangements.”

Option acceleration in connection with certain change in control events are intended to mitigate the distraction and loss of key executive officers that may occur in connection with rumored or actual fundamental corporate changes. Such payments protect the interests of Jazz Pharmaceuticals’ stockholders by enhancing employee focus during rumored or actual change in control activity through providing incentives to remain with Jazz Pharmaceuticals despite uncertainties while a transaction is under consideration and by encouraging the executives responsible for negotiating potential transactions to do so with independence and objectivity. Furthermore, these payments assist Jazz Pharmaceuticals in attracting and retaining highly valued executives.

Potential Payments upon Termination or Change in Control Table

The following table sets forth the potential severance payments and benefits under the severance benefit plan to which the named executive officers would be entitled in connection with specified termination events, as if the named executive officers’ employment had terminated as of December 31, 2010. In addition, the table sets forth the amounts to which the named executive officers would be entitled under the 2007 Plan if, upon a corporate transaction or change in control transaction the Jazz Pharmaceuticals board of directors exercised its discretion to accelerate the vesting and exercisability of the stock options.

Other than as described in this section and above under “Compensation Discussion and Analysis—Description of Compensation Arrangements—Executive Employment Agreements” with respect to the terms of Mr. Myers’ separation agreement, there are no other agreements, arrangements or plans that entitle any named executive officers to severance, perquisites or other benefits upon termination of employment or a change in control. For purposes of the table below, Jazz Pharmaceuticals has assumed that none of the potential severance benefits payable under the severance benefit plan would be subject to the excise tax imposed by section 4999 of the code and therefore would not be reduced in accordance with the terms of the severance benefit plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL AS OF DECEMBER 31, 2010

Name	Benefit	Involuntary Termination Without Cause or Constructive Termination in Connection with a Change of Control($)(1)	2007 Equity Incentive Plan – Certain Corporate Transactions ($)(5)
Bruce C. Cozadd	Lump Sum Cash Severance Payment	1,408,013
	COBRA Payments	25,535
	Vesting Acceleration(2)	6,848,096	6,848,096

	Benefit Total	8,281,644	6,848,096

Kathryn E. Falberg(3)	Lump Sum Cash Severance Payment	777,286
	COBRA Payments	20,235
	Vesting Acceleration(2)	1,725,000	1,725,000

	Benefit Total	2,522,521	1,725,000

Robert M. Myers(4)	Lump Sum Cash Severance Payment	1,258,941
	COBRA Payments	31,258
	Vesting Acceleration(2)	4,843,636	4,843,636

	Benefit Total	6,133,835	4,843,636

Carol A. Gamble	Lump Sum Cash Severance Payment	755,653
	COBRA Payments	21,584
	Vesting Acceleration(2)	1,534,557	1,534,557

	Benefit Total	2,311,794	1,534,557

Janne L.T. Wissel	Lump Sum Cash Severance Payment	781,977
	COBRA Payments	13,585
	Vesting Acceleration(2)	1,764,376	1,764,376

	Benefit Total	2,559,938	1,764,376

(1)	These benefits would be payable under the severance benefit plan if the Involuntary Termination without Cause or Constructive Termination occurred within 12 months following a Change in Control and assuming such termination took place on December 31, 2010. The forms of option agreements adopted by the Jazz Pharmaceuticals board of directors under the 2007 Plan (and the 2003 Plan) provide for the same vesting acceleration benefit as shown here under the severance benefit plan, therefore no separate vesting acceleration benefit is listed.
(2)	The value of stock option vesting acceleration is based on the closing stock price of $19.68 per share for Jazz Pharmaceuticals common stock as reported on NASDAQ on December 31, 2010, minus the exercise price of the unvested option shares subject to acceleration.
(3)	Ms. Falberg commenced employment with Jazz Pharmaceuticals in December 2009 and did not receive an annual bonus for 2009. The bonus component of her lump sum cash severance payment is calculated using average compensation of all of similarly situated employees.
(4)	Mr. Myers resigned as President and a member of the Jazz Pharmaceuticals board of directors effective January 14, 2011 and his employment with Jazz Pharmaceuticals terminated on February 1, 2011. See “Compensation Discussion and Analysis—Description of Compensation Arrangements—Executive Employment Agreements” above for a description of the benefits Mr. Myers received under his separation agreement entered into in January 2011.
(5)	These benefits would be payable under the 2007 Plan if, upon a corporate transaction event the Jazz Pharmaceuticals board of directors exercised its discretion to accelerate the vesting and exercisability of outstanding stock options, assuming the vesting acceleration took place on December 31, 2010 and without regard to whether the named executive officer was providing services to Jazz Pharmaceuticals as of such date. For a description of the potential vesting acceleration provisions in the 2007 Plan, see “Equity Compensation Arrangements” above.

Jazz Pharmaceuticals Compensation Committee Interlocks and Insider Participation

During 2010, the Jazz Pharmaceuticals compensation committee was composed of four directors: Messrs. Berns, Colella and Michelson, and Dr. James B. Tananbaum, a former director of Jazz Pharmaceuticals. None of the persons who as of the date hereof are expected to serve on the compensation committee of New Jazz following the completion of the merger has ever been an officer or employee of either Jazz Pharmaceuticals or Azur Pharma nor any subsidiary of Jazz Pharmaceuticals or Azur Pharma. None of the individuals that as of the date hereof are expected to serve as an executive officer of New Jazz following the completion of the merger serves, or during the year ended December 31, 2010 had served, as a member of the board of directors or the compensation committee of any entity that has one or more executive officers serving on Jazz Pharmaceuticals’ or Azur Pharma’s board of directors or compensation committee.

DIRECTOR COMPENSATION

As of the date of the proxy statement/prospectus, it is expected that, pursuant to the merger agreement, the New Jazz board of directors will initially consist of Seamus Mulligan and each current director of Jazz Pharmaceuticals other than Messrs. Colella and Michelson (see “Management and Other Information of New Jazz—Directors of New Jazz”). Mr. Mulligan, who currently serves as Chairman and Chief Executive Officer of Azur Pharma, does not receive any additional compensation for serving on the board of directors of Azur Pharma. Likewise, Mr. Cozadd, the Chairman and Chief Executive Officer of Jazz Pharmaceuticals, does not receive any additional compensation for serving on the Jazz Pharmaceuticals board of directors or its committees. Accordingly, the disclosures and table that follow covers only the director compensation of Jazz Pharmaceuticals as a standalone entity in relation to Jazz Pharmaceuticals’ non-employee directors.

Cash Compensation Arrangements

Prior to July 2010, each member of the Jazz Pharmaceuticals board of directors who was not an employee or officer received the following compensation for serving on the Jazz Pharmaceuticals board of directors, as applicable: (i) a $30,000 annual retainer for service as a member of the Jazz Pharmaceuticals board of directors; (ii) a $15,000 supplemental annual retainer for service as chair of the audit committee of the Jazz Pharmaceuticals board of directors; (iii) a $10,000 supplemental annual retainer for service as chair of the Jazz Pharmaceuticals compensation committee; and (iv) a $5,000 supplemental annual retainer for service as chair of each other committee of the Jazz Pharmaceuticals board of directors. For purposes of non-employee directors who were appointed or elected other than on August 15 of any given year, a pro-rata portion of all cash retainers for the period from such non-employee director’s appointment or election to the next subsequent August 15 was deemed earned and payable on the date of the first regularly scheduled meeting of the Jazz Pharmaceuticals board of directors that took place not less than 31 days following the date of such non-employee director’s appointment or election (provided such date was in a “window period” as defined under the Jazz Pharmaceuticals stock trading policy), or in the event such date was not in a window period, the next subsequent date which was in a window period. Payments of cash retainers were subject to a non-employee director’s election pursuant to the Jazz Pharmaceuticals Directors Deferred Compensation Plan. Any amounts deferred pursuant to the Jazz Pharmaceuticals Directors Deferred Compensation Plan are credited to a phantom stock account, as described below. Non-employee directors are also reimbursed for their travel and other reasonable expenses incurred in attending board or committee meetings.

The Jazz Pharmaceuticals board of directors amended and restated the non-employee director compensation program in July 2010. Pursuant to the amended compensation program, for periods beginning August 15, 2010, with each period from August 15 of any year until August 14 of the following year, each non-employee director who is providing board services prior to the start of a new period will receive the following cash compensation for his or her services, as applicable, which amounts will be earned and payable in advance in two equal semi-annual installments on August 15 of any year and February 15 of the following year:

•	a $35,000 annual retainer for service as a member of the Jazz Pharmaceuticals board of directors for each period;

•

a supplemental annual retainer for each period for the Chairs in the following amounts: $20,000 for the Chair of the audit committee of the Jazz Pharmaceuticals board of directors; $15,000 for the Chair of the Jazz Pharmaceuticals compensation committee; and $10,000 for the Chair of the nominating and corporate governance committee of the Jazz Pharmaceuticals board of directors; and

•

a supplemental annual retainer for each period for each member of the following committees other than the Chairs, in the following amounts: $10,000 for members of the audit committee of the Jazz Pharmaceuticals board of directors; $7,500 for members of the Jazz Pharmaceuticals compensation committee; $5,000 for members of the nominating and corporate governance committee of the Jazz Pharmaceuticals board of directors; and $5,000 for members of the corporate strategy committee of the Jazz Pharmaceuticals board of directors.

For a new director joining the Jazz Pharmaceuticals board of directors on or after August 15 of any period, the cash compensation described above will be earned and payable in advance on (1) the 31st day following the individual’s initial election or appointment to the Jazz Pharmaceuticals board of directors and (2) if such 31st day is prior to February 15 of the period in which he or she is first elected or appointed, February 15 of such period. In addition, the cash compensation described above will be pro rated for the then on-going period in which he or she is first elected or appointed based on the number of days the director serves on the Jazz Pharmaceuticals board of directors and each committee, as applicable (beginning with the date of the first board meeting the new director attends as a director on or after the date of his/her initial election or appointment to the Jazz Pharmaceuticals board of directors) ending on the next August 15. If the director is first entitled to a cash compensation prior to February 15 of a period, the director would receive the pro-rated amount of the cash compensation for the on-going semi-annual period in which he or she first attends such meeting, and the full semi-annual amount of the cash compensation for the remaining semi-annual period on February 15. Notwithstanding the foregoing payment schedules, a director is permitted to defer receipt of his or her cash compensation pursuant to Directors Deferred Compensation Plan.

Directors Deferred Compensation Plan

In May 2007, the Jazz Pharmaceuticals board of directors adopted the Directors Deferred Compensation Plan, which was amended in December 2008 and was then amended and restated in August 2010 by the Jazz Pharmaceuticals board of directors (the Directors Deferred Compensation Plan, as so amended and restated, is referred in this proxy statement/prospectus as the “Directors Deferred Plan”). The Directors Deferred Plan allows each non-employee director to elect to defer receipt of all or a portion of his or her annual retainer fees to a future date or dates. Amounts deferred under the Directors Deferred Plan are credited as shares of common stock to a phantom stock account, the number of which are based on the amount of the retainer fees deferred divided by the market value of Jazz Pharmaceuticals common stock on the first trading day of the first open window period following the date the retainer fees are deemed earned. On the 10th business day following the day of separation from the Jazz Pharmaceuticals board of directors or the occurrence of a change in control, or as soon thereafter as practical once the non-employee director has provided the necessary information for electronic deposit of shares of Jazz Pharmaceuticals common stock, each non-employee director will receive (or commence receiving, depending upon whether the director has elected to receive distributions from his or her phantom stock account in a lump sum or in installments over time) a distribution of his or her phantom stock account, in shares of Jazz Pharmaceuticals common stock (i) reserved under the 2007 Directors Plan prior to August 15, 2010 and (ii) from a new reserve of 200,000 shares set up under the Directors Deferred Plan on or after August 15, 2010. The Directors Deferred Plan may be amended or terminated at any time by the Jazz Pharmaceuticals board of directors, and in form and operation is intended to be compliant with section 409A of the code.

2007 Non-Employee Directors Stock Option Plan

The 2007 Directors Plan became effective in connection with Jazz Pharmaceuticals’ initial public offering and was amended and restated by the Jazz Pharmaceuticals board of directors in August 2010. The 2007 Directors Plan provides for the automatic grant of nonstatutory stock options to purchase shares of Jazz Pharmaceuticals common stock to non-employee directors over their period of service on the Jazz Pharmaceuticals board of directors. The number of shares reserved for issuance under the 2007 Directors Plan automatically increases on each January 1, from January 1, 2008 through January 1, 2017, by the sum of (a) the excess of (i) the number of shares of Jazz Pharmaceuticals common stock subject to options granted during the preceding calendar year under the 2007 Directors Plan, over (ii) the number of shares added back to the share reserve under the 2007 Directors Plan during the preceding calendar year and (b) for the automatic annual increases occurring on or prior to January 1, 2010 only, the aggregate number of shares credited to non-employee directors’ stock accounts under the Directors Deferred Plan (or such lesser amount as may be approved by the Jazz Pharmaceuticals board of directors).

Pursuant to the terms of the 2007 Directors Plan, any individual who first becomes a non-employee director is automatically granted an option to purchase 30,000 shares of Jazz Pharmaceuticals common stock. Each initial option vests with respect to one-third of the shares on the first anniversary of the date of grant, and the balance in a series of 24 successive equal monthly installments thereafter. In addition, each individual who is serving as a non-employee director on the first trading day on or after August 15 of each year is automatically granted an option to purchase 12,500 shares of Jazz Pharmaceuticals common stock on such date. The shares subject to each such annual option vest in a series of 12 successive equal monthly installments measured from the date of grant. All stock options granted under the 2007 Directors Plan have a maximum term of ten years, and the exercise price of each option granted under the 2007 Directors Plan is equal to 100% of the fair market value of Jazz Pharmaceuticals common stock on the date of grant. On October 24, 2011, the Jazz Pharmaceuticals board of directors amended the 2007 Directors Plan to eliminate all future initial and annual automatic grants so that future automatic grants would not be made that would be subject to the excise tax described above under the heading “The Reorganization and the Merger—Interests of Certain Persons in the Merger—Directors.”

If a non-employee director’s service relationship with Jazz Pharmaceuticals, or any of its affiliates, whether as a non-employee director or subsequently as an employee, director or consultant of Jazz Pharmaceuticals or an affiliate, ceases for any reason other than disability or death, or after any 12-month period following a change in control, the optionee may exercise any vested options for a period of three months following the cessation of service. If such an optionee’s service relationship with Jazz Pharmaceuticals, or any of its affiliates, ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary may exercise the option for a period of 12 months in the event of disability, and 18 months in the event of death. If such an optionee’s service terminates within 12 months following a specified change in control transaction, the optionee may exercise the option for a period of 12 months following the effective date of such a transaction. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

In the event of certain significant corporate transactions, all outstanding options under the 2007 Directors Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such options, then (a) with respect to any such options that are held by optionees then performing services for Jazz Pharmaceuticals or its affiliates, the vesting and exercisability of such options will be accelerated in full and such options will be terminated if not exercised prior to the effective date of the corporate transaction and (b) all other outstanding options will terminate if not exercised prior to the effective date of the corporate transaction. The Jazz Pharmaceuticals board of directors may also provide that the holder of an outstanding option not assumed in the corporate transaction will surrender such option in exchange for a payment equal to the excess of (a) the value of the property that the optionee would have received upon exercise of the option, over (b) the exercise price otherwise payable in connection with the option. In addition, the vesting and exercisability of options held by non-employee directors who are either required to resign their position in connection with a specified change in control transaction or are removed from their position in connection with such a change in control will be accelerated in full.

Director Compensation Table

The following table sets forth certain information with respect to the compensation of all non-employee directors of Jazz Pharmaceuticals for the fiscal year ended December 31, 2010. Mr. Cozadd, the Chairman and Chief Executive Officer, and Mr. Myers, the former President and a former director, are not listed in the following table since they are, or were, employees of Jazz Pharmaceuticals and did not receive any additional compensation for serving on the Jazz Pharmaceuticals board of directors or its committees.

DIRECTOR COMPENSATION FOR FISCAL 2010

Name	Fees Earned or Paid in Cash or Deferred Stock ($)(1)	Option Awards ($)(2)(3)	Total ($)
Paul L Berns(4)	27,168	239,827	266,995
Samuel D. Colella	26,250	73,219	99,469
Bryan C. Cressey	22,500	73,219	95,719
Patrick G. Enright	25,000	73,219	98,219
Michael W. Michelson	25,000	73,219	98,219
James C. Momtazee	25,000	73,219	98,219
Kenneth W. O’Keefe	27,500	73,219	100,719
Alan M. Sebulsky	25,000	73,219	98,219
James B. Tananbaum, M.D.(5)	21,250	73,219	94,469
Rick E Winningham(6)	28,466	295,684	324,150
Nathaniel M. Zilkha(5)	17,500	73,219	90,719

(1)	Represents 50% of the annual retainer payable for the compensation year that runs from August 15, 2010 to August 14, 2011, which is referred to in this section as the “2010 Compensation Year,” earned by non-employee directors on August 15, 2010. The remaining 50% of the annual retainer payable for the 2010 Compensation Year was earned by non-employee directors on February 15, 2011 subject to their continuous service on the Jazz Pharmaceuticals board of directors. Pursuant to the current non-employee director compensation program, each non-employee director’s total fees are earned and payable in advance in two equal semi-annual installments on August 15 and February 15 of each year subject to the non-employee director’s continuous service as of each such date. Each non-employee director in the table above, other than Messrs. Cressey and Winningham and Dr. Tananbaum, elected to defer his cash retainer fees for the 2010 Compensation Year pursuant to the Directors Deferred Plan. The number of shares credited to each individual non-employee director’s phantom stock account under the Directors Deferred Plan as of December 31, 2010 were as follows: 3,309 shares for Mr. Berns; 7,936 shares for Mr. Colella; 8,303 shares for Mr. Enright; 18,256 shares for Mr. Michelson; 15,881 shares for Mr. Momtazee; 20,461 shares for Mr. O’Keefe; 14,453 shares for Mr. Sebulsky; and 12,861 shares for Mr. Zilkha. The term of office for Mr. Zilkha expired at the Jazz Pharmaceuticals 2011 annual meeting of stockholders, held on May 24, 2011, and the outstanding shares then credited to his non-employee director phantom stock account have been distributed to him in accordance with the terms of the Directors Deferred Plan.
(2)	The dollar amounts in this column represent the aggregate grant date fair value of all option awards granted during the year ended December 31, 2010. These amounts have been calculated in accordance with ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in the notes to Jazz Pharmaceuticals’ audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on March 8, 2011 and incorporated by reference into this proxy statement/prospectus. These amounts do not necessarily correspond to the actual value that may be recognized by the Jazz Pharmaceuticals directors.
(3)	The aggregate number of shares subject to outstanding stock options held by the non-employee directors listed in the table above as of December 31, 2010 was as follows: 42,500 shares for each of Messrs. Berns, Colella, Cressey, O’Keefe and Winningham and Dr. Tananbaum; 52,500 for Mr. Enright; 12,500 shares for each of Messrs. Michelson, Momtazee and Zilkha; and 79,036 shares for Mr. Sebulsky.

(4)	Mr. Berns joined the Jazz Pharmaceuticals board of directors in June 2010. In addition to the fees earned for the 2010 Compensation Year, he was also paid $5,918, the pro-rata portion of a $30,000 annual retainer for service as a non-employee director from his appointment to August 15, 2010.
(5)	The terms of office for Dr. Tananbaum and Mr. Zilkha expired at the Jazz Pharmaceuticals annual meeting of stockholders, held on May 24, 2011.
(6)	Mr. Winningham joined the Jazz Pharmaceuticals board of directors in May 2010. In addition to the fees earned for the 2010 Compensation Year, he was also paid $8,466, the pro-rata portion of a $30,000 annual retainer for service as a non-employee director from his appointment to August 15, 2010.

New Jazz Non-Employee Director Compensation Arrangements

The director compensation arrangements for New Jazz have not yet been determined, although as noted under the section above entitled “Director Compensation—2007 Non-Employee Directors Stock Option Plan,” no future initial or annual automatic grants will be made under the 2007 Directors Plan.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy and Procedures for Review of Related Party Transactions of New Jazz

Jazz Pharmaceuticals has adopted a related party transaction policy that sets forth Jazz Pharmaceuticals’ procedures for the identification, review, consideration and approval or ratification of related-person transactions. Following the merger, it is expected that New Jazz will adopt a related party transaction policy that is substantially similar to the current Jazz Pharmaceuticals related party transaction policy. A description of Jazz Pharmaceuticals’ current related party transaction policy can be found under the caption “Certain Relationships and Related Party Transactions” in Jazz Pharmaceuticals’ definitive proxy statement for its 2011 Annual Meeting of Stockholders, which is incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information.”

Certain Transactions With or Involving Jazz Pharmaceuticals’ Related Persons

For a description of certain transactions with or involving Jazz Pharmaceuticals’ related persons, please see the discussion under the caption “Certain Relationships and Related Party Transactions” in Jazz Pharmaceuticals’ definitive proxy statement for its 2011 Annual Meeting of Stockholders, which is incorporated by reference into this proxy statement/prospectus. Please also see the sections in this proxy statement/prospectus entitled “The Reorganization and the Merger—Interests of Certain Persons in the Merger” and “Where You Can Find More Information.”

Certain Transactions With or Involving Azur Pharma Related Persons

Lease and Sublease

On October 20, 2008, Azur Pharma entered into a lease agreement with Mr. Mulligan, pursuant to which Mr. Mulligan, as landlord, leased to Azur Pharma, as tenant, an aggregate of 4,128 square feet for its office located at 45 Fitzwilliam Square, Dublin 2, Ireland. The term of the lease is 21 years from October 20, 2008. The annual rent due under the lease is €206,760. The lease contains an “upwards only” rent review clause pursuant to which the annual rent due thereunder may be adjusted on scheduled rent review dates to equal the higher of either the rent contractually payable immediately prior to the applicable rent review date or the open market rent on such rent review date, as determined in accordance with the provisions of the lease. The most recent rent review occurred in October 2010 and resulted in no increase to the annual rent, with the next review scheduled for 2015. The lease also requires the tenant to insure the premises for consequential losses arising out of certain types of damage to the premises.

License Option

On May 30, 2011, Azur Pharma entered into a Development Agreement with Circ Pharma Limited and Circ Pharma Research Limited providing for the purchase of an option to license certain rights and assets in relation to a chronotherapeutic formulation of Tramadol for $250,000, together with the sum of $50,000 as a contribution to the patent expenses incurred by Circ Pharma prior to the effective date of the option. Mr. Mulligan is Chairman and owner of the Circ Pharma Group. Azur Pharma has not exercised the option to date.

Davycrest Nominees Limited

For the nine months ended September 30, 2011, Azur Pharma paid €124,000 in fees to Davy Corporate Finance for general advisory work and €40,000 in advisory fees to Davy Private Clients. Davy Corporate Finance Limited and Davy Private Clients are both affiliates of J&E Davy. J&E Davy is the parent company of Davy.

Please also see the section in this proxy statement/prospectus entitled “The Reorganization and the Merger—Interests of Certain Persons in the Merger.”

DESCRIPTION OF NEW JAZZ WARRANTS

At the effective time, each outstanding and unexercised warrant to purchase Jazz Pharmaceuticals common stock, which collectively are referred to in this proxy statement/prospectus as the “Jazz Warrants,” will be converted into a warrant acquire the number of New Jazz ordinary shares equal to the number of shares of Jazz Pharmaceuticals common stock subject to such Jazz Warrant immediately prior to the effective time, at an exercise price per New Jazz ordinary share equal to the exercise price per share of Jazz Pharmaceuticals common stock otherwise purchasable under such Jazz Warrant. Jazz Pharmaceuticals expects that a U.S. person whose Jazz Warrants are converted to warrants to purchase New Jazz ordinary shares at the effective time will be subject to U.S. federal income tax on any gain in its Jazz Warrants at the time of the conversion. The amount of gain recognized will equal the excess, if any, of the fair market value of the warrants to purchase New Jazz ordinary shares received as a result of the conversion over the U.S. person’s adjusted tax basis in its Jazz Warrants. Holders of Jazz Warrants should consult their own tax adviser regarding the particular U.S. (federal, state and local), Irish and other non-U.S. tax consequences of the conversion of the Jazz Warrants into warrants to purchase New Jazz ordinary shares.

The New Jazz warrants to purchase New Jazz ordinary shares issued upon conversion of the Jazz Warrants at the effective time, which are collectively referred to in this proxy statement/prospectus as the “New Jazz Warrants,” will be subject to substantially the same terms and conditions as were applicable to the Jazz Warrants immediately prior to the effective time. The following is a summary of the terms and conditions of the Jazz Warrants that will be converted into New Jazz Warrants at the effective time. The following summary is not complete and is qualified in its entirety by reference to the forms of Jazz Warrants filed as exhibits to the registration statement of which this proxy statement/prospectus is a part. Any reference to Jazz Pharmaceuticals and Jazz Pharmaceuticals common stock in the following summary also means New Jazz and New Jazz ordinary shares, respectively, as of the effective time.

General. As of October 17, 2011, the following Jazz Warrants remained outstanding and exercisable, with the expiration dates and exercise prices as shown:

	Number of Underlying Shares(1)	Expiration Date	Per Share Exercise Price(1)
Jazz Warrants originally issued in connection with:
June 2005 debt financing	550,010	June 24, 2012	$9.34
March 2008 debt financing	470,836	March 17, 2013	$9.34
July 2008 public offering of units	1,139,878	July 21, 2014	$7.37
July 2009 private placement of units	947,867	July 7, 2016	$4.00

(1)	The number of shares subject to, and the exercise price applicable to, each Jazz Warrant is subject to adjustment in the event of stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events.

Exercisability. Each Jazz Warrant may be exercised at any time up to the applicable expiration date listed in the table above. The Jazz Warrants are exercisable, at the option of each holder, in whole or in part by delivering a duly executed exercise notice accompanied by payment in full for the number of shares of Jazz Pharmaceuticals common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below).

The Jazz Warrants issued in connection with the July 2008 public offering of units, which are referred to in this proxy statement/prospectus as the “July 2008 Warrants,” provide that, unless otherwise specified in the applicable July 2008 Warrant, except upon at least 61 days’ prior notice from the holder to Jazz Pharmaceuticals, the holder will not have the right to exercise any portion of a July 2008 Warrant if the holder (together with its affiliates) would beneficially own in excess of 9.9% of the number of shares of Jazz Pharmaceuticals common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the July 2008 Warrants. Any holder (together with its affiliates) beneficially owning in excess of 9.9% of the number of shares of Jazz Pharmaceuticals common stock outstanding on the date of original issuance would not be subject to the foregoing limitation on exercisability in the July 2008 Warrants unless such holder (together with its affiliates) thereafter beneficially owns 9.9% (or a lesser percentage) of the number of shares of Jazz Pharmaceuticals common stock outstanding.

Cashless Exercise. If at any time during the exercisability period of a Jazz Warrant the fair market value of Jazz Pharmaceuticals common stock exceeds the exercise price of the such Jazz Warrant, the holder may effect a cashless exercise of the such Jazz Warrant (in whole or in part) by surrendering such Jazz Warrant together with delivery of a duly executed exercise notice, by canceling a portion of such Jazz Warrant in payment of the purchase price payable in respect of the number of shares of Jazz Pharmaceuticals common stock purchased upon such exercise. However, in the case of the July 2008 Warrants, the ability of a holder to effect a cashless exercise is subject to the consent of Jazz Pharmaceuticals.

Transferability. Subject to applicable laws and the terms of the Jazz Warrants, the Jazz Warrants may be transferred at the option of the holders upon surrender of the Jazz Warrants together with the appropriate instruments of transfer.

Listing. The Jazz Warrants are not currently publicly listed and there are no plans to make an application to list the New Jazz Warrants on NASDAQ, any national securities exchange or other nationally recognized trading system.

Rights as a Stockholder. Except as otherwise provided in the Jazz Warrants or by virtue of a holder’s ownership of Jazz Pharmaceuticals common stock, the holders of the Jazz Warrants do not have the rights or privileges of holders of Jazz Pharmaceuticals common stock, including any voting rights, until exercise.

Fundamental Transactions

Under the terms of each of the July 2008 Warrants, the Jazz Warrants issued in connection with the March 2008 debt financing, which are referred to in this proxy statement/prospectus as the “March 2008 Warrants,” and the Jazz Warrants issued in connection with July 2009 private placement of units, which are referred to in this proxy statement/prospectus as the “July 2009 Warrants,” in the event of any fundamental transaction, as described in the July 2008 Warrants, March 2008 Warrants and July 2009 Warrants and generally including any capital reorganization, reclassification of Jazz Pharmaceuticals capital stock, consolidation or merger with another entity in which Jazz Pharmaceuticals is not the survivor, or the sale, transfer or other disposition of all or substantially all of Jazz Pharmaceuticals’ assets to another entity, then Jazz Pharmaceuticals will use its commercially reasonable efforts to ensure that the holders of these warrants will thereafter have the right to receive upon exercise of these warrants such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of shares of Jazz Pharmaceuticals common stock equal to the number of shares of Jazz Pharmaceuticals common stock issuable upon exercise of these warrants immediately prior to the fundamental transaction, had the fundamental transaction not taken place, and appropriate provision will be made so that the provisions of the warrants (including, for example, provisions relating to the adjustment of the exercise price) will thereafter be applicable, as nearly equivalent as may be practicable in relation to any share of stock, securities or assets deliverable upon the exercise of these warrants after the fundamental transaction.

Under the terms of the Jazz Warrants issued in connection with the June 2005 debt financing, which are referred to in this proxy statement/prospectus as the “June 2005 Warrants,” in the event of any reclassification or change of the outstanding securities of Jazz Pharmaceuticals or of any reorganization of Jazz Pharmaceuticals (or any other corporation the stock or securities of which are at the time receivable upon the exercise of the June 2005 Warrants) or any similar corporate reorganization, then and in each such case the holder of a June 2005

Warrant, upon exercise at any time after the consummation of such reclassification, change, or reorganization, will be entitled to receive, in lieu of the stock or other securities and property receivable upon exercise prior to such consummation, the stock or other securities or property to which the holder would have been entitled upon such consummation if the holder had exercised the June 2005 Warrant immediately prior to such reclassification, change, or reorganization.

Waivers and Amendments. The terms of the Jazz Warrants may be amended or waived as follows:

•

June 2005 Warrants: Any term of the June 2005 Warrants may be amended or waived with the written consent of Jazz Pharmaceuticals and the written consent of the holders of June 2005 Warrants representing at least 65% of the number of shares of Jazz Pharmaceuticals common stock then subject to outstanding June 2005 Warrants.

•

March 2008 Warrants: Any term of the March 2008 Warrants may be amended or waived with the written consent of Jazz Pharmaceuticals and the written consent of the holders of March 2008 Warrants representing more than 50% of the number of shares of Jazz Pharmaceuticals common stock then subject to outstanding March 2008 Warrants, provided that any amendment or modification that materially and adversely affects the rights of a holder of a March 2008 Warrant in a manner disproportionate to the other holders of March 2008 Warrants must also be approved by an additional holder of a March 2008 Warrant, which such additional holder is not an affiliate of the approving holders. However, in no event may the exercise price of, or the number of shares subject to, any March 2008 Warrant be amended, or the right to exercise that March 2008 Warrant be waived, without the written consent of the holder of that March 2008 Warrant.

•

July 2008 Warrants: Any term of the July 2008 Warrants may be amended or waived with the written consent of Jazz Pharmaceuticals and the written consent of the holders of July 2008 Warrants representing at least two-thirds of the number of shares of Jazz Pharmaceuticals common stock then subject to outstanding July 2008 Warrants, provided that such amendment or waiver applies to all July 2008 Warrants in the same fashion. However, in no event may the exercise price of or the number of shares subject to any July 2008 Warrant be amended, nor may the right to exercise that July 2008 Warrant be waived, without the written consent of the holder of that July 2008 Warrant.

•	July 2009 Warrants: Any term of a July 2009 Warrant may be amended or waived with the written consent of Jazz Pharmaceuticals and the holder of that July 2009 Warrant.

DESCRIPTION OF NEW JAZZ ORDINARY SHARES

The following description of New Jazz’s share capital is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the Companies Acts and the complete text of New Jazz’s memorandum and articles of association substantially in the form attached as Annex C to this proxy statement/prospectus, which is referred to in this proxy statement/prospectus as the “New Jazz’s memorandum and articles of association.” You should read those laws and documents carefully.

There are differences between the Jazz Pharmaceuticals charter documents and New Jazz’s memorandum and articles of association as they will be in effect after the closing, especially as they relate to changes (i) that are required by Irish law or (ii) that are necessary in order to preserve the current rights of shareholders and powers of the board of directors of New Jazz following the completion of the merger. Certain provisions of the Jazz Pharmaceuticals charter documents will not be replicated in New Jazz’s memorandum and articles of association because Irish law would not permit such replication, and certain provisions will be included in New Jazz’s memorandum and articles of association although they were not in the Jazz Pharmaceuticals charter documents because Irish law requires such provisions to be included in the memorandum and articles of association of an Irish public limited company. See “Comparison of the Rights of Holders of Jazz Pharmaceuticals’ Common Stock and New Jazz’s Ordinary Shares.” Except where otherwise indicated, the description below reflects New Jazz’s memorandum and articles of association. The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the memorandum and articles of association of New Jazz as they will be in effect from and after the effective time.

Capital Structure

Authorized Share Capital

Immediately prior to the consummation of the merger, the authorized share capital of New Jazz will be €40,000 and $30,000, divided into 4,000,000 Euro deferred shares with nominal value of €0.01 per share and 300,000,000 ordinary shares with nominal value of $0.0001 per share.

New Jazz may issue shares subject to the maximum authorized share capital contained in New Jazz’s memorandum and articles of association. The authorized share capital may be increased or reduced by a resolution approved by a simple majority of the votes cast at a general meeting of New Jazz’s shareholders (referred to under Irish law as an “ordinary resolution”). The shares comprising the authorized share capital of New Jazz may be divided into shares of such nominal value as the resolution shall prescribe. As a matter of Irish law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution.

New Jazz’s memorandum and articles of association authorize the New Jazz board of directors to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of adoption of such memorandum and articles of association, which is expected to be effective in the first quarter of calendar year 2012.

The rights and restrictions to which the New Jazz ordinary shares will be subject will be prescribed in New Jazz’s memorandum and articles of association. New Jazz’s memorandum and articles of association permit its board of directors, without shareholder approval, to determine the terms of the preferred shares issued by New Jazz. The New Jazz board of directors will be authorized, without obtaining any vote or consent of the holders of any class or series of shares, unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other classes or series of shares and to establish the characteristics of each class or series, including the number of shares, designations, relative voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Irish law does not recognize fractional shares held of record. Accordingly, New Jazz’s memorandum and articles of association do not provide for the issuance of fractional shares of New Jazz, and the official Irish register of New Jazz will not reflect any fractional shares. Whenever an alteration or reorganization of the share capital of New Jazz would result in any New Jazz shareholder becoming entitled to fractions of a share, the New Jazz board of directors may, on behalf of those shareholders that would become entitled to fractions of a share, sell the shares representing the fractions for the best price reasonably obtainable, to any person and distribute the proceeds of the sale in due proportion among those members.

Issued Share Capital

In connection with the reorganization, the historic Azur Pharma shareholders shall have the number of ordinary shares held by them reduced and adjusted such that after giving effect to the issuance of the merger consideration to the Jazz Pharmaceuticals stockholders, the historic shareholders of Azur Pharma would own slightly over 20% of the fully-diluted capitalization of New Jazz, as calculated and adjusted in accordance with schedule 1 of the merger agreement. In connection with the consummation of the merger, New Jazz will issue a number of ordinary shares with a nominal value of $0.0001 per share that is equal to the number of shares of Jazz Pharmaceuticals common stock then outstanding that will be automatically converted into the right to receive New Jazz ordinary shares and canceled as part of the merger. All ordinary shares issued upon consummation of the merger will be issued as fully paid-up and non-assessable. Azur Pharma acquired the Euro-denominated share capital held by Azur Pharma shareholders in issue as of October 13, 2011 for no consideration. New Jazz cancelled the Euro-denominated share capital acquired on October 13, 2011, except for the €40,000 share capital held by the nominee appointed by Azur Pharma and Jazz Pharmaceuticals.

Preemption Rights, Share Warrants and Share Options

Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, New Jazz has opted out of these preemption rights in its memorandum and articles of association as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by a resolution approved by not less than 75% of the votes cast at a general meeting of the New Jazz shareholders (referred to under Irish law as a “special resolution”), New Jazz’s memorandum and articles of association provide that this opt-out must be so renewed. If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of New Jazz on a pro rata basis to their existing shareholding before the shares may be issued to any new shareholders. The statutory preemption rights do not apply (i) where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition), (ii) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or (iii) where shares are issued pursuant to an employee stock option or similar equity plan.

New Jazz’s memorandum and articles of association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which New Jazz is subject, the New Jazz board of directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as it deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the New Jazz board of directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the memorandum and articles of association or an ordinary resolution of shareholders. New Jazz will be subject to the rules of The NASDAQ Stock Market LLC and the code, which require shareholder approval of certain equity plan and share issuances. The New Jazz board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant authorized share capital limit). In connection with the merger, New Jazz will assume Jazz Pharmaceuticals’ existing obligations to deliver shares under its equity incentive plans, pursuant to the terms thereof. In addition, in connection with the merger, New Jazz will issue warrants to purchase that number of New Jazz ordinary shares equal to the number of shares of Jazz Pharmaceuticals common stock that are subject to warrants to purchase Jazz Pharmaceuticals common stock that will be automatically converted in the merger and canceled as part of the merger. See “Description of New Jazz Warrants.”

Dividends

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of New Jazz are equal to, or in excess of, the aggregate of New Jazz’s called up share capital plus undistributable reserves and the distribution does not reduce New Jazz’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which New Jazz’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed New Jazz accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not New Jazz has sufficient distributable reserves to fund a dividend must be made by reference to the “relevant accounts” of New Jazz. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Companies Acts (not in accordance with U.S. GAAP), which give a “true and fair view” of New Jazz’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Jazz Pharmaceuticals and Azur Pharma are taking and New Jazz will be taking steps to create or increase such distributable reserves, including Proposal 2 to create or increase distributable reserves of New Jazz on which Jazz Pharmaceuticals stockholders will vote at the special meeting.

Please see “Risk Factors,” “Creation or Increase of Distributable Reserves of New Jazz” and “Questions and Answers About the Jazz Pharmaceuticals Special Meeting of the Stockholders and Voting.”

New Jazz’s memorandum and articles of association authorize the directors to declare dividends without shareholder approval to the extent they appear justified by profits. The New Jazz board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. The New Jazz board of directors may direct that the payment be made by distribution of assets, shares or cash, and no dividend issued may exceed the amount recommended by the directors. Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in dollars or any other currency. Please see “Creation or Increase of Distributable Reserves of New Jazz.”

The New Jazz board of directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to New Jazz in relation to the shares of New Jazz.

The New Jazz board of directors may also authorize New Jazz to issue shares with preferred rights to participate in dividends declared by New Jazz. The holders of preferred shares may, depending on their terms, rank senior to the New Jazz ordinary shares in terms of dividend rights and/or be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

For information about the Irish tax issues relating to dividend payments, please see the section entitled “Certain Tax Consequences of the Merger—Irish Tax Considerations—Withholding Tax on Dividends.”

Share Repurchases, Redemptions and Conversions

Overview

New Jazz’s memorandum and articles of association provide that any ordinary share that New Jazz has agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish law purposes, the repurchase of ordinary shares by New Jazz may technically be effected as a redemption of those shares as described below under “—Repurchases and Redemptions by New Jazz.” If the New Jazz memorandum and articles of association did not contain such provision, repurchases by New Jazz would be subject to many of the same rules that apply to purchases of New Jazz ordinary shares by subsidiaries described below under “—Purchases by Subsidiaries of New Jazz,” including the shareholder approval requirements described below, and the requirement that any purchases on market be effected on a “recognized stock exchange,” which, for purposes of the Companies Acts, includes NASDAQ. Neither Irish law nor any constituent document of New Jazz places limitations on the right of nonresident or foreign owners to vote or hold New Jazz ordinary shares. Except where otherwise noted, references elsewhere in this proxy statement/prospectus to repurchasing or buying back ordinary shares of New Jazz refer to the redemption of ordinary shares by New Jazz or the purchase of ordinary shares of New Jazz by a subsidiary of New Jazz, in each case in accordance with the New Jazz memorandum and articles of association and Irish law as described below.

Repurchases and Redemptions by New Jazz

Under Irish law, a company may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. As described in “Creation or Increase of Distributable Reserves of New Jazz,” New Jazz may not have any or sufficient distributable reserves immediately following the effective time; however, it will take steps to create or increase such distributable reserves. Please see also “—Dividends” and “Risk Factors.” New Jazz may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of New Jazz. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Based on the provision of the New Jazz memorandum and articles of association described above, shareholder approval will not be required to redeem New Jazz shares.

New Jazz may also be given an additional general authority to purchase its own shares on market, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by New Jazz subsidiaries as described below.

The New Jazz board of directors may also issue preferred shares, which may be redeemed at the option of either New Jazz or the shareholder, depending on the terms of such preferred shares. Please see “—Capital Structure—Authorized Share Capital” for additional information on preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by New Jazz at any time must not exceed 10% of the nominal value of the issued share capital of New Jazz. New Jazz may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be canceled by New Jazz or re-issued subject to certain conditions.

Purchases by Subsidiaries of New Jazz

Under Irish law, an Irish or non-Irish subsidiary may purchase shares of New Jazz either on market or off market. For a subsidiary of New Jazz to make purchases on market of New Jazz ordinary shares, the New Jazz shareholders must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on market purchase by a subsidiary of New Jazz ordinary shares is required. For a purchase by a subsidiary of New Jazz off market, the proposed purchase contract must be authorized by special resolution of the New Jazz shareholders before the contract is entered into. The person whose New Jazz ordinary shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by New Jazz shareholders at the registered office of New Jazz. Prior to the effective time, the Azur Pharma shareholders are expected to authorize the purchase of New Jazz ordinary shares, by New Jazz or by subsidiaries of New Jazz. This authorization will expire no later than 18 months after the date on which it takes effect.

In order for a subsidiary of New Jazz to make an on market purchase of New Jazz’s shares, such shares must be purchased on a “recognized stock exchange.” NASDAQ, on which the shares of New Jazz are expected to be listed following the closing, is specified as a recognized stock exchange for this purpose by Irish law.

The number of shares held by the subsidiaries of New Jazz at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of New Jazz. While a subsidiary holds shares of New Jazz, it cannot exercise any voting rights in respect of those shares. The acquisition of New Jazz ordinary shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

The New Jazz memorandum and articles of association provide that New Jazz will have a first and paramount lien on every share that is not a fully paid up share for all amounts payable at a fixed time or called in respect of that share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are standard inclusions in the memorandum and articles of association of an Irish public company limited by shares such as New Jazz and will only be applicable to shares of New Jazz that have not been fully paid up.

Consolidation and Division; Subdivision

Under its memorandum and articles of association, New Jazz may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its shares into smaller amounts than are fixed by its memorandum and articles of association.

Reduction of Share Capital

New Jazz may, by ordinary resolution, reduce its authorized share capital in any way. New Jazz also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any manner permitted by the Companies Acts.

Annual Meetings of Shareholders

New Jazz will be required to hold an annual general meeting at intervals of no more than 15 months from the previous annual general meeting, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after New Jazz’s fiscal year-end. It is expected that New Jazz will hold its next annual general meeting in 2012 if the merger is consummated. Any annual general meeting of New Jazz may be held outside Ireland if a resolution so authorizing has been passed at the preceding annual general meeting.

Notice of an annual general meeting must be given to all New Jazz shareholders and to the auditors of New Jazz. The New Jazz memorandum and articles of association provide for a minimum notice period of 21 days, which is the minimum permitted under Irish law.

The only matters which must, as a matter of Irish law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of new auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.

Extraordinary General Meetings of Shareholders

Extraordinary general meetings of New Jazz may be convened by (i) the New Jazz board of directors, (ii) on requisition of New Jazz shareholders holding not less than 10% of the paid up share capital of New Jazz carrying voting rights, (iii) on requisition of New Jazz’s auditors or (iv) in exceptional cases, by order of the court. Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of an extraordinary general meeting must be given to all New Jazz shareholders and to the auditors of New Jazz. Under Irish law and the New Jazz memorandum and articles of association, the minimum notice periods are 21 days’ notice in writing for an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting.

In the case of an extraordinary general meeting convened by the New Jazz shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, the New Jazz board of directors has 21 days to convene a meeting of New Jazz’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the New Jazz board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of New Jazz’s receipt of the requisition notice.

If the New Jazz board of directors becomes aware that the net assets of New Jazz are not greater than half of the amount of New Jazz’s called-up share capital, it must convene an extraordinary general meeting of New Jazz’s shareholders not later than 28 days from the date that they learn of this fact to consider how to address the situation.

Quorum for General Meetings

The New Jazz memorandum and articles of association provide that no business shall be transacted at any general meeting unless a quorum is present. One or more New Jazz shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of New Jazz entitled to vote at the meeting in question constitute a quorum.

Voting

New Jazz’s memorandum and articles of association provide that the New Jazz board of directors or its chairman may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

Each New Jazz shareholder is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. Voting rights may be exercised by shareholders registered in New Jazz’s share register as of the record date for the meeting or by a duly appointed proxy, which proxy need not be a New Jazz shareholder. Where interests in shares are held by a nominee trust company, such company may exercise the rights of the beneficial holders on their behalf as their proxy. All proxies must be appointed in the manner prescribed by the New Jazz memorandum and articles of association, which permit shareholders to notify New Jazz of their proxy appointments electronically in such manner as may be approved by the New Jazz board of directors.

In accordance with New Jazz’s memorandum and articles of association, the New Jazz board of directors may from time to time authorize New Jazz to issue preferred shares. These preferred shares may have such voting rights as may be specified in the terms of such preferred shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preferred shares). Treasury shares or shares of New Jazz that are held by subsidiaries of New Jazz will not be entitled to be voted at general meetings of shareholders.

Irish law requires special resolutions of the New Jazz shareholders at a general meeting to approve certain matters. Examples of matters requiring special resolutions include:

•	amending the objects or memorandum of association of New Jazz;

•	amending the articles of association of New Jazz;

•	approving a change of name of New Jazz;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	opting out of preemption rights on the issuance of new shares;

•	re-registration of New Jazz from a public limited company to a private company;

•	variation of class rights attaching to classes of shares (where the articles of association do not provide otherwise);

•	purchase of New Jazz shares off market;

•	reduction of issued share capital;

•	sanctioning a compromise/scheme of arrangement with creditors or shareholders;

•	resolving that New Jazz be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up;

•	re-designation of shares into different share classes; and

•	setting the re-issue price of treasury shares.

Variation of Rights Attaching to a Class or Series of Shares

Under New Jazz’s memorandum and articles of association and the Companies Acts, any variation of class rights attaching to the issued shares of New Jazz must be approved by a special resolution of the New Jazz shareholders of the affected class or with the consent in writing of the holders of three-quarters of all the votes of that class of shares.

The provisions of New Jazz’s memorandum and articles of association relating to general meetings apply to general meetings of the holders of any class of New Jazz shares except that the necessary quorum is determined in reference to the shares of the holders of the class. Accordingly, for general meetings of holders of a particular class of New Jazz shares, a quorum consists of the holders present in person or by proxy representing at least one half of the issued shares of the class.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of New Jazz and any act of the Irish Government which alters the memorandum of New Jazz; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of New Jazz; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by New Jazz; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of any subsidiary of New Jazz which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of New Jazz will also have the right to inspect all books, records and vouchers of New Jazz. The auditors’ report must be circulated to the shareholders with New Jazz’s financial statements prepared in accordance with Irish law 21 days before the annual general meeting and must be read to the shareholders at New Jazz’s annual general meeting.

Acquisitions

An Irish public limited company may be acquired in a number of ways, including:

•

a court-approved scheme of arrangement under the Companies Acts. A scheme of arrangement with shareholders requires a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve the scheme;

•

through a tender or takeover offer by a third party for all of the shares of New Jazz. Where the holders of 80% or more of New Jazz’s shares have accepted an offer for their shares in New Jazz, the remaining shareholders may also be statutorily required to transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders also have a statutory right to require the bidder to acquire their shares on the same terms. If shares of New Jazz were to be listed on the main securities market of the Irish Stock Exchange or another regulated stock exchange in the European Union, this threshold would be increased to 90%; and

•

it is also possible for New Jazz to be acquired by way of a merger with an EU-incorporated company under the EU Cross-Border Mergers Directive 2005/56/EC. Such a merger must be approved by a special resolution. If New Jazz is being merged with another EU company under the EU Cross-Border Mergers Directive 2005/56/EC and the consideration payable to New Jazz shareholders is not all in the form of cash, New Jazz shareholders may be entitled to require their shares to be acquired at fair value.

Irish law does not generally require shareholder approval for a sale, lease or exchange of all or substantially all of a company’s property and assets.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have dissenters’ or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish company limited by shares such as New Jazz and a company incorporated in the European Economic Area (the European Economic Area includes all member states of the European Union and Norway, Iceland and Liechtenstein), a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which 90% of the shares are held by the other party to the merger has the right to request that the company acquire its shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

Disclosure of Interests in Shares

Under the Companies Acts, New Jazz shareholders must notify New Jazz if, as a result of a transaction, the shareholder will become interested in five percent or more of the voting shares of New Jazz, or if as a result of a transaction a shareholder who was interested in more than five percent of the voting shares of New Jazz ceases to be so interested. Where a shareholder is interested in more than five percent of the voting shares of New Jazz, the shareholder must notify New Jazz of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the voting shares in which the shareholder is interested as a proportion of the entire nominal value of the issued share capital of New Jazz (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. New Jazz must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any New Jazz shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to the court to have the rights attaching to such shares reinstated.

In addition to these disclosure requirements, New Jazz, under the Companies Acts, may, by notice in writing, require a person whom New Jazz knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in New Jazz’s relevant share capital to: (i) indicate whether or not it is the case; and (ii) where such person holds or has during that time held an interest in the shares of New Jazz, to provide additional information, including the person’s own past or present interests in shares of New Jazz. If the recipient of the notice fails to respond within the reasonable time period specified in the notice, New Jazz may apply to court for an order directing that the affected shares be subject to certain restrictions, as prescribed by the Companies Acts, as follows:

•	any transfer of those shares or, in the case of unissued shares, any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from New Jazz on those shares, whether in respect of capital or otherwise.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

In the event New Jazz is in an offer period pursuant to the Irish takeover rules, accelerated disclosure provisions apply for persons holding an interest in New Jazz securities of one percent or more.

Anti-Takeover Provisions

Irish Takeover Rules and Substantial Acquisition Rules

A transaction in which a third party seeks to acquire 30% or more of the voting rights of New Jazz and any other acquisitions of New Jazz’s securities will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder, which are referred to in this proxy statement/prospectus as the “Irish takeover rules,” and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish takeover rules and certain important aspects of the Irish takeover rules are described below.

General Principles

The Irish takeover rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•

in the event of an offer, all holders of securities of the target company must be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•

the holders of securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of directors of the target company must give its views on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	a target company’s board of directors must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

•

false markets must not be created in the securities of the target company, the bidder or any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•

a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company may not be hindered in the conduct of its affairs longer than is reasonable by an offer for its securities; and

•

a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Bid

Under certain circumstances, a person who acquires shares, or other voting securities, of New Jazz may be required under the Irish takeover rules to make a mandatory cash offer for the remaining outstanding voting securities in New Jazz at a price not less than the highest price paid for the securities by the acquiror, or any parties acting in concert with the acquiror, during the previous 12 months. This mandatory bid requirement is triggered if an acquisition of securities would increase the aggregate holding of an acquiror, including the holdings of any parties acting in concert with the acquiror, to securities representing 30% or more of the voting rights in New Jazz, unless the Irish Takeover Panel otherwise consents. An acquisition of securities by a person holding, together with its concert parties, securities representing between 30% and 50% of the voting rights in New Jazz would also trigger the mandatory bid requirement if, after giving effect to the acquisition, the percentage of the voting rights held by that person (together with its concert parties) would increase by 0.05% within a 12-month period. Any person (excluding any parties acting in concert with the holder) holding securities representing more than 50% of the voting rights of a company is not subject to these mandatory offer requirements in purchasing additional securities.

Voluntary Bid; Requirements to Make a Cash Offer and Minimum Price Requirements

If a person makes a voluntary offer to acquire outstanding ordinary shares of New Jazz, the offer price must not be less than the highest price paid for New Jazz ordinary shares by the bidder or its concert parties during the three-month period prior to the commencement of the offer period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, taking into account the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired ordinary shares of New Jazz (i) during the period of 12 months prior to the commencement of the offer period that represent more than 10% of the total ordinary shares of New Jazz or (ii) at any time after the commencement of the offer period, the offer must be in cash (or accompanied by a full cash alternative) and the price per New Jazz ordinary share must not be less than the highest price paid by the bidder or its concert parties during, in the case of (i), the 12-month period prior to the commencement of the offer period or, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total ordinary shares of New Jazz in the 12-month period prior to the commencement of the offer period if the Irish Takeover Panel, taking into account the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish takeover rules also contain rules governing substantial acquisitions of shares and other voting securities which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of New Jazz. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of New Jazz is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of New Jazz and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish takeover rules, the New Jazz board of directors is not permitted to take any action that might frustrate an offer for the shares of New Jazz once the New Jazz board of directors has received an approach that may lead to an offer or has reason to believe that such an offer is or may be imminent, subject to certain exceptions. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material acquisitions or disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any earlier time during which the New Jazz board of directors has reason to believe an offer is or may be imminent. Exceptions to this prohibition are available where:

•	the action is approved by the New Jazz shareholders at a general meeting; or

•	the Irish Takeover Panel has given its consent, where:

•	it is satisfied the action would not constitute frustrating action;

•	New Jazz shareholders holding more than 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

•

the action is taken in accordance with a contract entered into prior to the announcement of the offer (or any earlier time at which the New Jazz board of directors considered the offer to be imminent); or

•	the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Certain other provisions of Irish law or the New Jazz memorandum and articles of association may be considered to have anti-takeover effects, including those described under the following captions: “—Capital Structure—Authorized Share Capital” (regarding issuance of preferred shares), “—Preemption Rights, Share Warrants and Share Options,” “—Disclosure of Interests in Shares,” “—Corporate Governance,” “Comparison of the Rights of Holders of Jazz Pharmaceuticals Common Stock and New Jazz Ordinary Shares—Election of Directors,” “Comparison of the Rights of Holders of Jazz Pharmaceuticals Common Stock and New Jazz Ordinary Shares—Removal of Directors; Vacancies,” “Comparison of the Rights of Holders of Jazz Pharmaceuticals Common Stock and New Jazz Ordinary Shares—Amendments of Constituent Documents,” “Comparison of the Rights of Holders of Jazz Pharmaceuticals Common Stock and New Jazz Ordinary Shares—Calling Special Meetings of Shareholders” and “Comparison of the Rights of Holders of Jazz Pharmaceuticals Common Stock and New Jazz Ordinary Shares—Advance Notice of Director Nominations and Other Shareholder Proposals.”

Corporate Governance

The New Jazz memorandum and articles of association allocate authority over the day-to-day management of New Jazz to its board of directors. The New Jazz board of directors may then delegate the management of New Jazz to committees of the board of directors (consisting of one or more members of the board of directors) or executives, but regardless, the New Jazz board of directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of New Jazz. Committees may meet and adjourn as they determine proper. A vote at any committee meeting will be determined by a majority of votes of the members present.

The board of directors of New Jazz following the completion of the merger will have a standing audit committee, a compensation committee and a nominating and corporate governance committee, with each committee comprised solely of independent directors, as prescribed by the NASDAQ listing standards and SEC rules and regulations. It also expected that New Jazz will adopt corporate governance policies substantially similar to those currently maintained by Jazz Pharmaceuticals, including a code of conduct and an insider trading policy, as well as an open door reporting policy and a comprehensive compliance program.

The Companies Acts provide for a minimum of two directors. New Jazz’s memorandum and articles of association provide that the board may determine the size of the board from time to time. At the effective time, assuming each current director of Jazz Pharmaceuticals, other than Messrs Colella and Michelson, becomes a director of New Jazz, the New Jazz board will consist of nine members.

The New Jazz board of directors shall be divided into three classes, designated Class I, Class II and Class III. The term of the initial Class I directors shall terminate on the date of the 2012 annual general meeting; the term of the initial Class II directors shall terminate on the date of the 2013 annual general meeting; and the term of the initial Class III directors shall terminate on the date of the 2014 annual general meeting. At each annual general meeting of shareholders, beginning in 2012, successors to the class of directors whose term expires at that annual general meeting will be elected for a three-year term. In no case will any decrease in the number of directors shorten the term of any incumbent director. A director may hold office until the annual general meeting of the year in which his or her term expires and until his or her successor is elected and duly qualified, subject to his or her prior death, resignation, retirement, disqualification or removal from office.

Directors are elected by ordinary resolution at a general meeting. Irish law requires majority voting for the election of directors, which could result in the number of directors falling below the prescribed minimum number of directors due to the failure of nominees to be elected. Accordingly, New Jazz’s memorandum and articles of association provide that if, at any general meeting of shareholders, the number of directors is reduced below the minimum prescribed by the memorandum and articles of association due to the failure of any person nominated to be a director to be elected, then, in such circumstances, the nominee or nominees who receive the highest number of votes in favor of election will be elected in order to maintain such prescribed minimum number of directors. Each director elected in this manner will remain a director (subject to the provisions of the Companies Acts and the articles of association) only until the conclusion of the next annual general meeting of New Jazz unless he or she is reelected.

Under the Companies Acts and notwithstanding anything contained in the memorandum and articles of association or in any agreement between New Jazz and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days notice and at which the director is entitled to be heard. The power of removal is without prejudice to any claim for damages for breach of contract (e.g. employment contract) that the director may have against New Jazz in respect of his removal.

New Jazz’s memorandum and articles of association provide that the board of directors may fill any vacancy occurring on the board of directors. If the New Jazz board of directors fills a vacancy, the director’s term expires at the next annual general meeting. A vacancy on the board of directors created by the removal of a director may be filled by the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, the remaining directors may fill the vacancy.

Legal Name; Formation; Fiscal Year; Registered Office

Azur Pharma Public Limited Company (formerly Azur Pharma Limited), the current legal and commercial name of New Jazz, was incorporated in Ireland on March 15, 2005 as a private limited company (registration number 399192). Effective October 20, 2011, Azur Pharma Limited was re-registered as a public limited liability company, and will be renamed Jazz Pharmaceuticals plc prior to completion of the merger. New Jazz’s fiscal year will end on December 31st and New Jazz’s registered address will be 1 Stokes Place, St. Stephens Green, Dublin 2, Ireland.

Duration; Dissolution; Rights upon Liquidation

New Jazz’s duration will be unlimited. New Jazz may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, a special resolution of shareholders is required. New Jazz may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where New Jazz has failed to file certain returns.

If the New Jazz memorandum and articles of association contain no specific provisions in respect of a dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to New Jazz shareholders in proportion to the paid-up nominal value of the shares held. The New Jazz memorandum and articles of association provide that the ordinary shareholders of New Jazz are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preferred shares.

Uncertificated Shares

Holders of New Jazz ordinary shares will not have the right to require New Jazz to issue certificates for their shares, except for legended shares. New Jazz will only issue uncertificated ordinary shares.

Stock Exchange Listing

New Jazz intends to file a listing application with NASDAQ in respect of the New Jazz ordinary shares that the historic Azur Pharma shareholders hold after the reorganization and that holders of Jazz Pharmaceuticals common stock will receive in the merger. It is expected that following the effective time, the New Jazz ordinary shares will be listed on NASDAQ under the symbol “JAZZ,” the same symbol under which the Jazz Pharmaceuticals common stock is currently listed. New Jazz’s ordinary shares are not currently intended to be listed on the Irish Stock Exchange. There are no plans to publicly list the New Jazz Warrants into which outstanding Jazz Pharmaceuticals Warrants will be converted in the merger.

No Sinking Fund

The New Jazz ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The New Jazz ordinary shares to be issued in the merger will be duly and validly issued and fully-paid.

Transfer and Registration of Shares

The transfer agent for New Jazz will maintain the share register, registration in which will be determinative of ownership of shares of New Jazz. A New Jazz shareholder who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of those shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in New Jazz’s official share register, as the depository or other nominee will remain the record holder of any such shares.

A written instrument of transfer is required under Irish law in order to register on New Jazz’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially but not directly to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer is also required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on New Jazz’s official Irish share register. However, a shareholder who directly holds shares may transfer those shares into his or her own broker account (or vice versa) without giving rise to Irish stamp duty provided there is no change in the ultimate beneficial ownership of the shares as a result of the transfer and the transfer is not made in contemplation of a sale of the shares.

Any transfer of New Jazz ordinary shares that is subject to Irish stamp duty will not be registered in the name of the buyer unless an instrument of transfer is duly stamped and provided to the transfer agent. New Jazz, in its absolute discretion and insofar as the Companies Acts or any other applicable law permit, may, or may provide that a subsidiary of New Jazz will, pay Irish stamp duty arising on a transfer of New Jazz ordinary shares on behalf of the transferee of such New Jazz ordinary shares. If stamp duty resulting from the transfer of New Jazz ordinary shares which would otherwise be payable by the transferee is paid by New Jazz or any subsidiary of New Jazz on behalf of the transferee, then in those circumstances, New Jazz will, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those New Jazz ordinary shares and (iii) to claim a first and permanent lien on the New Jazz ordinary shares on which stamp duty has been paid by New Jazz or its subsidiary for the amount of stamp duty paid. New Jazz’s lien shall extend to all dividends paid on those New Jazz ordinary shares. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in New Jazz’s ordinary shares has been paid unless one or both of such parties is otherwise notified by New Jazz.

The New Jazz memorandum and articles of association, as they will be in effect as of the effective time, delegate to New Jazz’s secretary the authority to execute an instrument of transfer on behalf of a transferring party.

In order to help ensure that the official share register is regularly updated to reflect trading of New Jazz’s ordinary shares occurring through normal electronic systems, New Jazz intends to regularly produce any required instruments of transfer in connection with any transactions for which it pays stamp duty (subject to the reimbursement and set-off rights described above). In the event that New Jazz notifies one or both of the parties to a share transfer that it believes stamp duty is required to be paid in connection with the transfer and that it will not pay the stamp duty, the parties may either themselves arrange for the execution of the required instrument of transfer (and may request a form of instrument of transfer from New Jazz for this purpose) or request that New Jazz execute an instrument of transfer on behalf of the transferring party in a form determined by New Jazz. In either event, if the parties to the share transfer have the instrument of transfer duly stamped (to the extent required) and then provide it to New Jazz’s transfer agent, the buyer will be registered as the legal owner of the relevant shares on New Jazz’s official Irish share register (subject to the suspension right described below).

The directors may suspend registration of transfers from time to time, not exceeding 30 days in aggregate each year.

COMPARISON OF THE RIGHTS OF HOLDERS OF JAZZ PHARMACEUTICALS COMMON STOCK AND NEW JAZZ ORDINARY SHARES

The rights of Jazz Pharmaceuticals stockholders and the relative powers of the Jazz Pharmaceuticals board of directors are governed by the laws of the State of Delaware, including the DGCL, and the Jazz Pharmaceuticals charter documents. As a result of the merger, each outstanding share of Jazz Pharmaceuticals common stock will be canceled and automatically converted into the right to receive one New Jazz ordinary share. Because New Jazz will be, at the effective time, a public limited company incorporated in Ireland, the rights of the shareholders of New Jazz will be governed by applicable Irish law, including the Companies Acts, and by the New Jazz memorandum and articles of association.

Many of the principal attributes of Jazz Pharmaceuticals common stock and New Jazz ordinary shares will be similar. However, there are differences between the rights of stockholders of Jazz Pharmaceuticals under Delaware law and the rights of shareholders of New Jazz following the merger under Irish law. In addition, there are differences between the Jazz Pharmaceuticals charter documents and New Jazz’s memorandum and articles of association as they will be in effect from and after the effective time, including (i) as required by Irish law (i.e., as a result of differences in Irish law and Delaware law, New Jazz’s memorandum and articles of association include provisions not included in the Jazz Pharmaceuticals charter documents and exclude provisions that are in the Jazz Pharmaceuticals charter documents), or (ii) as necessary in order to preserve the current rights of stockholders and powers of the board of directors of Jazz Pharmaceuticals as compared to those of New Jazz following the effective time.

The following is a summary comparison of the material differences between the rights of Jazz Pharmaceuticals stockholders under the DGCL and the Jazz Pharmaceuticals charter documents and the rights Jazz Pharmaceuticals stockholders will have as shareholders of New Jazz under the Companies Acts and New Jazz’s memorandum and articles of association effective following the merger. The discussion in this section does not include a description of rights or obligations under the U.S. federal securities laws or NASDAQ listing requirements, many of which are similar to, or have an effect on, matters described herein under Delaware or Irish law. Such rights or obligations generally apply equally to Jazz Pharmaceuticals common stock and New Jazz ordinary shares.

The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the DGCL, the Companies Acts, the Jazz Pharmaceuticals charter documents and the memorandum and articles of association of New Jazz as they will be in effect from and after the effective time. Effective as of the effective time, the New Jazz memorandum and articles of association will be substantially in the form set forth in Annex C to this proxy statement/prospectus. The Jazz Pharmaceuticals charter documents are exhibits to its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated by reference herein. See “Where You Can Find More Information.”

	Jazz Pharmaceuticals	New Jazz
Authorized Capital Stock

The authorized capital stock of Jazz Pharmaceuticals consists of 170,000,000 shares, of which 150,000,000 shares have been designated common stock, each having a par value of $0.0001 per share, and 20,000,000 shares of which have been designated preferred stock, each having a par value of $0.0001 per share.

Under Delaware law, the board of directors without stockholder approval may approve the issuance of authorized but unissued shares of common stock that are not otherwise committed for issuance. Under the Jazz Pharmaceuticals certificate of incorporation, the board of directors without stockholder approval may designate one or more series of preferred stock and establish from time to time the number of shares to be included in each such series, and fix the designation, full or limited, or no voting powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. Unless prohibited by the certificate of designation governing the series of preferred stock the board of directors may increase the number of shares of any series of preferred stock subsequent to the issuance of shares of that series.

Immediately prior to the consummation of the merger, the authorized share capital of New Jazz will be €40,000 and $30,000 divided into 4,000,000 euro deferred shares with nominal value of €0.01 per share and 300,000,000 ordinary shares with nominal value of $0.0001 per share. On October 13, 2011, Azur Pharma acquired the Euro-denominated share capital held by Azur shareholders in issue as of October 13, 2011 for no consideration. Following consummation of the merger, New Jazz will have cancelled the Euro-denominated share capital acquired on October 13, 2011, except for the €40,000 share capital held by the nominee appointed by Azur Pharma and Jazz Pharmaceuticals.

Under Irish law, the directors of a company may issue new ordinary or preferred shares without shareholder approval once authorized to do so by the memorandum and articles of association or by an ordinary resolution adopted by the shareholders at a general meeting. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. New Jazz’s memorandum and articles of association authorize the New Jazz board of directors to issue new ordinary or preferred shares without shareholder approval for a period of five years from the date of adoption of such memorandum and articles of association, which is expected to be effective in the first quarter of calendar year 2012.

Reduction of Capital	Under Delaware law, Jazz Pharmaceuticals, by an affirmative vote of a majority of the board of directors, may reduce its capital by reducing or eliminating the capital associated with shares of capital stock that have been retired, by applying some or all of the capital represented by shares purchased, redeemed, converted or exchanged or	New Jazz may, by ordinary resolution, reduce its authorized share capital in any way. New Jazz also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way permitted by the Companies Acts.

by transferring to surplus capital the capital associated with certain shares of its stock. No reduction of capital may be made unless the assets of the corporation remaining after the reduction are sufficient to pay any debts for which payment has not otherwise been provided.

Preemption Rights; Consideration for Shares

Jazz Pharmaceuticals’ stockholders do not have preemptive rights to acquire newly issued shares.

Under Delaware law, capital stock issued by Jazz Pharmaceuticals may be paid in such form and manner as the board of directors determines, such payment to consist of cash, any tangible or intangible property or any benefit to the corporation.

Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, New Jazz has opted out of these preemption rights in its memorandum and articles of association as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by special resolution, New Jazz’s memorandum and articles of association provide that this opt-out must be so renewed if it is to remain effective. If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of New Jazz on a pro rata basis to their existing shareholding before the shares may be issued to any new shareholders. Statutory preemption rights do not apply (i) where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition), (ii) to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution) or (iii) where shares are issued pursuant to an employee stock option or similar equity plan.

Under Irish law, New Jazz is prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share awards, bonus shares or any other share-based grants must be paid pursuant to the Companies Acts.

Dividends, Distributions, Repurchases and Redemptions

Dividends and Distributions by Jazz Pharmaceuticals

Under Delaware law, the board of directors may declare and pay dividends to the holders of the Jazz Pharmaceuticals capital stock out of surplus or, if there is no surplus, out of net profits for the year in which the dividend is declared or the immediately preceding fiscal year. The amount of surplus is determined by reference to the current market value of assets less liabilities rather than book value. Dividends may be paid in cash, in shares of Jazz Pharmaceuticals capital stock or in other property.

Share Repurchases and Redemptions by Jazz Pharmaceuticals

Under applicable Delaware law, Jazz Pharmaceuticals may redeem or repurchase its own shares, except that generally it may not redeem or repurchase those shares if the capital of the corporation is impaired at the time or would become impaired as a result of the redemption or repurchase. If Jazz Pharmaceuticals were to designate and issue shares of a series of preferred stock that is redeemable in accordance with its terms, such terms would govern the redemption of such shares. Shares that have been repurchased but have not been retired may be resold by a corporation.

Purchases by Subsidiaries of Jazz Pharmaceuticals

Under Delaware law, shares of Jazz Pharmaceuticals capital stock may be acquired by subsidiaries of Jazz Pharmaceuticals without stockholder approval. Shares of such capital stock owned by a majority-owned subsidiary are neither entitled to vote nor counted as outstanding for quorum purposes.

Dividends and Distributions by New Jazz

Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves generally means accumulated realized profits less accumulated realized losses and includes reserves created by way of capital reduction. In addition, no distribution or dividend may be made unless the net assets of New Jazz are equal to, or in excess of, the aggregate of New Jazz’s called up share capital plus undistributable reserves and the distribution does not reduce New Jazz’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which New Jazz’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed New Jazz’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not New Jazz has sufficient distributable reserves to fund a dividend must be made by reference to the “relevant accounts” of New Jazz. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or other financial statements properly prepared in accordance with the Companies Acts (not in accordance with U.S. GAAP), which give a “true and fair view” of New Jazz’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office.

Jazz Pharmaceuticals and Azur Pharma are taking and New Jazz will be taking steps to create or increase distributable reserves, which steps include the proposal to create or increase distributable reserves on which Jazz Pharmaceuticals stockholders will vote at the special meeting.

New Jazz’s memorandum and articles of association authorize the directors to declare dividends without shareholder approval to the extent they appear justified by profits. The New Jazz board of directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting and may direct that the payment be made by distribution of assets, shares or cash. No dividend issued may exceed the amount recommended by the directors.

Dividends may be declared and paid in the form of cash or non-cash assets and may be paid in dollars or any other currency.

The New Jazz board of directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to New Jazz in relation to the shares of New Jazz.

Share Repurchases and Redemptions by New Jazz

New Jazz’s memorandum and articles of association provide that any ordinary share that New Jazz has agreed to acquire shall be deemed to be a redeemable share. Accordingly, for purposes of Irish law, the repurchase of ordinary shares by New Jazz may technically be effected as a redemption.

Under Irish law, New Jazz may issue redeemable shares and redeem them out of distributable reserves or the proceeds of a new issue of shares for that purpose. New Jazz may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of New Jazz. All redeemable shares must also be fully-paid and the terms of redemption of the shares must provide for payment on redemption.

New Jazz may also be given authority to purchase its own shares on market by its shareholders at a general meeting, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by New Jazz’s subsidiaries.

New Jazz may also issue preferred shares, which may be redeemed at the option of either New Jazz or the shareholder, depending on the terms of such preferred shares.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by New Jazz at any time must not exceed 10% of the nominal value of the issued share capital of New Jazz. New Jazz may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be canceled by New Jazz or re-issued subject to certain conditions.

Purchases by Subsidiaries of New Jazz

Under Irish law, New Jazz’s subsidiaries may purchase shares of New Jazz either on market on a recognized stock exchange such as NASDAQ or off market.

For a subsidiary of New Jazz to make on market purchases of New Jazz ordinary shares, the shareholders of New Jazz must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on market purchase by a subsidiary of New Jazz ordinary shares is required. For a purchase by a subsidiary of shares of New Jazz off market, the proposed purchase contract must be authorized by special resolution of New Jazz shareholders before the contract is entered into. The person whose New Jazz ordinary shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by New Jazz shareholders at the registered office of New Jazz.

The number of shares held by the subsidiaries of New Jazz at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of New Jazz. While a subsidiary holds shares of New Jazz, such subsidiary cannot exercise any voting rights in respect of those shares. The acquisition of New Jazz ordinary shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Bonus Shares	Jazz Pharmaceuticals may make distributions to its stockholders in the form of a stock dividend, which has a consequence similar to the issuance of bonus shares. See the discussion of dividends and distributions under “—Dividends, Distributions, Repurchases and Redemptions.”	Under New Jazz’s memorandum and articles of association, upon recommendation of the New Jazz board of directors, the shareholders by ordinary resolution may authorize the board of directors to capitalize any amount for the time being standing to the credit of any of New Jazz’s reserves (including any capital redemption reserve fund or share premium account) or to the credit of profit and loss account for issuance and distribution to shareholders as fully paid up bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

Lien on Shares and Calls on Shares	Jazz Pharmaceuticals has no lien on its outstanding shares under Delaware law and has no outstanding partially paid shares on which it could call for payment.	The New Jazz memorandum and articles of association provide that New Jazz will have a first and paramount lien on every share that is not a fully paid up share for all amounts payable at a fixed time or called in respect of that share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. These provisions are standard inclusions in the memorandum and articles of association of an Irish public limited company such as New Jazz and will only be applicable to shares of New Jazz that have not been fully paid up.

Election of Directors

The Jazz Pharmaceuticals charter documents provide that the number of directors constituting the Jazz Pharmaceuticals board of directors is to be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the board of directors. The number of directors is currently fixed at ten.

The Companies Acts provide for a minimum of two directors. New Jazz’s memorandum and articles of association provide that the board may determine the size of the board from time to time. At the effective time, assuming each current director of Jazz Pharmaceuticals, other than Messrs. Colella and Michelson, becomes a director of New Jazz, the New Jazz board will consist of nine members.

Subject to the rights of holders of any series of preferred stock to elect additional directors under specified circumstances, the Jazz Pharmaceuticals board of directors is divided into three classes, designated as Class I, Class II and Class III, with each class having a three-year term. At each annual meeting of stockholders, directors of the class whose term of office expires at such annual meeting are elected for a term of three years. In no case will a decrease in the number of directors shorten the term of any incumbent director. A director may hold office until the annual meeting of stockholders in the year in which his or her term expires and until his or her successor is elected and duly qualified, subject to his or her prior death, resignation, retirement, disqualification or removal from office.

Under Jazz Pharmaceuticals’ bylaws, except as otherwise provided by statute or by the Jazz Pharmaceuticals charter documents, directors are elected by a plurality of the votes of the shares present and entitled to vote generally on the election of directors.

The New Jazz board of directors shall be divided into three classes, designated Class I, Class II and Class III. The initial composition of each class shall be determined by the directors and each class may be of different sizes or numbers. The term of the initial Class I directors shall terminate on the date of the 2012 annual general meeting; the term of the initial Class II directors shall terminate on the date of the 2013 annual general meeting; and the term of the initial Class III directors shall terminate on the date of the 2014 annual general meeting. At each annual general meeting of shareholders, beginning in 2012, successors to the class of directors whose term expires at that annual general meeting will be elected for a three-year term. In no case will any decrease in the number of directors shorten the term of any incumbent director. A director may hold office until the annual general meeting of the year in which his or her term expires and until his or her successor is elected and duly qualified, subject to his or her prior death, resignation, retirement, disqualification or removal from office.

Directors are elected by ordinary resolution at a general meeting. Irish law requires majority voting for the election of directors, which could result in the number of directors falling below the prescribed minimum number of directors due to the failure of nominees to be elected. Accordingly, New Jazz’s memorandum and articles of association provide that if, at any general meeting of shareholders, the number of directors is reduced below the minimum prescribed by the memorandum and articles of association, which minimum is determined by the New Jazz board of directors in its discretion, due to the failure of any person nominated to be a director to be elected, then, in such circumstances, the nominee or nominees who receive the highest number of votes in favor of election will be elected in order to maintain such prescribed minimum number of directors. Each director elected in this manner will remain a director (subject to the provisions of the Companies Acts and the memorandum and articles of association) only until the conclusion of the next annual general meeting of New Jazz unless he or she is reelected.

Removal of Directors; Vacancies

Under Delaware law, a director of a corporation that has a classified board of directors may be removed only with cause unless otherwise provided in the corporation’s certificate of incorporation. The Jazz Pharmaceuticals certificate of incorporation does not so provide. As a result, neither the board of directors nor any individual director may be removed without cause. Jazz Pharmaceuticals’ certificate of incorporation requires the vote of at

Under the Companies Acts and notwithstanding anything contained in New Jazz’s memorandum and articles of association or in any agreement between New Jazz and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term at a meeting held on no less than 28 days notice and at which the director is entitled to be heard. The power of removal is without prejudice to any claim for damages for breach of least a majority of the voting power of all then-outstanding shares of capital stock of the company entitled to vote generally at an election of directors to remove a director for cause.

Jazz Pharmaceuticals’ certificate of incorporation provides that any vacancy may be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

contract (e.g., employment contract) that the director may have against New Jazz in respect of his removal.

New Jazz’s memorandum and articles of association provide that the board of directors may fill any vacancy occurring on the board of directors. If the New Jazz board of directors fills a vacancy, the director’s term expires at the next annual general meeting. A vacancy on the board of directors created by the removal of a director may be filled by the shareholders at the meeting at which such director is removed and, in the absence of such election or appointment, the remaining directors may fill the vacancy.

Quorum of the Board	The quorum necessary for transaction of business by the board of directors consists of a majority of the exact number of directors fixed from time to time by the board of directors in accordance with the certificate of incorporation.	The quorum necessary for transaction of business by the board of directors may be fixed by the board of directors and unless so fixed will be a majority of the directors in office.

Duties of Directors	Under Delaware law, a company’s directors are charged with fiduciary duties of care and loyalty. The duty of care requires that directors act in an informed and deliberate manner and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the corporation and its stockholders. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” If the presumption	The directors of New Jazz have certain statutory and fiduciary duties. All of the directors have equal and overall responsibility for the management of New Jazz (although directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements and it is likely that more will be expected of them in compliance with their duties than non-executive directors). The principal directors’ duties include the common law fiduciary duties of good faith and exercising due care and skill. The statutory duties include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, and the duty to maintain certain registers and make certain filings as well as disclosure of personal interests. For public limited companies like New Jazz, directors are under a

	is not rebutted, the business judgment rule attaches to protect the directors and their decisions. Notwithstanding the foregoing, Delaware courts may subject directors’ conduct to enhanced scrutiny in respect of, among other matters, defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.	specific duty to ensure that the secretary is a person with the requisite knowledge and experience to discharge the role.

Conflicts of Interest of Directors	Under Delaware law, a contract or transaction in which a director has an interest will not be voidable solely for this reason if (i) the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (ii) the material facts with respect to such interested director’s relationship or interest are disclosed or are known to the stockholders entitled to vote on such transaction, and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon, or (iii) the transaction is fair to the corporation as of the time it is authorized, approved or ratified. The mere fact that an interested director is present and voting on a transaction in which he or she is interested will not itself make the transaction void. Under Delaware law, an interested director could be held liable for a transaction in which such director derived an improper personal benefit.

As a matter of Irish law, a director is under a general fiduciary duty to avoid conflicts of interest. Under Irish law, directors who have a personal interest in a contract or proposed contract with New Jazz are required to declare the nature of their interest at a meeting of the board of directors of New Jazz. New Jazz is required to maintain a register of declared interests, which must be available for shareholder inspection.

New Jazz’s memorandum and articles of association provide that a director must declare any interest he or she may have in a contract with New Jazz at a meeting of the board of directors or otherwise provide notice to the board of directors. No director shall be prevented by his or her office from contracting with New Jazz, provided that he or she has declared the nature of his or her interest in the contracts and the contract or transaction has been approved by a majority of the disinterested directors.

Under the New Jazz memorandum and articles of association, a director of New Jazz may be a director of, other officer of, or otherwise interested in, any company promoted by New Jazz or in which New Jazz is interested, and such director will not be accountable to New Jazz for any remuneration received from such employment or other interest. The memorandum and articles of association further provide that (i) no director will be prevented from contracting with New Jazz because of his or her position as a director, (ii) any contract entered into between a director and New Jazz will not be subject to avoidance, and (iii) no director will be liable to account to New Jazz for any profits realized by virtue of any contract between such director and New Jazz because the director holds such office or the fiduciary relationship established thereby. A director of New Jazz will be at liberty to vote in respect of any transaction in which he or she is interested, provided that such director discloses the nature of his or her interest prior to consideration of the transaction and any vote thereon.

Indemnification of Officers and Directors

Delaware law permits a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action that they had no reasonable cause to believe was unlawful.

Jazz Pharmaceuticals’ bylaws provide for indemnification by Jazz Pharmaceuticals of its directors and officers to the fullest extent not prohibited by law.

The board of directors of Jazz Pharmaceuticals may modify the extent of such indemnification by individual contracts with its directors and officers, and Jazz Pharmaceuticals has entered into separate indemnification agreements with its directors and officers.

Pursuant to New Jazz’s memorandum and articles of association, its directors and secretary are indemnified to the extent permitted by the Companies Acts. New Jazz may indemnify the directors or secretary only if the indemnified party receives a favorable judgment in respect of the liability, or where an Irish court determines that the director or the secretary acted honestly and reasonably and ought fairly to be excused. This restriction in the Companies Acts does not apply to executives who are not directors or the secretary of New Jazz. Any provision for indemnification to a greater extent is void under Irish law, whether contained in a memorandum and articles of association or any contract between the director and the Irish company.

Jazz Pharmaceuticals may pay expenses incurred by directors or officers in defending a civil or criminal action, suit or proceeding because that person is a director or officer, in advance of the final disposition of that action, suit or proceeding. However such payment will be made only if Jazz Pharmaceuticals receives an undertaking by or on behalf of that director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by Jazz Pharmaceuticals, as authorized by the Jazz Pharmaceuticals charter documents or otherwise.

New Jazz’s memorandum and articles of association also contain indemnification and expense advancement provisions for current or former executives who are not directors or the secretary of New Jazz.

The directors of New Jazz may, on a case-by-case basis, decide at their discretion that it is in the best interests of New Jazz to indemnify an individual director from any liability arising from his or her position as a director of New Jazz. However, this discretion must be exercised bona fide in the best interests of New Jazz as a whole.

In addition, due to more restrictive provisions of Irish law in relation to the indemnification of directors and the secretary, in connection with the merger, it is expected that New Jazz will indemnify its directors and certain officers, as well as individuals serving as directors or officers of its subsidiaries, pursuant to indemnification agreements existing or to be entered into by Jazz Pharmaceuticals as a subsidiary of New Jazz. It is expected that the indemnification and expense advancement to be provided to the directors and certain officers of New Jazz under the indemnification agreements will, to the extent permitted by Irish law, be the same or substantially similar to that afforded in the current indemnification agreements between Jazz Pharmaceuticals and its officers and directors.

Limitation on Director Liability	Under Delaware law, a corporation may include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the corporation and its stockholders for monetary damages for a breach of fiduciary duty as a director. However, a corporation may not limit or eliminate the personal liability of a director for: any breach of the director’s duty of loyalty to the	Under Irish law, a company may not exempt its directors from liability for negligence or a breach of duty. However, where a breach of duty has been established, directors may be statutorily exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result.

corporation or its stockholders; acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law; intentional or negligent payments of unlawful dividends or unlawful stock purchases or redemptions; or any transaction in which the director derives an improper personal benefit. Jazz Pharmaceuticals’ certificate of incorporation includes such a provision.

Under Irish law, shareholders may not agree to exempt a director or officer from any claim or right of action a shareholder may have, whether individually or in the right of a company, on account of any action taken or the failure to take any action in the performance of such director’s or officer’s duties to the company.

Annual Meetings	Under Delaware law, an annual meeting of stockholders is required for the election of directors and for such other proper business as may be conducted thereat. Under Jazz Pharmaceuticals’ bylaws, an annual meeting of stockholders shall be held at a place and time designated by the board of directors. Any stockholder or director my apply to the Delaware Chancery Court for an order for a corporation to hold an annual meeting if the corporation has failed to hold an annual meeting for a period of 13 months after its last annual meeting.

New Jazz will be required to hold an annual general meeting at intervals of no more than 15 months from the previous annual general meeting, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after New Jazz’s fiscal year-end. Any annual general meeting of New Jazz may be held outside Ireland if a resolution so authorizing has been passed at the preceding annual general meeting.

The only matters that must, as a matter of Irish law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of new auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an existing auditor at an annual general meeting, the existing auditor will be deemed to have continued in office.

The provisions of the memorandum and articles of association of New Jazz relating to general meetings shall apply to every such general meeting of the holders of any class of shares except that the necessary quorum shall be one person holding or representing by proxy at least one-half of the issued shares of such class.

Special/Extraordinary General Meetings	Under the Delaware law, special meetings of stockholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation’s certificate of incorporation or bylaws. The Jazz Pharmaceuticals’ bylaws provide that a special meeting of stockholders may be called by the chairman of the board, the chief executive officer or by a majority of the authorized board of directors. At a special meeting, only the business set forth in the notice of meeting may be conducted.

Extraordinary general meetings of New Jazz may be convened (i) by the New Jazz board of directors, (ii) on requisition of New Jazz shareholders holding not less than 10% of the paid up share capital of New Jazz carrying voting rights, (iii) on requisition of New Jazz’s auditors or (iv) in exceptional cases, by court order. Extraordinary general meetings are generally held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

In the case of an extraordinary general meeting convened by the New Jazz shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, the New Jazz board of directors has 21 days to convene a meeting of New Jazz shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the New Jazz board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of New Jazz’s receipt of the requisition notice.

If the New Jazz board of directors becomes aware that the net assets of New Jazz are not greater than half of the amount of New Jazz’s called-up share capital, it must convene an extraordinary general meeting of New Jazz’s shareholders not later than 28 days from the date that the directors learn of this fact to consider how to address the situation.

Record Date; Notice Provisions

Under Jazz Pharmaceuticals’ bylaws, the board of directors may fix, in advance, a record date, not be more than 60 nor less than 10 days before the date of a meeting of stockholders. The record date may not precede the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date is fixed by the board of directors, the record date shall be at the close of business on the day next preceding the day on which notice of the meeting is given to the stockholders, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Under Delaware law, written notice of general and special meetings of Jazz Pharmaceuticals stockholders must be given not less than 10 nor more than 60 days before the date of the meeting.

New Jazz’s memorandum and articles of association provide that the board of directors may fix in advance a record date (i) to determine the shareholders entitled to notice of or to vote at a meeting of the shareholders that is no more than 90 days and no less than 10 days before the date of the meeting, and (ii) for the purpose of determining the shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose that is no more than 90 days prior to the date of payment of the dividend or the date of any other action to which the determination of shareholders is relevant. The record date may not precede the date upon which the resolution fixing the record date is adopted by the directors.

If the register of shareholders is closed in connection with a meeting, it must be closed for at least five days preceding the meeting and the record date for determination of the shareholders entitled to receive notice of, and to vote at, that meeting will be the date of the closing of the register of shareholders.

Notice of an annual or extraordinary general meeting must be given to all New Jazz shareholders and to the auditors of New Jazz.

The New Jazz memorandum and articles of association provide for a minimum notice period of 21 days for an annual general meeting, which is the minimum permitted under Irish law. In addition, under Irish law and the New Jazz memorandum and articles of association, the minimum notice periods are 21 days’ notice in writing for an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting.

Advance Notice of Director Nominations and Other Proposals

Jazz Pharmaceuticals’ bylaws allow stockholders to nominate persons for election to the board of directors at the annual meeting of stockholders and to propose other business to be brought before the annual meeting. However, nominations and other proposals may only be made by a stockholder who has given timely written notice to the secretary of Jazz Pharmaceuticals before the annual meeting.

For director nominations and other stockholder proposals to be timely under Jazz Pharmaceuticals’ bylaws, a stockholder’s nomination or other proposal must be delivered to the secretary of Jazz Pharmaceuticals at the company’s principal executive offices not later than the close of business on the 90th day nor earlier than close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the date on which the public announcement of the date of such meeting is first made.

Director nominations and other proposals must include all of the information specified for inclusion therein by the Jazz Pharmaceuticals’ bylaws.

The Companies Acts provide that shareholders holding not less than 10% of the total voting rights may call an extraordinary general meeting for the purpose of considering director nominations or other proposals, as described under “—Special/Extraordinary General Meetings.”

New Jazz’s memorandum and articles of association provide that shareholder nominations of persons to be elected to the board of directors at an annual general meeting must be made following written notice to the secretary of New Jazz executed by a shareholder accompanied by certain background and other information specified in the memorandum and articles of association.

Such written notice and information must be received by the secretary of New Jazz not less than 90 days nor more than 150 days before the first anniversary of the date of New Jazz’s proxy statement for the prior year’s annual general meeting. New Jazz’s memorandum and articles of association provide that a resolution on other proposals may only be proposed at an annual general meeting if either (i) it is proposed by or at the direction of the board of New Jazz; or (ii) it is proposed at the direction of the Irish High Court; or (iii) the Chairman of the meeting decides, in his or her absolute discretion, that the resolution may properly be regarded as within the scope of the relevant meeting.

Quorum at Meetings	Under Jazz Pharmaceuticals’ bylaws, a quorum consists of the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until	The New Jazz memorandum and articles of association provide that no business shall be transacted at any general meeting unless a quorum is present. One or more New Jazz shareholders present in person or by proxy holding not less than a majority of the issued and outstanding shares of New Jazz entitled to vote at the meeting in question constitute a quorum.

adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum

Adjournment of Meetings	Under Jazz Pharmaceuticals’ bylaws, any meeting of stockholders, whether annual or special and whether or not a quorum is present, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

The memorandum and articles of association of New Jazz provide that if within one hour after the time appointed for a general meeting a quorum is not present, the meeting will stand adjourned to the same day in the next week at the same time and place or otherwise as the board of directors determines, unless convened by shareholder requisition, in which case the meeting is dissolved. If at the adjourned meeting a quorum is not present within one hour after the time appointed for the meeting the shareholders present shall be a quorum.

If a quorum is present, the chairman of the meeting may adjourn a general meeting with the consent of, and must adjourn the meeting at the direction of, the shareholders. No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting at which the adjournment took place. New notice must be given for meetings adjourned for 30 days or more.

Voting Rights

Each share of Jazz Pharmaceuticals common stock entitles the holders thereof to one vote on each matter properly submitted to the stockholders of the company for their vote. Shares of a series of preferred stock designated by the board of director would have such voting rights as are specified in the resolution designating such series.

Under Jazz Pharmaceuticals’ bylaws, except as otherwise provided by statute or by applicable stock exchange or NASDAQ rules, or by the Jazz Pharmaceuticals charter documents, in all matters other than the election of directors, the affirmative vote of the majority of shares present and entitled to vote generally on the subject matter shall be the act of the stockholders.

Each New Jazz shareholder is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting.

Irish law requires approval of certain matters by “special resolutions” of the shareholders at a general meeting. A special resolution requires the approval of not less than 75% of the votes of New Jazz’s shareholders cast at a general meeting at which a quorum is present. Ordinary resolutions, by contrast, require a simple majority of the votes of New Jazz cast at a general meeting at which a quorum is present.

Irish law also distinguishes between “ordinary business” and “special business.” Most matters are deemed “special” with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the directors and auditors, the election of directors, the re-appointment of the retiring auditors and the fixing of the remuneration of the auditors, all of which are deemed to be “ordinary business.”

Action by Written Consent	Under the Jazz Pharmaceuticals charter documents, no action may be taken by the stockholders except at an annual or special meeting and no action may be taken by the stockholders by written consent or electronic transmission.	The Companies Acts provide that shareholders may approve a resolution without a meeting if (i) all shareholders sign the written resolution and (ii) the company’s memorandum and articles of association permit written resolutions of shareholders. New Jazz’s memorandum and articles of association provide that shareholders have the right to take action by written consent only where such consent is unanimous.

Derivative or Other Suits

Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation. Generally, a person may institute and maintain such a suit only if such person was a stockholder at the time of the transaction that is the subject of the suit or his or her shares thereafter devolved upon him or her by operation of law. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile.

An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of New Jazz if a wrong committed against New Jazz would otherwise go unredressed.

The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (i) that the company is entitled to the relief claimed and (ii) that the action falls within one of the five exceptions derived from case law, as follows:

•    where an ultra vires or illegal act is perpetrated;

•    where more than a bare majority is required to ratify the “wrong” complained of;

•    where the shareholders’ personal rights are infringed;

•    where a fraud has been perpetrated upon a minority by those in control; or

•    where the justice of the case requires a minority to be permitted to institute proceedings.

Irish law also permits shareholders of New Jazz to bring proceedings against New Jazz where the affairs of New Jazz are being conducted, or the powers of the directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. The court can grant any relief it sees fit and the usual remedy is the purchase or transfer of the shares of any shareholder.

Inspection of Books and Records	Under Delaware law, a stockholder of a Delaware corporation has the right to inspect the corporation’s stock ledger, stockholder lists and other books and records for a purpose reasonably related to the person’s interest as a stockholder.	Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of New Jazz and any act of the Irish government that alters the memorandum of New Jazz; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of New Jazz; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by New Jazz; (iv) receive copies of balance sheets and directors’ and auditors’ reports that have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of any subsidiary of New Jazz that have previously been sent to shareholders prior to an annual general meeting for the preceding ten years.

Disclosure of Interests in Shares	Neither Delaware law nor the Jazz Pharmaceuticals charter documents impose any obligation with respect to disclosure by stockholders of their interests in Jazz Pharmaceuticals shares.

Under the Companies Acts, each New Jazz shareholder must notify New Jazz if, as a result of a transaction, the shareholder will become interested in 5% or more of the relevant share capital of New Jazz (i.e., voting shares), or if as a result of a transaction a shareholder who was interested in more than 5% of the relevant share capital of New Jazz ceases to be so interested. Where a shareholder is interested in more than 5% of the relevant share capital of New Jazz, the shareholder must notify New Jazz of any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of the issued share capital of New Jazz (or any such class of share capital in issue). Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the next whole number. New Jazz must be notified within five business days of the transaction or alteration of the shareholder’s interests that gave rise to the notification requirement. If a shareholder fails to comply with these notification requirements, the shareholder’s rights in respect of any New Jazz shares it holds will not be enforceable, either directly or indirectly. However, such person may apply to a court to have the rights attaching to such shares reinstated.

In addition, New Jazz, under the Companies Acts, may, by notice in writing, require a person whom New Jazz knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued to have been, interested in shares comprised in New Jazz’s relevant share capital: (i) to indicate whether or not it is the case; and (ii) where such person holds or has during that time held an interest in the shares of New Jazz, to provide additional information, including the person’s own past or present interests in shares of New Jazz. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

If the recipient of the notice fails to respond within the reasonable time period specified in the notice, New Jazz may apply to court for an order directing that the affected shares be subject to certain restrictions, including on transfer, voting and right to receive payments.

The court may also order that shares subject to any of these restrictions be sold with the restrictions terminating upon the completion of the sale.

Business Combinations	Under Delaware law and the Jazz Pharmaceuticals charter documents, with limited exceptions, a merger, consolidation or sale of all or substantially all of the assets of Jazz Pharmaceuticals must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote thereon. Certain implications of Section 203 of the DGCL on business combinations are described under “—Anti-takeover Measures.”

Shareholder approval in connection with a business combination involving New Jazz would be required under the following circumstances:

•    in connection with a scheme of arrangement, both a court order from the Irish High Court and the approval of a majority in number representing 75% in value of the shareholders present and voting in person or by proxy at a meeting called to approve such a scheme; and

•    in connection with an acquisition of New Jazz by way of a merger with an EU company under the EU Cross-Border Mergers Directive 2005/56/EC by a special resolution of the shareholders.

Irish law does not generally require shareholder approval for a sale, lease or exchange of all or substantially all of a company’s property and assets.

Appraisal Rights

Under Delaware law, holders of shares of any class or series of stock of a constituent corporation in a merger or consolidation have the right, in certain circumstances, to dissent from such merger or consolidation by demanding payment in cash for their shares equal to the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, as determined by a court in an action

Generally, under Irish law, shareholders of an Irish company do not have dissenters’ or appraisal rights. Under the European Communities (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company such as New Jazz and a company incorporated in the European Economic Area (the European Economic Area includes all member states of the European Union and Norway, Iceland and timely brought by the surviving or resulting corporation or the dissenters. Delaware law grants dissenters appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock, regardless of the number of shares being issued. No appraisal rights are available for shares of any class or series of stock that are listed on a national securities exchange or held of record by more than 2,000 holders, unless the agreement of merger or consolidation requires the holders thereof to accept for such shares anything other than: shares of stock of the surviving corporation; shares of stock of another corporation, which shares of stock are either listed on a national securities exchange or held of record by more than 2,000 holders; cash in lieu of fractional shares of the stock described in the first two points above; or some combination of the above.

In addition, appraisal rights are not available for stockholders of a surviving corporation in a merger if the merger did not require the vote of the stockholders of the surviving corporation.

Liechtenstein), a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which 90% of the shares are held by the other party to the merger, has the right to request that the company acquire his or her shares for cash at a price determined in accordance with the share exchange ratio set out in the merger agreement.

Anti-takeover Measures

Under Delaware law, certain anti-takeover provisions apply to Jazz Pharmaceuticals as a publicly-traded company that may have the effect of making it more difficult for a third party to acquire Jazz Pharmaceuticals. In particular, Section 203 of the DGCL generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless, among other

Any transaction in which a third party seeks to acquire 30% or more of the voting rights of New Jazz and other acquisitions of New Jazz securities will be governed by the Irish takeover rules, and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish takeover rules and certain important aspects of the Irish takeover rules are described under “Description of New Jazz Ordinary Shares—Anti-Takeover Provisions.”

exceptions, prior to such time the board of directors of the corporation approved either the relevant business combination or the transaction that resulted in such stockholder becoming an interested stockholder.

In addition, under the Jazz Pharmaceuticals charter documents, certain provisions may make it difficult for a third party to acquire Jazz Pharmaceuticals, or for a change in the composition of the board of directors or management to occur, including the authorization of “blank check” preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval; the division of the board of directors into three classes; limitations on the removal of directors by the stockholders; the absence of cumulative voting rights, which allows the holders of a majority of the shares of common stock to elect all of the directors standing for election; the elimination of the ability of stockholders to call a special meeting of stockholders; the elimination of the ability of stockholders to act by written consent or electronic transmission; and the establishment of advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings.

Rights Agreement	Jazz Pharmaceuticals has not adopted a stockholder rights plan.

The New Jazz memorandum and articles of association expressly authorize the adoption of a shareholders’ rights plan. Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure. However, there is no directly relevant case law on the validity of such plans under Irish law and their interaction with the Irish takeover rules and the General Principles underlying the Irish takeover rules.

Subject to the Irish takeover rules described in “—Anti-takeover Measures” and “Description of New Jazz Ordinary Shares—Anti-Takeover Provisions,” the board of directors also has power to issue any authorized and unissued shares of New Jazz on such terms and conditions as it may determine and any such action should be taken in the best interests of New Jazz. The terms and conditions of any issue of preferred shares could discourage a takeover or other transaction that holders of some or a majority of the ordinary shares believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.

Variation of Rights Attaching to a Class or Series of Shares

Under Jazz Pharmaceuticals’ certificate of incorporation, the board of directors may designate a new series of preferred stock, which may have terms different than outstanding shares, without stockholder approval. Such designation would specify the number of shares of any class or series and determine the voting rights, preferences, limitations and special rights, if any, of the shares of any class or series.

A variation of the rights attached to issued shares of Jazz Pharmaceuticals would be effected through an amendment to the certificate of incorporation, as described under “—Amendments of Constituent Documents.”

Any variation of class rights attaching to the issued shares of New Jazz must be approved by a special resolution of the New Jazz shareholders of the affected class or with the consent in writing of the holders of three-quarters of all the votes of that class of shares. Any issuance of preferred shares would require the approval of New Jazz shareholders in general meeting.

Amendments of Constituent Documents	Jazz Pharmaceuticals’ certificate of incorporation may be amended upon the affirmative vote of the board of directors and the holders of any particular class or series of	Irish companies may only alter their memorandum and articles of association by the passing of a special resolution of shareholders.

the capital stock of the company required by law or by the certificate of incorporation or any certificate of designation filed with respect to a series of preferred stock. In order to alter, amend or repeal Articles V, VI and VII of the certificate of incorporation (which address matters regarding the board of directors, limitation on liability of directors and amendments to the certificate of incorporation), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock of the company entitled to vote generally in the election of directors, voting together as a single class, is required.

Dissolution

Under Delaware law, unless the board of directors approves a proposal to dissolve, a dissolution must be approved by stockholders holding 100% of the total voting power of the corporation. If a dissolution is initially approved by the board of directors, it may be approved by a simple majority of the corporation’s stockholders.

Upon dissolution, after satisfaction of the claims of creditors, the assets of Jazz Pharmaceuticals would be distributed to stockholders in accordance with their respective interests, including any rights a holder of shares of preferred stock may have to preferred distributions upon dissolution or liquidation of the corporation.

Jazz Pharmaceuticals’ bylaws may be amended by a majority of the authorized number of directors or by the stockholders, provided that in addition to the vote of any class or series of stock of Jazz Pharmaceuticals required by law or by Jazz Pharmaceuticals’

The rights of New Jazz shareholders to a return of New Jazz’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in New Jazz’s memorandum and articles of association or the terms of any preferred shares issued by New Jazz from time to time. The holders of New Jazz preferred shares in particular may have the right to priority in a dissolution or winding up of New Jazz. If the New Jazz memorandum and articles of association contain no specific provisions in respect of a dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to New Jazz shareholders in proportion to the paid-up nominal value of the shares held. The New Jazz memorandum and articles of association provide that the ordinary shareholders of New Jazz are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights certificate of incorporation, amendment of the bylaws by the stockholders requires the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of capital stock of Jazz Pharmaceuticals entitled to vote generally in the election of directors, voting together as a single class.

of any preferred shareholders to participate under the terms of any series or class of preferred shares.

New Jazz may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, a special resolution of shareholders is required. New Jazz may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where New Jazz has failed to file certain returns.

Enforcement of Judgment Rendered by U.S. Court	A judgment for the payment of money rendered by a court in the United States based on civil liability generally would be enforceable elsewhere in the United States.

A judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•    the judgment must be for a definite sum;

•    the judgment must be final and conclusive; and

•    the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

LEGAL MATTERS

McCann FitzGerald, Irish counsel for Azur Pharma, will provide an opinion regarding the validity of the New Jazz ordinary shares to be issued in the merger.

EXPERTS

The consolidated financial statements of Azur Pharma Public Limited Company (formerly Azur Pharma Limited) and subsidiaries as of December 31, 2010 and December 31, 2009, and for each of the years in the three-year period ended December 31, 2010, have been included herein in reliance upon the report of KPMG, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited the consolidated financial statements and schedule of Jazz Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Jazz Pharmaceuticals’ internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this proxy statement/prospectus and elsewhere in the registration statement. Jazz Pharmaceuticals’ financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

CERTAIN OF THE PERSONS WHO MAY BE DIRECTORS AND EXECUTIVE OFFICERS OF NEW JAZZ MAY BE NON-RESIDENTS OF THE UNITED STATES. ALL OR A SUBSTANTIAL PORTION OF THE ASSETS OF SUCH NON-RESIDENT PERSONS AND OF NEW JAZZ MAY BE LOCATED OUTSIDE THE UNITED STATES. AS A RESULT, IT MAY NOT BE POSSIBLE TO EFFECT SERVICE OF PROCESS WITHIN THE UNITED STATES UPON SUCH PERSONS OR NEW JAZZ, OR TO ENFORCE AGAINST SUCH PERSONS OR NEW JAZZ IN U.S. COURTS JUDGMENTS OBTAINED IN SUCH COURTS PREDICATED UPON THE CIVIL LIABILITY PROVISIONS OF THE FEDERAL SECURITIES LAWS OF THE UNITED STATES. NEW JAZZ HAS BEEN ADVISED BY COUNSEL THAT THERE IS DOUBT AS TO THE ENFORCEABILITY IN IRELAND, IN ORIGINAL ACTIONS OR IN ACTIONS FOR ENFORCEMENT OF JUDGMENTS OF U.S. COURTS, OF LIABILITIES PREDICATED SOLELY UPON THE SECURITIES LAWS OF THE UNITED STATES.

HOUSEHOLDING OF PROXY STATEMENT/PROSPECTUS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Jazz Pharmaceuticals stockholders will be “householding” this proxy statement/prospectus. A single proxy statement/prospectus may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Jazz Pharmaceuticals will promptly deliver, upon written or oral request to the address or telephone number below, a separate copy of this proxy statement/prospectus to a stockholder at a shared address to which a single proxy statement/prospectus was delivered. Requests for additional copies should be directed to Jazz Pharmaceuticals, Inc., Attention: Investor Relations, at 3180 Porter Drive, Palo Alto, California 94304, or by telephone to Jazz Pharmaceuticals’ Investor Relations department at (650) 496-3777.

WHERE YOU CAN FIND MORE INFORMATION

Jazz Pharmaceuticals files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that Jazz Pharmaceuticals files at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Jazz Pharmaceuticals. The SEC’s Internet site can be found at http://www.sec.gov.

This proxy statement/prospectus is part of a registration statement and constitutes a prospectus of New Jazz in addition to being a proxy statement of Jazz Pharmaceuticals for its special meeting. As allowed by SEC rules, this proxy statement/prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement. You may inspect and copy the registration statement at any of the addresses listed above.

The SEC allows Jazz Pharmaceuticals to incorporate by reference the information Jazz Pharmaceuticals files with it, which means that Jazz Pharmaceuticals and New Jazz can disclose important information to you by referring you to another document that Jazz Pharmaceuticals has filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this proxy statement/ prospectus. The following documents, which have been filed with the SEC by Jazz Pharmaceuticals (SEC File No. 001-33500), are hereby incorporated by reference into this proxy statement/prospectus:

•	Jazz Pharmaceuticals’ Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 8, 2011;

•

the information specifically incorporated by reference into Jazz Pharmaceuticals’ Annual Report on Form 10-K for the year ended December 31, 2010 from Jazz Pharmaceuticals’ definitive proxy statement on Schedule 14A for Jazz Pharmaceuticals’ 2011 Annual Meeting of Stockholders, filed with the SEC on April 12, 2011;

•	Jazz Pharmaceuticals’ Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, filed with the SEC on May 9, 2011;

•	Jazz Pharmaceuticals’ Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, filed with the SEC on August 3, 2011;

•	Jazz Pharmaceuticals’ Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, filed with the SEC on November 8, 2011; and

•

Jazz Pharmaceuticals’ Current Reports on Form 8-K, filed with the SEC on January 7, 2011, February 11, 2011, March 9, 2011, March 28, 2011, April 19, 2011, May 25, 2011, September 19, 2011 and October 28, 2011.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this proxy statement/ prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

Any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC by Jazz Pharmaceuticals pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the earlier of the effective time and the termination of the merger agreement, shall also be deemed to be incorporated by reference. Information in such future filings updates and supplements the information provided in this proxy statement/prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document previously filed with the SEC by Jazz Pharmaceuticals that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Jazz Pharmaceuticals will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to: Jazz Pharmaceuticals, Inc., Attn: Investor Relations, 3180 Porter Drive, Palo Alto, CA 94304, telephone: (650) 496-3777.

EXCHANGE RATES

On October 28, 2011, the noon buying rate was $1.4164 to €1.00, according to the U.S. Federal Reserve Board.

The following table sets forth, for the periods indicated, the high, low, average and period-end exchange rate expressed in dollar per Euro.

Exchange Rate

Period	High	Low	Average(1)	Period End
2006	1.33	1.19	1.27	1.32
2007	1.49	1.29	1.38	1.46
2008	1.60	1.24	1.47	1.39
2009	1.51	1.25	1.40	1.43
2010	1.45	1.20	1.32	1.33
Nine months ended September 30, 2011	1.49	1.29	1.42	1.34

Source: The Federal Reserve Bank of New York and U.S. Federal Reserve Board

(1)	Average month-end rates.

Exchange Rate

Period	High	Low	Average	Period End
December 2010	1.34	1.31	1.32	1.33
January 2011	1.37	1.29	1.34	1.37
February 2011	1.38	1.35	1.37	1.38
March 2011	1.42	1.38	1.40	1.42
April 2011	1.48	1.41	1.44	1.48
May 2011	1.49	1.40	1.43	1.44
June 2011	1.47	1.42	1.44	1.45
July 2011	1.45	1.40	1.423	1.44
August 2011	1.45	1.42	1.43	1.44
September 2011	1.43	1.34	1.37	1.34
October 2011	1.42	1.33	1.37	1.42

Source: The Federal Reserve Bank of New York and U.S. Federal Reserve Board

INDEX TO FINANCIAL STATEMENTS OF AZUR PHARMA PUBLIC LIMITED COMPANY

Audited Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Azur Pharma Public Limited Company:

We have audited the accompanying consolidated balance sheets of Azur Pharma Public Limited Company (formerly Azur Pharma Limited) and subsidiaries (“the Company”) as of December 31, 2010 and 2009, and the related consolidated income statements and consolidated statements of comprehensive income, cash flows, and changes in shareholders’ equity for each of the years in the three-year period ended December 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Azur Pharma Public Limited Company and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2010, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

/s/ KPMG

Dublin, Ireland

October 21, 2011

Azur Pharma Public Limited Company
Consolidated Income Statements

For the Years Ended December 31, 2010, 2009 and 2008

	Notes	2010	2009	2008
		(in thousands except per share data)
Revenue – continuing operations	4	$83,199	$66,742	$56,815
Cost of sales		(20,109)	(21,046)	(15,321)

Gross margin		63,090	45,696	41,494
Operating expenses:
General and administrative expenses		(26,278)	(23,626)	(20,586)
Sales and marketing expenses		(27,727)	(18,898)	(20,131)
Research and development expenses		(2,100)	(8,044)	(4,153)

Total operating expenses		(56,105)	(50,568)	(44,870)

Profit/(loss) from ordinary activities – continuing activities		6,985	(4,872)	(3,376)
Finance income	5	71	48	763
Finance expense	6	(2,902)	(2,055)	(418)

Net finance (expense)/income		(2,831)	(2,007)	345

Profit/(loss) before income taxes		4,154	(6,879)	(3,031)
Income tax benefit/(expense)	7	5,383	(264)	(305)

Net profit/(loss) for the year – attributable to ordinary shareholders		$9,537	$(7,143)	$(3,336)

Net profit/(loss) per share – attributable to ordinary shareholders:
Basic and diluted	8	$0.23	$(0.17)	$(0.08)

Weighted-average shares used in computing net profit/(loss) per share:
Basic and diluted	8	41,667	41,667	41,667

The accompanying notes are an integral part of these Consolidated Financial Statements.

Azur Pharma Public Limited Company

Consolidated Statements of Comprehensive Income/(Loss)

For the Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(in thousands)
Net profit/(loss) for the year	$9,537	$(7,143)	$(3,336)

Total comprehensive income/(loss) for the year – attributable to equity shareholders	$9,537	$(7,143)	$(3,336)

The accompanying notes are an integral part of these Consolidated Financial Statements.

Azur Pharma Public Limited Company

Consolidated Balance Sheets

As of December 31, 2010 and 2009

	Notes	2010	2009
		(in thousands)
ASSETS
Non-current assets:
Property, plant and equipment	9	$567	$514
Intangible assets	10	54,353	55,116
Deferred tax asset	7	5,600	—

Total non-current assets		60,520	55,630

Current assets:
Inventory	11	3,005	4,390
Trade and other receivables	12	12,673	12,784
Cash and cash equivalents		70,234	43,314

Total current assets		85,912	60,488

Total assets		$146,432	$116,118

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable		$6,362	$4,778
Accruals and other current liabilities	13	30,071	26,459
Loans and borrowings	14	5,000	2,500
Income tax payable		67	77

Total current liabilities		41,500	33,814

Non-current liabilities:
Other financial liabilities	15	21,128	8,369

Total liabilities		62,628	42,183

Shareholders’ equity:
Share capital	16	523	523
Share premium		84,718	84,718
Share based compensation reserve	17	1,530	1,198
Retained loss		(2,967)	(12,504)

Total shareholders’ equity		83,804	73,935

Total liabilities and shareholders’ equity		$146,432	$116,118

The accompanying notes are an integral part of these Consolidated Financial Statements.

Azur Pharma Public Limited Company

Consolidated Statements of Changes in Shareholders’ Equity

For the Years Ended December 31, 2010, 2009 and 2008

	Number of Shares	Share Capital	Share Premium	Share-based Compensation Reserve	Retained Profit/(Loss)	Total Shareholders’ Equity
		(in thousands, except share amounts)
Balance at January 1, 2008	41,666,667	$523	$84,718	$468	$(2,025)	$83,684
Comprehensive income:
Net loss after tax	—	—	—	—	(3,336)	(3,336)

Total comprehensive loss						(3,336)
Transactions with owners of the Company, recognized directly in equity:
Share-based compensation	—	—	—	449	—	449

Balance at December 31, 2008	41,666,667	523	84,718	917	(5,361)	80,797
Comprehensive income:
Net loss after tax	—	—	—	—	(7,143)	(7,143)

Total comprehensive loss						(7,143)
Transactions with owners of the Company, recognized directly in equity:
Share-based compensation	—	—	—	281	—	281

Balance at December 31, 2009	41,666,667	523	84,718	1,198	(12,504)	73,935
Comprehensive income:
Net profit after tax	—	—	—	—	9,537	9,537

Total comprehensive income						9,537
Transactions with owners of the Company, recognized directly in equity:
Share-based compensation	—	—	—	332	—	332

Balance at December 31, 2010	41,666,667	$523	$84,718	$1,530	$(2,967)	$83,804

The accompanying notes are an integral part of these Consolidated Financial Statements.

Azur Pharma Public Limited Company

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(in thousands)
Cash flows from operating activities:
Net profit/(loss) for the year	$9,537	$(7,143)	$(3,336)
Adjustments to reconcile net profit/(loss) to net cash provided by operating activities:
Depreciation of property, plant and equipment	158	125	72
Amortization of intangible assets	16,329	15,123	10,102
Unrealized loss/(gain) on financial liability	2,209	1,531	(99)
Share based compensation expense	332	281	449
Unwinding of discount on deferred consideration	355	276	329
Foreign exchange loss	166	120	66
Interest income	(71)	(48)	(664)
Income tax (benefit)/expense	(5,383)	264	305

Operating cash inflow before changes in working capital:	23,632	10,529	7,224
Increase in trade and other payables	8,208	8,286	7,967
Decrease/(increase) in trade and other receivables	115	316	(4,817)
Decrease/(increase) in inventory	1,021	563	(553)

Cash inflow from operating activities:	32,976	19,694	9,821
Interest received	71	48	703
Income tax paid	(376)	(507)	(50)

Net cash inflow from operating activities	32,671	19,235	10,474
Cash flows from investing activities:
Acquisition of property, plant and equipment	(211)	(207)	(435)
Acquisition of intangible assets (see note 10)	(4,677)	(1,000)	(13,949)
Payment of deferred consideration for acquisitions of intangible assets (see notes 10 and 15)	(3,187)	(1,338)	(2,276)

Net cash used in investing activities	(8,075)	(2,545)	(16,660)
Cash flows from financing activities:
Repayment of loans to shareholders and executive management	—	—	(159)
Proceeds from borrowings	2,500	2,500	—

Cash flows from financing activities	2,500	2,500	(159)

Net increase/(decrease) in cash and cash equivalents	27,096	19,190	(6,345)
Cash and cash equivalents at beginning of year	43,314	24,223	30,634
Effect of exchange rate fluctuations on cash held	(176)	(99)	(66)

Cash and cash equivalents at end of year	$70,234	$43,314	$24,223

The accompanying notes are an integral part of these Consolidated Financial Statements.

Azur Pharma Public Limited Company

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. Description of Business and Basis of Preparation

Business activity

As used herein, “Azur Pharma”, “the Company”, “its” or “it”, refer to Azur Pharma Public Limited Company (formerly Azur Pharma Limited) (“the Parent Company”) and its consolidated subsidiaries (collectively, “the Group”). Azur Pharma was re-registered as a public limited company, effective October 20, 2011. Azur Pharma is a public limited company incorporated under the laws of Ireland in March 2005. The Company is engaged in the acquisition, development and commercialization of therapeutic products for the central nervous system and women’s health areas.

On September 19, 2011, Azur Pharma entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Jazz Pharmaceuticals, Inc. (“Jazz Pharmaceuticals”), Jaguar Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Azur (“Merger Sub”), and Seamus Mulligan, solely in his capacity as the representative for the Azur Pharma security holders (see note 21).

Basis of preparation

The consolidated financial statements comprise the results of Azur Pharma for the years ended December 31, 2010, 2009 and 2008 and the financial position of Azur Pharma as of December 31, 2010 and 2009. The consolidated financial statements have been prepared in accordance with the International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), applying those standards which are effective for accounting periods ending on or before December 31 2010, 2009 and 2008, as applicable.

The consolidated financial statements are presented in U.S. dollars, the U.S. dollar being the functional currency of Azur Pharma. They are prepared on the historical cost basis, except for financial instruments which are stated at fair value, and share-based payments, which are based on fair value determined as at the grant date of the relevant share options.

The consolidated financial statements were approved by the directors of Azur Pharma on October 21, 2011.

Basis of consolidation

The Consolidated Financial Statements include the accounts of the Company and all of its subsidiary undertakings. Subsidiaries are entities controlled by the Group. Control exists when the Group has the power, directly or indirectly, to govern the financial and operating policies of an entity so as to obtain benefits from its activities. In assessing control, potential voting rights that are currently exercisable or convertible are taken into account. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases. Inter-company transactions, balances and unrealized gains and losses on transactions between Group companies are eliminated in preparing the consolidated financial statements.

2. Critical Accounting Policies and Significant Estimates

The preparation of financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. These estimates and associated assumptions are based on historical experience and various other factors believed to be reasonable under the circumstances, and the results of such estimates form the basis of judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ materially from these estimates. These underlying assumptions are reviewed on an ongoing basis. A revision to an accounting estimate is recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if these are also affected. Principal sources of estimation uncertainty have been set forth in the critical accounting policies section below. Actual results may differ from estimates.

Azur Pharma believes that its critical accounting policies, which are those that require management’s most difficult, subjective and complex judgments, are those described in this section. Estimates and judgments are used in determining key items such as estimating sales discounts and allowances, estimating the carrying values of intangible assets, and in accounting for income taxes. Because of the uncertainties inherent in such estimates, actual results may differ materially from these estimates. These critical accounting policies, the judgments and other uncertainties affecting application of these policies and the sensitivity of reported results to changes in conditions and assumptions are factors to be considered in reviewing the consolidated financial statements.

Revenue recognition – sales discounts and allowances

The sale of products consists principally of the sale of pharmaceuticals to wholesalers. Azur Pharma recognizes revenue from the sale of its products when there is persuasive evidence that an arrangement exists, title passes, the price is fixed or determinable, and collectability is reasonably assured.

Azur Pharma recognizes revenue on a gross revenue basis and makes various deductions recorded at the time of shipment to arrive at net revenue as reported in the income statement. These adjustments are referred to as sales discounts and allowances. Sales discounts and allowances include charge-backs, Medicaid and Medicare rebates, cash discounts, wholesaler fees, sales returns and other adjustments. Estimating sales discounts and allowances is complex and involves significant estimates and judgments. Azur Pharma uses information from both internal and external sources to generate reasonable and reliable estimates. Azur Pharma believes that it has used reasonable judgments in assessing its estimates.

Transactions with customers are based on normal and customary terms whereby title to the product and substantially all of the risks and rewards transfer to the customer upon either shipment or delivery.

Charge-backs

Azur Pharma participates in charge-back programs with a number of entities, principally the U.S. Department of Defence, the U.S. Department of Veterans Affairs and other public parties whereby pricing on products below wholesalers’ list prices is extended to participating entities. These entities purchase products through wholesalers at the lower negotiated price, and the wholesalers charge the difference between the wholesalers’ purchase cost and the lower negotiated price back to Azur Pharma. Charge-backs are accounted for by reducing net revenue at the time a sale is recognized, in an amount equal to Azur Pharma’s estimate of charge-back claims attributable to the sale. Azur Pharma determines its estimate of the charge-backs primarily based on historical experience on a product and program basis, and current contract prices under the charge-back programs.

Managed health care rebates and other contract discounts

Azur Pharma offers rebates and discounts to managed health care organisations in the United States. It accounts for managed health care rebates and other contract discounts as reduction in net revenue at the time a sale is recognized, by establishing an accrual equal to the estimate of the amount attributable to the sale. Azur Pharma determines its estimate of this accrual primarily based on historical experience on a product-by-product and program basis and current contract prices. It considers the sales performance of products subject to managed health care rebates and other contract discounts, processing claim lag times and estimated levels of inventory in the distribution channel, and adjusts the accrual and revenue periodically throughout each year to reflect actual and future estimated experience.

Medicaid rebates

Azur Pharma is required by law to participate in state government-managed Medicaid programs as well as certain other qualifying federal and state government programs whereby discounts and rebates are provided. Discounts and rebates provided through these other qualifying federal and state government programs are included in the Medicaid rebate accrual and are considered Medicaid rebates for the purposes of this discussion. Azur Pharma accounts for the Medicaid rebates as reduction in net revenue at the time a sale is recognized, by establishing an accrual in an amount equal to the estimate of Medicaid rebate claims which are attributable to the sale. It determines an estimate of the Medicaid rebates accrual primarily based on historical experience, legal interpretations of the applicable laws related to the Medicaid and qualifying federal and state government programs, and any new information regarding changes in the Medicaid programs’ regulations and guidelines that would impact the amount of the rebates on a product basis. Azur Pharma considers outstanding Medicaid claims, Medicaid payments, claims processing lag time and estimated levels of inventory in the distribution channel and adjusts the accrual and revenue periodically throughout each year to reflect actual and future estimated experience.

Cash discounts

Azur Pharma offers cash discounts ranging from 2% to 2.5% of the sales price, as an incentive for prompt payment. Cash discounts are accounted for as reduction in net revenue at the time a sale is recognized, in an amount equal to the estimate of cash discounts attributable to the sale.

Sales returns

Azur Pharma accounts for sales returns as reduction in net revenue at the time a sale is recognized, by establishing an accrual in an amount equal to the estimated value of products expected to be returned. The sales return accrual is estimated principally based on historical experience, the shelf life of inventory in the distribution channel, Azur Pharma’s return policy and expected future market events including generic competition.

Other adjustments

In addition to the sales discounts and allowances described above, Azur Pharma makes other sales adjustments primarily related to estimated obligations for credits to be granted to wholesalers under wholesaler service agreements. Under these agreements, the wholesale distributors have agreed, in return for certain fees, to comply with various contractually defined inventory management practices and to perform certain activities such as providing weekly information with respect to inventory levels of product on hand and the amount of product movement. As a result, Azur Pharma, along with its wholesale distributors, is able to manage product flow and inventory levels in a way that more closely follows trends in prescriptions. Azur Pharma generally recognizes these other sales discounts and allowances based on historical experience and other relevant factors, including estimated levels of inventory in the distribution channel in some cases, and adjusts the accruals and revenue periodically throughout each year to reflect actual experience.

Impairment of intangible assets

An intangible asset, which is an identifiable non-monetary asset without physical substance, is recognized to the extent that it is probable that the expected future economic benefits attributable to the asset will flow to Azur Pharma and that its cost can be measured reliably.

Intangible assets acquired from third parties as asset acquisitions, or as part of a business combination, are capitalized separately, if the intangible asset meets the definition of an asset and its fair value can be reliably measured, on initial recognition. Subsequent to initial recognition, these intangible assets are carried at cost less any accumulated amortization and any accumulated impairment losses. Intangible assets are amortized over their estimated useful lives, of between 6.5 to 10 years. Azur Pharma reviews the useful lives of these assets on an annual basis.

The carrying values of Azur Pharma’s intangible assets are reviewed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, and at least at each reporting date, to determine whether there is any indication of impairment. If any such indication exists, then the asset’s recoverable amount is estimated.

An impairment loss is recognized in profit or loss if the carrying amount of an asset exceeds its estimated recoverable amount. The recoverable amount of an asset is the greater of its fair value less costs to sell and value in use. Value in use is assessed by discounting future cash flows of the asset to its present value. Estimated cash flows are discounted using a pre-tax discount rate reflecting current market assessments of the time value of money and the risks specific to the asset.

When reviewing the carrying values of intangible assets for impairment, Azur Pharma assesses research and development risk, commercial risk, revenue and cost projections, its expected sales and marketing support, its allocation of resources, the impact of competition, including generic competition, the impact of any reorganisation or change of business focus, the level of third-party interest in Azur Pharma’s intangible assets and market conditions. Where the carrying value of an asset exceeds its recoverable amount, the carrying values of those assets are written down to their recoverable amounts. As the impairment analysis is principally based on discounted estimated cash flows, actual outcomes could vary significantly from such estimates. If Azur Pharma were to use different estimates, particularly with respect to the likelihood of research and development success, the likelihood and date of commencement of generic competition or the impact of any reorganisation or change of business focus, then an additional material impairment charge could arise. Azur Pharma believes that it has used reasonable estimates in assessing the carrying values of its intangible assets.

Income tax

Income tax comprises current and deferred tax. Current tax is the expected tax payable on the taxable income for the year using tax rates enacted or substantively enacted at the balance sheet date and any adjustments to tax payable in respect of previous years.

Deferred tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements, except for temporary differences arising on goodwill not deductible for tax purposes or the initial recognition of assets or liabilities that affect neither accounting or taxable profits. Deferred tax is measured at the tax rates that are expected to be applied to the temporary differences when they reverse, based on laws that have been enacted or substantively enacted by the reporting date.

Deferred tax liabilities are recognized for taxable temporary differences arising on investments in subsidiaries and associates, except where Azur Pharma is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets (“DTAs”) are recognized to the extent that it is probable that future taxable profits will be available against which the temporary differences can be utilized. DTAs are reduced to the extent that it is no longer probable that the related income tax benefit will be realized. Significant judgment is required in determining whether it is probable that sufficient future taxable profits will be available against which the asset can be utilized. Azur Pharma’s judgments take into account projections of the amount and category of future taxable income, such as income from operations or capital gains income. Actual operating results and the underlying amount and category of income in future years could render Azur Pharma’s current assumptions of recoverability of net DTAs inaccurate. At December 31, 2010, Azur Pharma believes there is evidence to support the generation of sufficient future income to conclude that it is probable that the DTAs recognized will be realized in future years.

Significant estimates and judgments are also required in determining Azur Pharma’s income tax expense. Some of these estimates are based on management’s interpretations of jurisdiction-specific tax laws or regulations and the likelihood of settlement related to tax audit issues. Various internal and external factors may have favorable or unfavorable effects on our future effective income tax rate. These factors include, but are not limited to, changes in tax laws, regulations and/or rates, changing interpretations of existing tax laws or regulations, changes in estimates of prior years’ items, past and future levels of research and development spending, likelihood of settlement, and changes in overall levels of income before taxes.

3. Significant Accounting Policies

Leasing

Operating lease rentals are charged to the income statement on a straight line basis over the term of the lease.

Research and development expenses

Expenditure on research activities, undertaken with the prospect of gaining new scientific or technical knowledge and understanding, is recognized in the income statement as an expense as incurred.

An internally-generated intangible asset arising from Azur Pharma’s development expenditure is recognized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and Azur Pharma intends to and has sufficient resources to complete development and to use or sell the asset.

Azur Pharma has determined that, to date, the regulatory, clinical or field trial risks inherent in the development of its products currently preclude it from capitalizing its development costs.

Finance income and expenditure

Financing income consists of interest income on funds invested, foreign currency exchange gains recognized in respect of the retranslation of non U.S. dollar denominated balances, and gains arising on financial liabilities recorded at fair value.

Financing expenditure consists of interest paid and payable on borrowings calculated using the effective interest rate method, unwinding of discount on deferred consideration liabilities, losses on financial liabilities recorded at fair value and foreign currency exchange losses recognized in respect of the retranslation of non U.S. dollar denominated balances.

This income and expenditure is recognized in the income statements in the period to which it relates.

Business combinations

Acquisitions on or after January 1, 2010

For acquisitions on or after January 1, 2010, Azur Pharma measures goodwill at the acquisition date as the fair value of the consideration transferred (including the fair value of any previously held equity interest in the acquiree) and the recognized amount of any non-controlling interest in the acquiree, less the net recognized amount (generally fair value) of the identifiable assets acquired and liabilities assumed. When the excess is negative, a bargain purchase gain is recognized immediately in profit and loss.

Transactions costs, other than those associated with the issue of debt or equity securities, that Azur Pharma incurs in connection with a business combination are expensed as incurred.

Acquisitions prior to January 1, 2010

For acquisitions prior to January 1, 2010, goodwill represents the excess of the cost of the acquisition over Azur Pharma’s interest in the recognized amount of the identifiable assets, liabilities and contingent liabilities of the acquiree.

Property, plant and equipment

Items of property, plant and equipment are measured at cost less accumulated depreciation and impairment losses. All other repair and maintenance costs are charged to the income statement as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are recognized in the income statement as part of the gain or loss on disposal in the year of disposal. Gains and losses on disposals of property, plant and equipment are included in other income or expense.

Depreciation is computed using the straight-line method to allocate the cost of property, plant and equipment to their estimated residual values over their estimated useful lives as follows:

Office equipment	5 years
Computer equipment	3 years
Fixtures and fittings	5 years

Inventory

Inventories are stated at the lower of cost and net realizable value. In the case of raw materials, work in progress and finished goods, cost is calculated on a first-in, first-out basis and includes the expenditure incurred in acquiring inventories and bringing them to their existing location and condition. Net realizable value is the estimated selling price in the ordinary course of business, less the estimated selling expenses.

Trade and other receivables

Trade receivables are recognized initially at fair value and then carried at amortized cost less allowance for impairment. Appropriate allowances for estimated irrecoverable amounts are recognized in the income statement when there is objective evidence that the asset is impaired.

Cash and cash equivalents

Cash and cash equivalents comprise cash balances and call deposits with maturities of three months or less.

Financial liabilities

Issued financial liabilities or their components are classified as financial liabilities where the substance of the contractual arrangement results in Azur Pharma having a present obligation to either deliver cash or another financial asset to the holder, to exchange financial instruments on terms that are potentially unfavorable or to satisfy the obligation otherwise than by the exchange of a fixed amount of cash or another financial asset for a fixed number of shares.

Financial liabilities on initial recognition are recorded at fair value, being the fair value of consideration received. They are subsequently held at fair value, with gains and losses arising for changes in fair value recognized in the income statement at each period end. Azur Pharma derecognizes the financial liability, and recognizes a gain in the income statement when its contractual obligations are cancelled or expired. If Azur Pharma issues shares to discharge the liability, the financial liability is derecognized and share premium is recognized on the issuance of those shares.

Share capital

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares and share options are recognized as a deduction from equity, net of any tax effect.

Share-based payments

Equity settled share-based payments made to employees are recognized in the financial statements based on the fair value of the awards measured at the date of grant. The fair value is expensed over the period the related services are received. The fair value of options issued under employee equity purchase plans is calculated using the Black-Scholes option-pricing model, taking into account the relevant terms and conditions.

The determination of the fair value of share-based payment awards on the date of grant using an option-pricing model, such as the Black-Scholes model, is affected by assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the expected stock price volatility over the term of the awards, risk-free interest rates, and actual and projected employee stock option exercise behavior.

Employee benefit plans

Azur Pharma contributes to two defined contribution schemes (401(k) schemes), and contributes to no other pension plans. The assets of these schemes are held in separate trustee-administered funds. Payments to defined contribution benefit plans are charged as an expense to the income statement as they fall due.

Foreign currency

Functional and presentation currency

Items included in the consolidated financial statements are measured using the currency of the primary economic environment in which each company within the Group operates (“functional currency”). All companies within the Group have the U.S. dollar as their functional currency. The consolidated financial statements are presented in U.S. dollars.

Transactions and balances

Transactions in currencies other than the functional currency of the entities are recorded at the rates of exchange prevailing on the dates of the transactions. At each balance sheet date, monetary assets and liabilities that are denominated in foreign currencies are translated to the functional currency of the Group at the rates prevailing on the balance sheet date. Non-monetary assets and liabilities denominated in foreign currencies are translated to U.S. dollar at foreign exchange rates ruling at the dates the transactions were effected. Foreign currency differences arising on retranslation are recognized in profit or loss.

Provisions

A provision is recognized in the balance sheet when Azur Pharma has a present legal or constructive obligation as a result of a past event, and it is probable that an outflow of economic benefits will be required to settle the obligation.

Operating segment

Azur Pharma determines and presents operating segments based on the information that is provided internally to the Chief Executive Officer, who is Azur Pharma’s Chief Operating Decision Maker (“CODM”). The CODM assesses the performance of the business, and allocates resources, based on the consolidated results of Azur Pharma for the period.

Azur Pharma is managed as a single business unit engaged in the development and marketing of pharmaceutical products. Accordingly, Azur Pharma operates in one reportable segment.

New accounting standards adopted during the years ended December 31, 2010, 2009 and 2008

The following new standards and amendments to standards were mandatory for the first time for the financial years beginning January 1, 2010, 2009 and 2008, respectively, as set forth below. The adoption of these standards and amendments to standards did not have a significant impact on the financial position or results of operations of Azur Pharma, unless otherwise stated below.

Year beginning January 1, 2010

(a)	IAS 1 (Amendment), “Presentation of Financial Statements”. The amendment clarifies that the potential settlement of a liability by the issue of equity is not relevant to its classification as current or non-current. By amending the definition of current liability, the amendment permits a liability to be classified as non-current (provided that the entity has an unconditional right to defer settlement by transfer of cash or other assets for at least 12 months after the accounting period) notwithstanding the fact that the entity could be required by the counterparty to settle in its own equity at any time.

(b)	IAS 27 (Amendment), “Consolidated and Separate Financial Statements”. The amended standard requires the effects of all transactions with non-controlling interests to be recorded in equity if there is no change in control and these transactions will no longer result in goodwill on acquisitions from non-controlling interests or gains and losses on disposals to non-controlling interests. The standard also specifies the accounting when control is lost. Any remaining interest in the entity is re-measured to fair value, and a gain or loss is recognized in profit or loss.

(c)	IAS 36 (Amendment), “Impairment of Assets”. The amendment clarifies that the largest cash-generating unit (or group of units) to which goodwill should be allocated for the purposes of impairment testing is an operating segment, as defined by paragraph 5 of IFRS 8, “Operating Segments”, (that is, before the aggregation of segments with similar economic characteristics).

(d)	IAS 38 (Amendment), “Intangible Assets”. The amendment clarifies guidance in measuring the fair value of an intangible asset acquired in a business combination and permits the grouping of intangible assets as a single asset if each asset has similar useful economic lives.

(e)	IFRS 2 (Amendment), “Group Cash-Settled Share-Based Payment Transactions”. In addition to incorporating IFRIC 8, “Scope of IFRS 2”, and IFRIC 11, “IFRS 2 – Group and Treasury Share Transactions”, the amendments expand on the guidance in IFRIC 11 to address the classification of group arrangements that were not covered by that interpretation.

(f)	IFRS 3 (Revised 2008), “Business Combinations”. The revised standard continues to apply the acquisition method to business combinations, with some significant changes. For example, all payments to purchase a business are recorded at fair value at the acquisition date, with contingent payments classified as debt subsequently re-measured through the income statement. There is a choice on an acquisition-by-acquisition basis to measure the non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s net assets. All acquisition-related costs should be expensed.

(g)	IFRS 5 (Amendment), “Non-Current Assets Held for Sale and Discontinued Operations”. The amendment clarifies that IFRS 5 specifies the disclosures required in respect of non-current assets (or disposal groups) classified as held for sale or discontinued operations. It also clarifies that the general requirement of IAS 1 still apply, in particular paragraph 15 (to achieve a fair presentation) and paragraph 125 (sources of estimation uncertainty) of IAS 1.

(h)

IFRIC 9, “Reassessment of Embedded Derivatives” and the amendments to IAS 39, “Financial Instruments: Recognition and Measurement”. These amendments require an entity to assess whether an embedded derivative should be separated from a host contract when the entity reclassifies a hybrid financial asset out of the ‘fair value through profit or loss’ category. This assessment is to be made based on circumstances that existed on the later of the date the entity first became a party to the contract and the date of any contract amendments that significantly change the cash flows of the contract. If the entity is unable to make this assessment, the hybrid instrument must remain classified as at fair value through profit or loss in its entirety.

(i)	IFRIC 16, “Hedges of a Net Investment in a Foreign Operation”. This interpretation states that, in a hedge of a net investment in a foreign operation, qualifying hedging instruments may be held by any entity or entities within the group, including the foreign operation itself, as long as the designation, documentation and effectiveness requirements of IAS 39 that relate to a net investment hedge are satisfied. In particular, the group should clearly document its hedging strategy because of the possibility of different designations at different levels of the group.

(j)	IFRIC 17, “Distributions of Non-Cash Assets to Owners”. This interpretation provides guidance on accounting for arrangements whereby an entity distributes non-cash assets to shareholders. IFRS 5 “Non-current Assets Held for Sale and Discontinued Operations”, has also been amended to require that assets are classified as held for distribution only when they are available for distribution in their present condition and the distribution is highly probable.

(k)	IFRIC 18, “Transfer of Assets from Customers”. This interpretation clarifies the requirements of IFRS for agreements in which an entity receives from a customer an item of property, plant, and equipment that the entity must then use either to connect the customer to a network or to provide the customer with ongoing access to a supply of goods or services (such as a supply of electricity, gas or water).

Year beginning January 1, 2009

(a)	IFRS 8, “Operating Segments”. This standard replaced IAS 14, “Segment Reporting”. IFRS 8 specifies how an entity should disclose information about its segments using a “management approach” under which segment information is presented on the same basis as that used for internal reporting.

(b)	IFRS 7 (Amendment), “Financial Instruments: Disclosures”. The amendment requires enhanced disclosures about fair value measurement and liquidity risk. In particular, the amendment requires disclosure of fair value measurements by level using a fair value measurement hierarchy. We adopted the amendment to IFRS 7 from January 1, 2009.

(c)	IAS 1 (Revised 2007), “Presentation of Financial Statements – A Revised Presentation”. This standard sets overall requirements for the presentation of financial statements, guidelines for their structure and minimum requirements for their content. The revised standard aims to improve users’ ability to analyse and compare information given in financial statements. The revised standard prohibits the presentation of items of income and expenses (that is, non-owner changes in equity) in the statement of changes in equity, requiring non-owner changes in equity to be presented separately from owner changes in equity in a statement of comprehensive income.

(d)	IAS 23 (Revised 2007), “Borrowing Costs”. The objective of IAS 23 is to prescribe the accounting treatment for borrowing costs. Borrowing costs include interest on bank overdrafts and borrowings, amortization of discounts or premiums on borrowings, finance charges on finance leases and exchange differences on foreign currency borrowings where they are regarded as an adjustment to interest costs.

(e)	IFRIC 15, “Agreements for the Construction of Real Estate”. This interpretation standardises accounting practice across jurisdictions for the recognition of revenue by real estate developers for sales of units, such as apartments or houses, ‘off plan’ – that is, before construction is complete.

Year beginning January 1, 2008

(a)	IFRIC 11, “IFRS 2 – Group and Treasury Shares Transactions”. The interpretation addresses how share-based payment arrangements that affect more than one company in a group are accounted for in each company’s financial statements. This interpretation was withdrawn as of January 1, 2010.

(b)	IFRIC 14, “IAS 19 – The Limit on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction”. This interpretation addresses the interaction between a minimum funding requirement and the limit placed by paragraph 58 of IAS 19 on the measurement of the defined benefit asset or liability.

Prospective accounting changes, new standards and interpretations not yet adopted

The following new or revised IFRS standards and IFRIC interpretations will be adopted for purposes of the preparation of future financial statements, where applicable. Azur Pharma does not anticipate that the adoption of these new or revised standards and interpretations will have a material impact on its financial position or results from operations, except for IFRS 9, which may impact the classification and measurement of some of Azur Pharma’s financial instruments. Azur Pharma does not currently plan to early adopt this standard.

•	IAS 32 (Amendment), “Classification of Rights Issuers” (effective for fiscal periods beginning on or after February 1, 2010).

•	IFRIC 19, “Extinguishing Financial Liabilities with Equity Instruments” (effective for fiscal periods beginning on or after July 1, 2010).

•	IAS 24 (Revised 2009), “Related Party Disclosures” (effective for fiscal periods beginning on or after January 1, 2011).

•	IFRS 7 (Amendment), “Disclosure – Transfers of Financial Assets” (effective for fiscal periods beginning on or after July 1, 2011).

•	IAS 12 (Amendment), “Deferred Tax: Recovery of Underlying Assets” (effective for fiscal periods beginning on or after January 1, 2012).

•	IAS 1 (Amendment), Presentation of Items in other Comprehensive Income” (effective for fiscal periods beginning on or after July 1, 2012).

•	IFRS 9, “Financial Instruments” (effective for fiscal periods beginning on or after January 1, 2013).

•	IFRS 10, “Consolidated Financial Statements” (effective for fiscal periods beginning on or after January 1, 2013).

•	IFRS 11, “Joint Arrangements” (effective for fiscal periods beginning on or after January 1, 2013).

•	IFRS 12, “Disclosure of Interests in other Entities” (effective for fiscal periods beginning on or after January 1, 2013).

•	IFRS 13, “Fair Value Measurement” (effective for fiscal periods beginning on or after January 1, 2013).

•	IAS 19 (Revised 2011), “Employee Benefits” (effective for fiscal periods beginning on or after January 1, 2013).

•	IAS 27 (Amendment), “Separate Financial Statements” (effective for fiscal periods beginning on or after January 1, 2013).

•	IAS 28 (Amendment), “Investments in Associates and Joint Ventures” (effective for fiscal periods beginning on or after January 1, 2013).

•

The IASB’s third annual improvements project, “Improvements to International Financial Reporting Standards 2010”, published on May 6, 2010 (effective dates are dealt with on a standard-by-standard basis (generally effective for periods beginning on or after January 1, 2011)).

4. Operating Segment

The operating segment is reported in a manner consistent with the internal reporting provided to the CODM, Azur Pharma’s Chief Executive Officer, for each of the years ended December 31, 2010, 2009 and 2008.

Azur Pharma is managed as a single business unit engaged in the marketing and development of pharmaceutical products. Accordingly, Azur Pharma operates in one reportable segment, and its Chief Executive Officer assesses the performance of the business, and allocates resources, from this perspective, based on the consolidated results of Azur Pharma for the period. The same accounting principles used for Azur Pharma as a whole are applied to segment reporting.

Azur Pharma’s segment results of operations for the years ended December 31, 2010, 2009 and 2008 are as follows:

Analysis of results of operations by segment (in thousands):

	2010	2009	2008
Segment revenue	$83,199	$66,742	$56,815
Segment results – net profit/(loss) after tax	9,537	(7,143)	(3,336)
Other segment information:
Interest income	(71)	(48)	(664)
Depreciation and amortization	16,487	15,248	10,174
Income tax (benefit)/expense	(5,383)	264	305
Share-based compensation expense	332	281	449

Segment assets and segment liabilities (in thousands):

	2010	2009
Segment assets	$146,432	$116,118
Segment liabilities	(62,628)	(42,183)

Entity-wide disclosures:

The following provides geographical information with respect to the attribution of revenue from external customers and non-current assets between Azur Pharma’s country of domicile and all foreign locations.

External revenue by region (by destination of customers) (in thousands):

	2010	2009	2008
Ireland – country of domicile	$—	$—	$—
Bermuda	—	—	—
United States	83,199	66,742	56,815

Total revenue	$83,199	$66,742	$56,815

All revenue is derived from external customers and as Azur Pharma operates in one reportable segment, intersegment revenue is zero. All external revenue is derived from sales of pharmaceutical products in the United States. Revenue is attributed to countries on the basis of country of destination.

There are four customers that accounted for greater than 10% of Azur Pharma’s revenues from external customers during 2010, 2009 and 2008 and the trade receivables balance at December 31, 2010 and 2009, as set forth below. No other customer accounted for more than 10% of our revenues during 2010, 2009 and 2008 or our trade receivables balance at December 31, 2010 and 2009.

Revenue by customer:

	2010	2009	2008
McKesson Corporation	31%	38%	40%
Cardinal Health, Inc.	27%	28%	28%
AmerisourceBergen Corporation	19%	21%	20%
Integrated Commercialization Solutions Inc.	12%	—%	—%

Trade receivables by customer:

	2010	2009
McKesson Corporation	32%	37%
Cardinal Health, Inc.	25%	25%
AmerisourceBergen Corporation	18%	23%
Integrated Commercialization Solutions Inc.	15%	—%

Total non-current assets by region (in thousands):

	2010	2009
Ireland – country of domicile	$266	$356
Bermuda	53,751	54,319
United States	6,503	955

Total non-current assets	$60,520	$55,630

Non-current assets are attributed to countries based on the location of the non-current assets.

5. Finance Income

The finance income for the years ended December 31 is as follows (in thousands):

	2010	2009	2008
Interest income	$71	$48	$664
Unrealized gain on fair value of financial liability	—	—	99

Net finance income	$71	$48	$763

6. Finance Expense

The finance expense for the years ended December 31 is as follows (in thousands):

	2010	2009	2008
Unwinding of discount on deferred consideration	$355	$276	$329
Foreign currency exchange losses	166	120	66
Bank charges	39	128	23
Unrealized loss on fair value of financial liability	2,209	1,531	—
Interest on borrowings	133	—	—

Net finance expense	$2,902	$2,055	$418

The unrealized loss on fair value of the financial liability arose on the revaluation of the ratchet shares, (see note 15).

7. Current and Deferred Tax

The following table sets forth the details of the provision for income taxes for the years ended December 31 (in thousands):

	2010	2009	2008
Current tax expense	$217	$264	$305
Deferred tax benefit – origination of temporary differences	(5,600)	—	—

Total income tax (benefit)/expense	$(5,383)	$264	$305

A reconciliation of the expected tax expense/(benefit), computed by applying the standard Irish tax rate to profit/(loss) before income tax to the actual tax (benefit)/expense is as follows (in thousands):

	2010	2009	2008
Irish standard tax rate	12.5%	12.5%	12.5%
Taxes at the Irish standard rate	$519	$(860)	$(379)
Effect of:
Non deductible expenses	334	236	31
Profits taxed at higher rates	75	31	71
Profits/(losses) creating no tax (charge)/benefit	(2,167)	245	30
Foreign income taxed at rates other than the Irish standard rate	1,110	264	301
Unutilized losses forward	343	348	251
Recognition of U.S. deferred tax asset	(5,600)	—	—
Capital allowances in excess of depreciation	3	—	—

Income tax (benefit)/expense	$(5,383)	$264	$305

Deferred tax

Azur Pharma recognized a deferred tax asset of $5.6 million (2009: $0) at December 31, 2010. The deferred tax asset relates to tax benefits arising from temporary differences of $15.1 million primarily attributable to provisions for sales returns, rebates and charge-backs, which are not deductible for tax in the U.S., until the associated products are returned and rebates and chargebacks are claimed and paid.

As at December 31, 2010, based on Azur Pharma’s detailed future income forecasts for the U.S. business, projected recurring U.S. profitability arising from the continued growth of the business in the United States, provided evidence to support the generation of sufficient future taxable income to conclude that these deferred tax assets are more likely than not to be realized in future years. The quantum of projected earnings is in excess of the pre-tax income necessary to realize the deferred tax assets. Previous to December 31, 2010, Azur Pharma determined it was not appropriate to recognize any deferred tax assets as the cumulative losses in recent years represented a significant piece of negative evidence.

In weighing up the positive and negative evidence for recognizing the deferred tax assets, Azur Pharma considered future taxable income exclusive of reversing temporary differences and carry-forwards; the timing of future reversals of existing taxable temporary differences; the expiry dates of tax credit carry-forwards and various other factors which may impact on the level of future profitability in the United States.

Realization of these deferred tax assets is probable in future periods based on the future taxable income expected to arise under the transfer pricing arrangements executed between the Parent Company and its U.S. subsidiary.

The Group has no recognized deferred tax liabilities.

The following other deferred tax assets have not been recognized in the balance sheet as it is not probable that the assets will be realized in the near future.

	2010	2009
Deferred tax assets:
Net operating losses	$7,225	$6,103
Temporary differences	8,887	14,569
Property, plant & equipment – book value versus tax base	215	175

Total deductible differences	$16,327	$20,847

Unrecognized deferred tax assets	$4,229	$6,607

Unrecognized deferred tax assets by jurisdiction:
Ireland	$906	$561
United States	3,323	6,046

	$4,229	$6,607

There is no expiry date for the unrecognized deferred tax assets which relate to Ireland or the United States.

8. Net Profit/(Loss) Per Share

Basic net profit/(loss) per share attributable to ordinary shareholders is computed by dividing the net profit/(loss) for the period attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. Diluted net profit/(loss) per share is computed by dividing the net profit/(loss) for the period by the weighted average number of ordinary shares outstanding and, when dilutive, adjusted for the effect of all dilutive potential ordinary shares, such as share options and ratchet shares. Vesting of the share options is contingent upon an exit event (defined as a sale of the Group, Initial Public Offering (“IPO”) or distribution of proceeds of an asset disposal), which did not occur in any periods presented. Similarly, the ratchet shares are issuable upon an exit event only if the internal rate of return on the related investment is less than a threshold level. Accordingly, neither share options nor the ratchet shares are considered dilutive potential ordinary shares in all periods presented.

The following table sets forth the computation for basic and diluted net profit/(loss) per share for the years ended December 31, 2010, 2009 and 2008:

	2010	2009	2008
Numerator (in thousands, except share and per share amounts):
Basic and diluted net profit/(loss) attributable to ordinary shareholders	$9,537	$(7,143)	$(3,336)

Denominator (amounts in thousands):
Weighted average shares – basic	41,667	41,667	41,667
Effect of dilutive potential ordinary shares:
Add dilutive effect of share options	—	—	—
Add dilutive effect of ratchet shares	—	—	—

Weighted average shares – diluted	41,667	41,667	41,667

Basic profit/(loss) per share attributable to ordinary shareholders:
Basic profit/(loss) per share attributable to ordinary shareholders	$0.23	$(0.17)	$(0.08)

Diluted profit/(loss) per share attributable to ordinary shareholders:
Diluted profit/(loss) per share attributable to ordinary shareholders	$0.23	$(0.17)	$(0.08)

9. Property, Plant and Equipment

	Office & Computer Equipment	Fixtures & Fittings	Total
	(in thousands)
Cost:
At January 1, 2009	$310	$240	$550
Additions	—	207	207
Disposals	(48)	—	(48)

At December 31, 2009	$262	$447	$709
Additions	211	—	211
Disposals	—	—	—

At December 31, 2010	$473	$447	$920

Accumulated depreciation:
At January 1, 2009	$99	$19	$118
Charged in year	52	73	125
Disposals	(48)	—	(48)

At December 31, 2009	$103	$92	$195
Charged in year	69	89	158
Disposals	—	—	—

At December 31, 2010	$172	$181	$353

Net book value:
At December 31, 2010	$301	$266	$567

At December 31, 2009	$159	$355	$514

10. Intangible Assets

Intellectual Property
(in thousands)
Cost:
At January 1, 2009	$84,045
Additions	3,138
Disposals	(1,344)

At December 31, 2009	85,839
Additions	15,566
Disposals	—

At December 31, 2010	$101,405

Accumulated amortization
At January 1, 2009	$15,600
Charged in year	15,123
Disposals	—

At December 31, 2009	30,723
Charged in year	16,329
Disposals	—

At December 31, 2010	$47,052

Net book value:
At December 31, 2010	$54,353

At December 31, 2009	$55,116

At December 31, 2010 intangible assets had a weighted average remaining estimated useful life of 5 years (2009: 5 years). The recoverable amount of the intangible assets is based on value in use calculations. Azur Pharma has prepared cash flow projections for these assets, including assumptions about future revenues and costs based on actual operating results extrapolated for between two and seven years using revenue and cost growth rates. Revenue growth rates are based on the prospects for individual products. Cost growth rates are based on expected cost inflation. The cash flows are discounted using pre-tax discount rates of 12%. No impairment charges arose in the year ended December 31, 2010.

On May 5, 2010 Azur Pharma acquired the worldwide rights (excluding Europe) to Prialt together with certain assets, from Elan Pharmaceuticals, Inc., for total consideration of $17.0 million, comprising cash consideration of $5.0 million payable upon close of the transaction and deferred consideration of $12.0 million (discounted to $10.9 million), payable in 2012. Transaction costs of $0.4 million were incurred on this acquisition.

Net assets acquired at the acquisition date were as follows:

	Book value at Elan	Fair value adjustment	Fair value amount
	(in thousands)
Intangible assets	$—	$15,566	$15,566
Inventories	—	323	323

	$—	$15,889	$15,889

Consideration:
Cash	$5,000

Deferred consideration	10,889

$15,889

On December 7, 2009 Azur Pharma amended its license agreement with BioSante Pharmaceuticals, Inc., to reduce the percentage royalty and future milestones payable on net sales of Elestrin. Total consideration of $3.1 million comprised cash consideration of $1.0 million and discounted deferred consideration of $2.1 million. The deferred consideration was included within liabilities as at December 31, 2009 (see notes 13 and 15) and paid in 2010.

Generic formulations for Parcopa were launched in 2008 and for Niravam in 2009. Arising from the approval of generic competitors to these products, Azur Pharma reassessed the estimated useful life of the Parcopa and Niravam intangible asset and reduced its remaining useful life from three to two years. This reduction in the estimated useful life resulted in the recognition of incremental amortization of $1.3 million in 2009.

On September 11, 2008, Azur Pharma licensed the rights to Parcopa, Niravam, Kemstro and Fluxid from UCB Pharma Inc. for cash consideration of approximately $11.1 million. On December 5, 2008, Azur Pharma licensed the rights to Elestrin from BioSante Pharmaceuticals, Inc for up front cash consideration of approximately $2.9 million and discounted deferred consideration of $1.3 million, which became no longer payable pursuant to the December 2009 amendment to the license agreement.

11. Inventory

Product inventories at December 31 of each year consisted of the following (in thousands):

	2010	2009
Raw materials	$1,587	$1,947
Finished goods	1,418	2,443

Total inventory	$3,005	$4,390

The replacement cost of inventory does not differ materially from its carrying value.

12. Trade and Other Receivables

Azur Pharma’s trade and other receivables at December 31 of each year consisted of the following (in thousands):

	2010	2009
Trade receivables	$10,671	$9,516
Other receivables	509	782
Prepayments	1,493	2,486

Total trade and other receivables	$12,673	$12,784

Azur Pharma’s exposure to credit and currency risk and impairment losses related to trade and other receivables are disclosed in note 18.

13. Accrued and Other Payables

Accrued and other payables at December 31 of each year consisted of the following (in thousands):

	2010	2009
Accrued sales discounts and allowances	$23,086	$15,785
Current component of deferred consideration (see note 15)	769	3,263
Other accrued liabilities	6,216	7,411

Total accrued and other current liabilities	$30,071	$26,459

Azur Pharma contributes to two defined contribution pension schemes for employees in the U.S. The Group’s contributions to these plans, which were unpaid at the year end, amounted to $43,604 (2009: $26,131).

14. Loans and Borrowings

In November 2009, Azur Pharma Inc. and Azur Pharma Public Limited Company (formerly Azur Pharma Limited) (“the Borrowers”) entered into a one year loan facility to borrow up to a maximum of $5.0 million. This facility was later extended until November 2011. Interest is payable in arrears. The Borrowers had drawn down $5 million of this loan facility as at December 31, 2010 (2009: $2.5 million). Transaction costs of $0.01 million (2009: $0.08 million) incurred in respect of the facility have been recognized as an expense in the Group’s income statement in 2010.

Azur Pharma has agreed to certain financial and operating covenants with respect to this facility and is in compliance with these covenants.

This loan facility was fully repaid subsequent to the reporting date, on October 18, 2011.

15. Other Financial Liabilities

Other financial liabilities at December 31 of each year consisted of the following (in thousands):

	2010	2009
Financial liability on ratchet shares	$9,431	$7,222
Deferred consideration	11,697	1,147

Total other financial liabilities	$21,128	$8,369

Ratchet shares

The investors in a July 2007 financing subscribed for ordinary shares at €3.00 per share, and, in addition, were given the right to receive additional shares in the event the internal rate of return on their investment is less than a threshold level on the occurrence of an exit event, which is defined as a share sale, public listing or distribution of proceeds of an asset disposal. The maximum number of additional ordinary shares issuable pursuant to this right is 3,333,333 shares (such shares, the “ratchet shares”). The subscribers of any ratchet shares are only required to pay the nominal value of these ordinary shares in a circumstance in which they become entitled to exercise this right.

The fair value of the ratchet shares has been calculated by Azur Pharma using a Binominal Option Pricing Model. The fair value of the ratchet shares and the key assumptions used in determining the fair value are as follows:

	2010	2009
Fair value	€0.592	€0.453
Share price	€2.50	€2.20
Share price volatility	55.00%	55.00%
Risk free interest rate	1.33%	1.32%
Expected period before the ratchet shares are issued	1.0 year	2.0 years

Azur Pharma has determined volatility by considering the volatility of stock issued by a group of comparable publicly quoted pharmaceutical companies. The risk free interest rate assumption is based upon interest rates appropriate for the term of the ratchet shares.

The ratchet shares are accounted for on the balance sheet as a financial liability, and are re-measured at each balance sheet date, as the agreement provides the shareholders the option to purchase, for nominal value, a variable number of shares at a variable price. The initial fair value of the financial liability at July 2007, arising on the valuation of these ratchet shares, was $5.9 million (€4.3 million). Azur Pharma recognized a (loss)/gain of $(2.2) million, $(1.5) million and $0.1 million on the revaluation of the ratchet share liability at December 31, 2010, 2009 and 2008, respectively.

Deferred consideration

The deferred consideration at December 31 of each year consisted of the following (in thousands):

	2010	2009
Due less than 1 year	$769	$3,263
Due between 1 and 2 years	11,697	805
Due between 2 and 5 years	—	342

Total deferred consideration	$12,466	$4,410

On May 5, 2010 Azur Pharma acquired the worldwide rights (excluding Europe) to Prialt from Elan Pharmaceuticals, Inc. and determined that discounted deferred consideration of $10.9 million (gross $12.0 million) would be payable in 2012. The former owners of FazaClo and Pharmelle are also entitled to deferred consideration depending on the performance of products acquired by Azur Pharma. At December 31, 2010, deferred consideration in respect of the Prialt, FazaClo and Pharmelle acquisitions amounted to $11.2 million, $1.0 million and $0.3 million, respectively. During 2010, Azur Pharma paid deferred consideration of $1.0 million in aggregate in respect of Pharmelle and FazaClo (2009: $1.3 million).

In December 2008, Azur Pharma acquired Elestrin and determined that discounted deferred consideration of $1.3 million (gross $1.5 million) would be paid as part of the cost for the acquisition of Elestrin. On December 7, 2009, Azur Pharma amended its license agreement with BioSante Pharmaceuticals, Inc., to reduce the percentage royalty and future milestones payable on net sales of Elestrin. Arising from this amendment, aggregate discounted deferred consideration of $2.1 million was included within liabilities as at December 31, 2009 and subsequently paid in 2010.

In accordance with Azur Pharma’s policy, deferred consideration amounts that are contingent on the performance of the products acquired by Azur Pharma have been probability weighted. All deferred consideration amounts have been discounted to reflect their fair value at the date of acquisition and subsequently re-measured to fair value at each reporting date.

Azur Pharma has a contingent milestone payment obligation of $10.5 million due to the original developer of FazaClo if the Group’s net sales of FazaClo exceed $40.0 million over a rolling four quarter period. Azur Pharma’s net sales of FazaClo have not exceeded and are not expected to exceed $40.0 million in any rolling four quarter period. Accordingly, no liability has been recorded related to this potential obligation.

16. Share Capital

Share capital at December 31 of each year consisted of the following (in thousands, except share and per share amounts):

	2010	2009
Authorised:
80,000,000 Ordinary Shares of €0.01 each	$970	$970
2,000,000 Deferred Shares of €0.10 each	243	243

	$1,213	$1,213

	2010	2009
Allotted, called up and fully paid:
41,666,667 Ordinary Shares of €0.01 each	$523	$523

17. Share-Based Compensation

The Parent Company grants share options to employees under the Parent Company share option plan. The options are granted at fixed exercise prices equal to the estimated fair value of the Parent Company’s shares at the date of grant. The fair value of services received in return for share options granted is measured by reference to the fair value of share options granted. The estimate of the fair value is calculated using the Black Scholes Option Pricing Model.

	2010	2009
	Number	Number
Options outstanding at January 1,	1,186,750	1,057,000
Options granted during the year	95,000	226,750
Options forfeited during the year	(24,250)	(97,000)

Options outstanding at December 31,	1,257,500	1,186,750

Exercisable at December 31, upon vesting event	941,320	718,961

The options outstanding at December 31, 2010 had an exercise price range of €2.00 to €3.00 (2009: €2.00 to €3.00) and a weighted average remaining contractual life of 7 years (2009: 7 years). The options are not exercisable until completion of a liquidity event. A liquidity event is defined in the share option plan as a public listing or an acquisition of Azur Pharma. The options have a four year vesting schedule (with quarterly increments) that determines how many options would vest upon completion of a public listing or an acquisition of the Company. The remaining options will continue vesting thereafter. In the event of an acquisition of Azur Pharma, all options will vest immediately.

No share options were granted to non-employees in the years ended December 31, 2010 and December 31, 2009.

At December 31, 2010, total unrecognized share-based compensation expense amounted to $287,093 (2009: $520,748), which the Parent Company expects to recognize over a weighted average vesting period of 2 years (2009: 3 years).

The share-based compensation expense recognized in the income statement is as follows (in thousands):

	2010	2009	2008
General and administrative expenses	$332	$281	$449

The fair value of share options and assumptions were as follows:

	March 2010	June 2010	March 2009
Fair value at grant date	$1.59	$1.76	$1.95
Share price	€2.20	€2.50	€2.20
Exercise price	€2.20	€2.50	€2.20
Expected dividend yield	—	—	—
Share price volatility	67.05%	72.97%	71.26%
Risk free interest rate	2.85%	3.87%	3.24%
Expected duration	4 years	4 years	4 years

Azur Pharma has determined volatility by considering the volatility of stock issued by a group of comparable publicly quoted pharmaceutical companies. The risk free interest rate assumption is based upon interest rates appropriate for the term of Azur Pharma’s employee stock options. The dividend yield assumption is based on the expectation that Azur Pharma will not pay dividends.

18. Financial Risk Management

Azur Pharma’s operations expose it to various financial risks in the ordinary course of business that include foreign currency risk, interest rate risk, credit risk and liquidity risk.

Azur Pharma manages its financial risk exposures on a group wide basis and seeks to reduce the exposure of significant risks through a process of controlling, monitoring and reporting. Planning and budgetary processes increase the opportunity for early warnings of financial risk. Monthly financial reporting aids the identification of risk areas by management. Azur Pharma’s approach to the management of these financial risks is further described for each risk area below.

(a) Estimation of fair values

Set out below are the major methods and assumptions used in estimating the fair values of the financial assets and liabilities. There is no material difference between the fair value of these assets and liabilities and their carrying amounts.

Cash and cash equivalents

The carrying amount of cash and cash equivalents at amortized cost is deemed to reflect its fair value, as although Azur Pharma earns fixed rates of interest on certain cash deposits with financial institutions, these are currently short term deposits with maturities of one month or less.

Trade and other receivables and trade payables

The nominal amount of all trade and other receivables and trade payables less impairment provisions, where necessary, is deemed to reflect fair value.

Accrued liabilities, accrued social welfare, amounts owing to related parties

The amounts payable are expected to be settled within one year and so the carrying value is deemed to reflect fair value.

Loans and borrowings

Fair value for loans and borrowings is calculated based on the present value of future contractual principal plus interest cash flows, discounted at appropriate market rates of interest.

Other financial liabilities

In accordance with Azur Pharma’s policy, amounts payable in respect of deferred consideration have been discounted to reflect their fair value at the date of acquisition and are subsequently re-measured to fair value at each reporting date. The financial liability arising in respect of the ratchet shares has been valued at fair value using the Binominal Option Pricing Model.

(b) Financial assets and liabilities

Fair value is the amount at which a financial instrument could be exchanged in an arm’s length transaction between informed and willing parties, other than in a forced liquidation or sale.

The carrying value and fair value of Azur Pharma’s financial assets and financial liabilities by category were as follows (in thousands):

	Loans and receivables	Liabilities at amortized cost	Total carrying value	Total fair value
December 31, 2010
Cash and cash equivalents	$70,234	$—	$70,234	$70,234
Trade receivables	10,671	—	10,671	10,671
Other receivables	509	—	509	509
Trade payables	—	(6,362)	(6,362)	(6,362)
Ratchet shares financial liability	—	(9,431)	(9,431)	(9,431)
Deferred consideration	—	(12,466)	(12,466)	(12,466)
Accrued sales discounts and allowances	—	(9,724)	(9,724)	(9,724)
Accrued sales returns		(13,362)	(13,362)	(13,362)
Accrued liabilities – other	—	(6,216)	(6,216)	(6,216)
Income tax payable	—	(67)	(67)	(67)
Loans and borrowings	—	(5,000)	(5,000)	(5,000)

At December 31, 2010	$81,414	$(62,628)	$18,786	$18,786

	Loans and receivables	Liabilities at amortized cost	Total carrying value	Total fair value
December 31, 2009
Cash and cash equivalents	$43,314	$—	$43,314	$43,314
Trade receivables	9,516	—	9,516	9,516
Other receivables	782	—	782	782
Trade payables	—	(4,778)	(4,778)	(4,778)
Ratchet shares financial liability	—	(7,222)	(7,222)	(7,222)
Deferred consideration	—	(4,410)	(4,410)	(4,410)
Accrued sales discounts and allowances	—	(8,888)	(8,888)	(8,888)
Accrued sales returns		(6,897)	(6,897)	(6,897)
Accrued liabilities – other	—	(7,411)	(7,411)	(7,411)
Income tax payable	—	(77)	(77)	(77)
Loans and borrowings	—	(2,500)	(2,500)	(2,500)

At December 31, 2009	$53,612	$(42,183)	$11,429	$11,429

(c) Market risk

Interest rate risk

Azur Pharma has $5.0 million in borrowings drawn down under a $5.0 million credit facility. A 5% increase or decrease in interest rates would not have a significant impact on Azur Pharma’s results. This credit facility was repaid on October 18, 2011.

Azur Pharma’s policy is to ensure that its cash is secure and held in short term fixed deposit accounts or current accounts with financial institutions. Azur Pharma currently has cash in short term deposits with financial institutions, earning interest at various variable and fixed interest rates. These interest rates vary from 0.37% to 2%. A 5% decrease in the interest rate would have the effect of decreasing interest income by approximately $3,500 (2009: $3,000). A 5% increase in the interest rate would have the equal and opposite effect.

Foreign currency risk

The majority of Azur Pharma’s assets and liabilities are denominated in U.S. dollars. Azur Pharma’s principal currency exposure is euro denominated expenses. Azur Pharma does not hedge these exposures as the majority of revenues and costs incurred by Azur Pharma are in U.S. dollars. A 5% strengthening of the U.S. dollar exchange against the euro would have the effect of decreasing reported costs by $211,000 (2009: $195,000). A 5% weakening of the U.S. dollar would have the opposite effect.

(d) Credit risk

Credit risk is the risk of financial loss to Azur Pharma if a customer or counterparty to a financial instrument fails to meet contractual obligations, and arises principally from Azur Pharma’s cash and cash equivalents and its receivables from customers. The carrying amount of financial assets, as set forth in note 18(b) represents the maximum credit exposure.

At December 31, 2010 Azur Pharma had a significant concentration of credit risk given that four of its customers each accounted for greater than 10% of its trade receivables balance. Azur Pharma considers the credit risk pertaining to these customers to be insignificant and continually monitors customer accounts and credit granted to its customers.

Azur Pharma’s receivables arise from sales made to wholesalers in the U.S. The aging of trade receivables at December 31 was as follows (in thousands):

	2010	2009
Not past due	$10,671	$9,516
Past due 0-30 days	—	—
Past due 31-120 days	—	—

Total receivables	$10,671	$9,516

There was no impairment provision for trade receivables at December 31, 2010, 2009 and 2008.

(e) Liquidity risk

At December 31, 2010 Azur Pharma had cash balances of $70.2 million (2009: $43.3 million). The directors of Azur Pharma are satisfied that Azur Pharma has sufficient cash funds to meet its liabilities as they fall due.

The maturity profile of the contractual undiscounted cash flows of financial liabilities is as follows (in thousands):

	Carrying amount	Cash flow	Less than 1 year	1 to 2 years	2 to 5 years	More than 5 years
At December 31, 2010:
Deferred consideration	$12,466	$13,312	$808	$12,504	$—	$—
Trade payables	6,362	6,362	6,362	—	—	—
Accrued liabilities	29,302	29,302	29,302	—	—	—
Income tax payable	67	67	67	—	—	—
Loans and borrowings	5,000	5,157	5,157	—	—	—

Total	$53,197	$54,200	$41,696	$12,504	$—	$—

All liabilities are non-derivative financials liabilities.

	Carrying amount	Cash flow	Less than 1 year	1 to 2 years	2 to 5 years	More than 5 years
At December 31, 2009:
Deferred consideration	$4,410	$4,500	$3,316	$798	$386	$—
Trade payables	4,778	4,778	4,778	—	—	—
Accrued liabilities	23,196	23,196	23,196	—	—	—
Income tax payable	77	77	77	—	—	—
Loans and borrowings	2,500	2,626	2,626			—

Total	$34,961	$35,177	$33,993	$798	$386	$—

All liabilities are non-derivative financials liabilities.

19. Commitments

Non cancellable operating lease rentals at December 31 of each year are payable as follows (in thousands):

	2010	2009
Less than one year	$814	$570
Between one and five years	1,187	1,210
Thereafter	3,790	4,064

Total	$5,791	$5,844

Azur Pharma leases property from a director of Azur Pharma. Please see further details in note 20.

There were no capital commitments at December 31, 2010.

20. Related party transactions

Azur Pharma has related party relationships with its directors and executive officers.

(a) Transactions with founding members and shareholders

In October 2008, Azur Pharma leased property (its Dublin office) from a director of Azur Pharma, at a then-current market rate, for a period through October 2029. Rentals paid on this lease in the year amounted to $274,942, $215,705 and $302,541 in the years ended December 31, 2010, 2009 and 2008, respectively. There were no amounts unpaid at December 31, 2010 and 2009.

(b) Development agreement dated May 30, 2011 between Circ Pharma Limited/Circ Pharma Research and Development Limited and Azur Pharma Research Limited

On May 30, 2011 Azur Pharma entered into an agreement with Circ Pharma Limited/Circ Pharma Research and Development Limited (“Circ”) whereby it obtained an option to license certain rights and assets in relation to Tramadol (a chronotherapeutic formulation) and to conduct certain development activities. Azur Pharma paid Circ $0.25 million for this option, which has been recognized as research and development expense.

21. Post Balance Sheet Events

On July 6, 2011 Azur Pharma and CIMA Labs, Inc. entered into an agreement with Teva Pharmaceuticals USA, Inc. (“Teva”) to settle patent litigation regarding Teva’s filing of an Abbreviated New Drug Application (ANDA) seeking approval for a generic version of FazaClo original strengths. Under the terms of the settlement agreement, Teva was granted a license to have manufactured, marketed and sell a generic version of FazaClo on dates ranging from the third quarter 2012, for the original strengths of FazaClo to mid 2015, for the higher dosage strengths of FazaClo, or earlier in certain circumstances. No liability was incurred by Azur Pharma in respect of the settlement agreement. In August 2011, Azur Pharma received a Paragraph IV certification notice from Teva advising that Teva had filed an ANDA with the FDA seeking approval to market a generic version for the higher dosage strengths of FazaClo.

On September 19, 2011 Azur Pharma entered into the Merger Agreement with Jazz Pharmaceuticals, Merger Sub and Seamus Mulligan, solely in his capacity as the representative for the Azur Pharma securityholders. Under the terms of the Merger Agreement, Jazz Pharmaceuticals and Azur Pharma will combine their businesses in a stock transaction in which (a) Azur Pharma will first carry out a reorganization of its capital structure and be renamed “Jazz Pharmaceuticals plc,” and (b) Merger Sub will merge with and into Jazz Pharmaceuticals (the “Merger”), with Jazz Pharmaceuticals as the surviving corporation in the Merger as a wholly owned subsidiary of Azur Pharma. Immediately following the Merger, the former securityholders of Jazz Pharmaceuticals would own slightly under 80% of the fully-diluted capitalization of Jazz Pharmaceuticals plc, with the historic Azur Pharma shareholders owning slightly over 20%, as calculated and adjusted in accordance with schedule 1 of the Merger Agreement. The transaction, which has been approved by the boards of directors of Jazz Pharmaceuticals and Azur Pharma, is subject to approval by the stockholders of Jazz Pharmaceuticals and the satisfaction of customary closing conditions and regulatory approvals, including antitrust approvals in the U.S. The transaction is expected to close during the first quarter of 2012.

As a result of the proposed Merger and based on the performance of Azur Pharma, it is not probable, upon the close of the Merger, that the ratchet shares will be eligible for exercise. Subject to the closing of the Merger, the ratchet share financial liability will be extinguished in conjunction with the occurrence of the exit event.

The $5.0 million loan facility was fully repaid subsequent to the reporting date, on October 18, 2011.

On October 19, 2011, Dr. Neal Cutler, one of the original owners of FazaClo, filed a complaint against Azur Pharma and one of its subsidiaries, as well as Avanir Pharmaceuticals, Inc., in California state court. The complaint, among other things, alleges that Azur Pharma and its subsidiary breached certain contractual obligations relating to contingent payments in respect of FazaClo. Azur Pharma acquired rights to FazaClo from Avanir in 2007. As part of the acquisition, Azur Pharma’s subsidiary agreed to assume certain contingent payment obligations owing to Dr. Cutler and certain other persons in relation to FazaClo. The remaining contingent payments which could be payable if certain net sales thresholds are achieved are $10.5 million and $25 million. The complaint does not specify the damages sought, but alleges, among other things, that Dr. Cutler is entitled to one or both of such contingent payments. Azur Pharma intends to vigorously defend itself in connection with this complaint; however, there can be no assurance of the outcome.

On October 13, 2011 Azur Pharma effected a capital reorganization. Pursuant to this reorganization, Azur Pharma created a new class of ordinary shares denominated in U.S. dollars, an amount of Azur Pharma’s share premium account was capitalized and issued to the Azur Pharma shareholders pro rata to their existing holdings by way of bonus issue of U.S. dollar ordinary shares to existing members and the existing ordinary share capital denominated in Euro was acquired by Azur Pharma for nil consideration and cancelled subject to the conversion of Azur Pharma to a public limited company (save for a number of shares which were re-designated as Euro deferred shares and which were not cancelled for the purpose of re-registration as a public limited company). Immediately following this capital reorganization, the share capital consisted of the following (in thousands except share and per share amounts):

Authorized
100,000,000,000 Ordinary Shares of $0.0001 each	$10,000
41,666,667 Euro Deferred Shares of €0.01 each	€416.67
2,000,000 Dollar Deferred Shares of $0.0001 each	$0.2

Allotted, called up and fully paid 41,666,667 Ordinary Shares of $0.0001 each	$4.16667
4,000,000 Euro Deferred Shares of €0.01 each	€40

Effective October 20, 2011, Azur Pharma was re-registered from a private limited liability company to a public limited company.

Azur Pharma Public Limited Company

Unaudited Interim Condensed Consolidated Income Statements

For the Nine Month Periods Ended September 30, 2011 and 2010

		Nine Months Ended September 30,
	Notes	2011	2010
		(in thousands, except per share data)
Revenue – continuing operations	3	$68,758	$59,557
Cost of sales		(11,569)	(14,656)

Gross margin		57,189	44,901
Operating expenses:
General and administrative expenses		(20,451)	(20,163)
Sales and marketing expenses		(23,366)	(19,758)
Research and development expenses		(4,928)	(1,916)

Total operating expenses		(48,745)	(41,837)

Profit from ordinary activities – continuing activities		8,444	3,064

Finance income		7,903	60
Finance expense		(681)	(1,899)

Net finance income/(expense)		7,222	(1,839)

Profit before income taxes		15,666	1,225
Income tax expense	4	(602)	(292)

Net profit for the period – attributable to ordinary shareholders		$15,064	$933

Net profit per share – attributable to ordinary shareholders:
Basic and diluted	5	$0.36	$0.02

Weighted-average shares used in computing net profit per share:
Basic and diluted	5	41,667	41,667

The accompanying notes are an integral part of these Unaudited Interim Condensed Consolidated Financial Statements.

Azur Pharma Public Limited Company

Unaudited Interim Condensed Consolidated Statements of Comprehensive Income

For the Nine Month Periods Ended September 30, 2011 and 2010

	Nine Months Ended September 30,
	2011	2010
	(in thousands)
Net profit for the period	$15,064	$933

Total comprehensive income for the period – attributable to equity shareholders	$15,064	$933

The accompanying notes are an integral part of these Unaudited Interim Condensed Consolidated Financial Statements.

Azur Pharma Public Limited Company

Unaudited Interim Condensed Consolidated Balance Sheets

As of September 30, 2011 and December 31, 2010

	Notes	September 30, 2011	December 31, 2010
		(in thousands)
ASSETS
Non-current assets:
Property, plant and equipment	6	$421	$567
Intangible assets	7	45,498	54,353
Deferred tax asset	4	5,843	5,600

Total non-current assets		51,762	60,520

Current assets:
Inventory	8	5,458	3,005
Trade and other receivables	9	16,687	12,673
Cash and cash equivalents		82,194	70,234

Total current assets		104,339	85,912

Total assets		$156,101	$146,432

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade payables		$2,782	$6,362
Accrued and other payables	10	44,114	30,071
Loans and borrowings	11	5,000	5,000
Income tax payable		303	67

Total current liabilities		52,199	41,500
Non-current liabilities:
Other financial liabilities	12	4,767	21,128

Total liabilities		56,966	62,628

Shareholders’ equity:
Share capital		523	523
Share premium		84,718	84,718
Share based compensation reserve		1,797	1,530
Retained profit/(loss)		12,097	(2,967)

Total shareholders’ equity		99,135	83,804

Total liabilities and shareholders’ equity		$156,101	$146,432

The accompanying notes are an integral part of these Unaudited Interim Condensed Consolidated Financial Statements.

Azur Pharma Public Limited Company

Unaudited Interim Condensed Consolidated Statements of Changes in Shareholders’ Equity

For the Nine Month Periods Ended September 30, 2011 and 2010

	Number of Shares	Share Capital	Share Premium	Share-based Compensation Reserve	Retained Profit/(Loss)	Total Shareholders’ Equity
	(in thousands, except share amounts)
Balance at January 1, 2010	41,666,667	$523	$84,718	$1,198	$(12,504)	$73,935
Comprehensive income:
Net profit after tax	—	—	—	—	933	933

Total comprehensive income						933
Transactions with owners of the Company, recognized directly in equity:
Share-based compensation	—	—	—	330	—	330

Balance at September 30, 2010	41,666,667	523	84,718	1,528	(11,571)	75,198
Comprehensive income:
Net profit after tax	—	—	—	—	8,604	8,604

Total comprehensive income						8,604
Transactions with owners of the Company, recognized directly in equity:
Share-based compensation	—	—	—	2	—	2

Balance at December 31, 2010	41,666,667	523	84,718	1,530	(2,967)	83,804
Comprehensive income:
Net profit after tax	—	—	—	—	15,064	15,064

Total comprehensive income						15,064
Transactions with owners of the Company, recognized directly in equity:
Share-based compensation	—	—	—	267	—	267

Balance at September 30, 2011	41,666,667	$523	$84,718	$1,797	$12,097	$99,135

The accompanying notes are an integral part of these Unaudited Interim Condensed Consolidated Financial Statements.

Azur Pharma Public Limited Company

Unaudited Interim Condensed Consolidated Statements of Cash Flows

For the Nine Month Periods Ended September 30, 2011 and 2010

	Nine Months Ended September 30,
	2011	2010
	(in thousands)
Cash flows from operating activities:
Net profit for the period	$15,064	$933
Adjustments to reconcile net profit to net cash provided by operating activities:
Depreciation of property, plant and equipment	146	113
Amortization of intangible assets	8,855	12,117
Share-based compensation expense	267	330
Unwinding of discount on deferred consideration	424	(9)
Foreign exchange loss	25	146
Interest income	(32)	(60)
Income tax expense	602	292
Unrealized (gain)/loss on financial liability on ratchet shares	(7,871)	1,657

Operating cash inflow before changes in working capital	17,480	15,519
Net changes in assets and liabilities:
Increase in trade and other payables	2,368	4,107
Increase in trade and other receivables	(4,015)	(2,674)
(Increase)/decrease in inventory	(2,453)	752

Cash provided by operating activities	13,380	17,704
Interest received	32	60
Income tax paid	(609)	(15)

Net cash provided by operating activities	12,803	17,749
Cash flows from investing activities:
Acquisition of intangible assets	—	(4,677)
Acquisition of property plant and equipment	—	(193)
Payments of deferred consideration for acquisitions of intangible assets	(818)	(3,019)

Net cash used in investing activities	(818)	(7,889)

Increase in cash and cash equivalents	11,985	9,860
Cash and cash equivalents at beginning of period	70,234	43,314
Effect of exchange rate fluctuations on cash held	(25)	(146)

Cash and cash equivalents at end of period	$82,194	$53,028

The accompanying notes are an integral part of these Unaudited Interim Condensed Consolidated Financial Statements.

Azur Pharma Public Limited Company

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

1. Basis of Preparation

As used herein, “Azur Pharma”, “the Company”, “its” or “it”, refer to Azur Pharma Public Limited Company (formerly known as Azur Pharma Limited) (the “Parent Company”) and its consolidated subsidiaries (collectively, “the Group”). Azur Pharma was re-registered as a public limited company, effective October 20, 2011. Azur Pharma is a public limited company incorporated under the laws of Ireland. The Company is engaged in the acquisition, development and commercialization of therapeutic products for the central nervous system and women’s health areas.

On September 19, 2011, Azur Pharma entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Jazz Pharmaceuticals, Inc. (“Jazz Pharmaceuticals”), Jaguar Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Azur (“Merger Sub”), and Seamus Mulligan, solely in his capacity as the representative for the Azur Pharma securityholders.

These unaudited interim condensed consolidated financial statements (“interim financial statements”) have been prepared in conformity with IAS 34, “Interim Financial Reporting” (“IAS 34”) as issued by the International Accounting Standards Board (“IASB”). Accordingly, they do not include all information and footnotes required by International Financial Reporting Standards (“IFRS”) as issued by the IASB, for complete annual financial statements and should be read in conjunction with the financial statements as at and for the year ended December 31, 2010. In the opinion of management, all adjustments considered necessary for fair presentation have been included.

These interim financial statements are presented in U.S. dollars, the U.S. dollar being the functional currency of Azur Pharma. They are prepared on the historical cost basis, except for financial instruments which are stated at fair value, and share-based payments, which are based on fair value determined as at the grant date of the relevant share options.

These interim financial statements include the accounts of the Parent Company and the Group companies. All significant intercompany account balances, transactions, and any unrealized gains and losses or income and expenses arising from intercompany transactions have been eliminated in preparing the interim financial statements.

The preparation of interim financial statements requires management to make judgments, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses. Actual results could differ materially from these estimates. In preparing these interim financial statements, the critical judgments made by management in applying Azur Pharma’s accounting policies and the key sources of estimation uncertainty were the same as those that applied to the consolidated financial statements as at and for the year ended December 31, 2010.

The year-end Condensed Consolidated Balance Sheet data presented for comparative purposes was derived from the audited Consolidated Financial Statements, but does not include all disclosures required by IFRS as issued by the IASB. The results of operations for the nine month periods ended September 30, 2011 and 2010 are not necessarily indicative of the operating results for the full year or for any other subsequent interim period.

These interim financial statements were approved by the directors of Azur Pharma on November 9, 2011.

2. Significant Accounting Policies

The accounting policies applied in these interim financial statements are consistent with those applied in our consolidated financial statements as at and for the year ended December 31, 2010.

The following new interpretations and amendments to standards are mandatory for the first time for the financial period beginning January 1, 2011.

•	IAS 32 (Amendment), “Classification of Rights Issuers” (effective for fiscal periods beginning on or after February 1, 2010).

•	IFRIC 19, “Extinguishing Financial Liabilities with Equity Instruments” (effective for fiscal periods beginning on or after July 1, 2010).

•	IAS 24 (Revised 2009), “Related Party Disclosures” (effective for fiscal periods beginning on or after January 1, 2011).

•	IFRS 7 (Amendment), “Disclosure – Transfers of Financial Assets” (effective for fiscal periods beginning on or after July 1, 2011).

•

The IASB’s third annual improvements project, “Improvements to International Financial Reporting Standards 2010”, published on May 6, 2010 (effective dates are dealt with on a standard-by-standard basis (generally effective for periods beginning on or after January 1, 2011)).

The adoption of these amendments to standards and interpretations did not impact on the financial position or results from operations.

3. Operating Segments

The operating segment is reported in a manner consistent with the internal reporting provided to the chief operating decision maker, Azur Pharma’s Chief Executive Officer.

Azur Pharma is managed as a single business unit engaged in the marketing and development of pharmaceutical products. Accordingly, Azur Pharma operates in one reportable segment, and Azur Pharma’s Chief Executive Officer assesses the performance of the business, and allocates resources, from this perspective, based on the consolidated results of Azur Pharma for the period. The same accounting principles used for Azur Pharma as a whole are applied to segment reporting.

Segment operating performance for the nine month periods ended September 30 was as follows (in thousands):

	Nine Months Ended September 30,
	2011	2010
Segment revenue – all from external customers	$68,758	$59,557
Segment results – net profit after tax	15,064	933

Other segment information for the nine month periods ended September 30 was as follows (in thousands):

	Nine Months Ended September 30,
	2011	2010
Interest income	$32	$60
Depreciation and amortization	9,001	12,230
Income tax expense	602	292
Share based compensation expense	267	330

Segment assets and liabilities as at September 30, 2011 and December 31, 2010 were as follows (in thousands):

	September 30, 2011	December 31, 2010
Segment assets	$156,101	$146,432
Segment liabilities	56,966	62,628

Entity-wide disclosures:

The following provides geographical information with respect to the attribution of revenues from external customers for the nine month periods ended September 30 and non-current assets at September 30, 2011 and December 31, 2010 between Azur Pharma’s country of domicile and all foreign locations:

External revenue by region (by destination of customers) (in thousands):

	Nine Months Ended September 30,
	2011	2010
Ireland – Country of domicile	$—	$—
Bermuda	—	—
United States	68,758	59,557

Total revenues	$68,758	$59,557

All revenue is derived from external customers and as Azur Pharma operates in one reportable segment, intersegment revenue is zero. All external revenue is derived from sales of pharmaceutical products in the U.S. Revenue is attributed to countries on the basis of country of destination.

There are four customers that accounted for greater than 10% of Azur Pharma’s revenues from external customers during the nine month periods ended 2011 and 2010 and the trade receivables balance at September 30, 2011 and December 31, 2010, as set forth below. No other customer accounted for more than 10% of Azur Pharma’s revenues during the nine month periods ended 2011 and 2010 and the trade receivables balance at September 30, 2011 and December 31, 2010.

Revenue by customer:

	Nine Months Ended September 30,
	2011	2010
McKesson Corporation	29%	33%
Cardinal Health, Inc	25%	28%
AmerisourceBergen Corporation	19%	20%
Integrated Commercialization Solutions Inc	18%	7%

Trade receivables by customer:

	September 30, 2011	December 31, 2010
McKesson Corporation	34%	32%
Cardinal Health, Inc	27%	25%
AmericsourceBergen Corporation	17%	18%
Integrated Commercialization Solutions Inc	15%	15%

Total non-current assets by region (in thousands):

	September 30, 2011	December 31, 2010
Ireland – Country of domicile	$199	$266
Bermuda	45,034	53,751
United States	6,529	6,503

Total non-current assets	$51,762	$60,520

Non-current assets are attributed to countries based on the location of the non-current assets.

4. Current and Deferred Tax

The following table sets forth the details of the provision for income taxes for the nine month periods ended September 30 (in thousands):

	Nine Months Ended September 30,
	2011	2010
Current tax expense	$845	$292
Deferred tax benefit – origination of temporary differences	(243)	—

Total income tax expense	$602	$292

Deferred tax

Azur Pharma had recognized deferred tax assets of $5.8 million at September 30, 2011 (December 31, 2010: $5.6 million). The deferred tax assets relate to tax benefits arising from temporary differences of $15.8 million (December 31, 2010: $15.1 million) primarily attributable to provisions for sales returns, rebates and charge-backs, which are not deductible for tax in the U.S., until the associated products are returned and rebates and chargebacks are claimed and paid.

As at September 30, 2011 and December 31, 2010, based on Azur Pharma’s detailed future income forecasts for the U.S. business, projected recurring U.S. profitability arising from the continued growth of the business in the U.S., provided evidence to support the generation of sufficient future taxable income to conclude that these deferred tax assets are more likely than not to be realized in future years. The quantum of projected earnings is in excess of the pre-tax income necessary to realize the deferred tax assets. Previous to December 31, 2010, Azur Pharma determined it was not appropriate to recognize any deferred tax assets as the cumulative losses in recent years represented a significant piece of negative evidence.

In weighing up the positive and negative evidence for recognizing the deferred tax assets, Azur Pharma considered future taxable income exclusive of reversing temporary differences and carry-forwards; the timing of future reversals of existing taxable temporary differences; the expiry dates of tax credit carry-forwards and various other factors which may impact on the level of future profitability in the United States.

Realization of these deferred tax assets is probable in future periods based on the future taxable income expected to arise under the transfer pricing arrangements executed between Azur Pharma and its U.S. subsidiary, Azur Pharma Inc. Azur Pharma Inc. has no recognized deferred tax liabilities.

The following other deferred tax assets have not been recognized in the balance sheets at September 30, 2011 and December 31, 2010, as it is not probable that the assets will be realized in the near future (in thousands):

	September 30, 2011	December 31, 2010
Net operating losses	$7,695	$7,225
Temporary differences	9,390	8,887
Property, plant and equipment – book value versus tax base	322	215

Total deductible differences	$17,407	$16,327

Unrecognized deferred tax assets	$4,485	$4,229

There is no expiry date for the unrecognized deferred tax assets which relate to Ireland or the United States.

5. Net Profit Per Share

Basic net profit per share attributable to ordinary shareholders is computed by dividing the net profit for the period attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding during the period. Diluted net profit per share is computed by dividing the net profit for the period by the weighted average number of ordinary shares outstanding and, when dilutive, adjusted for the effect of all dilutive potential ordinary shares, such as share options and ratchet shares. Vesting of the share options is contingent upon an exit event (defined as including a sale of 75% or more of the shares in Azur Pharma, a listing of Azur Pharma’s shares on an exchange or a disposition of proceeds from a sale of all or substantially all of the assets of Azur Pharma), which did not occur in any periods presented. Similarly, the ratchet shares are issuable upon an exit event only if the internal rate of return on the related investment is less than a threshold level. Accordingly, neither share options nor the ratchet shares are considered dilutive potential ordinary shares in all periods presented.

The following table sets forth the computation for basic and diluted net profit per share for the nine month periods ended September 30, 2011 and 2010:

	Nine Months Ended September 30,
	2011	2010
Numerator (amounts in $ thousands):
Basic and diluted net profit attributable to ordinary shareholders	$15,064	$933

Denominator (amounts in thousands):
Weighted average shares – basic	41,667	41,667
Effect of dilutive potential ordinary shares:
Add dilutive effect of share options	—	—
Add dilutive effect of ratchet shares	—	—

Weighted average shares – diluted	41,667	41,667

Basic profit per share attributable to ordinary shareholders:
Basic profit per share attributable to ordinary shareholders	$0.36	$0.02

Diluted profit per share attributable to ordinary shareholders:
Diluted profit per share attributable to ordinary shareholders	$0.36	$0.02

6. Property, Plant and Equipment

	Office & Computer Equipment	Fixtures & Fittings	Total
	(in thousands)
Cost:
At January 1, 2010	$262	$447	$709
Additions	193	—	193

At September 30, 2010	455	447	902
Additions	18	—	18

At December 31, 2010	473	447	920
Additions	—	—	—

At September 30, 2011	$473	$447	$920

Accumulated depreciation:
At January 1, 2010	$103	$92	$195
Charge	46	67	113

At September 30, 2010	149	159	308
Charge	23	22	45

At December 31, 2010	172	181	353
Charge	79	67	146

At September 30, 2011	$251	$248	$499

Net book value:
At September 30, 2011	$222	$199	$421

At December 31, 2010	$301	$266	$567

7. Intangible Assets

Intellectual Property
(in thousands)
Cost:
At January 1, 2010	$85,839
Additions	15,566

At September 30, 2010	101,405
Additions	—

At December 31, 2010	101,405
Additions	—

At September 30, 2011	$101,405

Accumulated amortization:
At January 1, 2010	$30,723
Charge	12,117

At September 30, 2010	42,840
Charge	4,212

At December 31, 2010	47,052
Charge	8,855

At September 30, 2011	$55,907

Net book value:
At September 30, 2011	$45,498

At December 31, 2010	$54,353

At September 30, 2011, intangible assets had a weighted average remaining estimated useful life of 4.5 years (December 31, 2010: 5 years). The recoverable amount of the intangible assets is based on value in use calculations. Azur Pharma has prepared cash flow projections for these assets, including assumptions about future revenues and costs based on actual operating results extrapolated for between two and seven years using revenue and cost growth rates. Revenue growth rates are based on the prospects for individual products. Cost growth rates are based on expected cost inflation. The cash flows are discounted using pre-tax discount rates of 12%.

On October 27, 2011, Azur Pharma was advised that a generic competitor to its Gastrocrom product was approved by the FDA. The carrying value of this intangible asset at September 30, 2011 was $4.9 million. Expectations of the future cash flows generated by this product have been revised. Nevertheless the estimated fair value of these cash flows continues to exceed the product’s carrying value.

No impairment charges arose in the nine months ended September 30, 2011, or in the previous year ended December 31, 2010.

8. Inventory

Product inventories at September 30, 2011 and December 31, 2010 consisted of the following (in thousands):

	September 30, 2011	December 31, 2010

Raw materials	$1,685	$1,587
Finished goods	3,773	1,418

Total inventory	$5,458	$3,005

The replacement cost of inventory does not differ materially from its carrying value.

9. Trade and Other Receivables

Trade and other receivables at September 30, 2011 and December 31, 2010 consisted of the following (in thousands):

	September 30, 2011	December 31, 2010

Trade receivables	$12,448	$10,671
Other receivables	1,936	509
Prepayments	2,303	1,493

Total trade and other receivables	$16,687	$12,673

10. Accrued and Other Payables

Accrued and other payables at September 30, 2011 and December 31, 2010 consisted of the following (in thousands):

	September 30, 2011	December 31, 2010
Accrued sales discounts and allowances	$26,157	$23,086
Current component of deferred consideration (see note 12)	7,304	769
Other accrued liabilities	9,093	6,216
Financial liability on ratchet shares (see note 12)	1,560	—

Total accrued and other payables	$44,114	$30,071

Azur Pharma contributes to two defined contribution pension schemes for employees in the U.S. The Group’s contributions to these plans, which were unpaid at September 30, 2011, amounted to $58,660 (December 31, 2010: $43,604).

11. Loans and Borrowings

In November 2009, Azur Pharma Inc. and Azur Pharma Public Limited Company (formerly Azur Pharma Limited) (“the Borrowers”) entered into a one year loan facility to borrow up to a maximum of $5.0 million. This facility was later extended until November 2011. Interest is payable in arrears. The Borrowers had drawn down $5.0 million of this loan facility as at September 30, 2011 (December 31, 2010: $5.0 million).

Azur Pharma has agreed to certain financial and operating covenants with respect to this facility and is in compliance with these covenants.

This loan facility was fully repaid subsequent to the reporting date, on October 18, 2011.

12. Other Financial Liabilities

Other financial liabilities at September 30, 2011 and December 31, 2010 consisted of the following (in thousands):

	September 30, 2011	December 31, 2010
Financial liability on ratchet shares(1)	$—	$9,431
Deferred consideration	4,767	11,697

Total other financial liabilities	$4,767	$21,128

(1)	Categorized in accrued and other payables (current liabilities), see note 10 and below

Ratchet shares

The investors in a July 2007 financing subscribed for ordinary shares at €3.00 per share, and, in addition, were given the right to receive additional shares in the event the internal rate of return on their investment is less than a threshold level on the occurrence of an exit event, which is defined as including a sale of 75% or more of the shares in Azur Pharma, a listing of Azur Pharma’s shares on an exchange or a disposition of proceeds from a sale of all or substantially all of the assets of Azur Pharma. The maximum number of additional ordinary shares issuable pursuant to this right is 3,333,333 shares (such shares, the “ratchet shares”). The subscribers of any ratchet shares are only required to pay the nominal value of these ordinary shares in a circumstance in which they become entitled to exercise this right.

The fair value of the ratchet shares has been calculated by Azur Pharma using a Binominal Option Pricing Model. The fair value of the ratchet shares and the key assumptions used in determining the fair value are as follows:

	September 30, 2011	December 31, 2010
Fair value	€0.099	€0.592
Share price	€7.56	€2.50
Share price volatility	51.00%	55.00%
Risk free interest rate	2.38%	1.33%
Expected period before the ratchet shares are issued	3 months	12 months

Azur Pharma has determined volatility by considering the volatility of stock issued by a group of comparable publicly quoted pharmaceutical companies. The risk free interest rate assumption is based upon interest rates appropriate for the term of the ratchet shares.

The ratchet shares are accounted for on the balance sheet as a financial liability, and are re-measured at each balance sheet date, as the agreement provides the shareholders the option to purchase, for a nominal value, a variable number of shares at a variable price. The initial fair value of the financial liability at July 2007, arising on the valuation of these ratchet shares, was $5.9 million (€4.3 million). Azur Pharma recognized a gain of $7.9 million in the nine months ended September 30, 2011 (nine months ended September 30, 2010: loss of $1.7 million) on the partial reversal of the ratchet share liability, which has been included in finance income in the income statement.

The gain arises because the share price used in determining the fair value of the liability increased during the period reflecting the offer made for Azur Pharma in September 2011 by Jazz Pharmaceuticals.

As a result of the proposed Merger and based on the performance of Azur Pharma, it is not probable, upon the close of the Merger, that the ratchet shares will be issuable. Subject to the closing of the Merger, the ratchet share financial liability will be extinguished in conjunction with the occurrence of the exit event.

Deferred consideration

The deferred consideration payable at September 30, 2011 and December 31, 2010 is as follows (in thousands):

	September 30, 2011	December 31, 2010
Due less than one year (see note 10)	$7,304	$769
Due between 1 and 2 years	4,767	11,697
Due between 2 and 5 years	—	—

Total deferred consideration	$12,071	$12,466

On May 5, 2010, Azur Pharma acquired the worldwide rights (excluding Europe) to Prialt from Elan Pharmaceuticals, Inc. and determined that discounted deferred consideration of $10.9 million (gross $12.0 million) would be payable in 2012. The former owners of FazaClo are also entitled to deferred consideration depending on the performance of the products acquired by Azur Pharma. At September 30, 2011, deferred consideration in respect of FazaClo and Prialt acquisitions amounted to $0.5 million and $11.6 million respectively. At December 31, 2010, deferred consideration in respect of the Prialt, FazaClo and Pharmelle acquisitions amounted to $11.2 million, $1 million and $0.3 million, respectively.

During the period ended September 30, 2011, Azur Pharma paid deferred consideration of $0.3 million and $0.5 million in respect of Pharmelle and FazaClo respectively (September 30, 2010: $3 million in aggregate in respect of Pharmelle, FazaClo and Elestrin).

In accordance with Azur Pharma’s policy, deferred consideration amounts that are contingent on the performance of the products acquired by Azur Pharma have been probability weighted. All deferred consideration amounts have been discounted to reflect their fair value at the date of acquisition and subsequently re-measured to fair value at each reporting date.

Azur Pharma has a contingent milestone payment obligation of $10.5 million due to the original developer of FazaClo if Azur Pharma’s net sales of FazaClo exceed $40.0 million over a rolling four quarter period. Azur Pharma’s net sales of FazaClo have not exceeded and are not expected to exceed $40.0 million in any rolling quarter period. Accordingly, no liability has been recorded related to this potential obligation.

13. Commitments

Non cancellable operating lease rentals are payable as follows (in thousands):

	September 30, 2011	December 31, 2010
Less than one year	$676	$814
Between one and five years	1,157	1,187
Thereafter	3,670	3,790

Total operating lease commitments	$5,503	$5,791

Azur Pharma leases property from a director of Azur Pharma. Please see further details in note 15.

There were no capital commitments as at September 30, 2011 or December 31, 2010.

14. Share-Based Compensation

Azur Pharma has an equity award program which provides for the issuance of share options to employees. The options are granted at fixed exercise prices equal to the estimated fair value of the Company’s shares at the date of grant. The fair value of services received in return for share options granted is measured by reference to the fair value of share options granted. The estimate of the fair value of the services received is calculated using the Black Scholes Option Pricing Model.

	September 30, 2011	December 31, 2010
	(Number)	(Number)
Share options outstanding at beginning of period/year	1,257,500	1,186,750
Options granted during period/year	289,250	95,000
Options forfeited during period/year	(4,000)	(24,250)

Options outstanding at end of period/year	1,542,750	1,257,500

Options exercisable upon vesting event	1,088,376	941,320

Share-based compensation expense has been recognized in the following line items in the income statements in the nine month periods ended September 30, (in thousands):

	Nine Months Ended September 30,
	2011	2010
General and administrative expenses	$267	$330

15. Related Party Transactions

Azur Pharma has related party relationships with its directors and executive officers.

(a) Transactions with founding members and shareholders

In October 2008, Azur Pharma leased property (its Dublin office) from a director of Azur Pharma, at a then-current market rate for a period through October 2029. Rentals paid on this lease in the nine months ended September 30, 2011 amounted to $214,823 (September 30, 2010: $208,924) and there were no amounts unpaid at September 30, 2011 and December 31, 2010.

(b) Development agreement dated May 30, 2011 between Circ Pharma Limited/Circ Pharma Research and Development Limited and Azur Pharma Research Limited

On May 30, 2011, Azur Pharma entered into an agreement with Circ Pharma Limited/Circ Pharma Research and Development Limited (“Circ”), companies controlled by Seamus Mulligan, Azur Pharma’s Chairman and Chief Executive Officer, whereby it obtained an option to license certain rights and assets in relation to Tramadol (a chronotherapeutic formulation) and to conduct certain development activities. Azur Pharma paid Circ $0.25 million for this option, which was recognized as a research and development expense.

(c) Davycrest Nominees Limited

For the nine month period ended September 30, 2011, Azur Pharma paid €124,000 in fees to Davy Corporate Finance for general advisory work and €40,000 in advisory fees to Davy Private Clients. Davy Corporate Finance and Davy Private Clients are both affiliates of J&E Davy. J&E Davy is the parent company of Davy, and was responsible for arranging a $45 million investment by private clients into Azur Pharma in 2007.

16. Post Balance Sheet Events

On October 13, 2011, Azur Pharma effected a capital reorganization. Pursuant to this reorganization, Azur Pharma created a new class of ordinary shares denominated in U.S. dollars, an amount of Azur Pharma’s share premium account was capitalized and issued to the Azur Pharma shareholders pro rata to their existing holdings by way of a bonus issue of U.S. dollar ordinary shares to existing members and the existing ordinary share capital denominated in Euro was acquired by Azur Pharma for nil consideration and cancelled subject to the conversion of Azur Pharma to a public limited company (save for a number of shares which were re-designated as Euro deferred shares and which were not cancelled for the purpose of the re-registration as a public limited company). Immediately following this capital reorganization, the share capital consisted of the following (in thousands except share and per share amounts):

Authorized
100,000,000,000 Ordinary Shares of $0.0001 each	$10,000
41,666,667 Euro Deferred Shares of €0.01 each	€417
2,000,000 Dollar Deferred Shares of $0.0001 each	$—

Allotted, called up and fully paid
41,666,667 Ordinary Shares of $0.0001 each	$4
4,000,000 Euro Deferred Shares of €0.01 each	€40

On October 18, 2011, the $5.0 million loan facility was fully repaid subsequent to the reporting date.

On October 19, 2011, Dr. Neal Cutler, one of the original owners of FazaClo, filed a complaint against Azur Pharma and one of its subsidiaries, as well as Avanir Pharmaceuticals, Inc., in California state court. The complaint, among other things, alleges that Azur Pharma and its subsidiary breached certain contractual obligations relating to contingent payments in respect of FazaClo. Azur Pharma acquired rights to FazaClo from Avanir in 2007. As part of the acquisition, Azur Pharma’s subsidiary agreed to assume certain contingent payment obligations owing to Dr. Cutler and certain other persons in relation to FazaClo. The remaining contingent payments which could be payable if certain net sales thresholds are achieved are $10.5 million and $25 million. The complaint does not specify the damages sought, but alleges, among other things, that Dr. Cutler is entitled to one or both of such contingent payments. Azur Pharma intends to vigorously defend itself in connection with this complaint; however, there can be no assurance of the outcome.

Effective October 20, 2011, Azur Pharma was re-registered from a private limited liability company to a public limited company.

On October 27, 2011, an Abbreviated New Drug Application seeking to manufacture and sell a generic to Gastrocrom was approved by the FDA. While the launch of a generic is likely to result in lower revenue for this product, Azur Pharma has prepared revised financial projections for the product which support the current carrying values of related assets.

17. New Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the IASB or other standard setting bodies that are adopted by Azur Pharma as of the specified effective date. Azur Pharma believes that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

ANNEXES

Annexes

Annex A	Agreement and Plan of Merger
Annex B	Opinion of J.P. Morgan
Annex C	Form of Memorandum and Articles of Association of New Jazz
Annex D	Form of Amended and Restated Certificate of Incorporation of Jazz Pharmaceuticals
Annex E	Form of Voting Agreement
Annex F	Form of Escrow Agreement
Annex G	Deed of Covenant
Annex H	Power of Attorney and Contribution Agreement
Annex I	Form of Registration Rights Agreement
Annex J	Jazz Pharmaceuticals, Inc. 2011 Equity Incentive Plan
Annex K	Jazz Pharmaceuticals, Inc. Amended and Restated 2007 Employee Stock Purchase Plan

Annex A

Execution Copy

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

AZUR PHARMA LIMITED,

JAGUAR MERGER SUB INC.,

JAZZ PHARMACEUTICALS, INC.

AND

SEAMUS MULLIGAN AS INDEMNITORS’ REPRESENTATIVE

DATED AS OF SEPTEMBER 19, 2011

-i-

(CONTINUED)

-ii-

(CONTINUED)

-iii-

(CONTINUED)

-iv-

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Agreement”), dated as of September 19, 2011, is by and among AZUR PHARMA LIMITED, a limited company formed under the laws of Ireland (registered number 399192) whose registered address is 1 Stokes Place, St. Stephen’s Green, Dublin 2, Ireland (“Azur”), JAGUAR MERGER SUB INC., a Delaware corporation and wholly owned subsidiary of Azur (“Merger Sub”), JAZZ PHARMACEUTICALS, INC., a Delaware corporation (“Jazz”) and SEAMUS MULLIGAN, solely in his capacity as the representative for the Indemnitors (as defined below) as further provided herein (the “Indemnitors’ Representative”). Each and any one of Azur, Merger Sub and Jazz, individually shall be referred to herein as a “Party” and, together the “Parties”.

WHEREAS, Jazz and Azur desire to combine the businesses of Jazz with the business of Azur, upon the terms and subject to the conditions set forth in this Agreement, through (a) effectuation by Azur prior to the Closing (as defined below) of the restructuring described in Schedule 1, through the Agreed Forms of documents attached to this Agreement or to Schedule 1 (the “Reorganization”), and (b) the merger of Merger Sub with and into Jazz, with Jazz as the surviving corporation in the Merger as a wholly owned subsidiary of Azur (the “Merger”) (the steps outlined in clauses (a) and (b), including the Reorganization and the Merger, and the other transactions contemplated by this Agreement, being collectively referred to as the “Transactions”) in connection with which Azur will change its name to Jazz Pharmaceuticals plc, which will be a NASDAQ listed company;

WHEREAS, as a result of the Merger, at the Effective Time, the Jazz Common Stock will be converted into Azur Ordinary Shares as more fully described in this Agreement;

WHEREAS, (a) the board of directors of Azur has determined that the Transactions and this Agreement are advisable, fair to and in the best interests of Azur’s shareholders and has approved and adopted this Agreement and the Reorganization described herein, (b) the board of directors of Merger Sub has determined that the Merger and this Agreement are advisable, fair to and in the best interests of its stockholders and has approved and adopted this Agreement and the Merger described herein, (c) the board of directors of Jazz has determined that the Transactions and this Agreement are advisable, fair to and in the best interests of its stockholders and has approved and adopted this Agreement and the Merger, and (d) concurrently with the execution of this Agreement, Azur, as the sole stockholder of Merger Sub, has approved and adopted this Agreement and the Merger; and

WHEREAS, in order to induce the Parties to enter into this Agreement and to consummate the Transactions, in connection with the execution of this Agreement: (a) certain employees of Azur listed on Schedule 2 (the “Specified Employees”) have entered into employment agreements with Azur (or one of its Subsidiaries) and Jazz to be effective as of Closing (the “Employment Agreements”), (b) certain Azur Securityholders listed on Schedule 3 (the “Specified Securityholders”) have entered into Nonsolicitation and Noncompetition Agreements to be effective as of the Closing (the “Noncompetition Agreements”), (c) certain stockholders of Jazz have entered into Voting Agreements with Jazz and Azur (collectively the “Jazz Voting Agreements”), (d) certain shareholders of Azur have entered into a Deed of Covenant with Azur and Jazz (the “Azur Support Agreement”) and have agreed to deposit an aggregate number of Azur Ordinary Shares equal to 10% of the Azur Ordinary Shares outstanding as of immediately prior to the Closing (after giving effect to the Reorganization) into an escrow account (the “Escrow Account”) to be held by Deutsche Bank National Trust Company (the “Escrow Agent”) as security for the Indemnitors’ indemnification obligations for Losses under Articles IX pursuant to the terms of the Escrow Agreement to be executed prior to the Closing substantially in the Agreed Form attached hereto as Exhibit A (the “Escrow Agreement”), and (e) Azur will be entering into a Registration Rights Agreement with certain of the Azur Securityholders substantially in the Agreed Form attached hereto as Exhibit B (the “Registration Rights Agreement” and the Azur Securityholders to be parties thereto as indicated on Exhibit A to the Registration Rights Agreement, the “Azur Rights Parties”).

A-1.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I

CERTAIN DEFINITIONS

Section 1.1 Definitions.

(a) As used in this Agreement the following terms and derivations thereof shall have the meanings specified in this Section 1.1:

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under Common Control with, such first Person.

“Agreed Form” shall mean an agreement or other document in the form attached to this Agreement or, if no form is attached, in such form as is reasonably satisfactory to the Parties, unless otherwise provided in this Agreement.

“Approved Product” shall mean any and all pharmaceutical products that have received regulatory approval and vitamin products that are offered for commercial sale by the Azur Group Entities in any jurisdiction in the world as of the date of this Agreement, including in particular, Prialt®, Elestrin®, FazaClo®, Niravam®, Parcopa®, Urelle®, Gesticare®, Natelle®, AVC™ Cream and Gastrocrom®.

“Azur Financial Advisor” means Lazard Middle Market LLC.

“Azur Group Entity” shall mean each of Azur and each of its Subsidiaries.

“Azur IP Contracts” shall mean all Contracts in effect as of the date of this Agreement under which any third party has licensed, granted, assigned or conveyed to any Azur Group Entity any right, title or interest in or to any Material Azur IP Rights (other than “shrink wrap,” “click through” or similar license agreements accompanying widely available computer software that have not been modified or customized for Azur).

“Azur IP Rights” shall mean all IP Rights solely owned or co-owned by any of the Azur Group Entities and all IP Rights which are licensed to any of the Azur Group Entities (other than implied (and not express) licenses and other than licenses accompanying widely available computer software that have not been modified or customized for Azur).

“Azur Material Adverse Effect” shall mean any change, event, circumstance or occurrence (“Effect”) that (considered with all other Effects) has or would reasonably be expected to have a material adverse effect on: (a) the business, financial condition, operations or results of operations of the Azur Group Entities, taken as a whole; provided, however, that in determining whether there has been an Azur Material Adverse Effect or whether an Azur Material Adverse Effect would reasonably be expected to occur, any Effect attributable to, arising out of or resulting from any of the following shall be disregarded: (i) general economic, business, industry or credit, financial or capital market conditions (whether in the United States, Ireland or internationally), including, conditions affecting generally the industries served by the Azur Group Entities, (ii) the taking of any action required by this Agreement or any Related Agreement other than those required by clauses “(x)” or “(y)” of Section 5.4(a), (iii) the breach of this Agreement or any Related Agreement by Jazz, (iv) pandemics, earthquakes, tornados, hurricanes, floods and acts of God, (v) acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof, or (vi) any implementation or adoption by a Governmental Authority of, or changes or prospective changes in, applicable Laws or accounting rules, including any of the foregoing relating to healthcare or reimbursement for healthcare costs and including IFRS or U.S. GAAP or interpretations thereof, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions, except in the case of each

A-2.

of the foregoing “(i),” “(iv),” “(v)” and “(vi)” to the extent that the same has had or would reasonably be expected to have a disproportionate effect on the Azur Group Entities, taken as a whole, as compared to other companies in the Azur Group Entities’ industry; and provided, further, however, that any Effect attributable to, arising out of or resulting solely from Urelle® or Gastrocrom® shall not, in and of itself, constitute an Azur Material Adverse Effect, but shall not be disregarded in determining whether there has been an Azur Material Adverse Effect in combination with other Effects; (b) Azur’s right to own, or to receive dividends or other distributions with respect to, the stock of Jazz; or (c) the ability of an Azur Group Entity to perform any of its material covenants or material obligations required to be performed at or prior to the Effective Time under this Agreement or any Related Agreement or to consummate the transactions contemplated hereby and thereby to be consummated prior to Closing.

“Azur Options” shall mean options to purchase Azur Ordinary Shares under the Share Option Plan or otherwise.

“Azur Securityholders” shall mean any and all holders of Azur Ordinary Shares, Azur Options and any other security of Azur. For purposes hereof, a Person shall be considered an Azur Securityholder by virtue of such Person’s ownership of Azur Ordinary Shares only if such Person is the registered owner of such Azur Ordinary Shares.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banking institutions in Ireland or the State of New York are authorized or required by law or other action of a Governmental Authority to close.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

“Companies Acts” shall mean the Irish Companies Acts 1963 to 2009.

“Contamination” or “Contaminated” shall mean the presence of Hazardous Substances in, on or under the soil, groundwater, surface water or other environmental media to an extent that any Response Action is legally required by any Governmental Authority under any Environmental Law with respect to such presence of Hazardous Substances.

“Contract” shall mean any legally binding written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, warranty, insurance policy, benefit plan, commitment or undertaking of any nature.

“Control” (including, with correlative meanings, “Controlled by” and “under Common Control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of management or policies of a Person, whether through ownership of securities, by contract or otherwise.

“Copyrights” shall mean all copyrights and copyrightable works (including without limitation databases and other compilations of information, mask works and semiconductor chip rights), including all rights of authorship, use, publication, reproduction, distribution, performance, transformation, moral rights and rights of ownership of copyrightable works and all registrations and rights to register and obtain renewals and extensions of registrations, together with all other interests accruing by reason of international copyright.

“Current Azur Business” shall mean the business of the Azur Group Entities, as it is being conducted as of the date of this Agreement, of marketing, promoting, selling, researching and developing the Approved Products and the Product Candidates.

“De Minimis Damages” shall mean any Losses that are incurred, paid, sustained or suffered by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Losses relate to any third party claim) of the nature contemplated by Section 9.2(a) that arise from or as a result of, or by reason any claim (together with any other claims arising from the same or similar facts, events or circumstances) that are less than $25,000.

A-3.

“DGCL” shall mean the Delaware General Corporation Law.

“Employee” shall mean any current or former employee, including officers, of any Azur Group Entity.

“Environment” shall mean any ambient, workplace or indoor air, surface water, drinking water, groundwater, land surface, subsurface strata, sediment, plant or animal life, natural resources, workplace, and real property and the physical buildings, structures, improvements and fixtures thereon, including sewer, septic and waste treatment, storage or disposal systems.

“Environmental Laws” shall mean any Law pertaining to: (a) the protection of the Environment (including pollution, contamination, cleanup, preservation, protection, remediation or reclamation of the Environment) and any applicable orders, judgments, decrees, Permits, licenses or other authorizations or mandates under such Laws; (b) human health or safety or the exposure of employees and other persons to any Hazardous Substance; (c) any release or threatened release, including investigation, study, assessment, testing, monitoring, containment, removal, remediation, cleanup or abatement of such release or threatened release; (d) the management, manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, registration, use, treatment, handling, storage, disposal, transportation, re-use, recycling or reclamation of any Hazardous Substance; or (e) the physical structure or condition of a building, facility, fixture or other structure as related to environmental or health and safety impacts.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Good Manufacturing Practices” shall mean current good manufacturing practices, as set forth in 21 C.F.R. Parts 111, 210 and 211.

“Governing Documents” means with respect to any Person: (a) if a corporation (including any Irish public or private limited liability company), the memorandum and articles of association, articles or certificate of incorporation and the bylaws or similar documents; (b) if a general partnership or limited liability partnership, the partnership agreement and any statement of partnership; (c) if a limited partnership, the limited partnership agreement and the certificate of limited partnership; (d) if a limited liability company, the certificate of formation and limited liability company agreement; (e) if another type of Person, any charter or similar document adopted or filed in connection with the creation, formation or organization of the Person; (f) all equityholders’ agreements, voting agreements, voting trust agreements or other similar agreements or documents relating to the organization, management or operation of such entity; and (g) any amendment or supplement to any of the foregoing.

“Governmental Authority” shall mean any international, federal, state, local, municipal, foreign or other governmental or quasi-governmental authority or self-regulatory organization of any nature of competent authority (including any agency, branch, department, board, commission, court, tribunal, arbitral body or other entity exercising governmental or quasi-governmental powers) or exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, enforcement, regulatory or taxing authority or power.

“Governmental Order” shall mean any order, writ, decision, judgment, injunction, decree, settlement, stipulation, determination or award issued or entered by or with any Governmental Authority.

“Hazardous Substance” shall mean petroleum, contaminant, chemical, any petroleum-based product and any hazardous, toxic or radioactive substance, material or waste, asbestos or asbestos-containing material, polychlorinated biphenyls, or industrial, solid, toxic, radioactive, infectious, disease-causing or hazardous substance, including all substances, materials, wastes or agents which are identified, regulated, the subject of liability or requirements for remediation under, or otherwise subject to, any Environmental Law.

A-4.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“IFRS” shall mean International Financial Reporting Standards promulgated by the International Accounting Standards Board (which includes standards and interpretations approved by the International Accounting Standards Board and International Accounting Standards issued under previous constitutions), together with its pronouncements thereon from time to time, as adopted by the European Union, and applied on a basis consistent with Azur’s historic accounting principles and practices.

“Indebtedness” shall mean with respect to any Person, any obligations of such Person: (a) for borrowed money; (b) evidenced by notes, bonds, debentures or similar instruments; (c) for the deferred purchase price of goods or services (other than payables or accruals incurred in the ordinary course of business and consistent with past practices); (d) under capital leases; or (e) in the nature of guarantees of the obligations described in clauses (a) through (d) above of any other Person.

“Independent Contractor” shall mean (solely where used in upper case) a natural person providing services to an Azur Group Entity, either in his or her individual capacity or through an entity Controlled by such individual.

“IP Rights” shall mean any and all of the following in any country or region: (a) Copyrights, Patent Rights, Trademark Rights, domain name registrations, moral rights, trade secrets, and other intellectual property rights; and (b) the right (whether at law, in equity, by contract or otherwise) to enjoy or otherwise exploit any of the foregoing, including the rights to sue for and remedies against past, present and future infringements of any or all of the foregoing, and rights of priority and protection of interests therein under the laws of any jurisdiction worldwide.

“Ireland” shall mean the island of Ireland, excluding the counties of Antrim, Armagh, Derry, Down, Fermanagh and Tyrone.

“Irish Pensions Board” shall mean the Pensions Board, as established under the Pensions Act 1990, having its normal place of business at Verschoyle House, 28-30 Lower Mount Street, Dublin 2.

“Irish Pensions Ombudsman” shall mean the Pensions Ombudsman, as established under the Pensions Act 1990, having its normal place of business at 36 Upper Mount Street, Dublin 2.

“Jazz Common Stock” shall mean the common stock, par value $0.0001 per share, of Jazz.

“Jazz Financial Advisor” shall mean J.P. Morgan Securities LLC.

“Jazz Group Entities” shall mean Jazz and each of its Subsidiaries.

“Jazz Material Adverse Effect” means any Effect (as defined in the definition of Azur Material Adverse Effect) that (considered with all other Effects) has or would reasonably be expected to have a material adverse effect on: (a) the business, financial condition, operations or results of operations of Jazz and its Subsidiaries, taken as a whole, provided, that in determining whether there has been a Jazz Material Adverse Effect or whether a Jazz Material Adverse Effect would reasonably be expected to occur any Effect attributable to, arising out of or resulting from the following, shall be disregarded: (i) general economic, business, industry or credit, financial or capital market conditions (whether in the United States or internationally), including, conditions affecting generally the industries served by Jazz and its Subsidiaries, (ii) the taking of any action required by this Agreement or any Related Agreement, (iii) the breach of this Agreement or any Related Agreement by Azur, (iv) pandemics, earthquakes, tornados, hurricanes, floods and acts of God, (v) acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof, (vi) any implementation or adoption by a Governmental Authority of or changes or prospective changes in, applicable Laws or accounting rules,

A-5.

including any of the foregoing relating to healthcare or reimbursement for healthcare costs and including U.S. GAAP or interpretations thereof, or any changes or prospective changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions, or (vii) any change in the market price or trading volume of Jazz Common Stock in and of itself or any failure, in and of itself, by Jazz to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (provided, that the underlying causes of such change or failure may be considered in determining whether a Jazz Material Adverse Effect has occurred), except in the case of each of the foregoing clauses “(i),” “(iv),” “(v)” and “(vi)” to the extent that the same has had or would reasonably be expected to have a disproportionate effect on Jazz and its Subsidiaries, taken as a whole, as compared to other companies in Jazz’s industry; or (b) the ability of Jazz and its Subsidiaries to perform their material covenants or material obligations under this Agreement or any Related Agreement or to consummate the transactions contemplated hereby and thereby.

“Jazz Products” shall mean Xyrem®.

“Jazz Stock Award” shall mean any stock awards of Jazz under the Jazz Equity Plans other than Jazz Options (whether subject to service-based or performance-based vesting).

“Jazz Stockholder Approval” shall mean the adoption of the Merger Agreement by the stockholders of Jazz by the Required Jazz Vote.

“Knowledge” shall mean (a) in the case of Jazz, the actual knowledge of Jazz’s directors and executive officers and the knowledge such persons would reasonably be expected to obtain in the course of performing the responsibilities associated with their position with Jazz in a prudent manner and (b) in the case of the Azur Group Entities, the actual knowledge of Azur’s directors, Chief Executive Officer, Chief Financial Officer, President-US Operations, Senior Vice President-Technical Operations and General Manager-US Operations and the knowledge such persons would reasonably be expected to obtain in the course of performing the responsibilities associated with their position with Azur in a prudent manner.

“Law” shall mean any international, federal, state, local, municipal, foreign or other statute, law, ordinance, order, ruling, writ, injunction, judgment, award, decree, rule or regulation or other requirement issued by a Governmental Authority, including, but not limited to, the Federal Food, Drug and Cosmetic Act (21 U.S.C. §§ 301 et seq.), the Controlled Substances Act (21 U.S.C. §§ 801 et seq.), the federal health care program anti-kickback law (42 U.S.C. § 1320a-7b(b)), the anti-inducement law (42 U.S.C. § 1320a-7a(a)(5)), the civil Federal False Claims Act (31 U.S.C. §§ 3729 et seq.), the criminal false claims law (42 U.S.C. § 1320a-7b(a)), the Stark anti-referral law (42 U.S.C. § 1395nn), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. §§ 17921 et seq.), the exclusion laws (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Veterans Health Care Act of 1992 (38 U.S.C. § 8126 and 42 U.S.C. § 256b).

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Lien” shall mean any all liens, encumbrances, mortgages, charges, claims, pledges, security interests, title defects, easements, rights of way, covenants and encroachments.

“Loss” or “Losses” shall mean any and all losses, Liabilities, injury, fines, costs (including cost of investigation), claim, demand, settlement, judgment, award, damages, tax, fee, penalties, charge or expense of

A-6.

any nature (including reasonable attorneys’ fees and expenses and litigation, settlement and judgment and interest costs and any reasonable legal or other expenses incurred in connection with investigating or defending any claims or actions).

“M&T Bank” shall mean Manufacturers and Traders Trust Company, a New York banking corporation.

“Material Azur IP Rights” shall mean all Material Non-U.S. Azur IP Rights and all Material U.S. Azur IP Rights.

“Material Non-U.S. Azur IP Rights” shall mean all non-U.S. Azur IP Rights relating to a Product Candidate or Approved Product or used by any of the Azur Group Entity in the Current Azur Business.

“Material U.S. Azur IP Rights” shall mean all U.S. Azur IP Rights relating to a Product Candidate or Approved Product or used by any of the Azur Group Entity in the Current Azur Business.

“Material Jazz IP Rights” shall mean all IP Rights that relate to the Jazz Products and are used by any Jazz Group Entity or licensed by any Jazz Group Entity to any third party in connection with the business of the Jazz Group Entities, as it is being conducted on the date of this Agreement, of marketing, promoting, selling the Jazz Products.

“Merger Sub Common Stock” shall mean the Common Stock, $0.001 par value per share, of Merger Sub.

“Multiemployer Plan” shall mean a multiemployer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“NASDAQ” shall mean the Nasdaq Global Stock Market.

“Non-U.S. Employee” shall mean any Employee whose primary place of employment is in a non-U.S. jurisdiction.

“Patent Rights” shall mean all invention disclosure documents, issued patents, pending patent applications and abandoned patents and patent applications provided that they can be revived (which for purposes of this Agreement shall include utility models, design patents, industrial designs, certificates of invention and applications for certificates of invention and priority rights) in any country or region, including all provisional applications, substitutions, continuations, continuations-in-part, divisions, renewals, reissues, re-examinations and extensions thereof.

“Permitted Liens” shall mean: (a) Liens for Taxes, assessments and governmental charges or levies not yet delinquent or for which adequate reserves are maintained on the financial statements of the Azur Group Entities as of the Closing Date; (b) Liens imposed by Law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings: (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations: (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business consistent with past practice: (e) all matters of record, including, without limitation, survey exceptions, reciprocal easement agreements and other encumbrances on title to real property: (f) all applicable zoning, entitlement, conservation restrictions and other land use and environmental regulations: (g) all exceptions, restrictions, easements, charges, rights-of-way and other Liens set forth in any permits, any deed restrictions, groundwater or land use limitations or other institutional controls utilized in connection with any required environmental remedial actions, or other state, local or municipal franchise applicable to the Azur Group Entities or any of their respective properties: (h) Liens securing the obligations of the Azur Group Entities under or in respect of or permitted by the Term Loan Note: or (i) Liens that do not impair the use and the value of the underlying assets.

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“Person” shall mean any individual, private or public company, corporation (including not-for-profit), general or limited partnership, unlimited or limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature, including a government or political subdivision or an agency or instrumentality thereof.

“Pre-Closing Period” shall mean the period commencing with the date of this Agreement and ending on the earlier of (a) the Effective Time or (b) the date of termination of this Agreement pursuant to Section 10.1.

“Pro Rata Percentage” with respect to any Indemnitor shall mean the quotient received by dividing the aggregate number of Azur Ordinary Shares held by such Indemnitor immediately prior to the Closing (and after giving effect to the Reorganization, including the exercise of Azur Options) divided by the total number of Azur Ordinary Shares held by all the Indemnitors immediately prior to the Closing (and after giving effect to the Reorganization, including the exercise of Azur Options).

“Product Candidate” shall mean any or all of Clozapine OS, Clozapine QD, Tramadol Chrono, any reformulations of Gastrocrom or Urelle or any reformulations of any other Approved Product.

“PRSA” shall mean the standard personal retirement savings account established by Azur with Hibernian Life & Pensions Limited (n/k/a Aviva) with effect from February 22, 2007 of which Azur’s Employees have been given notice and to which they may contribute, details of which are set out in Section 3.9(l) of the Azur Disclosure Schedule.

“Registration Statement” means the registration statement of Azur on Form S-4, registering under the Securities Act the Azur Ordinary Shares to be issued to holders of Jazz Common Stock in the Merger.

“Related Agreements” shall mean: (a) the Escrow Agreement; (b) the Azur Disclosure Schedule; (c) the Employment Agreements; (d) the Noncompetition Agreements; (e) the documents effecting the Reorganization; (f) the Registration Rights Agreement; (g) the Powers of Attorney; (h) the Azur Support Agreement; (i) the Voting Agreements; and (j) all other schedules, documents, instruments, certificates and agreements delivered or to be delivered in connection with the transactions contemplated by the agreements listed in the preceding clauses “(a)” through “(j).”

“Related Party” shall mean: (a) each Azur Securityholder (other than Azur) who beneficially or otherwise owns (directly or indirectly) more than 2% of the equity interests in an Azur Group Entity; (b) each individual who is an officer or director of any of the Azur Group Entities; (c) each member of the immediate family of each of the individuals referred to in clauses “(a),” and “(b)” above; and (d) any trust or other entity (other than Azur) in which any one of the Persons referred to in clauses “(a),” “(b)” and “(c)” above holds (or in which more than one of such Persons collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

“Representatives” shall mean a Person’s officers, directors, consultants, advisors, employees, stockholders, agents or other advisors or representatives.

“Response Action” shall mean any action taken to investigate, abate, remediate, remove or mitigate any violation of Environmental Law, any Contamination of any property owned, leased or occupied by the Azur Group Entities or any release or threatened release of Hazardous Materials. Without limitation, Response Action shall include any action that would be a response as defined by the Comprehensive Environmental Response, Compensation and Liability Act, as amended at the date of Closing, 42 U.S.C. § 9601 (25).

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the Securities Act.

A-8.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Share Option Plan” shall mean the Azur Pharma Limited Share Option Plan.

“Special Representations” means the representations set forth in Sections 3.1(a), 3.1(b), 3.1(c) (“Due Incorporation and Capitalization”) and 3.2(a) (“Due Authority”), excluding the representation contained in Section 3.1(a) that all jurisdictions in which each of the Azur Group Entities is qualified to do business as a foreign corporation are set forth in Section 3.1 of the Azur Disclosure Schedule.

“Subsidiary” shall mean, with respect to any Person, any other entity: (i) whose securities or other ownership interests, having by their terms the power to elect a majority of the board of directors or other Persons performing similar functions, are directly or indirectly owned or Controlled, directly or indirectly, by such Person; (ii) whose business and policies such Person has the power, directly or indirectly, to direct; or (iii) of which 50% or more of the securities, partnership or other ownership interests are owned, directly or indirectly, by such Person.

“Taxes” (and, with correlative meaning, “Taxes,” “Taxable” and “Taxing”) means any net income, capital gains, gross income, gross receipts, sales, use, transfer, ad valorem, franchise, profits, license, capital, withholding, payroll, estimated, employment, excise, goods and services, severance, stamp, occupation, premium, property, social security, environmental (including Code section 59A), alternative or add-on, value added, registration, windfall profits or other taxes, duties, charges, fees, levies or other assessments imposed by any Governmental Authority, or any interest, penalties, or additions to tax incurred under applicable Laws with respect to taxes.

“Tax Returns” shall mean any report, return (including any information return), declaration or other filing required or permitted to be supplied to any Taxing authority or jurisdiction with respect to Taxes, including any amendments or attachments to such reports, returns, declarations or other filings.

“Term Loan Note” shall mean the LIBOR Term Note issued by Azur Pharma, Inc., a New York corporation and Azur, to M&T Bank, dated as of November 18, 2009.

“Trademark Rights” shall mean all trademarks, registered trademarks, applications for registration of trademarks, service marks, registered service marks, applications for registration of service marks, trade names, registered trade names and applications for registration of trade names, and Internet domain name registrations; and including all intent to use any of the foregoing if not registered or subject to a pending application.

“U.S. Employee” shall mean any Employee other than a Non-U.S. Employee.

“U.S. GAAP” shall mean United States generally accepted accounting principles.

“U.S. Subsidiary” shall mean Azur Pharma, Inc., a New York corporation.

A-9.

(a) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
2007 Plan	Section 2.9(d)
Agreement	Preamble
Audited Financial Statements	Section 3.4(a)
Azur	Preamble
Azur 401(k) Plan	Section 7.2(b)
Azur Disclosure Schedule	ARTICLE III
Azur Ordinary Shares	Section 3.1(b)
Azur Resale Registration Statement	Section 5.8(b)
Azur Rights Parties	Preamble
Azur S-8 Prospectus	Section 5.8(i)
Azur S-8 Registration Statement	Section 5.8(i)
Azur Support Agreement	Preamble
Basket	Section 9.3(b)
Benefit Plans	Section 3.9(a)
Cash Balance	Section 3.4(f)
Claim Notice	Section 9.5
Claimed Amount	Section 9.5
Closing	Section 2.1
Closing Date	Section 2.1
Competing Transaction	Section 5.6
Continuing Employees	Section 7.2(a)
DEA	Section 3.13(d)
Deferred Plan	Section 2.9(d)
Deferred Shares	Section 3.1(b)
Directors Plan	Section 2.9(d)
DOJ	Section 5.2(c)
Effective Time	Section 2.3
Employment Agreements	Preamble
ERISA	Section 3.9(a)
Escrow Account	Preamble
Escrow Agent	Preamble
Escrow Agreement	Preamble
ESPP	Section 2.9(d)
Exchange Agent	Section 2.8(a)
Exchange Fund	Section 2.8(a)
Expiration Date	Section 9.1(a)
FDA	Section 3.13(a)(i)
Financial Statements	Section 3.4(a)
FIRPTA Statement	Section 8.2(k)(ii)
Foreign Benefit Plans	Section 3.9(a)
FTC	Section 5.2(c)
Governmental Patent Authority	Section 3.6(b)
Indemnitees	Section 9.2
Indemnitors	Section 9.2
Indemnitors’ Representative	Preamble
Irish Pension Plans	Section 3.9(l)(i)
IRS	Section 3.9(j)
Jazz	Preamble
Jazz 401(k) Plan	Section 7.2(b)

A-10.

Term	Section
Jazz Book Entry Shares	Section 2.8(b)
Jazz Certificates	Section 2.8(b)
Jazz Change in Recommendation	Section 5.9(b)
Jazz Equity Plans	Section 2.9(d)
Jazz Financial Statements	Section 4.6(b)
Jazz Options	Section 4.4(a)
Jazz Phantom Shares	Section 4.4(a)
Jazz Proxy Statement	Section 5.8(a)
Jazz Registration Rights Agreements	Section 5.8(k)
Jazz Resale Registration Statements	Section 5.8(k)
Jazz Resale Shares	Section 5.8(k)
Jazz S-8 Prospectus	Section 5.8(j)
Jazz S-8 Registration Statement	Section 5.8(j)
Jazz SEC Reports	Section 4.6(a)
Jazz Stockholders Meeting	Section 5.9(a)
Jazz Voting Agreements	Preamble
Jazz Warrants	Section 4.4(a)
Latest Balance Sheet	Section 3.4(a)
Leased Real Property	Section 3.15
Liabilities	Section 3.4(d)
Material Contracts	Section 3.7
Merger	Preamble
Merger Consideration	Section 2.7(a)
Merger Sub	Preamble
Noncompetition Agreements	Preamble
Parties	Preamble
Permits	Section 3.13(b)
Power of Attorney	Section 8.1(m)(iii)
Proposal	Section 5.6
Registration Rights Agreement	Preamble
Reorganization	Preamble
Reports	Section 5.8(l)
Required Jazz Vote	Section 4.11
Resale Registration Statements	Section 5.8(k)
S-8 Registration Statements	Section 5.8(j)
Sarbanes-Oxley Act	Section 4.6(c)
Similarly Situated Employees	Section 7.2(a)
Specified Employees	Preamble
Specified Securityholders	Preamble
Straddle Tax Period	Section 6.1
Stub Tax Period	Section 6.1
Surviving Corporation	Section 2.2
Surviving Corporation Benefit Plans	Section 7.2(a)
Termination Date	Section 10.1(b)
Third Party Claim Notice	Section 9.4(a)
Transactions	Preamble
U.S. Benefit Plans	Section 3.9(a)
U.S. Subsidiary Benefit Plans	Section 7.2(a)
U.S. Welfare Plan	Section 3.9(c)
Unaudited Financial Statements	Section 3.4(a)
Unexercised Azur Options	Section 8.1(k)
Working Capital	Section 3.4(f)

A-11.

Section 1.2 Usage.

(a) Interpretation. In this Agreement, unless a clear contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Persons include such Person’s legal representatives, successors, assigns, but if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(iii) reference to either gender includes the other gender;

(iv) reference to any agreement, schedule, document or instrument means such agreement, schedule, document or instrument as amended or modified and in effect in accordance with the terms thereof;

(v) reference to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

(vii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(viii) with respect to the determination of any period of time, “from” means “from and including” and “to” means “to but excluding”;

(ix) “provided to Jazz” means made available to Jazz in the “Project Cannes 2011” or “Project Aztec” electronic datarooms with Merrill Corporation, or other permanent physical or electronic media, in each case, at least two days prior to the date hereof;

(x) references to “USD” “$” or “dollars” shall be to U.S. Dollars;

(xi) any reference herein to “EUR”, “€” or “euros” are to euros, the lawful currency of Ireland;

(xii) any references herein to a specific Section, Schedule or Exhibit shall refer, respectively, to Sections, Schedules or Exhibits of this Agreement;

(xiii) words and phrases the definitions of which are contained or referred to in the Companies Acts shall be construed as having the meanings thereby attributed to them; and

(xiv) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits (other than exhibits constituting agreements, which shall only become legally binding upon execution and delivery by the parties thereto), schedules or amendments thereto from time to time.

(b) Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with IFRS.

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(c) Legal Representation of the Parties. This Agreement was negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

ARTICLE II

THE MERGER; CLOSING OF TRANSACTIONS

Section 2.1 Time and Place of Closing. The closing of the Merger (the “Closing”) shall take place (a) at 7:00 a.m., N.Y. time, at the offices of Cooley LLP, 1114 Avenue of the Americas, New York, NY 10036-7798, on a date to be designated jointly by Jazz and Azur, which shall be no later than the fifteenth (15th) Business Day following the later of (i) the date on which the last to be satisfied or waived of the conditions set forth in Article VIII (other than those conditions that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or, where permitted, waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) the date on which the SEC informs Azur that the SEC is prepared to declare the Azur Resale Registration Statement effective, unless Jazz waives this clause (ii) after consultation with Azur, or (b) at such other place, time and/or date as Jazz and Azur shall agree (the date on which the Closing actually takes place is referred to as the “Closing Date”).

Section 2.2 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into Jazz at the Effective Time. Following the Merger, the separate corporate existence of Merger Sub shall cease and Jazz shall continue as the surviving corporation (the “Surviving Corporation”).

Section 2.3 Effective Time. Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by Jazz and as soon as practicable following the Closing shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be designated jointly by Jazz and Azur and specified in such certificate of merger (the date and time the Merger becomes effective being the “Effective Time”).

Section 2.4 Effects of the Merger. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, the separate corporate existence of Merger Sub shall cease and all the property, rights, privileges, powers and franchises of Jazz and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of Jazz and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.5 Governing Documents.

(a) The certificate of incorporation of the Surviving Corporation shall be amended as of the Effective Time to read in the Agreed Form as set forth on Exhibit C. The by-laws of Jazz, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

(b) Azur shall take, or cause to be taken, such actions as are necessary so that, effective as of the Effective Time, the Memorandum and Articles of Association of Azur read in substantially the same form as the Agreed Form as set forth on Exhibit D.

Section 2.6 Officers and Directors.

(a) The officers and directors of Jazz as of immediately prior to the Effective Time shall be the initial officers and directors of the Surviving Corporation, until the earlier of their resignation or removal or otherwise ceasing to be an officer or a director or until their respective successors are duly elected and qualified, as the case may be.

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(b) Azur shall take, or cause to be taken, such actions as are necessary so that, effective as of the Closing the directors of Azur shall be the directors of Jazz as of immediately prior to the Closing (unless otherwise directed by Jazz at least three Business Days prior to the Closing), plus one additional director to be designated by Azur at least three Business Days prior to Closing, which individual shall be Seamus Mulligan or, at Azur’s sole option, another individual designated by Azur and reasonably acceptable to Jazz (provided that such designee is a resident of a member country of the European Union), which individuals will serve as directors of Azur in such capacities until the earlier of their resignation or removal or otherwise ceasing to be a director or until their respective successors are duly elected and qualified.

(c) Azur shall take, or cause to be taken, such actions as are necessary so that, effective as of the Closing the officers of Azur shall be the individuals designated by Jazz at least three (3) Business Days prior to the Closing, which individuals will serve as officers of Azur in such capacities until the earlier of their resignation or removal or otherwise ceasing to be an officer or until their respective successors are duly appointed and qualified.

Section 2.7 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or any of their respective shareholders:

(a) Conversion of Jazz Common Stock. Each share of Jazz Common Stock issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall be canceled and automatically converted into and become the right to receive one Azur Ordinary Share (collectively, the “Merger Consideration”). As a result of the Merger, at the Effective Time, each holder of a Jazz Certificate and each holder of or a Jazz Book Entry Share shall cease to have any rights with respect thereto, except the right to receive the consideration payable in respect of the shares of Jazz Common Stock represented by such Jazz Certificate or Jazz Book Entry Share (as applicable) immediately prior to the Effective Time to be issued, without interest, in consideration therefor upon surrender of such Jazz Certificate or Jazz Book Entry Share in accordance with Section 2.8(b) (or, in the case of a lost, stolen or destroyed Jazz Certificate or Jazz Book Entry Share, Section 2.8(h)). Each share of Jazz Common Stock held in treasury immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no distribution shall be made with respect thereto.

(b) Merger Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or any of their respective shareholders, each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall forthwith be canceled and cease to exist and be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation and which shall be held by Azur.

Section 2.8 Exchange of Shares, Certificates and Book Entry Shares.

(a) Exchange Agent. Prior to the Effective Time, Azur shall engage an institution satisfactory to Jazz (acting in its sole discretion) to act as exchange agent in connection with the Merger (the “Exchange Agent”). At or prior to the Effective Time, Azur shall issue to the Exchange Agent, in trust for the benefit of the holders of shares of Jazz Common Stock immediately prior to the Effective Time, certificates representing the Azur Ordinary Shares issued pursuant to Section 2.7(a) (or appropriate alternative arrangements satisfactory to Jazz (acting in its sole discretion) shall be made by Azur if uncertificated Azur Ordinary Shares will be issued). All certificates representing Azur Ordinary Shares deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund”.

(b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, and in any event within ten (10) Business Days after the Effective Time, Azur shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented

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outstanding shares of Jazz Common Stock (the “Jazz Certificates”) and each holder of record of a non-certificated outstanding share of Jazz Common Stock represented by book entry (“Jazz Book Entry Shares”), which at the Effective Time were converted into the right to receive the Merger Consideration pursuant to Section 2.7(a), (i) a letter of transmittal (which shall specify that delivery shall be effected, and that risk of loss and title to the Jazz Certificates and Jazz Book Entry Shares shall pass, only upon delivery of the Jazz Certificates or Jazz Book Entry Shares (as applicable) to the Exchange Agent and which shall be in form and substance reasonably satisfactory to Jazz), and (ii) instructions for use in effecting the surrender of the Jazz Certificates and Jazz Book Entry Shares in exchange for Azur Ordinary Shares. Upon surrender of Jazz Certificates or Jazz Book Entry Shares (as applicable) for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Jazz Certificates or Jazz Book Entry Shares (as applicable) shall be entitled to receive in exchange therefor that number of Azur Ordinary Shares (after taking into account all Jazz Certificates or Jazz Book Entry Shares (as applicable) surrendered by such holder) to which such holder is entitled pursuant to Section 2.7(a) (which may be in uncertificated form), and the Jazz Certificates or Jazz Book Entry Shares (as applicable) so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Jazz Common Stock which is not registered in the transfer records of Jazz, the proper number of Azur Ordinary Shares in form may be transferred to a Person other than the Person in whose name the Jazz Certificate or Jazz Book Entry Shares (as applicable) so surrendered is registered, if such Jazz Certificate or Jazz Book Entry Shares (as applicable) shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such transfer shall pay any transfer or other Taxes required by reason of the issuance of Azur Ordinary Shares to a Person other than the registered holder of such Jazz Certificate or Jazz Book Entry Shares (as applicable) or establish to the reasonable satisfaction of Jazz that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.8(b), each Jazz Certificate or Jazz Book Entry Shares (as applicable) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration upon such surrender. No interest shall be paid or shall accrue on any amount payable pursuant to Section 2.7(a).

(c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Azur Ordinary Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Jazz Certificate or Jazz Book Entry Shares (as applicable) with respect to the Azur Ordinary Shares represented thereby until such Jazz Certificate or Jazz Book Entry Shares (as applicable) has been surrendered in accordance with this Section 2.8. Subject to applicable Law and the provisions of this Section 2.8, following surrender of any such Jazz Certificate or Jazz Book Entry Shares (as applicable), there shall be transferred or paid to the record holder thereof by the Exchange Agent, without interest promptly after such surrender, the number of Azur Ordinary Shares transferrable in exchange therefor pursuant to this Section 2.8 and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Azur Ordinary Shares.

(d) No Further Ownership Rights in Jazz Common Stock. All Azur Ordinary Shares transferred upon the surrender for exchange of Jazz Certificates and Jazz Book Entry Shares (as applicable) in accordance with the terms of this Article II shall be deemed to have been transferred in full satisfaction of all rights pertaining to the shares of Jazz Common Stock previously represented by such Jazz Certificates or Jazz Book Entry Shares (as applicable). After the Effective Time, the stock transfer books of Jazz shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Jazz Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Jazz Certificates or Jazz Book Entry Shares are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund which has not been transferred to the holders of Jazz Certificates or Jazz Book Entry Shares (as applicable) as of the one year anniversary of the Effective Time shall be delivered to Azur or its designee, upon demand, and the Azur Ordinary Shares included therein shall be sold at the best price reasonably obtainable at that time. Any holder of

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Jazz Certificates or Jazz Book Entry Shares (as applicable) who has not complied with this Article II prior to the one year anniversary of the Effective Time shall thereafter look only to Azur for payment of such holder’s claim for the Merger Consideration (subject to abandoned property, escheat or other similar applicable Laws).

(f) No Liability. None of Merger Sub, Jazz, any Azur Group Entity or the Exchange Agent or any of their respective directors, officers, employees and agents shall be liable to any Person in respect of any Azur Ordinary Shares (or dividends or distributions with respect thereto) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Withholding Rights. Azur and the Exchange Agent shall be entitled to deduct and withhold from any amount payable pursuant to this Agreement to any Person who was a holder of Jazz Common Stock immediately prior to the Effective Time such amounts as Azur or the Exchange Agent may be required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or non-U.S. Tax law. To the extent that amounts are so withheld by Azur or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

(h) Lost, Stolen or Destroyed Certificates. In the event any Jazz Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Jazz Certificates, upon the making of an affidavit of that fact by the holder thereof, such Azur Ordinary Shares as may be required pursuant to Section 2.7(a); provided, that Azur may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Jazz Certificates to deliver an agreement of indemnification in a form reasonably satisfactory to Azur, or a bond in such sum as Azur may reasonably direct as indemnity, against any claim that may be made against Azur or the Exchange Agent in respect of the Jazz Certificates alleged to have been lost, stolen or destroyed.

Section 2.9 Jazz Stock Based Awards and Equity Plans.

(a) Each Jazz Option that is outstanding immediately prior to the Effective Time shall be converted at the Effective Time into an option to acquire, on substantially the same terms and conditions as were applicable under such Jazz Option, the number of Azur Ordinary Shares equal to the number of shares of Jazz Common Stock subject to such Jazz Option immediately prior to the Effective Time, at an exercise price per Azur Ordinary Share equal to the exercise price per share of Jazz Common Stock otherwise purchasable pursuant to such Jazz Option.

(b) Each Jazz Stock Award that is outstanding immediately prior to the Effective Time shall be converted at the Effective Time into a right to receive, on substantially the same terms and conditions as were applicable under such Jazz Stock Award, the number of Azur Ordinary Shares equal to the number of shares of Jazz Common Stock subject to such Jazz Stock Award immediately prior to the Effective Time.

(c) The adjustments provided in Section 2.9 with respect to any Jazz Options that are “incentive stock options” (as defined in Section 422 of the Code) are intended to be effected in a manner that is consistent with Section 424(a) of the Code. For the avoidance of doubt, the exercise price of, and the number of shares subject to, each Jazz Option adjusted pursuant to Section 2.9 shall be determined in a manner necessary to comply with Section 409A of the Code and the Treasury Regulations thereunder.

(d) As of the Effective Time, Azur will assume Jazz’s 2003 Equity Incentive Plan, 2007 Equity Incentive Plan (the “2007 Plan”), 2007 Employee Stock Purchase Plan (the “ESPP”) Amended and Restated 2007 Non-Employee Directors Stock Option Plan (the “Directors Plan” ), Amended and Restated Directors Deferred Compensation Plan (the “Deferred Plan”) and any other equity plans that have been approved by the board of directors and stockholders of Jazz prior to the Effective Time (collectively, the “Jazz Equity Plans”)

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and be able to grant stock awards, to the extent permissible by applicable Laws and NASDAQ regulations, under the terms of the Jazz Equity Plans to issue the reserved but unissued shares of Jazz Common Stock (including shares subject to the unexercised or unissued portions of any Jazz Option or Jazz Stock Award that expire, terminate or are canceled and shares subject to any Jazz Option or Jazz Stock Award that are reacquired pursuant to the terms of the agreements under which such shares were issued that return to the Jazz Equity Plans pursuant to their terms), except that (i) shares of Jazz Common Stock covered by such awards will be Azur Ordinary Shares and (ii) all references to a number of shares of Jazz Common Stock will be changed to reference Azur Ordinary Shares.

(e) As soon as reasonably practicable following the date of this Agreement, and in any event prior to the Effective Time, the board of directors of Jazz (or, if appropriate, any committee administering Jazz’s stock-based incentive plans) and Azur shall adopt such resolutions and take such other actions as may be reasonably required to effectuate the foregoing provisions of this Section 2.9 subject to any adjustments that may be required by Irish law or by virtue of the fact that Azur will be an Irish public limited company.

Section 2.10 Jazz Warrants. Jazz shall cause each Jazz Warrant that is outstanding immediately prior to the Effective Time to be converted at the Effective Time into a warrant to acquire, on substantially the same terms and conditions as were applicable under such Jazz Warrant, the number of Azur Ordinary Shares equal to the number of shares of Jazz Common Stock subject to such Jazz Warrant immediately prior to the Effective Time, at an exercise price per Azur Ordinary Share equal to the exercise price per share of Jazz Common Stock otherwise purchasable pursuant to such Jazz Warrant.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF AZUR

Except as set forth in the corresponding sections or subsections of the disclosure schedule delivered to Jazz by Azur on or prior to the date of this Agreement (the “Azur Disclosure Schedule”), Azur hereby makes to Jazz each of the representations and warranties contained in this Article III; it being understood that disclosure of any item in any section or subsection of the Azur Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection to which the relevance of such item is readily apparent on its face.

Section 3.1 Due Incorporation; Capitalization.

(a) Each of the Azur Group Entities is duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or organization. Each of the Azur Group Entities has all requisite corporate or comparable power and authority to own and operate its respective assets and properties as they are now being owned and operated. The jurisdictions in which each of the Azur Group Entities is qualified to do business as foreign corporations are set forth in Section 3.1(a) of the Azur Disclosure Schedule, and constitute all of the jurisdictions in which the conduct or nature of the business of each of the Azur Group Entities makes such qualification necessary, except where the failure to qualify would not reasonably be expected to have an Azur Material Adverse Effect. Except for the Subsidiaries of Azur listed on Section 3.1(f) of the Azur Disclosure Schedule, no Azur Group Entity owns any equity interest in any other Person.

(b) As of the date of this Agreement, the share capital of Azur is €1,000,000 divided into (A) 80,000,000 ordinary shares of €0.01 each (as the share capital value thereof may be adjusted after giving effect to the Reorganization, the “Azur Ordinary Shares”) and (B) 2,000,000 deferred shares of €0.10 each (the “Deferred Shares”). Of such authorized shares, as of the date of this Agreement: (1) 41,666,667 Ordinary Shares are issued and outstanding and (2) no Deferred Shares are issued and outstanding. Azur has reserved 2,083,333 Azur Ordinary Shares for grant and issuance pursuant to the Share Option Plan, of which, as of the date of this Agreement, 1,542,750 of which are subject to outstanding Azur Options and 540,583 of which are available for future grant.

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(c) All of Azur’s issued and outstanding share capital is duly authorized, validly issued, fully paid and nonassessable, and is not subject to any repurchase option, forfeiture provision or restriction on transfer (other than restrictions on transfer set forth in Azur’s Governing Documents or imposed by applicable Law). No shares were issued in violation of the preemptive rights of any shareholder. Except as set forth in this Section 3.1 above or in Section 3.1(c) of the Azur Disclosure Schedule and except as may be created, assumed or issued in accordance with the requirements of this Agreement or any Related Agreement, there are no options, warrants, rights, convertible securities or other agreements or commitments obligating any Azur Group Entity to issue, transfer or sell, or cause the issuance, transfer or sale of, any shares of capital stock of any Azur Group Entity or to make any payments in respect of the value of any shares of any Azur Group Entity. All outstanding shares of the capital stock of each of the Azur Group Entities (excluding the Azur shares comprising the Merger Consideration) have been issued and granted in compliance with all applicable securities laws and other applicable Laws, and in compliance with the requirements of all applicable Contracts relating to the sale or issuance thereof. Except as set forth in Section 3.1(c) of the Azur Disclosure Schedule or as permitted pursuant to Section 5.4 of the Azur Disclosure Schedule, no Azur Group Entity has repurchased, redeemed or otherwise reacquired shares of capital stock or other securities, other than a repurchase of unvested shares and shares subject to repurchase rights on termination of employment or consulting services and other than repurchases, redemptions or other reacquisitions of capital stock or other securities after the date of this Agreement that are consented to in writing by Jazz. Except (i) as contemplated on Schedule 1 hereto, (ii) as set forth in this Section 3.1 above or in Section 3.1(c) of the Azur Disclosure Schedule and (iii) to the extent arising after the date of this Agreement and consented to in writing by Jazz, there are no outstanding obligations of any Azur Group Entity (a) to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests in any Azur Group Entity or (b) to grant preemptive or anti-dilutive rights with respect to any such shares or interests.

(d) All outstanding Azur Options were duly authorized by all necessary corporate actions. None of the Azur Options were issued in anticipation of the Transactions or for the purpose of avoiding the application of Section 7874 of the Code.

(e) Section 3.1(e) of the Azur Disclosure Schedule accurately sets forth the names of the members of the board of directors, and the committees, if any, on which such directors serve, and the names and titles of the officers of each Azur Group Entity, in each case, as of the date of this Agreement.

(f) Section 3.1(f) of the Azur Disclosure Schedule sets forth each direct or indirect Subsidiary of Azur. Azur owns, legally and beneficially, 100% of the issued shares of the capital of each of the other Azur Group Entities. No Azur Group Entity has agreed or is obligated to make any future investment in, or capital contribution to, any Person.

(g) All of the Azur Ordinary Shares issued in the Merger pursuant to this Agreement and delivered pursuant hereto will, at such times, be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. Merger Sub has been formed solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby. Merger Sub has not engaged in any business or activity other than activities related to its corporate organization and the execution and delivery of this Agreement and the Related Agreements.

Section 3.2 Due Authorization.

(a) Azur has all requisite power and authority to enter into this Agreement and each of the Related Agreements to which it is or will be a party prior to the Effective Time and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Azur of this Agreement and the Related Agreements to which it is or will be a party prior to the Effective Time have been duly and validly approved by the board of directors of Azur, and no other corporate actions or corporate proceedings on the part of Azur are necessary to authorize this Agreement, such Related Agreements and the transactions contemplated

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hereby and thereby, except for those actions which have heretofore been completed and those actions set forth in Schedule 1. Azur has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Effective Time will duly and validly execute and deliver) the Related Agreements to which it is or will be a party prior to the Effective Time. This Agreement constitutes the legal, valid and binding obligation of Azur, and the Related Agreements to which Azur is or will be a party and that are to be entered into prior to the Effective Time, upon execution and delivery by Azur, will constitute legal, valid and binding obligations of Azur, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable principles.

(b) Merger Sub has all requisite power and authority to enter into this Agreement and the Related Agreements to which Merger Sub is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Merger Sub of this Agreement and the Related Agreements to which it is or will be a party have been duly and validly approved by the board of directors of Merger Sub and no other corporate actions or corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, except for those actions set forth in Schedule 1. Merger Sub has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Effective Time will duly and validly execute and deliver) the Related Agreements to which Merger Sub is or will be a party. This Agreement constitutes the legal, valid and binding obligation of Merger Sub and the Related Agreements to which Merger Sub is or will be a party, upon execution and delivery by Merger Sub, will constitute legal, valid and binding obligations of Merger Sub, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable principles.

(c) Azur has provided to Jazz accurate and complete copies as of the date of this Agreement of (i) the Governing Documents of each of the Azur Group Entities, including all amendments thereto, (ii) the stock records of all Azur Group Entities and (iii) minutes or other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the directors, members or stockholders, as applicable, of all Azur Group Entities for the five-year period ending on the date of this Agreement, which minutes or records are complete in all material respects. There has not been any material violation of any of the provisions of the Governing Documents of any of the Azur Group Entities, and no Azur Group Entity has taken any action that is inconsistent in any material respect with any resolution adopted by its stockholders, members or directors.

Section 3.3 Consents and Approvals; Governmental Authority Relative to This Agreement; Non-Contravention.

(a) Except for (1) filings under the HSR Act, (2) filings to be made with the SEC and NASDAQ and (3) as set forth in Section 3.3(a) of the Azur Disclosure Schedule, the execution, delivery and performance by Azur and each other Azur Group Entity of this Agreement and the Related Agreements to which it is or will be a party will not (i) contravene, conflict with or violate any of the terms of or the requirements of any Law or Governmental Order applicable to any Azur Group Entity, (ii) require any material filing or material registration by any Azur Group Entity with, or material consent or material approval with respect to any Azur Group Entity of, any Governmental Authority, (iii) violate or conflict with the Governing Documents of any Azur Group Entity, or (iv) contravene, conflict with or violate, in each case, in any material respect, any of the terms of or the requirements of, or give any Governmental Authority the right to revoke or withdraw or suspend, cancel, terminate or modify any material Permit held by any Azur Group Entity.

(b) Except as set forth in Section 3.3(b) of the Azur Disclosure Schedule, the execution, delivery and performance by each of the Azur Group Entities of this Agreement and the Related Agreements to which it is or will be a party prior to the Effective Time will not contravene, conflict with or result in a material violation or material breach of, or result in a material default, under, any Material Contract, or give any Person the right to

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(i) declare a material default or exercise any remedy under any Material Contract, (ii) accelerate the maturity or performance of any Material Contract (whether after the giving of notice or lapse of time or both), or (iii)  cancel, terminate or modify any such Material Contract.

Section 3.4 Financial Statements; Undisclosed Liabilities.

(a) Azur has made available to Jazz (a) the audited consolidated balance sheets of Azur as of December 31, 2009 and December 31, 2010, and the related audited statements of income, statements of shareholders’ equity and statement of cash flow for the fiscal years ending on December 31, 2009 and December 31, 2010 (collectively, the “Audited Financial Statements”), (b) the unaudited consolidated balance sheet of Azur as of June 30, 2011 (the “Latest Balance Sheet”) and (c) the unaudited consolidated income statement of Azur for the six (6) months ended June 30, 2011 (together with the Latest Balance Sheet, the “Unaudited Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”). Azur has made available to Jazz the unaudited consolidated balance sheet of Azur as of July 31, 2011 and the unaudited consolidated income statement of Azur for the month then ended.

(b) The Financial Statements have been prepared in accordance with IFRS, consistently applied (except as set forth in the footnotes attached thereto) and present fairly, in all material respects, the consolidated financial position of the Azur Group Entities as of the dates thereof and the results of operations and cash flows of the Azur Group Entities for the periods covered thereby, except that interim financial statements omit footnotes and are subject to year-end adjustments and accruals (which, in the aggregate, shall not be material in nature or amount).

(c) The systems of internal accounting controls maintained by Azur are sufficient to provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets.

(d) Except as set forth in the Financial Statements (including to the extent reserved for therein and including items disclosed in the notes thereto), to the Knowledge of Azur Group Entities, no Azur Group Entity has any liability, debt, claim or obligation of any nature, whether accrued, absolute, direct or indirect, contingent or otherwise, whether due or to become due, that would be required to be included on a balance sheet prepared in accordance with IFRS, consistently applied (the “Liabilities”), except for: (i) Liabilities disclosed in Section 3.4(d) of the Azur Disclosure Schedule, (ii) Liabilities incurred in the ordinary and usual course of business since the date of the Latest Balance Sheet, (iii) Liabilities incurred in connection with or as a result of the transactions contemplated by this Agreement and the Related Agreements and (iv) Liabilities that are incurred after the date of this Agreement without violation of the covenants set forth in Section 5.4(a) of this Agreement.

(e) No Azur Group Entity has ever effected or otherwise been involved in any “off-balance sheet arrangement” (as defined in Item 303(a)(4)(ii) of Regulation S-K under the Securities Act). No Azur Group Entity has guaranteed or is otherwise responsible for any obligation of any other Person.

(f) As of the date of this Agreement, the Working Capital and the Cash Balance are as set forth on Section 3.4(f) of the Azur Disclosure Schedule. “Working Capital” shall mean as of the execution of this Agreement the amount by which: (1) the aggregate amount of the Azur Group Entities’ consolidated cash and cash equivalents and current assets exceeds (2) the aggregate amount of current liabilities and Indebtedness of the Azur Group Entities, in each case of clauses “(1)” and “(2)” as determined by IFRS applied on a basis consistent with the application thereof to the Financial Statements; provided, however, that for purposes of such calculation, the Parties shall disregard (i) adjustments arising from purchase accounting or otherwise arising out of the transactions contemplated by this Agreement or the Related Agreements, (ii) liabilities associated with any potential issuance of Ratchet Shares (as defined in Section 3.1(c) of the Azur Disclosure Schedule), and (iii) any fee owing to Lazard Middle Market LLC in connection with the Transactions. “Cash Balance” shall mean as of the date of this Agreement the cash and cash equivalents of the Azur Group Entities on a consolidated basis.

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Section 3.5 Title to Assets. Except as disclosed in Section 3.5 of the Azur Disclosure Schedule, and except for assets that are sold or otherwise disposed of without violation of the covenants set forth in Section 5.4(a) of this Agreement, each Azur Group Entity has good title to, or a valid leasehold interest in, each of the material tangible assets purported to be owned by it, including the assets reflected in the Latest Balance Sheet and the assets reflected in the books and records of the Azur Group Entities as being owned any Azur Group Entity, free and clear of any Lien, except for Permitted Liens.

Section 3.6 Intellectual Property.

(a) Part 1 of Section 3.6(a) of the Azur Disclosure Schedule lists, as of the date of this Agreement, all of the Patent Rights and all registered Trademark Rights (or Trademark Rights for which applications for registration have been filed) owned solely by the Azur Group Entities as of the date of this Agreement, setting forth in each case the jurisdictions in which patents have been issued, patent applications have been filed, trademarks have been registered and trademark applications have been filed, along with the respective application, registration or filing number. Part 2 of Section 3.6(a) of the Azur Disclosure Schedule lists, as of the date of this Agreement, all of the Patent Rights and all registered Trademark Rights (or Trademark Rights for which applications for registration have been filed) in which the Azur Group Entities have any co-ownership interest, other than those owned solely by the Azur Group Entities, setting forth in each case the jurisdictions in which patents have been issued, patent applications have been filed, trademarks have been registered and trademark applications have been filed, along with the respective application, registration or filing number. Part 3 of Section 3.6(a) of the Azur Disclosure Schedule lists, to the Knowledge of the Azur Group Entities as of the date of this Agreement, all of the Patent Rights and all registered Trademark Rights (or Trademark Rights for which applications for registration have been filed) which comprise the Material Azur IP Rights that relate to a Product Candidate or Approved Product and which have been licensed, exclusively or non-exclusively, to any of the Azur Group Entities (indicating where that right, title or interest is exclusive to the Azur Group Entities).

(b) Except as set forth in Section 3.6(b) of the Azur Disclosure Schedule, Azur owns, co-owns or possesses legally enforceable license rights in and to all Material U.S. Azur IP Rights, free and clear of all Liens, pledges, charges, leases, mortgages and other encumbrances (other than Permitted Liens and, in the case of Material U.S. Azur IP Rights that are licensed to Azur, other than Liens arising by virtue of the Contract pursuant to which such license is granted and any Liens granted or incurred by the licensor thereof), and, in the case of Material U.S. Azur IP Rights owned or co-owned by the Azur Group Entities, except to the extent set forth in Section 3.6(f) of the Azur Disclosure Schedule, also free and clear of exclusive licenses granted by any Azur Group Entity and non-exclusive licenses granted by any Azur Group Entity. To the Knowledge of the Azur Group Entities, except as set forth in Section 3.6(b) of the Azur Disclosure Schedule, no third party which is not the U.S. Patent Office or any foreign equivalent governmental administrative agency for patent matters (“Governmental Patent Authority”) is overtly challenging in writing the right, title or interest of the Azur Group Entities or, to the Azur Group Entities’ Knowledge any licensor of the Azur Group Entities in, to or under the Material U.S. Azur IP Rights, or the validity, enforceability or claim construction of any Patent Rights comprising the Material U.S. Azur IP Rights that are owned or co-owned or exclusively licensed to the Azur Group Entities. To the Knowledge of the Azur Group Entities, except as set forth in Section 3.6(b) of the Azur Disclosure Schedule, there is no opposition, cancellation, proceeding, or objection involving a third party, other than a Governmental Patent Authority, pending with regard to any Material U.S. Azur IP Rights owned solely by the Azur Group Entities. Except as set forth in Section 3.6(b) of the Azur Disclosure Schedule, none of the Material U.S. Azur IP Rights owned solely by the Azur Group Entities are subject to any outstanding order of, judgment of, decree of or agreement with any Governmental Authority other than a Governmental Patent Authority. To the Knowledge of the Azur Group Entities with regard to any Material U.S. Azur IP Rights co-owned or exclusively licensed to the Azur Group Entities, except as set forth in Section 3.6(b) of the Azur Disclosure Schedule, there is no opposition, cancellation, proceeding, or objection involving a third party, other than a Governmental Patent Authority, pending with regard to any such Material U.S. Azur IP Rights, and such Material U.S. Azur IP Rights are not subject to any outstanding order of, judgment of, decree of or agreement with any Governmental Authority other than a Governmental Patent Authority. To the Knowledge of the Azur Group Entities, no valid basis exists for any of such challenges as set forth in this Section 3.6(b).

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(c) To the Knowledge of the Azur Group Entities, except as set forth in Section 3.6(c) of the Azur Disclosure Schedule, as of the date of this Agreement, no Material U.S. Azur IP Rights are being infringed or misappropriated by any third party.

(d) To the Knowledge of the Azur Group Entities, except as set forth in Section 3.6(d) of the Azur Disclosure Schedule, the conduct of the Current Azur Business does not infringe, or constitute any contributory infringement, inducement to infringe, misappropriation or unlawful use of, any valid and enforceable IP Rights of any other person.

(e) Section 3.6(e) of the Azur Disclosure Schedule lists all Azur IP Contracts.

(f) Section 3.6(f) of the Azur Disclosure Schedule lists all written Contracts, licenses or other arrangements (excluding implied licenses granted by an Azur Group Entity) in effect as of the date of this Agreement under which any Azur Group Entity has licensed, granted or conveyed to any third party any right, title or interest in or to any Material Azur IP Rights.

(g) No Azur Group Entity is obligated to pay to any Person any royalties, fees, commissions or other amounts for the use by the Azur Group Entities of any Azur IP Rights, other than as provided in a Contract listed in Section 3.6(e) or Section 3.6(f) of the Azur Disclosure Schedule.

(h) Except as set forth in the Azur IP Contracts or as disclosed in Section 3.6(f) of the Azur Disclosure Schedule, no Material Azur IP Right is subject to, any Contract containing any covenant or other provision that limits or restricts in any material manner the ability of any Azur Group Entity: (i) to make, use, import, sell, offer for sale or promote any product anywhere in the world, or (ii) to use, exploit, assert or enforce any Material Azur IP Right anywhere in the world; provided, however, that the foregoing shall not require disclosure of any Contract solely by virtue of the fact that an Azur Group Entity is granted a license or other rights thereunder in a particular territory or field and not other territories or fields.

(i) Each of the individuals identified in Section 3.6(i) of the Azur Disclosure Schedule has executed and delivered to the relevant Azur Group Entity by which such individual is employed an agreement regarding the protection of proprietary information and the assignment or license to the relevant Azur Group Entity, of any IP Rights arising from services performed for such Azur Group Entity. To the Knowledge of the Azur Group Entities, none of such individuals has materially breached any such agreements. All current and former officers and employees of, and consultants and independent contractors to, the Azur Group Entities who have contributed to the creation or development of any IP Rights which relate to a Product Candidate or Approved Product or are used by the Azur Group Entities in their respective businesses as presently conducted or in the commercialization of any Approved Products have assigned or licensed any and all such IP Rights that such Person may have had to an Azur Group Entity, except to the extent an independent contractor licenses IP Rights to an Azur Group Entity pursuant to an Azur IP Contract.

(j) Neither the execution, delivery or performance of this Agreement and the Related Agreements by Azur nor the consummation by Azur of the transactions contemplated by this Agreement and the Related Agreements will (i) contravene, conflict with or result in any limitation on the Azur Group Entities’ right, title or interest in or to any of the Material Azur IP Rights, (ii) result in a breach of, default under or termination of any Azur IP Contract, (iii) result in the release, disclosure or delivery of any Azur IP Rights by or to any escrow agent or other Person, (iv) cause the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Azur IP Rights, (v) by the terms of any Contract, cause a reduction of any royalties or other payments the Azur Group Entities would otherwise be entitled to with respect to any Azur IP Rights, or (vi) by the terms of any Azur IP Contract, an increase in any royalty or other payments any Azur Group Entity would otherwise be required to make under such Azur IP Contract.

Section 3.7 Contracts. Section 3.7 of the Azur Disclosure Schedule contains an accurate list as of the date of this Agreement of all the Contracts of the following types to which any Azur Group Entity is a party or to

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which any of its assets or properties is subject (such Contracts as are required to be listed in Section 3.7 of the Azur Disclosure Schedule, together with the Contracts required to be listed in Sections 3.6(e), 3.6(f), 3.6(g), 3.15 and 3.16 of the Azur Disclosure Schedule, collectively the “Material Contracts”):

(a) any Contract: (i) relating to the merger, consolidation, reorganization, liquidation, dissolution or any similar transaction with respect to any Azur Group Entity, (ii) relating to the acquisition, issuance or transfer of any securities of any Azur Group Entity, or (iii) directly affecting or dealing with any securities of any Azur Group Entity (including any restricted share agreements or escrow agreements);

(b) any Contract with an Azur Securityholder and any contract relating to the voting and any other rights or obligations of an Azur Securityholder;

(c) any Contract reasonably expected to involve payment or receipt of an amount in excess of $250,000 per annum that relates to the research, development, testing, manufacturing or commercialization of any Product Candidate or Approved Product, including clinical trial agreements, consulting agreements, supply and contract manufacturing agreements (but excluding purchase orders and confidentiality agreements);

(d) any Contract pursuant to which any Azur Group Entity (i) is obligated to pay to any other person royalties or development or similar milestone payments with respect to any Product Candidate or Approved Product, (ii) is obligated to provide to any other person a percentage interest in the sales or revenues of any Product Candidate or Approved Product, or (iii) is obligated to supply any Product Candidate or Approved Product to a customer at specified prices, including pursuant to a most-favored-nation provision or other guarantee with respect to pricing, but excluding pursuant to purchase orders, in each case whether as of the date of this Agreement or as of a future date, including upon the occurrence of any future event;

(e) any Contract that obligates any of the Azur Group Entities to develop any product, drug or compound;

(f) any collective bargaining agreement with respect to its employees;

(g) any Contract with any current officer, employee, consultant who was paid in excess of $50,000 in 2010 or is reasonably expected to be paid in excess of $50,000 in 2011 or 2012, or director (other than employment agreements that are terminable “at will” without any severance or other payment obligations, except as required by law);

(h) any Contract that obligates, in any material respect, any Azur Group Entity not to compete with another Person, contemplates an exclusive relationship between any Azur Group Entity and any other Person, contains material minimum purchase obligations with respect to any Azur Group Entities, or otherwise contractually restricts any Azur Group Entity from acquiring any product, asset or service from any other Person, or providing products, assets or services to any other Person, or developing or distributing any product to any Person or in any geographic location; provided, however, that the foregoing shall not require disclosure of any Contract solely by virtue of the fact that an Azur Group Entity is granted a license or other rights thereunder in a particular territory or field and not other territories or fields;

(i) any Contract which involved the payment or receipt of an amount in excess of $250,000 during 2010 or is reasonably expected to involve the payment or receipt of an amount in excess of $250,000 during 2011;

(j) any credit agreement, loan agreement, indenture, note, mortgage, security agreement, loan commitment or other Contract relating to the borrowing of Indebtedness by any Azur Group Entity in an amount in excess of $100,000;

(k) any Contract granting to any Person a right of first refusal or option to purchase or acquire any assets valued at an amount in excess of $250,000;

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(l) any partnership or joint venture agreement; and

(m) any other Contract the termination or breach of which would reasonably be expected to have an Azur Material Adverse Effect.

Azur has provided to Jazz or otherwise made available to Jazz a true and complete copy of each Material Contract. To the Knowledge of the Azur Group Entities, each Contract identified in Section 3.7 of the Azur Disclosure Schedule is valid and in full force and effect, and is enforceable by the applicable Azur Group Entity in accordance with its terms, subject to: (1) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (2) rules of law governing specific performance, injunctive relief and other equitable remedies. Except as set forth in Section 3.7A of the Azur Disclosure Schedule: (A) no Azur Group Entity has ever violated or breached in any material respect, or committed any material default under, any Material Contract, which remains unresolved, and, to the Knowledge of the Azur Group Entities, no other Person has violated or breached in any material respect, or committed any material default under, any Material Contract which remains unresolved; (B) to the Knowledge of the Azur Group Entities, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to: (1) result in a material violation or material breach of any of the provisions of any Material Contract, (2) give any Person the right to declare a material default or exercise any remedy under any Material Contract, (3) give any Person the right to accelerate the maturity or performance of any Material Contract, or (4) give any Person the right to cancel, terminate or modify any Material Contract, (C) no Azur Group Entity has received any notice or other communication regarding any actual or possible material violation or material breach of, or material default under, any Material Contract, and (D) no Azur Group Entity has waived any of their respective material rights under any Material Contract.

Section 3.8 Insurance. Section 3.8 of the Azur Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all policies of fire, liability, workmen’s compensation and other forms of insurance owned by the Azur Group Entities, any policy for which application has been made, and each self-insurance or any risk-sharing arrangement. All insurance policies of the Azur Group Entities have been and are in full force and effect, all insurance premiums due thereon have been paid in full when due, and no notice of cancellation or termination has been issued or received by the Azur Group Entities. Excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy has been canceled within the last two (2) years and, to the Knowledge of the Azur Group Entities, no threat has been made to cancel any insurance policy of the Azur Group Entities during such period.

Section 3.9 Employee Benefit Plans.

(a) Section 3.9(a) of the Azur Disclosure Schedule lists each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), and each other material plan, program, policy or arrangement, including, but not limited to, employment, bonus, deferred compensation, incentive compensation, severance or termination pay, salary continuation, vacation, supplemental unemployment benefit, profit sharing, retirement, disability, insurance, life assurance, retention and change of control plans, programs or arrangements maintained, or contributed to (or required to be contributed to), by any Azur Group Entity, whether or not funded, formal or informal, for the benefit of any Employee, current or former Independent Contractor, consultant (or similar relationship) or director of any Azur Group Entity or with respect to which any Azur Group Entity has any material liability, contingent or otherwise (collectively, the “Benefit Plans”). The Benefit Plans which are maintained for the benefit of U.S. Employees, current or former Independent Contractors, consultants (or similar relationship) or directors of any Azur Group Entity are collectively referred to as “U.S. Benefit Plans” and the Benefit Plans which are maintained for the benefit of Non-U.S. Employees, current or former Independent Contractor, consultant (or similar relationship) or director of any Azur Group Entity and which are exempt from ERISA by reason of Section 4(b)(4) thereof are collectively referred to herein as “Foreign Benefit Plans”.

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(b) Each U.S. Benefit Plan has been administered in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code.

(c) No U.S. Benefit Plan that is a “welfare plan” (as defined in Section 3(1) of ERISA) (a “U.S. Welfare Plan”) provides or promises post-retirement health or life benefits to current employees or retirees of any Azur Group Entity, except to the extent required under any applicable state law or under Section 4980B of the Code. Each U.S. Welfare Plan that is a “group health plan” (as defined in Section 5000(b) of the Code) has at all times been in material compliance with the provisions of Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and any similar applicable state laws.

(d) Except as expressly contemplated in this Agreement (including Schedule 1) or the Related Agreements, or as set forth in Section 3.9(d) of the Azur Disclosure Schedule, the execution and delivery of this Agreement, and consummation of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), or acceleration, vesting or increase in benefits with respect to any Employee, current or former Independent Contractor, consultant (or similar relationship) or director of any Azur Group Entity. No contractual commitments, undertakings or representations have been made or given to any Employee, current or former Independent Contractor, consultant (or similar relationship) or director of any Azur Group Entity regarding the continued operation, extension, amendment or replacement of or grants of awards or benefits under any Benefit Plan.

(e) Except as set forth in Section 3.9(e) of the Azur Disclosure Schedule, no amount paid or payable by the Azur Group Entities pursuant to any Benefit Plan or in connection with the consummation of the Transactions (either solely as a result thereof or as a result of such Transactions in conjunction with any other event) could constitute a “parachute payment” within the meaning of Section 280G of the Code that is subject to the imposition of an excise Tax under Section 4999 of the Code or that would not be deductible by reason of Section 280G of the Code.

(f) Except as set forth in Section 3.9(f) of the Azur Disclosure Schedule, no U.S. Benefit Plan is, and neither Azur nor any other trade or business (whether or not incorporated) which would be treated as a single employer with Azur under Section 414 of the Code has any current or potential liability with respect to, (i) a Multiemployer Plan, (ii) a “multiple employer plan” (as defined in Section 4063 or 4064 of ERISA) or (iii) a plan subject to Section 302 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

(g) Neither the Azur Group Entities, nor, to the Knowledge of Azur, any of their respective directors, officers, employees or agents has, with respect to any Benefit Plan, engaged in or been a party to any non-exempt “prohibited transaction,” as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could reasonably be expected to result in the imposition of a material penalty assessed pursuant to Section 502(i) of ERISA or a material tax imposed by Section 4975 of the Code, in each case applicable to the Azur Group Entities or any Benefit Plan or for which any Azur Group Entity has any indemnification obligation.

(h) Each Benefit Plan that is subject to Section 409A and/or Section 457A of the Code has been operated and administered in good faith compliance with Section 409A and Section 457A of the Code, as applicable.

(i) As of the date of this Agreement, there are no material Legal Proceedings pending with respect to or, to the Knowledge of Azur, threatened on behalf of or against any U.S. Benefit Plan, the assets of any trust under any U.S. Benefit Plan, or the plan sponsor, plan administrator or any fiduciary or any U.S. Benefit Plan with respect to the administration or operation of such Benefit Plans, other than routine claims for benefits that have been or are being handled through an administrative claims procedure.

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(j) Each Benefit Plan that is intended to be “qualified” under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (“IRS”) to such effect or is the subject of an opinion letter, and, to the Knowledge of Azur, no fact, circumstance or event has occurred or exists that would reasonably be expected to materially and adversely affect the qualified status of any such Benefit Plan. With respect to each Benefit Plan, to the extent applicable Azur has made available to Jazz complete and accurate copies of (i) the most recent annual report on Form 5500 required to have been filed with the IRS for each Benefit Plan, including all schedules thereto; (ii) the most recent determination letter, if any, from the IRS for any Benefit Plan that is intended to be qualified under Section 401(a) of the Code; (iii) the plan documents and summary plan descriptions, or a written description of the terms of any Benefit Plan that is not in writing; (iv) any related trust agreements, insurance contracts, insurance policies or other documents of any funding arrangements; and (v) any material notices to or from the IRS or any office or representative of the Department of Labor or any similar Governmental Authority relating to any compliance issues in respect of any such Benefit Plan. All contributions, premiums and other payments required to be made with respect to any Benefit Plan have been timely made.

(k) Each Azur Option (i) constitutes, or was issued under a plan that constitutes, or prior to the filing of the Azur S-8 Registration Statement referred to in Section 5.8(i) will constitute, an “employee benefit plan” within the meaning of Rule 405 under the Securities Act, (ii) was issued to an “employee” within the meaning of General Instruction A.1(a) to Form S-8 under the Securities Act and (iii) is non-transferable by the holder thereof. Any consultants or advisors that were granted any Azur Options that remain outstanding as of the date hereof meet the criteria set forth in General Instruction A.1(a)(1)(i)-(iii) to Form S-8 under the Securities Act.

(l) Foreign Benefit Plans:

(i) Except as set forth in Section 3.9(l) of the Azur Disclosure Schedule: (i) each Foreign Benefit Plan is, and has been, to the Knowledge of Azur, established, registered (where required), qualified, administered, funded (where required) and invested in compliance in all material respects with the terms thereof and all applicable Laws, (ii) with respect to each Foreign Benefit Plan, to the Knowledge of Azur, all required filings and reports have been made in a timely manner with all Governmental Authorities, (iii) all obligations of any Azur Group Entity to or under the Foreign Benefit Plans (whether pursuant to the terms thereof or any applicable Laws) have been satisfied, and to the Knowledge of Azur, there are no outstanding defaults or violations thereunder by any Azur Group Entity, (iv) full payment has been made in a timely manner of all amounts which are required to be made as contributions, payments or premiums to or in respect of any Foreign Benefit Plan under applicable Laws or under any Foreign Benefit Plan, (v) no material taxes, penalties or fees are owing or assessable under any such Foreign Benefit Plan, (vi) to the Knowledge of Azur, no event has occurred with respect to any Foreign Benefit Plan which would result in the revocation of the registration of any registered Foreign Benefit Plan, or which would entitle any Person (without the consent of the sponsor of such Foreign Benefit Plan) to wind up or terminate any such Foreign Benefit Plan, in whole or in part, or could otherwise reasonably be expected to have an adverse effect on the tax status of any such Foreign Benefit Plan, (vii) no contribution holidays have been taken under any of the Foreign Benefit Plans, and (viii) the Foreign Benefit Plans established in Ireland and providing retirement benefits (the “Irish Pension Plans”) are defined contribution plans within the meaning of the Pensions Act 1990 (as amended) and no Azur Group Entity has any obligation or liability to contribute to the Irish Pension Plans.

(ii) To the Knowledge of Azur, there are no Legal Proceedings, investigations by the Irish Pensions Board, complaints to the Irish Pensions Ombudsman or claims (other than routine claims for benefits) in progress, outstanding, pending or threatened by any Employee, current or former independent contractor, consultant (or similar relationship) or director of any Azur Group Entity against either the provider of the PRSA or against any Azur Group Entity in respect of the PRSA or in respect of any act, event, omission or other matter arising out of or in connection with the PRSA or the provision of (or failure to provide) pension, death, sickness, disability or related benefits generally and, to the Knowledge of Azur, there are no circumstances which might give rise to any such Legal Proceedings, investigation or claim.

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(iii) With respect to each Foreign Benefit Plan, to the extent applicable, Azur has made available to Jazz complete and accurate copies of (A) the most recent annual report or similar compliance documents required to be filed with any Governmental Authority with respect to such plan and (B) any document comparable to the determination letter reference under clause (ii) of Section 3.9(i) issued by a Governmental Authority relating to the satisfaction of law necessary to obtain the most favorable tax treatment.

(iv) Azur has at all times complied with its obligations under Part X of the Pensions Act 1990 (as amended), including in respect of the provision of employee access to, notification to employees of, to the extent applicable, and deduction of employee contributions and their payment to the PRSA. Azur has at all times complied with all applicable Laws in relation to the provision of retirement, death, disability, sickness and related benefits to and in respect of all current and former employees and officers. While Employees of Azur have been notified of their right to contribute to the PRSA, no Employees of Azur have opted to avail of the option to make contributions in to the PRSA. Except as disclosed in Section 3.9(l) of the Azur Disclosure Schedule, Azur is not and never has been liable, and has not promised, to make employer contributions to the PRSA in respect of any of its current and former employees or officers. Azur has no obligation to any person under the PRSA except under the documents referred to in this Section 3.9(l). With the exception of the PRSA and except as disclosed in Section 3.9(l) of the Azur Disclosure Schedule, (i) no Azur Group Entity is or has ever been a party, and has not proposed or announced that it will become a party, to any agreement, scheme, policy, contract, custom, practice or other arrangement (whether enforceable or not and whether or not funded for in advance) for the provision of pension, death, sickness, disability or other benefits to or in respect of any person, (ii) the Azur Group Entities have no present, future or contingent obligations (including any obligation to make contributions) in respect of the retirement, death or disability of any person, and (iii) the Azur Group Entities are not currently paying (whether on a voluntary basis or not), and has not promised to pay, any pension, retirement, sickness or disability gratuities to any person.

(v) All shares allotted or transferred pursuant to the Share Option Plan have been so allotted or transferred in accordance with the requirements of the rules of the Share Option Plan, applicable Law and Azur’s Articles of Association. To the Knowledge of the Azur Group Entities, no contractual commitments, undertakings or representations have been made or given to any employees or directors of any Azur Group Entity regarding the continued operation, extension, amendment or replacement of the Share Option Plan and there are no obligations on any Azur Group Entity to make any additional share awards under any Azur share plan or otherwise and no representations have been made to employees or directors of any Azur Group Entity in this regard. All liabilities of the Azur Group Entities in connection with all Azur Options and the Share Option Plan are paid up to date and no outstanding liabilities are owed by any Azur Group Entity to any party in respect of any Azur Option or the Share Option Plan and no actions, suits or claims are outstanding, pending or, to the Knowledge of Azur, threatened against any Azur Group Entity in respect of any act, event or omission or any other matter arising out of or in connection with any Azur Option or the Share Option Plan and, to the Knowledge of Azur, there are no circumstances which might give rise to any such action, suit or claim. There are no grounds on which any employee of any Azur Group Entity could bring a valid claim for age discrimination based on the provisions of the Share Option Plan and/or the operation thereof. Azur has not at any time given any financial assistance in connection with any Azur Option or the Share Option Plan which would be prohibited under applicable law. All Azur Options and awards under the Share Option Plan have been dealt with for accounting purposes in accordance with all applicable accounting regulations, standards and guidelines.

Section 3.10 Labor Relations; Compliance.

(a) No Azur Group Entity is a party to any collective bargaining agreement or other collective labor contract. Except as set forth in Section 3.10 of the Azur Disclosure Schedule, as of the date of this Agreement, there is not presently pending or existing and, to the Knowledge of Azur, there is not threatened, (i) any strike, slowdown, picketing, work stoppage, or employee grievance process, (ii) any Legal Proceeding against or affecting any Azur Group Entity relating to the alleged violation of any Laws or governmental regulations or contractual entitlement pertaining to labor relations or employment matters, including any charge or complaint

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filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable or other Governmental Authority, or (iii) any application for certification of a collective bargaining agent.

(b) Except as set forth in Section 3.10 of the Azur Disclosure Schedule, the Azur Group Entities have complied with all applicable Law, Contracts, orders, rulings, decrees, judgments, arbitration, awards of any arbitrator or Government Authority and any other obligations of the Azur Group Entities due to or in connection with (a) any current or former Independent Contractor or consultant of the Azur Group Entities and (b) the Employees or their employment or any body representing them. Azur has paid and shall pay all sums due in relation to any current or former Independent Contractor or consultant of the Azur Group Entities and the Employees up to Closing (whether arising under common law, statute, equity or otherwise) including all remuneration, expenses, social insurance, pension contributions, liability to taxation, levies and other sums up to the date of Closing (other than amounts owing with respect to the current salary or work period which are not yet due). There are no sums owing to any current or former Independent Contractor or consultant of the Azur Group Entities or to any of the Employees other than reimbursements of expenses in accordance with the Azur Group Entities’ policies and wages or consulting/contracting fees for the applicable current salary or work period. As of the date of this Agreement, no current Employee who is a vice president or more senior has given notice terminating his contract of employment.

(c) Section 3.10(c)(i) of the Azur Disclosure Schedule contains a list of all employees of the Azur Group Entities in Ireland as of the date of this Agreement and Section 3.10(c)(ii) of the Azur Disclosure Schedule contains a list of all current employees of the Azur Group Entities in the U.S. as of the date of this Agreement. Azur has provided to Jazz prior to the date of this Agreement accurate information with respect to each of the employees listed on Sections 3.10(c)(i) and 3.10(c)(ii) of the Azur Disclosure Schedule of the following details: (1) their hire dates, (2) their job title, (3) their rate of pay or annual salary, (4) any other compensation payable to them (including housing allowances, transportation allowances, compensation payable pursuant to bonus, deferred compensation or commission arrangements or other compensation, and (5) any promises or binding commitments made to them with respect to changes or additions to their compensation or benefits. Except as set forth on Sections 3.10(c)(i) and 3.10(c)(ii) of the Azur Disclosure Schedule, there is no current employee of any Azur Group Entity who is not fully available to perform work because of disability or other leave.

(d) Except as set forth in Section 3.10(d) of the Azur Disclosure Schedule, the employment of each of the current Employees of the Azur Group Entities is terminable by the employer, in the case of employees of Azur Pharma Inc., at will, and in the case of employees of other Azur Group Entities, by the service of no more than three (3) months notice where such dismissal is fair. Azur has provided to Jazz accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the employees of the Azur Group Entities.

(e) Azur provided to Jazz prior to the date of this Agreement with accurate details of the following with respect to each Person who is or was an Independent Contractor or consultant of any Azur Group Entity and who was paid in excess of $50,000 in 2010 or is reasonably expected to be paid in excess of $50,000 in 2011 or 2012: (i) the name of such Independent Contractor or consultant, the date as of which such Independent Contractor or consultant was originally engaged by the applicable Azur Group Entity and, if applicable, the date such Independent Contractor or consultant ceased providing services to the applicable Azur Group Entity, (ii) a general description of such Independent Contractor’s or consultant’s services, (iii) the aggregate dollar or euro (as applicable) amount of the compensation (including all payments or benefits of any type) received by such Independent Contractor or consultant from the Azur Group Entities with respect to services performed in the fiscal year ended December 31, 2010 and the first six months of 2011, and (iv) the terms of compensation of such Independent Contractor or consultant.

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(f) To the Knowledge of Azur, no current or former Person serving as an independent contractor or consultant of the Azur Group Entities is reasonably expected to be deemed to be a misclassified employee of an Azur Group Entity or otherwise deemed an employee of an Azur Group Entity. No independent contractor or consultant is eligible to participate in any Benefit Plan. No Azur Group Entity has ever had any temporary or leased employees that were not treated and accounted for in all respects as employees of the Azur Group Entity.

Section 3.11 Taxes.

(a) Except as set forth in Section 3.11 of the Azur Disclosure Schedule,

(i) all material income Tax Returns required to be filed by or with respect to the Azur Group Entities have been timely filed, and such Tax Returns are complete and correct in all material respects;

(ii) all material Taxes due and payable by any Azur Group Entity (whether or not shown on any Tax Returns) have been timely paid (other than those Taxes being actively contested by the Azur Group Entities in good faith and by appropriate proceedings);

(iii) all material Taxes required to be withheld by the Azur Group Entities have been withheld and, to the extent required, have been paid over to the proper Taxing authorities; and

(iv) with respect to each Taxable period of the Azur Group Entities ending prior to the date of this Agreement, (i) the Tax Returns filed by the Azur Group Entities with respect to such period have either not been audited or have been audited and such audit has been completed without the issuance of any notice of deficiency or similar notice of additional liability, or (ii) the time for assessing Taxes with respect to such Taxable period has closed and such Taxable period is not subject to review by any Taxing authority.

(b) The U.S. Subsidiary has not entered into any transaction identified as a “listed transaction” for purposes of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(c) The U.S. Subsidiary is not nor has it ever been a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of foreign, state or local Law), and has no Liability for Taxes of any other Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of foreign, state or local Law), as a transferee or successor or otherwise.

(d) The Azur Group Entities are not aware of a claim ever being made in writing by a Governmental Authority in a jurisdiction where any Azur Group Entity does not file a Tax Return that it is or may be subject to taxation by that jurisdiction.

(e) There is no tax sharing agreement that will require any payment by the Azur Group Entities after the date of this Agreement.

(f) Azur is currently, and has at all times been, classified for U.S. federal income tax purposes as an association taxable as a corporation.

(g) The representations and warranties in this Section 3.11 and those representations and warranties in Section 3.9 that relate to Tax matters shall constitute the sole and exclusive representations and warranties regarding the Taxes of the Azur Group Entities.

Section 3.12 Litigation. Section 3.12 of the Azur Disclosure Schedule sets forth each instance in which any Azur Group Entity (a) is subject to any Governmental Order that remains unsatisfied in any material respect or (b) is a party to any Legal Proceedings, or to the Knowledge of Azur, is threatened to be a party to any such Legal Proceeding in the case of each of clauses “(a)” and “(b)” that would individually or in the aggregate, reasonably be expected to be material to the Azur Group Entities’ business or assets. Except as set forth in

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Section 3.12 of the Azur Disclosure Schedule, to the Knowledge of the Azur Group Entities, no event has occurred, and no claim, dispute or other condition exists, that will or would reasonably be expected to give rise to or serve as the basis for the commencement of any material Legal Proceeding that (i) involves the Azur Group Entities or any of their assets, (ii) challenges, or may have the effect of preventing, delaying, making illegal or otherwise interfering with the Transactions in any material respect, or (iii) relates to the ownership of capital stock of any Azur Group Entity, or any options or other rights with respect to such capital stock, or the right to receive any consideration pursuant to this Agreement or the Related Agreements.

Section 3.13 Regulatory Matters.

(a) Except as set forth in Section 3.13(a) of the Azur Disclosure Schedule, since August 1, 2007, the Azur Group Entities have conducted, and continue to conduct, the business of the Azur Group Entities in all material respects in compliance with all applicable Laws and outstanding Governmental Orders, and the Azur Group Entities are not in violation in any material respect of any applicable Law or Governmental Order. No event has occurred, and no condition or circumstance exists, that will (with or without the notice or lapse of time) constitute or result in a material violation by any Azur Group Entity of, or a material failure on the part of any Azur Group Entity to comply with any applicable Law. Without limiting the foregoing, since August 1, 2007, except as set forth on Section 3.13(a) of the Azur Disclosure Schedule:

(i) the Azur Group Entities have conducted, and continue to conduct, the business of the Azur Group Entities in all material respects in compliance with all statutes, rules and regulations enforced or administered by United States Food and Drug Administration (“FDA”) with respect to the collection, manufacture, processing, holding, storing, testing, distribution and marketing of the Approved Products. Except as set forth in Section 3.13(a)(i) of the Azur Disclosure Schedule, the Azur Group Entities have adhered in all material respects, and continue to adhere in all material respects, to the provisions of the Federal Food, Drug, and Cosmetic Act (21 U.S.C. §§ 301 et seq.) and all applicable regulations and guidance thereunder, including, but not limited to the following, to the extent applicable to the Approved Products: (A) the requirement for all necessary approvals, permits, and licenses, (B) any requirements required under the statutes enforced by or regulations promulgated by the FDA, (C) Good Manufacturing Practices, (D) establishment registration and product listing, and (E) label, labeling and advertising requirements. Except as set forth in Section 3.13(a)(i) of the Azur Disclosure Schedule, (1) the Azur Group Entities are not in receipt of any FDA notice of, or to the Knowledge of the Azur Group Entities, subject to, any FDA adverse inspection, finding of any material deficiency, finding of any material non-compliance, compelled or voluntary recall, investigation, penalty for corrective or remedial action or other compliance or enforcement action, in each case related to the Azur Group Entities’ business or to the facilities in which products for the Azur Group Entities’ business are manufactured, collected or handled, (2) since August 1, 2007, no Approved Product at the time sold or distributed by an Azur Group Entity has been recalled, suspended or discontinued as a result of any action by the FDA or by any Azur Group Entity, and (3) to the Knowledge of Azur, no claims in the United States or outside the United States (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Approved Product are pending or threatened against any Azur Group Entity.

(ii) To the Knowledge of the Azur Group Entities, all manufacturing operations conducted by, or on behalf of, the Azur Group Entities relating to the manufacturing and testing of all Approved Products or Product Candidates are being conducted in compliance with Good Manufacturing Practices in all material respects.

(b) Except as set forth in Section 3.13(b) of the Azur Disclosure Schedule, all approvals, permits, licenses, consents, waivers, certifications, decrees, registrations, qualifications, clearances or other authorizations issued, granted, given or otherwise made available or the expiration or termination of any applicable waiting period by or under the authority of all Governmental Authorities (collectively, “Permits”) that are materially necessary to permit the Azur Group Entities to carry on their businesses as currently conducted have been obtained, are in full force and effect and are being complied with in all material respects. To the Knowledge of the Azur Group Entities, since August 1, 2007, there has been no violation, cancellation, revocation or default of

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any material Permit. To the Knowledge of Azur Group Entities, except as set forth in Section 3.13(b) of the Azur Disclosure Schedule, since August 1, 2007, the Azur Group Entities have not received any written notice that any Governmental Authority has commenced or may commence any action to withdraw any Permit for a product or to limit the ability of any Azur Group Entity to manufacture, market or distribute any product.

(c) Except as set forth in Section 3.13(c) of the Azur Disclosure Schedule, since August 1, 2007, no Azur Group Entity has received any written notice of, and to the Knowledge of Azur, no Azur Group Entity is under investigation with respect to, any material violation of, or any obligation to take material remedial action under, any applicable Laws or Permits.

(d) Except as set forth in Section 3.13(d) of the Azur Disclosure Schedule, the Azur Group Entities have not received any written notification of any pending or, to the Knowledge of Azur, threatened, claim, suit, proceeding, hearing, enforcement, audit, investigation, warning letter, consent decree, consent agreement, corporate integrity agreement, arbitration or other action from any Governmental Authority, including, the FDA, the Drug Enforcement Administration (the “DEA”), the Centers for Medicare & Medicaid Services, the U.S. Department of Health and Human Services Office of Inspector General and the U.S. Department of Veterans Affairs Office of Inspector General, alleging potential or actual material non-compliance by, or material liability of, any Azur Group Entity under any applicable Laws. No Azur Group Entity is a party to a corporate integrity agreement with the Office of the Inspector General of the Department of Health and Human Services or a consent decree with any Governmental Authority. No Azur Group Entity has reporting obligations pursuant to any settlement agreement entered into with any Governmental Authority.

(e) Section 3.13(e) of the Azur Disclosure Schedule lists (i) all Notices of Inspectional Observations (Form 483), (ii) all establishment inspection reports, (iii) all recall letters and warning letters, in each case (clauses (i), (ii) and (iii)), received by the Azur Group Entities from the FDA, and the responses thereto submitted by the Azur Group Entities relating to the products manufactured or distributed by or for the Azur Group Entities that have been received since August 1, 2007, and (iv) all written communications (including by email) between the FDA and the Azur Group Entities or third parties authorized to communicate on behalf of the Azur Group Entities, dated August 5, 2008 through the date hereof. A copy of all of the items listed in Section 3.13(e) has been provided to Jazz. To the extent not legally prohibited, Azur shall promptly provide to Jazz all written communications and information and records regarding all of the items set forth in this Section 3.13 arising after the date hereof through the Closing Date that are material, but in no event later than five (5) Business Days after receipt or production thereof.

(f) Prior to the date hereof, Azur has provided to Jazz true and correct copies of all material outstanding Governmental Orders in force on the date hereof specifically applicable to any Azur Group Entity.

(g) Except as set forth on Section 3.13(g) of the Azur Disclosure Schedule, the Azur Group Entities have (i) timely filed with the appropriate Governmental Authority all material reports required by applicable Laws or any material rebate or refund agreement to be filed by or on behalf of the Azur Group Entities with respect to the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8), Medicare Part B average sales price (42 U.S.C. § 1395w-3a(c)), and non-federal average manufacturer price (38 U.S.C. § 8126(h)(5)), and each such report has been complete and accurate in all material respects, and (ii) timely paid all material rebate or refund amounts due and owing to a Governmental Authority in accordance with applicable Laws and any material rebate or refund agreements entered into with such Governmental Authority. No material deficiency with respect to such reports, rebates or refunds has been asserted in writing or otherwise against the Azur Group Entities with respect to the Approved Products.

(h) To the Knowledge of the Azur Group Entities, no Azur Group Entity has made any materially false statements on, or material omissions from, the applications, approvals, reports and other submissions to any Governmental Authority or from any other records and documentation prepared or maintained to comply with the requirements of any Governmental Authority relating to the products.

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(i) No Azur Group Entity or, to the extent it would affect their service as such, any officer, key employee or agent of any Azur Group Entity has been convicted of any crime or engaged in any conduct that has or would reasonably be expected to result in (i) debarment under 21 U.S.C. § 335a or any similar state law or regulation or (ii) exclusion under 42 U.S.C. § 1320a-7 or any similar state law or regulation.

(j) Except as set forth in Section 3.13(j) of the Azur Disclosure Schedule, no Azur Group Entity or, in connection with their service as such, any director, officer, agent, employee or other person acting on behalf of any Azur Group Entity has used any corporate funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures related to political activity to government officials or others. No Azur Group Entity or, in connection with their service as such, any director, officer, agent, employee or other person acting on behalf of any Azur Group Entity, has accepted or received any unlawful contributions, payments, gifts or expenditures.

(k) To the Knowledge of the Azur Group Entities, no director or officer of any of the Azur Group Entities has, directly or indirectly, made false or misleading statements to, or attempted to coerce or fraudulently influence, an accountant in connection with any audit, review, or examination of the financial statements with respect to any of the Azur Group Entities.

(l) Neither the Azur Group Entities nor any of their Affiliates is in receipt of any payment, guarantee, financial assistance or other aid from a Governmental Authority that was not, but should have been, notified to the European Commission under Article 108 of the Treaty on the Functioning of the European Union for decision declaring such aid to be compatible with the common market, or which has been found to be incompatible with the common market.

Section 3.14 Environmental Matters.

(a) Except as described in Section 3.14 of the Azur Disclosure Schedule:

(i) each of the Azur Group Entities is in compliance with all applicable Environmental Laws, including, the possession of all Permits, required under applicable Environmental Laws and compliance with their terms and conditions;

(ii) no Azur Group Entity has received notice of a civil, criminal or administrative suit, claim, action, proceeding or investigation under any Environmental Law relating to any property or facility owned, operated or leased, by any of them;

(iii) no Azur Group Entity has received from any Governmental Authority written notice that it has been named or may be named as a responsible or potentially responsible party under any Environmental Law for any site contaminated by Hazardous Substances; and

(iv) to the Knowledge of the Azur Group Entities, no portion of any property currently owned, leased or occupied by any Azur Group Entity is Contaminated.

Section 3.15 Real Property. No Azur Group Entity owns any real property. Section 3.15 of the Azur Disclosure Schedule contains a list of all leases pursuant to which any Azur Group Entity leases real property as tenant or licenses as licensee (the “Leased Real Property”). Except as set forth in Section 3.15 of the Azur Disclosure Schedule, the Azur Group Entities have a valid leasehold interest in, or right to use, as applicable, all of the Leased Real Property (including all rights, privileges and appurtenances pertaining or relating thereto) free and clear of any and all encumbrances or Liens, except for Permitted Liens. Except as set forth in Section 3.15 of the Azur Disclosure Schedule, the Azur Group Entities are in compliance with all material terms of all leases with respect to the Leased Real Property. All deeds and documents necessary to prove good and marketable title to the Leased Real Property are in the Azur Group Entity’s possession. To the Knowledge of the Azur Group

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Entities, the Azur Group Entity is in exclusive occupation of the entire of the Leased Real Property covered by the applicable lease and no other person has any right (actual or contingent) to possession or occupation of the Leased Real Property covered by the applicable lease. To the Knowledge of the Azur Group Entities, there are no notices, orders, agreements, actions or proceedings that would adversely affect the value of any of the Leased Real Property or the use and enjoyment of the Leased Real Property or would lead to any material liability upon the Azur Group Entity.

Section 3.16 Certain Business Relationships With Affiliates. Section 3.16 of the Azur Disclosure Schedule sets forth each Contract between any Azur Group Entity and any Related Party. Except as set forth in Section 3.16 of the Azur Disclosure Schedule, no Azur Group Entity is party to any Contract with any current officer of any Azur Group Entity. Except as set forth in Section 3.16 of the Azur Disclosure Schedule, no Related Party: (i) owns any material property or right, tangible or intangible, that is used by any Azur Group Entity, (ii) is indebted to any Azur Group Entity, (iii) in the case of current officers or directors (other than those who are only directors and/or officers of one or more Azur Group Entities organized in Bermuda), is competing or has ever competed, directly or indirectly, with any Azur Group Entity, or (iv) has any claim or right against any Azur Group Entity other than option rights or the right to receive compensation and benefits for services provided as an employee or director. Each Contract set forth in Section 3.16 of the Azur Disclosure Schedule has been duly and validly authorized by the applicable Azur Group Entity in compliance with applicable Law.

Section 3.17 Absence of Certain Changes. Except as set forth in Section 3.17 of the Azur Disclosure Schedule, as of the date of this Agreement, since the date of the Latest Balance Sheet, there has been no: (a) Effect that in combination with all other Effects has had, or would reasonably be expected to have, an Azur Material Adverse Effect, (b) material loss, damage or destruction to, or material interruption in, the use of, Azur Group Entities’ material assets, or (c) action or omission that, if such action were to be taken or occurred during the Pre-Closing Period, would violate any of the provisions of clauses (i) through (xxv) of Section 5.4(a).

Section 3.18 Brokers and Finders. Azur has not used any broker or finder in connection with the Transactions other than the Azur Financial Advisor, and no other broker, finder or investment banker is entitled to any fee or commission in connections with the Transactions, and no Person is or may become entitled to receive any fee or other amount from any Azur Group Entity in connection with the Transactions.

Section 3.19 Full Disclosure. To the Knowledge of the Azur Group Entities, no representation or warranty of Azur contained in this Agreement, and no statement contained in the Azur Disclosure Schedule, contains or will contain any untrue statement of a material fact, or omit to state a material fact necessary in order to make such representations, warranties and statements contained herein or therein (in light of the circumstances under which such representations, warranties and statements were made) not false or misleading in any material respect.

Section 3.20 NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III OR IN THE RELATED AGREEMENTS, AZUR DOES NOT MAKE ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE AZUR GROUP ENTITIES OR THEIR ASSETS, LIABILITIES OR BUSINESSES.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF JAZZ

Except as set forth in the Jazz SEC Reports filed with the SEC prior to the date hereof (except for cautionary, predictive or forward-looking statements contained therein), Jazz hereby makes to Azur each of the representations and warranties contained in this Article IV.

Section 4.1 Due Incorporation. Jazz is a corporation duly organized, validly existing and in good standing under the laws of Delaware with all requisite power and authority to own and operate its assets and properties as they are now being owned and operated.

Section 4.2 Due Authorization. Jazz has all requisite power and authority to enter into this Agreement and the Related Agreements to which it is or will be a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Jazz of this Agreement and the Related Agreements to which it is or will be a party have been duly and validly approved by the board of directors of Jazz and no other corporate actions or proceedings on the part of Jazz are necessary to authorize this Agreement, such Related Agreements and the transactions contemplated hereby and thereby, except for: (a) the filing of the Certificate of Merger with the Delaware Secretary of State and (b) obtaining the approval and adoption by the stockholders of Jazz of the Merger by the Required Jazz Vote. Jazz has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) the Related Agreements to which it is or will be a party. This Agreement constitutes the legal, valid and binding obligation of Jazz, and the Related Agreements to which Jazz is or will be a party, upon execution and delivery by Jazz, will constitute legal, valid and binding obligations of Jazz, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors’ rights generally and by equitable principles.

Section 4.3 Consents and Approvals; No Violations. Except for: (a) filings under the HSR Act and (b) filings to be made with the SEC and NASDAQ, the execution, delivery and performance by Jazz of this Agreement and the Related Agreements to which it is or will be a party will not (i) contravene, conflict with or violate any of the terms of, or the requirements of any Law, or Governmental Order applicable to Jazz, (ii) require any material filing or material registration by Jazz with, or material consent or material approval with respect to Jazz of, any Governmental Authority, (iii) violate or conflict with the Governing Documents of Jazz, or (iv) contravene, conflict with or violate, in each case, in any material respect, any of the terms of, or requirements of, or give any Governmental Authority the right to revoke or withdraw or suspend, cancel, terminate or modify any material Permit held by Jazz.

Section 4.4 Capitalization; Structure.

(a) As of September 15, 2011, the authorized capital stock of Jazz consisted of (i) 150,000,000 shares of Jazz Common Stock, of which (A) 42,100,241 were issued and outstanding, (B) 8,777,552 were reserved and remained available for future issuance under the Jazz Equity Plans, (C) 5,573,419 were subject to outstanding options to acquire shares of Jazz Common Stock (such options, collectively with any similar options granted after the date hereof, the “Jazz Options”), (D) 3,108,591 were subject to outstanding warrants to acquire shares of Jazz Common Stock (such warrants, the “Jazz Warrants”), (E) 4,971 were subject to issuance under vested Jazz Stock Awards, and (F) 94,975 were credited to director stock accounts under the Deferred Plan (such shares, collectively with any additional shares credited to director stock accounts under the Deferred Plan after the date hereof, the “Jazz Phantom Shares”); and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares were outstanding. All of the issued and outstanding shares of capital stock of Jazz are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

(b) All of the issued outstanding shares of capital stock or other equity interests of each of Jazz’s Subsidiaries have been validly issued, are (to the extent such concept is applicable to the equity interest) fully

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paid and nonassessable, are free of preemptive rights, and are owned directly or indirectly by Jazz, free and clear of all Liens. Neither Jazz nor any of its Subsidiaries directly or indirectly owns any equity interest in any Person, other than the Subsidiaries of Jazz, that is or would be expected to be material to Jazz and its Subsidiaries taken as a whole. Except for (i) the Jazz Warrants, (ii) the Jazz Options, (iii) the Jazz Phantom Shares, (iv) the vested Jazz Stock Awards and (v) rights under Jazz’s employee stock purchase plan, as of the date this Agreement there are no outstanding options, warrants or other rights of any kind to acquire from Jazz or any of its Subsidiaries, or obligations of Jazz or its Subsidiaries to issue, shares of capital stock of any class of, or other equity interests in, Jazz. All outstanding Jazz Warrants, Jazz Options, Jazz Stock Awards, Jazz Phantom Shares, and rights under Jazz’s employee stock purchase plan were issued in the ordinary course of business and none of the Jazz Warrants, Jazz Options, Jazz Phantom Shares, or rights under Jazz’s employee stock purchase plan were issued in anticipation of the Transactions or any other business combination or for the purpose of avoiding the application of Section 7874 of the Code.

Section 4.5 Litigation; Orders. Except as set forth in the Jazz SEC Reports, there are no Legal Proceedings pending or, to the Knowledge of Jazz, threatened in writing against Jazz or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to be material to Jazz’s business or assets. Neither Jazz nor any of its Subsidiaries is subject to any Governmental Order that remains unsatisfied in any material respect that would, individually or in the aggregate, reasonably be expected to be material to Jazz’s business or assets.

Section 4.6 SEC Reports; Financial Statements.

(a) Jazz has filed all forms, reports and documents (including all Exhibits, Schedules and Annexes thereto) required to be filed by it with the SEC since January 1, 2009, including any amendments or supplements thereto (collectively, the “Jazz SEC Reports”). As of their respective dates, none of the Jazz SEC Reports (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained, and none of the Jazz SEC Reports filed after the date of this Agreement and prior to the Closing Date (and, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) will contain, any untrue statement of a material fact or omitted (or will have omitted) to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements (including all related notes and schedules thereto), contained or that will be contained in the Jazz SEC Reports (or incorporated therein by reference) (the “Jazz Financial Statements”) fairly present or will fairly present, as the case may be, in all material respects the consolidated financial position and results of operations and cash flows of Jazz and its Subsidiaries for the respective periods or as of the respective dates set forth therein, in each case in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise indicated therein and except, in the case of unaudited Jazz Financial Statements, for changes resulting from normal and recurring year-end adjustments).

(c) Jazz (i) maintains disclosure controls and procedures required by Rule 13a-15 under the Exchange Act that are designed to provide reasonable assurances that information relating to Jazz that is required to be disclosed in the reports that Jazz files or submits under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Jazz’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) and (ii) has disclosed since January 1, 2009 to Jazz’s auditors and the audit committee of the board of directors of Jazz (x) any significant deficiencies and material weaknesses in the design or operation of its internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to materially and adversely affect Jazz’s ability to record, process, summarize and report financial information and (y) any fraud, to the Knowledge of Jazz, whether or not material, that involves management or other employees who have a significant role in Jazz’s internal controls over financial reporting. All such disclosures were made in writing by

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management to Jazz’s auditors and audit committee and a copy has previously been made available to Azur. For purposes of this Section 4.6(c), the terms “material weakness” and “significant deficiency” shall have the meanings assigned to such terms in Rule 1-02 of Regulation S-K, as in effect on the date of this Agreement.

Section 4.7 Investigation; Limitation on Warranties.

(a) Jazz acknowledges and agrees that none of Azur or any of the other Azur Group Entities, nor any other Person acting on behalf of any of Azur, any of the other Azur Group Entities or any of their respective Affiliates or Representatives has made any representation or warranty to Jazz or any of its Representatives, express or implied, as to the accuracy or completeness of any information regarding Azur or any of its Subsidiary or their respective businesses or assets, except as set forth in this Agreement or (including the Azur Disclosure Schedule). Jazz further agrees that no Indemnitor will have or be subject to any liability to Jazz, Azur, or their respective Affiliates or their Representatives resulting from the distribution or use by Jazz, Azur, any Affiliate thereof or any of their agents, consultants, accountants, counsel or other representatives of the Confidential Information Memorandum prepared by Lazard Middle Market LLC, sent to Jazz on May 20, 2011 and any legal opinions, memoranda, summaries or any other information, document or material made available to Jazz or its Affiliates or representatives in certain “data rooms,” management presentations or any other form otherwise provided in expectation of the transactions contemplated by this Agreement, in each case except to the extent such information, document or material is the subject of a representation or warranty contained in this Agreement. Notwithstanding anything to the contrary, nothing in this Section 4.7(a) or elsewhere in this Agreement shall relieve any Person from liability with respect to fraud.

(b) Jazz acknowledges that it is relying on its own investigation and analysis in entering into the transactions contemplated hereby. Jazz is knowledgeable about the industries in which the Azur Group Entities operate and is capable of evaluating the merits and risks of the Transactions contemplated by this Agreement and are able to bear the substantial economic risk of such investment for an indefinite period of time. Jazz has fully reviewed this Agreement, the Azur Disclosure Schedule, the materials referenced therein and the materials in the “data room” relating to the transactions contemplated by this Agreement.

(c) In connection with Jazz’s investigation of the Azur Group Entities, Jazz has received from or on behalf of Azur certain projections, including projected statements of operating revenues and income from operations of the Azur Group Entities and certain business plan information of the Azur Group Entities. Jazz acknowledges that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans, that Jazz is familiar with such uncertainties, that Jazz is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts), and that Jazz shall have no claim against any Indemnitor or any other Person with respect thereto. Accordingly, Azur makes no representation or warranty whatsoever with respect to such estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

Section 4.8 Brokers, Finders. Except for the services of the Jazz Financial Advisor, neither Jazz nor any of its Subsidiaries has employed, or is subject to any valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection with such transactions.

Section 4.9 Opinion of Jazz Financial Advisor. The board of directors of Jazz has received the opinion of the Jazz Financial Advisor, dated the date of this Agreement, to the effect that the Merger Consideration is fair from a financial point of view to Jazz’s stockholders, and such opinion contains the consent of the Jazz Financial Advisor to the inclusion in full of the text of such opinion in any proxy or information statement relating to the Merger which Jazz must, under any applicable Law, file with any government agency or distribute to its stockholders and where such filing must include the Opinion.

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Section 4.10 Board Approval. The board of directors of Jazz, by resolutions duly adopted by unanimous vote at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (a) determined that the transactions contemplated by this Agreement are fair to and in the best interests of Jazz and its stockholders, (b) approved and adopted this Agreement and the Merger described herein and (c) determined to recommend to the stockholders of Jazz that such stockholders adopt this Agreement and directed that this Agreement be submitted for consideration by Jazz’s stockholders at a meeting of the Jazz’s stockholders.

Section 4.11 Required Stockholder Vote. The affirmative vote of holders of a majority of the voting power of the shares of Jazz Common Stock outstanding on the applicable record date is the only vote of the holders of any class of capital stock of Jazz necessary to approve the Merger (the “Required Jazz Vote”).

Section 4.12 Antitakeover Statute. Jazz has taken or will take prior to the Closing all action necessary to exempt the Merger and this Agreement and the transactions contemplated hereby from the provisions of Section 203 of the DGCL.

Section 4.13 Intellectual Property.

(a) To the Knowledge of Jazz and except as disclosed in Jazz’s SEC Documents, a Jazz Group Entity owns, co-owns or otherwise possesses legally enforceable rights in and to all Material Jazz IP Rights, free and clear of all Liens, pledges, charges, leases, mortgages and other encumbrances (other than Permitted Liens), and, in the case of Material Jazz IP Rights owned or co-owned by the Jazz Group Entities, also free and clear of exclusive licenses and non-exclusive licenses not granted in the ordinary course of business. Except as disclosed in Jazz’s SEC documents, no third party is challenging the right, title or interest of the applicable Jazz Group Entity or, to Jazz’s Knowledge any licensor of any Jazz Group Entity in, to or under the Material Jazz IP Rights, or the validity or enforceability of any Patent Rights comprising the Material Jazz IP Rights owned or co-owned or exclusively licensed to any Jazz Group Entity. Except as disclosed in Jazz’s SEC Documents, there is no opposition, protest, interference, cancellation, reexamination, reissue, proceeding, objection or claim involving a third party pending with regard to any Material Jazz IP Rights and the Material Jazz IP Rights are not subject to any outstanding order of, judgment of, decree of or agreement with any Governmental Authority.

(b) To the Knowledge of Jazz, as of the date of this Agreement, no Material Jazz IP Rights are being infringed or misappropriated by any third party.

(c) To the Knowledge of Jazz, the conduct of the current business of the Jazz Entities in relation to the Jazz Products does not infringe or constitute contributory infringement, inducement to infringe, misappropriation or unlawful use of any valid and enforceable IP Rights of any third party.

(d) Neither the execution, delivery or performance of this Agreement and the Related Agreements by Jazz nor the consummation by Jazz of the transactions contemplated by this Agreement and the Related Agreements will (i) contravene, conflict with or result in any limitation on Jazz’s right, title or interest in or to any of the Material Jazz IP Rights, (ii) result in a breach of, default under or termination of any Contract that is material to Jazz’s business insofar as it relates to the Jazz Products, (iii) cause the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Material Jazz IP Rights or (iv) by the terms of any Contract, cause a reduction of any royalties or other payments Jazz would otherwise be entitled to with respect to any of the Material Jazz IP Rights, except as would not reasonably be expected to have a Jazz Material Adverse Effect.

(e) No Material Jazz IP Rights have been abandoned, and the Material Jazz IP Rights have been and continue to be timely prosecuted, all necessary maintenance fees, annuities and renewals have been (or, with respect to licenses, to Jazz’s Knowledge, have been) timely paid to continue all such rights in effect, and none of Jazz’s Patent Rights with respect to Jazz Products have expired, lapsed, been declared invalid (in whole or in part), or declared unenforceable by any Governmental Authority.

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Section 4.14 Regulatory Matters.

(a) To the Knowledge of Jazz, since December 31, 2009, the Jazz Group Entities have conducted, and continue to conduct, the business of the Jazz Group Entities in all material respects in compliance with all Laws and outstanding Governmental Orders, and the Jazz Group Entities are not in violation in any material respect of any applicable Law or Governmental Order. Except as set forth in Jazz’s SEC filings, to the Knowledge of the Jazz Group Entities, no event has occurred, and no condition or circumstance exists, that will (with or without the notice or lapse of time) constitute or result in a material violation by any Jazz Group Entity of, or a material failure on the part of any Jazz Group Entity to comply with any Law. Without limiting the foregoing, the Jazz Group Entities are, and at all times have been, in compliance in all material respects with the corporate integrity agreement and related agreements to which they are bound.

(b) Except as disclosed in Jazz’s SEC filings, the Jazz Group Entities have not received any written notification of any pending or, to the Knowledge of Jazz, threatened, claim, suit, proceeding, hearing, enforcement, audit, investigation, warning letter, consent decree, consent agreement, corporate integrity agreement, arbitration or other action from any Governmental Authority, including, the FDA, the DEA, the Centers for Medicare & Medicaid Services, the U.S. Department of Health and Human Services Office of Inspector General and the U.S. Department of Veterans Affairs Office of Inspector General, alleging potential or actual material non-compliance by, or material liability of, any Jazz Group Entity under any Laws.

(c) Except as disclosed in Jazz’s SEC filings, no Jazz Group Entity or, to the Knowledge of the Jazz Group Entities, to the extent it would affect their service as such, any officer, key employee or agent of any Jazz Group Entity has been convicted of any crime or engaged in any conduct that has or would reasonably be expected to result in (i) debarment under 21 U.S.C. § 335a or any similar state law or regulation or (ii) exclusion under 42 U.S.C. § 1320a-7 or any similar state law or regulation.

Section 4.15 Trading Policy. Jazz has in place customary policies that restrict trading in Jazz securities by certain Jazz Representatives, including policies that restrict certain Jazz Representatives from trading in Jazz securities outside of certain “window” periods (the “Window Policy”), which Window Policy is subject to certain customary exceptions including, but not limited to, purchases or sales of Jazz securities made pursuant to, and in compliance with, a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act (and the Window Policy).

ARTICLE V

COVENANTS OF THE PARTIES

Section 5.1 Access to Information; Confidentiality.

(a) During the Pre-Closing Period, subject to the Confidentiality Agreement, Azur shall, and shall cause its Subsidiaries to, give Jazz and Jazz’s Representatives, upon reasonable notice, reasonable access during normal business hours to the offices, facilities, books and records of the Azur Group Entities, shall make the officers and employees of the Azur Group Entities available to Jazz and its Representatives, and furnish to Jazz and its accountants, counsel and other Representatives all such information and data concerning the Azur Group Entities and the Reorganization in the Azur Group Entities’ possession or control as Jazz or its Representatives may reasonably request (except to the extent that such information is subject to attorney-client or any similar privilege), in each case as Jazz and its Representatives shall from time to time reasonably request and to the extent that such access and disclosure would not obligate the Azur Group Entities to take any actions that would unreasonably disrupt the normal course of their businesses or violate the terms of any contract to which the Azur Group Entities is bound or any applicable Law.

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(b) Jazz and its Representatives shall treat and hold strictly confidential any Information (as defined in the Confidentiality Agreement) in accordance with the terms of the Confidentiality Agreement.

Section 5.2 Filings; Other Actions; Notification.

(a) Each of the Parties shall use (and shall cause its respective Subsidiaries, officers and directors, and shall use reasonable best efforts to cause its Affiliates, and Representatives, to use) their respective reasonable best efforts as soon as practicable to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable on its part under applicable Law, this Agreement and the Related Agreements to consummate and make effective the Transactions and any other transaction contemplated by the Related Agreements, including: (i) preparing and filing with the SEC the filings described in Section 5.8 and all necessary amendments or supplements to those filings; (ii) preparing, providing and filing all documentation and other information to effect all necessary notices, reports, applications, filings and other submissions, and to obtain as promptly as is practicable all consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, decisions, determinations or other permissions or actions necessary or advisable to be obtained from any Governmental Authority or any other Person in order to consummate the Transactions or any other transaction contemplated by the Related Agreements; (iii) providing all such information concerning such Party, its Subsidiaries and its officers, directors, employees, partners and Affiliates as may be necessary or reasonably requested in connection with any of the foregoing; and (iv) avoiding the issuance or entry of, or have vacated or terminated, any decree, order, injunction, judgment, decision or determination that would, in whole or in part, restrain, prevent or delay the consummation of the Transactions or any other transaction contemplated by the Related Agreements; provided, however, that notwithstanding anything else to the contrary in this Agreement or any Related Agreement, Jazz shall not be required to offer or agree to sell, hold separate, divest, transfer or dispose of, or accept any restriction or impairment with respect to the operation of, before or after the Closing, any material assets, operations, rights, product lines, business or interest therein of Jazz or any of its Subsidiaries, or of any Azur Group Entity, and that no Azur Group Entity shall do any of the foregoing without the advance written consent of Jazz (acting in its sole discretion).

(b) Each of the Parties shall cooperate regarding, and keep the other Parties reasonably apprised of the status of, matters relating to the completion of the Transactions and work cooperatively in connection with (i) obtaining all necessary notices, reports, applications, filings and other submissions, and to obtain as promptly as is practicable all consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, decisions, determinations or other permissions or actions of any Governmental Authority and (ii) all other communications with any Governmental Authority (which for purposes of this Section 5.2 includes staff of Governmental Authorities and any elected member of a Governmental Authority and their staff) with respect to the Transactions. In that regard, each Party shall: (A) promptly notify the other Parties of, and, if in writing, furnish the others with copies of (or, in the case of oral communications, advise the others orally of), any communications from or with any Governmental Authority with respect to the Transactions; (B) permit the other Parties to review and discuss in advance, and consider in good faith the views of the others in connection with, any proposed written (or any proposed oral) communication with any such Governmental Authority with respect to the Transactions; (C) furnish the other Parties with unredacted copies of all correspondence, filings and communications (including memoranda setting forth the substance thereof, including summaries of any meetings or communications for which the others were not present) between it and any such Governmental Authority with respect to the Transactions, provided, however, that (1) materials can be redacted with respect to information whose distribution to the other party is prohibited by law or clearly prohibited by contract; and (2) access to unredacted materials may be restricted to a party’s outside counsel as is believed to be necessary in order to address reasonable concerns regarding confidentiality and/or the preservation of legal or other similar privilege so long as redacted versions, whose redactions are narrowly tailored to address those concerns, are then also made available to the other Parties; and (D) furnish the other Parties with such information and assistance as the others may reasonably request in connection with their preparation of necessary filings or submissions of information to any such Governmental Authority. Each Party may, as each deems reasonably necessary, designate competitively sensitive material provided to the other Parties under this Section 5.2 as “outside counsel

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only.” Such competitively sensitive material and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient unless express written permission is obtained in advance from the source of the materials or its legal counsel.

(c) Without limiting the generality of the undertakings provided in this Section 5.2, the Parties hereto agree to take or cause to be taken the following actions: (i) submitting as soon as reasonably practicable following the execution of this Agreement, with the U.S. Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “DOJ”) any Notification and Report Forms relating to the Transactions required by the HSR Act; and (ii) promptly providing the FTC and DOJ such other filings, information and documents reasonably requested or necessary, proper or advisable to permit consummation of the Transactions or any other transaction contemplated by the Related Agreements.

Section 5.3 Further Assurances; Reorganization; Satisfaction of Conditions. The Parties agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver such further instruments of conveyance and transfer and take such other actions as may be necessary to carry out the purposes and intents of this Agreement. Without limiting the generality of the foregoing:

(a) Azur shall, and shall cause its Subsidiaries to, use their reasonable best efforts to take such steps as are necessary to effect the Reorganization specifically as described on Schedule 1 hereto or as otherwise mutually and reasonably agreed by Azur and Jazz. If the Parties agree to a deviation from Schedule 1 in accordance with this Section 5.3(a) (in which case, the Parties shall cause Schedule 1 to be revised accordingly), then for purposes of this Agreement and the Azur Support Agreement, all references to Schedule 1 shall be deemed to be references to Schedule 1 as so revised. Azur shall make available to Jazz in a timely manner for review and comment all drafts of the documents governing or effecting the Reorganization and all other instruments or documentation relating to the Reorganization, in each case, to the extent prepared by Azur or its Representatives, and Azur shall not, and shall cause its Affiliates not to, execute any such instruments or documentation that are not in the Agreed Form, or take any actions or consummate any steps or transactions contemplated thereby, in each case, that is not reasonably satisfactory to Jazz.

(b) Azur shall use its reasonable best efforts to: (i) cause all the closing conditions contained in Section 8.1 to be satisfied, including by obtaining and delivering the necessary agreements and documents pursuant thereto; and (ii) obtain each consent and provide any notice required to be obtained or provided by any of the Azur Group Entities pursuant to any applicable Law, Contract or otherwise in connection with the Reorganization or any of the other transactions contemplated by this Agreement. Azur shall use its commercially reasonable efforts to cause each Person who holds or will hold Azur Ordinary Shares as of the Closing to become a party to the Power of Attorney entered into on the date hereof and the Azur Support Agreement in accordance with the terms thereof or to enter into a new Power of Attorney and/or Azur Support Agreement, in each case in the applicable Agreed Form.

(c) Jazz shall use its reasonable best efforts to: (i) cause all the closing conditions contained in Section 8.2 to be satisfied, including by obtaining and delivering the necessary agreements and documents pursuant thereto, and (ii) obtain each consent and provide any notice required to be obtained or provided by it pursuant to any applicable Law, Contract or otherwise in connection with the Merger or any of the other transactions contemplated by this Agreement, subject to the limitations set forth in the last sentence of Section 5.2(a) (starting with “provided, however”).

(d) Prior to the Closing, subject to Section 2.6, Azur shall, and shall cause its Subsidiaries to, take such steps as are reasonably requested by Jazz to provide for the governance of the Azur Group Entities from and after the Effective Time, including to: (i) form appropriate committees of the board of directors of any Azur Group Entity: (ii) nominate and cause to be elected, effective as of the Effective Time, such directors of the Azur Group Entities as Jazz may designate: (iii) appoint, effective as of the Effective Time, to any committee of the board of directors of any Azur Group Entity such directors as Jazz may designate: (iv) adopt and approve such committee

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charters, codes of conduct or other guidelines, principles or codes of conduct for the Azur Group Entities as Jazz may reasonably require: (v) adopt and approve such employee benefit plans, including equity-based plans, of the Azur Group Entities as Jazz may reasonably require; and (vi) take such other corporate actions and adopt such other resolutions of the board of directors of the Azur Group Entities and the shareholders of Azur as Jazz may reasonably request.

Section 5.4 Conduct of Business.

(a) Conduct of the Business. Azur agrees, as to itself and its Subsidiaries, that, during the Pre-Closing Period, except as set forth in Section 5.4 of the Azur Disclosure Schedule, as contemplated in Schedule 1, as required by this Agreement or the Related Agreements, as reasonably necessary to effect the Reorganization (subject to and in accordance with this Agreement and the Related Agreements), or as otherwise agreed to in writing by Jazz (such agreement not to be unreasonably withheld, conditioned or delayed), (x) each of the Azur Group Entities shall conduct its business and operations solely in the ordinary course of business and consistent with past practices and, to the extent consistent therewith (and subject to the restrictions set forth in this Section 5.4(a)), (y) each of the Azur Group Entities will use commercially reasonable efforts to preserve and maintain existing relations and goodwill with Governmental Authorities, employees, customers, brokers, suppliers and other Persons with which any of the Azur Group Entities has significant business relations and (z) subject to applicable Law as agreed in good faith by counsel to Jazz, Azur shall not and shall cause each of the Azur Group Entities not to, directly or indirectly do, or commit to do, any of the following:

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock or other securities, or repurchase, redeem or otherwise acquire any shares of capital stock or other securities of, or other ownership interests in, any Azur Group Entity;

(ii) issue, deliver, pledge, encumber, sell or authorize to sell any shares of capital stock of or other equity interests in any Azur Group Entity, or any securities convertible into any such shares of capital stock or other equity interests, or any rights, warrants or options to acquire any such shares of capital stock or other equity interests, except with respect to exercise of Azur Options outstanding prior to the date of this Agreement;

(iii) amend or otherwise alter (or propose any amendment or alteration to) the Governing Documents of any Azur Group Entity or amend any terms of the outstanding securities of any Azur Group Entity;

(iv) effect or become a party to any Contract relating to a Competing Transaction with respect to each Azur Group Entity, recapitalization, reclassification of shares, stock split, reverse split or similar transaction with respect to each Azur Group Entity, or make any investment in any equity securities of any other Person, including any joint venture, or acquire the stock or all or substantially all of the assets or rights of any other Person or any division of any other Person;

(v) sell, lease, license, assign, transfer, abandon, convey or otherwise dispose of any assets, securities, rights or property of any Azur Group Entity, other than in each case (A) sales of inventory and equipment in the ordinary course of business and consistent with past practices, or (B) not individually in excess of $500,000;

(vi) incur any Indebtedness, enter into any new or amend existing facilities relating to Indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities or guarantee any debt securities;

(vii) create or permit the creation of any Lien (other than a Permitted Lien) on any of the assets of any Azur Group Entities other than in the ordinary course of business and consistent with past practices;

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(viii) except in the ordinary course of business and consistent with past practices, enter into or adopt any new, or amend or terminate any existing, Benefit Plan (including any trust or other funding arrangement), other than as required by Law;

(ix) except to the extent required by the terms of any Benefit Plan or any Contract with an Independent Contractor or consultant (or similar relationship) of any Azur Group Entity existing as of the date of this Agreement or adopted or entered into after the date of this Agreement without violation of this Section 5.4(a): (A) make any new grant or award, or vest, accelerate or otherwise amend any existing grant, benefit or award, under any Benefit Plan, (B) increase the compensation payable to any Employee, Independent Contractor, consultant (or similar relationship) or director of any Azur Group Entity (C) pay any severance or bonus to any Employee, current or former Independent Contractor, consultant (or similar relationship) or director of any Azur Group Entity;

(x) enter into any Contract pursuant to which any Azur Group Entity may become obligated to make any severance, termination or similar payment, or any bonus or similar payment (other than payment in respect of base salary), to any Employee, current or former Independent Contractor, consultant (or similar relationship) or director of any Azur Group Entity;

(xi) terminate any employee other than for cause (in which case Azur shall first consult with Jazz), or hire any employee, in either case, whose annual base compensation exceeds or would exceed $150,000;

(xii) enter into or forgive any loan to employees, directors, or consultants;

(xiii) enter into any new collective bargaining agreement or agreement with a trade union;

(xiv) contribute any material amount to any trust or other arrangement funding any Benefit Plan, except to the extent required by the existing terms of such Benefit Plan, trust or other funding arrangement, by any collective bargaining agreement, by any written employment agreement existing on the date of this Agreement, or by applicable Law;

(xv) (A) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization or (B) enter into any agreement or exercise any discretion providing for acceleration of payment or performance as a result of a change of control of any Azur Group Entity;

(xvi) renew or enter into any Contract with any non-compete or exclusivity provisions that would contractually restrict or limit the operations of any Azur Group Entity in any material respect;

(xvii) (A) enter into, or permit any of the assets owned or used by it to become bound by any contract that is or would constitute a Material Contract, other than Contracts specifically relating to actions falling with the exceptions to the covenants set forth in clauses (v), (xi) or (xxiv) of this Section 5.4(a), or (B) modify in any material respect, amend in any material respect or terminate any Material Contract;

(xviii) enter into any Contract, other than in the ordinary course of business and consistent with past practices and that does not require (x) a term in excess of one year or (y) payments by any Azur Group Entity in excess of $500,000 per annum;

(xix) other than (A) in connection with any actual or alleged breach of this Agreement or any Related Agreement or (B) the commencement of any litigation for patent infringement in response to any certification of non-infringement or invalidity in respect of any Approved Product contained in any ANDA or similar filing, commence or settle or compromise any litigation, or waive, release, relinquish or assign any material claims or material rights, including with respect to any Azur IP Rights;

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(xx) adopt any change, other than as required by IFRS, in its accounting policies, procedures or practices;

(xxi) license or permit any rights to lapse in any Material Azur IP Rights;

(xxii) (A) make any change in any annual accounting period or adopt or change a method of accounting for Tax purposes, except as required by applicable Law, (B) make or change any Tax election, (C) file or amend any Tax Return or (D) enter into any closing agreement, settle any Tax claim or assessment relating to any of the Azur Group Entities, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to any Azur Group Entity (in each case other than elections, filings, settlements, closing agreements, extensions or waivers made in the ordinary course of business consistent with past practices) if such election, adoption, change, amendment, agreement, settlement, surrender, consent or other action would have the effect of increasing the Tax liability of the Azur Group Entities or the Jazz Group Entities for any period ending after the Closing Date or decreasing any Tax attribute of any Azur Group Entity or the Jazz Group Entities existing on the Closing Date;

(xxiii) lend money to any person (except for business expenses to its current employees in the ordinary course of business and consistent with past practices) or guarantee the indebtedness of any Person;

(xxiv) make any capital expenditures, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Azur Group Entities during the Pre-Closing Period, do not exceed $1 million; or

(xxv) agree or commit to do any of the foregoing.

(b) Conduct by Jazz. Jazz agrees that during the Pre-Closing Period, except as expressly contemplated by this Agreement or as required by applicable Law, or as otherwise agreed to in writing by Azur (such consent not to be unreasonably withheld or delayed), Jazz shall not and shall cause its Subsidiaries not to, directly or indirectly do, or commit to do, any of the following:

(i) in the case of Jazz only, amend or otherwise change its Governing Documents;

(ii) in the case of Jazz only, (A) declare, set aside, make or pay any dividend or other distribution with respect to any of its capital stock, (B) split, combine or reclassify its outstanding shares of capital stock, or (C) repurchase, redeem or otherwise acquire, except in connection with any employee benefit plans or arrangements and except pursuant to Jazz’ ongoing stock repurchase program or hedging activities, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of Jazz’ capital stock or any securities convertible into or exchangeable or exercisable for any shares of Jazz’ capital stock;

(iii) in the case of Jazz only, adopt a plan of complete or partial liquidation or dissolution;

(iv) acquire by merger, consolidation or acquisition of stock or assets (from any Person other than Jazz or a Subsidiary of Jazz) any corporation, partnership or other business organization or division thereof if such acquisition would be reasonably likely to prevent the Merger from occurring prior to the Termination Date or would be reasonably likely to impede or delay the expiration or termination of the applicable waiting period under the HSR Act in respect of the Merger; or

(v) agree or commit to do any of the foregoing.

Section 5.5 Public Announcements. The Parties shall cooperate in promptly issuing the joint announcement of the execution of this Agreement in the Agreed Form. Subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), Jazz and Azur will consult with each other before issuing, or permitting any agent or Affiliate to issue (and will use reasonable best

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efforts to agree upon the text of), any other press releases or otherwise making or permitting any agent or Affiliate to make, any public statements with respect to this Agreement and the transactions contemplated hereby.

Section 5.6 No Solicitation. During the Pre-Closing Period, neither Azur nor any of its Subsidiaries shall, directly or indirectly, through any of their Representatives or Affiliates or otherwise: (a) solicit, initiate or encourage the submission of any proposal, indication of interest, inquiry or offer (the “Proposal”) from any Person (other than Jazz) relating, with respect to any Azur Group Entity, to any direct or indirect: (i) liquidation, dissolution or recapitalization, (ii) merger or consolidation, (iii) acquisition or purchase of 50% or more of the Azur Ordinary Shares or the assets of any Azur Group Entity or any of their Subsidiaries, or (iv) similar transaction or business combination (a “Competing Transaction”); or (b) participate in any or continue any discussions or negotiations regarding, or furnish to any other Person (other than Jazz) any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Person (other than Jazz) to effect a Competing Transaction. Azur shall, and shall cause all Persons acting on behalf of it to immediately cease any existing activities, discussions and negotiations with any Person with respect to any of the foregoing. Azur shall promptly (but in any event within one day) notify Jazz orally and in writing of any Proposal from any Person (other than Jazz) relating to a Competing Proposal or request for disclosure or access reasonably likely to be related to the making of such a Proposal, indicating, in connection with such notice, the identity of the Person making such Proposal and the terms and conditions of any such Proposal, including all written documentation relating thereto. Azur agrees that it shall take the necessary steps promptly to inform its Subsidiaries and any of its or their Representatives or Affiliates of the obligations undertaken by it in this Section 5.6.

Section 5.7 Notices of Certain Events. From time to time prior to the Closing, Azur, on the one hand, and Jazz, on the other hand, shall (and shall cause their Subsidiaries to) notify the other Parties in writing of (a) any material matter hereafter arising which, if existing, occurring or known at the date of this Agreement would have been required to be disclosed to Azur or Jazz, as the case may be, or which would render inaccurate any of the representations, warranties or statements of such Party set forth in Article III or Article IV hereof in any material respect at or prior to the Closing and (b) any failure of Azur or Jazz, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement in any material respect; provided, that the delivery of any notice or the making of any disclosure pursuant to this Section 5.7 shall not (i) limit or otherwise affect any rights or remedies to the party receiving such notice or (ii) be deemed to amend or supplement the Azur Disclosure Schedule or prevent or cure any misrepresentation, breach of warranty or breach of covenant.

Section 5.8 Preparation of SEC Documents.

(a) As promptly as practicable after the date of this Agreement, each of Jazz and Azur shall cooperate and prepare, and Jazz shall cause to be filed with the SEC, a preliminary form of the proxy statement to be sent to the Jazz stockholders in connection with the Jazz Stockholders Meeting (the “Jazz Proxy Statement”), and each of Jazz and Azur shall cooperate and prepare, and Azur (in cooperation with Jazz) shall cause to be filed the Registration Statement. Jazz will cause the Jazz Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Each of Jazz and Azur will cause the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. The Registration Statement and the Jazz Proxy Statement shall include all information reasonably requested by each of Jazz and Azur to be included therein. Each of Jazz and Azur shall use its respective reasonable best efforts to have the Jazz Proxy Statement cleared by the SEC as promptly as practicable after filing. Jazz will advise Azur, promptly after it receives notice thereof, of any request by the SEC for amendment of the Jazz Proxy Statement or comments thereon. Each of Jazz and Azur shall use its respective reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after filing and to remain effective as long as necessary to consummate the Transactions. Azur will advise Jazz, promptly after Azur receives notice thereof, of

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any request by the SEC for amendment of the Registration Statement or comments thereon. The Parties shall take any action reasonably required to be taken under any applicable state securities Laws (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) in connection with the issuance of Azur Ordinary Shares in the Merger.

(b) As promptly as practicable after the initial filing of the Registration Statement with the SEC, each of Jazz and Azur shall cooperate and prepare the registration statement of Azur contemplated by Section 2.1 of the Registration Rights Agreement (the “Azur Resale Registration Statement”). Each of Azur and Jazz will cause the Azur Resale Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. The Azur Resale Registration Statement shall include all information reasonably requested by each of Jazz and Azur to be included therein. Each of Jazz and Azur shall use its respective reasonable best efforts to have the Azur Resale Registration Statement declared effective under the Securities Act in accordance with the provisions of the Registration Rights Agreement. Azur will advise Jazz, promptly after Azur receives notice thereof, of any request by the SEC for amendment of the Azur Resale Registration Statement or comments thereon. Prior to the initial filing of the Azur Resale Registration Statement with the SEC, Azur shall enter into the Registration Rights Agreement in the Agreed Form with the Azur Rights Parties.

(c) Jazz and Azur shall promptly furnish to each other all information, and take such other actions (including without limitation using their respective reasonable best efforts to provide any required consents of their respective independent auditors), as may reasonably be requested in connection with any action by any of them in connection with this Section 5.8. Whenever any Party learns of the occurrence of any event or the existence of any fact which is required to be set forth in an amendment or supplement to the Jazz Proxy Statement, the Registration Statement, any Resale Registration Statement, any S-8 Registration Statement or any other filing made pursuant to this Section 5.8, Jazz or Azur, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC and/or mailing to the Jazz stockholders such amendment or supplement.

(d) No filing of, or amendment or supplement to, the Registration Statement, any Resale Registration Statement or any S-8 Registration Statement shall be made by Azur without the prior consent of Jazz, and no filing of, or amendment or supplement to, the Jazz Proxy Statement will be made by Jazz without the prior consent of Azur (in each case, which shall not be unreasonably withheld, delayed or conditioned) and without providing the applicable other Party the opportunity to review and comment thereon. Each of Jazz and Azur will advise the other, promptly after receiving oral or written notice thereof, of the time when the Registration Statement, any Resale Registration Statement or any S-8 Registration Statement has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, the suspension of the qualification of the Azur Ordinary Shares for offering or sale in any jurisdiction, or any oral or written request by the SEC for any amendment to the Jazz Proxy Statement, the Registration Statement, any Resale Registration Statement, any S-8 Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information and will promptly provide the other Parties with copies of any written communication from the SEC or any state securities commission.

(e) Jazz and Azur each agrees, as to itself and its Affiliates, that none of the information supplied or to be supplied by it or its Affiliates for inclusion or incorporation by reference in the Jazz Proxy Statement or the Registration Statement, and any amendments or supplements thereto, will, at the date the Registration Statement is declared effective, at the date of mailing to stockholders of Jazz and at the time of the Jazz Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any information relating to Jazz or Azur, or any of their respective Affiliates, officers or directors, should be discovered by Jazz or Azur to be inaccurate or to have been omitted that should be set forth in an amendment or supplement to the Registration Statement or the Jazz Proxy Statement so that either such document would not include any misstatement of a material fact or omit

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to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be filed promptly with the SEC and, to the extent required by Law, disseminated to the Jazz stockholders.

(f) Jazz and Azur each agrees, as to itself and its Affiliates, that none of the information supplied or to be supplied by it or its Affiliates for inclusion or incorporation by reference in any Resale Registration Statement, any S-8 Registration Statement and any amendments or supplements thereto, will, at the time any such registration statement is declared effective contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any information relating to Jazz or Azur, or any of their respective Affiliates, officers or directors, should be discovered by Jazz or Azur to be inaccurate or to have been omitted that should be set forth in an amendment or supplement to any such registration statement so that it would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be filed promptly with the SEC.

(g) For the sake of clarity, (i) in no event shall any Party be deemed to have supplied any information contemplated by Section 5.8(e) or Section 5.8(f) that relates solely to the other Party or its Affiliates or their businesses, performance, assets, liabilities, operations or Representatives, and (ii) in no event shall Azur be deemed to have supplied any information contemplated by Section 5.8(e) or Section 5.8(f) that: (A) was supplied by Jazz and that relates solely to Azur and its affiliates’ objectives, projections (whether financial, operational or otherwise) and plans for the period following the Closing, and (B) does not relate to any Contract, business, assets, liabilities, operations or Representatives of any Azur Group Entity in existence prior to the Closing.

(h) Jazz will cause the Jazz Proxy Statement to be mailed to its stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act.

(i) As promptly as practicable after the date that the Registration Statement is declared effective under the Securities Act, or such other date as required by SEC Guidance or shall otherwise be mutually agreed by Jazz and Azur, each of Jazz and Azur shall cooperate and prepare, and Azur shall cause to be filed with the SEC, a registration statement of Azur on Form S-8 with respect to the exercise of the Azur Options outstanding as of the date of this Agreement (the “Azur S-8 Registration Statement”). In connection with the filing of the Azur S-8 Registration Statement, each of Jazz and Azur shall cooperate and prepare the information required by Part I of Form S-8 and Rule 428 under the Securities Act, which such information shall be delivered to the holders of the Azur Options outstanding as of the date of this Agreement upon the filing of the Azur S-8 Registration Statement with the SEC (such information, the “Azur S-8 Prospectus”). Each of Jazz and Azur will cause the Azur S-8 Registration Statement and the Azur S-8 Prospectus to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. The Azur S-8 Registration Statement and the Azur S-8 Prospectus shall include all information reasonably requested by each of Azur and Jazz to be included therein. Azur will advise Jazz, promptly after it receives notice thereof, of any request by the SEC for amendment of the Azur S-8 Registration Statement or comments thereon.

(j) Each of Jazz and Azur shall cooperate and prepare (i) a registration statement of Azur on Form S-8 with respect to the Azur Ordinary Shares issuable under the Jazz Equity Plans as of the Effective Time, including under the Jazz Options and the Jazz Stock Awards (the “Jazz S-8 Registration Statement” and together with the Azur S-8 Registration Statement, the “S-8 Registration Statements” and (ii) the information required by Part I of Form S-8 and Rule 428 under the Securities Act with respect to such registration (the “Jazz S-8 Prospectus”). Each of Jazz and Azur shall use its respective reasonable best efforts to cause such registration statement to be

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filed with the SEC promptly following the Effective Time. Each of Azur and Jazz will cause the Jazz S-8 Registration Statement and the Jazz S-8 Prospectus to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. The Jazz S-8 Registration Statement and the Jazz S-8 Prospectus shall include all information reasonably requested by each of Azur and Jazz to be included therein. Azur will advise Jazz, promptly after it receives notice thereof, of any request by the SEC for amendment of the Jazz S-8 Registration Statement or comments thereon.

(k) Each of Jazz and Azur shall cooperate and prepare any registration statements of Azur (the “Jazz Resale Registration Statements” and together with the Azur Resale Registration Statements, the “Resale Registration Statements”) as may be requested by Jazz covering the resale of Azur Ordinary Shares by Jazz Affiliates following the Effective Time (the “Jazz Resale Shares”), including any such registrations as may be required by the terms of that certain Third Amended and Restated Investor Rights Agreement, made effective as of June 6, 2007 and as amended, by and between Jazz and the other parties named therein, and that certain Investor Rights Agreement, dated as of July 7, 2009, by and between Jazz and the parties identified therein (together, the “Jazz Registration Rights Agreements”), and shall otherwise cooperate in effecting any assignments to Azur of Jazz’s rights and obligations under the Jazz Registration Rights Agreements as of the Effective Time. If requested by Jazz, each of Jazz and Azur shall use its respective reasonable best efforts to cause any such Jazz Resale Registration statements to be filed with and declared effective by the SEC as soon as reasonably practicable following the Effective Time, which such obligation may be satisfied by inclusion of the Jazz Resale Shares in the Azur Resale Registration Statement if mutually agreed by Jazz and Azur. Each of Azur and Jazz will cause any Jazz Resale Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. The Jazz Resale Registration Statement shall include all information reasonably requested by each of Jazz and Azur to be included therein.

(l) Each of Azur and Jazz shall file with the SEC in a timely manner all forms, reports and documents required to be filed by it with the SEC (including, in the case of Azur, any such forms, reports and documents that are or would otherwise be required to be filed by it under Section 15(d) of the Exchange Act from and after the date that the Registration Statement is declared effective under the Securities Act and prior to the Closing Date) (collectively, the “Reports”). Jazz and Azur each agree that none of the Reports filed by it after the date of this Agreement and prior to the Closing Date (and, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) will contain, any untrue statement of a material fact or omitted (or will have omitted) to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 5.9 Stockholder Meeting; Board Recommendation.

(a) Jazz will take all action necessary, in accordance with applicable Law and its certificate of incorporation and by-laws, to establish a record date for, duly call, give notice of, convene and hold a meeting of the stockholders of Jazz at which the stockholders of Jazz shall consider the adoption of this Agreement and the approval of the Merger (the “Jazz Stockholders Meeting”) as promptly as practicable after the Jazz Proxy Statement has been cleared, and the Registration Statement has been declared effective, by the SEC, for the purpose of voting on the adoption of this Agreement and the approval of the Merger.

(b) Subject to the requirements of applicable Law, the board of directors of Jazz shall recommend to its stockholders the approval and adoption of the matters to be submitted to its stockholders at the Jazz Stockholders Meeting, which recommendation shall be set forth in the Jazz Proxy Statement and the Registration Statement, and shall use commercially reasonable efforts to solicit such approval. Notwithstanding the foregoing, the board of directors of Jazz may, after consultation with Azur, omit its recommendation from such documents or withdraw or modify its recommendation (“Jazz Change in Recommendation”) if, prior to receipt of the Jazz Stockholder Approval, the board of directors of Jazz determines in good faith, after consultation with its outside legal counsel, that the failure to take such action could reasonably be expected to result in breach of its fiduciary duties to the stockholders of Jazz under applicable Law.

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(c) Unless Jazz makes a Change of Recommendation in accordance with Section 5.9(b), Jazz shall use reasonable best efforts to solicit from the Jazz stockholders proxies in favor of the adoption of this Agreement and approval of the Merger.

(d) The Jazz Stockholders Meeting shall be held for the purposes of seeking and obtaining the approval of the stockholders of Jazz of the requisite proposals needed for the approval of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, regardless of any Jazz Change in Recommendation, unless this Agreement is terminated pursuant to Section 10.1 prior to such meetings.

Section 5.10 Stock Exchange Listing. Each of Jazz and Azur shall use their respective reasonable best efforts to cause the Azur Ordinary Shares to be issued in the Merger and the Azur Ordinary Shares held by the Azur shareholders as of the Closing to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Closing Date.

Section 5.11 Jazz Common Stock. During the Pre-Closing Period, Azur shall not, and shall cause each of its Affiliates not to, directly or indirectly, alone or in concert with any other Person, acquire, offer to acquire or agree to acquire beneficial ownership of any shares of Jazz Common Stock.

Section 5.12 Resignations. Subject to Section 2.6, Azur shall use its reasonable best efforts to cause each director of the Azur Group Entities to resign in such capacity, other than individuals identified by Jazz as continuing in such capacity following the Closing, such resignations to be effective as of the Effective Time.

Section 5.13 Directors and Officers Indemnification.

(a) Jazz and Azur agree that all rights to exculpation, indemnification and advancement of expenses for acts or omissions occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing, now existing in favor of the current or former directors, officers or employees, as the case may be, of Jazz or its Subsidiaries, or of any Azur Group Entity (whether provided in the respective Governing Documents of such entity or in any agreement as in effect on the date hereof or entered into in accordance with this Agreement after the date hereof) shall survive the Closing and remain in full force and effect. Jazz and Azur shall use their reasonable best efforts to cause Azur or one of its Subsidiaries to enter into agreements effective as from the Closing with the directors and officers of Azur providing such individuals with such exculpation, indemnification and advancement of expenses in respect of claims against such individual in such capacity as may, under applicable Law, be provided by such entity.

(b) Azur shall and, as applicable, shall cause each of the Surviving Corporation and Azur to, maintain in effect for six (6) years from the Closing Date directors’ and officers’ liability insurance covering those persons who are currently covered by the directors’ and officers’ liability insurance policies of Jazz and Azur, as applicable, on terms not less favorable than such existing insurance coverage; provided that in the event that any claim is brought under such director’s and officer’s liability insurance policy, such policy shall be maintained until final disposition thereof.

Section 5.14 Re-Registration of Azur. Azur shall use its reasonable best efforts to ensure that all necessary filings are prepared and made as required under the Irish Companies (Amendment) Act 1983 in order to effect the re-registration of Azur as a public limited company prior to the Registration Statement being filed with the SEC.

Section 5.15 Financials.

(a) Within twenty five (25) days following the end of each calendar month beginning with the calendar month of August 2011, Azur shall deliver, or cause to be delivered, to Jazz the unaudited consolidated balance sheet of Azur as of the last day of such calendar month, and the related unaudited consolidated income statement, for the month then ended.

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(b) Within thirty (30) days following the last day of each fiscal quarter ending after June 30, 2011, Azur shall deliver, or cause to be delivered, to Jazz the unaudited consolidated balance sheet as of the last day of such fiscal quarter, and the related unaudited consolidated income statement, for the three (3) month period then ended.

(c) Azur shall use commercially reasonable efforts to assist Jazz in the preparation of pro forma financial statements meeting the requirements of Article 11 of SEC Regulation S-X required or advisable to be included by Jazz or Azur in (i) the Jazz Proxy Statement and the Registration Statement, (ii) any current report on Current Report on Form 8-K, or (iii) any annual, quarterly or other report, registration statement or proxy statement required to be filed by Jazz or Azur with the SEC.

Section 5.16 Section 16 Matters. Prior to the Effective Time, each of Jazz and Azur shall take all such steps as may be required (to the extent permitted under applicable Law and no-action letters issued by the SEC) to cause any dispositions of Jazz Common Stock (including derivative securities with respect to Jazz Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Jazz, and any acquisitions or dispositions (whether deemed or otherwise) of Azur Ordinary Shares (including derivative securities with respect to Azur Ordinary Shares) resulting from the Transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Azur, to be exempt under Rule 16b-3 under the Exchange Act.

Section 5.17 Assignment Agreements. Azur shall use commercially reasonably efforts to obtain agreements regarding the protection of proprietary information and the assignment or license to the Azur Group Entities of the IP Rights arising from services performed for the Azur Group Entities by each person of the type listed on Schedule 5.17.

ARTICLE VI

TAX MATTERS

Section 6.1 Tax Periods. For purposes of this Agreement, (a) “Stub Tax Period” means the period (including all prior Taxable years) ending on the Closing Date, and (b) “Straddle Tax Period” means a taxable period that begins before and ends after the Closing Date.

Section 6.2 Filing of Tax Returns; Tax Matters.

(a) Azur shall prepare and file in a timely manner, all Tax Returns required to be filed by any Azur Group Entity after the date hereof and before the Closing Date with respect to any Tax. Azur shall prepare and file in a timely manner, all Tax Returns to be filed for the Stub Tax Period and a Straddle Tax Period required to be filed on or after the Closing Date with respect to any Tax. All such Tax Returns shall be prepared, and any positions and elections relating thereto made, in a manner consistent with the prior practice of the respective Azur Group Entity to the extent permitted by law. Azur hereby covenants and agrees that neither Azur nor any of its subsidiaries shall, unless required by applicable law, retroactively apply any changes or alterations in the Tax positions and elections taken by any of the Azur Group Entities on or prior to the Closing Date to any Taxable periods prior to the Closing Date in any manner that would result in a breach of any of Azur’s representations or warranties contained herein or would otherwise give rise to any obligations of the Indemnitors.

(b) The Indemnitors and Azur will cooperate fully with each other in connection with the preparation and filing of any U.S. federal, state, local or foreign Tax Returns that include the business and operations of the Azur Group Entities with respect to any Taxable periods ending on or prior to the Closing Date.

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Section 6.3 Transactions Outside the Ordinary Course of Business. Any Taxes incurred as a result of any actions or transactions on the Closing Date, but after the Closing, taken by any of the Azur Group Entities that are not in the ordinary course of business and not contemplated by this Agreement shall, to the extent permitted by applicable Laws, be treated for all purposes of this Agreement and for purposes of filing all relevant Tax Returns as occurring on the date after the Closing. The Indemnitors and the Indemnitors’ Representative shall have no liability under this Agreement or otherwise for such Taxes and Azur shall indemnify and hold the Indemnitors and the Indemnitors’ Representative harmless from such Taxes.

Section 6.4 Tax Contests. Azur shall promptly notify the Indemnitors’ Representative in writing upon receipt by any of the Azur Group Entities of notice of any Tax audits, examinations or assessments that could give rise to a liability for which any Indemnitee may be entitled to indemnification under Article IX, provided that Azur’s failure to so notify the Indemnitors’ Representative shall not limit Azur’s rights under Article IX except to the extent the Indemnitors are actually prejudiced by such failure. The rights of the Indemnitors to participate in any Tax audits, examinations or assessments shall be governed by Section  9.4.

Section 6.5 Transfer Taxes. All federal, state, local, non-U.S. transfer, excise, sales, use, value added, registration, stamp, recording, property and similar Taxes or fees applicable to, imposed upon, or arising out of the Transactions (but not in connection with any sales, transfers or purchases of Azur Ordinary Shares following Closing) shall be paid by Jazz.

Section 6.6 Tax Treatment. The Parties hereto intend to treat and agree to treat the Reorganization as a tax-free reorganization pursuant to Code section 368(a)(1)(F) and either an exchange within the meaning of Code section 1036 or a tax-free reorganization pursuant to Code section 368(a)(1)(E) for U.S. federal income tax purposes. The Parties hereto intend to treat and agree to the treat the Merger as a reorganization pursuant to Code section 368(a)(1)(B) and Code section 368(a)(2)(E) for U.S. federal income tax purposes.

Section 6.7 Post-Closing Cooperation. Following Closing, Azur covenants to provide information reasonably requested by the Indemnitors’ Representative relevant to the intended tax treatment of the Transactions or the tax treatment of Azur, including but not limited to the overall existing number of outstanding shares of Azur and the ownership thereof, including with respect to any stock rights, warrants, options, convertible debt or any other instruments that can be converted into or exercised in exchange for Azur.

ARTICLE VII

EMPLOYEE BENEFITS MATTERS

Section 7.1 Treatment of Azur Options and Share Option Plan. Effective not later than immediately prior to the Effective Time, Azur shall terminate the Share Option Plan. As soon as practicable following the date of this Agreement, the board of directors of Azur shall adopt such resolutions and Azur shall take such other actions (including using commercially reasonable efforts to obtain any required consents) as may be required to effectuate the following, such that (except for any Unexercised Azur Options) no Person who is, or immediately prior to Closing will be, an Azur Securityholder, Employee or Independent Contractor, has any right to acquire any Azur Ordinary Shares pursuant to any Azur Option, or the Share Option Plan or otherwise on or after the Closing (except for rights granted after the Effective Time under the Jazz Equity Plans): (a) the exercisability and vesting of each Azur Option (except for any Unexercised Azur Options) shall be fully accelerated effective as of immediately prior to the Closing and (b) all Azur Options that are not exercised (conditionally upon Closing) prior to five (5) Business Days before the Closing Date (except for any Unexercised Azur Options), shall terminate without payment therefor and cease to be outstanding effective as of the Closing.

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Section 7.2 U.S. Employees.

(a) Welfare Benefit Continuation. All Employees who continue employment with the U.S. Subsidiary or the Surviving Corporation after the Effective Time (“Continuing Employees”) shall be eligible, as determined after the Effective Time by Azur or the Surviving Corporation, to either (1) continue participating in the health and welfare benefit plans, programs, policies and arrangements of the U.S. Subsidiary in effect immediately prior to the Effective Time (the “U.S. Subsidiary Benefit Plans”) or (2) participate in the health and welfare benefit plans, programs, policies and arrangements of the Surviving Corporation (the “Surviving Corporation Benefit Plans”) on substantially the same terms and conditions as applicable to similarly situated employees of the Surviving Corporation other than Continuing Employees (the “Similarly Situated Employees”). In the event that Continuing Employees participate in the Surviving Corporation Benefit Plans after the Effective Time, and subject to any necessary transition period, applicable plan provisions, contractual requirements or Law, the Surviving Corporation shall use commercially reasonable efforts to ensure that such Continuing Employees (and their eligible dependents) receive credit under such plans for their years of service with the U.S. Subsidiary prior to the Effective Time for purposes of eligibility requirements and for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of preexisting condition limitations; provided that in no event shall the Continuing Employees be entitled to any credit to the extent that it would result in a duplication of benefits with respect to the same period of service. Further, after the Effective Time, the salaries of Continuing Employees shall be reviewed over a reasonable period of time and if necessary, shall be adjusted as appropriate to correspond with the salaries of Similarly Situated Employees. Nothing in this Section 7.2(a) or elsewhere in this Agreement shall (A) limit the right of the Surviving Corporation to amend or terminate any Surviving Corporation Benefit Plans or the right of Azur or the U.S. Subsidiary to amend or terminate any U.S. Subsidiary Benefit Plans at any time following the Effective Time or (B) be construed to create a right in any employee to employment with Azur, the U.S. Subsidiary or the Surviving Corporation and the employment of each Continuing Employee shall be “at will” employment. Except as set forth in Section 9.4, no Employee and no Continuing Employee, shall be deemed to be a third party beneficiary of this Agreement.

(b) 401(k) Plan. Unless otherwise requested by Jazz in writing at least five days prior to the Effective Time, Azur agrees to take (or cause to be taken) all actions necessary or appropriate to terminate, effective as of the day immediately prior to, and conditioned upon, the Effective Time, the Azur Pharma 401(k) Profit Sharing Plan (the “Azur 401(k) Plan”) and shall, prior to and conditioned upon such termination, fully vest any and all unvested amounts of the accounts of all individuals who are participants under the Azur 401(k) Plan at the time of such termination. The form and substance of any resolutions providing for the termination of the Azur 401(k) Plan shall be subject to the review and approval of Jazz, which shall not be unreasonably withheld, conditioned or delayed. Azur shall deliver to Jazz an executed copy of such resolutions as soon as practicable following adoption of such resolutions and shall fully comply with such resolutions. In the event of such termination of the Azur 401(k) Plan, from and after the Effective Time, the Surviving Corporation shall provide to Continuing Employees benefits under the Jazz Inc. 401(k) Plan (the “Jazz 401(k) Plan”) that are comparable to the benefits provided under such plan to the Similarly Situated Employees. The Surviving Corporation shall use commercially reasonable efforts to allow the Continuing Employees to make eligible rollover contributions to the Jazz 401(k) Plan of their account balances (in cash and in loan notes, if any, evidencing loans to such Continuing Employees as of the date of distribution) from the Azur 401(k) Plan as soon as practicable following the Effective Time (or, if later, the receipt of a favorable determination letter from the IRS in connection with the termination of the Azur 401(k) Plan); provided that, prior to terminating the Azur 401(k) Plan, the U.S. Subsidiary take any steps necessary, including amending the Azur 401(k) Plan and any related 401(k) loan policies, to ensure that such rollover of participant accounts and loan notes is permitted under the terms of the Azur 401(k) Plan and any related 401(k) loan policies.

(c) Equity Plans. As of and after the Effective Time, the Continuing Employees shall be eligible to participate in the equity plans of Azur in which the Similarly Situated Employees participate on similar terms and conditions.

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ARTICLE VIII

CONDITIONS PRECEDENT

Section 8.1 Jazz Closing Conditions. The obligations of Jazz to consummate the Merger are subject to the satisfaction (or waiver in writing by Jazz) of the following conditions precedent on or before the Closing Date:

(a) Receipt of Stockholder Approval. Jazz shall have obtained the Jazz Stockholder Approval.

(b) Accuracy of the Representations and Warranties.

(i) Each of the Special Representations and the representations contained in Section 3.4(f) shall have been accurate in all respects as of the date of this Agreement (other than representations and warranties which by their terms are made as of a specific date, which shall have been accurate in all respects as of such date), provided that any updates to the Azur Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(ii) Each of the representations and warranties made by Azur contained in Article III other than the Special Representations and the representation contained in Section 3.4(f) shall have been accurate in all respects as of the date of this Agreement (other than representations and warranties which by their terms are made as of a specific date, which shall have been accurate in all respects as of such date), in each case except where the failure of such representations and warranties to be accurate does not and would not reasonably be expected to have an Azur Material Adverse Effect; provided that for purposes of determining the accuracy of such representations and warranties: (A) all materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (B) updates to the Azur Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(iii) Each of the Special Representations shall have been accurate in all respects as of the Closing Date as if made as of the Closing Date (other than representations and warranties which by their terms are made as of a specific date, which shall have been accurate in all respects as of such date), provided that any updates to the Azur Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(iv) Each of the representations and warranties made by Azur contained in Article III other than the Special Representations and the representation contained in Section 3.4(f) shall have been accurate in all respects as of the Closing Date (other than representations and warranties which by their terms are made as of a specific date, which shall have been accurate in all respects as of such date), in each case except where the failure of such representations and warranties to be accurate does not and would not reasonably be expected to have an Azur Material Adverse Effect; provided, that for purposes of determining the accuracy of such representations and warranties: (A) all materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (B) updates to the Azur Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

(c) Compliance with Agreements and Covenants. Azur shall have performed and complied in all material respects with each of the covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

(d) No Azur Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Azur Material Adverse Effect that has not been cured.

(e) Antitrust Clearances. The applicable waiting period under the HSR Act shall have expired or been earlier terminated.

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(f) Other Governmental and Regulatory Approvals. Other than the filings pursuant to the HSR Act, all consents, approvals and actions of, filings with and notices to any Governmental Authority required of Jazz, Azur or any of the other Azur Group Entities to consummate the Transactions, the failure of which to be obtained or made would have or would reasonably be expected to have an Azur Material Adverse Effect, shall have been obtained or made.

(g) No Prohibition. No Laws or injunction shall have been adopted, promulgated or entered by any Governmental Authority which prohibits, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Authority of competent jurisdiction shall be in effect having the effect of making any of the Transactions illegal or otherwise prohibiting consummation of any of the Transactions.

(h) NASDAQ Listing. The Azur Ordinary Shares to be issued in the Merger and the Azur Ordinary Shares held by the Azur shareholders as of the Closing (after taking the Reorganization into account) shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(i) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

(j) Re-Registration of Azur. Azur shall have been re-registered as a public limited company in accordance with the provisions of the Irish Companies (Amendment) Act 1983 and a certificate of incorporation on re-registration to this effect from the Irish Companies Registration Office shall have been provided to Jazz.

(k) Reorganization. The Reorganization shall have been effected as described in Schedule 1. Azur shall have provided evidence of the completion of the Reorganization reasonably satisfactory to Jazz, including evidence of any necessary actions of the boards of directors, shareholders and optionholders (including the exercise of at least 98% of all Azur Options outstanding as of the date of this Agreement (any remaining unexercised Azur Options, the “Unexercised Azur Options”) of Azur and the other Azur Group Entities in respect of the Reorganization.

(l) Certificate. Jazz shall have received at the Closing a certificate dated the Closing Date and validly executed by the chief executive officer or the chief financial officer of Azur to the effect that the conditions specified in paragraphs (b), (c), (d), (n), and (o) of this Section 8.1 have been satisfied.

(m) Deliveries by Azur. Azur shall have delivered the following certificates, instruments, agreements and other documents, each of which shall remain in full force and effect:

(i) the Escrow Agreement, duly executed by the parties thereto (other than Jazz and the Escrow Agent);

(ii) agreements, in form and substance reasonably satisfactory to Jazz, terminating or amending (in the same manner specified on Schedule 8.1(m)(ii)) the agreements identified on Schedule 8.1(m)(ii);

(iii) an Indemnitors’ Representative Power of Attorney and Contribution Agreement, substantially in the Agreed Form attached hereto as Exhibit E, (the “Power of Attorney”) duly executed by each holder of Azur Ordinary Shares as of the Closing (after giving effect to all exercises of Azur Options) other than those Persons listed on Schedule 9.2;

(iv) documentation reasonably satisfactory to Jazz evidencing the consummation of the Reorganization; and

(v) subject to Section 2.6, written resignations in Agreed Form, effective as of the Effective Time, of those directors of the Azur Group Entities, in their capacities as directors, as Jazz may request, in each case to be effective as of the Effective Time.

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(n) Specified Employees and Specified Securityholders. (i) The Specified Employees shall remain employed by the Azur Group Entities and none of the Specified Employees shall have expressed an intention to terminate his or her employment with the Azur Group Entities or withdraw or rescind his or her Employment Agreement (except in each case due to disability or death), and (ii) no Specified Securityholder shall have sought, or threatened, to withdraw or rescind his or her Noncompetition Agreement.

(o) No Securityholder Litigation. No Person having or asserting a legal or beneficial ownership interest in any Azur Ordinary Shares outstanding on the date of this Agreement (excluding holders of Azur Options) shall have commenced, or threatened in writing to commence, any Legal Proceeding that has not been dismissed or otherwise resolved in a manner reasonably satisfactory to Jazz: (a) seeking to restrain or prohibit the consummation of any of the Transactions, or (b) relating to any of the Transactions and seeking to obtain from any of the Parties any material damages or any non-monetary relief.

Section 8.2 Azur Closing Conditions. The obligations of Azur to consummate the Transactions are subject to the satisfaction (or waiver in writing by Azur) of the following conditions precedent on or before the Closing Date:

(a) Receipt of Stockholder Approval. Jazz shall have obtained the Jazz Stockholder Approval.

(b) Accuracy of the Representations and Warranties.

(i) Each of the representations and warranties made by Jazz contained in Sections 4.1 (“Due Incorporation”), 4.2 (“Due Authorization”) and 4.4(a) (“Capitalization; Structure”) shall have been accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on the Closing Date (in each case other than representations and warranties which by their terms are made as of a specific date, which shall have been accurate in all respects as of such date).

(ii) Each of the representations and warranties (other than the representations and warranties made by Jazz contained in Sections 4.1, 4.2 and 4.4(a)) made by Jazz contained in Article IV shall have been accurate in all respects as of the date of this Agreement and as of the Closing Date as if made as of the Closing Date (in each case other than representations and warranties which by their terms are made as of a specific date, which shall have been accurate in all respects as of such date) in each case except where the failure of such representations and warranties to be accurate does not and would not reasonably be expected to have an Jazz Material Adverse Effect; provided, that for purposes of determining the accuracy of such representations and warranties all materiality qualifications limiting the scope of such representations and warranties shall be disregarded.

(c) Compliance with Agreements and Covenants. Jazz shall have performed and complied in all material respects with each of its covenants, obligations and agreements contained in this Agreement to be performed and complied with by it on or prior to the Closing Date.

(d) No Jazz Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Jazz Material Adverse Effect that has not been cured.

(e) Antitrust Clearances. The applicable waiting period under the HSR Act shall have expired or been earlier terminated.

(f) Other Governmental and Regulatory Approvals. Other than the filings pursuant to the HSR Act, all consents, approvals and actions of, filings with and notices to any Governmental Authority required of Jazz, Azur or any of the other Azur Group Entities to consummate the Transactions, the failure of which to be obtained or made would have or would reasonably be expected to have a Jazz Material Adverse Effect, shall have been obtained or made.

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(g) No Prohibition. No Laws or injunction shall have been adopted, promulgated or entered by any Governmental Authority which prohibits, and no temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Authority of competent jurisdiction shall be in effect having the effect of making any of the Transactions illegal or otherwise prohibiting consummation of any of the Transactions.

(h) NASDAQ Listing. The Azur Ordinary Shares to be issued in the Merger and the Azur Ordinary Shares held by the Azur shareholders as of the Closing (after taking the Reorganization into account) shall have been approved for listing on NASDAQ, subject to official notice of issuance.

(i) Registration Statement. The Registration Statement shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

(j) Certificate. Azur shall have received at the Closing a certificate dated the Closing Date and validly executed by the chief executive officer or the chief financial officer of Jazz to the effect that the conditions specified in paragraphs (b), (c) and (d) of this Section 8.2 have been satisfied.

(k) Deliveries by Jazz. Jazz shall have delivered to Azur the following:

(i) counterpart to the Escrow Agreement, duly executed by Jazz; and

(ii) a statement conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations (the “FIRPTA Statement”).

ARTICLE IX

SURVIVAL; INDEMNIFICATION

Section 9.1 Survival.

(a) Subject to Section 9.1(b) and Section 9.1(d), the representations and warranties made by Azur in Article III shall survive the Closing and shall remain in full force and effect until the date that is 18 months after the Closing Date (the “Expiration Date”); provided, however, that if, at any time prior to the Expiration Date, any Indemnitee (acting in good faith) delivers to the Indemnitors’ Representative a Claim Notice, the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved.

(b) Certain Representations. Notwithstanding anything to the contrary contained in Section 9.1(a), but subject to Section 9.1(d) the Special Representations shall survive the Closing Date and the Effective Time and shall remain in full force and effect indefinitely.

(c) Jazz Representations. All representations and warranties made by Jazz shall terminate and expire immediately following the Closing, and any liability of Jazz with respect to such representations and warranties shall thereupon cease.

(d) Fraud. Notwithstanding anything to the contrary contained in Section 9.1(a), the limitations set forth in Section 9.1(a) shall not apply in the case of claims based upon fraud, and such claim shall survive indefinitely. Notwithstanding Section 9.1(c), in no event shall the termination or expiration of the representations and warranties of Jazz limit any liability of Jazz (or the Surviving Corporate as its successor in interest) for fraud, and any such claim shall survive indefinitely.

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(e) Acknowledgment. It is the express intent of the parties that, if the applicable survival period for an item as contemplated by this Article IX is shorter than the statute of limitations that would otherwise have been applicable to such item, then, by contract, the applicable statute of limitations with respect to such item shall be reduced to the shortened survival period contemplated hereby. The parties further acknowledge that the time periods set forth in this Article IX for the assertion of claims under this Agreement are the result of arms’-length negotiation among the parties and that they intend for the time periods to be enforced as agreed by the parties.

Section 9.2 Indemnification of the Indemnitees. Subject to Sections 9.1 and 9.3, from and after the Closing, each Azur Securityholder who signed a Power of Attorney and Azur Support Agreement prior to the Closing (collectively, the “Indemnitors”) severally, not jointly, and pro rata (based on each such Indemnitor’s Pro Rata Percentage) shall indemnify and hold harmless each of Azur, the Surviving Corporation and their respective directors officers and employees (collectively, the “Indemnitees”) from and against, and shall pay and reimburse each of the Indemnitees for the amount of, any and all Losses that are incurred, paid, sustained or suffered by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Losses relate to any third party claim) and that arise from or as a result of, or by reason of, any of the following: (a) any breach or inaccuracy in any representation or warranty made by Azur in this Agreement, the Related Agreements entered into by Azur at or prior to the Effective Time and any other certificate or instrument contemplated hereby that is executed or delivered by Azur at or prior to the Effective Time, in each case when made and on and as of the Closing Date as if made as of the Closing Date, except for representations and warranties that speak of a specific date or time (which need only be accurate as of such date and time) and, in each case without giving effect to: (i) any materiality qualification limiting the scope of such representation or warranty for purposes of determining whether a breach occurred or an inaccuracy existed, or (ii) any update of or modification to the Azur Disclosure Schedule made or purported to have been made on or after the date of this Agreement, (b) any breach of or failure by Azur to perform any covenant, agreement or obligation of Azur in this Agreement or any of the other Related Agreements to be performed at or prior to the Effective Time, and (c) any claims or actions by Persons who are or were direct or indirect securityholders of Azur, in their capacities as securityholders, whether against Azur, other securityholders, Jazz or otherwise, arising out of facts or circumstances existing on or prior to the Closing (including claims or actions arising out of the authorization, execution and delivery of this Agreement by Azur, the performance by Azur of its obligations hereunder prior to the Effective Time or the consummation of the Transactions), except for claims or actions asserting: (i) any breach by Jazz or, after Closing, the Surviving Corporation, of this Agreement, any Related Agreement or any other certificate, instrument or agreement contemplated hereby or thereby, or (ii) after the Closing, any breach by Azur of any obligation to be performed by Azur after the Closing pursuant to this Agreement, any Related Agreement or any other certificate, instrument or agreement contemplated hereby or thereby.

Section 9.3 Limitations.

(a) Exclusive Remedy. Subject to Section 9.3(c) below, the sole recourse and exclusive remedy of the Indemnitees for the breach by Azur of any representations, warranties, covenants and agreements contained in this Agreement or the Related Agreements shall be to the property in the Escrow Account through assertion of a claim for indemnification pursuant to Section 9.2. Notwithstanding the foregoing, nothing contained in this Agreement shall interfere with or impede a party’s right to seek equitable remedies (including specific performance or injunctive relief) to enforce any covenant in this Agreement or any Related Agreement.

(b) De Minimis Damages; Basket. Subject to Section 9.3(c), the Indemnitees shall not be entitled to indemnification pursuant to Section 9.2(a) until such time as the aggregate amount of all Losses not constituting De Minimis Damages that have been suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, that are indemnifiable pursuant to Section 9.2(a) exceeds $2,500,000 (the “Basket”). If the total amount of such Losses not constituting De Minimis Damages exceeds the Basket, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed only the portion of such Losses exceeding the Basket, it being understood that the Indemnitees shall not be entitled to be indemnified against and compensated and reimbursed for Losses pursuant to Section 9.2(a) that constitute De Minimis Damages.

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(c) Applicability of Limitations. The limitations set forth in Section 9.3(a) and Section 9.3(b) shall not apply to breaches of, or inaccuracies in, the Special Representations or in the case of fraud, provided, however, that the total amount of indemnification payments that each of the Indemnitors can be required to make to the Indemnitees pursuant to Section 9.2 shall be limited to (i) the market value as of the time of any indemnification payment of the Azur Ordinary Shares held by such Indemnitor as of the Closing that continue to be held by such Indemnitor as of the time of such indemnification payment and (ii) the amount of cash received by such Indemnitor from the sale, at any time prior to such indemnification payment, of any Azur Ordinary Shares held by such Indemnitor as of the Closing.

(d) Certain Pre-Closing Matters. Anything to the contrary contained in Section 9.2(a) or otherwise notwithstanding, in no event shall the Indemnitors have any liability for any inaccuracy in any representation or warranty contained herein or in any Related Agreement, or any omission from the Azur Disclosure Schedule to the extent any representation or warranty contained in this Agreement is inaccurate as of the Closing solely as a result of the taking of any action by the Azur Group Entities following the date of this Agreement which (i) is specifically permitted by an exception within any of clauses (i) through (xxv) of Section 5.4(a) including matters contemplated by Section 5.4 of the Azur Disclosure Schedule, (ii) is expressly required by this Agreement or any of the Related Agreements or (iii)  is consented to in writing by Jazz.

Section 9.4 Third-Party Claims.

(a) Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification pursuant to this Article IX relating to or arising out of claims by third parties. Promptly after receipt by an Indemnitee of notice of the commencement of any action or the assertion of any claim, liability or obligation by a Governmental Authority or other third party (whether by legal process or otherwise), against which claim, liability or obligation any Indemnitee is entitled to indemnification pursuant to this Article IX, such Indemnitee (or Azur) will, if a claim thereon is to be, or may be, made for indemnification pursuant to this Article IX, promptly notify the Indemnitors’ Representative in writing (the “Third Party Claim Notice”) of the existence, commencement or assertion thereof, and give the Indemnitors’ Representative a copy of such claim, process and all legal pleadings (to the extent existing) and all other material information relating thereto in the Indemnitee’s possession (provided, however, that any failure on the part of the Indemnitee to so notify the Indemnitors’ Representative shall not limit any of the obligations of the Indemnitors under Article IX (except to the extent such failure materially prejudices the defense of such claim)). Notwithstanding the foregoing, the Indemnitee shall not be required to provide copies of information to the Indemnitors’ Representative to the extent that providing such information to the Indemnitors’ Representative would cause such information to not be protected by any legal privilege after taking into account any joint defense or common interest agreement the parties have entered into. The Indemnitee shall assume the defense of such action or assertion of claim with counsel of reputable standing unless the Indemnitee gives written notice to the Indemnitors’ Representative within fifteen (15) Business Days after receipt of notice of the commencement of such third party claim that the Indemnitee will not be assuming such defense, subject to the participation of the Indemnitors’ Representative in such defense, as provided in this Section 9.4, and the Indemnitee’s reasonable fees and expenses (including reasonable fees and expenses of counsel) in connection with such defense will be borne by the Indemnitors. If the Indemnitee declines to assume the defense of any such third party claim in accordance with the foregoing, then the Indemnitors’ Representative shall have the right to assume the defense thereof upon written notice to the Indemnitee using counsel of reputable standing.

(b) If the Indemnitee does not decline the defense of a third party claim in accordance with Section 9.4(a), then:

(i) The Indemnitee shall use its reasonable best efforts (and cause its legal counsel to use its reasonable best efforts) to actively and diligently conduct the defense of such third party claim;

(ii) The Indemnitors’ Representative shall have the right to participate in, but not control, the defense of such action with counsel of reputable standing reasonably satisfactory to Azur solely at its own expense by

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notifying in writing such Indemnitee and Azur within ten (10) days following receipt of the applicable Third Party Claim Notice, unless Azur has determined in good faith, after consultation with outside legal counsel, that the Indemnitors’ Representative or any of the Indemnitors may have a material conflict of interest with respect to such action, other than any such conflict arising by virtue of the fact that the Indemnitors have or may have an indemnification obligation in respect of such action or that such indemnification obligation may be in dispute, provided, however, that in any event, (x) Azur may require as a condition to such participation that the Indemnitors’ Representative sign a confidentiality agreement, a joint defense agreement or other similar documents reasonably requested by Azur and (y) the Indemnitee and the Indemnitors’ Representative shall enter into a joint defense agreement, common interest agreement or similar agreement or arrangement if required in order to permit the Indemnitee to share material information with the Indemnitors’ Representative and if entering into such agreement or arrangement would effectively preclude any detrimental effect to any legal privilege that may attach to such information, as reasonably determined by the Indemnitee upon consultation with outside legal counsel;

(iii) The Indemnitee shall keep the Indemnitors’ Representative informed of all material developments relating to such third party claim and the Indemnitors’ Representative shall have the right to receive copies of all pleadings, notices and communications with respect to such third party claim;

(iv) The Indemnitors’ Representative shall cooperate and assist the Indemnitee in such defense, and shall make available to the Indemnitee all records, documents and information (written or otherwise) relevant to such defense in the possession or control of the Indemnitors’ Representative;

(c) The Indemnitee shall have the authority to settle or compromise any claim for which it has assumed or conducted the defense pursuant to this Section 9.4; provided, however, that if the Indemnitee settles, adjusts or compromises any such claim or action without the consent of the Indemnitors’ Representative (which consent shall not be unreasonably withheld or delayed), such settlement, adjustment or compromise shall not be conclusive evidence of the amount of Losses incurred by the Indemnitee in connection with such claim or action; and

(d) In the event and to the extent the Indemnitee is entitled to indemnification with respect to such action or claim, all reasonable expenses relating to the defense of such claim or action shall be borne and paid exclusively by the Indemnitors, and any such expenses shall constitute Losses and, subject to Sections 9.3 and 9.7, shall be advanced from the Escrow Account, and the Indemnitee and the Indemnitors’ Representative shall execute joint written notices to the Escrow Agent and the Indemnitors’ Representative shall otherwise cooperate with the Indemnitee in obtaining such advance or advances of funds.

(e) If the Indemnitors’ Representative assumes the defense of any third party claim contemplated by Section 9.4(a) the defense of which is not assumed by the Indemnitee in accordance with Section 9.4(a), then:

(i) The Indemnitors’ Representative shall use its reasonable best efforts (and cause its legal counsel to use its reasonable best efforts) to actively and diligently conduct the defense of such third party claim;

(ii) The Indemnitee shall have the right to participate in the defense of such action with counsel of reputable standing reasonably satisfactory to the Indemnitors’ Representative solely at the Indemnitee’s own expense by notifying the Indemnitors’ Representative in writing within ten (10) Business Days following receipt of the Indemnitors’ Representative written notice to the Indemnitee of the Indemnitors’ Representative’s election to assume such defense, provided, however, that the Indemnitors’ Representative may require as a condition to such participation that the Indemnitee sign a confidentiality agreement, a joint defense agreement or other similar documents reasonably requested by the Indemnitors’ Representative;

(iii) The Indemnitors’ Representative shall keep the Indemnitee informed of all material developments relating to such third party claim and the Indemnitee shall have the right to receive copies of all pleadings, notices and communications with respect to such third party claim, and all written communications pertaining to such third party claim relating to Taxes shall first be submitted to the Indemnitee for approval and

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shall only be finally transmitted by the Indemnitors’ Representative if such approval is given (which approval shall not be unreasonably withheld, conditioned or delayed);

(iv) The Indemnitee and Azur shall cooperate and assist the Indemnitors’ Representative in such defense, and shall make available to the Indemnitors’ Representative all records, documents, employees and information (written or otherwise) relevant to such defense;

(v) The Indemnitors’ Representative shall not consent to the entry of any judgment or enter into any settlement or compromise of such third party claim without the prior written consent of the Indemnitee (which consent shall not be unreasonably withheld or delayed);

(vi) The Indemnitors’ Representative shall make no settlement or compromise of such third party claim relating to Taxes or agree upon any matter in the conduct of such claim which is likely to affect the amount thereof or the future liability to Tax of the Indemnitee without the prior approval of the Indemnitee; and

(vii) All reasonable expenses relating to the defence of such claim or action shall be borne and paid exclusively by the Indemnitors’ Representative, and any such expenses, and any interest, penalties, surcharges and additional Taxes arising as a result of the defence of such claim or action, shall constitute Losses and shall be advanced from the Escrow Account subject to Sections 9.3 and 9.7, and the Indemnitee and the Indemnitors’ Representative shall execute joint written notices to the Escrow Agent and the Indemnitors’ Representative shall otherwise cooperate with the Indemnitee in obtaining such advance or advances of funds.

(f) If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount or perform any action in respect of any obligation or liability pursuant to which the Indemnitee has a right for indemnification or reimbursement pursuant to Section 9.2, the Indemnitee and the Indemnitors’ Representative shall execute a joint written notice to the Escrow Agent instructing the Escrow Agent to release funds from the Escrow Account in the amount equal to the aggregate Losses relating to such action or claim for which the Indemnitee is entitled to indemnification pursuant to and in accordance with Sections 9.2 and 9.3 (including all reasonable fees and expenses incurred by the Indemnitee in the defense of such claim or action comprising such indemnifiable Losses to the extent not previously advanced from the Escrow Account).

Section 9.5 Procedure for Direct Claims. In the event that any Indemnitee believes that it is entitled or may become entitled, to claim indemnification, compensation or reimbursement under this Article IX, such Indemnitee shall notify in writing the Indemnitors’ Representative and the Escrow Agent of such claim (the “Claim Notice”). The Indemnification Claim shall include a non-binding estimate of the amount of Losses suffered, incurred or paid or to be suffered, incurred or paid by such Indemnitee (the aggregate amount of such estimate, as it may be reasonably modified by such Indemnitee from time to time, being referred to as the “Claimed Amount”) and contain a description in reasonable detail of the facts and circumstances supporting such Indemnitee’s claim.

Section 9.6 Damage to Azur. The parties acknowledge and agree that if Azur suffers, incurs or otherwise becomes subject to any Losses as a result of or in connection with any inaccuracy in or breach or any representation, warranty, covenant or obligation as to which the Indemnitees are entitled to indemnification pursuant to this Article IX, then it shall have rights as an Indemnitee as set forth in this Agreement notwithstanding that such inaccuracy or breach was made or caused by Azur. The parties further acknowledge and agree that the representations, warranties, covenants and obligations of Azur and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information available to, or any investigation made by or knowledge of, any of the Indemnitees (including Azur) or any of their Representatives.

Section 9.7 Adjustments to Indemnifiable Losses. Any amounts payable under Section 9.2 shall be calculated after giving effect to (i) any proceeds received from insurance policies covering the Loss that is the subject to the claim for indemnity (if any) after deducting from such proceeds any increase in the future in any insurance premium due to such claim; and (ii) any proceeds received from third parties, through indemnification,

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counterclaim, reimbursement arrangement, contract or otherwise in compensation for the subject matter of an indemnification claim by such Indemnitee, and (iii) the Tax benefit or Tax detriment, or the payment of or the receipt of an amount payable under Section 9.2, to the Indemnitee resulting from, or as a consequence of, the Loss, liability or expense that is the subject of the indemnity, including any deduction or withholding, less any costs associated with obtaining such proceeds.

Section 9.8 No Contribution. Each Indemnitor waives, and acknowledges and agrees that he shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against Azur or Jazz in connection with any indemnification obligation or any other liability to which it may become subject under or in connection with this Agreement or any other agreement or document delivered in connection with this Agreement.

Section 9.9 Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY ELSEWHERE IN THIS AGREEMENT OR PROVIDED FOR UNDER ANY APPLICABLE LAW, NO PARTY NOR ANY CURRENT OR FORMER SHAREHOLDER, DIRECTOR, OFFICER, EMPLOYEE, AFFILIATE OR ADVISOR OF ANY OF THE FOREGOING, SHALL, IN ANY EVENT, BE LIABLE TO ANY OTHER PERSON, EITHER IN CONTRACT, TORT OR OTHERWISE, FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES (UNLESS SUCH DAMAGES ARE AWARDED TO THIRD PARTIES IN A LEGAL PROCEEDING AGAINST ANY INDEMNITEE) OR ANY DAMAGES ASSOCIATED WITH ANY LOST PROFITS OR LOST OPPORTUNITIES OF SUCH OTHER PERSON (INCLUDING LOSS OF FUTURE REVENUE, INCOME OR PROFITS OR LOSS OF BUSINESS REPUTATION) RELATING TO THE BREACH OR ALLEGED BREACH OF THIS AGREEMENT OR ANY RELATED AGREEMENT, WHETHER OR NOT THE POSSIBILITY OF SUCH DAMAGES HAS BEEN DISCLOSED TO THE OTHER PARTY IN ADVANCE OR COULD HAVE BEEN REASONABLY FORESEEN BY SUCH OTHER PARTY.

ARTICLE X

TERMINATION

Section 10.1 Termination. This Agreement may be terminated at any time prior to the Closing by:

(a) Jazz and Azur by mutual written consent;

(b) either Jazz or Azur if the Effective Time shall not have occurred by the close of business on 180th day following the date of this Agreement (the “Termination Date”); provided, that the right to terminate this Agreement pursuant to this Section 10.1(b) shall not be available to (i) Jazz if its failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date or (ii) Azur, if its failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date;

(c) either Jazz or Azur if any Governmental Authority shall have issued an order, decree or ruling or taken any other action (which such Party shall have used its reasonable best efforts to resist, resolve or lift, as applicable, in accordance with Section 5.2) permanently restraining, enjoining or otherwise prohibiting the Merger or the Reorganization, and such order, decree, ruling or other action shall have become final and nonappealable;

(d) by either Jazz or Azur if the Jazz Stockholder Approval shall not have been obtained by reason of the failure to obtain the Required Jazz Vote upon the taking of such vote(s) at a duly held meeting of the stockholders of Jazz, or at any adjournment thereof;

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(e) by Jazz, if (i) Azur shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure would render the condition in Section 8.1(b) or Section 8.1(c) incapable of being satisfied or (ii) since the date of this Agreement, there shall have occurred an Azur Material Adverse Effect, in the case of each of clauses “(i)” and “(ii)” that is incapable of being cured or has not been cured by Azur within 20 calendar days after written notice has been given by Jazz to Azur of such breach or failure to perform or occurrence of an Azur Material Adverse Effect; or

(f) by Azur, if (i) Jazz shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure would render the condition in Section 8.2(b) or Section 8.2(c) incapable of being satisfied or (ii) since the date of this Agreement, there shall have occurred a Jazz Material Adverse Effect, in the case of each of clauses “(i)” and “(ii)” that is incapable of being cured or has not been cured by Jazz within 20 calendar days after written notice has been given by Azur to Jazz of such breach or failure to perform or occurrence of a Jazz Material Adverse Effect.

Section 10.2 Procedure and Effect of Termination. In the event of termination of this Agreement by either or both of Azur and Jazz pursuant to Section 10.1, written notice thereof shall forthwith be given by the terminating Party to the other, and this Agreement shall thereupon terminate and become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the Parties, except that Articles I, X and XI shall survive the termination of this Agreement; provided, that such termination shall not relieve any Party hereto of any liability for any breach of this Agreement.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature, or e-mail transmission of images in Adobe PDF or similar format, and in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 11.2 Governing Law; Jurisdiction and Forum; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be performed entirely within that State.

(b) Except as provided in the Escrow Agreement, each of the Parties irrevocably (a) consents to submit itself to the personal jurisdiction of any state or federal court located in the state of Delaware, in the event any dispute arises out of this Agreement or any Related Agreement or any of the transactions contemplated hereby or thereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any Related Agreement or any of the transactions contemplated hereby or thereby in any court other than a state or federal court sitting in the State of Delaware. Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any Legal Proceeding by the mailing of copies thereof by mail to such Party at its address set forth in this Agreement by registered mail, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided, that nothing in this Section 11.2(b) shall affect the right of any Party to serve legal process in any other manner permitted by Law. The Parties agree that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

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(c) EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING ANY LEGAL PROCEEDING ARISING OUT OF THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH PARTY CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 11.2.

Section 11.3 Entire Agreement; Third Party Beneficiaries. This Agreement and the Related Agreements, the Schedules and Exhibits hereto and thereto, and the Confidentiality Agreement contain the entire agreement between the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to herein. Except as set forth in Section 5.13, nothing contained herein shall be construed to give any person, other than the parties, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 11.4 Expenses. Except as set forth in this Agreement, and the Related Agreements, whether the Reorganization or Merger is or is not consummated, all legal, investment banking and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Notwithstanding the foregoing, (i) all filing fees paid to the SEC in respect of the Jazz Proxy Statement, the Registration Statement and the Resale Registration Statement, (ii) printing and mailing costs related to the preparation, printing and dissemination to the holders of Jazz Common Stock of the Jazz Proxy Statement, the prospectuses contained in the Registration Statement and the Resale Registration Statement, and (iii) all filing fees paid by any party in connection with the antitrust filings made pursuant to Section 5.2(c) shall be borne by Jazz. Jazz shall reimburse Azur for any costs and expenses contemplated in the immediately preceding sentence that are incurred by Azur Group Entities from time to time upon Azur’s request. In addition, in the event that this Agreement is terminated pursuant to any provision of Section 10.1, other than Section 10.1(f), then Jazz shall reimburse Azur for all reasonable and documented out-of-pocket costs and expenses (including reasonable legal fees and expenses and amounts paid to indemnify directors, officers or employees of Azur Group Entities or Merger Sub) paid or incurred by Azur Group Entities or Merger Sub or any of their Representatives in connection with or resulting from (x) the preparation of the filings and other materials contemplated by Section 5.8 and (y) any claims or actions by securityholders of Jazz, in their capacities as securityholders of Jazz, against any Azur Group Entity, Merger Sub or either of their respective Representatives in connection with the Transactions, except to the extent that any such claim or action is based upon any breach by Azur or Merger Sub of this Agreement, any Related Agreement or any other certificate, instrument or agreement contemplated hereby or thereby. Such amounts shall be paid to Azur from time to time following the date of such termination within ten (10) Business Days following Azur’s written request therefor.

Section 11.5 Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented internationally-recognized overnight delivery service or, to the extent receipt is confirmed, telecopy, facsimile or other electronic transmission service to the appropriate address or number as set forth below.

Notices to Azur (prior to the Closing) shall be addressed to:

Azur Pharma Limited

45 Fitzwilliam Square

Dublin 2 Ireland

Tel. No.:   +353 1 634 4183

Fax No.:   +353 1 634 4170

Attn: David Brabazon

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with a copy (which shall not constitute notice) to:

Mayer Brown LLP

1675 Broadway

New York, New York 10019

Attn.: Reb D. Wheeler

Fax No.:   (212) 849-5914

or at such other address and to the attention of such other person as Azur may designate by written notice to Jazz.

Notices to Jazz or Azur (after the Closing) shall be addressed to:

Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, CA 94304

Attn.: Carol Gamble, Senior VP, General Counsel and Corporate Secretary

Fax No.:   (650) 496-3781

with a copy (which shall not constitute notice) to:

Cooley LLP

3175 Hanover St.

Palo Alto, California 94304

Attn.: Suzanne Sawochka Hooper and Jennifer Fonner DiNucci

Fax No.:   (650)849-7400

or at such other address and to the attention of such other person as Jazz may designate by written notice to Azur.

Notices to Indemnitors’ Representative shall be addressed to:

Seamus Mulligan

Woodlands, Barrymore

Athlone Co., Roscommon

Ireland

Fax No.   +353 1 260 7121

with a copy (which shall not constitute notice) to:

McCann Fitzgerald Solicitors

Riverside 1

Sir John Rogerson’s Quay

Dublin 2 Ireland

Attn: Ben Gaflikan

Fax No.:   +353 1 829 0010

Section 11.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, that no Party may assign its rights or delegate any or all of its obligations under this Agreement, by operation of law or otherwise, without the express prior written consent of each other Party. Any assignment in violation of the proviso in the preceding sentence shall be null and void.

Section 11.7 Headings; Definitions. The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

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Section 11.8 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought. Any Party may, only by an instrument in writing, waive compliance by another Party with any term or provision of this Agreement on the part of such other Party to be performed or complied with. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

Section 11.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without preventing the Parties from realizing the major portion of the economic benefits of the Merger that they currently anticipate obtaining therefrom. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 11.10 Enforcement.

(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Agreement could not be adequately compensated in all cases by monetary damages alone. Except as otherwise set forth in this Section 11.10, the parties acknowledge and agree that, prior to the valid termination of this Agreement pursuant to Section 10.1, the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.

(b) Each party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 11.10. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction all in accordance with the terms of this Section 11.10.

(c) To the extent any party hereto brings any action to enforce specifically the performance of the terms and provisions of this Agreement (other than an action to specifically enforce any provision that expressly survives termination of this Agreement pursuant to Section 10.2 hereof) when expressly available to such party pursuant to the terms of this Agreement, the Termination Date shall automatically be extended by (i) the amount of time during which such action is pending, plus twenty (20) Business Days, or (ii) such other time period established by the court presiding over such action.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first written above.

AZUR PHARMA LIMITED

By:	/s/ Seamus Mulligan
Name:	Seamus Mulligan
Title:	Chairman and Chief Executive Officer

JAGUAR MERGER SUB INC.

By:	/s/ Eunan Maguire
Name:	Eunan Maguire
Title:	President

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Bruce Cozadd
Name:	Bruce Cozadd
Title:	Chairman and Chief Executive Officer

SEAMUS MULLIGAN, AS THE INDEMNITORS’ REPRESENTATIVE

/s/ Seamus Mulligan

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SCHEDULE 1

The Reorganization Steps

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Agreement and Plan of Merger and Reorganization to which this Schedule is attached (the Agreement).

The following are the steps to be undertaken by the relevant Parties to effect the Reorganization:

1.	Step 1: Pre-Conversion Reorganization

Timing: The following actions in this Step 1 shall be completed within 30 days following the signing of the Agreement.

1.1.	Step 1A: Azur shall procure that a resolution of the shareholders of Azur is proposed and passed approving a financial assistance whitewash pursuant to Section 60 of the Irish Companies Act 1963 (the 1963 Act) and shall procure that all necessary filings are prepared and made as required under the Companies Acts.

1.2.	Documents Required for Step 1A:

1.2.1.	Shareholder Resolution of Azur

1.2.2.	Board Resolution of Azur noting the resolution and approving the filing of the Companies Registration Office (CRO) Form(s)

1.2.3.	CRO Form(s)

1.2.4.	Statutory declaration of Azur directors in accordance with the provisions of section 60 of the 1963 Act.

1.3.	Step 1B: Azur shall procure that resolutions of the shareholders of Azur are proposed and passed:

1.3.1.	approving a reduction in Azur’s authorized but unissued share capital denominated in euro in accordance with section 68 of the 1963 Act (including the deferred shares currently in existence);

1.3.2.	approving the increase in Azur’s authorized share capital by the creation of ordinary shares denominated in US Dollars (with a par value of US$0.0001) and deferred shares denominated in US Dollars (with a par value of US$0.0001);

1.3.3.	re-designating 4,000,000 issued ordinary shares in Azur into 4,000,000 deferred shares of €0.01 each, which deferred shares will carry no voting rights and no economic value (other than nominal payment on return of capital) and which are to remain in issue in order to comply with Azur’s minimum capitalization requirements pursuant to the Irish Companies (Amendment) Act 1983;

1.3.4.	amending the memorandum and Articles of Association of Azur to reflect the above resolutions and to include a provision authorizing the board of Azur to effect the acquisition of euro-denominated shares for nil consideration using the statutory power in section 41(2) of the Companies (Amendment) Act 1983;

1.3.5.	authorizing Azur to make a bonus issue of shares to its shareholders using the amounts standing to the credit of the share premium account,

and shall procure that all necessary filings in respect of the foregoing are prepared and made as required under the Companies Acts.

1.4.	Azur shall make a bonus issue of US Dollar-denominated shares to its shareholders, pro rata to their existing holdings, which issue shall be credited against Azur’s share premium account.

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1.5.	With the exception of the 4,000,000 deferred shares (representing aggregate share capital of €40,000) (the Retained Euro Deferred Shares), Azur shall acquire all of its euro-denominated shares from the shareholders for nil consideration using the statutory power in section 41(2) of the Companies (Amendment) Act 1983.

1.6.	The Retained Euro Deferred Shares shall be transferred by the Azur shareholders to a nominee agreed upon by Jazz and Azur for nominal consideration, such transfer occurring prior to the application by Azur to re-register as a public limited company.

1.7.	Immediately following Azur’s re-registration as a public limited company, the Euro-denominated shares acquired by Azur in paragraph 1.5 shall be cancelled pursuant to section 43 of the Companies (Amendment) Act 1983.

1.8.	Documents Required for Step 1B:

1.8.1.	Shareholder Resolutions of Azur dealing with the matters specified in paragraphs 1.3.1 to 1.3.5 above;

1.8.2.	Board Resolution of Azur: (i) noting the shareholder resolutions and approving the filing of the CRO Form(s); (ii) approving the bonus issue of the new US Dollar shares to the Azur shareholders at par (iii) approving the acquisition of Azur’s issued share capital denominated in euro (other than the Retained Euro Deferred Shares) for nil consideration and (iv) approving the transfer of Retained Euro Deferred Shares to a third party and the updating of the shareholder register;

1.8.3.	CRO Form(s);

1.8.4.	Stock transfer forms transferring Retained Euro Deferred Shares from the Azur shareholders to the agreed nominee;

1.8.5.	Amended memorandum and articles of association reflecting the new share capital.

1.9.	Step 1C: Azur shall procure that a resolution of the shareholders of Azur is proposed and passed, approving the re-registration of Azur as a public limited company and any consequential changes required to be made to the Memorandum and Articles of Association of Azur and shall procure that all necessary filings in relation thereto are prepared and made as required under the Irish Companies Acts.

1.10.	Documents Required for Step 1C:

1.10.1.	Shareholder Resolution of Azur approving the re-registration as a public limited company and making any required changes to the Memorandum and Articles of Association of Azur;

1.10.2.	Board Resolution of Azur noting the shareholder resolution and approving the filing of the CRO Form(s);

1.10.3.	CRO Form(s);

1.10.4.	A copy of the most recent balance sheet of Azur (which may not be more than seven months old at the date of application for re-registration) together with an unqualified audit report in relation to that balance sheet;

1.10.5.	A copy of a written statement by the auditors of the company that in their opinion the balance sheet shows at the balance sheet date, the amount of the company’s net assets was not less than the aggregate of its called up share capital and undistributable reserves; and

1.10.6.	A statutory declaration of a director or the secretary in compliance with the provisions of section 8(3)(e) of the Irish Companies (Amendment) Act 1983.

2.	Step 2: Azur Name Change

Timing: The following actions in this Step 2 shall be completed within 10 Business Days following the mailing of the Jazz Proxy Statement to Jazz stockholders.

A-67.

2.1.	Azur shall procure that a resolution of the shareholders of Azur is proposed prior to Closing and passed for the purpose of approving:

2.1.1.	the change of its name to Jazz Pharmaceuticals plc or, if such name is not approved by the Registrar of Companies, another name selected by Jazz; and

2.1.2.	any consequential changes to the Memorandum and Articles of Association of Azur,

and Azur shall procure that all necessary filings to give effect to the matters approved in such resolutions are prepared and made as required under the Companies Acts.

2.2.	Documents Required for Step 2:

2.2.1.	Shareholder Resolution of Azur approving the change of name and any consequential changes to the Memorandum and Articles of Association of Azur;

2.2.2.	Board Resolution of Azur noting the shareholder resolution and approving the filing of the CRO Form G1Q;

2.2.3.	CRO Form G1Q (to be filed in advance of Closing so that name change becomes effective on Closing); and

2.2.4.	Amended Memorandum and Articles of Association

3.	Step 3: Azur Share Option Scheme

Timing: The following steps shall occur within 10 Business Days following the mailing of the Jazz Proxy Statement to Jazz stockholders.

3.1.	Azur shall procure that the following resolutions of the board of directors of Azur are proposed and passed:

3.1.1.	Share Option Plan: approving amendment of the Share Option Plan to (a) provide full vesting and exercisability of all Azur Options effective as of immediately prior to the Closing, (b) permit, with the consent of the holder, Net Exercise (as defined below) as the method of consideration for exercising Azur Options, (c) provide that Azur, in its sole discretion, subject to the consent of the holder and with Jazz’s approval, may satisfy the tax withholding obligations, if any, arising from the exercise of an Azur Option by withholding from any compensation otherwise payable to the holder of such Azur Option, by causing the holder of such Azur Option to tender a cash or check payment or by withholding Azur Ordinary Shares from the Azur Ordinary Shares issued or otherwise issuable to the holder of such Azur Option in connection with the Azur Option with a value on the Closing Date equal to the amount of the withholding tax obligation (the Tax Withholding Provision), (d) eliminate the discretion of the board of directors of Azur to grant options to any person other than a Qualifying Person (as defined in the Share Option Plan), (e) provide that the Azur Options shall be adjusted to give effect to all capitalization adjustments described in this Schedule 1 without the surrender and re-grant of such Azur Options and without obtaining written approval from the Accountants (as defined in the Share Option Plan) and (f) terminate effective not later than immediately prior to the Effective Time.

3.1.2.	Azur Options: approving amendment of each outstanding Azur Option, subject to the consent of the holders thereof, to (a) provide full vesting and exercisability of each Azur Option effective as of immediately prior to the Closing (i) the Closing and (ii) the exercise (effective as of immediately prior to the Closing) of each Azur Option not later than five (5) Business Days before the Closing Date, (b) provide that Net Exercise (as defined below) shall be the method of consideration for exercising Azur Options that vest and become exercisable immediately prior to the Closing, (c) include the Tax Withholding Provision, and (d) terminate without payment therefor if not exercised (conditionally upon Closing) prior to five (5) Business Days before the Closing Date.

A-68.

Net Exercise shall mean, with respect to a particular Azur Option (i) payment by the holder of such Azur Option of an amount in cash or by check equal to the aggregate par value of the Azur Ordinary Shares subject to such Azur Option (the Par Amount) and (ii) reduction of the total number of Azur Ordinary Shares issuable upon exercise of such Azur Option by the largest whole number of such shares having an aggregate value on the Closing Date equal to the difference between (x) the aggregate exercise price of such Azur Option and (y) the Par Amount and (iii) payment by the holder of such Azur Option in cash or by check of the remaining exercise price of such Azur Option resulting from the fact that fractional shares will not be withheld.

3.2.	Azur shall procure that a resolution of the shareholders of Azur is proposed and passed approving the amendment of the Share Option Plan to (a) eliminate the discretion of the board of directors of Azur to grant options to any person other than a Qualifying Person (as defined in the Share Option Plan) and (b) approve the adjustment of all Azur Options to give effect to all capitalization adjustments described in this Schedule 1 without the surrender and re-grant of such Azur Options and without obtaining written approval from the Accountants (as defined in the Share Option Plan).

3.3.	Documents Required for Step 3:

3.3.1.	Board resolution of Azur dealing with the matter specified in paragraph 3.1 above;

3.3.2.	Consent to amendment and notice of exercise from all holders of Azur Options as specified in paragraph 3.1 above; and

3.3.3.	Shareholder resolution of Azur dealing with the matter specified in paragraph 3.2 above.

4.	Step 4: Finalization of Reorganization

Timing: The following actions in this Step 4 shall be completed within 10 Business Days following the mailing of the Jazz Proxy Statement to Jazz stockholders (unless otherwise specifically described herein):

4.1.	Azur shall procure that the following resolutions of the shareholders of Azur are proposed (to be effective as of immediately prior to the Closing):

4.1.1.	Share Premium: approving a reduction of the share premium account of Azur in order to allow an application to be made under Section 72 of the Irish Companies Act 1963 to the Irish High Court to allow for the creation of distributable reserves;

4.1.2.	Options: authorizing the transfer and assumption of the rights and obligations of Jazz under existing Jazz Equity Plans and other similar employee awards by Azur (subject to any amendments to such rights and obligations that may be required by Irish law);

4.1.3.	Pre-Emption: authorizing the directors of Azur to make the allotments of Azur shares contemplated by this Agreement on a non pre-emptive basis;

4.1.4.	Buy-Backs: authorizing the directors of Azur to conduct buy-backs of shares and to re-issue treasury shares;

4.1.5.	Consolidation of Share Capital: approving the necessary amendments to the share capital of Azur to result in Azur’s shareholders holding the correct number of shares in Azur in accordance with the formula set forth on Exhibit A to this Schedule. This shall be achieved by the re-designation of the desired number of issued US Dollar Shares as deferred shares which will subsequently be acquired by Azur for nil consideration in accordance with section 41 of the Irish Companies (Amendment) Act 1983. Following such acquisition, any such deferred shares shall be cancelled by Azur.

4.1.6.	Memorandum & Articles of Association: adopting new Memorandum & Articles of Association of Azur, substantially in the form set forth as Exhibit D to the Merger Agreement;

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4.2.	Documents Required for Step 4:

4.2.1.	Shareholder Resolutions of Azur it being hereby agreed that the resolutions with respect to 4.1.5 shall approve the amendment to the share capital based on the formula set forth in Exhibit A and delegate the authority to the Azur Board of Directors to set the actual final numbers based on such formula;

4.2.2.	Board Resolution of Azur noting the shareholder resolutions and approving the filing of the CRO Forms;

4.2.3.	CRO Forms;

4.2.4.	The consent of Davycrest Nominees Limited and Davy Corporate Finance Limited (as required by Shareholders’ Agreement dated 31 October 2007 between Azur, Davy Corporate Finance Limited and a number of Azur shareholders) (the Shareholders’ Agreement); and

4.2.5.	Memorandum and Articles of Association substantially in the form as set forth as Exhibit D to the Merger Agreement.

5.	Step 5 – Closing Board Meeting of Azur

Timing: Within one week of anticipated Closing

5.1.	Azur and the Azur shareholders shall procure (in so far as it is within their powers of procurement) that a meeting of the directors of Azur and of each Azur Subsidiary is held, or that, if permissible, written resolutions of the board of directors are adopted, prior to Closing approving (effective as of Closing) all such matters that (i) have not theretofore been approved, (ii) require approval of such boards of directors (iii) are required to be approved in order to satisfy the closing conditions set forth in Section 8.1 of the Merger Agreement (iv) are otherwise required for the listing of the Azur Ordinary Shares on NASDAQ and (v) authorizing one or more of the officers of Azur to determine, in co-ordination with Jazz, the final number of Azur Ordinary Shares to be held by the Azur Shareholders following the consolidation described in 4.1.5.

5.2.	Documents Required for Step 5:

5.2.1.	Board Resolutions of Azur and each Subsidiary; and

5.2.2.	CRO Form(s)/non-Irish equivalents required in respect of the matters approved pursuant to such Board resolutions

6.	Step 6 – Termination of the Shareholders’ Agreement and Call Option Agreements

Timing: Within one week of anticipated Closing:

6.1.	Azur, and the Azur shareholders that are party to the Shareholders’ Agreement and the Call Option Agreements, shall have executed such documents as are necessary, and as have been agreed between Azur and Jazz, for the termination of the Shareholders’ Agreement and the Call Option Agreements; such termination stated to take effect immediately prior to Closing.

6.2.	For the purposes of paragraph 6.1, Call Option Agreements means:

6.2.1.	Those certain Call Option Agreements dated May and June 2005, as amended, between Azur and each of Seamus Mulligan, David Brabazon and Eunan Maguire

6.3.	Documents Required for Step 6:

6.3.1.	Termination Letters signed by each of the parties to the Shareholders’ Agreement and each of the parties to the Call Option Agreements.

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EXHIBIT A

TO SCHEDULE 1

As of immediately prior to Closing (after giving effect to the exercise of Azur Options) (the “Conversion Time”), Azur shall procure that the number of Azur Ordinary Shares that will continue to be held by each holder of Azur Ordinary Shares shall be equal to the number of Azur Ordinary Shares held by such holder as of the Conversion Time multiplied by the Azur Conversion Ratio, rounded up to the nearest whole number, and the balance of all other Azur Ordinary Shares held by such holder shall be converted into the euro deferred shares forming part of the share capital of Azur as more particularly described in the Articles of Association of Azur and cancelled for nil consideration.

After the close of trading on NASDAQ on the day prior to the Closing Date and prior to the Conversion Time Azur shall deliver to Jazz a certificate, executed by a duly authorized officer of Azur, setting forth the number of : (a) outstanding Azur Ordinary Shares; (b) shares issuable pursuant to Azur Options exercised effective as of immediately prior to the Conversion Time; and (c) shares issuable pursuant to Exercised Azur 2011 Options, in each case that will be outstanding as of the Closing. After the close of trading on NASDAQ on the day prior to the Closing Date and prior to the Conversion Time Jazz shall deliver to Azur a Consideration Spreadsheet that includes the input information required to calculate the Jazz Fully Diluted Shares (and the other defined terms that flow through such definition), together with a certificate, executed by a duly authorized officer of Jazz that the input information included in such Consideration Spreadsheet relating to Jazz is accurate as of the Closing.

Definitions:

Capitalized terms used but not defined in this Exhibit shall have the meanings given to them in the Merger Agreement to which Schedule I (including this Exhibit A thereto) is a Schedule. The “Consideration Spreadsheet” means the Excel spreadsheet sent by email from Jennifer DiNucci to Reb Wheeler on September 18, 2011 at 11:35 am Pacific Time which implements this Exhibit A and which will be used to calculate the Azur Conversion Ratio at the Conversion Time, using the information provided by Azur and Jazz pursuant to the preceding paragraph. Following the defined terms are references to the cell(s) of the Consideration Spreadsheet reflecting such defined term as a mathematical formula or, if not a formula, as an input. References are to the page, column and row of the Consideration Spreadsheet such that “Consideration Spreadsheet Summary D54” refers to the “Summary” page, column D, row 54 of the Consideration Spreadsheet.

“Azur Conversion Ratio” shall mean the Azur Eligible Shares divided by the Azur Fully Diluted Eligible Shares. See Consideration Spreadsheet Summary D54.

“Azur Eligible Shares” shall mean the Aggregate Post-Closing Azur Shares minus the Jazz Fully Diluted Shares. See Consideration Spreadsheet Summary B54.

“Aggregate Post-Closing Azur Shares” shall mean the Jazz Fully Diluted Shares divided by 79.9%, rounded up to the nearest whole number. See Consideration Spreadsheet Summary B55.

“Jazz Fully Diluted Shares” shall mean the sum of the number of: (a) shares of Jazz Common Stock plus (b) Jazz Phantom Shares plus (c) shares of Jazz Common Stock issuable pursuant to Jazz Stock Awards plus (d) Jazz Aggregate Net Options plus (e) Jazz Aggregate Net Warrants plus (f) Jazz Aggregate Net ESPP Shares, in each case that will be outstanding as of the Closing. See Consideration Spreadsheet Summary B53 and B25.

“Jazz Aggregate Net Options” shall mean the aggregate Jazz Net Options. See Consideration Spreadsheet Summary B13; Options C66. For purposes of computing the Jazz Aggregate Net Options, the Jazz Net Options with respect to all outstanding Jazz Options having the same per share exercise price shall first be aggregated and rounded up to the nearest whole number. All such rounded amounts shall then be aggregated to determine the total Jazz Aggregate Net Options.

“Jazz Net Options” shall mean, as to each outstanding Jazz Option, a number equal to (a) (i) the amount, not to be less than zero, by which the Jazz Closing Price exceeds the per share exercise price of such Jazz Option multiplied by (ii) the number of shares of Jazz Common Stock subject to such Jazz Option divided by (b) the Jazz Closing Price. See Consideration Spreadsheet Options C3-65.

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“Jazz Closing Price” shall mean the closing price of a share of Jazz Common Stock on NASDAQ on the last trading day prior to the Closing Date. See Consideration Spreadsheet Summary B3.

“Jazz Aggregate Net Warrants” shall mean the aggregate Jazz Net Warrants. See Consideration Spreadsheet Summary B18; Warrants C6. For purposes of computing the Jazz Aggregate Net Warrants, the Jazz Net Warrants with respect to all outstanding Jazz Warrants having the same per share exercise price shall first be aggregated and rounded up to the nearest whole number. All such rounded amounts shall then be aggregated to determine the total Jazz Aggregate Net Warrants.

“Jazz Net Warrants” shall mean as to each outstanding Jazz Warrant, a number equal to (a) (i) the amount, not to be less than zero, by which the Jazz Closing Price exceeds the per share exercise price of such Jazz Warrant multiplied by (ii) the number of shares of Jazz Common Stock subject to such Jazz Warrant divided by (b) the Jazz Closing Price. See Consideration Spreadsheet Warrants C3-6.

“Jazz Aggregate Net ESPP Shares” shall mean the aggregate Jazz Net ESPP Shares. See Consideration Spreadsheet Summary B23; ESPP E11.

“Jazz Net ESPP Shares” shall mean with respect to each ongoing Offering (as defined in the Jazz ESPP) under the Jazz ESPP, a number equal to (a) (i) the amount by which the Jazz Closing Price exceeds the ESPP Purchase Price for such Offering multiplied by (ii) the number of Gross ESPP Shares purchasable in such Offering divided by (b) the Jazz Closing Price, rounded up to the nearest whole number. See Consideration Spreadsheet Summary B23; ESPP E6-9.

“ESPP Purchase Price” shall mean, for each ongoing Offering under the Jazz ESPP, the purchase price as determined pursuant to the Jazz ESPP assuming for such purpose that the Closing Date is the Purchase Date with respect to such Offering (as defined in the Jazz ESPP). See Consideration Spreadsheet ESPP B6-9.

“Gross ESPP Shares” shall mean as to each Offering under the Jazz ESPP, the ESPP Contribution Amount divided by the ESPP Purchase Price, rounded up to the nearest whole number. See Consideration Spreadsheet ESPP D6-9.

“ESPP Contribution Amount” shall mean, as to each ongoing Offering under the Jazz ESPP, the aggregate Contributions (as defined in the Jazz ESPP) accumulated from all Participants (as defined in the Jazz ESPP) in each such Offering as of the Closing Date. See Consideration Spreadsheet ESPP C6-9.

“Azur Fully Diluted Eligible Shares” shall mean the sum of the number of (a) outstanding Azur Ordinary Shares plus (b) shares issued pursuant to Azur Options exercised effective as of a time prior to the Closing (not already included in “(a)”) minus (c) shares issued pursuant to Exercised Azur 2011 Options (and included in “(a)” or “(b)”), in each case that will be outstanding as of the Closing. See Consideration Spreadsheet Summary B34.

“Exercised Azur 2011 Options” shall mean Azur Ordinary Shares issued pursuant to Azur Options granted on or after January 1, 2011 that have been exercised prior to the Closing (including any such options exercised effective as of any time prior to the Closing). See Consideration Spreadsheet Summary B32.

A-72.

Annex B

September 19, 2011

The Board of Directors

Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, CA 94304

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.0001 per share (the “Company Common Stock”), of Jazz Pharmaceuticals, Inc. (the “Company”) of the Exchange Ratio (as defined below) in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Azur Pharma Limited (“Azur Pharma”). Pursuant to the Agreement and Plan of Merger and Reorganization, dated as of September 19, 2011 (the “Agreement”), among the Company, Azur Pharma and its subsidiary, Jaguar Merger Sub Inc., the Company will become a wholly-owned subsidiary of Azur Pharma, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by Azur Pharma and its affiliates, will be converted into the right to receive 1.00 share (the “Exchange Ratio”) of Azur Pharma’s ordinary shares, par value $0.0001 per share (the “Azur Ordinary Shares”).

In connection with preparing our opinion, we have (i) reviewed the unsigned Agreement and the exhibits and schedules thereto, including Schedule 1 and Exhibit A to Schedule 1; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which the Company and Azur Pharma operate; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company and Azur Pharma with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the managements of the Company and Azur Pharma relating to their respective businesses and prepared by or at the direction of the Company relating to Azur Pharma’s business; (vi) reviewed with management of the Company certain publicly available financial forecasts related to the company (the “Public Forecasts”); and (vii) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and Azur Pharma with respect to certain aspects of the Transaction, and the past and current business operations of the Company and Azur Pharma, the financial condition and future prospects and operations of the Company and Azur Pharma, the effects of the Transaction on the financial condition and future prospects of the Company and Azur Pharma, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and Azur Pharma or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or Azur Pharma under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and Azur Pharma to which such analyses or forecasts relate. As you are aware, we have not been provided with, and we did not have access to, long-range financial forecasts relating to the Company prepared by management of the Company. Accordingly, we have been advised by the Company, and have assumed, that the Public Forecasts are a reasonable basis upon which to evaluate the future financial performance of the Company and we have used the Public Forecasts in performing our analyses. We express no view as to such analyses or forecasts (including the Public Forecasts) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and will be consummated as described in the Agreement, and that the signed Agreement will not differ in any material respects from the unsigned Agreement furnished to us. We have also assumed that the representations and warranties made by the Company and Azur Pharma in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Azur Pharma or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the holders of the Company Common Stock of the Exchange Ratio in the proposed Transaction and we express no opinion as to the fairness of any consideration to be paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Exchange Ratio applicable to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock or Azur Ordinary Shares will trade at any future time.

We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to any alternative transaction.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company or Azur Pharma. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or Azur Pharma for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Transaction is fair, from a financial point of view, to the holders of the Company Common Stock.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval or pursuant to the next sentence. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. MORGAN SECURITIES LLC
U039813

Annex C

Cert No.: 399192

COMPANIES ACTS, 1963 TO 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

(Amended by Special Resolution on                      2011)

COMPANIES ACTS, 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

1.	The name of the Company is: Jazz Pharmaceuticals public limited company.

2.	The Company is to be a public limited company.

3.	The objects for which the Company is established are:

(a)	To carry on all or any of the businesses of manufacturers, buyers, sellers, and distributing agents of and dealers in all kinds of patent, pharmaceutical, medicinal, and medicated preparations, patent medicines, drugs, herbs, and of and in pharmaceutical, medicinal, proprietary and industrial preparations, compounds, and articles of all kinds; and to manufacture, make up, prepare, buy, sell, and deal in all articles, substances, and things commonly or conveniently used in or for making up, preparing, or packing any of the products in which the Company is authorised to deal, or which may be required by customers of or persons having dealings with the Company.

(b)	To invest in pharmaceutical and related assets, including, amongst other items, investments in pharmaceutical companies, products, businesses, divisions, technologies, devices, sales force and other marketing capabilities, development projects and related activities, licences, intellectual and similar property rights, premises and equipment, royalty rights and all other assets needed to operate a pharmaceuticals business.

(c)	To establish, maintain and operate laboratories for the purpose of carrying on chemical, physical and other research in medicine, chemistry, industry or other unrelated or related fields.

(d)	To invest (including long-term investments in, and acquisitions of, the shares of pharmaceutical companies) any monies of the Company in such investments and in such manner as may from time to time be determined, and to hold, sell or deal with such investments and generally to purchase, take on lease or in exchange or otherwise acquire any real and personal property and rights or privileges.

(e)	To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building proposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

(f)	To acquire and hold shares and stocks of any class or description, debentures, debenture stock, bonds, bills, mortgages, obligations, investments and securities of all descriptions and of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wheresoever constituted or carrying on business or issued or guaranteed by any government, state, dominion, colony, sovereign ruler, commissioners, trust, public; municipal, local or other authority or body of whatsoever nature and wheresoever situated and investments, securities and property of all descriptions and of any kind, including real and chattel real estates, mortgages, reversions, assurance policies, contingencies and choses in action.

(g)	To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company or any parent or subsidiary body corporate whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

(h)	To purchase for investment only property of any tenure and any interest therein, and to make advances upon the security of land or other similar property or any interest therein.

(i)	To acquire by purchase, exchange, lease, fee farm grant or otherwise, either for an estate in fee simple or for any less estate or other estate or interest, whether immediate or reversionary and whether vested or contingent, any lands, tenements or hereditaments of any tenure, whether subject or not to any charges or encumbrances, and to hold, farm, work and manage and to let, sublet, mortgage or charge land and buildings of any kind, reversions, interests, annuities, life policies, and any other property real or personal, movable or immovable, either absolutely or conditionally, and either subject or not to any mortgage, charge, ground rent or other rents or encumbrances.

(j)	To erect or secure the erection of buildings of any kind with a view of occupying or letting them and to enter into any contracts or leases and to grant any licences necessary to effect the same.

(k)	To maintain and improve any lands, tenements or hereditaments acquired by the Company or in which the Company is interested, in particular by decorating, maintaining, furnishing, fitting up and improving houses, shops, flats, maisonettes and other buildings and to enter into contracts and arrangements of all kinds with tenants and others.

(l)	To sell, exchange, mortgage (with or without power of sale), assign, turn to account or otherwise dispose of and generally deal with the whole or any part of the property, shares, stocks, securities, estates, rights or undertakings of the Company, real, chattels real or personal, movable or immovable, either in whole or in part, upon whatever terms and whatever consideration the Company shall think fit.

(m)	To take part in the management, supervision, or control of the business or operations of any company or undertaking, and for that purpose to appoint and remunerate any directors, accountants, or other experts or agents to act as consultants, supervisors and agents of other companies or undertakings and to provide managerial, advisory, technical, design, purchasing and selling services.

(n)	To make, draw, accept, endorse, negotiate, issue, execute, discount and otherwise deal with bills of exchange, promissory notes, letters of credit, circular notes, and other negotiable or transferable instruments.

(o)	To redeem, purchase, or otherwise acquire in any manner permitted by law and on such terms and in such manner as the Company may think fit any shares in the Company’s capital.

(p)	To guarantee, support or secure whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods the performance of the obligations of, and the repayment or payment of the principal amounts of and the premiums, interest and dividends on any security of any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company or subsidiary as defined by Section 155 of the Companies Act 1963 or another subsidiary as defined by the said Section of the Company’s holding company or otherwise associated with the Company in business notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect from entering into such guarantee or other arrangement or transaction contemplated herein.

(q)	To lend the funds of the Company with or without security and at interest or free of interest and on such terms and conditions as the directors shall from time to time determine.

(r)	To raise or borrow or secure the payment of money in such manner and on such terms as the directors may deem expedient whether or not by the issue of bonds, debentures or debenture stock, perpetual or redeemable, or by mortgage, charge, lien or pledge upon the whole or any part of the undertaking, property, assets and rights of the Company, present or future, including its uncalled capital and generally in any other manner as the directors shall from time to time determine and to enter into or issue interest and currency hedging and swap agreements, forward rate agreements, interest and currency futures or options and other forms of financial instruments, and to purchase, redeem or pay off any of the foregoing and to guarantee the liabilities of the Company or any other person, and any debentures, debenture stock or other securities may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, transfer, drawings, allotments of shares; attending and voting at general meetings of the Company, appointment of directors and otherwise.

(s)	To accumulate capital for any of the purposes of the Company, and to appropriate any of the Company’s assets to specific purposes, either conditionally or unconditionally, and to admit any class or section of those who have any dealings with the Company to any share in the profits thereof or in the profits of any particular branch of the Company’s business or to any other special rights, privileges, advantages or benefits.

(t)	To reduce the share capital of the Company in any manner permitted by law.

(u)	To make gifts or grant bonuses to officers or other persons who are or have been in the employment of the Company and to allow any such persons to have the use and enjoyment of such property, chattels or other assets belonging to the Company upon such terms as the Company shall think fit.

(v)	To establish and maintain or procure the establishment and maintenance of any pension or superannuation fund (whether contributory or otherwise) for the benefit of and to give or procure the giving of donations, gratuities, pensions, annuities, allowances, emoluments or charitable aid to any persons who are or were at any time in the employment or service of the Company or any of its predecessors in business, or of any company which is a subsidiary of the Company or who may be or have been directors or officers of the Company, or of any such other company as aforesaid, or any persons in whose welfare the Company or any such other company as aforesaid may be interested and the wives, widows, children, relatives and dependants of any such persons and to make payments towards insurance and assurance and to form and contribute to provident and benefit funds for the benefit of such persons and to remunerate any person, firm or company rendering services to the Company, whether by cash payment, gratuities, pensions, annuities, allowances, emoluments or by the allotment of shares or securities of the Company credited as paid up in full or in part or otherwise.

(w)	To employ experts to investigate and examine into the conditions, prospects, value, character and circumstances of any business concerns, undertakings, assets, property or rights.

(x)	To insure the life of any person who may, in the opinion of the Company, be of value to the Company, as having or holding for the Company interests, goodwill, or influence or otherwise and to pay the premiums on such insurance.

(y)	To distribute either upon a distribution of assets or division of profits among the Members of the Company in bind any property of the Company, and in particular any shares, debentures or securities of other companies belonging to the Company or of which the Company may have the power of disposing.

(z)	To give, whether directly or indirectly, and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company, or, where the Company is a subsidiary company, in its holding company.

(aa)	To do and carry out all or any of the foregoing objects in any part of the world and either as principals, agents, contractors, trustees or otherwise, and either by or through agents, trustees or otherwise and either alone or in partnership or in conjunction with any other company, firm or person, provided that nothing herein contained shall empower the Company to carry on the businesses of insurance.

(bb)	To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, trade marks, industrial designs, know-how, concessions and other forms of intellectual property rights and the like conferring any exclusive or non-exclusive or limited or contingent rights to use, or any secret or other information as to any invention or process of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired.

(cc)	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

(dd)	To acquire and undertake the whole or any part of the undertaking, business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on or which is capable of being conducted so as to benefit the Company directly or indirectly or which is possessed of assets suitable for the purposes of the Company.

(ee)	To adopt such means of making known the Company and its products and services as may seem expedient.

(ff)	To acquire and carry on any business carried on by a subsidiary or a holding company of the Company or another subsidiary of a holding company of the Company.

(gg)	To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this Company or for any other purpose which may seem directly or indirectly calculated to benefit this Company.

(hh)	To amalgamate with, merge with or otherwise become pact of or associated with any other company or association in any manner permitted by law.

(ii)	To do and carry out all such other things, except the issuing of policies of insurance, as may be deemed by the Company capable of being conveniently carried on in connection with the above objects or any of them or calculated to enhance the value of or render profitable any of the Company’s properties or rights.

And it is hereby declared that the word “company” in this clause, except where used in reference to this Company, shall be deemed to include any person, partnership or other body of persons whether incorporated or not incorporated and whether domiciled in the State or elsewhere and that the objects of the Company as specified in each of the foregoing paragraphs of this clause shall be separate and distinct objects and shall not be in anywise limited or restricted by reference to or inference from the terns of any other paragraph or the name of the Company.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s Shares.

5.	The authorised share capital of the Company is €40,000 and US$30,000 divided into 4,000,000 euro deferred shares of €0.01 each and 300,000,000 ordinary shares of US$0.0001 each.

6.

The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

7.	Capitalised terms that are not defined in this memorandum of association bear the same meaning as those given in the articles of association of the Company.

Cert. No. 399192

Companies Acts 1963 to 2009

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

Jazz Pharmaceuticals Public Limited Company

(Amended and restated by Special Resolution dated [—] 2011)

PRELIMINARY

1.	The regulations contained in Table A in the First Schedule to the 1963 Act shall not apply to the Company.

2.

2.1	In these Articles:

“1963 Act”	means the Companies Act 1963.

“1983 Act”	means the Companies (Amendment) Act 1983.

“1990 Act”	means the Companies Act 1990.

“Address”	includes, without limitation, any number or address used for the purposes of communication by way of electronic mail or other electronic communication.

“Adoption Date”	means the date of adoption of these Articles.

“Articles” or “Articles of Association”	means these articles of association of the Company, as amended from time to time by Special Resolution.

“Assistant Secretary”	means any person appointed by the Secretary from time to time to assist the Secretary.

“Auditors”	means the persons for the time being performing the duties of auditors of the Company.

“Board”	means the board of directors for the time being of the Company.

“clear days”	means, in relation to a period of notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“Companies Acts”	means the Companies Acts 1963-2009.

“Company”	means the above-named company.

“Court”	means the Irish High Court.

“Directors”	means the directors for the time being of the Company.

“dividend”	includes interim dividends and bonus dividends.

“electronic communication”	shall have the meaning given to those words in the Electronic Commerce Act 2000.

“electronic signature”	shall have the meaning given to those words in the Electronic Commerce Act 2000.

“Exchange”	means any securities exchange or other system on which the Shares of the Company may be listed or otherwise authorised for trading from time to time.

“Exchange Act”	means the Securities Exchange Act of 1934 of the United States of America.

“Member”	means a person who has agreed to become a Member of the Company and whose name is entered in the Register of Members as a registered holder of Shares.

“Memorandum”	means the memorandum of association of the Company as amended from time to time by Special Resolution.

“Merger”	means the merger of Jaguar Merger Sub Inc. with and into Jazz Pharmaceuticals, Inc. consummated immediately prior to the time that these Articles became effective and as a result of which Jazz Pharmaceuticals Inc. became the surviving entity and a wholly-owned subsidiary of the Company.

“month”	means a calendar month.

“Ordinary Resolution”	means an ordinary resolution of the Company’s Members within the meaning of section 141 of the 1963 Act.

“paid-up”	means paid-up as to the nominal value and any premium payable in respect of the issue of any Shares and includes credited as paid-up.

“Redeemable Shares”	means redeemable shares in accordance with section 206 of the 1990 Act.

“Register of Members” or “Register”	means the register of Members of the Company maintained by or on behalf of the Company, in accordance with the Companies Acts and includes (except where otherwise stated) any duplicate Register of Members.

“registered office”	means the registered office for the time being of the Company.

“Seal”	means the seal of the Company, if any, and includes every duplicate seal.

“Secretary”	means the person appointed by the Board to perform any or all of the duties of secretary of the Company and includes an Assistant Secretary and any person appointed by the Board to perform the duties of secretary of the Company.

“Share” and “Shares”	means a share or shares in the capital of the Company.

“Special Resolution”	means a special resolution of the Company’s Members within the meaning of section 141 of the 1963 Act.

2.2	In the Articles:

(a)	words importing the singular number include the plural number and vice-versa;

(b)	words importing the feminine gender include the masculine gender;

(c)	words importing persons include any company, partnership or other body of persons, whether corporate or not, any trust and any government, governmental body or agency or public authority, whether of Ireland or elsewhere;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including electronic communication;

(e)	references to a company include any body corporate or other legal entity, whether incorporated or established in Ireland or elsewhere;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

(g)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	reference to “officer” or “officers” in these Articles means any executive that has been designated by the Company as an “officer” and, for the avoidance of doubt, shall not have the meaning given to such term in the 1963 Act and any such officers shall not constitute officers of the Company within the meaning of Section 2(1) of the 1963 Act.

(i)	headings are inserted for reference only and shall be ignored in construing these Articles; and

(j)	references to US$, USD, $ or dollars shall mean United States dollars, the lawful currency of the United States of America and references to €, euro, or EUR shall mean the euro, the lawful currency of Ireland.

SHARE CAPITAL; ISSUE OF SHARES

3.	The authorised share capital of the Company is €40,000 and US$30,000 divided into 4,000,000 euro deferred shares of €0.01 each and 300,000,000 ordinary shares of US$0.0001 each.

4.	Subject to the provisions of these Articles relating to new Shares, the Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Companies Acts) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its Members, but so that no Share shall be issued at a discount save in accordance with sections 26(5) and 28 of the 1983 Act, and so that, in the case of Shares offered to the public for subscription, the amount payable on application on each Share shall not be less than one-quarter of the nominal amount of the Share and the whole of any premium thereon.

5.	Subject to any requirement to obtain the approval of Members under any laws, regulations or the rules of any Exchange, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for any number of Shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

6.

6.1

The Directors are, for the purposes of section 20 of the 1983 Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said section 20) up to the amount of Company’s authorised share capital as at the date of adoption of these Articles and to allot and issue any Shares purchased or redeemed by or on behalf of the Company pursuant to the provisions of Part XI of the 1990 Act and held as treasury shares and this authority shall expire five years from the date of adoption of these Articles.

6.2	The Directors are hereby empowered pursuant to sections 23 and 24(1) of the 1983 Act to allot equity securities within the meaning of the said section 23 for cash pursuant to the authority conferred by Article 6.1 as if section 23(1) of the said 1983 Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by Article 6.1 had not expired.

6.3	The Company may issue share warrants to bearer pursuant to section 88 of the 1963 Act.

7.	Without prejudice to any special rights previously conferred on the holders of any existing Shares or class of Shares, any Share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

8.	The Company may pay commission to any person in consideration of any person subscribing or agreeing to subscribe, whether absolutely or conditionally, for the shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and, subject to the provisions of the Companies Acts and to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also on any issue of Shares pay such brokerage as may be lawful.

ORDINARY SHARES

9.	The holder of an ordinary share shall be:

9.1	entitled to dividends on a pro rata basis in accordance with the relevant provisions of these Articles;

9.2	entitled to participate pro rata in the total assets of the Company in the event of the Company’s winding up; and

9.3	entitled, subject to the right of the Company to set record dates for the purpose of determining the identity of Members entitled to notice of and/or vote at a general meeting, to attend general meetings of the Company and shall be entitled to one vote for each Ordinary Share registered in her name in the Register of Members, both in accordance with the relevant provisions of these Articles.

10.	An ordinary share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company (including any agent or broker acting on behalf of the Company) and any third party pursuant to which the Company acquires or will acquire ordinary shares, or an interest in ordinary shares, from the relevant third party. In these circumstances, the acquisition of such shares by the Company shall constitute the redemption of a Redeemable Share in accordance with Part XI of the 1990 Act.

11.	All ordinary shares shall rank pari passu with each other in all respects.

THE MERGER

12.

Pursuant to the terms of the Merger, ordinary shares in the share capital of the Company equal in number to the number of shares of common stock of Jazz Pharmaceuticals Inc. held immediately prior to the Merger becoming effective (the “Effective Time”), will be allotted and issued by the Company to an exchange agent (the “Exchange Agent”) who shall hold such ordinary shares on trust for the holders of shares of common stock of Jazz Pharmaceuticals Inc. (the “Holders”) (the “Merger Consideration”). As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of common stock of Jazz Pharmaceuticals Inc. (the “Jazz Certificates”) and each holder of record of a non-certificated outstanding share of the common stock of Jazz Pharmaceuticals Inc. represented by book entry (“Jazz Book Entry Shares”), which at the Effective Time were converted into the right to receive the Merger Consideration: (i) a letter of transmittal (which shall specify that delivery shall be effected, and that risk of loss and title to the Jazz Certificates and Jazz Book Entry Shares shall pass, only upon delivery of the Jazz Certificates or Jazz Book Entry Shares (as applicable) to the Exchange Agent, and (ii) instructions for use in effecting the surrender of the Jazz Certificates and Jazz Book Entry Shares in exchange for ordinary shares in the Company. Upon surrender of Jazz Certificates and / or Jazz Book Entry Shares (as applicable) for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent (the “Exchange Agent Documents”), the holder of such Jazz Certificates or Jazz Book Entry Shares (as applicable) shall be entitled to receive in exchange therefor that number of ordinary shares in the Company (after taking into account all Jazz Certificates or Jazz Book Entry Shares (as applicable) surrendered by such holder) to which such holder is entitled (which may be in uncertificated form). In the event of a transfer of ownership of shares of Jazz Common Stock which is not registered in the transfer records of Jazz, the proper number of ordinary shares in the Company may be transferred to a person other than the person in whose name the Jazz Certificate or Jazz Book Entry Shares (as applicable) so surrendered is registered, if such Jazz Certificate or Jazz Book Entry Shares (as applicable) shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such transfer shall pay any transfer or other taxes required by reason of the issuance of ordinary shares in the Company to a person other than the registered holder of such Jazz Certificate or Jazz Book Entry Shares (as applicable) or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Insofar as such Exchange Agent Documents are not deposited with the Exchange Agent prior to the first anniversary of the date on which Effective Time occurred (the “First Anniversary”), the Exchange Agent shall sell all such shares on the market (with no obligation to obtain the best possible price) and shall transfer the proceeds of such sale to the Company which shall hold such proceeds in an account, which does not need to be interest bearing, in trust for those Holders who have not by the First Anniversary deposited the Exchange Agent Documents. If and when such Exchange Agent Documents are deposited with the Secretary of the Company following the First Anniversary, the Company shall arrange for a payment to be made to the relevant Holder equal to the number of ordinary shares in the share capital of the Company sold by the Exchange Agent representing the number of shares of common stock of Jazz Pharmaceuticals Inc. evidenced as being owned by him in the Exchange Agent Documents so deposited.

EURO DEFERRED SHARES

13.	The holders of the euro deferred shares shall not be entitled to receive any dividend or distribution and shall not be entitled to receive notice of, nor to attend, speak or vote at any general meeting of the Company. On a return of assets, whether on liquidation or otherwise, the euro deferred shares shall entitle the holder thereof only to the repayment of the amounts paid up on such shares after repayment of the capital paid up on the ordinary shares plus the payment of $5,000,000 on each of the ordinary shares and the holders of the euro deferred shares (as such) shall not be entitled to any further participation in the assets or profits of the Company.

14.	The special resolution passed on the Adoption Date adopting these Articles shall be deemed to confer irrevocable authority on the Company at any time after the Adoption Date:

14.1	to acquire all or any of the fully paid euro deferred shares otherwise than for valuable consideration in accordance with Section 41(2) of the 1983 Act and without obtaining the sanction of the holders thereof;

14.2	to appoint any person to execute on behalf of the holders of the euro deferred shares remaining in issue (if any) a transfer thereof and/or an agreement to transfer the same otherwise than for valuable consideration to the Company or to such other person as the Company may nominate;

14.3	to cancel any acquired euro deferred shares; and

14.4	pending such acquisition and/or transfer and/or cancellation to retain the certificate (if any) for such euro deferred shares.

15.	In accordance with Section 43(3) of the 1983 Act the Company shall, not later than three years after any acquisition by it of any euro deferred shares as aforesaid, cancel such shares (except those which, or any interest of the Company in which, it shall have previously disposed of) and reduce the amount of the share capital by the nominal value of the shares so cancelled and the Directors may take such steps as are requisite to enable the Company to carry out its obligations under that subsection without complying with Sections 72 and 73 of the 1963 Act including passing resolutions in accordance with Section 43(5) of the 1983 Act.

16.	Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the euro deferred shares nor the redemption thereof nor the cancellation thereof by the Company in accordance with this Article shall constitute a variation or abrogation of the rights or privileges attached to the euro deferred shares, and accordingly the euro deferred shares or any of them may be so acquired, redeemed and cancelled without any such consent or sanction on the part of the holders thereof. The rights conferred upon the holders of the euro deferred shares shall not be deemed to be varied or abrogated by the creation of further shares ranking in priority thereto or pari passu therewith.

ISSUE OF WARRANTS

17.	The Board may issue warrants to subscribe for any class of Shares or other securities of the Company on such terms as it may from time to time determine.

CERTIFICATES FOR SHARES

18.	Unless otherwise provided for by the Board or the rights attaching to or by the terms of issue of any particular Shares, or to the extent required by any Exchange, depository, or any operator of any clearance or settlement system, no person whose name is entered as a Member in the Register of Members shall be entitled to receive a share certificate for all Shares of each class held by her (nor on transferring a part of holding, to a certificate for the balance).

19.	Any share certificate, if issued, shall specify the number of Shares in respect of which it is issued and the amount paid thereon or the fact that they are fully paid, as the case may be, and may otherwise be in such form as shall be determined by the Board. Such certificates may be under Seal. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. The name and address of the person to whom the Shares represented thereby are issued, with the number of Shares and date of issue, shall be entered in the Register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of Shares shall have been surrendered and cancelled. The Board may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process. In respect of a Share or Shares held jointly by several persons, the Company shall not be bound to issue a certificate or certificates to each such person, and the issue and delivery of a certificate or certificates to one of several joint holders shall be sufficient delivery to all such holders.

20.	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating such evidence, as the Board may prescribe, and, in the case of defacement or wearing out, upon delivery of the old certificate.

REGISTER OF MEMBERS

21.	The Company shall maintain or cause to be maintained a Register of its Members in accordance with the Companies Acts.

22.	If the Board considers it necessary or appropriate, the Company may establish and maintain a duplicate Register or Registers of Members at such location or locations within or outside Ireland as the Board thinks fit. The original Register of Members shall be treated as the Register of Members for the purposes of these Articles and the Companies Acts.

23.	The Company, or any agent(s) appointed by it to maintain the duplicate Register of Members in accordance with these Articles, shall as soon as practicable and on a regular basis record or procure the recording in the original Register of Members all transfers of Shares effected on any duplicate Register of Members and shall at all times maintain the original Register of Members in such manner as to show at all times the Members for the time being and the Shares respectively held by them, in all respects in accordance with the Companies Acts.

24.	The Company shall not be bound to register more than four persons as joint holders of any Share. If any Share shall stand in the names of two or more persons, the person first named in the Register of Members shall be deemed the sole holder thereof as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company.

TRANSFER OF SHARES

25.	All transfers of Shares may be effected by an instrument of transfer in the usual common form or in such other form as the Board may approve. All instruments of transfer must be left at the registered office or at such other place as the Board may appoint and all such instruments of transfer shall be retained by the Company.

26.

26.1	The instrument of transfer shall be executed by or on behalf of the transferor. The instrument of transfer of any Share shall be in writing and shall be executed with a manual signature or facsimile signature (which may be machine imprinted or otherwise) by or on behalf of the transferor provided that in the case of execution by facsimile signature by or on behalf of a transferor, the Board shall have previously been provided with a list of specimen signatures of the authorised signatories of such transferor and the Board shall be reasonably satisfied that such facsimile signature corresponds to one of those specimen signatures. The instrument of transfer need not be signed by the transferee.

26.2	The instrument of transfer of any Share may be executed for and on behalf of the transferor by the Secretary or an Assistant Secretary, and the Secretary or Assistant Secretary shall be deemed to have been irrevocably appointed agent for the transferor of such Share or Shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such Share or Shares all such transfers of Shares held by the Members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of Shares agreed to be transferred, the date of the agreement to transfer Shares, shall, once executed by the transferor or the Secretary or Assistant Secretary as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of section 81 of the 1963 Act. The transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

26.3

The Company, at its absolute discretion and insofar as the Companies Acts or any other applicable law permits, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of Shares on behalf of the transferee of such Shares of the Company. If stamp duty resulting from the transfer of Shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those Shares and (iii) to claim a first and permanent lien on the Shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid.

26.4	Notwithstanding the provisions of these Articles and subject to any regulations made under section 239 of the 1990 Act, title to any Shares in the Company may also be evidenced and transferred without a written instrument in accordance with section 239 of the 1990 Act or any regulations made thereunder. The Directors shall have power to permit any class of Shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

27.	The Board may in its absolute discretion and without assigning any reason for its decision, decline to register any transfer of any Share which is not a fully paid Share. The Board may also, in its absolute discretion, and without assigning any reason, refuse to register a transfer of any Share unless:

27.1	the instrument of transfer is lodged with the Company accompanied by the certificate for the Shares (if any) to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

27.2	the instrument of transfer is in respect of only one class of Shares;

27.3	a registration statement under the Securities Act of 1933 of the United States of America is in effect with respect to such transfer or such transfer is exempt from registration and, if requested by the Board, a written opinion from counsel reasonably acceptable to the Board is obtained to the effect that such transfer is exempt from registration;

27.4	the instrument of transfer is properly stamped (in circumstances where stamping is required);

27.5	in the case of a transfer to joint holders, the number of joint holders to which the Share is to be transferred does not exceed four;

27.6	it is satisfied, acting reasonably, that all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Ireland or any other applicable jurisdiction required to be obtained under relevant law prior to such transfer have been obtained; and

27.7	it is satisfied, acting reasonably, that the transfer would not violate the terms of any agreement to which the Company (or any of its subsidiaries) and the transferor are party or subject.

28.	If the Board shall refuse to register a transfer of any Share, it shall, within two (2) months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

29.	The Company shall not be obligated to make any transfer to an infant or to a person in respect of whom an order has been made by a competent court or official on the grounds that she is or may be suffering from mental disorder or is otherwise incapable of managing her affairs or under other legal disability.

30.	Upon every transfer of Shares the certificate (if any) held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and subject to Article 18 a new certificate may be issued without charge to the transferee in respect of the Shares transferred to her, and if any of the Shares included in the certificate so given up shall be retained by the transferor, a new certificate in respect thereof may be issued to her without charge. The Company shall also retain the instrument(s) of transfer.

REDEMPTION AND REPURCHASE OF SHARES

31.	Subject to the provisions of Part XI of the 1990 Act and the other provisions of this Article 28, the Company may:

31.1	pursuant to section 207 of the 1990 Act, issue any Shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors;

31.2	redeem Shares of the Company on such terms as may be contained in, or be determined pursuant to the provisions of, these Articles. Subject as aforesaid, the Company may cancel any Shares so redeemed or may hold them as treasury shares and re-issue such treasury shares as Shares of any class or classes or cancel them;

31.3	subject to or in accordance with the provisions of the Companies Acts and without prejudice to any relevant special rights attached to any class of shares, pursuant to section 211 of the 1990 Act, purchase any of its own Shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between Members or Members of the same class) and may cancel any shares so purchased or hold them as treasury (as defined by section 209 of the 1990 Act) and may reissue any such shares as shares of any class or classes or cancel them; or

31.4	pursuant to section 210 of the 1990 Act, convert any of its Shares into Redeemable Shares provided that the total number of Shares which shall be redeemable pursuant to this authority shall not exceed the limit in section 210(4) of the 1990 Act.

32.	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Companies Acts.

33.	The holder of the Shares being purchased shall be bound to deliver up to the Company at its registered office or such other place as the Board shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to her the purchase or redemption monies or consideration in respect thereof.

VARIATION OF RIGHTS OF SHARES

34.	If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied or abrogated with the consent in writing of the holders of three-quarters of all the votes of the issued Shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class.

35.	The provisions of these Articles relating to general meetings of the Company shall apply mutatis mutandis to every such general meeting of the holders of one class of Shares except that the necessary quorum shall be one or more persons holding or representing by proxy at least one-half of the issued Shares of the class.

36.	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by (i) the creation or issue of further Shares ranking pari passu therewith; (ii) a purchase or redemption by the Company of its own Shares; or (iii) the creation or issue for value (as determined by the Board) of further Shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them.

LIEN ON SHARES

37.	The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that Share. The Directors, at any time, may declare any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a Share shall extend to all monies payable in respect of it.

38.	The Company may sell in such manner as the Directors determine any Share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice demanding payment, and stating that if the notice is not complied with the Share may be sold, has been given to the holder of the Share or to the person entitled to it by reason of the death or bankruptcy of the holder.

39.	To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the Share sold to, or in accordance with the directions of, the transferee. The transferee shall be entered in the Register as the holder of the Share comprised in any such transfer and she shall not be bound to see to the application of the purchase monies nor shall her title to the Share be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

40.	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the Shares sold and subject to a like lien for any monies not presently payable as existed upon the Shares before the sale) shall be paid to the person entitled to the Shares at the date of the sale.

41.	Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any Shares registered in the Register as held either jointly or solely by any Members or in respect of any dividends, bonuses or other monies due or payable or accruing due or which may become due or payable to such Member by the Company on or in respect of any Shares registered as mentioned above or for or on account or in respect of any Member and whether in consequence of:

41.1	the death of such Member;

41.2	the non-payment of any income tax or other tax by such Member;

41.3	the non-payment of any estate, probate, succession, death, stamp or other duty by the executor or administrator of such Member or by or out of her estate; or

41.4	any other act or thing;

in every such case (except to the extent that the rights conferred upon holders of any class of Shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

41.5	the Company shall be fully indemnified by such Member or her executor or administrator from all liability;

41.6	the Company shall have a lien upon all dividends and other monies payable in respect of the Shares registered in the Register as held either jointly or solely by such Member for all monies paid or payable by the Company as referred to above in respect of such Shares or in respect of any dividends or other monies thereon or for or on account or in respect of such Member under or in consequence of any such law, together with interest at the rate of 15% per annum (or such other rate as the Board may determine) thereon from the date of payment to date of repayment, and the Company may deduct or set off against such dividends or other monies so payable any monies paid or payable by the Company as referred to above together with interest at the same rate;

41.7	the Company may recover as a debt due from such Member or her executor or administrator (wherever constituted) any monies paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period referred to above in excess of any dividends or other monies then due or payable by the Company; and

41.8	the Company may if any such money is paid or payable by it under any such law as referred to above refuse to register a transfer of any Shares by any such Member or her executor or administrator until such money and interest is set off or deducted as referred to above or in the case that it exceeds the amount of any such dividends or other monies then due or payable by the Company, until such excess is paid to the Company.

Subject to the rights conferred upon the holders of any class of Shares, nothing in this Article 41 will prejudice or affect any right or remedy which any law may confer or purport to confer on the Company. As between the Company and every such Member as referred to above (and, her executor, administrator and estate, wherever constituted), any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

CALLS ON SHARES

42.	Subject to the terms of allotment, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares and each Member (subject to receiving at least fourteen clear days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on her Shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part.

43.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

44.	A person on whom a call is made shall (in addition to a transferee) remain liable notwithstanding the subsequent transfer of the Share in respect of which the call is made.

45.	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

46.	If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the Share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Companies Acts) but the Directors may waive payment of the interest wholly or in part.

47.	An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of nominal value by way of premium, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

48.	Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares for a difference between the holders in the amounts and times of payment of calls on their Shares.

49.	The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the monies uncalled and unpaid upon any Shares held by her, and upon all or any of the monies so advanced may pay (until the same would, but for such advance, become payable) interest at such rate as may be agreed upon between the Directors and the Member paying such sum in advance.

FORFEITURE

50.	If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter during such times as any part of the call or instalment remains unpaid, may serve a notice on her requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

51.	The notice shall state a further day (not earlier than the expiration of fourteen clear days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable to be forfeited.

52.	If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any Shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Shares and not paid before forfeiture. The Directors may accept a surrender of any Share liable to be forfeited hereunder.

53.	On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the Member sued is entered in the Register as the holder, or one of the holders, of the Shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the Member sued, in pursuance of these Articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

54.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Share to that person. The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and thereupon she shall be registered as the holder of the Share and shall not be bound to see to the application of the purchase money, if any, nor shall her title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

55.	A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but nevertheless shall remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by her to the Company in respect of the Shares, without any deduction or allowance for the value of the Shares at the time of forfeiture but her liability shall cease if and when the Company shall have received payment in full of all such monies in respect of the Shares.

56.	A statutory declaration or affidavit that the declarant is a Director or the Secretary of the Company, and that a Share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share.

57.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the nominal value of the Share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

58.	The Directors may accept the surrender of any Share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered Share shall be treated as if it has been forfeited.

NON-RECOGNITION OF TRUSTS

59.

The Company shall not be obligated to recognise any person as holding any Share upon any trust (except as is otherwise provided in these Articles or to the extent required by law) and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any Share, or any interest in any fractional part of a Share, or

(except only as is otherwise provided by these Articles or the Companies Acts) any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder. This shall not preclude the Company from requiring the Members or a transferee of Shares to furnish to the Company with information as to the beneficial ownership of any Share when such information is reasonably required by the Company.

TRANSMISSION OF SHARES

60.	In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where she was a sole holder, shall be the only persons recognised by the Company as having any title to her interest in the Shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any Shares which had been held by her solely or jointly with other persons.

61.	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Board and subject as hereinafter provided, elect either to be registered herself as holder of the Share or to make such transfer of the Share to such other person nominated by her and to have such person registered as the transferee thereof, but the Board shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before her death or bankruptcy as the case may be.

62.	If the person so becoming entitled shall elect to be registered herself as holder, she shall deliver or send to the Company a notice in writing signed by her stating that she so elects.

63.	Subject to Article 62, a person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which she would be entitled if she were the registered holder of the Share, except that she shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by Membership in relation to meetings of the Company provided however that the Board may at any time give notice requiring any such person to elect either to be registered herself or to transfer the Share and if the notice is not complied with within ninety days the Board may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

64.	The Board may at any time give notice requiring a person entitled by transmission to a Share to elect either to be registered herself or to transfer the Share and if the notice is not complied with within 60 days the Board may withhold payment of all dividends and other monies payable in respect of the Share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION; CHANGE OF LOCATION OF REGISTERED OFFICE; AND ALTERATION OF CAPITAL

65.	The Company may by Ordinary Resolution:

65.1	divide its share capital into several classes and attach to them respectively any preferential, deferred, qualified or special rights, privileges or conditions;

65.2	increase the authorised share capital by such sum to be divided into Shares of such nominal value, as such Ordinary Resolution shall prescribe;

65.3	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

65.4	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller nominal value than is fixed by the Memorandum subject to section 68(1)(d) of the 1963 Act, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived;

65.5	cancel any Shares that at the date of the passing of the relevant Ordinary Resolution have not been taken or agreed to be taken by any person; and

65.6	subject to applicable law, change the currency denomination of its share capital.

66.	Subject to the provisions of the Companies Acts, the Company may:

66.1	by Special Resolution change its name, alter or add to the Memorandum with respect to any objects, powers or other matters specified therein or alter or add to these Articles;

66.2	by Special Resolution reduce its issued share capital and any capital redemption reserve fund or any share premium account. In relation to such reductions, the Company may by Special Resolution determine the terms upon which the reduction is to be effected, including in the case of a reduction of part only of any class of Shares, those Shares to be affected; and

66.3	by resolution of the Directors change the location of its registered office.

67.	Whenever as a result of an alteration or reorganisation of the share capital of the Company any Members would become entitled to fractions of a Share, the Directors may, on behalf of those Members, sell the Shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those Members, and the Directors may authorise any person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall her title to the Shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

68.	For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Board may provide, subject to the requirements of section 121 of the 1963 Act, that the Register of Members shall be closed for transfers at such times and for such periods, not exceeding in the whole 30 days in each year. If the Register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such Register of Members shall be so closed for at least five (5) days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

69.	In lieu of, or apart from, closing the Register of Members, the Board may fix in advance a date as the record date (a) for any such determination of Members entitled to notice of or to vote at a meeting of the Members, which record date shall not be more than ninety (90) days nor less than ten (10) days before the date of such meeting, and (b) for the purpose of determining the Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, which record date shall not be more than ninety (90) days prior to the date of payment of such dividend or the taking of any action to which such determination of Members is relevant. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors.

70.

If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date immediately preceding the date on which notice of the meeting is deemed given under these Articles or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in these Articles, such determination shall apply to any adjournment thereof; provided, however, that the Directors may fix a new record date of the adjourned meeting, if they think fit.

GENERAL MEETINGS

71.	The Board shall convene and the Company shall hold annual general meetings in accordance with the requirements of the Companies Acts.

72.	The Board may, whenever it thinks fit, and shall, on the requisition in writing of Members holding such number of Shares as is prescribed by, and made in accordance with, section 132 of the 1963 Act, convene a general meeting in the manner required by the Companies Acts. All general meetings other than annual general meetings shall be called extraordinary general meetings.

73.	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. Subject to section 140 of the 1963 Act, all general meetings may be held outside of Ireland.

74.	Each general meeting shall be held at such time and place as specified in the notice of meeting.

75.	The Board may, in its absolute discretion, authorise the Secretary to postpone any general meeting called in accordance with the provisions of these articles (other than a meeting requisitioned under Article 72 of these Articles or the postponement of which would be contrary to the Companies Acts, law or a court order pursuant to the Companies Acts) if the Board considers that, for any reason, it is impractical or unreasonable to hold the general meeting, provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these articles.

NOTICE OF GENERAL MEETINGS

76.	Subject to the provisions of the Companies Acts allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a Special Resolution, shall be called by at least twenty-one (21) clear days’ notice and all other extraordinary general meetings shall be called by at least fourteen (14) clear days’ notice. Such notice shall state the date, time, place of the meeting and, in the case of an extraordinary general meeting, the general nature of the business to be considered. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify such other details as are required by applicable law or the relevant code, rules and regulations applicable to the listing of the Shares on the Exchange.

77.	A general meeting of the Company shall, whether or not the notice specified in this article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if applicable law so permits and it is so agreed by the Auditors and by all the Members entitled to attend and vote thereat or by their proxies.

78.	The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the resolution as a Special Resolution. Notice of every general meeting shall be given in any manner permitted by these Articles to all Members other than such as, under the provisions hereof or the terms of issue of the Shares they hold, those who are not entitled to receive such notice from the Company.

79.	There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a Member entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of her and that a proxy need not be a Member of the Company.

80.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

81.	In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting. A Member present, either in person or by proxy, at any general meeting of the Company or of the holders of any class of Shares in the Company, will be deemed to have received notice of that meeting and, where required, of the purpose for which it was called.

PROCEEDINGS AT GENERAL MEETINGS

82.	All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and Auditors, the election of Directors, the re-appointment of the retiring Auditors and the fixing of the remuneration of the Auditors.

83.	No business shall be transacted at any general meeting unless a quorum is present. One or more Members present in person or by proxy holding not less than a majority of the issued and outstanding ordinary shares of the Company entitled to vote at the meeting in question shall be a quorum.

84.	If within one hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other time or such other place as the Board may determine and if at the adjourned meeting a quorum is not present within one hour from the time appointed for the meeting the Members present shall be a quorum.

85.	If the Board wishes to make this facility available to Members for a specific or all general meetings of the Company, a Member may participate in any general meeting of the Company, by means of a telephone, video, electronic or similar communication equipment by way of which all persons participating in such meeting can communicate with each other simultaneously and instantaneously and such participation shall be deemed to constitute presence in person at the meeting.

86.	Each Director and the Auditors shall be entitled to attend and speak at any general meeting of the Company.

87.	The Chairman, if any, of the Board shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if she shall not be present within one hour after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting or if all of the Directors present decline to take the chair, then the Members present shall choose one of their own number to be Chairman of the meeting.

88.	The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished, or which might have be transacted, at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

89.

89.1	Subject to the Companies Acts, a resolution may only be put to a vote at a general meeting of the Company or of any class of Members if:

(a)	it is proposed by or at the direction of the Board; or

(b)	it is proposed at the direction of the Court; or

(c)	it is proposed on the requisition in writing of such number of Members as is prescribed by, and is made in accordance with, section 132 of the 1963 Act;

(d)	it is proposed pursuant to, and in accordance with the procedures and requirements of, Articles 97 or 98; or

(e)	the Chairman of the meeting in her absolute discretion decides that the resolution may properly be regarded as within the scope of the meeting.

89.2	No amendment may be made to a resolution, at or before the time when it is put to a vote, unless the Chairman of the meeting in her absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.

89.3	If the Chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order (as the case may be), the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in her ruling. Any ruling by the Chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive.

90.	Except where a greater majority is required by the Companies Acts or these Articles, any question proposed for a decision of the Members at any general meeting of the Company or a decision of any class of Members at a separate meeting of any class of Shares shall be decided by an Ordinary Resolution.

91.	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. The Board or the Chairman may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted.

92.	A poll demanded on the election of the Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time, not being more than ten days from the date of the meeting or adjourned meeting at which the vote was taken, as the Chairman of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.

93.	No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. On a poll a Member entitled to more than one vote need not use all her votes or cast all the votes she uses in the same way.

94.	If authorised by the Board, any vote taken by written ballot may be satisfied by a ballot submitted by electronic or telephonic transmission, provided that any such electronic or telephonic submission must either set forth or be submitted with information from which it can be determined that the electronic submission has been authorised by the Member or proxy.

95.	The Board may, and at any general meeting, the chairman of such meeting may make such arrangement and impose any requirement or restriction it or she considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with such arrangements, requirements or restrictions.

96.

Subject to section 141 of the 1963 Act, a resolution in writing signed by all of the Members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held, and may consist of several documents in like form each signed by one or more persons, and if described as a special resolution shall be deemed to be a special resolution within the meaning of the 1963 Act. Any such resolution shall be served on the Company.

NOMINATIONS OF DIRECTORS

97.	Nominations of persons for election to the Board (other than Directors to be nominated by any series of preferred shares, voting separately as a class) at a general meeting may only be made (a) pursuant to the Company’s notice of meeting pursuant to Article 71 at the recommendation of the Board, (b) by or at the direction of the Board or any authorised committee thereof or (c) by any Member who (i) complies with the notice procedures set forth in Articles 98 or 99, as applicable, (ii) was a Member at the time such notice is delivered to the Secretary and on the record date for the determination of Members entitled to vote at such general meeting and (iii) is present at the relevant general meeting, either in person or by proxy, to present her nomination, provided, however, that Members shall only be entitled to nominate persons for election to the Board at annual general meetings or at general meetings called specifically for the purpose of electing Directors.

98.

For nominations of persons for election to the Board (other than Directors to be nominated by any series of preferred shares, voting separately as a class) to be properly brought before an annual general meeting by a Member, such annual general meeting must have been called for the purpose of, among other things, electing directors and such Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice shall be delivered to the Secretary at the registered office of the Company, or such other address as the Secretary may designate, not less than 90 days nor more than 150 days prior to the first anniversary of the date the Company’s proxy statement was first released to Members in connection with the prior year’s annual general meeting; provided, however, that in the event the date of the annual general meeting is changed by more than 30 days from the first anniversary date of the prior year’s annual general meeting, notice by the Member of Shares to be timely must be so delivered not earlier than the 150th day prior to such annual general meeting and not later than the later of the 90th day prior to such annual general meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such Member’s notice shall set forth (a) as to each person whom the Member proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor provisions thereto, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director of the Company if elected and (b) as to the Member giving the notice (i) the name and address of such Member, as they appear on the Register of Members, (ii) the class and number of Shares that are owned beneficially and/or of record by such Member, (iii) a representation that the Member is a registered holder of Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination and (iv) a statement as to whether the Member intends or is part of a group that intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding share capital required to approve or elect the nominee and/or (y) otherwise to solicit proxies from Members in support of such nomination. The Board may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company, including such evidence satisfactory to the Board that such nominee has no interests that would limit such nominee’s ability to fulfil her duties as a Director.

99.

For nominations of persons for election to the Board (other than directors to be nominated by any series of preferred shares, voting separately as a class) to be properly brought before a general meeting called for the purpose of the election of directors, other than an annual general meeting by a Member, such Member must have given timely notice thereof in writing to the Secretary. To be timely, a Member’s notice shall be delivered to the Secretary at the registered office of the Company or such other address as the Secretary may designate, not earlier than the 150th day prior to such general meeting and not later of the 90th day prior to such general meeting or the 10th day following the day on which public announcement is first made of the date of the general meeting and of the nominees proposed by the Board to be elected at such meeting. Such Member’s notice shall set forth the same information as is required by provisions (a) and (b) of Article 98.

100.	Unless otherwise provided by the terms of any series of preferred shares or any agreement among Members or other agreement approved by the Board, only persons who are nominated in accordance with the procedures set forth in Articles 98 and 99 shall be eligible to serve as Directors of the Company. If the Chairman of a general meeting determines that a proposed nomination was not made in compliance with Articles 98 and 99, she shall declare to the meeting that nomination is defective and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of these Articles, if the Member (or a qualified representative of the Member) does not appear at the general meeting to present her nomination, such nomination shall be disregarded.

VOTES OF MEMBERS

101.	Subject to any rights or restrictions for the time being attached to any class or classes of Shares, every Member of record present in person or by proxy shall have one vote for each Share registered in her name in the Register of Members.

102.	In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

103.	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by her committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

104.	No Member shall be entitled to vote at any general meeting unless she is registered as a Member on the record date for such meeting.

105.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

106.	Votes may be given either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting and may appoint a proxy to vote both in favour of and against the same resolution in such proportion as specified in the instrument appointing the proxy.

PROXIES AND CORPORATE REPRESENTATIVES

107.

107.1	Every Member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on her behalf and may appoint more than one proxy to attend, speak and vote a the same meeting. The appointment of a proxy or corporate representative shall be in such form and may be accepted by the Company at such place and at such time as the Board or the Secretary shall from time to time determine, subject to applicable requirements of the United States Securities and Exchange Commission and the Exchange on which the Shares are listed. No such instrument appointing a proxy or corporate representative shall be voted or acted upon after 2 years from its date.

107.2	Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Member as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Member.

108.	Any body corporate which is a Member of the Company may authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which she represents as that body corporate could exercise if it were an individual Member of the Company. The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

109.	An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

110.	Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a Member from attending and voting at the meeting or at any adjournment thereof which attendance and voting will automatically cancel any proxy previously submitted.

111.	An appointment proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

112.

112.1	A vote given in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the Share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no direction in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the Office, at least one hour before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts; PROVIDED, HOWEVER, that where such direction is given in electronic form it shall have been received by the Company at least 24 hours (or such lesser time as the Directors may specify) before the commencement of the meeting.

112.2	The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the Members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

DIRECTORS

113.	The Board may determine the size of the Board from time to time at its absolute discretion.

114.

The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the

Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Board from time to time, or a combination partly of one such method and partly the other.

115.	The Board may approve additional remuneration to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than her ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to her remuneration as a Director.

DIRECTORS’ AND OFFICERS’ INTERESTS

116.	A Director or an officer of the Company who is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company shall, in accordance with section 194 of the 1963 Act, declare the nature of her interest at the first opportunity either (a) at a meeting of the Board at which the question of entering into the contract, transaction or arrangement is first taken into consideration, if the Director or officer of the Company knows this interest then exists, or in any other case, at the first meeting of the Board after learning that she is or has become so interested or (b) by providing a general notice to the Directors declaring that she is a director or an officer of, or has an interest in, a person and is to be regarded as interested in any transaction or arrangement made with that person, and after giving such general notice it shall not be necessary to give special notice relating to any particular transaction.

117.	A Director may hold any other office or place of profit under the Company (other than the office of its Auditors) in conjunction with her office of Director for such period and on such terms as to remuneration and otherwise as the Board may determine.

118.	A Director may act by herself or her firm in a professional capacity for the Company (other than as its Auditors) and she or her firm shall be entitled to remuneration for professional services as if she were not a Director.

119.	A Director may be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or Member of any other company or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by her as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or Member of such other company; provided that she has declared the nature of her position with, or interest in, such company to the Board in accordance with Article 116.

120.	No person shall be disqualified from the office of Director or from being an officer of the Company or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or officer of the Company shall be in any way interested be or be liable to be avoided, nor shall any Director or officer of the Company so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director or officer of the Company holding office or of the fiduciary relation thereby established; provided that:

120.1	he has declared the nature of her interest in such contract or transaction to the Board in accordance with Article 116; and

120.2	the contract or transaction is approved by a majority of the disinterested Directors, notwithstanding the fact that the disinterested Directors may represent less than a quorum.

121.

A Director may be counted in determining the presence of a quorum at a meeting of the Board which authorises or approves the contract, transaction or arrangement in which she is interested and she shall be at liberty to vote in respect of any contract, transaction or arrangement in which she is interested, provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by her in accordance with Article 116, at or prior to its consideration and any vote thereon.

122.	For the purposes of Article 116:-

122.1	a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified;

122.2	an interest of which a Director has no knowledge and of which it is unreasonable to expect her to have knowledge shall not be treated as an interest of her; and

122.3	a copy of every declaration made and notice given under Article 116 shall be entered within three days after the making or giving thereof in a book kept for this purpose. Such book shall be open for inspection without charge by any Director, Secretary, the Auditors or Member of the Company at the Registered Office and shall be produced at every general meeting of the Company and at any meeting of the Directors if any Director so requests in sufficient time to enable the book to be available at the meeting.

POWERS AND DUTIES OF DIRECTORS

123.	The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Companies Acts or by these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these Articles and to the provisions of the Companies Acts. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

124.	The Board shall have the power to appoint and remove executives in such terms as the Board sees fit and to give such titles and responsibilities to those executives as it sees fit.

125.	The Company may exercise the powers conferred by Section 41 of the 1963 Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

126.	Subject as otherwise provided with these Articles, the Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as directors or officers of such other company or providing for the payment of remuneration or pensions to the directors or officers of such other company.

127.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

128.	The Directors may from time to time authorise such person or persons as they see fit to perform all acts, including without prejudice to the foregoing, to effect a transfer of any shares, bonds, or other evidences of indebtedness or obligations, subscription rights, warrants, and other securities in another body corporate in which the Company holds an interest and to issue the necessary powers of attorney for the same; and each such person is authorised on behalf of the Company to vote such securities, to appoint proxies with respect thereto, and to execute consents, waivers and releases with respect thereto, or to cause any such action to be taken.

129.	The Board may exercise all powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds or such other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

130.	The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding Company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well being of the Company or of any such other company as aforesaid or its Members, and payments for or towards the issuance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by her under this article, subject only, where the Companies Acts require, to disclosure to the Members and the approval of the Company in general meeting.

131.	The Board may from time to time provide for the management of the affairs of the Company in such manner as it shall think fit and the specific delegation provisions contained in the articles shall not limit the general powers conferred by these articles.

MINUTES

132.	The Board shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Board, all resolutions and proceedings at meetings of the Company or the holders of any class of Shares, of the Directors and of committees of Directors, including the names of the Directors present at each meeting.

DELEGATION OF THE BOARD’S POWERS

133.	The Board may delegate any of its powers (with power to sub-delegate) to any committee consisting of one or more Directors. The Board may also delegate to any Director such of its powers as it considers desirable to be exercised by her. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of the Board shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

134.	The Board may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Board may determine, provided that the delegation is not to the exclusion of its own powers and may be revoked by the Board at any time.

135.	The Board may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Board may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in her.

EXECUTIVE OFFICERS

136.	The Company shall have a chairman, who shall be a Director and shall be elected by the Board. In addition to the chairman, the Directors and the Secretary, the Company may have such officers as the Board may from time to time determine.

PROCEEDINGS OF DIRECTORS

137.	Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings and procedures as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum. Each Director shall have one vote.

138.	Regular meetings of the Board may be held at such times and places as may be provided for in resolutions adopted by the Board. No additional notice of a regularly scheduled meeting of the Board shall be required.

139.	A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least 24 hours’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held and provided further if notice is given in person, by telephone, cable, telex, telecopy or email the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The accidental omission to give notice of a meeting of the Directors to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

140.	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed shall be a majority of the Directors in office.

141.	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

142.	The Directors may elect a Chairman of their Board and determine the period for which she is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five (5) minutes after the time appointed for holding the same, the Directors present may choose one of their number to be a Chairman of the meeting.

143.	All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

144.	Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the Chairman is at the start of the meeting.

145.	A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

RESIGNATION AND DISQUALIFICATION OF DIRECTORS

146.	The office of a Director shall be vacated:

146.1	if she resigns her office, on the date on which notice of her resignation is delivered to the Registered Office or tendered at a meeting of the Board or on such later date as may be specified in such notice; or

146.2	on her being prohibited by law from being a Director; or

146.3	on her ceasing to be a Director by virtue of any provision of the Companies Acts.

147.	The Company may, by Ordinary Resolution, of which extended notice has been given in accordance with section 142 of the 1963 Act, remove any Director before the expiration of her period of office notwithstanding anything in these articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between her and the Company.

APPOINTMENT OF DIRECTORS

148.	The Directors shall be divided into three classes, designated Class I, Class II and Class III. The initial division of the Board into classes shall be made by the decision of the affirmative vote of a majority of the Directors in office and each class need not be of equal size or number. The term of the initial Class I directors shall terminate on the date of the 2012 annual general meeting; the term of the initial Class II directors shall terminate on the date of the 2013 annual general meeting; and the term of the initial Class III directors shall terminate on the date of the 2014 annual general meeting. At each annual general meeting of Members beginning in 2012, successors to the class of directors whose term expires at that annual general meeting shall be elected for a three-year term. Save as otherwise permitted in these Articles, Directors will be elected by way of Ordinary Resolution of the Company in general meeting. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible or as the Chairman of the Board may otherwise direct. In no case will a decrease in the number of Directors shorten the term of any incumbent Director. A Director shall hold office until the annual general meeting for the year in which her or his term expires and until her or his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board, including a vacancy that results from an increase in the number of directors or from the death, resignation, retirement, disqualification or removal of a Director, shall be deemed a casual vacancy. Subject to the terms of any one or more classes or series of preferred shares, any casual vacancy shall only be filled by decision of a majority of the Board then in office, provided that a quorum is present. Any Director of any class elected to fill a vacancy resulting from an increase in the number of Directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall have the same remaining term as that of her or his predecessor. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

149.	During any vacancy in the Board, the remaining Directors shall have full power to act as the Board. If, at any general meeting of the Company, the number of Directors is reduced below the minimum prescribed by the Board in accordance with Article 113 due to the failure of any persons nominated to be Directors to be elected, then in those circumstances, the nominee or nominees who receive the highest number of votes in favour of election shall be elected in order to maintain the prescribed minimum number of Directors and each such Director shall remain a Director (subject to the provisions of the Companies Acts and these articles) only until the conclusion of the next annual general meeting of the Company unless such Director is elected by the Members during such meeting.

150.	The Company may by Ordinary Resolution appoint any person to be a Director.

151.	Alternate Directors:

151.1	Any Director may appoint by writing under her hand any person (including another Director) to be her alternate provided always that no such appointment of a person other than a Director as an alternate shall be operative unless and until such appointment shall have been approved by resolution of the Directors.

151.2	An alternate Director shall be entitled, subject to her giving to the Company an address, to receive notices of all meetings of the Directors and of all meetings of committees of Directors of which her appointor is a member, to attend and vote at any such meeting at which the Director appointing her is not personally present and in the absence of her appointor to exercise all the powers, rights, duties and authorities of her appointor as a Director (other than the right to appoint an alternate hereunder).

151.3	Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for her own acts and defaults and she shall not be deemed to be the agent of the Director appointing her. The remuneration of any such alternate Director shall be payable out of the remuneration paid to the Director appointing her and shall consist of such portion of the last mentioned remuneration as shall be agreed between the alternate and the Director appointing her.

151.4	A Director may revoke at any time the appointment of any alternate appointed by her. If a Director shall die or cease to hold the office of Director the appointment of her alternate shall thereupon cease and determine but if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which she retires, any appointment of an alternate Director made by her which was in force immediately prior to her retirement shall continue after her re-appointment.

151.5	Any appointment or revocation pursuant to this Article 151 may be sent by delivery, post, cable, telegram, telex, telefax, electronic mail or any other means of communication approved by the Directors and may bear a printed or facsimile signature of the Director making such appointment or revocation or in any other manner approved by the Directors.

SECRETARY

152.	The Secretary shall be appointed by the Board at such remuneration (if any) and on such terms as it may think fit and any Secretary so appointed may be removed by the Board.

153.	The duties of the Secretary shall be those prescribed by the Companies Acts, together with such other duties as shall from time to time be prescribed by the Board, and in any case, shall include the making and keeping of records of the votes, doings and proceedings of all meetings of the Members and the Board of the Company, and committees, and the authentication of records of the Company.

154.	A provision of the Companies Acts or these articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

SEAL

155.	The Company may, if the Board so determines, have a Seal (including any official seals kept pursuant to the Companies Acts) which shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that regard and every instrument to which the Seal has been affixed shall be signed by any person who shall be either a Director or the Secretary or Assistant Secretary or some other person authorised by the Board, either generally or specifically, for the purpose.

156.	The Company may have for use in any place or places outside Ireland, a duplicate Seal or Seals each of which shall be a duplicate of the Seal of the Company except, in the case of a Seal for use in sealing documents creating or evidencing securities issued by the Company, for the addition on its face of the word “Securities” and if the Board so determines, with the addition on its face of the name of every place where it is to be used.

DIVIDENDS, DISTRIBUTIONS AND RESERVES

157.	The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.

158.	Subject to the Companies Acts, the Board may from time to time declare dividends (including interim dividends) and distributions on Shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefore and in any currency chosen at its discretion.

159.	The Board may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

160.	No dividend, interim dividend or distribution shall be paid otherwise than in accordance with the provisions of Part IV of the 1983 Act.

161.	Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of Shares they shall be declared and paid according to the amounts paid or credited as paid on the Shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles.

162.	The Directors may deduct from any dividend payable to any Member all sums of money (if any) immediately payable by her to the Company in relation to the Shares of the Company.

163.	The Board or any general meeting declaring a dividend (upon the recommendation of the Board), may direct that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up Shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Board.

164.	Any dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by cheque or warrant sent through the post, or sent by any electronic or other means of payment, directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant, electronic or other payment shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any Member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.

165.	No dividend or distribution shall bear interest against the Company.

166.	If the Directors so resolve, any dividend which has remained unclaimed for six years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other monies payable in respect of a Share into a separate account shall not constitute the Company a trustee in respect thereof.

CAPITALISATION

167.	Without prejudice to any powers conferred on the Directors as aforesaid, and subject to the Directors’ authority to issue and allot Shares under Articles 6 and 7, the Directors may:

167.1	resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

167.2	appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of Shares held by them respectively and apply that sum on their behalf in or towards paying up in full unissued Shares or debentures of a nominal amount equal to that sum, and allot the Shares or debentures, credited as fully paid, to the Members (or as the Board of may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits that are not available for distribution may, for the purposes of this Article 167, only be applied in paying up unissued Shares to be allotted to Members credited as fully paid;

167.3	make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where Shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit;

167.4	authorise a person to enter (on behalf of all the Members concerned) into an agreement with the Company providing for the allotment to the Members respectively, credited as fully paid, of Shares or debentures to which they may be entitled on the capitalisation and any such agreement made under this authority being effective and binding on all those Members; and

167.5	generally do all acts and things required to give effect to the resolution.

ACCOUNTS

168.	The Directors shall cause to be kept proper books of account, whether in the form of documents, electronic form or otherwise, that:

168.1	correctly record and explain the transactions of the Company;

168.2	will at any time enable the financial position of the Company to be determined with reasonable accuracy;

168.3	will enable the Directors to ensure that any balance sheet, profit and loss account or income and expenditure account of the Company complies with the requirements of the Companies Acts;

168.4	will record all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company; and

168.5	will enable the accounts of the Company to be readily and properly audited.

169.	Books of account shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its Members or persons nominated by any Member. The Company may meet, but shall be under no obligation to meet, any request from any of its Members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its Members.

170.	The books of account shall be kept at the registered office of the Company or, subject to the provisions of the Companies Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.

171.	Proper books shall not be deemed to be kept as required by Articles 168 to 170, if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

172.	In accordance with the provisions of the Companies Acts, the Board may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

173.	A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than twenty-one clear days before the date of the annual general meeting, to every person entitled under the provisions of the Companies Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the Address of the recipient notified to the Company by the recipient for such purposes.

AUDIT

174.	Auditors shall be appointed and their duties regulated in accordance with Sections 160 to 163 of the 1963 Act or any statutory amendment thereof, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

NOTICES

175.	Any notice to be given, served, sent or delivered pursuant to these articles shall be in writing (whether in electronic form or otherwise).

175.1	A notice or document to be given, served, sent or delivered in pursuance of these articles may be given to, served on or delivered to any Member by the Company:

(a)	by handing same to her or her authorised agent;

(b)	by leaving the same at her registered address;

(c)	by sending the same by the post in a pre-paid cover addressed to her at her registered address; or

(d)	by sending, with the consent of the Member to the extent required by law, the same by means of electronic mail or other means of electronic communication approved by the Directors, to the Address of the Member notified to the Company by the Member for such purpose (or if not so notified, then to the Address of the Member last known to the Company).

175.2	For the purposes of these Articles and the Companies Act, a document shall be deemed to have been sent to a Member if a notice is given, served, sent or delivered to the Member and the notice specifies the website or hotlink or other electronic link at or through which the Member may obtain a copy of the relevant document.

175.3	Where a notice or document is given, served or delivered pursuant to sub-paragraph 175.1(a) or 175.1(b) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the Member or her authorised agent, or left at her registered address (as the case may be).

175.4	Where a notice or document is given, served or delivered pursuant to sub-paragraph 175.1(c) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

175.5	Where a notice or document is given, served or delivered pursuant to sub-paragraph 175.1(d) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of 48 hours after despatch.

175.6	Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a Member shall be bound by a notice given as aforesaid if sent to the last registered address of such Member, or, in the event of notice given or delivered pursuant to sub-paragraph 175.1(d), if sent to the address notified by the Company by the Member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such Member.

175.7	Notwithstanding anything contained in this Article, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction.

175.8	Any requirement in these Articles for the consent of a Member in regard to the receipt by such Member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited accounts and the directors’ and auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the Member informing him/her of its intention to use electronic communications for such purposes and the Member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a Member has given, or is deemed to have given, her/her consent to the receipt by such Member of electronic mail or other means of electronic communications approved by the Directors, she/he may revoke such consent at any time by requesting the Company to communicate with her/him in documented form; provided, however, that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.

175.9	Without prejudice to the provisions of sub-paragraphs 175.1(a) and 175.1(b) of this article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement (as defined below) and such notice shall be deemed to have been duly served on all Members entitled thereto at noon (New York time) on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website. A “public announcement” shall mean disclosure in a press release reported by a financial news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Sections13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

176.	Notice may be given by the Company to the joint Members of a Share by giving the notice to the joint Member whose name stands first in the Register in respect of the Share and notice so given shall be sufficient notice to all the joint Holders.

177.

177.1	Every person who becomes entitled to a Share shall before her name is entered in the Register in respect of the Share, be bound by any notice in respect of that Share which has been duly given to a person from whom she derives her title.

177.2	A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these articles for the giving of notice to a Member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

178.	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.

179.	A Member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of Shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

UNTRACED HOLDERS

180.

180.1	The Company shall be entitled to sell at the best price reasonably obtainable any Share or stock of a Member or any Share or stock to which a person is entitled by transmission if and provided that:

(a)	for a period of six years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the Member or to the person entitled by transmission to the Share or stock at her address on the Register or other the last known address given by the Member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the Member or the person entitled by transmission; and

(b)	at the expiration of the said period of six years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (a) of this article is located of its intention to sell such Share or stock; and

(c)	the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the Member or person entitled by transmission.

180.2	To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such Share or stock and such instrument of transfer shall be as effective as if it had been executed by the Member or person entitled by transmission to such Share or stock. The Company shall account to the Member or other person entitled to such Share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such Member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

DESTRUCTION OF DOCUMENTS

181.	The Company may destroy:

181.1	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

181.2	any instrument of transfer of Shares which has been registered, at any time after the expiry of six years from the date of registration; and

181.3	any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it;

181.4	and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(a)	the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(b)	nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(c)	references in this article to the destruction of any document include references to its disposal in any manner.

WINDING UP

182.	If the Company shall be wound up and the assets available for distribution among the Members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the Shares held by them respectively. And if in a winding up the assets available for distribution among the Members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the Members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said Shares held by them respectively. Provided that this article shall not affect the rights of the Members holding Shares issued upon special terms and conditions.

182.1	In case of a sale by the liquidator under Section 260 of the 1963 Act, the liquidator may by the contract of sale agree so as to bind all the Members for the allotment to the Members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or Shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting Members conferred by the said Section.

182.2	The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

183.	If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Companies Acts, may divide among the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, she determines, but so that no Member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

184.

184.1	Subject to the provisions of and so far as may be admitted by the Companies Acts, every Director and Secretary shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of her duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in her favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on her part) or in which she is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

184.2	As far as permissible under the Companies Acts, the Company shall indemnify any current or former executive of the Company (excluding any Directors or Secretary) or any person who is serving or has served at the request of the Company as a director, executive or trustee of another company, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, to which she or he was, is, or is threatened to be made a party by reason of the fact that she or he is or was such a director, executive or trustee, provided always that the indemnity contained in this Article 184.2 shall not extend to any matter which would render it void pursuant to the Companies Acts.

184.3	In the case of any threatened, pending or completed action, suit or proceeding by or in the right of the Company, the Company shall indemnify each person indicated in Article 184.2 of this article against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of her or her duty to the Company unless and only to the extent that the Court or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

184.4	As far as permissible under the Companies Acts, expenses, including attorneys’ fees, incurred in defending any action, suit or proceeding referred to in Articles 184.2 and 184.3 of this article may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorised by the Board in the specific case upon receipt of an undertaking by or on behalf of the director, executive or trustee, or other indemnitee to repay such amount, unless it shall ultimately be determined that she or he is entitled to be indemnified by the Company as authorised by these articles.

184.5	It being the policy of the Company that indemnification of the persons specified in this article shall be made to the fullest extent permitted by law, the indemnification provided by this Article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Memorandum, Articles, any agreement, any insurance purchased by the Company, any vote of Members or disinterested directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in her or his official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which she or he is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a director, executive or trustee. As used in this paragraph (e), references to the “Company” include all constituent companies in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved. The indemnification provided by this article shall continue as to a person who has ceased to be a director, executive or trustee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

184.6	The Directors shall have power to purchase and maintain for any Director, the Secretary or other officers or employees of the Company insurance against any such liability as referred to in Section 200 of the 1963 Act.

184.7	The Company may additionally indemnify any employee or agent of the Company or any director, executive, employee or agent of any of its subsidiaries to the fullest extent permitted by law.

FINANCIAL YEAR

185.	The financial year of the Company shall be as prescribed by the Board from time to time.

SHAREHOLDER RIGHTS PLAN

186.	The Board is hereby expressly authorised to adopt any shareholder rights plan, upon such terms and conditions as the Board deems expedient and in the best interests of the Company, subject to applicable law.

Annex D

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

JAZZ PHARMACEUTICALS, INC.

I.

The name of this corporation is Jazz Pharmaceuticals, Inc.

II.

The address of the registered office of the corporation in the State of Delaware is 615 South Dupont Highway, City of Dover, County of Kent. The name of the registered agent of the corporation in the State of Delaware at such address is National Corporate Research Ltd..

III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock which the corporation is presently authorized to issue is One Thousand (1,000) shares, each having a par value of one hundredth of one cent ($0.0001).

V.

A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

B. Election of Directors

1. Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until such director’s death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

2. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the corporation is subject to Section 2115(b) of the California General Corporation Law (“CGCL”). During such time or times that the corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (a) the names of such candidate or candidates have been placed in nomination prior to the voting and (b) the stockholder has given notice at the meeting, prior to the

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voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

C. Removal

1. During such time or times that the corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

2. At any time or times that the corporation is not subject to Section 2115(b) of the CGCL and subject to any limitations imposed by law, Section C.1 above shall not apply and the Board of Directors or any director may be removed from office at any time (a) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote at an election of directors or (b) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation, entitled to vote generally at an election of directors.

D. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Fifth Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

VI.

A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times that the corporation is subject to Section 2115(b) of the CGCL, to the limits on such excess indemnification set forth in Section 204 of the CGCL.

C. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Fifth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

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Annex E

Execution Copy

FORM OF VOTING AGREEMENT

THIS VOTING AGREEMENT (“Voting Agreement”) is entered into as of September 19, 2011, by and among AZUR PHARMA LIMITED, a private limited company incorporated in Ireland (“Azur”), JAZZ PHARMACEUTICALS, INC., a Delaware corporation (the “Company”) and                      (“Stockholder”).

RECITALS

A. Stockholder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of certain shares of common stock of the Company.

B. Azur, Jaguar Merger Sub Inc., a Delaware corporation (“Merger Sub”), the Company and Seamus Mulligan solely in his capacity as the Indemnitors’ Representative are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the “Merger Agreement”), which provides (subject to the conditions set forth therein), among other of things, for the merger of Merger Sub into the Company (the “Merger”).

C. In the Merger, each outstanding share of common stock of the Company (“Company Common Stock”) is to be converted into the right to receive shares of ordinary shares of Azur.

D. Stockholder is entering into this Voting Agreement in order to induce Azur to enter into the Merger Agreement and cause the Merger to be consummated.

AGREEMENT

The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

For purposes of this Voting Agreement:

(a) “Expiration Date” shall mean the earliest of: (i) the date on which the Merger Agreement is terminated pursuant to Article X thereof; (ii) immediately following the adjournment of the meeting of the stockholders of the Company at which the Merger Agreement is adopted and approved by the stockholders of the Company; or (iii) such date and time as any amendment or change to the Merger Agreement is effected without the Stockholder’s consent that materially and adversely affects the Stockholder.

(b) “Other Voting Agreements” shall mean each of the Voting Agreements entered into by certain stockholders of the Company in favor of Azur in connection with the Merger Agreement and substantially in the form of this Voting Agreement.

(c) Stockholder shall be deemed to “Own” or to have acquired “Ownership” of a security if Stockholder: (i) is the record owner of such security; or (ii) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

(d) “Person” shall mean any individual, private or public company, corporation (including not-for-profit), general or limited partnership, unlimited or limited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature, including a government or political subdivision or an agency or instrumentality thereof.

(e) “Subject Securities” shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, restricted stock units, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder as of the date of this Voting Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, restricted stock units, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder acquires Ownership during the Voting Period (whether such acquisition is a result of purchases or other transfers of Company Common Stock to Stockholder or by virtue of a stock dividend, stock split, recapitalization, reclassification, subdivision, combination or exchange of shares).

(f) A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security to any Person other than Azur; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than Azur; or (iii) reduces such Person’s beneficial ownership of, interest in or risk relating to such security.

(g) “Voting Period” shall mean the period commencing on the date of this Voting Agreement and ending on the Expiration Date.

SECTION 2. TRANSFER OF SUBJECT SECURITIES AND VOTING RIGHTS

2.1 Restriction on Transfer of Subject Securities. Subject to Section 2.3, during the Voting Period, Stockholder shall not, directly or indirectly, cause or permit any Transfer of any of the Subject Securities to be effected.

2.2 Restriction on Transfer of Voting Rights. During the Voting Period, Stockholder shall ensure that: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted that is inconsistent with this Voting Agreement, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

2.3 Permitted Transfers. Section 2.1 shall not prohibit a Transfer of Subject Securities by Stockholder if Stockholder is a partnership or limited liability company, to one or more partners or members of Stockholder or to an affiliated entity under common control with Stockholder; provided, however, that a Transfer referred to in this Section 2.3 shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Company and Azur, to be bound by all of the terms of this Voting Agreement. Any Transfer or purported Transfer of Subject Securities other than in accordance with this Section 2.3 shall be void ab initio and of no effect.

SECTION 3. VOTING OF SHARES

3.1 VOTING COVENANT. Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, or at any adjournment or postponement thereof and on every action or approval by written consent of the stockholders of the Company, unless otherwise directed in writing by Azur, Stockholder shall cause any and all issued and outstanding shares of Company Common Stock Owned by Stockholder as of the record date with respect to such meeting to be voted:

(a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

(b) in favor of any proposal to adjourn or postpone the meeting of the stockholders of the Company to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which such meeting is held;

(c) against any action or agreement that would result in a material breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

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(d) against any action which is (i) intended to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Voting Agreement, or (ii) would reasonably be expected, to impede, interfere with, materially delay, materially postpone, discourage or adversely affect in any material way the Merger or any of the other transactions contemplated by the Merger Agreement or this Voting Agreement.

Prior to the Expiration Date, Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions with respect to such shares of Company Common Stock Owned by Stockholder in any manner inconsistent with clause “(a)”, clause “(b)”, clause “(c)” or clause “(d)” of the preceding sentence.

3.2 PROXY

(a) Contemporaneously with the execution of this Voting Agreement: (i) Stockholder shall deliver to Azur a proxy in the form attached to this Voting Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law (at all times during the Voting Period) with respect to the shares referred to therein (the “Proxy”); and (ii) if applicable, Stockholder shall cause to be delivered to Azur an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Exchange Act), but not of record by Stockholder.

(b) Prior to the Expiration Date, Stockholder shall not enter into any tender, voting or other agreement, or grant a proxy or power of attorney, with respect to the Subject Securities that is inconsistent with this Voting Agreement or otherwise take any other action with respect to the Subject Securities that would in any way restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder hereby represents and warrants to Azur as follows:

4.1 Authorization, etc. Stockholder has the power, authority and capacity to execute and deliver this Voting Agreement and the Proxy and to perform Stockholder’s obligations hereunder and thereunder. This Voting Agreement and the Proxy have been duly executed and delivered by Stockholder and, assuming the due authorization, execution and delivery of this Voting Agreement by Azur, constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

4.2 No Conflicts or Consents.

(a) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not: (i) conflict with or violate any law applicable to Stockholder or by which Stockholder or any of Stockholder’s properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any material lien on any of the Subject Securities.

(b) The execution and delivery of this Voting Agreement and the Proxy by Stockholder do not, and the performance of this Voting Agreement and the Proxy by Stockholder will not, require any consent of any Person.

4.3 Title to Securities. As of the date of this Voting Agreement: (a) Stockholder holds of record (free and clear of any liens (other than immaterial liens)) the number of outstanding shares of Company Common Stock set forth under the heading “Shares Held of Record” on the signature page hereof; (b) Stockholder holds (free and

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clear of any liens (other than immaterial liens)) the options, restricted stock units, warrants and other rights to acquire shares of Company Common Stock set forth under the heading “Options and Other Rights” on the signature page hereof; (c) Stockholder Owns the additional securities of the Company set forth under the heading “Additional Securities Beneficially Owned” on the signature page hereof; and (d) Stockholder does not directly or indirectly Own any shares of capital stock or other securities of the Company, or any option, restricted stock unit, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options, restricted stock units, warrants and other rights set forth on the signature page hereof.

4.4 Accuracy of Representations. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, and will be accurate in all respects at all times prior to the Expiration Date as if made as of any such time or date, other than representations and warranties which by their terms are made as of a specific date, which will be accurate in all respects only as of such date.

SECTION 5. MISCELLANEOUS

5.1 Stockholder Information. Stockholder hereby agrees to permit Azur and the Company to publish and disclose in the proxy statement and any other public disclosure that Azur and the Company mutually determine to be necessary or desirable in connection with the Merger and any other transactions contemplated by the Merger Agreement Stockholder’s identity and ownership of shares of Company Common Stock and the nature of Stockholder’s commitments, arrangements and understandings under this Voting Agreement.

5.2 Further Assurances. From time to time and without additional consideration, Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Azur may reasonably request for the purpose of carrying out and furthering the intent of this Voting Agreement.

5.3 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

5.4 Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented internationally-recognized overnight delivery service or, to the extent receipt is confirmed, telecopy, facsimile or other electronic transmission service to the appropriate address or number as set forth below, or to such other address as any party shall provide by like notice to the other parties to this Voting Agreement:

if to Stockholder:

at the address set forth on the signature page hereof; and

if to Azur:

Azur Pharma Limited

45 Fitzwilliam Square

Dublin 2 Ireland

Attn.: David Brabazon

Fax No.: 353 1 634 4170

with a copy to:

Mayer Brown LLP

1675 Broadway

New York, New York 10019

Attn.: Reb D. Wheeler

Fax No.: (212) 849-5914

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if to the Company:

Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, CA 94304

Attn.: Carol Gamble, Senior VP, General Counsel and Corporate Secretary

Fax No.: (650) 496-3781

with a copy to:

Cooley LLP

3175 Hanover St.

Palo Alto, California 94304

Attn.: Suzanne Sawochka Hooper and Jennifer Fonner DiNucci

Fax No.: +650-849-7400

5.5 Severability. Any term or provision of this Voting Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Voting Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Voting Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

5.6 Entire Agreement. This Voting Agreement, the Proxy, the Merger Agreement and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto.

5.7 Amendments. This Voting Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of each of the parties to this Voting Agreement.

5.8 Assignment; Binding Effect; No Third Party Rights. Except as provided herein, neither this Voting Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Voting Agreement shall be binding upon Stockholder and Stockholder’s successors and assigns, and shall inure to the benefit of Azur and its successors and assigns. Without limiting any of the restrictions set forth in Section 2, Section 3 or elsewhere in this Voting Agreement, this Voting Agreement shall be binding upon any Person to whom any Subject Securities are transferred. Nothing in this Voting Agreement is intended to confer on any Person (other than Azur and its successors and assigns) any rights or remedies of any nature.

5.9 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement or the Proxy were not performed in accordance with its specific terms or were otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Voting Agreement or in the Proxy, Azur shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to obtain: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Stockholder further agrees that neither Azur nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.9, and Stockholder irrevocably waives any right he or it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

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5.10 Attorneys’ Fees. If any legal proceeding is brought relating to this Voting Agreement or the enforcement of any provision of this Voting Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

5.11 Non-Exclusivity. The rights and remedies of Azur under this Voting Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

5.12 Governing Law; Jurisdiction; Waiver of Jury Trial. This Voting Agreement and the Proxy shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Voting Agreement, the Proxy or any of the transactions contemplated by this Voting Agreement or the Proxy, each of the parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware; (b) irrevocably waives the right to trial by jury; and (c) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which Stockholder or Azur, as the case may be, is to receive notice in accordance with Section 5.4.

5.13 Counterparts; Exchanges by Facsimile or Electronic Delivery. This Voting Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. The exchange of a fully executed Voting Agreement (in counterparts or otherwise) by facsimile or electronic delivery shall be sufficient to bind the parties to the terms and conditions of this Voting Agreement.

5.14 Captions. The captions contained in this Voting Agreement are for convenience of reference only, shall not be deemed to be a part of this Voting Agreement and shall not be referred to in connection with the construction or interpretation of this Voting Agreement.

5.15 Waiver. Subject to the remainder of this Section 5.15, at any time prior to the Expiration Date, any party hereto may: (a) extend the time for the performance of any of the obligations or other acts of the other parties to this Voting Agreement; (b) waive any inaccuracy in or breach of any representation, warranty, covenant or obligation of the other party in this Voting Agreement or in any document delivered pursuant to this Voting Agreement; and (c) waive compliance with any covenant, obligation or condition for the benefit of such party contained in this Voting Agreement. No failure on the part of Azur to exercise any power, right, privilege or remedy under this Voting Agreement, and no delay on the part of Azur in exercising any power, right, privilege or remedy under this Voting Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Azur shall not be deemed to have waived any claim available to Azur arising out of this Voting Agreement, or any power, right, privilege or remedy of Azur under this Voting Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Azur; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. Notwithstanding anything to the contrary in this Voting Agreement, if and to the extent Azur agrees to waive any of the restrictions set forth in Section 2 of any of the Other Voting Agreements or the covenants with respect to voting set forth in Section 3 of any of the Other Voting Agreements (any such waiver with respect to the restrictions in Section 2 or the covenants in Section 3 shall be referred to as the “Other Waiver”), the same waiver shall be available and extended to the Stockholder under the same terms and subject to the same conditions as the terms and conditions of such Other Waiver. For example, if Aztec provides a waiver pursuant to any Other Voting Agreement allowing to sell 25% of the shares of Company Common Stock held by the stockholder that is a signatory to such Other Voting Agreement, the waiver will be extended to Stockholder and Stockholder will be allowed to sell 25% of Stockholder’s shares of Company Common Stock under the same terms and conditions as

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the Other Waiver. Aztec shall notify Stockholder promptly (and in any event within 2 Business Days) following the grant of any Other Waiver and shall include in such notice the terms and conditions applicable to such Other Waiver.

5.16 Independence of Obligations. The covenants and obligations of Stockholder set forth in this Voting Agreement shall be construed as independent of any other contract between Stockholder, on the one hand, and the Company or Azur, on the other. The existence of any claim or cause of action by Stockholder against the Company or Azur shall not constitute a defense to the enforcement of any of such covenants or obligations against Stockholder. Nothing in this Voting Agreement shall limit any of the rights or remedies of Azur under the Merger Agreement, or any of the rights or remedies of Azur or any of the obligations of Stockholder under any agreement between Stockholder and Azur or any certificate or instrument executed by Stockholder in favor of Azur; and nothing in the Merger Agreement or in any other such agreement, certificate or instrument, shall limit any of the rights or remedies of Azur or any of the obligations of Stockholder under this Voting Agreement.

5.17 Other Capacities. Notwithstanding any provision of this Voting Agreement to the contrary, (a) nothing in this Voting Agreement shall limit or restrict Stockholder from acting in good faith in Stockholder’s capacity as a director or officer of the Company (it being understood that this Voting Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company), and (b) Stockholder is entering into this Voting Agreement solely in its capacity as Owner of the Subject Securities and nothing herein shall limit or affect any actions taken by any employee, officer, director, partner or other affiliate (including, for this purpose, any appointee or representative of Stockholder to the Board of Directors) of Stockholder, solely in his or her capacity, as a director or officer of the Company (or a subsidiary of the Company).

5.18 Construction. In this Voting Agreement, unless a clear contrary intention appears:

(a) the singular number includes the plural number and vice versa;

(b) reference to any Person include such Person’s legal representatives, successors, assigns, but if applicable, only if such successors and assigns are not prohibited by this Voting Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

(c) reference to either gender includes the other gender;

(d) reference to any agreement, schedule, document or instrument means such agreement, schedule, document or instrument as amended or modified and in effect in accordance with the terms thereof;

(e) reference to any law means such law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law means that provision of such law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

(f) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to this Voting Agreement as a whole and not to any particular Section or other provision hereof;

(g) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(h) any references herein to a specific section, schedule, annex or exhibit shall refer, respectively, to sections, schedules, annexes or exhibits of this Voting Agreement;

(i) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits (other than exhibits constituting agreements, which shall only become legally binding upon execution and delivery by the parties thereto), schedules or amendments thereto from time to time.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, Azur and Stockholder have caused this Voting Agreement to be executed as of the date first written above.

AZUR PHARMA LIMITED

By

Title

JAZZ PHARMACEUTICALS, INC.

By

Title

STOCKHOLDER

Address:
Facsimile:

Shares Held of Record	Options and Other Rights	Additional Securities Beneficially Owned

EXHIBIT A

FORM OF IRREVOCABLE PROXY

Proxy

IRREVOCABLE PROXY

The undersigned stockholder (the “Stockholder”) of Jazz Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Azur Pharma Limited, a private limited company incorporated in Ireland (“Azur”), and Seamus Mulligan and David Brabazon, solely in their capacities as executive officers of Azur, and each of them, the attorneys and proxies of the Stockholder, with full power of substitution and resubstitution, to the full extent of the Stockholder’s rights with respect to the outstanding shares of capital stock of the Company owned of record by the Stockholder as of the date of this proxy, which shares are specified in this proxy, and all shares of capital stock of the Company that may be owned of record by the Stockholder after the date of this proxy. (The shares of the capital stock of the Company referred to in the immediately preceding sentence are referred to as the “Shares.”) Upon the execution of this proxy, all prior proxies given by the Stockholder with respect to any of the Shares are hereby revoked, and the Stockholder agrees that no subsequent proxies inconsistent with this Proxy will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest and is granted in connection with, and as security for, the Voting Agreement, dated as of the date hereof, by and among Azur, the Company and the Stockholder (the “Voting Agreement”), and is granted in consideration of Azur entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Azur, Jaguar Merger Sub Inc., a Delaware corporation, the Company and Seamus Mulligan as the Indemnitors’ Representative. This proxy will terminate on the Expiration Date (as defined in the Voting Agreement).

Prior to the Expiration Date, the attorneys and proxies named above will be empowered, and may exercise this proxy, to vote any Shares owned by the undersigned, at any meeting of the stockholders of the Company, however called, or at any adjournment or postponement thereof and on every action or approval by written consent of the stockholders of the Company:

(a) in favor of the Merger, the execution and delivery by the Company of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

(b) in favor of any proposal to adjourn or postpone the meeting of the stockholders of the Company to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which such meeting is held;

(c) against any action or agreement that would result in a material breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

(d) against any action which is (i) intended to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Voting Agreement, or (ii) would reasonably be expected, to impede, interfere with, materially delay, materially postpone, discourage or adversely affect in any material way the Merger or any of the other transactions contemplated by the Merger Agreement or this Voting Agreement.

The Stockholder may vote the Shares on all matters not set forth in the immediately preceding paragraph, and the attorneys and proxies named above may not exercise this proxy with respect to such matters.

This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Stockholder (including any transferee of any of the Shares).

Proxy

Any term or provision of this proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this proxy or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. Upon such determination that any term or provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this proxy so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Dated: , 2011	STOCKHOLDER

Number of shares of common stock of the Company owned of record as of the date of this proxy:

Proxy

Annex F

EXHIBIT A

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (“Agreement”) is made and entered into as of [            ], 2011, by and among: AZUR PHARMA LIMITED, a limited company formed under the laws of Ireland (registered number     ) whose registered address is     , Ireland (“Company”); JAZZ PHARMACEUTICALS, INC. (“Jazz”); SEAMUS MULLIGAN, as representative (the “Indemnitors’ Representative”) of certain shareholders of the Company; and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association (the “Escrow Agent”). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Merger Agreement, a copy of which has been delivered to the Escrow Agent solely for allowing the Escrow Agent access to the definitions set forth therein.

RECITALS

A. The Company, Jazz, Jaguar Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Azur and the Indemnitors’ Representative (solely in his capacity as such) have entered into an Agreement and Plan of Merger and Reorganization dated as of September 19, 2011 (including the schedules thereto, the “Merger Agreement”).

B. The Merger Agreement contemplates the establishment of an escrow account into which Azur Ordinary Shares and/or cash are to be deposited by the Indemnitors to be held as security for the Indemnitors’ indemnification obligations for Losses under Article IX of the Merger Agreement.

C. The Indemnitors’ Representative has been designated as the representative of the Indemnitors to, among other things, defend or settle claims for which the Indemnitees may be entitled to indemnification under the Merger Agreement.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

SECTION 1. DEFINED TERMS.

1.1. “Escrow Shares” shall mean the Azur Ordinary Shares deposited into the Escrow Account by or on behalf of the Indemnitors.

1.2. “Escrow Property” shall mean the Escrow Shares and Escrow Cash deposited pursuant to this Agreement, plus all income and interest earned on such Escrow Shares or Escrow Cash, and all dividends and other distributions and payments thereon received by the Escrow Agent (to the extent such dividends and other distributions are to be held by the Escrow Agent pursuant to Section 2.4), less any Escrow Shares or Escrow Cash distributed, delivered or paid pursuant to this Escrow Agreement. It is hereby agreed that any income earned on the Escrow Property held on behalf of an Indemnitor and retained by the Escrow Agent pursuant to the terms of this Agreement shall constitute and become part of the definition of Escrow Property held for the benefit of such Indemnitor.

1.3. “FMV” with respect to an Escrow Share as of a particular date shall be the closing price of an Azur Ordinary Share on the Nasdaq Stock Exchange on the last trading day prior to such date.

1.4. “Indemnification Expiration Time” shall mean the date that is 18 months after the Closing Date.

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1.5. “Indemnitors” shall mean the Azur Securityholders listed on Exhibit A.

1.6. “Pro Rata Percentage” has the meaning set forth in the Merger Agreement and is set forth with respect to each Indemnitor on Exhibit A.

1.7. “Respective Contribution” with respect to any distribution of Escrow Property to be made to an Indemnitee shall mean with respect to each Indemnitor, such Indemnitor’s Pro Rata Percentage of such distribution.

SECTION 2. ESCROW AND INDEMNIFICATION

2.1. Escrow Account.

(a) Escrow of Shares. On or promptly (but within five Business Days) following the Closing Date and in accordance with the Deed of Covenant, each Indemnitor shall cause to be delivered to the Escrow Agent (i) that number of Escrow Shares in book entry form set forth with respect to such Indemnitor’s name in column 3 of Exhibit A or, at the Indemnitor’s sole discretion, (ii) cash in an amount equal to the product of: (A) such number of Escrow Shares set forth with respect to such Indemnitor’s name in column 3 of Exhibit A, multiplied by (B) the FMV as of the date of such delivery (any cash deposited by an Indemnitor pursuant to this clause “(ii)” or otherwise pursuant to this Agreement, the “Escrow Cash”). The Escrow Agent agrees to accept delivery of the Escrow Shares and the Escrow Cash and to hold the Escrow Shares and the Escrow Cash in an escrow account (the “Escrow Account”), subject to the terms and conditions of this Agreement and the Merger Agreement.

(b) Substitution of Escrow Cash for Escrow Shares. Each of the Indemnitors shall have the right at any time (except as otherwise provided in Section 3.1(b)) to substitute cash for some or all of the Escrow Shares deposited on behalf of such Indemnitor and have such Escrow Shares distributed to them by depositing with the Escrow Agent pursuant to the instructions set forth on Exhibit D (the “Deposit Instructions”)cash in an amount equal to the FMV as of the date of such deposit of such Escrow Shares to be so distributed. Within three Business Days following receipt by the Escrow Agent of such deposit (including properly completed and executed Deposit Instructions), the Escrow Agent shall distribute the Escrow Shares to be so distributed in accordance with Sections 3.3 and 3.4.

(c) Escrow Property Records. The Escrow Agent shall hold separate the Escrow Cash received from each Indemnitor (each such separate fund, the “Cash Fund”) and shall keep records of the amount of funds held in each Cash Fund for the benefit of, and Escrow Shares attributable to, each Indemnitor by updating columns 5 and 6 of Exhibit A to reflect any changes to the number of Escrow Shares attributable to any Indemnitor or amount of any Escrow Cash allocated to such Indemnitor. The Escrow Agent shall not be required to (but may at its discretion) establish actual separate trust accounts for each Indemnitor, so long as Escrow Agent maintain records of the Escrow Property attributable to each Indemnitor, as described above.

2.2. Escrow Shares Beneficial Ownership. For purposes of this Agreement, each of the Indemnitors is the beneficial owner of that number of Escrow Shares set forth with respect to such Indemnitor’s name in column 5 of Exhibit A. It is hereby acknowledged that one or more of the Indemnitors may beneficially own the Escrow Shares set forth in respect of such Indemnitor in column 5 in trust for or otherwise on behalf of other Persons, but for purposes of this Agreement such Indemnitor(s) shall be considered the beneficial owner(s) of such Escrow Shares. The Indemnitors’ Representative shall have the right, on behalf of, and pursuant to instructions from, the Indemnitors, to direct the Escrow Agent in writing as to the exercise of any voting rights pertaining to the Escrow Shares held for the benefit of such Indemnitor, and the Escrow Agent shall comply with any such written instructions. In the absence of such instructions, the Escrow Agent shall not vote any of the Escrow Shares.

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2.3. Interest, Dividends, Etc. Azur and the Indemnitors’ Representative (on behalf of each of the Indemnitors) agree among themselves that:

(a) Any shares of Azur capital stock issuable (whether by way of dividend, stock split or otherwise) in respect of, or in exchange for, any Escrow Shares held in the Escrow Account (including pursuant to any reorganization involving Azur) (the “Additional Securities”) shall not be distributed to the beneficial owners of such Escrow Shares, but instead shall be delivered to the Escrow Agent and shall constitute Escrow Property; provided, however, notwithstanding the foregoing, if in connection with the issuance of such Additional Securities, the beneficial owner of the Escrow Shares has the right to choose whether to receive cash or any property other than Azur Ordinary Shares in lieu of such Additional Securities, then such Additional Securities shall be distributed to the beneficial owner of such Escrow Shares as indicated on Exhibit A and shall not constitute Escrow Property.

(b) Except as set forth in Section 2.3(a) and Section 3.3, any property (including ordinary cash dividends) distributable or issuable (whether by way of dividend, stock split or otherwise) in respect of or in exchange for any Escrow Shares (including pursuant to or as a part of a merger, consolidation, acquisition of property or stock, reorganization or liquidation involving Azur) shall be distributed and issued to the beneficial owners of such Escrow Shares and shall not constitute Escrow Property.

(c) Subject to Section 2.3(a), any interest or income earned on any Cash Fund shall not be released to the Indemnitor who is the beneficial owner of such Cash Fund but instead shall become Escrow Property and constitute part of such Cash Fund and held by the Escrow Agent in accordance with the terms of this Agreement.

(d) The Escrow Agent shall invest the Cash Funds only in accordance with the provisions of Exhibit C hereto and shall keep records of such investments. The Escrow Agent shall not be liable for losses, penalties or charges incurred upon any sale or purchase of any such investment.

2.4. Transferability. Except pursuant to this Section 2.4, the interests of the Indemnitors in the Escrow Account shall not be assignable or transferable, by operation of law or otherwise. This Section 2.4 shall not prohibit a transfer of any interests of the Indemnitors in the Escrow Account by an Indemnitor (i) to any member of such Indemnitor’s immediate family, or to a trust for the benefit of such Indemnitor or any member of such Indemnitor’s immediate family; (ii) pursuant to applicable laws of descent and distribution upon the death of an Indemnitor, or (iii) if such Indemnitor is a partnership or limited liability company, to one or more partners or members of such Indemnitor or to an affiliated corporation under common control with such Indemnitor. No assignment or transfer of any of such interests pursuant to the prior sentence shall be recognized or given effect until the Company and the Escrow Agent shall have received written notice of such assignment or transfer acknowledged by the Indemnitors’ Representative. Any attempt to assign in contravention of this Section 2.4 shall be null and void and have no force and effect.

2.5. Trust Fund. The Escrow Account and the Escrow Property shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Indemnitor or of any party hereto. Notwithstanding the foregoing, if the Escrow Account or the Escrow Property shall be attached, garnished, or levied upon pursuant to judicial process, or the delivery of amounts held in the Escrow Account shall be stayed or enjoined by any arbitration decision or court order, or any arbitration decision or court order shall be made or entered into affecting the Escrow Account or the Escrow Property, or any part thereof, the Escrow Agent is hereby expressly authorized to obey and comply with such arbitration decision or court order. In the event the Escrow Agent obeys or complies with any arbitration decision or court order, it shall not be liable to any person, firm or corporation by reason of such compliance, notwithstanding the subsequent reversal, modification, annulment, or setting aside of such arbitration decision or court order.

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SECTION 3. DISTRIBUTION OF ESCROW PROPERTY

3.1. Distribution.

(a) Except as set forth in Section 3.2 and Section 3.3, the Escrow Agent shall distribute the Escrow Property only in accordance with (i) a joint written instrument delivered to the Escrow Agent that is executed by the Indemnitors’ Representative and the Company and that instructs the Escrow Agent as to the distribution of some or all of the Escrow Property or (ii) the final binding and conclusive decision or order of a court of competent jurisdiction, a copy of which is delivered to the Escrow Agent by either the Company or the Indemnitors’ Representative, that provides for the distribution of some or all of the Escrow Property (such written instrument or decision or order a “Distribution Notice”). Any order, judgment or decree presented to the Escrow Agent as the basis for a disbursement of Escrow Property, including amounts representing interest thereon, shall be accompanied by a certificate of the party requesting the disbursement to the effect that such order, judgment or decree is the final, binding, and conclusive decision or order of a court of competent jurisdiction, upon which certificate Escrow Agent may conclusively rely. The Indemnitors’ Representative shall notify the Indemnitors of the delivery of any Distribution Notice promptly following receipt thereof.

(b) Any distribution made to the Indemnitees from the Escrow Account shall be made first by releasing from each Indemnitor’s Cash Fund an amount of Escrow Cash equal to such Indemnitor’s Respective Contribution of such distribution and second, to the extent any Indemnitor’s Respective Contribution of such distribution has not been satisfied from such Indemnitor’s Cash Fund (or such Indemnitor does not have a Cash Fund), by selling Escrow Shares on behalf of such Indemnitor sufficient to satisfy such Indemnitor’s remaining Respective Contribution of such distribution (not already satisfied from such Indemnitor’s Cash Fund). Such sale shall occur as soon as practicable but no sooner than [five] Business Days after the receipt by the Escrow Agent of the Distribution Notice pursuant to Section 3.1(a). Each of the Indemnitors shall have the right to substitute cash for some or all of the Escrow Shares held in the Escrow Account for the benefit of such Indemnitor that would otherwise be sold to satisfy such Indemnitor’s Respective Contribution of such distribution, in accordance with Section 2.1(a), provided that such substitution shall occur no later than [two] Business Days after receipt by the Escrow Agent of such Distribution Notice. In no event shall (i) any Indemnitor have any obligation to contribute any additional amount or property to the Escrow Account in the event that such Indemnitor’s Cash Fund or Escrow Shares are insufficient to satisfy such Indemnitor’s Respective Contribution of such distribution or (ii) any portion of any Indemnitor’s Escrow Property be used to satisfy any portion of any other Indemnitor’s Respective Contribution.

3.2. Distribution Following Indemnification Expiration Time. Within three Business Days after the Indemnification Expiration Time, the Escrow Agent shall distribute (such distribution as adjusted pursuant to the other provisions of this Section 3.2, the “Final Distribution Amount”) to each Indemnitor the Escrow Property then held in the Escrow Account with respect to such Indemnitor. Notwithstanding anything to the contrary in this Section 3.2 or anywhere else in this Agreement, if, prior to the Indemnification Expiration Time, an Indemnitee has provided to the Escrow Agent a written notice (a “Claim Notice”) containing a claim which has not been resolved prior to the Indemnification Expiration Time (the amount estimated in such Claim Notice in respect of such unresolved claim or any amended version of such Claim Notice delivered by the applicable Indemnitee to the Escrow Agent and the Indemnitors’ Representative being the “Claimed Amount”), the Escrow Agent shall hold back from the Final Distribution Amount with respect to each Indemnitor and retain in the Escrow Account on behalf of each such Indemnitor, such Indemnitor’s Respective Contribution of the Claimed Amount, with respect to all claims which have not then been resolved or resolved and not paid to the appropriate Indemnitee, by first retaining from each Indemnitor’s Cash Fund an amount of Escrow Cash equal to such Indemnitor’s Respective Contribution of such Claimed Amount and second, to the extent any Indemnitor’s Respective Contribution of such Claimed Amount could not be satisfied from such Indemnitor’s Cash Fund (or such Indemnitor does not have a Cash Fund), by retaining Escrow Shares on behalf of such Indemnitor sufficient, based on the FMV of the Escrow Shares on the Indemnification Expiration Time, to satisfy such Indemnitor’s

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remaining Respective Contribution of such Claimed Amount (not already satisfied from such Indemnitor’s Cash Fund) (the “Holdback Amount”). Any Escrow Property so retained in escrow shall be distributed only in accordance with the terms of Section 3.1 and Section 3.3.

3.3. Tax Distributions. Notwithstanding any provision in this Agreement to the contrary, the Escrow Agent shall make a distribution to each Indemnitor (in proportion to their Percentage Interests) no later than March 15th of each year during the term of this Agreement in an amount equal to the product of 40% and the amount of income earned in respect of any Cash Fund held by the Escrow Agent in the previous calendar year in respect of such Indemnitor.

3.4. Method of Distribution. Any distribution of all or a portion of the Escrow Shares to be made to the Indemnitors pursuant to the terms of this Agreement, shall be made by delivery of such Escrow Shares, via book entry at Depository Trust Company in accordance with instructions from the Indemnitors or Indemnitors’ Representative. Any distributions of all or a portion of funds to be made to the Indemnitors pursuant to the terms of this Agreement shall be made to the Indemnitors by mailing checks to the Indemnitors at their respective addresses shown on Exhibit A or such other address as the Indemnitors’ Representative may specify for any Indemnitor in writing, or, if requested by the Indemnitors’ Representative on behalf of any Indemnitor, by wire transfer to an account specified in writing by the Indemnitors’ Representative on behalf of any Indemnitor.

3.5. Coordination with Stock Transfer Agent. The Escrow Agent is not the stock transfer agent for Azur Ordinary Shares. For purposes of this Agreement, the Escrow Agent shall be deemed to have delivered Escrow Shares to the Indemnitors when the Escrow Agent has delivered such Escrow Shares delivered such Escrow Shares, via book entry at Depository Trust Company in accordance with instructions from the Indemnitors or Indemnitors’ Representative.

SECTION 4. FEES AND EXPENSES

The Escrow Agent shall be entitled to receive from time to time fees in accordance with Exhibit B. In accordance with Exhibit B, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All such fees and expenses shall be paid by the Company. The Company’s obligation under this Section 4 shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

SECTION 5. LIMITATION OF ESCROW AGENT’S LIABILITY

The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement and shall have no duty under any other agreement or document, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall have no liability under and no duty to inquire as to the provisions of any agreement (including the Merger Agreement) other than this Agreement. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it in good faith to be genuine and duly authorized, nor for any other action or inaction except for its own gross negligence or willful misconduct. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone except for its own gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent. The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. The Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Property, the Escrow Account, this Agreement or the Merger Agreement, or to prosecute or defend any such legal action or proceeding. If any

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portion of the Escrow Property is at any time attached, garnished or levied upon under any order, judgment or decree issued or entered by any court of competent jurisdiction (an “Order”), or in the case of payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any Order, or in case any Order shall be made or entered by any court affecting such property of any party thereof, then and in any such event, the Escrow Agent is authorized to rely upon and comply with any such Order which it is reasonably advised by its legal counsel, whether internal or external, that such Order is binding upon without the need for appeal or other action. The Company and the Indemnitors’ Representative hereby agree to jointly and severally indemnify the Escrow Agent and its officers, directors, employees and agents (the “Escrow Agent Indemnified Parties”) for, and hold it and them harmless against, any actions, claims, losses, damages, liabilities, costs and expenses (including reasonable attorney’s fees) incurred by or asserted against any of the Escrow Agent Indemnified Parties from and after the date hereof, arising from any claim, demand, suit, action or proceeding in connection with the performance by the Escrow Agent of this Agreement or the transactions contemplated hereby; provided, however, that, no Escrow Agent Indemnified Party shall have the right to be indemnified hereunder for any liability arising form the willful misconduct, bad faith, or gross negligence of such Escrow Agent Indemnified Party or breach of the terms of this Agreement. If any such action, claim, suit, demand or proceeding shall be brought or asserted against any Escrow Agent Indemnified Party, such Escrow Agent Indemnified Party shall promptly notify the Company and the Indemnitors’ Representative in writing and the Company and the Indemnitors’ Representative shall assume the defense thereof, including the retention of counsel. Such Escrow Agent Indemnified Party shall have the right to retain separate counsel in any such action, and to participate in the defense thereof, and the Company and Indemnitors’ Representative shall be jointly and severally responsible for all costs, fees and expenses associated with the employment of such separate counsel. This right of indemnification, compensation and reimbursement shall survive the termination of this Agreement, and the resignation or removal of the Escrow Agent.

SECTION 6. TERMINATION

This Agreement shall terminate upon the distribution in full by the Escrow Agent of all of the Escrow Property in accordance with this Agreement; provided, however, that the provisions of Sections 4, 5 and 9 shall survive such termination.

SECTION 7. SUCCESSOR ESCROW AGENT

7.1. Successor Escrow Agent. In the event that the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the parties to this Agreement. Such resignation shall take effect not less than 30 days after it is given to all parties hereto. In such event, the Company may appoint a successor Escrow Agent reasonably acceptable to Indemnitors’ Representative. If the Company fails to appoint a successor Escrow Agent within 15 days after receiving the Escrow Agent’s written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further acts, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from the Company, provided such instructions are reasonably acceptable to Indemnitors’ Representative, as to the transfer of the Escrow Property to a successor escrow agent.

7.2. Merger or Consolidation of Escrow Agent. Any bank or corporation into which the Escrow Agent may be merged or with which it may be consolidated, or any bank or corporation to whom the Escrow Agent may transfer a substantial amount of its escrow business, shall be the successor to the Escrow Agent without the execution or filing of any paper or any further act on the part of any of the parties, anything herein to the contrary notwithstanding.

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SECTION 8. INDEMNITORS’ REPRESENTATIVE

8.1. Appointment of Indemnitors’ Representative. By virtue of the execution of the Power of Attorney and Contribution Agreement, the Indemnitors have approved the indemnification provisions set forth in the Merger Agreement and this Agreement and the appointment of Seamus Mulligan as the Indemnitors’ Representative, to give and receive notices and communications, to authorize delivery to the Indemnitees of Escrow Property from the Escrow Account, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and comply with orders and awards of courts with respect to claims of the Indemnitees hereunder, and to take all actions necessary or appropriate in the reasonable judgment of the Indemnitors’ Representative for the accomplishment of the foregoing.

8.2. Successor Indemnitors’ Representative. Any successor Indemnitors’ Representative appointed shall automatically become the Indemnitors’ Representative for all purposes of this Agreement upon the Escrow Agent’s receipt of the notice regarding the appointment of such successor Indemnitors’ Representative.

SECTION 9. MISCELLANEOUS.

9.1. Expenses. Except as set forth in this Agreement or the Merger Agreement, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

9.2. Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented internationally-recognized overnight delivery service or, to the extent receipt is confirmed, telecopy, facsimile or other electronic transmission service to the appropriate address or number as set forth below.

if to the Company:

or at such other address and to the attention of such other person as the

Company may designate by written notice to the Indemnitors’

Representative and the Escrow Agent.

with a required copy (which shall not constitute notice) to:

Cooley LLP

3175 Hanover St.

Palo Alto, California 94306

Attn.: Suzanne Sawochka Hooper and Jennifer Fonner DiNucci

Fax No.: +650-849-7400

if to the Indemnitors’ Representative:

with a required copy (which shall not constitute notice) to:

if to the Escrow Agent:

Deutsche Bank National Trust Company

Attention: Corporate Escrow Manager

101 California Street, 47th Floor,

San Francisco, CA 94111

Fax No.: 415-617-4280

The Escrow Agent may reasonably assume that any Claim Notice or other notice of any kind required to be delivered to the Escrow Agent and any other Person has been received by such other Person on the date it has been received by the Escrow Agent, but the Escrow Agent need not inquire into or verify such receipt.

9.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

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9.4. Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be performed entirely within that State. Each of the parties irrevocably (a) consents to submit itself to the personal jurisdiction of any state or federal court located in the state of Delaware, in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a state or federal court sitting in the State of Delaware. Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any Legal Proceeding by the mailing of copies thereof by mail to such party at its address set forth in this Agreement by registered mail, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided, that nothing in this Section 9.4 shall affect the right of any party to serve legal process in any other manner permitted by Law. The parties agree that a final judgment in any such Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY LEGAL PROCEEDING ARISING OUT OF THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT. EACH PARTY CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 9.4.

9.5. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and each of their respective permitted successors and assigns, if any.

9.6. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party may, only by an instrument in writing, waive compliance by another party with any term or provision of this Agreement on the part of such other party to be performed or complied with. The waiver by any party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

9.7. Entire Agreement; Amendment. This Agreement, the Deed of Covenant, the Merger Agreement and any other documents delivered by the parties in connection herewith or therewith constitute the entire understanding among or between any of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto; provided, however, that any amendment executed and delivered by the Indemnitors’ Representative shall be deemed to have been approved by and duly executed and delivered by all of the Indemnitors.

9.8. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

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9.9. Parties in Interest. Except as expressly provided herein, none of the provisions of this Agreement, express or implied, is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns, if any.

9.10. Tax Reporting Information and Certification of Tax Identification Numbers.

(a) The parties hereto agree that each of the Indemnitors shall report and timely pay all taxes in respect of (i) any dividends in respect of Escrow Shares held for the benefit of such Indemnitor; (ii) any income realized by or attributable to the Escrow Shares held for the benefit of such Indemnitor, and (iii) all income earned on the Cash Fund deposited by or on behalf of such Indemnitor. The Indemnitors, severally and not jointly, agree to indemnify and hold the Company harmless from and against any and all such taxes for which the Company may have any liability, in each case, to the extent such taxes are attributable to the applicable Indemnitor’s interest in the Escrow Property.

(a) Each of the Indemnitors agrees to provide the Escrow Agent with its certified tax identification number by furnishing the Escrow Agent with Internal Revenue Service Form W-9 (or Form W-8, in the case of a non-U.S. person) and any other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) within 30 days after the date hereof. The parties hereto understand that, if such Tax Reporting Documentation is not so furnished to the Escrow Agent, the Escrow Agent shall be required by the Code to withhold a portion of any interest or other income earned on the investment of monies or other property of the applicable Indemnitor held by the Escrow Agent pursuant to this Agreement, and to immediately remit such withholding to the IRS.

(b) The Escrow Agent shall be entitled to deduct and withhold from any payment from this Agreement to any Indemnitors such amounts as the Escrow Agent may be required to deduct or withhold therefrom under the Code or under any Tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Indemnitor to whom such amounts would otherwise have been paid. To the extent that such amounts are required to be deducted or withheld by the Escrow Agent on behalf of an Indemnitor that exceed the Escrow Cash in such Indemnitor’s Cash Fund, the Escrow Agent is authorized to sell or otherwise dispose of, on behalf of such Indemnitor, the portion of the Escrow Shares otherwise deliverable to such Indemnitor, to enable the Escrow Agent to comply with such deduction or withholding requirement. The Escrow Agent shall notify the relevant Indemnitor that such sale and withholding or deduction was made and hold in such Indemnitor’s Cash Fund any balance of the proceeds of such sale not applied to the payment of taxes less any costs or expenses incurred by the Escrow Agent in connection with such sale.

9.11. Cooperation. The Indemnitors’ Representative agrees to cooperate fully with the Company and the Escrow Agent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the Company or the Escrow Agent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

9.12. Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

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(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

(e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

(f) To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The parties each agree to provide all such information and documentation as to themselves as requested by Escrow Agent to ensure compliance with federal law.

(g) The Shareholder Communications Act of 1985 and its regulation require that banks and trust companies make an effort to facilitate communication between issuers of U.S. securities and the parties who have the authority to vote or direct the voting of those securities regarding proxy dissemination and other corporate communications. Unless an Indemnitor indicates an objection, Escrow Agent will provide the obligatory information to Parent upon request. An Indemnitor’s objection will apply to all securities held for such Indemnitor in the Escrow Account now and in the future unless such Indemnitor notifies Escrow Agent in writing.

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IN WITNESS WHEREOF, the parties have duly caused this Agreement to be executed as of the day and year first above written.

AZUR PHARMA LIMITED:

By:
Name:
Title:

JAZZ PHARMACEUTICALS, INC.:

By:
Name:
Title:

INDEMNITORS’ REPRESENTATIVE:

By:
Name:

ESCROW AGENT:

DEUTSCHE BANK NATIONAL TRUST COMPANY,
a national banking association

By:
Name:
Title:

By:
Name:
Title:

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EXHIBIT A

INDEMNITORS

1 Indemnitor	2 Address and Fax Number	3 Number of Azur Ordinary Shares to be deposited	4 Pro Rata Percentage	5 Current Escrow Shares	6 Current Escrow Cash

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EXHIBIT B

ESCROW AGENT’S FEES AND EXPENSES

Our fees to serve as Escrow agent are calculated as follows:

Acceptance fee:	$2,500

This one time charge is payable at the time of the closing and includes the review and execution of the agreements and all documents submitted in support thereof and establishment of accounts.

Escrow Agent Administrative Fee	$5,000

This one-time fee covers escrow agent duties and responsibilities related to account administration and servicing for the life of the account, which may include maintenance of accounts on various systems, custody and securities servicing, vault services, paying agent duties, reporting, etc. The fee is payable in advance and shall not be prorated.

Escrow Disbursement Fee (wire or check)	$50/each
Miscellaneous Fees

The fees for performing extraordinary or other services not contemplated at the time of the execution of the transaction or not specifically covered elsewhere in this schedule will be commensurate with the service to be provided and will be charged in DBNTC’s sole discretion. These extraordinary services may include, but are not limited to: proxy dissemination/tabulation, customized reporting and/or procedures, required tax reporting (1099/1042), electronic account access, etc. Counsel, accountants, special agents and others will be charged at the actual amount of fees and expenses billed.

Office Information
Office Name and Address:	Deutsche Bank National Trust Company
101 California Street, 47th floor
San Francisco, CA 94111

Administrator Contact Person	Luda Semenova, VP
E-mail:	luda.semenova@db.com

Deutsche Bank Alex. Brown fees to serve as Broker Dealer in connection with the Escrow agent account are as follows:

Acceptance and Administrative Fee:	Waived

This one time charge includes the review and execution of the escrow agent agreement (and all documents submitted in support thereof), initial establishment of the shareholder records, initial establishment of the escrow agent account, administration fee for the life of the issue. This fee is payable upon execution of the agreements.

Additional Activity Fees (if applicable):

Disbursement via Wire Transfer	$50/each
(this fee can be deducted from shareholder’s disbursement amount)

Account Set up & Administration Fee	Waived

Security Transaction Fee:	Per Transaction

F-13

Miscellaneous Fees

Pershing LLC, the custodian of the brokerage accounts may charge additional fees directly to the account holder including but not limited to administrative, processing, reorg, or service fees.

The fees for performing extraordinary services not contemplated at the time of the execution of the transaction or not specifically covered elsewhere in this schedule (the “Extraordinary Services”) will be commensurate with the service to be provided and will be charged in DBAB’s sole discretion. DBAB will notify the client and obtain its consent prior to performing any Extraordinary Services.

A. Review Period:

•	This proposal is subject to satisfactory documentation review of the transaction as well as our own internal credit, conflict and approval process for both new transactions and new clients.

•	All documentation will be subject to California law, unless otherwise specified in the governing documents.

•	We reserve the right to consult legal counsel during documentation review. In the event legal charges are incurred, these charges are your sole responsibility.

•

If this transaction should fail to close for reasons beyond our control, we reserve the right to charge our acceptance fee plus reimbursement for legal fees and costs associated with due diligence on the transaction.

B. Disclosures:

•	We reserve the right to review our fee arrangement should circumstances warrant.

•

You are responsible for extraordinary expenses and fees for the performance of services not contemplated at the time of the execution of the documents or not specifically covered in the agreement or fee schedule. Such extraordinary fees and expenses include, but are not limited to, those arising from Bondholder meetings, activities relating to default and workout situations, travel and travel-related expenses, and amendments and releases.

•	Unless otherwise instructed, we will place orders in accordance with your written investment instructions to buy/sell money market mutual funds (“MMF”) shares with the MMF provider(s) or their agents.

•

Unless otherwise instructed, we will place orders in accordance with your written investment instructions to buy/sell deposits, securities and other financial instruments with Deutsche Bank Securities, Inc. (DBSI), our affiliated registered broker-dealer.

•

If you choose to invest in a proprietary MMF, we and/or our affiliates may earn investment management fees and other fees associated with these MMFs, as disclosed in the relevant MMF’s prospectus, in addition to the charges quoted above. Also, we have entered into agreements with certain MMFs, including proprietary MMFs, or their agents, to provide shareholder services to those MMFs. We are paid a fee by the MMFs for providing these shareholder services that, calculated on an annual basis, does not exceed 80 basis points per annum of the average daily balance of the amount of your investment in these MMFs. Qualified Funds are those MMFs that pay incentive payments to us and, in some cases, are part of our automated internal trade order entry system. We also make available other MMFs that are not Qualified Funds. Please note, however, that the transaction charges described above apply to each transaction in these MMFs. We may receive other compensation from the advisers to or other affiliates of the MMFs.

•	If you choose to use other services provided by any of our affiliates, we may be allocated a portion of the fees earned.

F-14

•	We will provide periodic account statements describing transactions executed for your account(s). Confirmations of trades will be available upon your request at no additional charge.

•

Shares of MMFs are not deposits or obligations of, or guaranteed by, us or any of our affiliates, and are not insured by the Federal Deposit Insurance Corporation or any other agency of the U.S. Government. Investments in the MMFs involve the possible loss of principal. Please read the prospectus carefully before investing.

•

For multi-currency financing arrangements, we may also place orders to buy/sell currencies with any of our affiliates. These transactions (for which normal and customary spreads may be earned) will be executed by such affiliates on a principal basis solely for your account(s) and without recourse to us or any such affiliates.

C. Important Information about Procedures for Opening a New Account

To help fight the funding of terrorism and money laundering activities, Deutsche Bank obtains, verifies, and records information that identifies individuals or entities that establish a relationship or open an account with DB. What this means: We will ask for the name, address, tax identification number and other information that will allow us to identify the individual or entity who is establishing the relationship or opening the account. We may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided.

We hereby request that you indicate your agreement with the above Fee Schedule and Other Provisions by signing in the space provided below. It is understood and agreed that the provisions of the Fee Schedule and Other Provisions contained herein will survive execution of the final document relating to this transaction to the extent they do not conflict with the final governing documents.

Accepted and agreed:

Signature:

Print Client Name:

Date:

Tax ID:

F-15

EXHIBIT C

AUTHORIZED INVESTMENT

The Escrow Agent shall invest and reinvest the Escrow Cash, upon the written instructions received from the Indemnitors’ Representative, in any combination of the following: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or readily marketable obligations unconditionally guaranteed by the full faith and credit of the government of the United States or (b) insured certificates of deposit of, or time deposits with, any commercial bank that: (i) is a member of the U.S. Federal Reserve System, (ii) issues commercial paper rated at least “Prime 1” (or the then-equivalent grade) by Moody’s Investor Service, Inc. or “A-1” (or the then-equivalent grade) by Standard & Poor’s Rating Services, (iii) is organized under the laws of the United States or any state thereof, and (iv) has combined capital and surplus of at least $1 billion. The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. In the absence of written instructions received from the Indemnitors’ Representative, the Escrow Cash shall be invested in the Federated Prime Value Obligations fund #856.

F-16

EXHIBIT D

DEPOSIT INSTRUCTIONS

To:

Deutsche Bank National Trust Company
Attention: Corporate Escrow Manager

101 California Street, 47th Floor,

San Francisco, CA 94111

Fax No.: 415-617-4280

Copy:	Azur Pharma Limited

Indemnitors’ Representative

Reference is made to that certain Escrow Agreement (the “Escrow Agreement”), dated             , 2011, by and among Azur Pharma Limited (“Company”), Jazz Pharmaceuticals, Inc. (“Jazz”), Seamus Mulligan, as representative (the “Indemnitors’ Representative”) of certain shareholders of the Company and Deutsche Bank National Trust Company, a national banking association (the “Escrow Agent”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Escrow Agreement.

Pursuant to Section 2.1(b) of the Escrow Agreement, the undersigned hereby provides Deposit Instructions and notifies the Escrow Agent, the Indemnitors’ Representative and the Company of the undersigned’s election to substitute $             (the “Cash”) for              of the Escrow Shares held in the Escrow Account on behalf of the undersigned (the “Released Shares”) and instructs the Escrow Agent to accept the Cash and hold it in the Escrow Account on behalf of the undersigned and distribute the Released Shares to the undersigned in accordance with the delivery instructions below.

The undersigned delivers the Cash (pursuant to wire instructions previously provided to the undersigned by the Escrow Agent) to the Escrow Agent together with this Deposit Instructions. The undersigned represents and certifies to the Escrow Agent, the Indemnitors’ Representative and the Company that: (a) the FMV of the Released Shares of the date hereof is $             ; and (b) the Cash equals the FMV of the Released Shares as of the date hereof, all in accordance with the terms of the Escrow Agreement.

Delivery Instructions:

Very truly yours,

F-17

Annex G

SUBJECT TO CONTRACT / CONTRACT DENIED

Dated September 19, 2011

THE PERSONS LISTED IN SCHEDULE 1

(the Covenantors)

JAZZ PHARMACEUTICALS, INC.

(Jazz)

AZUR PHARMA LIMITED

(Azur)

DEED OF COVENANT

A & L GOODBODY

THIS DEED OF COVENANT is dated September 19, 2011 and made between:

(1)	Those persons listed in Schedule 1 hereto (the Covenantors);

(2)	JAZZ PHARMACEUTICALS, INC., a corporation incorporated in the State of Delaware (Jazz); and

(3)	AZUR PHARMA LIMITED a limited company formed under the laws of Ireland (registered number 399192) whose registered address is 1 Stokes Place, St. Stephen’s Green, Dublin 2, Ireland (Azur).

RECITALS

A.	The Covenantors are holders of shares, or options to acquire shares, in Azur.

B.	Jazz and Azur are party to an Agreement and Plan of Merger and Reorganization among Azur, Jazz, Jaguar Merger Sub Inc. and the Indemnitors’ Representative (as defined therein) (the Merger Agreement) pursuant to which Jazz and Azur have agreed to combine the businesses of Jazz with the business of Azur, upon the terms and subject to the conditions set forth in the Merger Agreement.

C.	The Merger Agreement details various matters which must be undertaken by Azur and the Covenantors in order to effect the transactions contemplated by the Merger Agreement.

D.	Azur and the Covenantors have agreed to enter into this Deed of Covenant to give effect to those steps and to covenant to take the actions specified herein.

IT IS AGREED by this Deed as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1.	In this Deed, unless the context otherwise requires:

1963 Act means the Irish Companies Act, 1963 (as amended);

Azur Options has the meaning given to such term in the Merger Agreement;

Azur Ordinary Shares has the meaning given to such term in the Merger Agreement;

Business Day means any day on which banks are open generally for business in Dublin, excluding Saturdays and Sundays and any requirement that any notice be delivered or other action be carried out on a Business Day will only be satisfied between the hours of 9.00 am and 5.00 pm Irish time on such Business Day;

Call Option Agreements means those Call Option Agreements dated May and June 2005, as amended, between Azur and each of Seamus Mulligan, David Brabazon and Eunan Maguire;

Cash Equivalent Amount means, with respect to a particular Covenantor, cash in an amount equal to the product of: (A) such Covenantor’s Escrow Shares multiplied by (B) the FMV as of the date of delivery of such cash amount;

Closing has the meaning given to such term in the Merger Agreement;

Closing Date has the meaning given to such term in the Merger Agreement;

Effective Date has the meaning given to such term in the Merger Agreement;

Escrow Account has the meaning given to such term in the Escrow Agreement;

Escrow Agreement has the meaning given to such term in the Merger Agreement;

Escrow Shares means, with respect to a particular Covenantor, such Covenantor’s Pro Rata Percentage of the Total Escrow Shares, rounded to the nearest whole share;

FMV has the meaning given to such term in the Escrow Agreement;

Ireland means Ireland (excluding Northern Ireland) and Irish will be construed accordingly;

Pro Rata Percentage has the meaning given to such term in the Merger Agreement;

Reorganization has the meaning given to such term in the Merger Agreement; and

Shareholders’ Agreement means the Shareholders’ Agreement dated 31 October 2007 in respect of Azur and made between Azur, Davy Corporate Finance Limited and the parties listed in Schedule 1 to that Agreement;

Total Escrow Shares means ten percent (10%) of the Ordinary Shares in the capital of Azur outstanding immediately prior to Closing, rounded to the nearest whole share.

and cognate terms will be construed accordingly.

1.2.	The Schedules referred to in this Deed form an integral part of this Deed and references to this Deed include reference to them.

1.3.	Headings are inserted for convenience only and do not affect the construction of this Deed.

1.4.	Unless expressly stated in this Deed or the context otherwise requires, in this Deed:

1.4.1.	references to persons are deemed to include references to natural persons, firms, partnerships, companies, corporations, associations, bodies corporate, trusts, investment funds, governments, states or agencies (in each case whether or not having a separate legal personality) but references to individuals are deemed to be references to natural persons only;

1.4.2.	subject to clause 5.7, reference to writing or similar expressions includes transmission by facsimile or electronic means;

1.4.3.	a word or phrase the definition of which is contained or referred to in section 2 of the 1963 Act has the meaning attributed to it by that definition;

1.4.4.	references to Acts, statutory instruments and other legislation are to legislation operative in Ireland and to such legislation, modified, consolidated, amended or re-enacted as at the date of this Deed and any subordinate legislation made under that legislation;

1.4.5.	a reference to this Deed, to any other document or to any specified provision of this Agreement or any other document is a reference to this Deed, to such other document or to such provision as in force for the time being and as amended or supplemented from time to time in accordance with its terms;

1.4.6.	the terms “including” or “includes” will be interpreted so as not to limit the meaning of any words preceding such terms;

1.4.7.	if any action or duty to be taken or performed under any of the provisions of this Deed would fall to be taken or performed on a day which is not a Business Day, such action or duty will be taken or performed on the Business Day next following such day;

1.4.8.	all references to recitals, sections, clauses, paragraphs, schedules and annexures are to recitals in, sections, clauses and paragraphs of and schedules and annexures to this Deed;

1.4.9.	all references to time are references to Irish time; and

1.4.10.	words such as “hereby”, “hereunder”, “hereto”, “hereof” and “herein” and other words commencing with “here” will, unless the context clearly indicates to the contrary, refer to the whole of this Deed and not to any particular section, clause or paragraph hereof.

2.	SHAREHOLDERS’ COVENANTS

In consideration of the entry by Jazz into the Merger Agreement and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the Covenantors, each of the Covenantors hereby irrevocably covenants and undertakes, severally and not jointly (with the intent that such covenant shall be enforceable by Jazz and its successors and assigns) as follows:

2.1.1.	he shall

(1)	at any general meeting of Azur held at or prior to Closing, vote in favour of all shareholder resolutions which the shareholders of Azur are required to pass in order to give effect to the terms of Merger Agreement, including those resolutions listed in Schedule 1 thereto (the Shareholder Resolutions); and

(2)	if and to the extent that he is provided with the Shareholder Resolutions in the form of resolutions in writing of the shareholders of Azur, he shall execute and deliver such resolutions in writing in a timely manner;

2.1.2.	except in respect of any transaction between him and Azur or as otherwise contemplated by the Merger Agreement or Schedule 1 thereto, he shall not sell, transfer, encumber, grant any option over or otherwise dispose of or permit the sale, transfer, charging or other disposition or the creation or grant of any other encumbrance or option over all or any of the Azur Ordinary Shares (which for the purposes of this covenant shall include any shares issued by Azur in exchange for the Azur Ordinary Shares pursuant to the Reorganization) or Azur Options held or controlled by him or any interest in all or any thereof;

2.1.3.	he shall exercise (conditional upon, and effective as of immediately prior to, Closing) the Azur Options held by him within the exercise periods determined by the board of Azur and, in any event, before the Closing Date;

2.1.4.	he shall, to the extent he is a party to the Shareholders’ Agreement and / or a Call Option Agreement, execute and deliver prior to the Closing Date, a deed terminating the Shareholders’ Agreement and / or a Call Option Agreement; such terminations stated to take effect immediately prior to Closing; and

2.1.5.	such Covenantor irrevocably covenants and undertakes that he will, on or within 5 Business Days following the Closing Date, either:

(1)	deposit his Escrow Shares into the Escrow Account in accordance with the terms of the Escrow Agreement; or

(2)	deposit the Cash Equivalent Amount into the Escrow Account in accordance with the terms of the Escrow Agreement.

3.	ADDITIONAL SHAREHOLDER PARTIES

The parties to the Merger Agreement have agreed that certain additional shareholders of Azur and holders of Azur Options may become parties to this Deed after the date hereof and prior to Closing. In such event, any such additional shareholder of Azur or holder of Azur Options shall agree to be bound to this Deed pursuant to a written instrument in customary form reasonably acceptable to Azur and Jazz whereupon such person shall become a Covenantor within the meaning hereof, and the Schedule hereto shall be replaced with an updated Schedule reflecting the addition of such shareholder or holder of Azur Options.

4.	TERMINATION

This Deed and the undertakings and covenants given hereunder shall terminate upon termination of the Merger Agreement in accordance with its terms. Following the Effective Date, this Deed shall terminate in respect of each Covenantor upon the date on which such Covenantor has performed his or its obligation pursuant to clause 2.1.4 hereof.

5.	MISCELLANEOUS PROVISIONS

5.1.	Assignment: No party to this Deed may assign, transfer or novate any of its rights or obligations under this Deed without the prior written consent of the other parties.

5.2.	Costs and Expenses: Each party to this Deed will pay its own costs of and incidental to this Deed and its implementation.

5.3.	Severability: All of the terms and provisions of this Deed are distinct and severable and if any term or provision is held or declared to be unenforceable, illegal or void in whole or in part by any court, regulatory authority or other competent authority it will, to that extent only, be deemed not to form part of this Deed and the enforceability, legality and validity of the remainder of this Deed will not in any event be affected. The parties will then use all reasonable endeavours to agree to replace the unenforceable, illegal or void term or provision with a term or provision which is legal and enforceable and which has an effect that is as near as possible to the intended effect of the term or provision to be replaced.

5.4.	Remedies Cumulative: The provisions of this Deed and the rights and remedies of the parties are independent, cumulative and are without prejudice and in addition to any other rights or remedies which a party may have whether arising under common law, statute, custom or otherwise. The exercise by a party of any one right or remedy under this Deed or at law or in equity will not (unless expressly provided in this Deed or at law or in equity) operate so as to hinder or prevent the exercise by that party of any other right or remedy.

5.5.	Waiver: A waiver by any party or parties of any breach of any of the terms, provisions, conditions or covenants of this Deed or the acquiescence of any party or parties in any act (whether commission or omission) which but for such acquiescence would be a breach, will not constitute a general waiver of the term, provision, condition or covenant or of any subsequent act which is inconsistent with it.

5.6.	Notices:

5.6.1.	Any notice or other communication to be given or served under this Deed will be in writing, addressed to the relevant party and expressed to be a notice or communication under this Agreement and shall be delivered or sent by pre-paid registered post addressed as follows:

to the Covenantors: at the address set out opposite each in Schedule 1;

Notices to Azur (prior to the Closing) shall be addressed to:

Azur Pharma Limited.

45 Fitzwilliam Square

Dublin 2, Ireland

Attn.: CFO

Fax No.: +353 1 634 4170

with a copy (which shall not constitute notice) to:

Mayer Brown LLP

1675 Broadway

New York, New York 10019

Attn.: Reb D. Wheeler

Fax No.: (212) 849-5914

or at such other address and to the attention of such other person as Azur may designate by written notice to Jazz.

Notices to the Indemnitors’ Representative shall be addressed to:

Seamus Mulligan

Woodlands, Barrymore

Athlone, Co. Roscommon, Ireland

Fax No.: +353 1 260-7121

with a copy (which shall not constitute notice) to:

Mayer Brown LLP

1675 Broadway

New York, New York 10019

Attn.: Reb D. Wheeler

Fax No.: (212) 849-5914

or at such other address and to the attention of such other person as the Indemnitors’ Representative may designate by written notice to Azur and to Jazz

Notices to Jazz or Azur (after the Closing) shall be addressed to:

Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, CA 94304

Attn.: Carol Gamble, Senior VP, General Counsel and Corporate Secretary

Fax No.: (650) 496-3781

with a copy (which shall not constitute notice) to:

Cooley LLP

3175 Hanover St.

Palo Alto, California 94304

Attn.: Suzanne Sawochka Hooper and Jennifer Fonner DiNucci

Fax No.: +650-849-7400

or at such other address and to the attention of such other person as Jazz may designate by written notice to Azur.

5.6.2.	A notice or other communication will be deemed to have been duly served or given:

(1)	in the case of delivery, at the time of delivery; or

(2)	in the case of posting, 48 hours after posting (and proof that the envelope containing the notice or communication was properly addressed, prepaid, registered and posted by airmail will be sufficient evidence that the notice or other communication has been duly served or given);

but if a notice is given or served at business premises other than between 9.00 am and 5.00 pm on a Business Day, it will be deemed to be given or served between those hours on the next following Business Day.

5.6.3.	All notices or other communications will be in the English language.

5.7.	Variation: Except as contemplated in clause 3, this Deed may not be released, discharged, supplemented, amended, varied or modified in any manner except by an instrument in writing executed by each of the parties to this Deed.

5.8.	Counterparts: This Deed may be executed in any number of counterparts and by the several parties to it on separate counterparts, each of which when so executed will constitute an original but all of which together will evidence the same agreement.

5.9.	Governing Law: This Deed and all relationships created by it will in all respects be governed by and construed in accordance with Irish law.

5.10.	Jurisdiction:

(1)	The Covenantors each hereby agrees for the exclusive benefit of Jazz that any legal action or proceedings (Proceedings) brought against the Covenantors with respect to this Deed may be brought in the High Court in Ireland or such other competent court of Ireland as Jazz may elect, and the Covenantors waives any objection to Proceedings in such courts whether on grounds of venue or on the grounds that Proceedings have been brought in any inconvenient forum. The Covenantors hereby consent to the service by post of any process issued in connection with this Deed. Nothing in this Deed will affect the right to serve process in any other manner permitted by law.

(2)	Nothing contained in this Deed will limit the right of Jazz to take Proceedings against the Covenantors in any other court of competent jurisdiction, nor will the taking of any Proceedings in any one or more jurisdictions preclude the taking by the Jazz of Proceedings in any other jurisdiction whether concurrently or not.

IN WITNESS whereof this Deed of Covenant has been duly executed as a deed by the parties on the date first above mentioned.

SCHEDULE

THE COVENANTORS

1.	SEAMUS MULLIGAN, of Woodlands, Barrymore, Athlone, Co. Roscommon, Ireland;

2.	DAVYCREST NOMINEES LIMITED, a company incorporated in Ireland (Registered No.350038) whose registered office is at Davy House, 49 Dawson Street, Dublin 2, Ireland;

3.	DAVID BRABAZON of 47 Mount Prospect Avenue, Clontarf, Dublin 3, Ireland;

4.	EUNAN MAGUIRE of C/O Azur Pharma Inc., 1818 Market Street, Suite 2350, Philadelphia, PA 19103, United States.

Present when the common seal of
AZUR PHARMA LIMITED was affixed to this deed and this deed was delivered:		/s/ Brian Mckiernan
Director

/s/ James Skehan
Director/Secretary

Signed and delivered as a deed by
SEAMUS MULLIGAN		/s/ Seamus Mulligan
in the presence of:
Signature of witness:	/s/ Jane Fitzgerald
Name of witness:	Jane Fitzgerald
Address of witness:	Riverside one, Dublin 2
Occupation of witness:	Solicitor

Signed and delivered as a deed by
DAVID BRABAZON		/s/ David Brabazon
in the presence of:
Signature of witness:	/s/ Jane Fitzgerald
Name of witness:	Jane Fitzgerald
Address of witness:	Riverside one, Dublin 2
Occupation of witness:	Solicitor

Signed and delivered as a deed by
EUNAN MAGUIRE		/s/ Eunan Maguire
in the presence of:
Signature of witness:	/s/ Chris Dougherty
Name of witness:	Chris Dougherty
Address of witness:	55 Hamilton Ctr.,
Philadelphia, PA
Occupation of witness:	Accountant

Present when the common seal of
DAVYCREST NOMINEES
was affixed to this deed
and this deed was delivered:		/s/ Brian Mckiernan
Director

/s/ Shona McNeill
Director/Secretary

[Signature Page to Deed of Covenant]

Executed as a Deed by

JAZZ PHARMACEUTICALS, INC.

By:	/s/ Bruce C. Cozadd
Name: Bruce C. Cozadd
Title: Chairman and Chief Executive Officer

[Signature Page to Deed of Covenant]

Annex H

SUBJECT TO CONTRACT / CONTRACT DENIED

Dated September 19, 2011

THE PERSONS LISTED IN THE SCHEDULE

SEAMUS MULLIGAN AS THE INDEMNITORS’ REPRESENTATIVE

AZUR PHARMA LIMITED

JAGUAR MERGER SUB INC.

AND

JAZZ PHARMACEUTICALS, INC.

POWER OF ATTORNEY AND CONTRIBUTION AGREEMENT

THIS DEED (this Agreement) is dated September 19, 2011 and made between:

(1)	The several persons whose names and addresses are set out in the Schedule (Indemnitors);

(2)	Seamus Mulligan of Woodlands, Barrymore, Athlone, Co., Roscommon solely in his capacity as representative for the Indemnitors (the Indemnitors’ Representative);

(3)	AZUR PHARMA LIMITED, a limited company formed under the laws of Ireland (registered number 399192) whose registered address is 1 Stokes Place, St. Stephen’s Green, Dublin 2, Ireland (Azur)

(4)	JAGUAR MERGER SUB INC., a Delaware corporation and wholly owned subsidiary of Azur (Merger Sub), and

(5)	JAZZ PHARMACEUTICALS, INC., a Delaware corporation (Jazz).

RECITALS

A.	The Indemnitors are the legal owners of issued share capital of Azur.

B.	Pursuant to an Agreement and Plan of Merger and Reorganization entered into by Azur, Merger Sub and Jazz on today’s date (the Merger Agreement) Jazz and Azur have agreed to combine the businesses of Jazz with the business of Azur, upon the terms and subject to the conditions set forth in the Merger Agreement.

C.	To ensure the full benefit of the representation and warranties of Azur contained in the Merger Agreement to Jazz and to ensure the full benefit of the indemnification provisions set forth in Article IX of the Merger Agreement to the Indemnitees, the Indemnitors have agreed to enter into this Agreement.

IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1.	In this Agreement, unless otherwise defined, all capitalised terms shall have the meaning given to them in the Merger Agreement. In addition:

Claim means a claim against any one or more of the Indemnitors pursuant to Article IX of the Merger Agreement or section 2 of this Agreement in respect of which any one or more of the Indemnitors is, or is sought to be, made liable to pay any sum of money, whether such claim is brought by one or more of the Indemnitees.

1.2.	The Schedule referred to in this Agreement forms an integral part of this Agreement, and references to this Agreement include reference to it.

1.3.	Unless the context otherwise requires, in this Agreement:

1.3.1.	reference to writing or similar expressions includes transmission by facsimile or electronic means;

1.3.2.	references to Acts, statutory instruments and other legislation are to legislation operative in Ireland and to such legislation, modified, consolidated, amended or re-enacted (whether before or after the date of this Agreement) and any subordinate legislation made under that legislation;

1.3.3.	reference to any document includes that document as amended or supplemented whether before or after the date of this Agreement in accordance with the terms thereof; and

1.3.4.	words importing the singular include the plural and vice versa and words importing the masculine include references to the feminine and neuter and vice versa.

2.	INDEMNITY

From and after the Closing, each Indemnitor agrees, severally, not jointly, and pro rata (based on each such Indemnitor’s Pro Rata Percentage), to indemnify and hold harmless each of the Indemnitees from and against, and to pay and reimburse each of the Indemnitees for the amount of, any and all Losses in respect of which the Indemnitors are determined, pursuant to and in accordance with Article IX of the Merger

Agreement (as if each of the Indemnitors were party to the Merger Agreement), to owe such obligation to indemnify, hold harmless from and against, and pay and reimburse the Indemnitees, in all cases, subject to and in accordance with the terms, conditions and limitations set forth in the Merger Agreement, including, without limitation, those set forth in Article IX and section 11.2 of the Merger Agreement. In no event shall anything contained in this Agreement be deemed to expand, increase or modify any obligation of any Indemnitor determined pursuant to Article IX of the Merger Agreement (as if each of the Indemnitors were party to the Merger Agreement).

3.	APPOINTMENT OF INDEMNITORS’ REPRESENTATIVE

3.1.	Each of the Indemnitors agrees and acknowledges and warrants and represents to each of the other parties to this Agreement that:

3.1.1.	the Indemnitors’ Representative shall, on behalf of each of the Indemnitors have full and irrevocable power and authority:

(1)	to enter into the Escrow Agreement and the other Related Agreements for and on behalf of each of the Indemnitors;

(2)	to take any action, give any consent and to do or omit to do anything in connection with any Claim or pursuant to the powers and authorities vested in him or contemplated by the Merger Agreement, this Agreement, the Escrow Agreement or the other Related Agreements including, without limitation, disputing, electing not to dispute, or settling any Claim; and

(3)	where any Claim against an Indemnitor has been settled or determined, in each case as contemplated by the Merger Agreement, this Agreement or the Escrow Agreement, to direct the Escrow Agent to release any amount in respect of such Claim in the manner contemplated by the Escrow Agreement, and the Indemnitees may liaise and agree matters exclusively with the Indemnitors’ Representative in respect of a Claim or as otherwise provided in the Merger Agreement and the Related Agreements and the Indemnitors’ Representative shall have no liability to the Indemnitors (or any of them) in respect of any action taken by him or any omission to take action by him in relation to any Claim or pursuant to the Merger Agreement, this Agreement, the Escrow Agreement or the other Related Agreements except to the extent that he has acted fraudulently.

3.1.2.	a decision, act, consent or instruction of the Indemnitors’ Representative in relation to the matters referred to in section 3.1.1 above shall constitute a decision of all the Indemnitors and shall be final, binding and conclusive upon each of the Indemnitors, and the Indemnitees and the Escrow Agents may rely upon any such decision, act, consent or instruction of the Indemnitors’ Representative in relation to any such matter as being the decision, act, consent or instruction of each of the Indemnitors.

3.2.	Each of the Indemnitors shall severally and pro rata (based on their respective Pro Rata Percentages) indemnify the Indemnitors’ Representative and hold the Indemnitors’ Representative harmless against any loss, damage, injury, liability or expense incurred by him in taking any action, giving any consent or doing or omitting to do anything in his capacity as Indemnitors’ Representative or in connection with any Claim (including disputing or settling any Claim), including the fees and expenses of any legal counsel retained by the Indemnitors’ Representative together with all other reasonable expenses incurred by the Indemnitors’ Representative in his capacity as Indemnitors’ Representative in connection with a Claim. The Indemnitors’ Representative may request payment of expenses in advance of incurring an expense and the Indemnitors shall make payment of an amount in proportion to their respective Pro Rata Percentages, within five Business Days of a request.

3.3.	For the purpose of giving further effect to this section 3, each of the Indemnitors hereby duly appoints the Indemnitors’ Representative as his attorney-in-fact (with full power of substitution)

with full power to (1) take any and all actions or refrain from taking any actions and (2) execute, complete and deliver in the name and on behalf of the Indemnitors all agreements, instruments, certificates, statements, notices, waivers, undertakings, amendments, deeds, or other documents, that the Indemnitors’ Representative determines in his reasonable discretion is necessary, appropriate or advisable to give effect to the provisions of section 3.1.1.

3.4.	The appointments in section 3.3 are, subject to section 3.5, irrevocable and are given to secure the performance of the obligations of each appointor under this Agreement.

3.5.	If at any time Indemnitors representing greater than 50 per cent. of the Azur Ordinary Shares (as calculated by reference to the register of members of Azur at the end of the Business Day prior to Closing) notify Azur and Jazz in writing that they wish to replace the existing Indemnitors’ Representative with another Indemnitor (whose identity is specified in such notice), that other Indemnitor shall be deemed to be the Indemnitors’ Representative with effect from service of such notice.

3.6.	In the event of the death or incapacity of the Indemnitors’ Representative or the Indemnitors’ Representative informing the Indemnitors that he wishes to resign as Indemnitors’ Representative, the Indemnitors agree to appoint, within the 30-day period immediately following the date of the death or incapacity or date of notice of resignation (which resignation may not take effect for a period of 30 days from such date of notice) of the Indemnitors’ Representative, a successor who is acceptable to a majority in number of the other Indemnitors (excluding the Indemnitors’ Representative) and who agrees in writing to accept that appointment in accordance with this clause 3.

3.7.	The parties agree that any replacement of the Indemnitors’ Representative pursuant to the foregoing section 3.5 or section 3.6 shall become the Indemnitors’ Representative for all purposes under the Merger Agreement, the Escrow Agreement and the Related Agreements and the parties shall take such action as is necessary to notify the Escrow Agent and any other applicable third parties of such appointment.

3.8.	The Indemnitors’ Representative shall have no duties or responsibilities except those expressly set forth herein and in the Merger Agreement and the Related Agreements. The Indemnitors’ Representative shall be entitled to engage such counsel, experts and other agents and consultants as it shall deem appropriate in connection with exercising its powers and performing its function hereunder and shall be entitled to conclusively rely on the opinions and advice of such Persons.

3.9.	The relationship created herein is not to be construed as a joint venture or any form of partnership between or among the Indemnitors’ Representative and the Indemnitors for any purpose of Law, including without limitation, income tax purposes.

3.10.	The power of attorney created by this clause 3 is coupled with an interest and shall be binding upon and enforceable against the respective heirs, personal representatives, successors and assigns of the Indemnitors, and the power of attorney created hereby shall not be revoked or terminated by the death, disability, bankruptcy, incompetence or dissolution of any Indemnitor, or his, her or its respective heirs, personal representatives, successors or assigns.

3.11.	The Indemnitors shall promptly execute and deliver all such documents, and do all such things, as may from time to time be reasonably required for the purpose of giving full effect to the provisions of this clause 3.

4.	ADDITIONAL SHAREHOLDER PARTIES

The parties to the Merger Agreement have agreed that certain additional shareholders of Azur and holders of Azur Options may become parties to this Agreement after the date hereof and prior to Closing. In such event, any such additional shareholder of Azur or holder of Azur Options shall agree to be bound to this Agreement pursuant to a written instrument in customary form reasonably acceptable to Azur and Jazz whereupon such person shall become an Indemnitor within the meaning hereof, and the Schedule hereto shall be replaced with an updated Schedule reflecting the addition of such shareholder or the holder of Azur Options.

5.	MISCELLANEOUS PROVISIONS

5.1.	Severability: All the terms and provisions of this Agreement are distinct and severable, and if any term or provision is held or declared to be unenforceable, illegal or void in whole or in part by any court, regulatory authority or other competent authority it will to that extent only be deemed not to form part of this Agreement, and the enforceability, legality and validity of the remainder of this Agreement will not in any event be affected.

5.2.	Assignment: No Indemnitor may, without the prior written consent of Jazz, assign, transfer, charge or grant any other security interest over or otherwise deal in any other manner with this Agreement or any of his rights under it, or purport to do any of the same, nor sub-contract any or all of his obligations under this Agreement.

5.3.	Set-Off: All amounts due under this Agreement shall be paid in full without any deduction or withholding other than as required by law and none of the Indemnitors shall be entitled to assert any credit, set-off or counterclaim against any other Indemnitor or any other party to this Agreement in order to justify withholding payment of any such amount in whole or in part.

5.4.	Variation and Waiver:

5.4.1.	Except as contemplated in Clause 4, any variation of this Agreement shall be in writing and signed by or on behalf of each of the parties to it.

5.4.2.	Any waiver of any right under this Agreement is only effective if it is in writing and it applies only to the party to whom the waiver is addressed and the circumstances for which it is given and shall not prevent the party which has given the waiver from subsequently relying on the provision it has waived.

5.4.3.	No failure to exercise or delay in exercising any right or remedy provided under this Agreement or by law constitutes a waiver of such right or remedy or shall prevent any future exercise in whole or in part thereof.

5.4.4.	No single or partial exercise of any right or remedy under this Agreement shall preclude or restrict the further exercise of any such right or remedy.

5.4.5.	Unless specifically provided otherwise, rights arising under this Agreement are cumulative and do not exclude rights provided by law.

5.5.	Counterparts: This Agreement may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

5.6.	Successors: The rights and obligations of the Indemnitors under this Agreement shall continue for the benefit of and shall be binding on their respective successors and assigns.

5.7.	Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented internationally-recognised overnight delivery service or, to the extent receipt is confirmed, telecopy, facsimile or other electronic transmission service to the appropriate address or number as set forth below.

Notices to Azur (prior to the Closing) shall be addressed to:

Azur Pharma Limited.

45 Fitzwilliam Square

Dublin 2, Ireland

Attn.: CFO

Fax No.: +353 1 634 4170

with a copy (which shall not constitute notice) to:

Mayer Brown LLP

1675 Broadway

New York, New York 10019

Attn.: Reb D. Wheeler

Fax No.: (212) 849-5914

or at such other address and to the attention of such other person as Azur may designate by written notice to Jazz.

Notices to the Indemnitors’ Representative shall be addressed to:

Seamus Mulligan

Woodlands, Barrymore

Athlone, Co. Roscommon, Ireland

Fax No.: +353 1 260-7121

with a copy (which shall not constitute notice) to:

Mayer Brown LLP

1675 Broadway

New York, New York 10019

Attn.: Reb D. Wheeler

Fax No.: (212) 849-5914

or at such other address and to the attention of such other person as the Indemnitors’ Representative may designate by written notice to Azur and to Jazz.

Notices from the Indemnitors’ Representative to any Indemnitor shall be sent to such Indemnitor’s address as set forth on the signature pages hereto, or at such other address and to the attention of such other person as such Indemnitor may designate by written notice to the Indemnitors’ Representative

Notices to Jazz or Azur (after the Closing) shall be addressed to:

Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, CA 94304

Attn.: Carol Gamble, Senior VP, General Counsel and Corporate Secretary

Fax No.: (650) 496-3781

with a copy (which shall not constitute notice) to:

Cooley LLP

3175 Hanover St.

Palo Alto, California 94304

Attn.: Suzanne Sawochka Hooper and Jennifer Fonner DiNucci

Fax No.: +650-849-7400

or at such other address and to the attention of such other person as Jazz may designate by written notice to Azur.

5.8.	Governing Law and Jurisdiction

Section 11.2 of the Merger Agreement shall apply to this Agreement, mutatis mutandis.

IN WITNESS whereof the parties hereto have caused this Agreement to be executed as a Deed on the date first herein written.

SCHEDULE

PARTICULARS OF INDEMNITORS

1.	SEAMUS MULLIGAN, of Woodlands, Barrymore, Athlone, Co. Roscommon, Ireland;

2.	DAVYCREST NOMINEES LIMITED, a company incorporated in Ireland (Registered No.350038) whose registered office is at Davy House, 49 Dawson Street, Dublin 2, Ireland;

3.	DAVID BRABAZON of 47 Mount Prospect Avenue, Clontarf, Dublin 3, Ireland;

4.	EUNAN MAGUIRE of C/O Azur Pharma Inc., 1818 Market Street, Suite 2350, Philadelphia, PA 19103, United States.

Present when the common seal of
AZUR PHARMA LIMITED was affixed to this deed and this deed was delivered:		/s/ Brian McKiernan
Director

/s/ James Skehan
Director/Secretary

Signed and delivered as a deed by
SEAMUS MULLIGAN in the presence of:		/s/ Seamus Mulligan
Signature of witness:	/s/ Jane Fitzgerald
Name of witness:	Jane Fitzgerald
Address of witness:	Riverside one, Dublin 2
Occupation of witness:	Solicitor

Signed and delivered as a deed by
DAVID BRABAZON in the presence of:		/s/ David Brabazon
Signature of witness:	/s/ Jane Fitzgerald
Name of witness:	Jane Fitzgerald
Address of witness:	Riverside one, Dublin 2
Occupation of witness:	Solicitor

Signed and delivered as a deed by
EUNAN MAGUIRE in the presence of:		/s/ Eunan Maguire
Signature of witness:	/s/ Chris Dougherty
Name of witness:	Chris Dougherty
Address of witness:	55 Hamilton Ctr.,
Philadelphia, PA
Occupation of witness:	Accountant

Present when the common seal of
DAVYCREST NOMINEES was affixed to this deed and this deed was delivered:		/s/ Brian McKiernan
Director

/s/ Shona McNeill
Director/Secretary

[Signature Page to Power of Attorney and Contribution Agreement]

Executed as a Deed by
JAGUAR MERGER SUB INC.
By:	/s/ Eunan Maguire
Name: Eunan Maguire
Title: President

Executed as a Deed by
JAZZ PHARMACEUTICALS, INC.
By:	/s/ Bruce C. Cozadd
Name: Bruce C. Cozadd
Title: Chairman and Chief Executive Officer

[Signature Page to Power of Attorney and Contribution Agreement]

Annex I

FORM OF

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of the Effective Date (as defined below) by and among [AZUR PHARMA LIMITED, a limited company formed under the laws of Ireland (registered number 399192) whose registered address is 1 Stokes Place, St. Stephen’s Green, Dublin 2, Ireland][AZUR PHARMA, PLC, a public limited company incorporated in Ireland (registered number [•]) whose registered address is 1 Stokes Place, St. Stephen’s Green, Dublin 2, Ireland] (the “Company”), and each Person listed on Exhibit A hereto (each an “Azur Investor” and collectively, the “Azur Investors”).

WHEREAS, the Company, Jaguar Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Jazz Pharmaceuticals, Inc., a Delaware corporation (“Jazz”), and Seamus Mulligan, solely in his capacity as the representative for the Azur Securityholders, entered into an Agreement and Plan of Merger and Reorganization, dated as of September 19, 2011 (the “Merger Agreement”), pursuant to which, among other things, the Reorganization will be effected and Merger Sub will merge with and into Jazz (the “Merger”), and Jazz, as the surviving corporation of the Merger, shall become an wholly owned subsidiary of the Company upon the terms and conditions set forth in the Merger Agreement; and

WHEREAS, this Agreement is being executed and delivered pursuant to the terms of the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1 Definitions. In addition to the terms defined elsewhere in this Agreement, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Merger Agreement. Additional definitions are as follows:

1.1 “Effective Date” means the date that this Agreement is executed and delivered by the Company and each of the Azur Investors.

1.2 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.3 “Holder” means any person owning or having the right to acquire Registrable Securities, but only if such holder is an Azur Investor or any assignee thereof in accordance with Section 3.1 hereof.

1.4 “Majority Holders” means, as applicable, (i) prior to the Closing, the Azur Investors who hold a majority-in-interest of the Ordinary Shares then held by all Azur Investors or (ii) as of and following the Closing, the Holders of a majority-in-interest of the then outstanding Registrable Securities.

1.5 “Ordinary Shares” means the ordinary shares of $[0.01] each of the Company.

1.6 “Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated by the SEC pursuant to the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

1.7 “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

1.8 “Registrable Securities” means the Shares; provided, however, that no Shares shall be deemed Registrable Securities for purposes of this Agreement to the extent such Shares (x) have been sold to the public pursuant to a registration statement or pursuant to Rule 144, or (y) have been sold, transferred or otherwise disposed of by a Person in a transaction in which its rights under this Agreement were not assigned in accordance with Section 3.1 or (z) are held by a Holder whose rights to cause the Company to register Shares pursuant to this Agreement have terminated in accordance with Section 2.7 of this Agreement.

1.9 “Registration Expenses” means all expenses incurred by the Company in complying with Section 2 of this Agreement, including, without limitation, (a) all federal and state registration, qualification and filing fees, (b) printing expenses, (c) fees and disbursements of counsel for the Company (including the fees related to the delivery of customary opinions and 10b-5 negative assurance letters to the underwriters in connection with any Permitted Underwritten Offering), (d) the fees and expenses of the Company’s auditors in connection with any regular or special audits incident to or required by any such registration or the preparation and delivery of comfort letters customarily delivered to the underwriters in connection with any Permitted Underwritten Offering, (e) all of the Company’s word processing, duplicating, printing, messenger and delivery expenses, (f) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (g) the fees and expenses of any special experts retained by the Company in connection with such registration and amendments and supplements to the Registration Statement and Prospectus, (h) premiums and other costs of the Company for policies of insurance against liabilities of the Company arising out of any public offering of the Registrable Securities being registered, to the extent that the Company in its sole discretion elects to obtain and maintain such insurance and (i) the reasonable fees and disbursements, not to exceed an aggregate of fifty thousand dollars ($50,000) during the term of this Agreement, of one special counsel for all Holders incurred in connection with the registration of the Registrable Securities hereunder.

1.10 “Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of all or any portion of the Registrable Securities pursuant to the provisions of Section 2.1 of this Agreement.

1.11 “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

1.12 “Rule 145” means Rule 145 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

1.13 “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

1.14 “Rule 416” means Rule 416 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

1.15 “S-4 Registration Statement” has the same meaning as the term “Registration Statement” as defined in Section 1.1 of the Merger Agreement.

1.16 “S-4 Registration Statement Effectiveness Date” means the date on which the S-4 Registration Statement is declared effective by the SEC.

1.17 “SEC Guidance” means (i) any publicly-available written or oral guidance, or comments, requirements or requests of the SEC staff and (ii) the Securities Act and the rules and regulations thereunder.

1.18 “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement, and all fees and disbursements of counsel to the Holders that are not included in Registration Expenses.

1.19 “Shares” means collectively, (i) all Ordinary Shares that are or will be (as applicable) held by the Azur Investors on the Closing Date, immediately after giving effect to the Closing, and (ii) any Ordinary Shares issued after the Closing as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Ordinary Shares referenced in (i) above.

2 Registration Rights.

2.1 Shelf Registration.

(a) As soon as reasonably practicable following the initial filing by the Company of the S-4 Registration Statement with the SEC, the Company shall prepare, and as soon as reasonably practicable (taking into consideration any applicable SEC Guidance) after the S-4 Registration Statement Effectiveness Date (or such later date as shall be mutually agreed by the Company and the Majority Holders), the Company shall file with the SEC a “shelf” Registration Statement covering the resale of all of the Registrable Securities (based on the number thereof as estimated by the Company to be outstanding on the Closing Date at the time of filing of such Registration Statement) for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Majority Holders may reasonably specify (the “Initial Registration Statement”). The Initial Registration Statement shall be on Form S-3 (except if the Company is then ineligible pursuant to SEC Guidance to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on Form S-1) subject to the provisions of Section 2.1(e) and shall contain (except if otherwise required pursuant to written comments received from the SEC upon a review of such Registration Statement) the “Plan of Distribution” section attached hereto as Annex I. Notwithstanding the registration obligations set forth in this Section 2.1(a) and Section 2.1(b), in the event the SEC informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders thereof and use its reasonable best efforts to file amendments to the Initial Registration Statement as required by the SEC or (ii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Section 612.09 of the Compliance and Disclosure Interpretations of the staff of the Division of Corporation Finance with respect Rule 415, dated January 26, 2009. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used reasonable best efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), the number of

Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of unregistered Registrable Securities held by such Holders (if prior to the Closing, based on the number thereof as estimated by the Company to be outstanding as of the Closing at such time), subject to any determination by the SEC that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Initial Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the SEC, as promptly as allowed by SEC Guidance, one or more registration statements on Form S-3 (except if the Company is then ineligible to register for resale the Registrable Securities on Form S-3, in which case such registrations shall be on Form S-1) to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as amended, or the New Registration Statement.

(b) The Company shall use its reasonable best efforts (i) to cause the Initial Registration Statement (as may be amended) or the New Registration Statement, as applicable, to become or to be declared effective by the Closing Date or as soon as reasonably practicable thereafter, (ii) with respect to each other Registration Statement filed pursuant to Section 2.1(a), to cause each such Registration Statement to become or to be declared effective as soon as reasonably practicable after the filing thereof, and (iii) subject to Section 2.3(a) hereof, to keep each Registration Statement continuously effective under the Securities Act until the earlier of (x) such time as all of the Registrable Securities covered by such Registration Statement have been publicly sold by the Holders or (y) the date on which all Shares covered by such Registration Statement cease to be Registrable Securities hereunder (the “Effectiveness Period”).

(c) The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall comply with the requirements of the Securities Act and the rules and regulations promulgated thereunder and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading. Each Registration Statement shall also cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional Ordinary Shares resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.

(d) Each Holder agrees to furnish to the Company a completed Questionnaire in the form attached to this Agreement as Annex II (a “Selling Shareholder Questionnaire”) on a date that is not less than five (5) Business Days prior to the date of filing of a Registration Statement. Each Holder further agrees that it shall not be entitled to be named as a selling securityholder in a Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time, unless such Holder has returned to the Company a completed and signed Selling Shareholder Questionnaire. If a Holder of Registrable Securities returns a Selling Shareholder Questionnaire after the deadline specified in the previous sentence, the Company shall use its reasonable best efforts to take such actions as are required to name such Holder as a selling securityholder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Shareholder Questionnaire; provided, however, that the Company shall not in any event be obligated to effect more than two (2) such post-effective amendments under this Section 2.1(d) in any twelve-month period (each such post-effective amendment, a “Holder POSAM”). Each Holder acknowledges and agrees that the information in the Selling Shareholder Questionnaire will be used by the Company in the preparation of the Registration Statement and hereby consents to the inclusion of such information in the Registration Statement.

(e) In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on Form S-1 or another appropriate form reasonably acceptable to the Majority Holders, and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that, subject to Section 2.3(a) hereof, the Company shall maintain the effectiveness of such Registration Statement that is on a form other than

Form S-3 then in effect, until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(f) Holders shall be entitled to offer and sell their Registrable Securities pursuant to an underwritten public offering provided that the aggregate amount of Registrable Securities to be offered and sold in such offering (i) represent not less than five percent (5%) of the total amount of Ordinary Shares outstanding at such time or (ii) are reasonably expected to result in aggregate gross proceeds of not less than $50 million (each such underwritten offering, a “Permitted Underwritten Offering”). In the event that Holders intend to sell Registrable Securities in a Permitted Underwritten Offering, the Holders intending to participate in any such Permitted Underwritten Offering (the “Participating Holders”) shall so notify the Company, which notice shall be delivered to the Company not less than twenty (20) days prior to the date the underwriting agreement for such Permitted Underwritten Offering is entered into by the Company (the “Underwriting Notice”). The managing underwriter(s) for any Permitted Underwritten Offering shall be selected by the Holders of a majority-in-interest of the Registrable Securities to be offered in such Permitted Underwritten Offering, with the consent of the Company (which consent shall not be unreasonably withheld). In connection with any Permitted Underwritten Offering, (x) the Company agrees, subject to clause (y), to enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such Permitted Underwritten Offering and (y) each Holder participating in such Permitted Underwritten Offering shall also enter into and perform its obligations under such underwriting agreement and such other documents reasonably required by the Company or such managing underwriter(s) to be executed in connection therewith. Notwithstanding the foregoing: (A) if the Company furnishes to the Participating Holders a certificate signed by the Company’s principal executive officer that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for a Permitted Underwritten Offering to be effected at such time, the Company shall have the right to defer such Permitted Underwritten Offering for a period of not more than sixty (60) days from the date of the Underwriting Notice, provided that the Company shall not exercise this deferral right more than once in any twelve (12) month period; (B) the Company shall not be obligated to take any action to effect any Permitted Underwritten Offering during the ninety (90) day period following the closing of any underwritten public offering of the Company’s securities (including a Permitted Underwritten Offering); and (C) the Company shall not be obligated to take any action to effect (a) more than two (2) Permitted Underwritten Offerings in any twelve (12) month period and (b) more than three (3) Permitted Underwritten Offerings during the term of this Agreement.

2.2 Obligations of the Company. In addition to the other obligations of the Company set forth in this Agreement, the Company shall:

(a) not less than five (5) Business Days prior to the filing of a Registration Statement (other than the Initial Registration Statement) and not less than three (3) Business Days prior to the filing of any related Prospectus or any amendment or supplement thereto (except for annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any similar or successor reports, including any proxy statements under the Exchange Act (collectively, the “SEC Reports”)), the Company shall furnish to the Holders (or, in lieu thereof, the Holders’ counsel described in Section 2.2(b), if any) copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed; provided, however, that (i) the Company shall not be required to furnish to the Holders any prospectus supplement being prepared and filed solely to name new or additional selling securityholders unless such Holders are named in such prospectus supplement, (ii) in the event that any Registration Statement is on Form S-1 (or other form which does not permit incorporation by reference), the Company shall not be required to furnish to the Holders any prospectus supplement containing information included in an SEC Report that would be incorporated by reference in such Registration Statement if such Registration Statement were on Form S-3 (or other form which permits incorporation by reference), and (iii) the Company shall furnish a copy of the Initial Registration Statement to the Holders within two (2) Business Days after it has been filed with the SEC;

(b) permit a single firm of counsel (which such counsel shall be confirmed to the Company in writing) designated by the Holders of a majority-in-interest of the Registrable Securities covered by a

Registration Statement to review such Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to the filing thereof (but only to the extent any such amendment or supplement is required to be furnished to the Holders pursuant Section 2.2(a) above), and use reasonable best efforts to reflect in such documents any comments as such counsel may reasonably propose;

(c) subject to Section 2.3(a), prepare and file with the SEC such amendments and supplements to a Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement in compliance with the requirements of the Securities Act and the rules and regulations promulgated thereunder and current, effective and free from any material misstatement or omission to state a material fact during the Effectiveness Period;

(d) furnish to any Holder with respect to the Registrable Securities registered under a Registration Statement such number of copies of such Registration Statement, Prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and the rules and regulations promulgated thereunder and such other documents as the Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Holder;

(e) use its reasonable best efforts to register and qualify the Registrable Securities covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any state or jurisdiction in which it is not now qualified or has not consented;

(f) notify the Holders in writing as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three (3) Business Days prior to such filing): (i)(A) when a Prospectus or any prospectus supplement (but only to the extent notice is required under Section 2.2(a) above) or post-effective amendment to a Registration Statement is proposed to be filed, (B) when the SEC notifies the Company whether there will be a “review” of such Registration Statement and whenever the SEC comments in writing on such Registration Statement (in which case the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders, but not information which the Company reasonably believes would constitute material non-public information) and (C) with respect to each Registration Statement or any post-effective amendment, when the same has been declared effective; (ii) of any request by the SEC or any other Governmental Authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Legal Proceeding for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Legal Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included or incorporated by reference in a Registration Statement ineligible for inclusion or incorporation by reference therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading; and (vi) of the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement or Prospectus; provided, that each Holder shall agree to keep any and all of such information confidential until such information otherwise becomes public; provided, further, that notwithstanding each Holder’s agreement to keep such information confidential, each such Holder makes no acknowledgement that any such information is material non-public information;

(g) following the occurrence of any event contemplated by Section 2.2(f)(v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the affected Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading and provide to each Holder such number of copies as may be reasonably requested of the Prospectus as so amended or supplemented;

(h) use its reasonable best efforts to cause all such Registrable Securities registered pursuant to this Section 2 to be listed on each securities exchange and trading system on which the Ordinary Shares are then listed;

(i) use its reasonable best efforts to prevent the issuance of any stop order by the SEC suspending the effectiveness of a Registration Statement or to obtain its withdrawal if such stop order should be issued;

(j) comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement, including without limitation, Rule 172 under the Securities Act, file any final prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Holders in writing if, at any time during the period of effectiveness of a Registration Statement, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Holders are required to make available a prospectus in connection with any disposition of the Registrable Securities and take such other actions as may be necessary to facilitate the registration of the Registrable Securities hereunder;

(k) use its reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

(l) at any time after the filing of the Initial Registration Statement and throughout the Effectiveness Period, make available, upon written request, at reasonable times at the Company’s principal place of business or such other reasonable place for inspection by the Holders who shall certify to the Company that they have a current intention to sell Registrable Securities pursuant to a Registration Statement, the Holders’ counsel described in Section 2.2(b) and any underwriter(s) of a Permitted Underwritten Offering and counsel for such underwriter(s), such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in such counsel’s reasonable belief, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to agree in writing pursuant to a customary confidentiality agreement to maintain in confidence and not to disclose to any other person any information or records designated by the Company as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in a Registration Statement or otherwise) or (B) such person shall be required to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement to allow the Company at its expense to undertake appropriate action to prevent disclosure of the information designated as confidential by the Company); and

(m) cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement (or electronic book entries in lieu thereof), which certificates shall be free, to the extent permitted by law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request.

2.3 Obligations of Holders.

(a) Suspension Notice.

(i) Each Holder further agrees by its acquisition of such Registrable Securities that, upon receipt of (i) a notice from the Company of the occurrence of any event of the kind described in Section 2.2(f)(ii)-(vi) and/or (ii) the notice required by 2.2(f)(i)(A) with respect to any post-effective amendment to a Registration Statement (each a “Suspension Notice”), such Holder will, regardless of whether the Company has breached its obligations under Section 2.3(a)(ii), forthwith discontinue disposition of such Registrable Securities under the Registration Statement for the period (the “Suspension Period”) beginning on the receipt of such Suspension Notice by the Holder until the Holders are advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.

(ii) The Company shall use its reasonable best efforts to not allow any Suspension Period (other than a Suspension Period caused by a Holder POSAM) to exceed 30 consecutive days and the aggregate of all Suspension Periods (excluding any Suspension Period caused by a Holder POSAM) to exceed 90 days in any twelve-month period.

(iii) Subject to Section 2.3(b), notwithstanding the receipt of a Suspension Notice from the Company, any Holder may sell its Registrable Securities pursuant to Rule 144 or otherwise (other than pursuant to or under the Registration Statement), provided that at the time of such sale such Holder is not in possession of material non-public information.

(b) Transfer Restrictions. Each Holder covenants and agrees that the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act (including a Registration Statement hereunder), or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable U.S. state and federal securities laws. In connection with any transfer of Shares other than (i) pursuant to an effective registration statement (including a Registration Statement hereunder), (ii) to the Company, (iii) to an Affiliate of a Holder or (iv) pursuant to Rule 144 (provided that the Holder provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide, and the transferor agrees to provide, to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

2.4 Expenses of Registration. All Registration Expenses shall be borne by the Company. All Selling Expenses shall be borne by the holders of the securities registered or sold, as applicable, pro rata on the basis of the number of Registrable Securities registered or sold, as applicable, except that Selling Expenses constituting any fees, commissions or discounts of any underwriter or broker dealer or any transfer taxes or stamp duties shall be payable by the Holder of the Registrable Securities to which such fees, commissions, discounts, taxes or duties relate.

2.5 Indemnification. In the event any Registrable Securities are included in a Registration Statement contemplated by this Agreement:

(a) The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, partners, members, managers, shareholders, Affiliates and employees of each of them, any underwriter (as defined in the Securities Act) for such Holder, any each Person who controls any such Holder or underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, shareholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of investigating and defending any such loss, claim, damage, liability or related action or proceeding) (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus, any issuer free writing prospectus (as defined in Rule 433 under the Securities Act) or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, preliminary prospectus, form of prospectus, issuer free writing prospectus, or supplement thereto, in light of the circumstances under which they were made) not misleading, or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder expressly for use in the Registration Statement, such Prospectus, preliminary prospectus, form of prospectus or issuer free writing prospectus or in any amendment or supplement thereto (it being understood that each Holder has approved Annex I hereto for this purpose), (B) in the case of an occurrence of an event of the type specified in Sections 2.2(f)(i)(A) (with respect to any post-effective amendment to a Registration Statement) and 2.2(f)(ii)-(vi), related to the use by a Holder or any underwriter retained by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated and defined in Section 2.3(a), but only if and to the extent that following the receipt of the Advice the misstatement or omission giving rise to such Loss would have been corrected in a Prospectus (as then amended or supplemented) or supplement thereto delivered to such Holder or underwriter or (C) any such Losses arise out of the Holder’s (or any other indemnified Person’s) failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented) to the Persons asserting an untrue statement or alleged untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person in which such delivery is required by the Securities Act (including Rule 172 under the Securities Act) if such statement or omission was corrected in such Prospectus or supplement. The Company shall notify the Holders promptly of the institution, threat or assertion of any Legal Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 2.5(c)) and shall survive any resales or dispositions of Registrable Securities by the Holders.

(b) Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, any underwriter of Registrable Securities and each Person who controls the Company or any underwriter (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, preliminary prospectus or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent that, such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein or (ii) to the extent that such information relates to such

Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder expressly for use in the Registration Statement (it being understood that the Holder has approved Annex I hereto for this purpose), such Prospectus or such form of prospectus or in any amendment or supplement thereto. In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) If any Legal Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to promptly give written notice to the Indemnifying party after commencement of any Legal Proceeding shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party, but the failure to so deliver written notice to the Indemnifying Party will not relieve it of any liability that it may have to any indemnified Party otherwise than under this Section 2.5.

An Indemnified Party shall have the right to employ separate counsel in any such Legal Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Legal Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Legal Proceeding; or (3) such Indemnified Party shall have been advised by counsel that an actual or potential conflict of interest exists if the same counsel were to represent such Indemnified Party and the Indemnifying Party or any other Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to not more than one local counsel that may be required in the opinion of such firm) at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Legal Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Legal Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Legal Proceeding.

Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Legal Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within twenty (20) Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally judicially determined to not be entitled to indemnification hereunder).

(d) If a claim for indemnification under Section 2.5(a) or 2.5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Legal Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.5(d), (A) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Legal Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity and contribution agreements contained in this Section 2.5 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

(f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with any Permitted Underwritten Offering pursuant to Section 2.1(f) are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(g) The obligations of the Company and Holders under this Section 2.5 shall survive the completion of any resales or dispositions of Registrable Securities pursuant to a Registration Statement under this Section 2 and otherwise.

2.6 Rule 144. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees, for a period of three (3) years following the Closing, to:

(a) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act or, if the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, make and keep current public information available, as those terms are understood and defined in Rule 144, in each case, at all times on and after the date hereof; and

(b) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act or, if the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, that adequate current public information with respect to the Company is available as required by Rule 144, (ii) if requested by the Company’s registrar and transfer agent for the Ordinary Shares or any broker dealer that is selling the Registrable Securities on behalf of any Holder, an opinion of counsel, reasonably acceptable to the registrar and transfer agent and/or such broker dealer, to the effect that the sale is being made in accordance with Rule 144 (provided that the Holder provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the securities may be sold pursuant to such rule) and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration.

2.7 Termination of Registration Rights. The registration rights provided to each Holder under this Section 2 shall terminate upon the earlier to occur of: (a) the date that is (i) two (2) years following the first date on which the Registration Statement registering all of such Holder’s Registrable Securities outstanding on the Closing Date (or the remainder of such Holder’s Registrable Securities outstanding on the Closing Date in the event that such Registrable Securities are registered on more than one Registration Statement pursuant to Section 2.1(a)) became or was declared effective under the Securities Act plus (ii) the aggregate amount of all Suspension Periods (excluding any Suspension Period caused by a Holder POSAM); or (b) such time, in the opinion of counsel to the Company, as all Shares then held by such Holder may be sold to the public without registration under the Securities Act, including under Rule 144 without being subject to any restrictions (including volume limitation, manner of sale and current public information requirements) contained therein. Upon such termination, the Shares held by such Holder shall cease to be “Registrable Securities” hereunder for all purposes. Notwithstanding the foregoing, Sections 2.5, 2.6 and 3 shall survive the termination of such registration rights.

3 Miscellaneous.

3.1 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Company may not assign its rights or obligations hereunder without the prior written consent of the Majority Holders (other than by merger or consolidation or to an entity which acquires the Company, including by way of acquiring all or substantially all of the voting power or assets of the Company, provided that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement). The rights of any Holder hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, may be assigned following the Closing (but only with all related obligations) by a Holder to a transferee or assignee of such Registrable Securities that is an Affiliate of a Holder, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Shares with respect to which such registration rights are being assigned and (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement.

3.2 Amendments and Waivers. The provisions of this Agreement may not be amended, modified, supplemented or waived unless the same shall be in writing and signed by the Company and the Majority Holders. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of some Holders and that does not directly or indirectly affect the rights of other Holders may be given by all Holders to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the first sentence of this Section 3.2. Each Holder acknowledges that the Majority Holders have the power to bind all of the Holders.

3.3 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Legal Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

3.4 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that each of the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

3.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

3.6 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) prior to 5:00 p.m., Pacific Time, on a Business Day, except in the event that the recipient is located outside the United States, in which case notice shall be deemed given and effective on the next Business Day after the date of transmission, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Business Day or later than 5:00 p.m., Pacific Time, on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or in the event the recipient is located outside the United States, five (5) Business Days following the date of mailing, if sent by internationally-recognized overnight delivery service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address and facsimile numbers for such notices and communications shall be as follows:

To the Company (prior to the Closing):

[Azur Pharma Limited]

[Azur Pharma, plc]

45 Fitzwilliam Square

Dublin 2 Ireland

Tel. +353 1 634 4183

Fax. +353 1 634 4170

Attn: David Brabazon

or at such other address and facsimile number as shall be specified by notice to the Holders given in accordance with this Section 3.6.

To the Company (after the Closing):

Jazz Pharmaceuticals, Inc.

3180 Porter Drive

Palo Alto, California 94304

Telephone: +1 650 496-3777

Facsimile No.: +1 650 496-3781

Attention: General Counsel

or at such other address and facsimile number as shall be specified by notice to the Holders given in accordance with this Section 3.6.

To the Holders:

At the respective addresses and facsimile numbers set forth on the signature pages attached hereto (or at such other addresses and facsimile numbers as shall be specified by notice to the Company given in accordance with this Section 3.6).

3.7 Entire Agreement . This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter hereof.

3.8 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

3.9 Adjustments in Share Numbers. In the event of any stock split, subdivision, combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of Ordinary Shares shall be deemed to be amended to appropriately account for such event.

3.10 Remedies. In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

[AZUR PHARMA LIMITED]
[AZUR PHARMA, PLC]

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,

SIGNATURE PAGES OF HOLDERS TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

NAME OF INVESTOR:

[Signature Block]

ADDRESS FOR NOTICE:

Tel:
Fax:

Contact Person:

EXHIBIT A

AZUR INVESTORS

[Exhibit A to list holders of record of Aztec Ordinary Shares as of the date of the Merger Agreement.]

Annex I

PLAN OF DISTRIBUTION

We are registering the ordinary shares issued to the selling shareholders to permit the resale of these shares by the selling shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the ordinary shares. We will bear all fees and expenses incident to our obligation to register the ordinary shares.

Each selling shareholder of the ordinary shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares covered hereby on The NASDAQ Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	an underwritten public offering in which one or more underwriters participate;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part, to the extent permitted by law;

•	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•

put or call options transactions or through the writing or settlement of standardized or over-the-counter options or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	by pledge to secure debts and other obligations;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution, which amended or supplemented prospectus may include the following information to the extent required by law:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the ordinary shares;

•	any delayed delivery arrangements;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The selling shareholders may also sell ordinary shares under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

If underwriters are used in the sale, the ordinary shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of ordinary shares, underwriters may receive compensation from the selling stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. If the selling stockholders use an underwriter or underwriters to effectuate the sale of ordinary shares, we and/or they will execute an underwriting agreement with those underwriters at the time of sale of those ordinary shares. To the extent required by law, the names of the underwriters will be set forth in a supplement to this prospectus or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus, used by the underwriters to sell those securities. The obligations of the underwriters to purchase those ordinary shares will be subject to certain conditions precedent, and unless otherwise specified in a prospectus or a prospectus supplement, the underwriters will be obligated to purchase all the ordinary shares offered by such prospectus or prospectus supplement if any of such ordinary shares are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

From time to time, one or more of the selling shareholders may pledge, hypothecate or grant a security interest in some or all of the ordinary shares owned by them. The pledgees, secured parties, or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling shareholders. The number of a selling shareholder’s ordinary shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling shareholder’s ordinary shares will otherwise remain unchanged.

In connection with the sale of the ordinary shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The selling shareholders may also sell the ordinary shares short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use shares registered on this registration statement to cover short sales of our ordinary shares made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.

The selling shareholders may also sell ordinary shares from time to time through agents. We will name any agent involved in the offer or sale of such shares and will list commissions payable to these agents in a prospectus supplement, if required. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in any required prospectus supplement.

The selling shareholders may sell ordinary shares directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.

A selling shareholders which is an entity my elect to make a pro rata in-kind distribution of the ordinary shares to its members, partners or shareholders. In such event we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the ordinary shares acquired in the distribution. A selling shareholders which is an individual may make gifts of ordinary shares covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

The selling shareholders and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any discounts, commissions or concessions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Each selling shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares. In no event shall any underwriter or broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling shareholders may be entitled to contribution. We may be indemnified by the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders specifically for use in this prospectus, or we may be entitled to contribution.

The selling shareholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

We agreed to use our reasonable best efforts keep the registration statement of which this prospectus is a part effective until the earlier of (i) the date on which the shares may be resold by the selling shareholders without registration and without regard to any volume restrictions by reason of under Rule 144 under the Securities Act or any other rule of similar effect, (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect or (iii) two years from the date the registration statement of which this prospectus is a part was declared effective by the SEC, provided that such two year period is subject to extension for the number of days that the effectiveness of the registration statement of which this prospectus is a part is suspended. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale of ordinary shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of ordinary shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling shareholder will sell any or all of the ordinary shares registered pursuant to the registration statement, of which this prospectus forms a part. In addition, there can be no assurances that any selling shareholder will not transfer, devise or gift the ordinary shares by other means not described in this prospectus.

Once sold under the registration statement, of which this prospectus forms a part, the ordinary shares will be freely tradable in the hands of persons other than our affiliates.

Annex II

Selling Shareholder Notice and Questionnaire

The undersigned holder of ordinary shares (the “Registrable Securities”) of [AZUR PHARMA LIMITED, a limited company formed under the laws of Ireland][AZUR PHARMA, PLC, a public limited company incorporated in Ireland] (the “Company”), understands that the Company has filed or intends to file with the Securities and Exchange SEC (the “SEC”) a registration statement (the “Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) to which this document is attached. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling shareholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act) and be bound by the provisions of the Registration Rights Agreement (including certain indemnification provisions). Holders must complete and deliver this Notice and Questionnaire in order to be named as selling shareholders in the Prospectus.

Certain legal consequences arise from being named as a selling shareholder in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling shareholder in the Registration Statement and the related prospectus.

NOTICE

The undersigned holder (the “Selling Shareholder”) of Registrable Securities hereby elects to include the Registrable Securities owned by it in the Registration Statement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate:

QUESTIONNAIRE

1.	Name.

(a)	Full Legal Name of Selling Shareholder

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by this Questionnaire):

2. Address for Notices to Selling Shareholder:

Telephone:

Fax:

Contact Person:

3. Beneficial Ownership of Registrable Securities:

(a)	Number of Registrable Securities beneficially owned:

(b)	Number of Registrable Securities to be registered pursuant to this Notice for resale:

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes    ☐             No    ☐

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes    ☐             No    ☐

Note:	If “no” to Section 4(b), the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes    ☐            No    ☐

Note:	If yes, provide a narrative explanation below:

(d)	If you are an affiliate of a broker-dealer, do you certify that you purchased the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes    ☐              No    ☐

Note:	If “no” to Section 4(d), the SEC’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Securities of the Company Owned by the Selling Shareholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities.

(a)	Type and amount of other securities beneficially owned by the Selling Shareholder:

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

7. Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex I to the Registration Rights Agreement, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

***********

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing and shall be delivered as set forth in Section 3.6 of the Registration Rights Agreement. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 and the inclusion of such information in the Registration Statement and the related prospectus and any amendments or supplements thereto. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus and any amendments or supplements thereto.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the SEC pursuant to the Securities Act.

The undersigned hereby acknowledges and is advised of the following Compliance and Disclosure Interpretation (“CDI”) of the staff of the Division of Corporation Finance (with respect to Securities Act Sections) regarding short selling:

“239.10 An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date. [Nov. 26, 2008]”

By returning this Questionnaire, the undersigned will be deemed to be aware of the foregoing CDI.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Date:	Holder:

By:
Name:
Title:

PLEASE FAX A COPY (OR EMAIL A .PDF COPY) OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

[—]

[—]

[—]

Annex J

JAZZ PHARMACEUTICALS, INC.

2011 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: OCTOBER 24, 2011

APPROVED BY THE STOCKHOLDERS: [                    , 2011]

1.	GENERAL.

(a) Relationship to 2007 Plan and 2003 Plan. From and after 12:01 a.m. Pacific time on the Effective Date, all outstanding stock awards granted under the Jazz Pharmaceuticals, Inc. 2007 Equity Incentive Plan (the “2007 Plan”), which was the successor to and continuation of the Jazz Pharmaceuticals, Inc. 2003 Equity Incentive Plan (the “2003 Plan”), will remain subject to the terms of the 2007 Plan or the 2003 Plan, as applicable; provided, however, that any shares subject to outstanding stock awards granted under the 2007 Plan or the 2003 Plan that (i) expire or terminate for any reason prior to exercise or settlement, (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or repurchased by the Company or an Affiliate at the original issuance price or (iii) are reacquired by the Company or an Affiliate or withheld (or not issued) to satisfy a tax withholding obligation in connection with an award (the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, and become available for issuance pursuant to Awards granted under this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To effect, at any time and from time to time, with the consent of any adversely affected Participant, (A) the reduction of the exercise price (or strike price) of any outstanding Option or SAR under the Plan, provided this does not reduce the exercise price or strike price below the nominal value of a share of Common Stock; (B) the cancellation of any outstanding Option or SAR under the Plan and the grant in substitution therefor of (1) a new Option or SAR under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (2) a Restricted Stock Award, (3) a Restricted Stock Unit Award, (4) an Other Stock Award, (5) cash and/or (6) other valuable consideration (as determined by the Board, in its sole discretion); or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii) To amend the Plan in any respect the Board deems necessary or advisable. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and any Affiliates and that are not in conflict with the provisions of the Plan or Awards.

(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one or more Officers the authority to do one or both of the following: (i) designate Employees who are providing Continuous Service to the Company or any of its Subsidiaries who are not Officers to be recipients of Options and Stock Appreciation Rights (and, to the extent permitted by applicable law, other Stock Awards) and the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed [        (        )]1 shares (the “Share Reserve”), which number is the sum of (i) five million (5,000,000) shares, plus (ii) an additional number of shares in an amount not to exceed [        (        )]2 shares (which number consists of the Returning Shares, if any, as such shares become available from time to time). In addition, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year for a period of ten (10) years commencing on January 1, 2013 and ending on (and including) January 1, 2022, in an amount equal to the lesser of (i) four and one-half percent (4.5%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year or (ii) five million (5,000,000) shares. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other

[1]	After number of Returning Shares is determined as of the Effective Date, insert total number of shares in the Share Reserve as of the Effective Date.
[2]	Number of Returning Shares is to be determined as of the Effective Date.

applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If (i) any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company or any Affiliate because of the failure to meet a contingency or condition required for the vesting of such shares, or (ii) any shares of Common Stock are cancelled in accordance with the cancellation and regrant provisions of Section 2(b)(v), then the shares that are forfeited, repurchased or canceled shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes pursuant to Section 8(g) or a Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”) or an appreciation distribution in respect of a Stock Appreciation Right is paid in shares of Common Stock, the number of shares subject to the Stock Award that are not delivered to the Participant shall remain available for subsequent issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan.

(c) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be one hundred million (100,000,000) shares of Common Stock.

(d) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, a maximum of two million (2,000,000) shares of Common Stock subject to Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, Stock Appreciation Rights or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Awards are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards shall not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Awards are approved by the Company’s stockholders.

(e) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company or any Affiliate on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees; provided, however, that Nonstatutory Stock Options and SARs may not be granted to Employees who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code, provided that in all cases the exercise price is not less than the nominal value of a share of Common Stock. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below; provided, however, that where shares of Common Stock are issued pursuant to the exercise of an Option the nominal value of each newly issued share is fully paid up. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided, further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right; provided, however, that where shares of Common Stock are issued pursuant to a Stock Appreciation Right the nominal value of each newly issued share is fully paid up.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or any Affiliate, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service (other than for Cause) during which the exercise of the Option or SAR would not be in violation of such registration requirements or five (5) days (that need not be consecutive) after the termination of the Participant’s Continuous Service for Cause, as applicable, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the immediate sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or any Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or any Affiliate, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date five (5) days following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(l) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s (or Affiliate’s, if applicable) then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law; provided, however, that where shares of Common Stock are issued pursuant to a Restricted Stock Award the nominal value of each newly issued share is fully paid up.

(ii) Vesting. Shares of Common Stock awarded under a Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company or any Affiliate may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law; provided, however, that where shares of Common Stock are issued pursuant to a Restricted Stock Unit Award the nominal value of each newly issued share is fully paid up.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may be granted, may vest or may be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained with respect to a Performance Stock Award shall be conclusively determined by the Committee, in its sole discretion; provided, however, that the Board also may make any such determinations to the extent that the Performance Stock Award is not intended to comply with Section 162(m) of the Code. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Performance Stock Awards (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed two million (2,000,000) shares of Common Stock. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained with respect to a Performance Cash Award shall be conclusively determined by the Committee, in its sole discretion; provided, however, that the Board also may make any such determinations to the extent that the Performance Cash Award is not intended to comply with Section 162(m) of the Code. The maximum value that may be paid to any Participant in a calendar year pursuant to Performance Cash Awards shall not exceed fifteen million dollars ($15,000,000). The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Committee and Board Discretion. The Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period with respect to a Performance Stock Award or Performance Cash Award; provided, however, that the Board also retains any such discretion to the extent that the Performance Stock Award or Performance Cash Award is not intended to comply with Section 162(m) of the Code.

(iv) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period, or (b) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in either event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding the satisfaction of any Performance Goals, to the extent specified at the time of grant of an Award to any “covered employee” within the meaning of Section 162(m) of the Code that is intended to qualify as “performance-based compensation” thereunder, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under the Award on account of the satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards; provided, however, that where shares of Common Stock are issued pursuant to an Other Stock Award the nominal value of each newly issued share is fully paid up.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company and any Affiliates shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising a Stock Award. Furthermore, the Company and any Affiliates shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company and any Affiliates have no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate the employment of an Employee with or without notice and with or without cause.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company or an Affiliate may, in its sole discretion, satisfy any federal, state, local or foreign tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s (or Affiliate’s, if applicable) intranet (or other shared electronic medium controlled by the Company (or Affiliate, if applicable) to which the Participant has access).

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the

Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

(k) Clawback Policy. Any amounts paid hereunder shall be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a); (iii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iv) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d) and 6(c)(i); and (v) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in a Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s or any Affiliate’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and any shares of Common Stock subject to the Company’s or any Affiliate’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company or Affiliate notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. Notwithstanding any other provision of the Plan, the Board may take one or more of the following actions in the event of a Corporate Transaction with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction, unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company or any Affiliate in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the

Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company or any Affiliate with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; or

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date.

12.	CHOICE OF LAW.

The laws of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including, for the avoidance of doubt, capitalization of profits or reserves, capital distribution, rights issue, the conversion of one class of share to another or reduction of capital or otherwise. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(f) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company or an Affiliate defining such term and, in the absence of such agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events that has a material negative impact on the business or reputation of the Company or an Affiliate: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or an Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or an Affiliate or of any statutory duty owed to the Company or an Affiliate; (iv) such Participant’s unauthorized use or disclosure of the Company’s or an Affiliate’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company (or an Affiliate, if applicable) in its sole discretion. Any determination by the Company (or an Affiliate, if applicable) that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or Affiliate or such Participant for any other purpose.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company or any Affiliate reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company or any Affiliate, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent

(50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.

For the avoidance of doubt, any one or more of the above events may be effected pursuant to (A) a compromise or arrangement sanctioned by the court under section 201 of the Companies Act 1963 of the Republic of Ireland or (B) section 204 of the Companies Act 1963 of the Republic of Ireland.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include (1) a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company or (2) unless the Board determines otherwise, the creation of a new holding company where the Company becomes a wholly-owned subsidiary of that holding company and the holding company will be owned in substantially the same proportions by the persons who held the Company’s issued shares immediately before such transaction, in which case Stock Awards granted hereunder will be treated as if they were in all respects awards over shares in the holding company but so that (i) the new award shall vest in the same manner as the Stock Award, (ii) the total market value of the new shares subject to the new award shall, immediately after such reorganization, be equal to the total market value of the shares of Common Stock comprised in the Stock Award immediately prior to such reorganization, (iii) the new award shall be subject to performance conditions that shall be at least equivalent (as determined by the Board) to the Performance Goals, if any, attaching to the Stock Award, (iv) the new shares shall have the same rights attaching thereto as the shares of Common Stock in the Company, and (v) the new award shall be deemed to have been granted as at the date of grant of the Stock Award, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Jazz Pharmaceuticals, Inc., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. Except as provided in the following sentence, a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. Notwithstanding the foregoing, unless the Board or the Compensation Committee of the Board agrees otherwise in writing, in the event a Participant’s service as an Employee or Consultant terminates and upon such termination, the only capacity in which the Participant continues to render service to the Company is as a Director, then such Participant’s Continuous Service shall be considered to have terminated on the date of such termination of employment or termination of service as a Consultant, as the case may be, and regardless of whether such Participant continues to render service to the Company as a Director following such termination. To the extent permitted by law, the Board or the chief executive officer of the Company (or an Affiliate, if applicable), in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the chief executive officer of the Company (or an Affiliate, if applicable), including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s (or Affiliate’s, if applicable) leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

For the avoidance of doubt, any one or more of the above events may be effected pursuant to (A) a compromise or arrangement sanctioned by the court under section 201 of the Companies Act 1963 of the Republic of Ireland or (B) section 204 of the Companies Act 1963 of the Republic of Ireland.

Notwithstanding the foregoing or any other provision of this Plan, unless the Board determines otherwise, the term Corporate Transaction shall not include the creation of a new holding company where the Company becomes a wholly-owned subsidiary of that holding company and the holding company will be owned in substantially the same proportions by the persons who held the Company’s issued shares immediately before such transaction (in which case Stock Awards granted hereunder will be treated as set out in the second paragraph after part (v) of the definition of Change in Control above).

(o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of this Plan document, which is immediately prior to the effective time of the merger between Jazz Pharmaceuticals, Inc. and Azur Pharma Limited pursuant to the Agreement and Plan of Merger and Reorganization dated September 19, 2011, provided that the Plan is approved by the stockholders of the Company prior to such merger and such merger is consummated.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) “Performance Criteria” means, with respect to a Performance Stock Award or Performance Cash Award, the one or more criteria that the Committee shall select for purposes of establishing the Performance Goals for a Performance Period; provided, however, that the Board also may select any such criteria to the extent that the Performance Stock Award or Performance Cash Award is not intended to comply with Section 162(m) of the Code. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Committee (or Board, if applicable): (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets (including volume-based measures); (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; and (xxxiii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Committee or Board.

(ll) “Performance Goals” means, with respect to a Performance Stock Award or Performance Cash Award, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria; provided, however, that the Board also may establish any such goals to the extent that the Performance Stock Award or Performance Cash Award is not intended to comply with Section 162(m) of the Code. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Committee (or the Board to the extent that an Award is not intended to comply with Section 162(m) of the Code), (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Committee (or Board, if applicable) shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.

(mm) “Performance Period” means, with respect to a Performance Stock Award or Performance Cash Award, the period of time selected by the Committee over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of the Performance Stock Award or Performance Cash Award; provided, however, that the Board also may select any such period to the extent that the Performance Stock Award or Performance Cash Award is not intended to comply with Section 162(m) of the Code. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Committee (or the Board, if applicable).

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo) “Plan” means this Jazz Pharmaceuticals, Inc. 2011 Equity Incentive Plan.

(pp) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu) “Securities Act” means the Securities Act of 1933, as amended.

(vv) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(ww) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(xx) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(yy) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(zz) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(aaa) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Annex K

JAZZ PHARMACEUTICALS, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MAY 1, 2007

APPROVED BY THE STOCKHOLDERS: MAY 9, 2007

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: SEPTEMBER 29, 2010

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: OCTOBER 24, 2011

APPROVED BY THE STOCKHOLDERS: [            , 2011]

1.	GENERAL.

(a) The purpose of the Plan is to provide a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan is intended to permit the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.

(b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2.	ADMINISTRATION.

(a) The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering comprised of such Purchase Rights (which need not be identical).

(ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Purchase Rights fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under it.

(v) To suspend or terminate the Plan at any time as provided in Section 13.

(vi) To amend the Plan at any time as provided in Section 13.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

(viii) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.	SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

(a) Subject to the provisions of Section 12(a) relating to Capitalization Adjustments, the shares of Common Stock that may be sold pursuant to Purchase Rights shall not exceed in the aggregate [                     (                     )]1 shares of Common Stock. In addition, the number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year for a period of ten (10) years commencing on January 1, 2013 and ending on (and including) January 1, 2022, in an amount equal to the lesser of (i) one and one-half percent (1.5%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year or (ii) one million (1,000,000) shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(b) If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

(c) The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company or any Affiliate on the open market or otherwise.

4.	GRANT OF PURCHASE RIGHTS; OFFERING.

(a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) shall be exercised.

[1]

Insert total number of shares in the share reserve as of the closing of the merger, which will be equal to (i) 560,000 new shares, plus (ii) the number of shares remaining available for issuance in the share reserve as of immediately prior to the closing of the merger.

(c) The Board shall have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on any Purchase Date within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering shall terminate immediately following the purchase of shares of Common Stock on such Purchase Date, and (ii) Participants in such terminated Offering shall be automatically enrolled in a new Offering beginning on the first day following such Purchase Date.

5.	ELIGIBILITY.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is at least twenty (20) hours per week and at least five (5) months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.

(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

(c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

(d) As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.	PURCHASE RIGHTS; PURCHASE PRICE.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding fifteen percent (15%) of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

(b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date;

provided, however, that in all cases the purchase price is not less than the nominal value of a share of Common Stock on the applicable Purchase Date.

7.	PARTICIPATION; WITHDRAWAL; TERMINATION.

(a) A Participant may elect to authorize payroll deductions pursuant to an Offering under the Plan by completing and delivering to the Company, within the time specified in the Offering, an enrollment form (in such form as the Company may provide). Each such enrollment form shall authorize an amount of Contributions expressed as a percentage of the submitting Participant’s earnings (as defined in each Offering) during the Offering (not to exceed the maximum percentage specified by the Board). Each Participant’s Contributions shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions after the beginning of the Offering. To the extent provided in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to making Contributions by payroll deductions, a Participant may make Contributions through the payment by cash or check prior to each Purchase Date of the Offering.

(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided otherwise in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the Participant) under the Offering, and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new enrollment form in order to participate in subsequent Offerings.

(c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated Contributions (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering.

(d) Purchase Rights shall not be transferable by a Participant except by will, the laws of descent and distribution, or by a beneficiary designation as provided in Section 10. During a Participant’s lifetime, Purchase Rights shall be exercisable only by such Participant.

(e) Unless otherwise specified in an Offering, the Company shall have no obligation to pay interest on Contributions.

8.	EXERCISE OF PURCHASE RIGHTS.

(a) On each Purchase Date during an Offering, each Participant’s accumulated Contributions shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.

(b) If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering, then such remaining amount shall be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 7(b), or is not eligible to participate in such Offering, as provided in Section 5, in which case such amount shall be distributed to such Participant after the final Purchase Date, without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one (1) whole share of Common Stock on the final Purchase Date of the Offering, then such remaining amount shall be distributed in full to such Participant at the end of the Offering without interest.

(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights or any Offering shall be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such Contributions have been used to acquire shares of Common Stock) shall be distributed to the Participants without interest.

9.	COVENANTS OF THE COMPANY.

The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights. If, after commercially reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

10.	DESIGNATION OF BENEFICIARY.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering. Any such designation shall be on a form provided by or otherwise acceptable to the Company.

(b) The Participant may change such designation of beneficiary at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.	MISCELLANEOUS PROVISIONS.

(a) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.

(b) The provisions of the Plan shall be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

(c) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights shall constitute general funds of the Company.

(d) A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

12.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

(a) In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding

Offerings and Purchase Rights, and (iv) the class(es) and number of securities imposed by purchase limits under each ongoing Offering. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then the Participants’ accumulated Contributions shall be used to purchase shares of Common Stock within ten (10) business days prior to the Corporate Transaction under any ongoing Offerings, and the Participants’ Purchase Rights under the ongoing Offerings shall terminate immediately after such purchase.

13.	AMENDMENT, TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 12(a) relating to Capitalization Adjustments, stockholder approval shall be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights under the Plan, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.

(b) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

(c) Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan shall not be impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date of the Plan, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

14.	EFFECTIVE DATE OF PLAN.

The Plan became effective on May 31, 2007.

15.	DEFINITIONS.

As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Board” means the Board of Directors of the Company.

(b) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the effective date of the Plan without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including, for the avoidance of doubt, capitalization of profits or reserves, capital distribution, rights issue, the conversion of one class of share to another or reduction of capital or otherwise. Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means a committee of one (1) or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Jazz Pharmaceuticals, Inc., a Delaware corporation.

(g) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering, that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account, if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

(h) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

For the avoidance of doubt, any one or more of the above events may be effected pursuant to (A) a compromise or arrangement sanctioned by the court under section 201 of the Companies Act 1963 of the Republic of Ireland or (B) section 204 of the Companies Act 1963 of the Republic of Ireland.

Notwithstanding the foregoing or any other provision of this Plan, unless the Board determines otherwise, the term Corporate Transaction shall not include the creation of a new holding company where the Company becomes a wholly-owned subsidiary of that holding company and the holding company will be owned in substantially the same proportions by the persons who held the Company’s issued shares immediately before such transaction (in which case Purchase Rights granted hereunder will be treated as if they were in all respects purchase rights over shares in the holding company but so that (i) the new purchase right shall vest in the same manner as the Purchase Right; (ii) the total market value of the new shares subject to the new purchase right shall, immediately after such reorganization, be equal to the total market value of the shares of Common Stock comprised in the Purchase Right immediately prior to such reorganization; (iii) the new shares shall have the same rights attaching thereto as the shares of Common Stock in the Company; and (iv) the new purchase right shall be deemed to have been granted as at the date of grant of the Purchase Right).

(i) “Director” means a member of the Board.

(j) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(k) “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(l) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value shall be the closing selling price (or closing bid if no sales were reported) on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith.

(o) “Offering” means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

(p) “Offering Date” means a date selected by the Board for an Offering to commence.

(q) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r) “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

(s) “Plan” means this Jazz Pharmaceuticals Inc. 2007 Employee Stock Purchase Plan.

(t) “Purchase Date” means one or more dates during an Offering established by the Board on which Purchase Rights shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

(u) “Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(v) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(w) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code.

(x) “Securities Act” means the Securities Act of 1933, as amended.

(y) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including the Nasdaq Global Select Market or the Nasdaq Global Market, is open for trading.

. IMPORTANT SPECIAL MEETING INFORMATION Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, December 12, 2011 Vote by Internet Log on to the Internet and go to www.investorvote.com/JAZZ Follow the steps outlined on the secured website. Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. X Special Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3, 4, 5 and 6. 1. To adopt the Agreement and Plan of Merger and Reorganization, or the merger agreement, dated as of September 19, 2011, by and among Jazz Pharmaceuticals, Inc., Azur Pharma Public Limited Company (formerly Azur Pharma Limited), a public limited company formed under the laws of Ireland, Jaguar Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Azur Pharma Public Limited Company, and Seamus Mulligan, solely in his capacity as the representative for the Azur Pharma Public Limited Company securityholders, and to approve the merger contemplated thereby. For Against Abstain For Against Abstain + For Against Abstain 2. To approve, on an advisory basis, certain compensatory arrangements between Jazz Pharmaceuticals, Inc. and its named executive officers relating to the merger contemplated by the merger agreement, as described in the accompanying proxy statement/prospectus. For Against Abstain 3. To approve the Jazz Pharmaceuticals, Inc. 2011 Equity Incentive Plan. For Against Abstain 4. To approve the amendment and restatement of the Jazz Pharmaceuticals, Inc. 2007 Employee Stock Purchase Plan. B Non-Voting Items Change of Address — Please print your new address below. 5. To approve the creation or increase of “distributable reserves” of Jazz Pharmaceuticals plc, which are required under Irish law in order to allow Jazz Pharmaceuticals plc to make distributions and to pay dividends and repurchase or redeem shares following completion of the merger contemplated by the merger agreement, as described in the accompanying proxy statement/prospectus. For Against Abstain 6. To approve the adjournment of the Jazz Pharmaceuticals, Inc. special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes at the time of the Jazz Pharmaceuticals, Inc. special meeting to adopt the merger agreement and approve the merger contemplated by the merger agreement. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. +

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — JAZZ PHARMACEUTICALS, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS OF JAZZ PHARMACEUTICALS, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 12, 2011. The undersigned hereby appoints Bruce C. Cozadd, Kathryn E. Falberg and Carol A. Gamble, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Jazz Pharmaceuticals, Inc. (the “Company”) that the undersigned may be entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company’s principal executive offices located at 3180 Porter Drive, Palo Alto, California 94304, on Monday, December 12, 2011 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. (Items to be voted apprear on reverse side.)